FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-206677-06

PROSPECTUS

$833,512,000 (Approximate)

WELLS FARGO COMMERCIAL MORTGAGE TRUST 2016-C35

(Central Index Key Number 0001676734)

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

(Central Index Key Number 0000850779)

as Depositor

Rialto Mortgage Finance, LLC

(Central Index Key Number 0001592182)

Barclays Bank PLC

(Central Index Key Number 0000312070)

Wells Fargo Bank, National Association

(Central Index Key Number 0000740906)

UBS Real Estate Securities Inc.

(Central Index Key Number 0001541886)

C-III Commercial Mortgage LLC

(Central Index Key Number 0001541214)

National Cooperative Bank, N.A.

(Central Index Key Number 0001577313)

Basis Real Estate Capital II, LLC
(Central Index Key Number 0001542105)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2016-C35

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2016-C35 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class A-4FL, Class A-4FX, Class X-D, Class D, Class E, Class F, Class G and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named Wells Fargo Commercial Mortgage Trust 2016-C35. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in August 2016. The rated final distribution date for the certificates is July 2048.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$47,834,000		1.3920%	Fixed(5)	February 2021
Class A-2	$58,672,000		2.4950%	Fixed(5)	June 2021
Class A-3	$265,000,000		2.6740%	Fixed(5)	June 2026
Class A-4	$227,377,000		2.9310%	Fixed(5)	June 2026
Class A-SB	$67,132,000		2.7880%	Fixed(5)	October 2025
Class A-S	$69,045,000		3.1840%	Fixed(5)	July 2026
Class X-A	$785,060,000	(6)	2.1731%	Variable(7)	NAP
Class X-B	$98,452,000	(8)	1.0988%	Variable(9)	NAP
Class B	$49,865,000		3.4380%	Fixed(5)	July 2026
Class C	$48,587,000		4.1760%	WAC Cap(10)	July 2026
(Footnotes on table on pages 3 and 4)

You should carefully consider the risk factors beginning on page 61 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, Barclays Capital Inc., UBS Securities LLC, Academy Securities, Inc. and SG Americas Securities, LLC will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC, Barclays Capital Inc. and UBS Securities LLC are acting as co-lead managers and joint bookrunners in the following manner: Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to approximately 66.1% of each class of offered certificates, Barclays Capital Inc. is acting as sole bookrunning manager with respect to approximately 20.7% of each class of offered certificates and UBS Securities LLC is acting as sole bookrunning manager with respect to approximately 13.2% of each class of offered certificates. Academy Securities, Inc. and SG Americas Securities, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about July 28, 2016. Wells Fargo Commercial Mortgage Securities, Inc. expects to receive from this offering approximately 116.5% of the aggregate certificate balance of the offered certificates, plus accrued interest from July 1, 2016, before deducting expenses payable to the depositor.

Wells Fargo Securities Co-Lead Manager and Joint Bookrunner	Barclays Co-Lead Manager and Joint Bookrunner	UBS Securities LLC Co-Lead Manager and Joint Bookrunner

Academy Securities Co-Manager		Societe Generale Co-Manager

July 18, 2016

Wells Fargo Commercial Mortgage Trust 2016-C35

Commercial Mortgage Pass-Through Certificates, Series 2016-C35

Washington
1 property
$4,600,000
0.4% of total
Montana
1 property
$3,664,000
0.4% of total
Iowa
1 property
$6,049,208
0.6% of total
Minnesota
1 property
$17,750,000
1.7% of total
Wisconsin
1 property
$59,500,000
5.8% of total
Illinois
9 properties
$18,566,685
1.8% of total
Michigan
8 properties
$35,969,011
3.5% of total
New York
12 properties
$43,820,963
4.3% of total
New Hampshire
2 properties
$67,260,000
6.6% of total
Indiana
10 properties
$69,947,642
6.8% of total
Pennsylvania
2 properties
$24,061,858
2.4% of total
Utah
1 property
$2,450,000
0.2% of total
Massachusetts
1 property
$1,540,000
0.2% of total
Ohio
12 properties
$53,992,798
5.3% of total
Rhode Island
1 property
$21,725,376
2.1% of total
Nevada
1 property
$4,800,000
0.5% of total
Connecticut
1 property
$25,600,000
2.5% of total
Delaware
2 properties
$24,190,559
2.4% of total
Maryland
1 property
$7,421,231
0.7% of total
California
12 properties
$138,743,593
13.6% of total
Virginia
1 property
$24,460,000
2.4% of total
Arizona
3 properties
$19,315,778
1.9% of total
South Carolina
3 properties
$4,528,808
0.4% of total
North Carolina
7 properties
$13,509,600
1.3% of total
Colorado
2 properties
$14,063,149
1.4% of total
Georgia
5 properties
$77,691,573
7.6% of total
Kansas
1 property
$25,000,000
2.4% of total
Louisiana
5 properties
$12,360,000
1.2% of total
Tennessee
6 properties
$24,489,119
2.4% of total
Oklahoma
1 property
$6,667,550
0.7% of total
Florida
8 properties
$36,088,601
3.5% of total
Texas
12 properties
$67,784,834
6.6% of total
Arkansas
1 property
$41,947,448
4.1% of total
Alabama
4 properties
$16,161,383
1.6% of total
Kentucky
1 property
$7,158,843
0.7% of total
Percentage of Cut-Off Date Balance
<1.0%
1.0% – 5.0%
5.1% – 13.6%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
A-1	$47,834,000		30.000%	1.3920%	Fixed(5)	February 2021	2.54	08/16 – 02/21
A-2	$58,672,000		30.000%	2.4950%	Fixed(5)	June 2021	4.81	02/21 – 06/21
A-3	$265,000,000		30.000%	2.6740%	Fixed(5)	June 2026	9.76	10/25 – 06/26
A-4	$227,377,000		30.000%	2.9310%	Fixed(5)	June 2026	9.88	06/26 – 06/26
A-SB	$67,132,000		30.000%	2.7880%	Fixed(5)	October 2025	7.12	06/21 – 10/25
A-S	$69,045,000		23.250%	3.1840%	Fixed(5)	July 2026	9.90	06/26 – 07/26
X-A	$785,060,000	(6)	NAP	2.1731%	Variable(7)	NAP	NAP	NAP
X-B	$98,452,000	(8)	NAP	1.0988%	Variable(9)	NAP	NAP	NAP
B	$49,865,000		18.375%	3.4380%	Fixed(5)	July 2026	9.96	07/26 – 07/26
C	$48,587,000		13.625%	4.1760%	WAC Cap(10)	July 2026	9.96	07/26 – 07/26
Non-Offered Certificates
A-4FL	$50,000,000	(12)	30.000%	LIBOR + 1.0500%	Floating(13)	June 2026	9.88	06/26 – 06/26
A-4FX	$0	(12)	30.000%	2.9310%	Fixed(5)	June 2026	9.88	06/26 – 06/26
X-D	$56,258,000	(14)	NAP	1.7590%	Variable(15)	NAP	NAP	NAP
D	$56,258,000		8.125%	3.1420%	Fixed(5)	July 2026	9.96	07/26 – 07/26
E	$21,736,000		6.000%	4.9010%	WAC(11)	July 2026	9.96	07/26 – 07/26
F	$11,508,000		4.875%	4.9010%	WAC(11)	July 2026	9.96	07/26 – 07/26
G	$49,865,609		0.000%	4.9010%	WAC(11)	July 2026	9.96	07/26 – 07/26
R(16)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-4FL, Class A-4FX and Class A-SB certificates, are represented in the aggregate. No class of certificates will provide any credit support to the Class A-4FL certificates for any failure by the swap counterparty to make the payment under the swap contract.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.

(5)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, A-4FX, Class A-SB, Class A-S, Class B and Class D certificates and the Class A-4FX regular interest will, in each case, be a fixed rate per annum (described in the table as “Fixed”) equal to the pass-through rate set forth opposite such class in the table.

(6)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates and the Class A-4FX regular interest. The Class X-A certificates will not be entitled to distributions of principal.

(7)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates and the Class A-4FX regular interest for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)  The pass-through rate for the Class C certificates for any distribution date will be a variable rate per annum (described in the table as “WAC Cap”) equal to the lesser of (a) a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)  The pass-through rates for the Class E, Class F and Class G certificates for any distribution date will, in each case, be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)  The aggregate certificate balance of the Class A-4FL and Class A-4FX certificates will at all times equal the certificate balance of the Class A-4FX regular interest. The certificate balance of the Class A-4FX certificates will initially be $0. The approximate initial certificate balance of the Class A-4FX regular interest is $50,000,000.

(13)  The pass-through rate for the Class A-4FL certificates will be a per annum rate equal to LIBOR plus 1.0500%; provided, however, that under certain circumstances, the pass-through rate on the Class A-4FL certificates may convert to the pass-through rate applicable to the Class A-4FX regular interest. The initial LIBOR rate will be determined two LIBOR business days prior to the closing date, and subsequent LIBOR rates for the Class A-4FL certificates will be determined two LIBOR business days before the start of the related interest accrual period.

(14)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.

(15)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(16)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class A-4FL, Class A-4FX, Class X-D, Class D, Class E, Class F, Class G and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	15
Summary of Terms	23
Risk Factors	61
The Certificates May Not Be a Suitable Investment for You	61
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	61
Risks Related to Market Conditions and Other External Factors	61
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	61
Other Events May Affect the Value and Liquidity of Your Investment	62
Risks Relating to the Mortgage Loans	62
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	62
Risks of Commercial and Multifamily Lending Generally	63
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	65
General	65
A Tenant Concentration May Result in Increased Losses	65
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	66
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	66
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	67
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	67
Early Lease Termination Options May Reduce Cash Flow	68
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	69
Office Properties Have Special Risks	69
Retail Properties Have Special Risks	70
Multifamily Properties Have Special Risks	72
Residential Cooperative Properties Have Special Risks	74
Self Storage Properties Have Special Risks	79
Hotel Properties Have Special Risks	80
Mixed Use Properties Have Special Risks	82
Risks Relating to Affiliation with a Franchise or Hotel Management Company	82
Manufactured Housing Community Properties Have Special Risks	83
Industrial Properties Have Special Risks	84
Condominium Ownership May Limit Use and Improvements	85
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	87
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	87
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	89
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	90
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	91
Risks Related to Zoning Non-Compliance and Use Restrictions	93

Risks Relating to Inspections of Properties	95
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	95
Insurance May Not Be Available or Adequate	95
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	96
Terrorism Insurance May Not Be Available for All Mortgaged Properties	97
Risks Associated with Blanket Insurance Policies or Self-Insurance	98
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	99
Limited Information Causes Uncertainty	99
Historical Information	99
Ongoing Information	99
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	100
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	101
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	101
Static Pool Data Would Not Be Indicative of the Performance of this Pool	102
Appraisals May Not Reflect Current or Future Market Value of Each Property	103
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	105
The Borrower’s Form of Entity May Cause Special Risks	106
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	108
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	109
Other Financings or Ability to Incur Other Indebtedness Entails Risk	110
Tenancies-in-Common May Hinder Recovery	112
Risks Relating to Enforceability of Cross-Collateralization	113
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	113
Risks Associated with One Action Rules	114
State Law Limitations on Assignments of Leases and Rents May Entail Risks	114
Various Other Laws Could Affect the Exercise of Lender’s Rights	114
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	115
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	115
Risks Related to Ground Leases and Other Leasehold Interests	116
Increases in Real Estate Taxes May Reduce Available Funds	118
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	118
Risks Related to Conflicts of Interest	118
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	118
The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers	121
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	121
Potential Conflicts of Interest of the Master Servicers and the Special Servicers	125

Potential Conflicts of Interest of the Operating Advisor	128
Potential Conflicts of Interest of the Asset Representations Reviewer	129
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	130
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	134
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	135
Other Potential Conflicts of Interest May Affect Your Investment	135
Other Risks Relating to the Certificates	136
The Certificates Are Limited Obligations	136
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	136
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	136
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	139
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	141
General	141
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	142
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	144
Losses and Shortfalls May Change Your Anticipated Yield	145
Risk of Early Termination	145
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	146
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	146
You Have Limited Voting Rights	146
The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment	147
You Have Limited Rights to Replace the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	149
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	150
Risks Relating to Modifications of the Mortgage Loans	152
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	153
Risks Relating to Interest on Advances and Special Servicing Compensation	153
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	154
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	154

The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	156
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	156
Tax Considerations Relating to Foreclosure	156
REMIC Status	157
Material Federal Tax Considerations Regarding Original Issue Discount	157
Description of the Mortgage Pool	158
General	158
Certain Calculations and Definitions	160
Definitions	160
Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives	172
Mortgage Pool Characteristics	176
Overview	176
Property Types	178
Retail Properties	178
Hotel Properties	179
Multifamily Properties	181
Office Properties	181
Industrial Properties	182
Self Storage Properties	182
Mixed Use Properties	182
Manufactured Housing Community Properties	182
Specialty Use Concentrations	183
Mortgage Loan Concentrations	184
Top Fifteen Mortgage Loans	184
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	185
Geographic Concentrations	188
Mortgaged Properties With Limited Prior Operating History	189
Tenancies-in-Common; Crowd Funding	189
Delaware Statutory Trusts	189
Condominium Interests	190
Residential Cooperatives	191
Fee & Leasehold Estates; Ground Leases	191
Environmental Considerations	191
Redevelopment, Renovation and Expansion	195
Assessment of Property Value and Condition	197
Litigation and Other Considerations	198
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	199
Tenant Issues	202
Tenant Concentrations	202
Lease Expirations and Terminations	203
Expirations	203
Terminations	204
Other	204
Purchase Options and Rights of First Refusal	205
Affiliated Leases	206
Insurance Considerations	207
Use Restrictions	208
Appraised Value	209
Non-Recourse Carveout Limitations	210
Real Estate and Other Tax Considerations	211

Delinquency Information	211
Certain Terms of the Mortgage Loans	211
Amortization of Principal	211
Due Dates; Mortgage Rates; Calculations of Interest	212
Prepayment Protections and Certain Involuntary Prepayments	213
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	215
Defeasance	216
Releases; Partial Releases	217
Escrows	219
Mortgaged Property Accounts	220
Exceptions to Underwriting Guidelines	222
Additional Indebtedness	224
General	224
Whole Loans	225
Mezzanine Indebtedness	225
Other Unsecured Indebtedness	227
Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives	228
The Whole Loans	230
General	230
The Serviced Whole Loans	233
The Kroger (Roundy’s) Distribution Center Whole Loan	233
The Mall at Turtle Creek Whole Loan	238
The Non-Serviced Whole Loans	243
The Mall at Rockingham Park Whole Loan	243
The In-Rel 8 Whole Loan	253
The Servicing Shift Whole Loan	258
Additional Information	264
Transaction Parties	264
The Sponsors and Mortgage Loan Sellers	264
Rialto Mortgage Finance, LLC	265
General	265
Rialto Mortgage’s Securitization Program	265
Rialto Mortgage’s Underwriting Standards and Loan Analysis	265
Review of Mortgage Loans for Which Rialto Mortgage is the Sponsor	270
Compliance with Rule 15Ga-1 under the Exchange Act	272
Retained Interests in This Securitization	272
Barclays Bank PLC	272
General	272
Barclays’ Securitization Program	272
Review of Barclays Mortgage Loans	274
Barclays’ Underwriting Guidelines and Processes	276
Exceptions to Barclays’ Disclosed Underwriting Guidelines	279
Compliance with Rule 15Ga-1 under the Exchange Act	279
Retained Interests in This Securitization.	279
RAIT’s Underwriting Guidelines and Processes	280
Wells Fargo Bank, National Association	285
General	285
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	285
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	286
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	291
Compliance with Rule 15Ga-1 under the Exchange Act	293

Retained Interests in This Securitization	296
UBS Real Estate Securities Inc.	296
General	296
UBSRES’ Securitization Program	296
Review of the UBSRES Mortgage Loans	297
UBSRES’ Underwriting Standards	299
Exceptions	301
Litigation	302
Retained Interests in This Securitization	302
C-III Commercial Mortgage LLC	302
General	302
C3CM’s Underwriting Guidelines and Processes	304
C3CM Mortgage Loan Originated by Parties Other Than C3CM	310
Exceptions	310
Review of Mortgage Loans for Which C3CM is the Sponsor	310
Compliance with Rule 15Ga-1 under the Exchange Act	312
Retained Interests in This Securitization	312
National Cooperative Bank, N.A.	312
General	312
National Cooperative Bank, N.A.’s Securitization Program	313
National Cooperative Bank, N.A.’s Underwriting Standards and Processes	314
Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor	318
Compliance with Rule 15Ga-1 under the Exchange Act	320
Retained Interests in This Securitization	320
Basis Real Estate Capital II, LLC	321
General	321
Basis’ Securitization Program	321
Basis’ Underwriting Standards and Processes	322
Review of Mortgage Loans for Which Basis Real Estate Capital is the Sponsor	327
Compliance with Rule 15Ga-1 under the Exchange Act	328
Retained Interests in This Securitization	329
The Depositor	329
The Issuing Entity	330
The Trustee	330
The Certificate Administrator	331
The Master Servicers	334
Wells Fargo Bank, National Association	334
National Cooperative Bank, N.A.	338
The Special Servicers	342
CWCapital Asset Management LLC	342
National Cooperative Bank, N.A.	346
Affiliated Servicer	349
The Operating Advisor and Asset Representations Reviewer	352
Description of the Certificates	354
General	354
Distributions	356
Method, Timing and Amount	356
Available Funds	357
Priority of Distributions	358
Pass-Through Rates	362
Interest Distribution Amount	364

Principal Distribution Amount	364
Certain Calculations with Respect to Individual Mortgage Loans	366
Application Priority of Mortgage Loan Collections or Whole Loan Collections	368
Allocation of Yield Maintenance Charges and Prepayment Premiums	370
Assumed Final Distribution Date; Rated Final Distribution Date	372
Prepayment Interest Shortfalls	373
Subordination; Allocation of Realized Losses	374
Reports to Certificateholders; Certain Available Information	377
Certificate Administrator Reports	377
Information Available Electronically	383
Voting Rights	388
Delivery, Form, Transfer and Denomination	388
Book-Entry Registration	388
Definitive Certificates	392
Certificateholder Communication	392
Access to Certificateholders’ Names and Addresses	392
Requests to Communicate	392
List of Certificateholders	393
Description of the Mortgage Loan Purchase Agreements	393
General	393
Dispute Resolution Provisions	403
Asset Review Obligations	403
Pooling and Servicing Agreement	403
General	403
Assignment of the Mortgage Loans	404
Servicing Standard	404
Subservicing	406
Advances	407
P&I Advances	407
Servicing Advances	408
Nonrecoverable Advances	409
Recovery of Advances	410
Accounts	412
Withdrawals from the Collection Accounts	414
Servicing and Other Compensation and Payment of Expenses	417
General	417
Master Servicing Compensation	421
Special Servicing Compensation	424
Disclosable Special Servicer Fees	428
Certificate Administrator and Trustee Compensation	429
Operating Advisor Compensation	429
Asset Representations Reviewer Compensation	430
CREFC® Intellectual Property Royalty License Fee	431
Appraisal Reduction Amounts	431
Maintenance of Insurance	438
Modifications, Waivers and Amendments	441
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	445
Inspections	446
Collection of Operating Information	447
Special Servicing Transfer Event	447
Asset Status Report	450
Realization Upon Mortgage Loans	453
Sale of Defaulted Loans and REO Properties	455

The Directing Certificateholder	458
General	458
Major Decisions	460
Asset Status Report	463
Replacement of a Special Servicer	463
Control Termination Event and Consultation Termination Event	463
Servicing Override	465
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans	466
Limitation on Liability of Directing Certificateholder	467
The Operating Advisor	467
General	467
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	468
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	469
Recommendation of the Replacement of a Special Servicer	471
Eligibility of Operating Advisor	471
Other Obligations of Operating Advisor	472
Delegation of Operating Advisor’s Duties	473
Termination of the Operating Advisor With Cause	473
Rights Upon Operating Advisor Termination Event	474
Waiver of Operating Advisor Termination Event	474
Termination of the Operating Advisor Without Cause	475
Resignation of the Operating Advisor	475
Operating Advisor Compensation	475
The Asset Representations Reviewer	476
Asset Review	476
Asset Review Trigger	476
Asset Review Vote	477
Review Materials	478
Asset Review	479
Eligibility of Asset Representations Reviewer	481
Other Obligations of Asset Representations Reviewer	481
Delegation of Asset Representations Reviewer’s Duties	482
Asset Representations Reviewer Termination Events	482
Rights Upon Asset Representations Reviewer Termination Event	483
Termination of the Asset Representations Reviewer Without Cause	483
Resignation of Asset Representations Reviewer	484
Asset Representations Reviewer Compensation	484
Replacement of a Special Servicer Without Cause	484
Termination of a Master Servicer or Special Servicer for Cause	488
Servicer Termination Events	488
Rights Upon Servicer Termination Event	489
Waiver of Servicer Termination Event	491
Resignation of a Master Servicer or Special Servicer	491
Limitation on Liability; Indemnification	492
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	495
Dispute Resolution Provisions	496
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	496
Repurchase Request Delivered by a Party to the PSA	496
Resolution of a Repurchase Request	497

Mediation and Arbitration Provisions	499
Servicing of the Non-Serviced Mortgage Loans	500
Rating Agency Confirmations	507
Evidence as to Compliance	509
Limitation on Rights of Certificateholders to Institute a Proceeding	510
Termination; Retirement of Certificates	511
Amendment	512
Resignation and Removal of the Trustee and the Certificate Administrator	515
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	516
Certain Legal Aspects of Mortgage Loans	516
California	516
General	517
Types of Mortgage Instruments	517
Leases and Rents	518
Personalty	518
Foreclosure	519
General	519
Foreclosure Procedures Vary from State to State	519
Judicial Foreclosure	519
Equitable and Other Limitations on Enforceability of Certain Provisions	519
Nonjudicial Foreclosure/Power of Sale	520
Public Sale	520
Rights of Redemption	521
Anti-Deficiency Legislation	522
Leasehold Considerations	522
Cooperative Shares	523
Bankruptcy Laws	523
Environmental Considerations	529
General	529
Superlien Laws	530
CERCLA	530
Certain Other Federal and State Laws	530
Additional Considerations	531
Due-on-Sale and Due-on-Encumbrance Provisions	531
Subordinate Financing	531
Default Interest and Limitations on Prepayments	532
Applicability of Usury Laws	532
Americans with Disabilities Act	532
Servicemembers Civil Relief Act	533
Anti-Money Laundering, Economic Sanctions and Bribery	533
Potential Forfeiture of Assets	534
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	534
Pending Legal Proceedings Involving Transaction Parties	538
Use of Proceeds	538
Yield and Maturity Considerations	538
Yield Considerations	538
General	538
Rate and Timing of Principal Payments	538
Losses and Shortfalls	540
Certain Relevant Factors Affecting Loan Payments and Defaults	540
Delay in Payment of Distributions	541
Yield on the Certificates with Notional Amounts	541

Weighted Average Life	542
Pre-Tax Yield to Maturity Tables	546
Material Federal Income Tax Considerations	550
General	550
Qualification as a REMIC	551
Status of Offered Certificates	553
Taxation of Regular Interests	553
General	553
Original Issue Discount	553
Acquisition Premium	556
Market Discount	556
Premium	557
Election To Treat All Interest Under the Constant Yield Method	557
Treatment of Losses	558
Yield Maintenance Charges and Prepayment Premiums	558
Sale or Exchange of Regular Interests	559
Taxes That May Be Imposed on a REMIC	559
Prohibited Transactions	559
Contributions to a REMIC After the Startup Day	560
Net Income from Foreclosure Property	560
Bipartisan Budget Act of 2015	561
Taxation of Certain Foreign Investors	561
FATCA	562
Backup Withholding	562
Information Reporting	563
3.8% Medicare Tax on “Net Investment Income”	563
Reporting Requirements	563
Certain State and Local Tax Considerations	564
Method of Distribution (Underwriter)	565
Incorporation of Certain Information by Reference	567
Where You Can Find More Information	568
Financial Information	568
Certain ERISA Considerations	568
General	568
Plan Asset Regulations	570
Administrative Exemptions	570
Insurance Company General Accounts	572
Legal Investment	573
Legal Matters	574
Ratings	574
Index of Defined Terms	577

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1

Annex B:	Form of Distribution Date Statement	B-1

Annex C:	Form of Operating Advisor Annual Report	C-1

Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1

Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, EITHER MASTER SERVICER, EITHER SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE SWAP COUNTERPARTY, THE DIRECTING CERTIFICATEHOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

•	Summary of Certificates, commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates;

•	Summary of Terms, commencing on page 23 of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

•	Risk Factors, commencing on page 61 of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 577 of this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

•	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.

•	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the applicable master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A) TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B) TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C) IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH RULE 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “Relevant Persons”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED

CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Wells Fargo Commercial Mortgage Pass-Through Certificates, Series 2016-C35.

Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28288–0166 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.

Issuing Entity	Wells Fargo Commercial Mortgage Trust 2016-C35, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are:

•	Rialto Mortgage Finance, LLC, a Delaware limited liability company

•	Barclays Bank PLC, a public limited company registered in England and Wales

•	Wells Fargo Bank, National Association, a national banking association

•	UBS Real Estate Securities Inc., a Delaware corporation

•	C-III Commercial Mortgage LLC, a Delaware limited liability company

•	National Cooperative Bank, N.A., a national banking association

•	Basis Real Estate Capital II, LLC, a Delaware limited liability company

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The sponsors originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Rialto Mortgage Finance, LLC	23	$360,697,241	35.3%
Barclays Bank PLC(1)	15	225,917,698	22.1
Wells Fargo Bank, National Association	22	160,699,617	15.7
UBS Real Estate Securities Inc.	13	134,776,231	13.2
C-III Commercial Mortgage LLC(2)	14	58,646,837	5.7
National Cooperative Bank, N.A.(3)	11	57,777,140	5.6
Basis Real Estate Capital II, LLC	4	24,364,845	2.4
Total	102	$1,022,879,610	100.0%
(1)	One (1) of the fifteen (15) mortgage loans for which Barclays Bank PLC is the mortgage loan seller was co-originated by Société Générale. Two (2) of the fifteen (15) mortgage loans for which Barclays Bank PLC is the mortgage loan seller were originated by RAIT Funding, LLC and will be purchased by Barclays Bank PLC.

(2)	Two (2) of the fourteen (14) mortgage loans for which C-III Commercial Mortgage LLC is the mortgage loan seller were originated by Union Capital Investments, LLC and transferred to C-III Commercial Mortgage LLC. Each such mortgage loan originated by Union Capital Investments, LLC was re-underwritten by C-III Commercial Mortgage LLC in accordance with C-III Commercial Mortgage LLC’s underwriting guidelines.

(3)	Eight (8) of the eleven (11) mortgage loans for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such mortgage loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicers	Wells Fargo Bank, National Association will be the master servicer with respect to 91 of the mortgage loans, representing 94.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. National Cooperative Bank, N.A. will act as the master servicer under the pooling and servicing agreement with respect to 11 of the mortgage loans (namely, those mortgage loans that are expected to be sold to the depositor by National Cooperative Bank, N.A.), representing 5.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each master servicer will be responsible for the master servicing and administration of the applicable mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Master Servicers” and “Pooling and Servicing Agreement”.

Prior to the servicing shift securitization date, the servicing shift whole loan will be serviced by the applicable master servicer under the pooling and servicing agreement. From and after the servicing shift securitization date, the servicing shift whole loan will be serviced under, and by the master servicer designated in, the servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicers	CWCapital Asset Management LLC is expected to be the special servicer with respect to 91 of the mortgage loans, representing 94.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. National Cooperative Bank, N.A. will act as the special servicer under the pooling and servicing agreement with respect to 11 of the mortgage loans (namely, those mortgage loans that are secured by residential cooperative properties and are expected to be sold to the depositor by National Cooperative Bank, N.A.), representing 5.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

CWCapital Asset Management LLC and National Cooperative Bank, N.A. will each act as special servicer with respect to the applicable mortgage loans (other than any excluded special servicer loan) and any related companion loan other than with respect to the non-serviced mortgage loans or related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. CWCapital Asset Management LLC and National Cooperative Bank, N.A., in their respective capacities as special servicers, will be responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing and evaluating certain major decisions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing offices of CWCapital Asset Management LLC are located at 7501 Wisconsin Avenue, Suite 500 West, Bethesda, Maryland 20814. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Special Servicers” and “Pooling and Servicing Agreement”.

If the applicable special servicer obtains knowledge that it is a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the applicable special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. For the avoidance of doubt, with respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a borrower party solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s). After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer; provided that if the resigning special servicer fails to appoint the related excluded special servicer within 30 days of the special servicer’s notice of resignation, such resigning special servicer will, at its own expense, petition any court of competent jurisdiction for the appointment of an excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

CWCapital Asset Management LLC is expected to be appointed to be a special servicer by BIG Real Estate Fund I, L.P. (or an affiliate of Basis Investment Group LLC), which, on the closing date, is expected to be appointed as the initial directing certificateholder. BIG Real Estate Fund I, L.P. (or an affiliate of Basis Investment Group LLC) also consented to the appointment of National Cooperative Bank, N.A. as special servicer with respect to 11 mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor by National Cooperative Bank, N.A., and may replace National Cooperative Bank, N.A. in such capacity pursuant to the terms of the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

Prior to the servicing shift securitization date, the servicing shift whole loan, if necessary, will be specially serviced by the applicable special servicer under the pooling and servicing agreement. From and after the servicing shift securitization date, the servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole

Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: WFCM 2016-C35. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to the servicing shift mortgage loan if the related whole loan becomes a specially serviced loan prior to the servicing shift securitization date. From and after the servicing shift securitization date, the mortgagee of record with respect to the servicing shift mortgage loan will be the trustee designated in the servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at Sixth and Marquette Avenue, Minneapolis, Minnesota 55479-0113. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to the servicing shift mortgage loan will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the servicing shift securitization date, the custodian of the mortgage file for the servicing shift mortgage loan (other than the promissory note evidencing the servicing shift mortgage loan) will be the custodian under the servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicers, and in certain circumstances may recommend to the certificateholders that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or servicing shift whole loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations
Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any excluded loan), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement).

An “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof. However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

The controlling class will be the most subordinate class of the Class E, Class F and Class G certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that during such time as the Class E certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that on the closing date, funds and/or accounts managed by BIG Real Estate Fund I, L.P. (or another affiliate of Basis Investment Group LLC) will purchase the Class E, Class F and Class G certificates, and that BIG Real Estate Fund I, L.P. (or another affiliate of Basis Investment Group LLC) is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced mortgage loan or servicing shift mortgage loan).

With respect to the servicing shift whole loan, the holder of the related companion loan identified as note A-1 will be the directing certificateholder, and will be entitled to certain consent and consultation rights with respect to the servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. From and after the servicing shift securitization date, the directing certificateholder of the servicing shift whole loan is expected to be the directing certificateholder under the servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loan”.

Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certain Affiliations
and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Swap Counterparty	Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, will act as the swap counterparty. Wells Fargo Bank, National Association will provide an interest rate swap contract that will be assigned to the trust and held by the trustee for the benefit of the Class A-4FL certificates (which such certificates are not offered pursuant to this prospectus).

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in July 2016 (or, in the case of any mortgage loan that has its first due date in August 2016, the date that would have been its due date in July 2016 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about July 28, 2016.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in August 2016.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in Maryland, North Carolina, New York, California or any of the jurisdictions in which the respective primary servicing offices of either master servicer or special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution Date; Rated Final

Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

	Class	Assumed Final Distribution Date
	Class A-1	February 2021
	Class A-2	June 2021
	Class A-3	June 2026
	Class A-4	June 2026
	Class A-SB	October 2025
	Class A-S	July 2026
	Class X-A	NAP
	Class X-B	NAP
	Class B	July 2026
	Class C	July 2026

The rated final distribution date will be the distribution date in July 2048.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2016-C35:

•	Class A-1

•	Class A-2

•	Class A-3

•	Class A-4

•	Class A-SB

•	Class A-S

•	Class X-A

•	Class X-B

•	Class B

•	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class A-4FL, Class A-4FX, Class X-D, Class D, Class E, Class F, Class G and Class R.

Certificate Balances and
Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount	Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$47,834,000	4.676%	30.000%
Class A-2	$58,672,000	5.736%	30.000%
Class A-3	$265,000,000	25.907%	30.000%
Class A-4	$227,377,000	22.229%	30.000%
Class A-SB	$67,132,000	6.563%	30.000%
Class A-S	$69,045,000	6.750%	23.250%
Class X-A	$785,060,000	NAP	NAP
Class X-B	$98,452,000	NAP	NAP
Class B	$49,865,000	4.875%	18.375%
Class C	$48,587,000	4.750%	13.625%

(1)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and Class A-4FX certificates) represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and Class A-4FX certificates) in the aggregate.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approx. Initial Pass-Through Rate(1)
Class A-1	1.3920%
Class A-2	2.4950%
Class A-3	2.6740%
Class A-4 (and the Class A-4FX regular interest)	2.9310%
Class A-SB	2.7880%
Class A-S	3.1840%
Class X-A	2.1731%
Class X-B	1.0988%
Class B	3.4380%
Class C	4.1760%

(1)

The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-4FX, Class A-SB, Class A-S and Class B certificates and the Class A-4FX regular interest for any distribution date will, in each case, be a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table. The pass-through rate for the Class C certificates for any distribution date will be a variable rate per annum equal to the lesser of (a) a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates and the Class A-4FX regular interest for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate
Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by either special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and
Administration Fees	Each master servicer and special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00375% to 0.08000%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee of $3,500 (or, in the case of the residential cooperative mortgage loans that are expected to be sold to the depositor by National Cooperative Bank, N.A. only, $1,000) for the related month. Neither special servicer will be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the applicable master servicer or special servicer, respectively, out of the fees described above.

The master servicers and special servicers are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00590%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $210 per month.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any non-serviced mortgage loan or servicing shift mortgage loan and any related companion loan) at a per annum rate equal to 0.00274%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.000533%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council© as a license fee for use of its names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—The Directing Certificateholder—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The

Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS(1)

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate	Special Servicing Fee Rate
The Mall at Rockingham Park	0.00125% per annum

the lesser of 0.125% per annum and the rate that would result in a special servicing fee of $750,000 in the aggregate for the related whole loan with respect to any particular special servicing loan event

In-Rel 8	0.0025% per annum	the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month

(1)	Does not reflect the Pinnacle II mortgage loan, which is part of a split loan structure comprised of the Pinnacle II mortgage loan and two (2) pari passu companion loans that may be included in one or more future securitizations. After the securitization of the controlling pari passu companion loan, the Pinnacle II mortgage loan will also be a non-serviced mortgage loan, and the servicing shift master servicer and servicing shift special servicer under the servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee accruing at rates equal, respectively, to (i) 0.0025% per annum and (ii) a rate not to exceed 0.25% per annum.

Distributions

A. Amount and Order
of Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and (ii) any yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-D certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and Class A-4FX certificates), in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and Class A-

4FX certificates) as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and Class A-4FX certificates), pro rata (based upon their respective certificate balances) until the certificate balances of the Class A-4 certificates and the Class A-4FX regular interest have been reduced to zero and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and Class A-4FX certificates) has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and Class A-4FX certificates), pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and Class A-4FX certificates), to reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and Class A-4FX certificates), pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, together with interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class A-4FL, Class A-4FX, Class X-D and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal
Entitlements	A description of the interest entitlement of each class of certificates (other than the Class A-4FL, Class A-4FX and

Class R certificates) and the Class A-4FX regular interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates and the Class A-4FX regular interest entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance
Charges, Prepayment
Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,
Allocation of Losses
and Certain Expenses

The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class A-4FL, Class A-4FX, Class X-D and Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B and Class X-D certificates and, therefore, the amount of interest they accrue. Any mortgage loan losses and available funds shortfalls allocated to the Class A-4FX regular interest will result in corresponding losses and shortfalls being allocated to the Class A-4FL and Class A-4FX certificates as set forth in the pooling and servicing agreement.

(1)	The Class A-4FX regular interest is entitled to receive fixed rate interest payments from the trust which are allocated between the Class A-4FL and Class A-4FX certificates as set forth in the pooling and servicing agreement.

(2)	The Class A-4FL, A-4FX and X-D certificates are non offered certificates.

(3)	The Class X-A, Class X-B and Class X-D certificates are interest-only certificates.

(4)	Other than the Class A-4FL, Class A-4FX, Class X-D and Class R certificates.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates and the Class A-4FX regular interest. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class B and Class C certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available
Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities:

•	shortfalls resulting from the payment of special servicing fees and other additional compensation that either special servicer is entitled to receive;

•	shortfalls resulting from interest on advances made by either master servicer, either special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

•	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

•	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

•	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

•	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by either master servicer are required to be allocated among the classes of certificates (other than the Class A-4FL and Class A-4FX certificates) and the Class A-4FX regular interest entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates and the Class A-4FX regular interest to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

Advances

A. P&I Advances	Each master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan) serviced by that master servicer, unless in each case, such master servicer or the applicable special servicer determines that the advance would be non-recoverable. None of the master servicers or the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which a master servicer will not be required to advance a full month of principal and/or interest. If either master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by either master servicer, such master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

None of the master servicers, the special servicers or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection
Advances	Each master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

•	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

•	maintain the lien on the related mortgaged property; and/or

•	enforce the related mortgage loan documents.

The special servicers will have no obligation to make any property protection advances (although they may elect to make them in an emergency circumstance). If either special servicer makes a property protection advance, the applicable master servicer will be required to reimburse such special servicer for that advance (unless the applicable master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the related collection account) and such master servicer will be deemed to have made that advance as of the date made by the applicable special servicer.

If either master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicers, the special servicers or the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicers, the special servicers and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicers nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 102 fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 140 commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,022,879,610.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 102 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”) and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(2)	Whole Loan LTV Ratio(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)
The Mall at Rockingham Park	$ 60,000,000	5.9%	$ 82,500,000	$ 119,500,000	28.8%	53.0%	4.14x	2.25x
Kroger (Roundy’s) Distribution Center	$ 59,500,000	5.8%	$ 17,000,000	N/A	69.5%	69.5%	1.44x	1.44x
Mall at Turtle Creek	$ 41,947,448	4.1%	$ 29,822,638	N/A	55.2%	55.2%	1.57x	1.57x
In-Rel 8	$ 32,460,442	3.2%	$ 59,926,969	N/A	69.5%	69.5%	1.68x	1.68x
Pinnacle II	$ 20,000,000	2.0%	$ 67,000,000	N/A	61.3%	61.3%	1.96x	1.96x

(1)	Any unsecuritized pari passu companion loan or subordinate companion loan may be further split.

(2)	Calculated including any related pari passu companion loans but excluding any related subordinate companion loan.

(3)	Calculated including any related pari passu companion loans and any related subordinate companion loan.

Each of the Kroger (Roundy’s) Distribution Center whole loan and the Mall at Turtle Creek whole loan will be serviced by Wells Fargo Bank, National Association, as master servicer, and CWCapital Asset Management LLC, as special servicer, pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, and each related companion loan is referred to in this prospectus as a “serviced companion loan”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

The Pinnacle II whole loan (the “servicing shift whole loan” and the related mortgage loan, the “servicing shift mortgage loan”) will initially be serviced by the applicable master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the Pinnacle II companion loan identified as note A-1 is securitized (the “servicing shift securitization date”), it is anticipated that the related servicing shift whole loan will be serviced under, and by the master servicer (the “servicing shift master servicer”) and the special servicer (the “servicing shift special servicer”), designated in the pooling and servicing agreement entered into in connection with such securitization (the “servicing shift pooling and servicing agreement”). Prior to the servicing shift securitization date, the servicing shift whole loan will be a “serviced whole loan”. On and after the servicing shift securitization date, the servicing shift whole loan will be a “non-serviced whole loan“, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”.

Each of The Mall at Rockingham Park whole loan and the In-Rel 8 whole loan will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of a related companion loan and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)(2)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
The Mall at Rockingham Park	BBSG 2016-MRP	5.9%	Wells Fargo Bank, National Association	Torchlight Loan Services, LLC	U.S. Bank National Association
In-Rel 8	BACM 2016-UBS10	3.2%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Directing Certificateholder
The Mall at Rockingham Park	U.S. Bank National Association	U.S. Bank National Association	N/A	Teachers Insurance and Annuity Association of America
In-Rel 8	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF III Debt AIV, LP

(1)	As of the closing date of the related securitization.

(2)	Does not reflect the Pinnacle II whole loan, which is a split loan comprised of three (3) pari passu promissory notes, one of which will be included in this securitization. The remaining two (2) pari passu promissory notes will not be property of the issuing entity, and are expected to be included in one or more future securitizations. After the securitization of the promissory note constituting the controlling pari passu companion loan, the Pinnacle II mortgage loan will also be a non-serviced mortgage loan, and the servicing shift master servicer and servicing shift special servicer under the servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in the servicing shift pooling and servicing agreement.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of the related subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—

Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,022,879,610
Number of mortgage loans	102
Number of mortgaged properties	140
Range of Cut-off Date Balances	$1,200,000 to $64,500,000
Average Cut-off Date Balance	$10,028,231
Range of Mortgage Rates	3.520% to 5.950%
Weighted average Mortgage Rate	4.765%
Range of original terms to maturity	60 months to 120 months
Weighted average original term to maturity	117 months
Range of remaining terms to maturity	55 months to 120 months
Weighted average remaining term to maturity	116 months
Range of original amortization terms(2)	300 months to 480 months
Weighted average original amortization term(2)	351 months
Range of remaining amortization terms(2)	291 months to 480 months
Weighted average remaining amortization term(2)	350 months
Range of Cut-off Date LTV Ratios(3)(4)(6)	3.5% to 75.0%
Weighted average Cut-off Date LTV Ratio(3)(4)(6)	61.0%
Range of LTV Ratios as of the maturity date(3)(4)(6)	2.7% to 68.3%
Weighted average LTV Ratio as of the maturity date(3)(4)(6)	52.9%
Range of U/W NCF DSCRs(4)(5)(6)	1.20x to 23.57x
Weighted average U/W NCF DSCR(4)(5)(6)	2.02x
Range of U/W NOI Debt Yields(4)(6)	8.1% to 127.3%
Weighted average U/W NOI Debt Yield(4)(6)	12.5%
Percentage of Initial Pool Balance consisting of:
Amortizing Balloon	46.4%
Interest-only, Amortizing Balloon	35.0%
Interest-only, Balloon	18.5%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Excludes eight (8) mortgage loans, representing approximately 18.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that are interest-only for the entire term.

(3)	With respect to three (3) mortgaged properties, securing in whole or in part mortgage loans representing approximately 7.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loan-to-value ratio was calculated based upon a hypothetical valuation other than an “as-is” value. The remaining mortgage loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value” in this prospectus.

(4)	In the case of five (5) mortgage loans, representing approximately 20.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each of which has one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as The Mall at Rockingham Park, representing approximately 5.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related loan-to-value ratio as of the cut-off date and underwritten net cash flow debt service coverage ratio calculated to include the related subordinate companion loans are 53.0% and 2.25x, respectively.

(5)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

(6)	For mortgage loans secured by residential cooperative properties, debt service coverage ratios and debt yield information are calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and, in general, equals the projected operating income at the related mortgaged property assuming such mortgaged property is operated as a rental property. The loan-to-value ratio information for residential cooperative mortgage loans is based upon the appraised value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross sellout value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property; provided, however, that the above loan-to-value ratio information for the mortgage loan secured by the residential cooperative property identified on Annex A-1 to this prospectus as University Towers Owners Corp. is based upon the value of such residential cooperative property determined as if such residential cooperative property is operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this prospectus.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, three (3) of the mortgaged properties securing mortgage loans representing in whole or in part approximately 3.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the mortgage loan.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans with Limited

Operating History	With respect to nine (9) mortgage loans representing approximately 14.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, such mortgage loans are secured, in whole or in part, by mortgaged properties that (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

With respect to one (1) mortgage loan representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, there was an exception from the mortgage loan seller’s underwriting guidelines with respect to an ongoing renovation project at the related mortgaged property.

With respect to two (2) mortgage loans representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, there was an exception from the applicable mortgage loan seller’s underwriting guidelines with respect to the satisfaction of certain underwriting metrics (e.g., underwritten management fee, past due receivables, delinquent units).

With respect to two (2) mortgage loans representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, there was an exception from the mortgage loan seller’s underwriting guidelines with respect to the funding of certain reserves in connection with the origination of the mortgage loan.

With respect to one (1) mortgage loan representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, there was an exception from the mortgage loan seller’s underwriting guidelines with respect an engineering report required in connection with the origination of the mortgage loan.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”, “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—UBS Real Estate Securities Inc.—UBSRES’ Underwriting Standards”; “—C-III Commercial Mortgage LLC—C3CM’s Underwriting Guidelines and Processes”, “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” and “—Basis Real Estate Capital II, LLC—Basis’ Underwriting Standards and Processes”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

•	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc. and Thomson Reuters Corporation;

•	The certificate administrator’s website initially located at www.ctslink.com; and

•	The master servicers’ websites initially located at www.wellsfargo.com/com (with respect to Wells Fargo Bank, National Association) and www.ncb.coop (with respect to National Cooperative Bank, N.A.).

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) for the mortgage loans held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates and the Class A-4FX regular interest are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates) and (iii) the master servicers consent to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
      Substitutions of

Mortgage Loans; Loss
of Value Payment	Under certain circumstances, the related mortgage loan seller (or in the case of Basis Real Estate Capital, LLC, Basis Investment Group LLC) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the applicable special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the applicable special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder (as a collective whole as if such certificateholders and such companion loan holder constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of the Class A-4FX regular interest, the swap contract and the Class A-4FX regular interest distribution account) as two separate REMICs—the lower-tier REMIC and the upper-tier REMIC—for federal income tax purposes.

In addition, the portion of the issuing entity consisting of the Class A-4FX regular interest, the swap contract and the Class A-4FX regular interest, distribution account, beneficial ownership of which are represented by the Class A-4FL and Class A-4FX certificates, will be treated as a grantor trust for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates will constitute REMIC “regular interests”.

•	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

•	You will be required to report income on your offered certificates using the accrual method of accounting.

•	It is anticipated that the Class X-A and Class X-B certificates will be issued with original issue discount and that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker

Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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RISK FACTORS

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

•	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

•	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan, except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally fully recourse to the borrower but do not have separate guarantors for non-recourse carveouts. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans (except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally full recourse to the related borrower but do not have separate guarantors for non-recourse carveouts) generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics and desirability of the area where the property is located;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

•	a decline in the businesses operated by tenants or in their financial condition;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	political factors;

•	environmental factors;

•	seismic activity risk;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments;

•	location of certain mortgaged properties in less densely populated or less affluent areas; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

•	the quality and creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur;

•	with respect to residential cooperative loans, the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders; and

•	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

•	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

•	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

•	if the related borrower fails to provide a designated number of parking spaces,

•	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

•	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

•	if a tenant’s use is not permitted by zoning or applicable law,

•	if the tenant is unable to exercise an expansion right,

•	if the landlord defaults on its obligations under the lease,

•	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

•	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

•	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

•	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

•	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

•	in the case of government sponsored tenants, at any time or for lack of appropriations, or

•	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the adaptability of the building to changes in the technological needs of the tenants;

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

•	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and/or operating agreements (each, an “REA“) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is often required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or the termination of an anchor tenant’s or shadow anchor tenant’s lease;

•	an anchor tenant’s or shadow anchor tenant’s decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if an anchor or shadow anchor tenant goes dark or otherwise is no longer in occupancy. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

In addition, because anchor tenants and shadow anchors are often large national retailers, any bankruptcy, store closings or other economic decline impacting any such anchor or shadow anchor may affect multiple mortgaged properties in a pool of mortgage loans, and such impacts can be compounded by co-tenancy clauses and /or operating covenants related to such anchor or shadow anchor.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor tenants of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor tenants to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement under its lease.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans that may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to litigation against the related borrower. We cannot assure you that these anchor tenant and tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or tenants or that potential disputes do not exist with tenants who did not provide estoppels prior to origination. We cannot assure you that the failure to have obtained related estoppel information will not have a material adverse effect on the related mortgage loans.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or remain consistent with past levels.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

•	the quality of property management;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the generally short terms of residential leases and the need for continued reletting;

•	rent concessions and month-to-month leases, which may impact cash flow at the property;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

•	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

•	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

•	restrictions on the age or income of tenants who may reside at the property;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

•	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

•	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense;

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates; and

•	with respect to residential cooperative properties, restrictions on the sale price for which units may be re-sold.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings and the land under any such building is owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. See “—Residential Cooperative Properties Have Special Risks” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Residential Cooperative Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of residential cooperative properties, including:

•	the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable rent control and stabilization laws;

•	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations and the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders;

•	the concentration of shares relating to units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

•	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” in any one or more years, which may reduce the cash flow available to make payments on the related mortgage loan; and

•	that, upon foreclosure, in the event a cooperative property becomes a rental property, all or certain units at that rental property could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

The value and successful operation of a residential cooperative property may be impacted by the same factors which may impact the economic performance of a multifamily property; see “—Multifamily Properties Have Special Risks” in this prospectus.

A residential cooperative building and the land under the building are owned or leased by a non-profit residential cooperative corporation. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, maintenance, contributions to reserves and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

With respect to the residential cooperative mortgage loans sold to the trust by National Cooperative Bank, N.A., due to attributes particular to residential housing cooperatives, certain information presented with respect to such mortgage loans differs from that presented for other mortgage loans included in the trust. Several of these differences are particularly relevant to your consideration of an investment in the offered certificates. In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for the residential cooperative mortgage loans sold to the trust by National Cooperative Bank, N.A. differs from the manner in which such calculations are made for other mortgage loans included in the trust. For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related mortgage loan as of any date (other than loan-to-value ratio information for the residential cooperative mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as University Towers Owners Corp.) is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, equals the sum of (i) the gross sellout value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent-regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. For any residential cooperative mortgage loans sold to the trust by National Cooperative Bank, N.A., this value, based upon the most recent appraisal as of the cut-off date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1 to this prospectus. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross sellout value referenced above in this paragraph is calculated without regard to any applicable sale price restrictions. The comparable sales considered in the appraisers’ estimates of gross sellout values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable mortgaged property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1 to this prospectus. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In the case of the residential cooperative mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as University Towers Owners Corp., the value reflected as the “Appraised Value” on Annex A-1 to this prospectus is the “Coop-Rental Value” of such residential cooperative property and the loan-to-value ratio information for such residential cooperative mortgage loan as presented herein is determined based on the “Coop-Rental Value” of such residential cooperative property. In addition, for purposes of determining the debt service coverage ratio and debt yield for a residential cooperative mortgage loan and for the purpose of determining the value for a residential cooperative property as a multifamily rental property, the “underwritten net cash flow” for a residential cooperative property and the “underwritten net operating income” for a residential cooperative property is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent-regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected net cash flow used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to a residential cooperative mortgage loan may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for any such residential cooperative mortgage loan had a different methodology (including the methodology used for calculating such values with respect to the other mortgage loans sold to the depositor) been used.

With respect to information presented in Annex A-1 to this prospectus with respect to mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness in the form of a second priority line of credit (each, a “Subordinate LOC”), (1) the Coop – Committed Secondary Debt equals the balance of such Subordinate LOC, based on the full face amount of such Subordinate LOC, (2) the Whole Loan Cut-off Date Balance is calculated assuming the Subordinate LOC loan amount is fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (3) the Subordinate Secured Debt Original Balance is calculated assuming the Subordinate LOC is fully advanced on the date of closing of said Subordinate LOC, (4) the Subordinate Secured Debt Cut-off

Date Balance indicates the balance of the Subordinate LOC as of the Cut-off Date, (5) the Whole Loan Cut-off Date LTV Ratio, Whole Loan Cut-off Date U/W NOI Debt Yield and Whole Loan Cut-off Date U/W NCF Debt Yield are calculated assuming that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (6) the Whole Loan Debt Service, Whole Loan U/W NOI DSCR and Whole Loan U/W NCF DSCR are calculated assuming (A) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (B) that interest on the Subordinate LOC is accruing pursuant to the applicable mortgage loan document (with the applicable interest rate determined using 1-month LIBOR in effect as of June 30, 2016 and giving effect to any applicable interest rate floor) and (C) that, in the case of each Subordinate LOC that has an interest-only period that does not extend through the maturity date of such Subordinate LOC, such initial interest-only period has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 to this prospectus with respect to the residential cooperative mortgage loans sold to the depositor by National Cooperative Bank, N.A. for inclusion in the trust. In addition, with respect to information presented in Annex A-1 to this prospectus with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 to this prospectus with respect to mortgage loans (other than such residential cooperative mortgage loans) is not presented with respect to the residential cooperative mortgage loans sold to the depositor by National Cooperative Bank, N.A. for inclusion in the trust and is, instead, reflected as not applicable (NAP). See “—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in this prospectus.

In addition, mortgage loans secured by residential cooperative properties are uniquely structured and, in certain cases, permit the borrower to incur (1) one or more loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien on a mortgaged property that also secures a mortgage loan included in the trust and (2) unsecured loans to the related borrower. National Cooperative Bank, N.A. commonly acts as the lender in such arrangements and is permitted pursuant to the pooling and servicing agreement to engage in such lending with respect to the residential cooperative mortgage loans included in the trust. Each of the mortgage loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares” in this prospectus.

In certain instances, a residential cooperative borrower may not own the entire apartment building and the land under the building, but rather owns a condominium unit that is generally comprised of the residential portions of that apartment building. The other condominium units in that apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the residential cooperative borrower. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in that building may be owned by the residential cooperative borrower and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the residential cooperative borrower and the owners of the other condominium units. Where the apartment building is subject to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on that owner’s unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the residential cooperative borrower but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. As with other condominium structures, with respect to any such mortgage loan, the borrower may not control the appointment and voting of the condominium board or the condominium owners may be able to take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent. Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.

In the case of the residential cooperative properties included in the trust, information regarding the five largest tenants has not been reflected on Annex A-1 to this prospectus or otherwise reflected in the portions of this prospectus that discuss characteristics of the five largest tenants at each mortgaged property. Notwithstanding the exclusion of the residential cooperative properties from such discussion, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus. To the extent that a residential cooperative property is dependent upon income from the operation of commercial spaces, the value and successful operation of such residential cooperative property may be impacted by the same factors which may impact the economic performance of a retail property or office property. See “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” in this prospectus.

Certain of the residential cooperative properties securing mortgage loans included in the trust may be operated as limited equity cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units. Such restrictions may negatively impact the value and operation of such a mortgaged property.

In addition, certain of the residential cooperative properties are also subject to government rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” in this prospectus.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

•	decreased demand;

•	lack of proximity to apartment complexes or commercial users;

•	apartment tenants moving to single family homes;

•	decline in services rendered, including security;

•	dependence on business activity ancillary to renting units;

•	security concerns;

•	age of improvements; or

•	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	ability to convert to alternative uses which may not be readily made;

•	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

•	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

•	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the applicable special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Industrial Properties Have Special Risks”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor or franchisor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

•	the number of competing residential developments in the local market, such as other manufactured housing community properties apartment buildings and site-built single family homes;

•	the physical attributes of the community, including its age and appearance;

•	the location of the manufactured housing community property;

•	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);

•	the type of services or amenities it provides;

•	any age restrictions;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 33 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Term to Maturity in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, hospitality, multifamily, office, industrial and self storage. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, Georgia, Indiana, Texas, New Hampshire, Wisconsin and Ohio. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

•	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

•	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the applicable master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

•	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.

See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

•	future laws, ordinances or regulations will not impose any material environmental liability; or

•	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the applicable special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—UBS Real Estate Securities Inc.—UBSRES’ Underwriting Standards”; “—C-III Commercial Mortgage LLC—C3CM’s Underwriting Guidelines and Processes”; “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”; “—Basis Real Estate Capital II, LLC—Basis’ Underwriting Standards and Processes”; “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

•	the physical attributes of the health club (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

•	management’s ability to control membership growth and attrition;

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;

•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•	the amount of alternative parking spaces in the area;

•	the availability of mass transit; and

•	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. For loans secured by residential cooperative properties, for example, the zoning diligence is typically limited to appraisals, available zoning comfort letters from the jurisdiction, certificates of occupancy and/or review of the municipal reports accompanying the title insurance commitment, and third party-prepared zoning reports are not customarily obtained. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the applicable special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

•	a title insurer will have the ability to pay title insurance claims made upon it;

•	the title insurer will maintain its present financial strength; or

•	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 (as amended, “TRIPRA”) was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 85% (subject to annual 1% decreases beginning in 2016 until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $100 million (subject to annual $20 million increases beginning in 2016 until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 31 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same self-insurance or blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. In addition, the “underwritten net cash flow” for a residential cooperative property is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent-regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser. As a result, the underwritten net cash flow for a residential cooperative property may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the applicable master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for either master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The applicable special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction,

have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—UBS Real Estate Securities Inc.—UBSRES’ Underwriting Standards”; “—C-III Commercial Mortgage LLC—C3CM’s Underwriting Guidelines and Processes”; “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”; and “—Basis Real Estate Capital II, LLC—Basis’ Underwriting Standards and Processes”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

•	changes in governmental regulations, zoning or tax laws;

•	potential environmental or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

In certain cases, appraisals may reflect both “as-stabilized” or “as-renovated” and “as-is” values. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the “as-stabilized” value or the “as-renovated” value as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. The “as-stabilized” value or the “as-renovated” value may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” value and “as-stabilized” or “as-renovated” value, we cannot assure you that those assumptions are or will be accurate or that the “as-stabilized” or “as-renovated” value will be the value of the related mortgaged property at maturity or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—UBS Real Estate Securities Inc.—UBSRES’ Underwriting Standards”; “—C-III Commercial Mortgage LLC—C3CM’s Underwriting Guidelines and Processes”; “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” and “—Basis Real Estate Capital II, LLC—Basis’ Underwriting Standards and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

In addition, with respect to each mortgage loan secured by a residential cooperative property (other than the residential cooperative mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as University Towers Owners Corp.), the “Appraised Value” presented on Annex A-1 to this prospectus is the appraised value of such property assuming such property is operated as a residential cooperative and, in general, equals the sum of (i) the gross sellout value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross sellout value referenced in the preceding sentence is calculated without regard to any applicable sale price restrictions. The comparable sales considered in the appraisers’ estimates of gross sellout values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. The “Coop-Rental Value” of a residential cooperative property presented on Annex A-1 to this prospectus is the appraised value of such property assuming such property is operated as a multifamily rental property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property. Such underwritten net cash flow is the projected net cash flow reflected in such appraisal and, in general, equals projected operating income at the property assuming such property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected net cash flow used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In the case of the residential cooperative mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as University Towers Owners Corp., the value reflected as the “Appraised Value” on Annex A-1 to this prospectus is the “Coop-Rental Value” of such residential cooperative property and the loan-to-value ratio information for such residential cooperative mortgage loan as presented herein is determined based on the “Coop-Rental Value” of such residential cooperative property. Except where otherwise specified (such as, for example, with respect to the loan-to-value ratio presented for the residential cooperative mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus as University Towers Owners Corp.), all relevant loan-to-value information with respect to mortgage loans secured by residential cooperative properties is based on the “Appraisal Value” of such property as described above, and assumes that such property is operated as a residential cooperative. See the footnotes to Annex A-1 to this prospectus and see “—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in this prospectus.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

In addition, the mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor by National Cooperative Bank, N.A. generally do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units. For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers (including each of the borrowers with respect to the residential cooperative loans expected to be sold to the depositor by National Cooperative Bank, N.A. included in the trust) are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common; Crowd Funding” and “—Delaware Statutory Trusts” in this prospectus.

Furthermore, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent phenomenon and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group will not delay enforcement of the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common; Crowd Funding” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the applicable special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

•	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

•	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

•	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

•	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

•	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

•	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Additionally, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A., an affiliate thereof, or a third-party lender may be the lender, now or in the future, with respect to one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness”, “—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”, “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares” in this prospectus. In addition to being the lender under certain such arrangements, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence such additional secured and/or other indebtedness by the borrowers under residential cooperative mortgage loans expected to be sold to the depositor by National Cooperative Bank, N.A. See and “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers” in this prospectus.

In addition, with respect to certain additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above, such additional secured indebtedness bears interest at a floating rate based on the London Interbank Offered Rate (commonly referred to as “LIBOR”). Similarly, future additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above may also bear interest at a floating rate based on LIBOR. Accordingly, debt service for such additional secured indebtedness will generally increase as LIBOR rises and the debt service coverage ratio of such additional secured indebtedness may be adversely affected by rising interest rates, and the related borrower’s ability to make all payments due on their respective obligations, including those related to the mortgage loans included in the trust, may be adversely affected.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the applicable special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

•	what proceedings are required for foreclosure;

•	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

•	whether and to what extent recourse to the borrower is permitted; and

•	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

•	the prevailing interest rates;

•	the net operating income generated by the mortgaged property;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicers (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicers nor the special servicers will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, one of the sponsors and originators, one of the master servicers, the swap counterparty and the certificate administrator, and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

In addition, Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator, is an affiliate of Rialto Capital Advisors, LLC, the special servicer under the BACM 2016-UBS10 pooling and servicing agreement, which governs the servicing of the In-Rel 8 whole loan. Rialto Mortgage Finance, LLC and Rialto Capital Advisors, LLC are also affiliates of the entity that was appointed as the initial directing certificateholder under the BACM 2016-UBS10 pooling and servicing agreement.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers

The servicing of the Pinnacle II Whole Loan, the servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until the servicing shift securitization date. At that time, the servicing and administration of the servicing shift whole loan will shift to the applicable master servicer and the applicable special servicer under the servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of such securitization nor the identity of the servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreement have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicer or servicing shift special servicer, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreement except to the extent of compliance with the requirements referred to in the previous sentence. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loan”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

One of the Underwriter Entities, Wells Fargo Securities, LLC, together with its affiliates, is playing several roles in this transaction. Wells Fargo Securities, LLC, is an affiliate of the depositor and Wells Fargo Bank, National Association, a sponsor, an originator, a mortgage loan seller, a master servicer, the swap counterparty, the certificate administrator, the certificate registrar, the REMIC administrator and the custodian under this securitization. Barclays Capital Inc., one of the underwriters, is an affiliate of Barclays Bank PLC, a sponsor, a mortgage loan seller, and an originator. In addition, UBS Securities LLC, one of the underwriters, is an affiliate of UBS Real Estate Securities Inc., a sponsor, a mortgage loan seller, and an originator. Furthermore, SG Americas Securities, LLC, one of the underwriters, is an affiliate of Société Générale, a co-originator of The Mall at Rockingham Park mortgage loan.

Wells Fargo Bank, National Association is the purchaser under separate repurchase agreements with each of Rialto Mortgage Finance, LLC, C-III Commercial Mortgage LLC, National Cooperative Bank, N.A. and Basis Real Estate Capital II, LLC, respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each such mortgage loan seller and/or its respective affiliates.

In the case of the repurchase facility provided to Rialto Mortgage Finance, LLC, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Rialto Mortgage Finance, LLC on a revolving basis. The dollar amount of the mortgage loans that are expected to be subject to the repurchase facility that will be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $306,858,907. Proceeds received by Rialto Mortgage Finance, LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank, National Association each of the mortgage loans subject to that repurchase facility that are to be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to C-III Commercial Mortgage LLC, for which that mortgage loan seller’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from the subsidiary on a revolving basis. C-III Commercial Mortgage LLC guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. The aggregate cut-off date balance of the mortgage loans that (i) are (or, as of the securitization closing date, are expected to be) subject to the repurchase facility and (ii) will be sold by C-III Commercial Mortgage LLC to the depositor in connection with this securitization transaction, is projected to equal approximately $58,646,837. Proceeds received by C-III Commercial Mortgage LLC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from Wells Fargo Bank, National Association, each of the mortgage loans subject to that repurchase facility that are to be sold by C-III Commercial Mortgage LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens. In addition, Wells Fargo Central Pacific Holdings, Inc., an affiliate of Wells Fargo Bank, National Association, Wells Fargo Commercial Mortgage Securities, Inc. and Wells Fargo Securities, LLC, holds a less than 10% indirect equity interest in C-III Commercial Mortgage LLC, which is a sponsor and mortgage loan seller.

In the case of the repurchase facility provided to National Cooperative Bank, N.A., for which that mortgage loan seller’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from the subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. None of the mortgage loans that will be sold by National Cooperative Bank, N.A. to the depositor in connection with this securitization transaction are subject to such repurchase facility or interim custodial arrangement.

In the case of the repurchase facility provided to Basis Real Estate Capital II, LLC, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Basis Real Estate Capital II, LLC on a revolving basis. The dollar amount of the mortgage loans subject to the repurchase facility that will be sold by Basis Real Estate Capital II, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $24,364,845. Proceeds received by Basis Real Estate Capital II,

LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank, National Association, each of the mortgage loans subject to that repurchase facility that are to be sold by Basis Real Estate Capital II, LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

Additionally, each of C-III Commercial Mortgage LLC, National Cooperative Bank, N.A. and Basis Real Estate Capital II, LLC, respectively, or, in any such case, a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to some or all of the mortgage loans that C-III Commercial Mortgage LLC, National Cooperative Bank, N.A. and Basis Real Estate Capital II, LLC, respectively, will transfer to the depositor in connection with this securitization transaction. In each instance, those hedging arrangements will terminate in connection with the contribution of those mortgage loans to this securitization transaction.

As a result of the matters discussed in the preceding paragraphs, this securitization transaction will reduce the economic exposure of Wells Fargo Bank, National Association to the mortgage loans that are to be transferred by Rialto Mortgage Finance, LLC, C-III Commercial Mortgage LLC, National Cooperative Bank, N.A. and Basis Real Estate Capital II, LLC, respectively, to the depositor.

Wells Fargo Bank, National Association is the interim custodian of the loan files for all of the mortgage loans that Rialto Mortgage Finance, LLC, C-III Commercial Mortgage LLC and Basis Real Estate Capital II, LLC will transfer to the depositor.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association and Rialto Mortgage Finance, LLC, each a sponsor, an originator and a mortgage loan seller, or certain affiliates of Rialto Mortgage Finance, LLC, Wells Fargo Bank, National Association acts as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage Finance, LLC or such affiliates (subject, in some cases, to the repurchase facility described above) from time to time, including, prior to their inclusion in the trust fund, some or all of the mortgage loans that Rialto Mortgage Finance, LLC will transfer to the depositor.

Pursuant to an interim servicing agreement between Wells Fargo Bank, National Association and Barclays Bank PLC, each a sponsor, an originator and a mortgage loan seller, or certain affiliates of Barclays Bank PLC, Wells Fargo Bank, National Association acts from time to time as primary servicer with respect to certain mortgage loans owned by Barclays Bank PLC, including prior to their inclusion in the trust fund, some or all of the mortgage loans that Barclays Bank PLC will transfer to the depositor.

Pursuant to an interim servicing agreement between Wells Fargo Bank, National Association and Basis Real Estate Capital II, LLC, each a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank, National Association acts from time to time as primary servicer with respect to certain mortgage loans owned by Basis Real Estate Capital II, LLC (subject to the repurchase facility described above) from time to time, including, prior to their inclusion in the trust fund, some or all of the mortgage loans that Basis Real Estate Capital II, LLC will transfer to the depositor.

Wells Fargo Bank, National Association acts as primary servicer with respect to certain mortgage loans it owns, which may include, prior to their inclusion in the issuing entity, some or all of the mortgage loans to be transferred to this securitization transaction by Wells Fargo Bank, National Association.

Wells Fargo Bank, National Association is expected to enter into one or more agreements with the other sponsors (other than National Cooperative Bank, N.A.) to purchase the master servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans and to purchase the primary servicing rights to certain of the mortgage loans.

Wells Fargo Bank, National Association or an affiliate thereof holds the Pinnacle II companion loans designated as note A-1 and note A-3 with an aggregate principal balance as of the cut-off date of approximately $67,000,000, which companion loans may, but are not required to, be included in a future securitization or otherwise sold at any time.

Barclays Bank PLC provides warehouse financing to RAIT CMBS Conduit II, LLC, an affiliate of RAIT Funding, LLC, an originator, through a repurchase facility. All of the mortgage loans intended to be included in the trust that RAIT Funding, LLC originated are subject to that repurchase facility and have an aggregate cut-off date balance equal to approximately $13,800,000. Proceeds received by RAIT Funding, LLC will be applied, among other things, to reacquire the financed mortgage loans and to make payments to Barclays Bank PLC as the repurchase agreement counterparty.

Barclays Bank PLC or an affiliate thereof holds the Mall at Turtle Creek companion loan designated as note A-2 with a principal balance as of the cut-off date of approximately $29,822,638, which companion loan may, but is not required to, be included in a future securitization or otherwise sold at any time.

Société Générale or an affiliate thereof holds The Mall at Rockingham Park companion loan designated as note A-2-B with a principal balance as of the cut-off date of approximately $40,000,000, which is expected to be included in the SGCMS 2016-C5 securitization.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Potential Conflicts of Interest of the Master Servicers and the Special Servicers

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the applicable master servicer, the applicable special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessary identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, each master servicer, each sub-servicer and each special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if either master servicer, a sub-servicer, either special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

National Cooperative Bank, N.A. is a mortgage loan seller and also will act as the master servicer with respect to the mortgage loans sold to the trust by National Cooperative Bank, N.A. and as the special servicer responsible for servicing the mortgage loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. Under these circumstances, because it is both a master servicer and special servicer and also a mortgage loan seller, National Cooperative Bank, N.A. may have interests that conflict with the interests of the holders of the certificates. However, the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of a representation or warranty or repurchase any mortgage loan.

In addition, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may hold, now or in the future, one or more (a) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (b) unsecured loans to the related mortgage borrower and/or (c) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness”, “—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares” in this prospectus. Additionally, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence of additional and/or other additional secured indebtedness by the borrowers under residential cooperative mortgage loans expected to be sold to the depositor by National Cooperative Bank, N.A. only, and if it so elects, to act as lender in such instances.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit a master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans for which it is acting as master servicer or special servicer. In the event that a master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicers, for so long as any special servicer obtains knowledge that it is a borrower party with respect to an excluded special servicer loan, such special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to appoint the excluded special servicer; provided that if the resigning special servicer fails to appoint the related excluded special servicer within 30 days of such special servicer’s notice of resignation, such resigning special servicer will, at its own expense, petition any court of competent jurisdiction for the appointment of an excluded special servicer. See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While such special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, such special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if any special servicer or its affiliate holds a subordinate class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the WFCM 2016-C35 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicers and the special servicers service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicers or the special servicers, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the applicable master servicer or the applicable special servicer under the pooling and servicing agreement including, among other things, the manner in which such master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for such master servicer or special servicer.

Each special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although each master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the applicable master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the applicable master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

CWCapital Asset Management LLC is expected to act as a special servicer, and it or an affiliate assisted BIG Real Estate Fund I, L.P. and/or one of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Wells Fargo Bank, a sponsor, originator and mortgage loan seller, is also a master servicer, the certificate administrator, the REMIC administrator, the custodian and the certificate registrar under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank, National Association is the servicer under the BBSG 2016-MRP trust and servicing agreement, which governs the servicing and administration of The Mall at Rockingham Park whole loan, and the master servicer under the BACM 2016-UBS10 pooling and servicing agreement, which governs the servicing and administration of the In-Rel 8 whole loan.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than the non-serviced mortgage loans and the servicing shift mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers or the directing certificateholder, collateral property owners and their vendors or affiliates of any of those parties. In the normal course of business, Pentalpha Surveillance LLC and its affiliates are also hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, mortgaged property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent of a borrower or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that BIG Real Estate Fund I, L.P. (or another affiliate of Basis Investment Group LLC) will be appointed as the initial directing certificateholder. The special servicers may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan) (or, in the case of the servicing shift mortgage loan, at the direction of the related controlling noteholder, prior to the servicing shift securitization date), take actions with respect to the specially serviced loans for which it acts as special servicer under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan), (ii) the controlling noteholder of the Pinnacle II whole loan prior to the servicing shift securitization date or (iii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the applicable special servicer or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth below is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement under which it is being serviced.

Whole Loan(1)	Trust/Pooling and Servicing Agreement	Controlling Noteholder	Initial Directing Certificateholder(2)
The Mall at Rockingham Park	BBSG 2016-MRP	BBSG 2016-MRP	Teachers Insurance and Annuity Association of America
In-Rel 8	BACM 2016-UBS10	BACM 2016-UBS10	RREF III Debt AIV, LP

(1)	Does not include the Pinnacle II whole loan, for which servicing will be transferred on the servicing shift securitization date. The initial controlling noteholder of the Pinnacle II whole loan will be Wells Fargo Bank, National Association or an affiliate, as holder of the related controlling companion loan. After the servicing shift securitization date, the controlling noteholder of the Pinnacle II whole loan is expected to be the controlling class representative or other directing certificateholder under the securitization into which the controlling companion loan was deposited.

(2)	For further information regarding the directing certificateholder for The Mall at Rockingham Park whole loan and the In-Rel 8 whole loan, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Mall at Rockingham Park Whole Loan—Consultation and Control” and “—The In-Rel 8 Whole Loan—Consultation and Control.”

The controlling noteholder or directing certificateholder indicated in the chart above has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift securitization date, by the holder of the controlling companion loan at any time, for cause or without cause). See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

With respect to the servicing shift whole loan, prior to the servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and a related non-controlling companion loan holder will have non-binding consultation rights, in each case with respect to the servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the servicing shift securitization date) may advise the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such a non-controlling companion loan holder (solely with respect to the servicing shift whole loan and prior to the servicing shift securitization date) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift securitization date, the applicable special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, such special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the servicing shift securitization date, the servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to serviced whole loans other than any servicing shift whole loan, the applicable special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan other than any servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the applicable special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the applicable special servicer may be replaced by the directing certificateholder for cause at any time and without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. With respect to the right of the directing certificateholder to replace each special servicer under certain circumstances, investors should consider that National Cooperative Bank, N.A., the initial special servicer with respect to each of the mortgage loans included in the pool that are secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A., is experienced in acting as a lender and a servicer with respect to residential cooperative mortgage loans. Should the directing certificateholder elect to replace such special servicer, we cannot assure you that any successor special servicer selected pursuant to the terms of the pooling and servicing agreement would have the same familiarity or experience with the servicing of residential cooperative mortgage loans.

Similarly, each applicable controlling noteholder or directing certificateholder related to the securitization trust indicated in the chart above (or, after the servicing shift securitization date, the securitization trust and directing certificateholder thereunder for the related controlling companion loan) has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a non-serviced companion loan holder (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (and other than in respect of any excluded loan). See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such loan referred to herein as an “excluded loan”), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the applicable special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

The applicable special servicer or the applicable master servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder, a controlling noteholder or a serviced companion loan holder or its representative may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a serviced whole loan, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holders may recommend (on a strictly non-binding basis except with respect to the controlling companion loan holder of the servicing shift whole loan prior to the servicing shift securitization date) that the applicable special servicer take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Basis Real Estate Capital II, LLC, a sponsor, a mortgage loan seller and an originator, is an affiliate of the entity that (a) is anticipated to purchase the Class E, Class F and Class G certificates on the closing date, and (b) is expected to be appointed as the initial directing certificateholder.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class E, Class F and Class G certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer, or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with each special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement, and with regard to the servicing shift whole loan following the servicing shift securitization date, under the pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Mall at Rockingham Park Whole Loan—Consultation and Control”, “—The In-Rel 8 Whole Loan—Consultation and Control” and “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loan—Consultation and Control”.

Because the incentives and actions of the b-piece buyers may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to the servicing shift whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to the servicing shift whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

•	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

•	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

•	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

•	Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, may not be less than 5% in the transaction in the manner contemplated in the CRR; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis.

National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm.

If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.

Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) apply to investments in securitizations by EEA insurance and reinsurance undertakings subject to EU Directive 209/138/EC and, subject to the adoption of the proposed regulation referred to below, by EEA undertakings for collective investment in transferable securities. On September 30, 2015, the European Commission published a proposal for a new regulation which, if adopted as proposed, would replace the Retention Requirement, the Due Diligence Requirement and Similar Requirements with a single regime and which would, additionally, apply such requirements to investments in securitizations by EU occupational pension schemes.

None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the offered certificates may not be a suitable investment for EEA-credit institutions, EEA-investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment. None of the depositor, the issuing entity, the underwriters and any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory treatment of their investment in the offered certificates on the closing date or at any time in the future.

•	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, and other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013 and began phasing in on January 1, 2014; these regulations implement the increased capital requirements established under the Basel Accord. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Additional increases in minimum capital requirements have been implemented since that date. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and, when implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities. As a result of these regulations, investments in commercial mortgage-backed securities like the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of commercial mortgage-backed securities for their regulatory capital purposes.

•	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (with two one-year extensions granted with respect to those banking entity ownership interests or sponsorships in place prior to December 31, 2013, thereby extending the required conformance date for such preexisting arrangements until July 21, 2017). During any applicable conformance period, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

•	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

•	The promulgation of additional laws and regulations, including the final regulations to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Act, compliance with which is required with respect to CMBS issued on or after December 24, 2016, may cause commercial real estate lenders to tighten their lending standards and reduce the availability of leverage and/or refinancings for commercial real estate. This, in turn, may adversely affect a borrower’s ability to refinance a mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

•	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

•	do not represent any assessment of the yield to maturity that a certificateholder may experience;

•	reflect only the views of the respective rating agencies as of the date such ratings were issued;

•	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

•	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

•	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued

CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

•	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to 6 nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected 3 of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

•	the purchase price for the certificates;

•	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

•	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

•	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

•	the level of prevailing interest rates;

•	the availability of credit for commercial real estate;

•	the applicable master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the applicable special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the applicable special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity, or that the applicable special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the

Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates and the Class A-4FX regular interest
Class X-B	Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates and the Class A-4FX regular interest remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates and the Class A-4FX regular interest were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the applicable master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if either master servicer, either special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if either master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates or the Class A-4FX regular interest, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB or Class A-S certificates and the Class A-4FX regular interest will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-D certificates and the Class A-4FX regular interest and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates-Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than mortgage loan that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of a special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, any master servicer, any special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Rights of the Directing Certificateholder and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded loan and, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, will have limited consultation rights) and the right to replace each special servicer with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing (other than with respect to the Pinnacle II mortgage loan, with respect to which the holder of the related controlling companion loan prior to the servicing shift securitization date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace each special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs, then the directing certificateholder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, the applicable special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to the servicing shift whole loan, prior to the servicing shift securitization date, the applicable special servicer or the applicable master servicer may, at the direction or upon the advice of the holder of the controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (or the servicing shift whole loan) and in connection with a sale of a defaulted loan (except that, in each case, with respect to The Mall at Rockingham Park whole loan, such rights will only be exercisable upon and during the termination of a subordinate control period under the BBSG 2016-MRP trust and servicing agreement), and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the operating advisor if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicers under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to the servicing shift whole loan and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii) may act solely in the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of the servicing shift mortgage loan, the controlling companion loan holder may act solely in its own best interests;

(iii) does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of the servicing shift mortgage loan, the controlling companion loan holder does not have any duties to any other person;

(iv) may take actions that favor the interests of the holders of the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of the servicing shift mortgage loan, the controlling companion loan holder may take actions that favor only its own interests; and

(v) will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of the servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan or servicing shift mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than the servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the applicable special servicer or the applicable master servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to the non-serviced mortgage loans, the operating advisor, if any, appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such trust and servicing agreement or pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, servicing shift mortgage loan or any related REO Property. There will be no operating advisor under the BBSG 2016-MRP trust and servicing agreement with respect to The Mall at Rockingham Park whole loan. Additionally, with respect to the servicing shift mortgage loan, in the event that the related controlling pari passu companion loan is not included in a future securitization, the pooling and servicing agreement under this securitization does not provide for an operating advisor with rights and duties in connection with the servicing and administration of such serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace each special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan as described in this prospectus. After the occurrence and during continuance of a control termination event under the pooling and servicing agreement, each special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances). See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate either master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace either master servicer, either special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace such master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (other than the servicing shift mortgage loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the applicable special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the applicable special servicer may not be required to consult with the companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by such special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the applicable special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the controlling companion loan in the case of the servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust holding the controlling note (or the holder of the controlling companion loan in the case of the servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust (or the holder of the controlling companion loan in the case of the servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or with respect to the servicing shift loan prior to the servicing shift securitization date, the applicable special servicer under the pooling and servicing agreement) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Servicing Mortgage Loan”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

•	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

•	may act solely in its own interests, without regard to your interests;

•	do not have any duties to any other person, including the holders of any class of certificates;

•	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

•	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the applicable special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the applicable special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicers may be limited by several factors. First, if a special servicer has to consider a large number of modifications, operational constraints may affect the ability of such special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit a special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicers in maximizing collections for the transaction and the impediments the special servicers may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicers not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicers may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the applicable special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party (or in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC is the sole warranting party) in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors (or in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC) will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the applicable special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

Each sponsor has (or in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC has) only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have (or in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC has or will have) sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, each master servicer, each special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

Each master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the applicable master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the applicable master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the applicable master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of a master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the applicable master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

Barclays Bank PLC, a mortgage loan seller, a sponsor and an originator, is subject to the provisions of the Insolvency Act 1986, as amended (United Kingdom Act of Parliament, 1986 ch. 45) (the “Insolvency Act”) and the Banking Act 2009, as amended (United Kingdom Act of Parliament, 2009 ch. 1) (the “Banking Act”). Under the terms of the Insolvency Act, certain transactions by an English-registered company, such as Barclays, may be challenged by an insolvency officer appointed to that company on its insolvency. Under the Banking Act, the Secretary of State, Prudential Regulation Authority, or Bank of England can apply to the court for implementation of an insolvency regime specifically for certain deposit-taking institutions. One aspect of this regime is that an insolvency officer will conduct the relevant insolvency process in such a manner as to promote protection of retail deposits held by such an institution (in combination with the United Kingdom Financial Services Compensation Scheme). Further, under the Banking Act, the United Kingdom Treasury, the Prudential Regulation Authority and/or the Bank of England may also, in the circumstances set out in the Banking Act, make an order for the transfer of any property, assets or liabilities of a United Kingdom authorized deposit taker either to a company owned by the Bank of England or to any private sector purchaser. Orders under the Banking Act may also modify the way in which rights of third parties can be exercised. These powers exist within a broader range of powers designed to ensure the stability of the United Kingdom banking sector and exercise of such may have an impact on the rights of third parties relative to Barclays. An opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of Barclays’ interest in the mortgage loan by Barclays Bank PLC will constitute a true sale of such assets. Nevertheless, we cannot assure you that an interested party would not attempt to assert that such transfer was not a sale nor challenge the transaction under United Kingdom insolvency rules, nor that the transfer could not be affected by an order under the Banking Act. Even if a challenge were not successful, or if an order under the Banking Act itself was successfully challenged, resolution of such a matter could cause significant delay which may impact on payments under the certificates.

If Barclays Bank PLC were acting through its New York branch, and were to become the subject of an insolvency proceeding under the laws of the United Kingdom and a proceeding were initiated under Chapter 15 of the federal bankruptcy code or the New York Superintendent of Financial Services were to take possession of the New York branch, it is possible that the New York Superintendent of Financial Services, a creditor or trustee in bankruptcy of Barclays Bank PLC may argue that the sale of its interest in the mortgage loan by Barclays Bank PLC was a pledge of the receivables rather than a sale. The New York Superintendent of Financial Services, a creditor, a bankruptcy trustee or another interested party could still attempt to assert that the transfer of Barclays’ interest in the mortgage loan was not a sale. If such party’s challenge is successful, payments on the certificates would be reduced or delayed. Even if the challenge is not successful, payments on the certificates could be delayed while a court resolves the claim.

The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States internal revenue code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Code Section 166.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of 102 fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $1,022,879,610 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in July 2016 (or, in the case of any Mortgage Loan that has its first due date in August 2016, the date that would have been its due date in July 2016 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Five (5) of the Mortgage Loans, representing approximately 20.9% of the Initial Pool Balance, are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as a “Subordinate Companion Loan”). The Pari Passu Companion Loans and the Subordinate Companion Loan are collectively referred to as the “Companion Loans” in this prospectus, and each Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut- Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Rialto Mortgage Finance, LLC	23	26	$360,697,241	35.3%
Barclays Bank PLC(1)	15	34	225,917,698	22.1
Wells Fargo Bank, National Association	22	23	160,699,617	15.7
UBS Real Estate Securities Inc.	13	20	134,776,231	13.2
C-III Commercial Mortgage LLC(2)	14	22	58,646,837	5.7
National Cooperative Bank, N.A.(3)	11	11	57,777,140	5.6
Basis Real Estate Capital II, LLC	4	4	24,364,845	2.4
Total	102	140	$1,022,879,610	100.0%

(1)	One (1) of the fifteen (15) Mortgage Loans for which Barclays Bank PLC is the mortgage loan seller was co-originated by Société Générale and Barclays Bank PLC. Two (2) of the fifteen (15) Mortgage Loans for which Barclays Bank PLC is the mortgage loan seller were originated by RAIT Funding, LLC and will be purchased by Barclays Bank PLC.

(2)	Two (2) of the fourteen (14) Mortgage Loans for which C-III Commercial Mortgage LLC is the mortgage loan seller were originated by Union Capital Investments, LLC and transferred to C-III Commercial Mortgage LLC. Each such Mortgage Loan originated by Union Capital Investments, LLC was re-underwritten by C-III Commercial Mortgage LLC in accordance with C-III Commercial Mortgage LLC’s underwriting guidelines.

(3)	Eight (8) of the eleven (11) Mortgage Loans sold to the depositor by National Cooperative Bank, N.A., representing 2.3% of the Initial Pool Balance, were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such Mortgage Loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

Each of the Mortgage Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily, manufactured housing community or residential cooperative real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on July 28, 2016 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings (with respect to the Mortgage Loans secured by residential cooperative properties, the following is supplemented and modified as provided in “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below):

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

•	in the case of a Mortgage Loan that provides for interest-only payments through maturity, the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and

•	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date, 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state an “as-stabilized”, “as-complete”, “as-repaired”, “hypothetical”, or “as-renovated” value as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the related mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to Mortgage Loans secured by portfolios of Mortgaged Properties, the Appraised Value may represent the “as-is”, “as-complete”, “as-renovated” or “as-stabilized” value for the related portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is”, “as-complete”, “as-renovated” or “as-stabilized” appraised values of the related individual Mortgaged Properties. In the case of certain of the Mortgage Loans, the LTV Ratio for such Mortgage Loans has been calculated based on the “as-complete” or “as-stabilized” Appraised Value of the related Mortgaged Property, and in certain other cases, based on an Appraised Value that includes certain property that does not qualify as real property. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. For additional information related to calculation of “Appraised Value” for Mortgage Loans secured by residential cooperatives see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

•	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

•	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to,

utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

“Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of the Mortgage Loans as shown in the table below, the “as-complete”, “as-stabilized” or “as-renovated” value).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Marriott Indianapolis North(1)	5.3%	58.8%	44.8%	$91,600,000	67.6%	51.5%	$79,600,000
473-479 Sumner Ave / 341 & 345 Amherst St(2)	0.9%	69.8%	59.3%	$12,600,000	72.9%	61.9%	$12,070,000
Holiday Inn & Suites Lima(3)	0.9%	69.3%	56.9%	$12,700,000	75.2%	61.7%	$11,700,000

(1)	Reflects an appraisal on an “as-complete” basis, subject to an anticipated stabilization date of November, 2016.

(2)	Reflects an appraisal of the 341 & 345 Amherst St Mortgaged Property on an “as-stabilized” basis, subject to tenant My Spot Wireless (representing 7.4% of net rentable square feet at the Mortgaged Property) and tenant Friendly Dental (representing 6.4% of the net rentable square feet at the Mortgaged Property) commencing rent payments, with an anticipated stabilization date of August 1, 2016. As of the date hereof, both tenants are in occupancy and paying full, unabated rent.

(3)	Reflects an appraisal on an “as-complete” basis, subject to an anticipated stabilization date of May, 2017.

The LTV Ratio as of the related maturity date set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date, assuming all principal payments required to be made on or prior to the related maturity date (not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan unless otherwise indicated, LTV Ratios were calculated with respect to such Mortgage Loan including any related Companion Loan(s) (except, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, such LTV Ratio was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio” “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a split loan structure, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan included in the issuing entity, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“LTV Ratio at Maturity”, “LTV Ratio at Maturity” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s). In the case of a Mortgage Loan with one or more related Subordinate Companion Loans, Loan-to-Value Ratios at Maturity were calculated without regard to any related Subordinate Companion Loan.

“Maturity Date Balloon Payment” or “Balloon Payment” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

•	non-cash items such as depreciation and amortization,

•	capital expenditures, and

•	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties (other than residential cooperative properties) and manufactured housing community properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting; and (v) in the case of residential cooperative properties, the property vacancy assumption reflected in the related appraisal for purposes of determining the appraised value of the related Mortgaged Property as a multifamily rental property (i.e., the “Coop-Rental Value” reflected in Annex A-1 to this prospectus); such vacancy assumption for residential cooperative properties does not reflect actual occupancy. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property. With respect to a Mortgage Loan secured by a residential cooperative property, the Occupancy As Of Date is the date of the related appraisal from which the Occupancy Rate is derived.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

•	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

•	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

•	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

•	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

•	“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

•	“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

•	“D or GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

•	“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, any combination of the foregoing or other single-purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the

Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses. For certain additional information related to calculation of “Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in this prospectus.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property (other than a residential cooperative property), the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto and “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

The “Underwritten Net Cash Flow Debt Service Coverage Ratio” or “U/W NCF DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2 attached hereto, is the ratio of Underwritten Net Cash Flow calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). The Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan) as of the Cut-off Date.

No Mortgage Loan included in the Trust has an Underwritten NCF Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. For certain additional information related to calculation of “Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan) as of the Cut-off Date. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan) as of the cut-off date.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Pads” or “Beds” means (a) in the case of a Mortgaged Property operated as multifamily housing or as a residential cooperative, the number of apartments, regardless of the size of or number of rooms or beds in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, or (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “Weighted Averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 to this prospectus may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives

With respect to any Mortgage Loans secured by residential cooperative properties that are sold to the Trust by National Cooperative Bank, N.A., due to attributes particular to residential housing cooperatives, certain information presented in this prospectus and in Annex A-1 to this prospectus differs from that presented for other Mortgage Loans included in the Trust. Several of these differences are particularly relevant to your consideration of an investment in the Offered Certificates.

In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for Mortgage Loans secured by residential cooperative properties sold to the Trust by National Cooperative Bank, N.A. differs from the manner in which such calculations are made for other Mortgage Loans included in the Trust.

For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date (other than loan-to-value ratio information calculated as of the origination date or Cut-off Date for the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as University Towers Owners Corp.) is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross sellout value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1 to this prospectus. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross sellout value referenced above in this paragraph is calculated without regard to any applicable sale price restrictions. The comparable sales considered in the appraisers’ estimates of gross sellout values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1 to this prospectus. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as University Towers Owners Corp., the value reflected as the “Appraised Value” on Annex A-1 to this prospectus is the “Coop-Rental Value” of such residential cooperative property and the loan-to-value ratio information for such Mortgage Loan as presented herein is determined based on the “Coop-Rental Value” of such Mortgaged Property.

In addition, for purposes of determining the debt service coverage ratio and debt yield for a Mortgage Loan secured by a residential cooperative property and for the purpose of determining the value of a residential cooperative property as a multifamily rental property, the “Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” for a residential cooperative property and the “Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” for a residential cooperative property, in each case as set forth on Annex A-1 to this prospectus, is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser. Accordingly, U/W Revenues, U/W Expenses, U/W Net Operating Income, U/W Replacement and U/W Net Cash Flow, in each case as set forth on Annex A-1 to this prospectus, are derived from the appraisal. However, the projected net cash flow used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.

The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to Mortgage Loans secured by residential cooperative properties may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for such Mortgage Loans secured by residential cooperative properties had a different methodology (including the methodology used for calculating such values with respect to the other Mortgage Loans sold to the depositor) been used.

With respect to information presented in Annex A-1 to this prospectus with respect to mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness in the form of a second priority line of credit (each, a “Subordinate LOC”), (1) the Coop – Committed Secondary Debt equals the balance of such Subordinate LOC, based on the full face amount of such Subordinate LOC, (2) the Whole Loan Cut-off Date Balance is calculated assuming the Subordinate LOC loan amount is fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (3) the Subordinate Secured Debt Original Balance is calculated assuming the Subordinate LOC is fully advanced on the date of closing of said Subordinate LOC, (4) the Subordinate Secured Debt Cut-off Date Balance indicates the balance of the Subordinate LOC as of the Cut-off Date, (5) the Whole Loan Cut-off Date LTV Ratio, Whole Loan Cut-off Date U/W NOI Debt Yield and Whole Loan Cut-off Date U/W NCF Debt Yield are calculated assuming that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (6) the Whole Loan Debt Service, Whole Loan U/W NOI DSCR and Whole Loan U/W NCF DSCR are calculated assuming (A) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (B) that interest on the Subordinate LOC is accruing pursuant to the applicable mortgage loan document (with the applicable interest rate determined using 1-month LIBOR in effect as of June 30, 2016 and giving effect to any applicable interest rate floor) and (C) that, in the case of each Subordinate LOC that has an interest-only period that does not extend through the maturity date of such Subordinate LOC, such initial interest-only period has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note.

In addition, with respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Ridge Apartments Owners Corp., representing approximately 0.2% of the Cut-off Date Pool Balance, the Mortgaged Property is encumbered by a subordinate wraparound mortgage with a stated principal balance of $1,920,000.00. The subordinate wraparound mortgagee’s “equity” (i.e., the principal amount of the wraparound mortgage as to which the wraparound mortgagee is entitled to payments) is $20,000.00. The information presented in Annex A-1 to this prospectus under the column headings Whole Loan Cut-off Date Balance, Whole Loan Debt Service, Subordinate Secured Debt Original Balance, Subordinate Secured Debt Cut-off Date Balance, Whole Loan U/W NOI DSCR, Whole Loan U/W NCF DSCR, Whole Loan Cut-off Date LTV Ratio, Whole Loan Cut-off Date U/W NOI Debt Yield and Whole Loan Cut-off Date U/W NCF Debt Yield are presented assuming that the outstanding principal balance of the subordinate wraparound mortgage is $20,000.00.

With respect to the Mortgage Loans secured by residential cooperative properties, each related Mortgaged Property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 to this prospectus with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the Trust. In addition, with respect to information presented in Annex A-1 to this prospectus with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 to this prospectus with respect to Mortgage Loans (other than such Mortgage Loans secured by residential cooperative properties) is not presented on Annex A-1 to this prospectus with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the Trust. For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical NOI figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 to this prospectus for the Mortgage Loans secured by residential cooperative properties are not presented on Annex A-1 to this prospectus with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the Trust.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,022,879,610
Number of Mortgage Loans	102
Number of Mortgaged Properties	140
Range of Cut-off Date Balances	$1,200,000 to $64,500,000
Average Cut-off Date Balance	$10,028,231
Range of Mortgage Rates	3.520% to 5.950%
Weighted average Mortgage Rate	4.765%
Range of original terms to maturity	60 months to 120 months
Weighted average original term to maturity	117 months
Range of remaining terms to maturity	55 months to 120 months
Weighted average remaining term to maturity	116 months
Range of original amortization terms(2)	300 months to 480 months
Weighted average original amortization term(2)	351 months
Range of remaining amortization terms(2)	291 months to 480 months
Weighted average remaining amortization term(2)	350 months
Range of Cut-off Date LTV Ratios(3)(4)(6)	3.5% to 75.0%
Weighted average Cut-off Date LTV Ratio(3)(4)(6)	61.0%
Range of LTV Ratios as of the maturity date(3)(4)(6)	2.7% to 68.3%
Weighted average LTV Ratio as of the maturity date(3)(4)(6)	52.9%
Range of U/W NCF DSCRs(4)(5)(6)	1.20x to 23.57x
Weighted average U/W NCF DSCR(4)(5)(6)	2.02x
Range of U/W NOI Debt Yields(4)(6)	8.1% to 127.3%
Weighted average U/W NOI Debt Yield(4)(6)	12.5%
Percentage of Initial Pool Balance consisting of:
Amortizing Balloon	46.4%
Interest-only, Amortizing Balloon	35.0%
Interest-only, Balloon	18.5%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	Excludes eight (8) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Epps Bridge Centre, The Mall at Rockingham Park, ExchangeRight Net Leased Portfolio 12, Pinnacle II, So Cal Self Storage – Pasadena, CA, Storage City – Antioch, Midland Plaza Apartments Corp. and Gramercy-Rutherford Townhouses Corp., representing approximately 18.5% of the Initial Pool Balance by allocated loan amount, that are interest-only for the entire term.

(3)	With respect to three (3) Mortgaged Properties identified on Annex A-1 to this prospectus as Marriott Indianapolis North, 341 & 345 Amherst St and Holiday Inn & Suites Lima, securing in whole or in part Mortgage Loans representing approximately 7.0% of the Initial Pool Balance, the loan-to-value ratio was calculated based upon a hypothetical valuation other than an “as-is” value. The remaining Mortgage Loans were calculated using “as-is” values as described under “—Certain Calculations and Definitions” above. For further information, see Annex A-1 to this prospectus. See also “Risk Factors—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “—Appraised Value” in this prospectus.

(4)	In the case of five (5) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as The Mall at Rockingham Park, Kroger (Roundy’s) Distribution Center, Mall at Turtle Creek, In-Rel 8 and Pinnacle II, representing approximately 20.9% of the Initial Pool Balance, each of which has one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Mall at Rockingham Park, representing approximately 5.9% of the Initial Pool Balance, the related loan-to-value ratio as of the Cut-off Date and underwritten net cash flow debt service coverage ratio calculated to include the related Subordinate Companion Loan are 53.0% and 2.25x, respectively.

(5)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the Cut-off Date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the Cut-off Date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

(6)	For Mortgage Loans secured by residential cooperative properties, the debt service coverage ratio and debt yield information are calculated using Underwritten Net Cash Flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, equals the projected operating income at the related Mortgaged Property assuming such Mortgaged Property is operated as a rental property. The loan-to-value ratio information for Mortgage Loans secured by residential cooperative properties is based upon the Appraised Value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross sellout value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property; provided, however, that the above loan-to-value ratio information for the Mortgage Loan secured by the residential cooperative property identified on Annex A-1 to this prospectus as University Towers Owners Corp. is based upon the value of such residential cooperative property determined as if such residential cooperative property is operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in this prospectus.

The issuing entity will include ten (10) Mortgage Loans, representing approximately 14.3% of the Initial Pool Balance, that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Retail	48	$344,577,324	33.7%
Anchored	10	161,109,054	15.8
Regional Mall	2	101,947,448	10.0
Unanchored	12	44,082,066	4.3
Single Tenant	19	24,138,808	2.4
Shadow Anchored	5	13,299,949	1.3
Hospitality	19	203,075,378	19.9
Full Service	4	95,771,483	9.4
Limited Service	12	83,854,897	8.2
Extended Stay	3	23,448,999	2.3
Multifamily	24	120,744,491	11.8
Cooperative	11	57,777,140	5.6
Garden	11	51,905,665	5.1
Low Rise	1	6,200,000	0.6
Student Housing	1	4,861,685	0.5
Office	16	119,361,658	11.7
Suburban	8	65,784,025	6.4
CBD	4	40,822,634	4.0
Medical	4	12,755,000	1.2
Industrial	4	90,720,439	8.9
Warehouse	2	65,549,208	6.4
Flex	2	25,171,231	2.5
Self Storage	15	85,979,300	8.4
Self Storage	15	85,979,300	8.4
Mixed Use	4	37,788,284	3.7
Medical Office/Retail	1	21,725,376	2.1
Office/Industrial	1	7,500,000	0.7
Office/Retail	1	6,667,550	0.7
Industrial/Other	1	1,895,358	0.2
Manufactured Housing Community	10	20,632,735	2.0
Manufactured Housing Community	10	20,632,735	2.0
Total	140	$1,022,879,610	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Retail Properties

In the case of the retail properties set forth in the above chart, we note the following:

•	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Kroger - Hamilton, Advance Auto Parts - Steubenville, Advance Auto Parts - Greenville, Napa Auto Parts – Freeport, Napa Auto Parts – Belvidere, Advance Auto Parts – Heath, Shoppes at Westown, Belter Shopping Center, Oaklandon Center and South East Street Center, securing in whole or in part Mortgage Loans representing approximately 5.1% of the Initial Pool Balance, each of such Mortgaged Properties includes one or more tenants that operate its space as an on-site gas station and/or an automobile repair and servicing company. See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” in this prospectus.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as River Park Shopping Center, representing approximately 2.5% of the Initial Pool Balance, the Mortgaged Property consists of a shopping center with a separate parcel in the middle of the site (not part of the collateral) that is now dark. A grocery store operator (Fresh & Easy) was a shadow anchor tenant and occupied that parcel until 2015 when it announced closing of all of its stores nationally. See Annex A-3 for more information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as DoubleTree Overland Park representing approximately 2.4% of the Initial Pool Balance, 25.7% of the income at the Mortgaged Property is derived from food and beverage sales.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Fairfield Inn & Suites - Norco, representing approximately 1.0% of the Initial Pool Balance, major lodging demand drivers in the neighborhood include the Federal Government’s Naval Surface Warfare Center (“NSWC”) Corona Division and the state of California government’s California Rehabilitation Center. The NSWC Corona Division is subject to any potential Base Realignment and Closure (BRAC), which would result in the closure of such division. The California Rehabilitation Center is scheduled to close in approximately three to four years. The United States Department of Defense is the largest occupier of rooms per night at the Mortgaged Property.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as TownePlace Suites Newark, representing approximately 0.8% of the Initial Pool Balance, a new 100-room Candlewood Suites Newark (5.2 miles southwest) is expected to open in December 2016. The hotel will be similar to the Mortgaged Property in terms of product offering and service level. Consequently, the appraiser includes this hotel in the competitive set as fully (100%) competitive.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Comfort Suites at Kennesaw State University, representing approximately 0.6% of the Initial Pool Balance, the appraisal identified two properties currently under construction which are estimated to be directly competitive with the Mortgaged Property: (i) a 100-room Courtyard by Marriott located approximately 3 miles south of the Mortgaged Property, which is scheduled to open by the end of 2016 and (ii) a 100-room Hampton Inn located in the immediate vicinity of the Mortgaged Property.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hawthorn Suites Dearborn, representing approximately 0.6% of the Initial Pool Balance, a 99-room Staybridge Suites located approximately 5 miles from such Mortgaged Property owned by an affiliate of the related borrower opened in April 2016 and is considered, like the Mortgaged

Property, to be an extended stay hotel. The related appraisal included Staybridge Suites’ expected impact on the Mortgaged Property in its projections of demand growth in the Mortgaged Property’s market.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Courtyard Orlando East – UCF, representing approximately 0.5% of the Initial Pool Balance, within the Mortgaged Property’s immediate submarket and the greater Orlando submarket, a new 112-room Fairfield Inn & Suites opened in February 2016 (located 0.6 miles west of the Mortgaged Property). Such hotel is anticipated to directly compete with the Mortgaged Property.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the related Mortgage Loan
Marriott Indianapolis North	$53,838,334	5.3%	4/12/2036	5/6/2026
Doubletree Overland Park	$25,000,000	2.4%	8/31/2032	7/6/2026
Courtyard Marriott Madeira Beach	$12,373,701	1.2%	3/1/2040	5/11/2026
Fairfield Inn & Suites – Carlsbad	$10,400,000	1.0%	5/20/2035	7/6/2026
Fairfield Inn & Suites - Norco	$10,000,000	1.0%	7/3/2034	7/6/2026
Hilton Home2 Suites Pittsburgh	$9,248,858	0.9%	11/30/2034	2/6/2021
Hilton Garden Inn – Lake Mary, FL	$8,989,773	0.9%	5/31/2028	6/6/2026
Holiday Inn & Suites Lima	$8,800,000	0.9%	6/13/2026	7/6/2026
TownePlace Suites Newark	$8,190,559	0.8%	12/22/2026	6/6/2026
Radisson Colorado Springs	$8,133,149	0.8%	12/31/2030	5/6/2026
Hilton Garden Inn W. I65 Airport Blvd.	$7,475,805	0.7%	6/8/2027	5/6/2026
Comfort Suites at Kennesaw State University	$6,250,000	0.6%	12/9/2028	7/6/2026
Hawthorn Suites Dearborn	$6,009,582	0.6%	1/13/2032	10/6/2025
Courtyard Orlando East - UCF	$5,586,623	0.5%	7/31/2023	5/11/2026
Holiday Inn Express Rochester / Greece	$5,443,823	0.5%	1/5/2027	6/6/2026
Quality Inn & Suites - Sulphur	$5,000,000	0.5%	2/23/2036	7/1/2026
Quality Inn Olympic National Park	$4,600,000	0.4%	1/11/2029	7/6/2026
Comfort Inn Sylva	$4,345,328	0.4%	1/10/2024	6/6/2026
Comfort Inn & Suites - Smyrna	$3,389,845	0.3%	10/5/2035	4/1/2026

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Hotel Properties Have Special Risks”,

“—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Multifamily Properties

In the case of the multifamily and similar mixed use properties set forth in the above chart, we note the following:

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as 51 East Green Apartments, securing a Mortgage Loan representing approximately 0.5% of the Initial Pool Balance, such Mortgaged Property is 100% occupied by student tenants.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Rivercrest Apartments, securing a Mortgage Loan representing approximately 0.2% of the Initial Pool Balance, six of the tenants at the 68-unit apartment complex pay rents subsidized under the Section 8 tenant-based assistance program of the U.S. Department of Housing and Urban Development. We cannot assure you that such program will be continued in its present form or that the level of assistance provided thereby will be sufficient to generate enough revenues for the related borrower to meet its obligations under the Mortgage Loan. In addition, 34 tenants at the Mortgaged Property lease under month-to-month leases. All of the month-to-month leases are required to be converted to a minimum of 12-month leases within 24 months of origination of the Mortgage Loan. The borrower executed a 10-year master lease, which will terminate once all of the current month-to-month leases are converted to 12-month leases. The annual rent covered by the master lease is approximately $256,260.

•	Certain of the residential cooperative properties securing mortgage loans included in the Trust may be operated as limited equity cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units. Such restrictions may negatively impact the value and operation of such a mortgaged property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this prospectus.

•	In addition, certain of the residential cooperative properties are subject to government rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this prospectus.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Office Properties

With respect to the office properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”.

Industrial Properties

With respect to the industrial properties set forth in the above chart:

•	The Mortgaged Property identified on Annex A-1 to this prospectus as Kroger (Roundy’s) Distribution Center, securing a Mortgage Loan representing approximately 5.8% of the Initial Pool Balance, the single tenant, Roundy’s Inc., operates part of its space as a cold storage facility.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Self Storage Properties

With respect to the self storage properties and mixed use properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Mixed Use Properties

With respect to the mixed-use properties set forth in the above chart:

•	Each such mixed use Mortgaged Property has one or more retail, office and/or industrial components. See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “—Industrial Properties Have Special Risks” and “—Office Properties Have Special Risks”, as applicable.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, we note the following:

•	In the case of certain manufactured housing community properties, over 10% of the pad sites are known to be occupied by “park-owned homes”. For example, with respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Maplewood MHC, Blue Grass MHC and White Oak MHC, collectively securing Mortgage Loans representing approximately 0.7% of the Initial Pool Balance, approximately 58 of the 115 Maplewood MHC home sites, 13 of the 87 Blue Grass MHC home sites and 95 of the 159 White Oak MHC home sites, respectively, are occupied by homes owned by an affiliate of the related borrower and rented out like apartments. Although the affiliate-owned homes are not collateral for any of those three Mortgage Loans (and the rent from such homes was not included as part of the underwriting for such Mortgage Loans), in each such case, there is a master lease with, and an assignment of net cash flow from, the borrower affiliate that owns the homes in question that will spring into effect upon the occurrence of an event of default under the related Mortgage Loan.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Trinity Windfern MHP, securing a Mortgage Loan representing approximately 0.2% of the Initial Pool Balance, such Mortgaged Property is served with water by on-site wells and a storage tank and sewer by an on-site aboveground sewage treatment plant that is monitored by a third party.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as J & J MHP, securing a Mortgage Loan representing approximately 0.2% of the Initial Pool Balance, such Mortgaged Property is age restricted to tenants at least 55 years of age.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Restaurant(1)	15	6.5%
Bank branch(2)	2	1.4%
Medical(3)	12	7.7%
Cold storage facilities(4)	1	5.8%
Gym, fitness center or a health club(5)	4	4.6%

(1)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as 50 Penn Place, Center Point, San Fernando Value Square, Belter Shopping Center, Oaklandon Center, South East Street Center, 341 & 345 Amherst St, Kenny Centre, Monroe Center, 952 Lake Murray Boulevard, Lake Mead Gateway Plaza, Overland Corporate Center, Rockmart Commons, Mission Plaza and Crossings at Hamilton Shops. Excludes any hotel properties that may have a restaurant on-site.

(2)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Lynnfield Park and Chase Tower.

(3)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as Fresenius Dialysis Center - Nashville, San Fernando Value Square, Eagle Square, Allisonsville Plasma, Aspen Dental Crawfordsville, 473-479 Sumner Ave, Arrowhead Creekside Medical Office, Omni Business Park, Lake Mead Gateway Plaza, Overland Corporate Center, Canyon Springs Retail Building and Mission Plaza.

(4)	Includes the Mortgaged Property identified on Annex A-1 to this prospectus as Kroger (Roundy’s) Distribution Center.

(5)	Includes the Mortgaged Properties identified on Annex A-1 to this prospectus as River Park Shopping Center, Hulen Fashion Center, 341 & 345 Amherst St and Rockmart Commons.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

In addition, the Mortgaged Properties identified on Annex A-1 to this prospectus as Center Point, River Park Shopping Center, Oaklandon Center and Mission Plaza, securing approximately 3.0% of the Initial Pool Balance by allocated loan amount, include one or more tenants that operate its space as a dry cleaner with on-site processing.

Additionally, the Mortgaged Properties identified on Annex A-1 to this prospectus as Kroger - Hamilton, Advance Auto Parts - Steubenville, Advance Auto Parts - Greenville,

Napa Auto Parts – Freeport, Napa Auto Parts – Belvidere, Advance Auto Parts – Heath, Shoppes at Westown, Belter Shopping Center, Oaklandon Center and South East Street Center, securing approximately 3.0% of the Initial Pool Balance by allocated loan amount, each includes one or more tenants that operate its space as an on-site gas station and/or an automobile repair and servicing company. See “—Retail Properties” above.

With respect to the residential cooperative properties included in the Trust, information regarding the 5 largest tenants has not been reflected on Annex A-1 to this prospectus or in the preceding chart. Notwithstanding the exclusion of the residential cooperative properties from the statistics presented in the preceding chart and bullets, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices or clinics, data centers, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this prospectus.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)		Cut-off Date LTV Ratio(1)		Property Type
Epps Bridge Centre	$64,500,000	6.3%	$192	1.66	x	66.8%		Retail
The Mall at Rockingham Park	$60,000,000	5.9%	$263	4.14	x(2)	28.8	%(2)	Retail
Kroger (Roundy’s) Distribution Center	$59,500,000	5.8%	$70	1.44	x	69.5%		Industrial
Marriott Indianapolis North	$53,838,334	5.3%	$170,915	1.55	x	58.8%		Hospitality
Mall at Turtle Creek	$41,947,448	4.1%	$218	1.57	x	55.2%		Retail
In-Rel 8	$32,460,442	3.2%	$62	1.68	x	69.5%		Various
River Park Shopping Center	$25,750,000	2.5%	$237	1.37	x	64.4%		Retail
University Towers Owners Corp.	$25,600,000	2.5%	$107,563	2.32	x	44.3%		Multifamily
DoubleTree Overland Park	$25,000,000	2.4%	$70,225	1.66	x	62.5%		Hospitality
ExchangeRight Net Leased Portfolio 12	$24,850,000	2.4%	$102	2.28	x	52.8%		Various
Barber Self Storage	$24,460,000	2.4%	$63	1.34	x	69.6%		Self Storage
San Fernando Value Square	$23,600,000	2.3%	$199	1.53	x	55.4%		Retail
Eagle Square	$21,725,376	2.1%	$205	1.27	x	73.6%		Mixed Use
Pinnacle II	$20,000,000	2.0%	$378	1.96	x	61.3%		Office
Berkshire Corporate Center	$17,750,000	1.7%	$73	1.72	x	73.5%		Industrial
Top 3 Total/Weighted Average	$184,000,000	18.0%		2.40	x	55.3%
Top 5 Total/Weighted Average	$279,785,782	27.4%		2.11	x	55.9%
Top 15 Total/Weighted Average	$520,981,599	50.9%		1.93	x	59.0%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan in the aggregate, but excludes the principal balance and debt service payment of any related Subordinate Companion Loan. With respect to the Mortgage Loan secured by the residential cooperative property identified on Annex A-1 to this prospectus as University Towers Owners Corp., the U/W NCF DSCR is calculated using Underwritten Net Cash Flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and, in general, equals the projected operating income at the related Mortgaged Property assuming such Mortgaged Property is operated as a rental property and the Cut-off Date LTV Ratio is based upon the appraised value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this prospectus.

(2)	The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to The Mall at Rockingham Park Mortgage Loan based on the combined senior notes and subordinate notes totaling $262,000,000 are 2.25x and 53.0%, respectively.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 1.6% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Each of the Mortgage Loans set forth in the table below, representing approximately 10.4% of the Initial Pool Balance, is secured by two or more properties. See the footnotes to the table below. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Mortgaged Property Portfolio Names	Multi-Property Loan	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
In-Rel 8	Multi-property	$32,460,442	3.2%
ExchangeRight Net Leased Portfolio 12	Multi-property	24,850,000	2.4
CubeSmart Portfolio III	Multi-property	12,453,904	1.2
Tharp Portfolio II	Multi-property	11,500,000	1.1
Illini Stor-It Portfolio	Multi-property	11,030,000	1.1
473-479 Sumner Ave / 341 & 345 Amherst St	Multi-property	8,800,000	0.9
Bond Street Portfolio	Multi-property	5,000,000	0.5
Total		$106,094,346	10.4%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers. For example:

•	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as University Towers Owners Corp. and Maplewood MHC, collectively securing Mortgage Loans representing approximately 2.8% of the Initial Pool Balance, the related Mortgaged Properties are each comprised of multiple non-contiguous parcels operated as a single business enterprise.

Seven (7) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans”, representing approximately 9.5% of the Initial Pool Balance, are not cross-collateralized but have borrower sponsors related to each other, but no group of Mortgage Loans having borrower sponsors that are related to each other represents more than approximately 4.4% of the Initial Pool Balance.

The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 to this prospectus and the related footnotes.

Related Borrower Mortgage Loans(1)

Mortgage Loan/Mortgaged Property Portfolio Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Barber Self Storage	1	$24,460,000	2.4%
Illini Stor-It Portfolio	4	11,030,000	1.1
Avon Self-Storage	1	5,930,000	0.6
Storage Plex	1	3,280,000	0.3
Total for Group 1:	7	$44,700,000	4.4%
Group 2:
Fairfield Inn & Suites - Carlsbad	1	$10,400,000	1.0%
Fairfield Inn & Suites - Norco	1	10,000,000	1.0
Total for Group 2:	2	$20,400,000	2.0%
Group 3:
Taylor Park Townhomes	1	$5,992,270	0.6%
Fox Hunt Apartments	1	5,392,798	0.5
Park Hill Apartments	1	3,495,347	0.3
Lincoln Woods	1	1,298,266	0.1
Total for Group 3:	4	$16,178,681	1.6%
Group 4:
Maplewood MHC	1	$3,056,250	0.3%
White Oak MHC	1	1,900,000	0.2
Total for Group 4:	2	$4,956,250	0.5%
Group 5:
South Pointe Crossing	1	$3,288,804	0.3%
Thompson Thrift Building	1	1,320,504	0.1
Total for Group 5:	2	$4,609,308	0.5%
Group 6:
Trinity Colonial Hills MHP	1	$1,596,693	0.2%
Trinity Windfern MHP	1	1,596,693	0.2
Total for Group 6:	2	$3,193,385	0.3%
Group 7:
J & J MHP	1	$1,550,000	0.2%
Glenwillow MHP	1	1,530,000	0.1
Total for Group 7:	2	$3,080,000	0.3%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	12	$138,743,593	13.6%
Georgia	5	$77,691,573	7.6%
Indiana	10	$69,947,642	6.8%
Texas	12	$67,784,834	6.6%
New Hampshire	2	$67,260,000	6.6%
Wisconsin	1	$59,500,000	5.8%
Ohio	12	$53,992,798	5.3%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-2.

The remaining Mortgaged Properties are located throughout 28 other states, with no more than 4.3% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

•	Twenty-three (23) Mortgaged Properties identified on Annex A-1 to this prospectus as The Mall at Rockingham Park, University Towers Owners Corp., Dollar General - Denham Springs, Dollar General - Hammond, Family Dollar - Baton Rouge, Courtyard Marriott Madeira Beach, Hilton Garden Inn - Lake Mary, FL, Hilton Garden Inn W. I65 Airport Blvd., Rangeline Self-Storage, Courtyard Orlando East - UCF, Fairfield Views Inc. a/k/a Fairfield Views, Inc., Madison Court Apartment Corp., Interlaken Owners, Inc., Quality Inn & Suites - Sulphur, B.S.L. One Owners Corporation a/k/a B.S.L. One Owners Corp., Trinity Co-Operative Apts., Inc. a/k/a Trinity Cooperative Apts. Inc., Blue Grass MHC, Midland Plaza Apartments Corp., Ridge Apartments Owners Corp., Ipswich House, Inc., J & J MHP, Port Chester Apartments, Inc. and Gramercy-Rutherford Townhouses Corp., representing approximately 16.6% of the Initial Pool Balance by allocated loan amount, are each located within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean and, therefore, are more susceptible to hurricanes. See representation and warranty nos. 18 and 26 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble in Annex D-1 to this prospectus).

•	Seventeen (17) Mortgaged Properties identified on Annex A-1 to this prospectus as Mall at Turtle Creek, Lynnfield Park, I-Bank Tower, River Park Shopping Center, Tractor Supply – Woods Cross, San Fernando Value Square, Pinnacle II, California Plaza, Shellmound Office Building, So Cal Self Storage – Pasadena, CA, Fairfield Inn & Suites – Carlsbad, Fairfield Inn & Suites – Norco, Storage City – Antioch, Quality Inn Olympic National Park, Overland Corporate Center, Canyon Springs Retail Building and 168 Marco Way, representing approximately 19.7% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19.0%.

Mortgaged Properties With Limited Prior Operating History

Nine (9) of the Mortgage Loans, representing approximately 14.4% of the Initial Pool Balance, are secured, in whole or in part, by Mortgaged Properties that (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property. See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common; Crowd Funding

Four (4) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as DoubleTree Overland Park, Eagle Square, Berkshire Corporate Center and Fairfield Inn & Suites - Carlsbad, representing 7.3% of the Initial Pool Balance by allocated loan amount, have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn & Suites Lima, representing approximately 0.9% of the Initial Pool Balance, the borrower is 100% owned by an entity that is 95% owned by a pool of limited investors that were sourced through a crowd funding platform. These investors are passive investors that do not maintain a voting interest in the borrower and no investor holds more than a 20% interest in the entity. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”.

Delaware Statutory Trusts

With respect to each of the Mortgage Loans identified on Annex A-1 as ExchangeRight Net Leased Portfolio 12 and Shellmound Office Building, representing approximately 3.6% of the Initial Pool Balance, the related borrower is a Delaware statutory trust.

In general, a Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related Mortgage Loan documents. In the case of a Mortgaged Property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property.

In the case of the Shellmound Office Building Mortgage Loan, the related Delaware statutory trust (“DST” is controlled by a signatory trustee (which is a special purpose entity and 100% owned (indirectly) and controlled by the related sponsor), and the signatory trustee has broad authority to control the DST borrower similar to the control a general partner or managing member would have with respect to an alternative form of special purpose entity. However, because an interest in a DST is treated as real property for certain tax purposes, the IRS restricts a DST’s ability to actively operate a property. It is not anticipated that active operation of the property in conflict with such IRS restrictions would be required with respect to the Mortgaged Property. Under certain circumstances where active management of and/or investment in the property is required, the DST’s signatory trustee can cause the DST to convert to a limited liability company for which the signatory trustee would act as sole manager. The holders of the beneficial interests in the DST do not have authority to control or manage the borrower or the Mortgaged Property under the related trust agreement, and their consent is not required for a conversion of the borrower to a limited liability company.

Condominium Interests

Five (5) of the Mortgaged Properties identified on Annex A-1 to this prospectus as Eagle Square, Stone Manor, The Riley Center, Madison Court Apartment Corp. and Bienville Towers Apartments, securing Mortgage Loans representing approximately 5.6% of the Initial Pool Balance, are secured in whole or in part by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Stone Manor, securing a Mortgage Loan representing approximately 1.4% of the Initial Pool Balance, the related Mortgaged Property consists of 2 units in a mixed-use, multi-building condominium development containing 9 units in total. The condominium board currently consists of 3 members, elected by vote of the condominium unit owners. The borrower does not have the right to appoint board members but has the right to vote on such matters. A total of 12 votes is allocated among the 9 condominium units, with 4 votes (or 33.3% of the voting rights) allocated to the Mortgaged Property. The borrower currently holds a greater percentage of voting rights than any of the other unit owners in the condominium. Each condominium unit holder owns its own building.

With respect to the Mortgage Loan secured by the Mortgaged Property identified as Madison Court Apartment Corp., representing approximately 0.5% of the Initial Pool Balance, the related Mortgaged Property consists of one (1) condominium unit in an apartment building that is comprised of two (2) condominium units. The residential condominium unit, which comprises the Mortgaged Property, consists of 96 residential apartment units including the superintendent’s unit. The commercial condominium unit, which is owned separately and is not a part the Mortgaged Property, may be used for any purpose permitted by law, however the use shall not adversely affect the use and enjoyment of the residential condominium unit. Each condominium unit is taxed separately. The ordinary affairs of the condominium are governed by the condominium board which is comprised of three (3) members appointed by the related borrower and two (2) members appointed by the commercial unit owner. Although the condominium board (or the appointed managing agent) will control the day-to-day operation of the condominium, certain specified decisions require the consent of all condominium board members and, accordingly, with respect to such decisions the consent of the condominium board members appointed by the commercial unit owner will be required.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Residential Cooperatives

Eleven (11) of the Mortgage Loans, collectively representing approximately 5.6% of the Initial Pool Balance, are secured by Mortgaged Properties structured as residential cooperatives. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this prospectus.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	136	$946,227,481	92.5%
Fee/Leasehold	2	61,263,325	6.0
Leasehold	2	15,388,804	1.5
Total	140	$1,022,879,610	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 13 months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as University Towers Owners Corp., representing approximately 2.5% of the Initial Pool Balance, such Mortgaged Property is currently undergoing a facade restoration project that includes window, door and curtain wall replacement. Prior to the commencement of the facade restoration project, the related borrower engaged Hygenix, Inc. to investigate the presence of Polychlorinated Biphenyls (“PCBs”) at the exterior building surfaces. Sampling conducted by Hygenix, Inc. in 2009, 2013 and 2014 identified PCBs in the window/door caulk, glazing, and exterior curtain wall, with some results containing PCBs in excess of the United States Environmental Protection Agency (“EPA”) limit of 50 parts per million. The soils surrounding the Mortgaged Property were also tested and found to have elevated levels of PCBs. Based on sample results, the location and extent of the PCB contamination is limited to caulk, glazing, exterior stucco/concrete and surficial soil at the base of the building. PCB remediation has been underway pursuant to a plan approved by the EPA. A post-remediation indoor air sampling plan was submitted recently to the EPA and is pending approval. The Phase I environmental site assessment recommended no further actions in this matter other than to continue the PCB remediation including the continuous air monitoring as part of the on-going facade repair capital improvement project. An approval letter was issued by the EPA Region 1 Office on June 8, 2015. Abatement Industries Group is currently completing the remediation work required by the cleanup plan, under the monitoring and supervision of Hygenix, Inc. At closing, the related borrower obtained an Environmental Liability Insurance Policy with Great American E & S Insurance Company (rated “A+” by S&P, “A1” by Moody’s and “A+:IX” by A.M. Best Company), naming the lender as an additional named insured, with a policy limit of $10.0 million per incident and in the aggregate, a self-insured retention of $250,000 and a policy coverage period that extends coverage for approximately 3 years following the maturity date of the loan. The premium for this policy has been paid in full. We cannot assure you that all PCB remediation and post-remediation air sampling will be completed to the satisfaction of the EPA, that no further actions will be warranted, or that the environmental insurance will in fact provide coverage for any or all claims, liabilities, or other expenses that may arise.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Eagle Square, representing approximately 2.1% of the Initial Pool Balance, the ESA identified historical use of the Mortgaged Property that resulted in controlled recognized environmental conditions which are adequately addressed per a

Settlement Agreement and Covenant Not to Sue and Environmental Land Usage Restrictions. This institutional control requires engineering controls in the form of a sub slab ventilation system and soil vapor extraction system. The borrower has contracted with a third party environmental firm to operate, maintain and monitor the in-place systems. In addition, the borrower obtained a $3 million environmental impairment liability insurance policy from Nautilus Insurance Company with a policy term of 10 years with a 36-month extended reporting period and a $100,000 deductible. The lender is named as an additional insured under the policy. The policy premium was pre-paid at closing. Nautilus Insurance Company has an A.M. Best Rating of A+.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn & Suites Lima, representing approximately 0.9% of the Initial Pool Balance, the ESA noted an adjacent property that was formerly operated as a gas station listed as a leaking underground storage tank site. The borrower obtained an environmental impairment liability insurance policy from Beazley (Lloyd’s of London) with a policy limit of $2 million per incident and in the aggregate, a deductible of $50,000 and a 121 month term with a 36-month extended reporting period. The lender is named as an additional named insured under the policy. The policy premium was paid at closing. Lloyds Syndicates has an A.M. Best Rating of “A”.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as East Street Trading Center, representing approximately 0.7% of the Initial Pool Balance, the Phase I ESA obtained at loan origination identified a recognized environmental condition associated with two underground storage tanks that were removed prior to 1990 without confirmatory soil sampling. In lieu of a Phase II ESA, the lender obtained a $1 million lender environmental collateral protection and liability-type environmental insurance policy with a 10-year term and a 3 year policy tail and having a $25,000 deductible. The policy premium was pre-paid at closing. The policy will be issued by an affiliate of Zurich Insurance Group Ltd. that has an S&P rating of at least “AA-”.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Kroger - Hamilton, representing approximately 0.5% of the Initial Pool Balance by allocated loan amount, the related ESA reported that prior to redevelopment in 2006, the Mortgaged Property had been used for safe manufacturing for more than 90 years. The site was sampled, and following remediation pursuant to the Ohio Voluntary Action Program, it was approved for No Further Action status subject to an activity use limitation restricting future development to industrial and commercial purposes and prohibiting use of groundwater for potable and non-potable purposes. The ESA ruled out any potential for indoor vapor intrusion and recommended no further action.

•	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Carleton MHC, Brighton Manor Apartments, 168 Marco Way, Mission Plaza, Crossings at Hamilton Shops and Thompson Thrift Building, representing approximately 1.1% of the Initial Pool Balance in the aggregate, in lieu of obtaining a Phase I ESA, the lender obtained a $3,467,296 group lender environmental collateral protection and liability-type environmental insurance policy with $3,467,296 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 10 year term and a 3 year policy tail and having a $0 deductible. The policy premium was pre-paid at closing. Zurich North America has an S&P rating of “AA-”.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Spring Haven MHC, representing approximately 0.2% of the Initial Pool Balance, such Mortgaged Property is included within an area known as the “GE/Shepherd Farm Superfund site” which was the site of illegal dumping and the use of unlined waste treatment ponds. General Electric was identified as the responsible party and began EPA-prescribed remediation in the mid-1990’s, including soil excavation of a 2.67 acre property adjacent to the mortgaged property. Since completion of the remedial actions at the excavation area, the EPA has conducted two 5-year reviews to monitor conditions at the site and has permitted the current residential uses at the mortgaged property and adjacent property subject to certain institutional controls, including restrictions on soil disturbance and the use of on-site groundwater, among other things. The borrower is party to a restrictive easement agreement with the affected adjacent landowner that imposes use restrictions consistent with EPA requirements. The loan documents provide that the loan is springing recourse to the borrower and guarantors for failure to satisfy the continuing obligations of the bona fide prospective purchaser provisions of the Comprehensive Environmental, Compensation and Liability Act (CERCLA), as amended. The mortgaged property is connected to public water and sewer systems. As of May 10, 2016, the guarantors had a stated net worth in excess of $11.5 million.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Oaklandon Center, securing approximately 0.2% of the Initial Pool Balance by allocated loan amount, a dry cleaner currently operates onsite at such Mortgaged Property. Such Mortgaged Property is part of a portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Tharp Portfolio II. Groundwater sample results related to dry cleaning operations indicated that volatile organic compound (“VOC”) concentrations were above the Indiana Department of Environmental Management (“IDEM”) Remediation Closure Guide (“RCG”) Screening Levels for vinyl chloride. Vapor sample results indicated that VOC concentrations in sub-slab vapor samples were above IDEM Vapor Exposure Indoor Air Commercial RCG Screening Levels in the samples collected at three tenants, including the dry cleaner, for dichlorodifluoromethane, tetrachloroethene, trichlorethene and chloroform. VOC concentrations in indoor air vapor samples were above IDEM Vapor Exposure Indoor Air Residential RCG Screening Levels in the samples collected at two other tenants for tetrachloroethene, trichlorethene and chloroform. The known release from dry cleaning operations is considered a recognized environmental condition with respect to the Oaklandon Center Mortgaged Property. As a result of the foregoing and the presence of gas stations at certain of the Tharp Portfolio II Mortgaged Properties, the related borrower obtained for the benefit of the lender environmental insurance from Lloyd’s Syndicates 623/2623 (provided through Beazley Insurance Services) with policy limits of $3 million in the aggregate and $1 million per claim, a $25,000 deductible per claim and a policy term of 10 years with a 36-month extended period of reporting, which insurance policy covers the related Mortgaged Properties identified on Annex A-1 to this prospectus as Oaklandon Center, Belter Shopping Center and South East Street Center. In addition, although dry cleaning operations at the Oaklandon Center Mortgaged Property still include on-site processing, the dry cleaning machines were replaced with “green” machines, which do not produce the contaminants like the older machines produced which resulted in higher than allowed levels. Furthermore, $68,750 was escrowed with the lender at origination to cover costs associated with the implementation of characterization and mitigation activities to address the groundwater/vapor levels at the Oaklandon Center Mortgaged Property, which is necessary in order to obtain regulatory closure.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Glenwillow MHP, securing a Mortgage Loan representing approximately 0.1% of the Initial Pool Balance, the release of approximately 80 gallons of fuel oil at such Mortgaged Property caused soil contamination onsite. As a result, such Mortgaged Property is listed on the Ohio Environmental Protection Agency State Emergency Response Spills Data List. The status of remediation of the contaminated soil is currently unknown. The spill incident is therefore considered a recognized environmental condition. In addition, the Cuyahoga Regional Sanitary Landfill is located approximately 450 feet to the north of such Mortgaged Property. According to the related Phase I environmental site assessment report, given the historic landfill uses on the adjacent site, there is a potential for the migration of impacted groundwater onto the such Mortgaged Property. The historic landfill uses are therefore considered a recognized environmental condition. The related borrower obtained for the benefit of the lender a lender environmental collateral protection and liability insurance policy from Steadfast Insurance Company, with policy limits of $1,500,000 in the aggregate and per claim, a $50,000 self-insured retention and a policy term of 10 years with a 3-year tail.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Marriott Indianapolis North, securing a Mortgage Loan representing approximately 5.3% of the Initial Pool Balance, the Mortgaged Property is subject to a franchisor required PIP that requires renovation of the guest rooms and public areas and is anticipated to cost approximately $8 million. The borrower has estimated that the renovation of the guest rooms and the public areas will be completed by October 2016 and January 2017, respectively. A $7.5 million PIP reserve was deposited with the lender at the closing of the Mortgage Loan. The guarantors have provided a completion guarantee for the PIP.

•	With respect to the Mortgaged Property identified on Annex A 1 to this prospectus as University Towers Owners Corp., securing a Mortgage Loan representing approximately 2.5% of the Initial Pool Balance, such Mortgaged Property is to undergo renovation and $8,838,537 has been reserved to cover the costs of such renovation. Said reserve is funded in three (3) components: (i) a deposit at closing in the amount of $8,020,342; (ii) 12 monthly deposits each in the amount of $32,378; and (iii) a post-closing deposit, received on June 29, 2016, in the amount of $429,658.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as DoubleTree Overland Park, representing approximately 2.4% of the Initial Pool Balance, the Mortgaged Property is subject to a $6.1 million ongoing PIP. As of the origination date, the borrowers have spent approximately $0.5 million of the total PIP cost on the Mortgaged Property’s public areas and parking spaces. The borrowers expect to complete approximately $3.1 million of the PIP work related to public spaces and common areas by the end of 2016, and the remaining $2.5 million of the PIP work will relate to guestroom and guestroom corridor renovations to be completed on a phased basis through 2017 and early 2018. At origination, the borrower reserved approximately $5.6 million in the form of a letter of credit, which represents the total estimated cost for the completion of the PIP.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Kroger - Hamilton, representing approximately 0.5% of the Initial Pool Balance by allocated loan amount, according to the tenant, such Mortgaged Property is expected to undergo tenant-funded renovations in 2017 costing approximately $4 million, adding a health clinic and liquor store, and online ordering capabilities to the sole tenant’s operations. The sole tenant’s store is expected to remain open during the renovations.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Shellmound Office Building, representing approximately 1.2% of the Initial Pool Balance, the Mortgaged Property is currently undergoing renovations to consolidate adjacent space into the Mortgaged Property. The approximately $4.5 million capital plan includes a reconfiguration of floor plans, build-out of new offices and studios, including eight new computer labs, an 80-seat screening room, a remodel of the exterior and main entrance, and a remodel of the reception area. The renovations are scheduled to be completed by year-end 2016.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Tharp Portfolio II, representing approximately 1.1% of the Initial Pool Balance, CVS Caremark Corporation (“CVS”) is a tenant at the related Mortgaged Property identified on Annex A-1 to this prospectus as Granger Shopping Center. CVS is currently in negotiations to modify its lease in order to extend its lease term beyond the maturity date of the subject Mortgage Loan. The lease amendment would require the related borrower to pay $500,000 for exterior renovations to the CVS space. Accordingly, $500,000 was held back at origination of the subject Mortgage Loan, to be released for tenant improvements upon execution of an amended lease that extends beyond the term of the subject Mortgage Loan and provides for a rental rate of no less than $18.50 per square foot.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn & Suites Lima, securing a Mortgage Loan representing approximately 0.9% of the Initial Pool Balance, the Mortgaged Property is subject to a franchisor required PIP to comply with current Holiday Inn & Suites brand standards including, but not limited to, renovation of the lobby, guest rooms, business center and fitness center. According to the franchise agreement, the borrower is required to commence PIP renovations on November 1, 2016 and complete all renovations by July 1, 2019. According to the borrower, the borrower contracted with a third party architecture and project management firm that proposed that the PIP be completed in two phases and estimated that phase one improvements would cost $933,029 and phase two work would cost $493,347. A $1,166,286 PIP reserve was deposited with the lender at the closing of the Mortgage Loan. In addition, the borrower is required to deposit into an ongoing PIP reserve $20,833.33 monthly the first 24 months and $13,012.63 monthly thereafter through the completion of the PIP in July 2019.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Courtyard Orlando East – UCF, representing approximately 0.5% of the Initial Pool Balance, the franchise agreement provides for franchisor’s right to require franchisee to upgrade the hotel following the 5th, 10th and 15th anniversaries of the effective date. The loan documents provide that, beginning July 11, 2017, borrower is to make monthly deposits of $12,917 (up to

$775,000 cap) for renovation funds in connection with the franchise expiration PIP. The loan documents further provide for personal liability to borrower and guarantor for losses related to (i) failure to comply with or complete any PIP work; and (ii) franchise agreement termination unless agreement executed with replacement franchisor acceptable to lender.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn Express Rochester / Greece, representing approximately 0.5% of the Initial Pool Balance, the Mortgaged Property is subject to a $915,000 PIP to bring the Mortgaged Property in compliance with the Holiday Inn Express guidelines and standards referred to as “Formula Blue”. The PIP is required to be completed by June 15, 2017 and the borrower reserved $1,052,250 at origination of the Mortgage Loan, which represents 115% of the estimated cost for the completion of the PIP.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Bienville Towers Apartments, securing a Mortgage Loan representing approximately 0.5% of the Initial Pool Balance, the Mortgaged Property is expected to undergo required renovations, including a roof replacement, which, according to the borrower, are expected to cost approximately $370,728 and be completed within 180 days of the Mortgage Loan closing. The borrower reserved $476,160 with the lender at the closing of the Mortgage Loan to complete such required renovations.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Comfort Inn & Suites - Smyrna, representing approximately 0.3% of the Initial Pool Balance, a PIP reserve in the amount of $305,564 was created at origination of the Mortgage Loan to pay for the cost of planned renovations, which include new common area and guestroom case goods, bathroom vanities, carpeting and wall coverings.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 13 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Property may be subject to ongoing litigation. For example:

•	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Fairfield Inn & Suites – Carlsbad and Fairfield Inn & Suites - Norco, representing approximately 1.0% and 1.0% respectively, of the Initial Pool Balance, a lawsuit was filed against the related sponsor and various of his affiliates in November 2012, which alleged certain misconduct and various breaches of the management agreement between Excel Hotel Group, Inc. (the affiliate of the sponsor that serves as the manager of each of the related Mortgaged Properties) and Atlanta Underground, LLC (the owner of another hotel property). The complaint alleged, among other things, that the sponsor and his affiliates improperly reimbursed themselves for approximately $100,000, fraudulently concealed $230,000 of outstanding occupancy taxes and induced Atlanta Underground, LLC to return $300,000 of capital to an affiliate of the sponsor based on false information. The case was settled.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Hilton Home2 Suites Pittsburgh, representing approximately 0.9% of the Initial Pool Balance, the non-recourse carveout guarantor is a defendant in a pending action filed in May 2013 for an unspecified amount of damages alleging, among other things, that he and related entities put forth fraudulent misrepresentations to the plaintiff’s deceased husband to obtain the extension of an option agreement for the development of certain real property and asserting related claims under RICO. The non-recourse carveout guarantor is also a defendant in a pending action filed in December 2015 by his brother for an unspecified amount of damages alleging breaches of fiduciary and contractual duties in connection with certain family-owned businesses. We cannot assure you that either such action will not be adversely adjudicated, or that there will not be any material adverse effects on the non-recourse carveout guarantor’s business.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

•	Seventy-six (76) of the Mortgage Loans, representing approximately 79.8% of the Initial Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

•	Twenty-six (26) of the Mortgage Loans, representing approximately 20.2% of the Initial Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

•	With respect to forty-six (46) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as The Mall at Rockingham Park, Marriott Indianapolis North, Mall at Turtle Creek, In-Rel 8, River Park Shopping Center, University Towers Owners Corp., ExchangeRight Net Leased Portfolio 12, Barber Self Storage, Shoppes at Westown, North Park Shopping Center, Shellmound Office Building, Hulen Fashion Center, Illini Stor-It Portfolio, Fairfield Inn & Suites – Carlsbad, Fairfield Inn & Suites – Norco, Hilton Home2 Suites Pittsburgh, Arrowhead Creekside Medical Office, Omni Business Park, Lakefront Lofts, Captive Plastics Warehouse, Hawthorn Suites Dearborn, Taylor Park Townhomes, Avon Self-Storage, Storage City – Antioch, Courtyard Orlando East – UCF, Holiday Inn Express Rochester / Greece, Fox Hunt Apartments, Kenny Centre, Quality Inn & Suites – Sulphur, Bond Street Portfolio, Bienville Towers Apartments, Lake Mead Gateway Plaza, Comfort Inn Sylva, Laurel Springs Apartments, Arizona Storage Company, Park Hill Apartments, Comfort Inn & Suites – Smyrna, Storage Plex, Maplewood MHC, Blue Grass MHC, Overland Corporate Center, Canyon Springs Retail Building, Westwood Village Apartments, White Oak MHC, 168 Marco Way and Lincoln Woods, representing approximately 50.5% of the Initial Pool Balance by allocated loan amount, (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings,

(b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans we note the following:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Mall at Rockingham Park, representing approximately 5.9% of the Initial Pool Balance, an owner of the related borrower sponsor and carve-out guarantor has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deed-in-lieu of foreclosure proceedings.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Marriott Indianapolis North, representing approximately 5.3% of the Initial Pool Balance, in 2005, one of the non-recourse carveout guarantors, CSC Holdings, LLC (“CSC”) acquired a portfolio of fourteen hotel properties from Blackstone Group L.P., financed by a $1.1 billion loan from Bear Stearns Companies, Inc. and Bank of America Corporation (and cash equity contributed by CSC and its affiliates). The debt included seven tiers of mezzanine debt, which Blackstone Group L.P. purchased. The debt matured in October 2010 with an outstanding balance of $1.03 billion. CSC was unable to refinance or restructure the loan and agreed to a deed-in-lieu of foreclosure and transferred ownership of the portfolio back to Blackstone Group L.P. In 2007, CSC acquired the Tropicana casinos in both Las Vegas and Atlantic City through a separate entity, Tropicana Entertainment. The New Jersey Casino Control Commission subsequently denied Tropicana Entertainment a gaming license, and as a result, Tropicana Entertainment was unable to operate the Tropicana casino in Atlantic City. Tropicana Entertainment defaulted on the loans that financed the acquisition and filed for Chapter 11 bankruptcy. In addition, CSC has been the borrower sponsor of various CMBS loans for which the related property has acquired by the applicable lender in connection with a foreclosure or deed-in-lieu of foreclosure, as well as the borrower sponsor of certain non-recourse loans that are currently in special servicing and/or where the related properties are being managed by an appointed receiver, are in foreclosure or have entered a deed-in-lieu transaction. CSC is also the borrower sponsor of loans in default outside of a securitization.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Mall at Turtle Creek, representing approximately 4.1% of the Initial Pool Balance, the indirect owner of the related borrower sponsor (which is the carve-out guarantor) is a publically traded REIT into which certain mortgaged properties (not including the Mortgaged Property) were spun off in connection with the April 2009 bankruptcy filing of General Growth Properties, Inc., which emerged from bankruptcy in November 2010.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as In-Rel 8, representing approximately 3.2% of the Initial Pool Balance, the related sponsors were involved in a foreclosure of the Center Point Mortgaged Property in 2011 and in a loan modification of an unrelated property in 2013. The sponsors acquired the REO Center Point Mortgaged Property and the Mortgage Loan was used, in part, to refinance the loan for such acquisition.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as River Park Shopping Center, representing approximately 2.5% of the Initial Pool Balance, an affiliate of Carl Best (sponsor/ guarantor) declared bankruptcy in 2009 in connection with a multi-phase retail project in Rohnert City, CA that failed when pre-leasing on Phase II did not materialize and the construction loan could not be extended. After the bankruptcy filing the borrower and construction lender agreed to an extension with a pay-down, and the buildings were sold in 2012 to reduce the outstanding loan balance. The loan was fully paid in 2013. In addition, an affiliated partnership was involved in a mortgage default related to a Rocklin, CA retail project. The property failed when occupancy dropped in 2011, and the borrower agreed to a deed-in-lieu of foreclosure and principal pay-down with the noteholder.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as University Towers Owners Corp., representing approximately 2.5% of the Initial Pool Balance, the related borrower filed a voluntary Chapter 11 bankruptcy proceeding in 1999 for the limited purpose of effectuating a renegotiation of a financially burdensome master lease between the related borrower, as lessor, and the cooperative sponsor, as lessee. The master lease premises included certain commercial/professional space and swimming pool and lounge area, which were subsequently subleased by the cooperative sponsor to various subtenants. Within the context of the bankruptcy proceeding, the related borrower successfully negotiated a buyout of the master lease. Following that buyout, the subleases became direct leases between the subtenants and the related borrower. In addition, also within the context of the bankruptcy proceeding, the related borrower negotiated a favorable buyout of its ground leasehold position from the City of New Haven (as ground lessor of the adjacent parking area comprising a portion of the Mortgaged Property) such that, following such buyout, the related borrower owns fee simple title to the entirety of the Mortgaged Property.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as ExchangeRight Net Leased Portfolio 12, representing approximately 2.4% of the Initial Pool Balance, one of three guarantors and borrower sponsors reported that he guaranteed a prior loan secured by a property unrelated to the Mortgaged Property that in November 2009 became the subject of foreclosure proceedings, which were settled in May 2013.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Barber Self Storage, representing approximately 2.4% of the Initial Pool Balance, the sponsors (Robert Morgan and Robert Moser) are party to foreclosure litigation filed in connection with a $75 million CMBS loan secured by 12 RV parks, that was originated in 2006. Of the 12 properties, four have been released from the lien of the related mortgage, seven have been foreclosed and sold, and one remains an REO property. In addition, in connection with the related deficiency claims the CMBS lender and the sponsors agreed to a settlement of $8.638 million, which amount has been paid in full by the borrower sponsors. Additionally, in January of 2011, Mr. Morgan entered into a deed-in-lieu of foreclosure relating to a $3.8 million CMBS loan which matured in September of 2010.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 41 and no. 42 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

•	Twenty-eight (28) of the Mortgaged Properties identified on Annex A-1 to this prospectus as Kroger (Roundy’s) Distribution Center, 4100 Okeechobee, Kroger - Hamilton, Walgreens - Fort Worth, Tractor Supply - Woods Cross, Fresenius Dialysis Center - Nashville, Advance Auto Parts - Steubenville, Dollar General - Hamilton, Dollar General - Cincinnati, Dollar General - Denham Springs, Dollar General - Hickory (US Highway 70), Dollar General - Hammond, Family Dollar - Baton Rouge, Dollar General - Hickory (Lenoir Rhyne Boulevard), Advance Auto Parts - Greenville, Dollar General - Gastonia, Napa Auto Parts – Freeport, Napa Auto Parts – Belvidere, Dollar General - Alorton, Dollar General - Dupo, Advance Auto Parts - Heath, Pinnacle II, Shellmound Office Building, Allisonsville Plasma, Aspen Dental Crawfordsville, Captive Plastics Warehouse, 168 Marco Way and Walgreens Columbia, securing approximately 12.7% of the Initial Pool Balance by allocated loan amount, are leased to a single tenant.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Berkshire Corporate Center, securing approximately 1.7% of the Initial Pool Balance, Greatbatch, Ltd., the largest tenant at the Mortgaged Property, accounts for approximately 51.9% of underwritten base rent, which results in a current U/W NCF DSCR of 1.72x. Without such tenant’s underwritten base rent, the related U/W NCF DSCR would fall to 0.52x. The tenant has been at the Mortgaged Property since 2006 and expanded its space by 25,071 square feet in 2011. The tenant reported that it has invested approximately $6,000,000 towards improving its space between 2013 and 2014. In January 2016, it renewed its lease, which will expire on January 31, 2022, prior to the maturity date of the Mortgage Loan (July 6, 2026).

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as The Riley Center, securing approximately 1.1% of the Initial Pool Balance, Dick’s Sporting Goods, the largest tenant at the Mortgaged Property, makes up approximately 51.0% of underwritten base rent, which results in a current U/W NCF DSCR of 1.45x. Without such tenant, the related U/W NCF DSCR would fall to 0.44x. The tenant’s lease expires on January 31, 2025, prior to the maturity date of the Mortgage Loan (July 6, 2026).

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as Epps Bridge Centre, The Mall at Rockingham Park, Mall at Turtle Creek, In-Rel 8, River Park Shopping Center, ExchangeRight Net Leased Portfolio 12, Eagle Square, Pinnacle II and Berkshire Corporate Center.

With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or within 12 months after, the maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
4100 Okeechobee	0.2%	No	6/30/2019	6/6/2021
Kroger - Hamilton	0.5%	No	12/31/2026	5/6/2026
Dollar General – Hickory (US Highway 70)	0.1%	No	9/30/2026	5/6/2026
Dollar General – Hickory (Lenoir Rhyne Boulevard)	0.1%	No	2/28/2027	5/6/2026
Advance Auto Parts - Greenville	0.1%	No	12/31/2025	5/6/2026
Dollar General - Alorton	0.1%	No	11/30/2026	5/6/2026
Dollar General - Dupo	0.1%	No	3/31/2025	5/6/2026
Advance Auto Parts - Heath	0.1%	No	12/31/2025	5/6/2026
Pinnacle II	2.0%	No	12/31/2021	6/11/2026
Shellmound Office Building	1.2%	No	11/30/2026	6/6/2026
Aspen Dental Crawfordsville	0.1%	No	10/31/2026	7/11/2026
Captive Plastics Warehouse	0.6%	No	1/31/2026	12/11/2025
168 Marco Way	0.2%	No	11/30/2019	5/11/2026

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time.

Set forth below are certain government leases that individually are among the top 5 tenants at the related Mortgaged Property and have termination risks associated with appropriation rights.

Mortgage Loan Name	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of U/W Base Rent
Eagle Square	2.1%	Veteran’s Health Administration	39.8%	50.5%
Eagle Square	2.1%	Armed Services Recruiting Office (GSA)	4.4%	5.4%

For more information related to tenant termination options see Annex A-1 to this prospectus and the accompanying footnotes for additional information, as well as the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus as In-Rel 8 and Eagle Square.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent as set forth below:

•	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Mall at Turtle Creek and Eagle Square, securing Mortgage Loans representing approximately 6.2% of the Initial Pool Balance by allocated loan amount, such Mortgaged Properties have, among the 5 largest tenants at such Mortgaged Property (by net rentable area leased), tenants that have renewed leases or have taken possession of the space demised under the related lease with the related borrower, but have not yet commenced payments of rent or are in a rent abatement period under the related lease, or have tenants that have executed leases, but have not taken possession or commenced payment of rent, have tenants that are in a buildout phase and have not taken occupancy, have tenants that are expanding their space but have not commenced payment of the additional rent, have tenants that renewed leases that provide free rent and have not commenced payment of rent, have tenants that are entitled to free rent periods or rent abatement in the future, or have subleases in place that can increase vacancy risks. In certain circumstances, an escrow reserve related to free rent periods and tenant improvement costs and leasing commissions due in connection with such leases was funded at closing. See Annex A-1 to this prospectus and the accompanying footnotes for additional information with respect to these Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

•	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Kroger (Roundy’s) Distribution Center, Marriott Indianapolis North, Walgreens - Fort Worth, Tractor Supply - Woods Cross, Family Dollar - Baton Rouge, Pinnacle II, Hulen Fashion Center, Omni Business Park, Lakefront Lofts, Captive Plastics Warehouse, South Pointe Crossing and Walgreens Columbia, securing the Mortgage Loans representing approximately 17.3% of the Initial Pool Balance by allocated loan amount, each such Mortgaged Property is subject to a purchase option, right of first refusal or right of first offer to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner or another third party. See “Yield and Maturity Considerations” in this prospectus.

With respect to the 15 largest loans presented on Annex A-3 to this prospectus, we note the following:

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Kroger (Roundy’s) Distribution Center, securing a Mortgage Loan representing approximately 5.8% of the Initial Pool Balance, the sole tenant, Roundy’s Inc., has a right of first refusal to purchase the Mortgaged Property if the borrower elects to sell the Mortgaged Property to a bona fide third party. Such right of first refusal has been subordinated to the Mortgage Loan and will not apply to a successor borrower through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the Mortgage Loan; provided, however, such right of first refusal will apply to subsequent purchasers of the leased premises.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Marriott Indianapolis North, securing a Mortgage Loan representing approximately 5.3% of the Initial Pool Balance, the franchisor has a right of first refusal to purchase the Mortgaged Property and/or terminate the franchise agreement if the borrower proposes to sell the Mortgaged Property or an ownership interest in the borrower or an affiliate of the borrower that controls the borrower to a competitor (i.e., a hotel brand or similar entity). Such right of first refusal has been subordinated to lender’s rights under the mortgage securing the Mortgage Loan for so long as the mortgage is in full force and effect and lender is a bona fide lender and not a competitor or an affiliate to a competitor.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as ExchangeRight Net Leased Portfolio 12, representing approximately 2.4% of the Initial Pool Balance, each of the sole tenants at three of the Mortgaged Properties in such portfolio, identified on Annex A-1 to this prospectus, respectively, as Walgreens-Fort Worth, Tractor Supply-Woods Cross and Family Dollar-Baton Rouge, holds a right of first refusal to purchase its related Mortgaged Property if the related borrower receives a bona fide offer to purchase such Mortgaged Property. In the case of the Mortgaged Property identified on Annex A-1 to this prospectus as Walgreens-Fort Worth, the right of first refusal is not extinguished by foreclosure, but the tenant has agreed in a subordination non-disturbance and attornment agreement that such right will not apply to the related lender or other party acquiring title or right of possession of the Mortgaged Property through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the related mortgage. In the case of the Mortgaged Property identified on Annex A-1 to this prospectus as Tractor Supply-Woods Cross, the tenant has entered into a subordination non-disturbance and attornment agreement providing that its right of first refusal is subject and subordinate to the related mortgage. In the case of the Mortgaged Property identified on Annex A-1 to this prospectus as Family Dollar-Baton Rouge, the right of first refusal is not extinguished by foreclosure, but the sole tenant’s lease provides that such right does not apply to a foreclosure sale, deed in lieu of foreclosure or similar conveyance resulting from a lender exercising its remedies under a mortgage encumbering such Mortgaged Property.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Pinnacle II, securing a Mortgage Loan representing approximately 2.0% of the Initial Pool Balance, the sole tenant (Warner Brothers Entertainment Inc) has a right of first offer (“ROFO”) to purchase its building if the borrower decides to market the property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Thompson Thrift Building, representing approximately 0.1% of the Initial Pool Balance, 81.6% of the net rentable area at the Mortgaged Property is leased to an affiliate of the borrower.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months.

In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Seventeen (17) of the Mortgaged Properties identified on Annex A-1 to this prospectus as Mall at Turtle Creek, Lynnfield Park, I-Bank Tower, River Park Shopping Center, Tractor Supply – Woods Cross, San Fernando Value Square, Pinnacle II, California Plaza, Shellmound Office Building, So Cal Self Storage – Pasadena, CA, Fairfield Inn & Suites – Carlsbad, Fairfield Inn & Suites – Norco, Storage City – Antioch, Quality Inn Olympic National Park, Overland Corporate Center, Canyon Springs Retail Building and 168 Marco Way, representing 19.7% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). A seismic report was prepared with respect to the Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19.0%.

In the case of seventy-seven (77) Mortgaged Properties which secure in whole or in part forty-four (44) Mortgage Loans, representing approximately 61.7% of the Initial Pool Balance, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager as described below:

•	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Kroger (Roundy’s) Distribution Center, San Fernando Value Square, Captive Plastics Warehouse and Walgreens Columbia, securing Mortgage Loans representing approximately 8.9% of the Initial Pool Balance by allocated loan amount, the related borrower may rely on the single tenant’s or a ground lease tenant’s insurance or, in some cases, self-insurance, so long as the single tenant’s or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-

insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

•	With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Walgreens - Fort Worth, Tractor Supply - Woods Cross, Advance Auto Parts - Steubenville, Dollar General - Hamilton, Dollar General - Cincinnati, Dollar General - Denham Springs, Dollar General – Hickory (US Highway 70), Dollar General - Hammond, Dollar General - Hickory (Lenoir Rhyne Boulevard), Advance Auto Parts - Greenville, Dollar General - Gastonia, Napa Auto Parts – Freeport, Napa Auto Parts – Belvidere, Dollar General - Alorton, Dollar General - Dupo and Advance Auto Parts - Heath, collectively securing in part a Mortgage Loan representing approximately 1.6% of the Initial Pool Balance by allocated loan amount, the related borrower relies on insurance maintained by the sole tenant, through a program of self-insurance or otherwise, at each such Mortgaged Property. The related Mortgage Loan documents condition the borrower’s reliance on insurance maintained by tenants Walgreens and Advance Auto Parts on the maintenance by the tenant or guarantor under the related lease of a credit rating of at least “BBB-” from S&P and such tenant or guarantor’s remaining fully liable for the obligations and liabilities under such lease.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

In the case of such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance

and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus.

With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus as Kroger – Hamilton, Eagle Square and Spring Haven MHC, securing Mortgage Loans, in whole or in part, representing approximately 4.7% of the Initial Pool Balance, each such Mortgaged Property is subject to environmental restrictive covenants as described under “—Environmental Considerations” above.

With respect to the Mortgage Loan secured by the Mortgaged Property on Annex A-1 to this prospectus as Hilton Garden Inn – Lake Mary, FL, representing approximately 0.9% of the Initial Pool Balance, the Mortgaged Property is located in a master-planned community. Certain uses are restricted or subject to review by the related owners’ association.

With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Bienville Towers Apartments, securing a Mortgage Loan representing approximately 0.5% of the Initial Pool Balance, the Mortgaged Property is subject to a condominium declaration. Under the condominium declaration, in the event of any casualty or condemnation to the condominium in which the Mortgaged Property is located that damages two-thirds or more of the condominium units and the common elements appurtenant thereto (as determined by the board of directors of the condominium), the condominium is not obligated to restore those units unless all unit owners unanimously approve such restoration. The borrower owns 136 of the 200 condominium units.

In addition, certain Mortgaged Properties may be (or may in the future become) designated as historic or landmark properties. For example:

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Gramercy-Rutherford Townhouses Corp., securing a Mortgage Loan representing approximately 0.1% of the Initial Pool Balance, such Mortgaged Property is located in a historic district and, therefore, certain alterations to the exterior of such Mortgaged Property are subject to review and approval by certain preservation commissions that monitor the related historic district.

Appraised Value

In certain cases, appraisals may reflect both “as-stabilized”, “as-complete” or “as-renovated” values, and “as-is” values. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table below. The “as-stabilized”, “as-complete” or “as-renovated” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. The table below shows the LTV Ratio and appraised value for Mortgage Loans using “as-stabilized”, “as-complete” or “as-renovated” values, as well as the corresponding LTV Ratio and appraised value for such Mortgage Loans using “as-is” values. In the case of residential cooperative mortgage loans expected to be sold to the depositor by National Cooperative Bank, N.A. (other than the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as University Towers Owners Corp.), information regarding the value of such Mortgaged Properties is based upon the appraised value of such property assuming such property is operated as a residential cooperative which value, in general, equals the sum of (x) the gross sellout value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as University Towers Owners Corp., information regarding the value of such Mortgaged Property is based upon the appraised value of such property assuming such property is operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this prospectus.

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Other than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Marriott Indianapolis North(1)	5.3%	58.8%	$91,600,000	67.6%	$79,600,000
473-479 Sumner Ave / 341 & 345 Amherst St(2)	0.9%	69.8%	$12,600,000	72.9%	$12,070,000
Holiday Inn & Suites Lima(3)	0.9%	69.3%	$12,700,000	75.2%	$11,700,000

(1)	Reflects an appraisal on an “as-complete” basis, subject to an anticipated stabilization date of November 2016.

(2)	Reflects an appraisal of the 341 & 345 Amherst St Mortgaged Property on an “as-stabilized” basis, subject to tenant My Spot Wireless (representing 7.4% of net rentable square feet at the Mortgaged Property) and tenant Friendly Dental (representing 6.4% of the net rentable square feet at the Mortgaged Property) commencing rent payments, with an anticipated stabilization date of August 1, 2016. As of the date hereof, both tenants are in occupancy and paying full, unabated rent.

(3)	Reflects an appraisal on an “as-complete” basis, subject to an anticipated stabilization date of May, 2017.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans (other than the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., which are generally full recourse to the related borrower but do not have separate guarantors for non-recourse carveouts) generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 28 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus). For example:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Mall at Rockingham Park, representing approximately 5.9% of the Initial Pool Balance, the related carve-out guarantor’s recourse liability is capped at $52,400,000 in the aggregate.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Marriott Indianapolis North, representing approximately 5.3% of the Initial Pool Balance, the Mortgage Loan is recourse to the borrower and guarantor for material physical waste only if intentional. The Mortgage Loan is not recourse for losses incurred as a result of the misappropriation of security deposits, except that the Mortgage Loan is recourse for failure to deliver security deposits to the lender upon a foreclosure or action in lieu thereof.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Holiday Inn & Suites Lima, securing a Mortgage Loan representing approximately 0.9% of the Initial Pool Balance, the Mortgaged Property is subject to a tax abatement agreement which provides for a 50% reduction of the assessed value of the improvements at the Mortgaged Property, and expires in January 2024. The real estate tax abatement was assigned to the borrower in June 2016 and is transferrable with written approval by the City of Lima, Ohio. As a result of this tax abatement, the borrower is required to pay $62,424 annually, rather than $114,990. Taxes were underwritten based on the reduced taxes due pursuant to the tax abatement agreement.

•	With respect to the Mortgaged Property identified on Annex A-1 to this prospectus as Lakefront Lofts, securing a Mortgage Loan representing approximately 0.6% of the Initial Pool Balance, the Mortgaged Property is subject to a tax exemption through a 10-year 485-e Empire Zone Tax Exemption Program. The tax exemption period began in 2010 and decreases at a rate of 25% per year beginning in 2017 through 2020, when taxes are assessed at their full market value. As a result of this tax exemption, the borrower is paying real estate taxes in the amount of $130,831 through the end of 2016, rather than the estimated market real estate taxes of $176,453. The Mortgage Loan underwriting excludes the tax exemption.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Sixty-two (62) Mortgage Loans, representing approximately 46.4% of the Initial Pool Balance, require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

Thirty-two (32) Mortgage Loans, representing approximately 35.0% of the Initial Pool Balance, provide for an initial interest-only period that expires between twelve (12) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Eight (8) Mortgage Loans, representing approximately 18.5% of the Initial Pool Balance, provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Approx. % of Initial Pool Balance (%)
Amortizing Balloon	62	$475,056,360	46.4%
Interest-only, Amortizing Balloon	32	358,173,250	35.0
Interest-only, Balloon	8	189,650,000	18.5
Total:	102	$1,022,879,610	100.0%

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	19	$158,633,192	15.5%
6	48	647,591,170	63.3
11	35	216,655,248	21.2
Total:	102	$1,022,879,610	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	84	$909,187,625	88.9%
5	7	55,914,845	5.5
10	11	57,777,140	5.6
Total:	102	$1,022,879,610	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple, leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 2 to 12 months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

•	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

•	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

With respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., which are described as being encumbered by subordinate mortgage liens under “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”, each such Mortgage Loan is cross-defaulted with such subordinate mortgage lien(s) in the amounts described in this prospectus under “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”. In each case, the subordinate lender is subject to a subordination agreement, which generally subordinates the subordinate lender’s rights and remedies to those of the lender under the Mortgage Loan; however, the subordinate lender is generally not subject to a standstill agreement. We cannot assure you that the foregoing circumstances, including with respect to the subordinate lender’s right to independently pursue a foreclosure action, will not result in a prepayment of the Mortgage Loan at a time when the applicable special servicer might otherwise have elected to modify the related Mortgage Loan or take other action with respect to the Mortgage Loan. In addition, we cannot assure you that foreclosure by the subordinate lender will not result in a material reduction in the liquidation proceeds that otherwise might have been realized by the applicable special servicer if such special servicer were able to elect a different course of action.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

•	Seventy-nine (79) of the Mortgage Loans, representing approximately 76.8% of the Initial Pool Balance, each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

•	Eleven (11) of the Mortgage Loans, representing approximately 16.7% of the Initial Pool Balance, each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

•	Eleven (11) of the Mortgage Loans, representing approximately 5.6% of the Initial Pool Balance, each permit voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a period and thereafter permit prepayment upon the payment of a Prepayment Premium for a period and thereafter such Mortgage Loan is freely prepayable.

•	One (1) Mortgage Loan, representing approximately 0.9% of the Initial Pool Balance, permit voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a period and thereafter such Mortgage Loan is freely prepayable.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
2 - 3	12	7.4%
4 - 6	82	75.3
7 - 12	8	17.3
Total	102	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. Additionally, with respect to the Mortgage Loans included in the Trust that are secured by residential cooperative properties, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower.

Additionally, certain of the Mortgage Loans (excluding the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A.) provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

•	no event of default has occurred;

•	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

•	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

•	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

•	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

In addition, with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., the applicable master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related mortgaged property subject to the satisfaction of various conditions and subject to certain parameters set forth in the Pooling and Servicing Agreement. See “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in this prospectus.

Defeasance

The terms of seventy-nine (79) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 76.8% of the Initial Pool Balance, permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16)

of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the applicable master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Barber Self Storage, representing approximately 2.4% of the Initial Pool Balance, the borrower may obtain the release of a vacant and unimproved parcel at the Mortgaged Property provided, among other considerations: (i) the borrower deliver to the lender the net proceeds from any sale to be deposited into a capital expenditure reserve; (ii) the lender receives reasonably acceptable evidence that the released parcel will not be used as a self-storage facility, warehouse or similar use without the prior written consent of the lender; (iii) the delivery of an opinion of counsel that the Trust will not fail to maintain its status as a REMIC trust as a result of the release; and (iv) if required by the lender, the lender receives a rating agency confirmation in connection with the partial release.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as CubeSmart Portfolio III, representing approximately 1.2% of the Initial Pool Balance, the borrower may obtain the release of any individual Mortgaged Property in the portfolio from the lien of the related security instruments after the expiration of the lockout period, provided that, among other conditions, (i) the borrower partially defeases the subject Mortgage Loan in an amount equal to 125% of the allocated loan amount with respect to the Mortgaged Property to be released, (ii) following such release, the debt service coverage ratio (based on net operating income as calculated in accordance with the related loan documents) of the remaining Mortgaged Properties is greater than the greater of (a) 1.45x and (b) the debt service coverage ratio of the portfolio of Mortgaged Properties immediately prior to the release, (iii) following such release, the debt yield (based on net operating income as calculated in accordance with the related loan documents) of the remaining Mortgaged Properties is greater than the greater of (a) 9.25% and (b) the debt yield of the portfolio of Mortgaged Properties immediately prior to the release, (iv) following such release, the loan-to-value ratio of the remaining Mortgaged Properties is not greater than the lesser of (a) 70.0% and (b) the loan-to-value ratio of the portfolio of Mortgaged Properties immediately prior to the release, and (v) the borrower delivers to the lender an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC as a result of the release.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Tharp Portfolio II, representing approximately 1.1% of the Initial Pool Balance, the borrower may obtain the release of any individual Mortgaged Property in the portfolio from the lien of the related security instrument after the expiration of the lockout period, provided that, among other conditions, (i) the borrower partially defeases the subject Mortgage Loan in an amount equal to 120% of the allocated loan amount with respect to the Mortgaged Property to be released, (ii) following such release, the debt service coverage ratio (based on net operating income as calculated in accordance with the related loan documents) of the remaining Mortgaged Properties is greater than the greater of (a) 1.40x and (b) the debt service coverage ratio of the portfolio of Mortgaged Properties immediately prior to the release, (iii) following such release, the debt yield (based on net operating income as calculated in accordance with the related loan documents) of the remaining Mortgaged Properties is greater than the greater of (a) 10.5% and (b) the debt yield of the portfolio of Mortgaged Properties immediately prior to the release, (iv) following such release, the loan-to-value ratio of the remaining Mortgaged Properties is not greater than the lesser of (a) 65.0% and (b) the loan-to-value ratio of the portfolio of Mortgaged Properties immediately prior to the release, and (v) the borrower delivers to the lender an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC as a result of the release.

•	With respect to the Mortgage Loan secured by a portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Illini Stor-It Portfolio, representing approximately 1.1% of the Initial Pool Balance, the borrowers may obtain the release of an individual Mortgaged Property after the expiration of the lockout period provided, among other conditions: (i) the borrowers deliver defeasance payment in an amount equal to 115% of the allocated loan amount with respect to the individual Mortgaged Property to be released; (ii) following such release, (A) the loan-to-value ratio of the remaining property is not greater than the lesser of (1) 65.0% or (2) the loan-to-value ratio immediately prior to the release; (B) the debt service coverage ratio immediately following the release is not less than the greater of (1) 1.60x or (2) the debt service coverage ratio of the entire Mortgaged Property immediately prior to the release; (iii) the delivery of an opinion of counsel that the Trust will not fail to maintain its status as a REMIC trust as a result of the release; and (iv) the lender receives rating agency confirmation in connection with the partial release.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as Bond Street Portfolio, representing approximately 0.5% of the Initial Pool Balance, following the defeasance lockout period, the loan documents permit the partial release of an individual property is permitted in connection with a partial defeasance and bona fide sale of such parcel(s) to a third party, subject to certain conditions, including: (i) defeasance of a portion of the loan in an amount equal to greatest of (A) net proceeds from the sale of any such release property, as reasonably determined by lender, (B) 120% of the allocated loan amount for the release property, (C) an amount that would result in the post-release debt yield for the remaining property being not less than greater of (1) the pre-release debt yield and (2) 9.0%; and (D) an amount that would result in post-release loan-to-value ratio of the remaining property being not greater than the lesser of (1) the pre-release loan-to-value ratio and (2) 70%; (ii) a rating agency confirmation; and (iii) an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial defeasance, among other things.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Eighty-eight (88) of the Mortgage Loans, representing approximately 76.4% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Eighty-three (83) of the Mortgage Loans, representing approximately 75.0% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements, deferred maintenance and capital repairs.

Sixty-three (63) of the Mortgage Loans, representing approximately 45.2% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Twenty-eight (28) of the Mortgage Loans, representing approximately 55.2% of the Initial Pool Balance, are secured in whole or in part by office, retail, industrial and mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Six (6) of the Mortgage Loans, representing approximately 9.9% of the Initial Pool Balance, provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Springing	53	$494,553,576	48.3%
Hard/Springing Cash Management	20	349,469,681	34.2
None	23	102,425,907	10.0
Hard/Upfront Cash Management	4	45,843,823	4.5
Soft/Springing Cash Management	2	30,586,623	3.0
Total:	102	$1,022,879,610	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

•	Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

•	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

•	Soft/Upfront Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

•	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

•	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

•	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 to this prospectus for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Rialto Mortgage Finance, LLC—Rialto Mortgage’s Underwriting Standards and Loan Analysis”; “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—UBS Real Estate Securities Inc.—UBSRES’ Underwriting Standards”; “—C-III Commercial Mortgage LLC—C3CM’s Underwriting Guidelines and Processes”; “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” and “—Basis Real Estate Capital II, LLC—Basis’ Underwriting Standards and Processes”.

Three (3) Mortgage Loans, representing approximately 3.2% of the Initial Pool Balance, were originated by National Cooperative Bank, N.A. (or, in the case of the Midland Plaza Apartments Corp. Mortgage Loan, by National Consumer Cooperative Bank) with exceptions to the underwriting guidelines as described in the following bullet points:

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as University Towers Owners Corp., representing approximately 2.5% of the Initial Pool Balance, the Mortgage Loan was originated with an exception to National Cooperative Bank, N.A.’s underwriting guidelines that would require that the ongoing renovation project be performed by a general contractor under a guaranteed maximum price contract with a payment and performance bond. In this instance, a construction manager (rather than a general contractor) has been engaged in connection with such work, the construction manager is not bonded, the physical work is being performing by subcontractors and all subcontractors under contracts exceeding $200,000 are required to be bonded. National Cooperative Bank, N.A.’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) National Cooperative Bank, N.A. has reserved an amount in excess of the contract price under the general contract and will release such reserved funds as work is completed; (b) the subcontractors account for the majority of the contract cost and major subcontractors are required to be bonded as described above; and (c) the engineering report sets forth projected capital replacement costs for a 12-year period which period encompasses the entire term of the loan. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, National Cooperative Bank, N.A. approved inclusion of the Mortgage Loan into this transaction.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Madison Court Apartment Corp., representing approximately 0.5% of the Initial Pool Balance, the Mortgage Loan was originated with an exception to National Cooperative Bank, N.A.’s underwriting guidelines that would require that an engineering report be prepared not earlier than 6 months preceding the closing date of such loan. The engineering report for this loan is dated November 20, 2015 and the loan closing occurred on June 15, 2016. National Cooperative Bank, N.A.’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the engineering report sets forth projected capital replacement costs for a 12-year period which period encompasses the entire term of the loan; and (b) the low loan-to-value ratio of the related

Mortgage Loan. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, National Cooperative Bank, N.A. approved inclusion of the Mortgage Loan into this transaction.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Midland Plaza Apartments Corp., representing approximately 0.2% of the Initial Pool Balance, the Mortgage Loan was originated with an exception to National Cooperative Bank, N.A.’s underwriting guidelines that would require that aggregate past due shareholder receivables in excess of 30 days not exceed 5% of the coop’s annual budgeted maintenance and the number of delinquent units in excess of 30 days at the time of underwriting not exceed 10% of total units. The cooperative borrower’s arrears ranged from 5.9% to 19.5% of annual maintenance between 2013 and 2015. Current maintenance arrears are $94,488, representing 17.0% of annual maintenance. There are 12 units with maintenance in arrears, representing 25.0% of total units. National Cooperative Bank, N.A.’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) there are three units that comprise a significant majority of the arrears; (b) the cooperative borrower has taken legal possession of one such unit; (c) the shareholder of one such unit is deceased and the cooperative is awaiting appointment of an administrator for the estate; (d) the arrears from the other such units are from a previous tenant who was foreclosed upon; and (e) excluding these three units, arrears would equal approximately 2.4% of annual maintenance and the number of units in arrears would drop to 9, representing 18.8% of total units. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, National Cooperative Bank, N.A. approved inclusion of the Mortgage Loan into this transaction.

Three (3) Mortgage Loans, representing approximately 1.3% of the Initial Pool Balance, were originated by Wells Fargo Bank, National Association with exceptions to the underwriting guidelines as described in the following bullet points:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Captive Plastics Warehouse, representing approximately 0.6% of the Initial Pool Balance, the underwritten management fee (2.5%) is less than 3.0%, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (i) the Mortgaged Property is 100.0% leased to Captive Plastics, Inc. with a 20-year, triple net lease through January 2026; (ii) Captive Plastics, Inc. is a subsidiary of Berry Plastics which is rated “BB-” by S&P and had a market capitalization of approximately $4.4 billion as of June 28, 2016; (iii) the underwritten management fee of $20,447 is higher than the annual contractual management fee of $16,500; (iv) the current U/W NCF DSCR is 1.34x and if the Mortgage Loan underwriting utilized a 3.0% management fee, the U/W NCF DSCR would be approximately 1.32x; and (v) the Mortgage Loan sponsors have a combined net worth and liquidity of approximately $27.1 million and $2.7 million, respectively, as of August 2015 and December 2014, respectively. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this securitization transaction.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Courtyard Orlando East - UCF, representing approximately 0.5% of the Initial Pool Balance, the franchisor requires a PIP in July

2016 and no upfront PIP reserve was collected at loan closing, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (i) the Mortgage Loan’s Original LTV Ratio, U/W NCF DSCR and U/W NCF Debt Yield are 51.9%, 2.93x and 18.4%, respectively; (ii) the franchise agreement was extended in 2012 in connection with the completion of a $673,028 PIP (lobby and Bistro renovations) as part of the franchisor’s “Courtyard Refreshing Business” design standards; (iii) based on the trailing 12-month ending April 30, 2016 operating statements, there is approximately $949,275 of annual free cash flow after payment of the current month’s debt service; (iv) the sponsor has a 20-year relationship with Marriott and owns and manages two other Marriott hotels across the street from the Mortgaged Property; (v) between 2009 and 2015, the sponsor has invested approximately $2.8 million in capital improvements at the Mortgaged Property, and (vi) the guarantor has net worth and liquidity of $36.6 million and $13.5 million, respectively. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this securitization transaction.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Mission Plaza, representing approximately 0.2% of the Initial Pool Balance, the tenant Pitones Investments LLC executed a lease commencing June 6, 2016 inclusive of four months of free rent, and no free rent reserve related to the new lease was collected at closing, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding these exceptions was supported by the following: (i) Pitones Investments LLC has accepted their space, is in occupancy and open for business and the U/W NCF DSCR and U/W NCF Debt Yield is 1.25x and 8.3%, respectively; (ii) excluding Pitones Investments LLC, the U/W NCF DSCR and U/W NCF Debt Yield would be 1.21x and 8.0%, respectively; (iii) as of March 1, 2016, the Mortgaged Property was 87.5% leased to five tenants, excluding Pitones Investments LLC; (iv) the Mortgaged Property is 100.0% occupied and has averaged 96.2% occupancy since 2009; and (v) according to a third party market research report, the Mortgaged Property is located in the outlying Hidalgo County retail submarket, which reported 3.9% overall vacancy as of the first quarter of 2016. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this securitization transaction.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

•	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

•	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

•	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

•	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

•	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower;

•	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests;

•	with respect to the Mortgage Loans secured by residential cooperative properties, the related borrower may have incurred, be permitted in the future to incur, or in the future be granted consent to incur, additional indebtedness secured by the related Mortgaged Property as further described in “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in this prospectus; and

•	with respect to the Mortgage Loans secured by residential cooperative properties, the owners of cooperative units underlying the residential cooperative properties are permitted, generally without restriction, to obtain loans secured by a pledge of such owner’s interest in the respective cooperative units underlying the cooperative properties.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that there is no existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)		Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
Barber Self Storage	$24,460,000	N/A	70.0%	1.35	x	N/A	Yes	Yes
Berkshire Corporate Center(4)	$17,750,000	N/A	75.0%	1.45	x	10.0%	Yes	Yes
Illini Stor-It Portfolio	$11,030,000	N/A	65.0%	1.60	x	N/A	Yes	Yes
Avon Self-Storage	$5,930,000	N/A	74.0%	1.50	x	N/A	Yes	Yes
Rimrock Plaza	$3,664,000	N/A	65.0%	1.35	x	9.6%	Yes	Yes
Storage Plex	$3,280,000	N/A	70.0%	1.80	x	N/A	Yes	Yes

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

(4)	Direct or indirect owners of the related borrower are permitted to obtain mezzanine financing upon a sale of the related Mortgaged Property and assumption of the Mortgage Loan pursuant to the Mortgage Loan documents.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and repurchase rights. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—’Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” above. In addition, the Mortgage Loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in this prospectus

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives

With respect to Mortgage Loans secured by residential cooperative properties, many of the related borrowers have incurred additional indebtedness secured by the related Mortgaged Property. Such additional secured indebtedness in existence as of the Cut-off Date is expressly subordinate to the related cooperative Mortgage Loan included in the Trust and is described on Annex A-1 to this prospectus. The following table presents certain information with respect to existing subordinate mortgage indebtedness encumbering residential cooperative properties securing Mortgage Loans included in the Trust.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	Non-Trust Mortgage Loan Maximum Balance Allowed ($)(1)	Non-Trust Mortgage Loan Balance as of Cut-off Date ($)	Total Cut-off Date Debt Balance ($)(2)	Total Maximum Debt Balance ($)(3)	Total Maximum Debt LTV Ratio (%)(3)	Non-Trust Mortgage Loan Interest Rate	Total Maximum Debt U/W NCF DSCR(4)
Fairfield Views Inc. a/k/a Fairfield Views, Inc.	$5,491,405	$500,000	$0	$5,491,405	$5,991,405	23.9%	greater of 3.90% or 1MO LIBOR+3.75%	3.10x
Madison Court Apartment Corp.(5)	$5,250,000	$4,651,039	$4,151,039	$9,401,039	$9,901,039	16.5%		7.46x
Subordinate LOC		$500,000	$0				greater of 3.90% or 1MO LIBOR+3.75%
HPD 3rd Mortgage		$3,318,000	$3,318,000				1.00%
HPD 4th Mortgage		$833,039	$833,039				NAP
Interlaken Owners, Inc.	$5,000,000	$500,000	$0	$5,000,000	$5,500,000	3.9%	greater of 3.90% or 1MO LIBOR+3.75%	21.75x
Ridge Apartments Owners Corp.(6)	$1,897,168	$20,000	$20,000	$1,917,168	$1,917,168	13.0%	3.81%	6.29x
Ipswich House, Inc.	$1,692,583	$250,000	$0	$1,692,583	$1,942,583	11.1%	greater of 3.90% or 1MO LIBOR+3.75%	7.95x
Port Chester Apartments, Inc.	$1,500,000	$500,000	$0	$1,500,000	$2,000,000	9.9%	greater of 4.00% or 1MO LIBOR+3.75%	10.55x
Gramercy-Rutherford Townhouses Corp.	$1,200,000	$500,000	$0	$1,200,000	$1,700,000	15.0%	greater of 3.90% or 1MO LIBOR+3.75%	4.48x

(1)	For Subordinate LOC non-trust mortgage loans, the Non-Trust Mortgage Loan Maximum Balance Allowed assumes that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date. For all other non-trust mortgage loans, the Non-Trust Mortgage Loan Maximum Balance Allowed is the outstanding principal balance of the non-trust mortgage loan as of the Cut-off Date.

(2)	The Total Cut-off Date Debt Balance is calculated using the Cut-off Date Principal Balance of the Mortgage Loan and the actual outstanding balance of the non-trust mortgage loan(s) as of the Cut-off Date.

(3)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt Balance and the Total Maximum Debt LTV Ratio are calculated assuming that the corresponding non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date. For all other non-trust mortgage loans, the Total Maximum Debt Balance and the Total Maximum Debt LTV Ratio are calculated based upon the actual outstanding principal balance of the non-trust mortgage loan(s) as of the Cut-off Date.

(4)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt U/W NCF DSCR is calculated (i) assuming that interest on the non-trust mortgage loan is accruing pursuant to the applicable loan document (with the applicable interest rate determined using LIBOR in effect as of June 30, 2016 and giving effect to any applicable interest rate floor), (ii) assuming that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (iii) assuming that any initial interest-only period for such non-trust mortgage loan has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note. For all other non-trust mortgage loans, the Total Maximum Debt U/W NCF DSCR is calculated assuming payments are made as set forth in the relevant loan documents.

(5)	Represents the aggregate of Madison Court Apartment Corp. non-trust mortgage loans.

(6)	The Mortgaged Property securing the Ridge Apartments Owners Corp. Mortgage Loan is subject to a subordinate wraparound mortgage (the “Wrap Mortgage”) with a stated principal balance of $1,920,000. The wraparound mortgagee’s “equity” (i.e., principal amount of the Wrap Mortgage as to which the wraparound mortgagee is entitled to payment) is $20,000. Simultaneously with the closing of the Ridge Apartments Owners Corp. mortgage loan, the holder of the Wrap Mortgage (the “Wrap Mortgagee”) entered into a Subordination Agreement pursuant to which, among other things, the Wrap Mortgagee agreed that: (i) the Wrap Mortgage shall be subordinate in all respects to the Ridge Apartments Owners Corp. mortgage loan, (ii) the Wrap Mortgagee shall not accelerate the Wrap Mortgage loan, institute foreclosure proceedings or otherwise enforce the Wrap Mortgage, without the consent of the holder of the Ridge Apartments Owners Corp. mortgage loan, (iii) the holder of the Ridge Apartments Owners Corp. mortgage loan shall have the exclusive right to receive and determine the disposition of all insurance and condemnation proceeds, (iv) the borrower shall make payments under the Ridge Apartments Owners Corp. mortgage loan directly to the holder thereof, rather than to the Wrap Mortgagee, (v) the Wrap Mortgagee shall have no right to refinance the debt secured by Wrap Mortgage or place additional debt on the Ridge Apartments Owners Corp. mortgaged property, and the outstanding balance of the Wrap Mortgage shall not exceed the balance of the Ridge Apartments Owners Corp. mortgage loan by more than $20,000, and (vi) the maturity date of the Wrap Mortgage loan shall not precede that of the Ridge Apartments Owners Corp. mortgage loan. For all purposes herein, the Wrap Mortgage is considered to have a principal balance of $20,000 with monthly interest-only debt service payments at a rate of 3.810%.

In addition, with respect to each of the Mortgage Loans sold by National Cooperative Bank, N.A. and secured by residential cooperative properties, the PSA permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if such subordinate financing is prohibited by the terms of the related Mortgage Loan documents), subject to the satisfaction of certain conditions, including that (i) the maximum combined loan-to-value ratio not exceed 40% (based on the Value Co-op Basis of the related Mortgaged Property as set forth in an updated appraisal obtained in connection with the proposed indebtedness; provided, however, that with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as University Towers Owners Corp., such loan-to-value ratio will be determined based upon the “Coop-Rental Value” of the related Mortgaged Property as set forth in an updated appraisal obtained in connection with the proposed indebtedness), (ii) the aggregate of proposed and existing subordinate financing secured by the related Mortgaged Property must not exceed $7.5 million, (iii) the net proceeds of the subordinate debt must be used principally for funding capital expenditures, major repairs or reserves, (iv) the subordinate mortgage loan is not permitted to have a stated maturity date that is prior to the maturity date of the related Mortgage Loan if the subordinate mortgage loan is not fully amortizing and (v) National Cooperative Bank, N.A. or any affiliate thereof that originates (in accordance with its underwriting standards for such loans) the subordinate mortgage loan, executes and delivers to the Custodian (on behalf of the Trustee) for inclusion in the Mortgage File an intercreditor and subordination agreement with respect to such subordinate mortgage. “Value Co-op Basis” means, with respect to any residential cooperative property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the applicable master servicer determined as if the related Mortgaged Property is operated as a residential cooperative; in general, such value equals the gross sellout value of all cooperative units in the related Mortgaged Property (applying a discount as determined by the appraiser for rent regulated and rent controlled units), based in part on various comparable sales of cooperative apartment units in the market, plus the amount of the underlying debt encumbering the related Mortgaged Property. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross sellout value referenced in the preceding sentence is calculated without regard to any applicable sale price restrictions. The comparable sales considered in the appraisers’ estimates of gross sellout values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered.

However, the intercreditor agreements that in each instance govern the interaction between the mortgagee under the Mortgage Loan and the lender with respect to any such additional secured debt generally do not (as to existing additional subordinate debt) and are not likely to (as to future additional secured debt) contain “standstill” provisions in favor of the mortgagee under the Mortgage Loan. As a result, the lender under any such permitted additional debt could foreclose upon its lien and cause a default on the related Mortgage Loan, regardless of whether such Mortgage Loan was otherwise in default. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk” in this prospectus.

In each of the aforementioned cases with respect to future subordinate financing, National Cooperative Bank, N.A. or one of its affiliates is likely to be the lender on such subordinate financing, although it is not obligated to provide such financing. In addition, the Mortgage Loans secured by residential cooperative properties do not restrict the pledge of direct equity interests in the related cooperative borrower in connection with the financing of cooperative apartment units. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers” in this prospectus.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as “The Mall at Rockingham Park”, “Kroger (Roundy’s) Distribution Center”, “Mall at Turtle Creek”, “In-Rel 8” and “Pinnacle II” are each part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“BACM 2016-UBS10 Pooling and Servicing Agreement” means the pooling and servicing agreement relating to the securitization of the In-Rel 8 Companion Loan.

“BBSG 2016-MRP Trust and Servicing Agreement” means the trust and servicing agreement relating to the securitization of the controlling The Mall at Rockingham Park Companion Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Controlling Companion Loan” means, with respect to a Servicing Shift Whole Loan, the related Pari Passu Companion Loan which, upon the securitization of such Pari Passu Companion Loan, servicing is expected to shift to the Servicing Shift PSA entered into in connection with such securitization. Wells Fargo Bank is currently the holder of the “Controlling Companion Loan” with respect to the Pinnacle II Whole Loan.

“Non-Serviced Certificate Administrator” means with respect to (i) The Mall at Rockingham Park Whole Loan, the certificate administrator under the BBSG 2016-MRP Trust and Servicing Agreement, (ii) the In-Rel 8 Whole Loan, the certificate administrator under the BACM 2016-UBS10 Pooling and Servicing Agreement and (iii) the Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the certificate administrator under the related Servicing Shift PSA.

“Non-Serviced Companion Loan” means each of The Mall at Rockingham Park Pari Passu Companion Loans, The Mall at Rockingham Park Subordinate Companion Loans, the In-Rel 8 Companion Loan and the Pinnacle II Companion Loans, after the related Servicing Shift Securitization Date, each as defined in “The Whole Loans—The Non-Serviced Whole Loans”.

“Non-Serviced Directing Certificateholder” means with respect to (i) The Mall at Rockingham Park Whole Loan, the directing certificateholder (or the equivalent) under the BBSG 2016-MRP Trust and Servicing Agreement, (ii) the In-Rel 8 Whole Loan, the directing certificateholder (or the equivalent) under the BACM 2016-UBS10 Pooling and Servicing Agreement and (iii) the Servicing Shift Whole Loan, after the related Servicing Shift Securitization Date, the directing certificateholder (or its equivalent) under the related Servicing Shift PSA.

“Non-Serviced Master Servicer” means with respect to (i) The Mall at Rockingham Park Whole Loan, the servicer under the BBSG 2016-MRP Trust and Servicing Agreement, (ii) the In-Rel 8 Whole Loan, the master servicer under the BACM 2016-UBS10 Pooling and Servicing Agreement and (iii) the Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the master servicer under the related Servicing Shift PSA.

“Non-Serviced Mortgage Loan” means each of The Mall at Rockingham Park Mortgage Loan and the In-Rel 8 Mortgage Loan, as defined in “—The Whole Loans—The Non-Serviced Whole Loans”. On and after the applicable Servicing Shift Securitization Date, the Servicing Shift Mortgage Loan will be a Non-Serviced Mortgage Loan.

“Non-Serviced PSA” means with respect to (i) The Mall at Rockingham Park Whole Loan, the BBSG 2016-MRP Trust and Servicing Agreement, (ii) the In-Rel 8 Whole Loan, the BACM 2016-UBS10 Pooling and Servicing Agreement and (iii) the Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the related Servicing Shift PSA.

“Non-Serviced Special Servicer” means with respect to (i) The Mall at Rockingham Park Whole Loan, the special servicer under the BBSG 2016-MRP Trust and Servicing Agreement, (ii) the In-Rel 8 Whole Loan, the special servicer under the BACM 2016-UBS10 Pooling and Servicing Agreement and (iii) the Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the special servicer under the related Servicing Shift PSA.

“Non-Serviced Subordinate Companion Loan” means a The Mall at Rockingham Park Subordinate Companion Loan.

“Non-Serviced Trustee” means with respect to (i) The Mall at Rockingham Park Whole Loan, the trustee under the BBSG 2016-MRP Trust and Servicing Agreement, (ii) the In-Rel 8 Whole Loan, the trustee under the BACM 2016-UBS10 Pooling and Servicing Agreement and (iii) the Servicing Shift Whole Loan, after the applicable Servicing Shift Securitization Date, the trustee under the related Servicing Shift PSA.

“Non-Serviced Whole Loan” means each of The Mall at Rockingham Park Whole Loan and the In-Rel 8 Whole Loan. On and after the applicable Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be a Non-Serviced Whole Loan related to the issuing entity. Prior to the applicable Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be a Serviced Whole Loan.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or Non-Serviced Mortgage Loans.

“Serviced Companion Loan” means each of the Kroger (Roundy’s) Distribution Center Companion Loan and the Mall at Turtle Creek Companion Loans. Prior to the applicable Servicing Shift Securitization Date, the Pinnacle II Companion Loans will be Serviced Companion Loans.

“Serviced Mortgage Loan” means each of the Kroger (Roundy’s) Distribution Center Mortgage Loan and the Mall at Turtle Creek Mortgage Loan. Prior to the applicable Servicing Shift Securitization Date, the Servicing Shift Mortgage Loan will be a Serviced Mortgage Loan.

“Serviced Pari Passu Companion Loan” means a Serviced Companion Loan.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

“Serviced Whole Loan” means each of the Kroger (Roundy’s) Distribution Center Whole Loan and the Mall at Turtle Creek Whole Loan. Prior to the applicable Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be a Serviced Whole Loan.

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, the Pinnacle II Mortgage Loan will be a Servicing Shift Mortgage Loan.

“Servicing Shift PSA” means the Pinnacle II PSA.

“Servicing Shift Securitization Date” means the Pinnacle II Control Note Securitization Date.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes a related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the Servicing Shift PSA entered into in connection with the securitization of the related Controlling Companion Loan on and after the Servicing Shift Securitization Date. As of the Closing Date, the Pinnacle II Whole Loan will be a Servicing Shift Whole Loan.

“Subordinate Companion Loan” means a The Mall at Rockingham Park Subordinate Companion Loan, as defined in “—The Non-Serviced Whole Loans”.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Whole Loan LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
The Mall at Rockingham Park	$ 60,000,000	5.9%	$ 82,500,000	$ 119,500,000	28.8%	53.0%	4.14x	2.25x
Kroger (Roundy’s) Distribution Center	$ 59,500,000	5.8%	$ 17,000,000	NA	69.5%	69.5%	1.44x	1.44x
Mall at Turtle Creek	$ 41,947,448	4.1%	$ 29,822,638	NA	55.2%	55.2%	1.57x	1.57x
In-Rel 8	$ 32,460,442	3.2%	$ 59,926,969	NA	69.5%	69.5%	1.68x	1.68x
Pinnacle II	$ 20,000,000	2.0%	$ 67,000,000	NA	61.3%	61.3%	1.96x	1.96x

(1)	Calculated including any related Companion Loans but excluding any related Subordinate Companion Loan.

(2)	Calculated including any related Companion Loans and any related Subordinate Companion Loan.

The Serviced Whole Loans

The Kroger (Roundy’s) Distribution Center Whole Loan

General.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Kroger (Roundy’s) Distribution Center, representing approximately 5.8% of the Initial Pool Balance (the “Kroger (Roundy’s) Distribution Center Mortgage Loan”), the related Mortgaged Property also secures another mortgage note, which is pari passu in right of payment with the Kroger (Roundy’s) Distribution Center Mortgage Loan (the “Kroger (Roundy’s) Distribution Center Companion Loan”) and, together with the Kroger (Roundy’s) Distribution Center Mortgage Loan, the (“Kroger (Roundy’s) Distribution Center Whole Loan”). Only the Kroger (Roundy’s) Distribution Center Mortgage Loan is included in the trust fund. The Kroger (Roundy’s) Distribution Center Companion Loan, which has an original principal balance of approximately $17,000,000, is currently held by an affiliate of Rialto Mortgage Finance, LLC. The Kroger (Roundy’s) Distribution Center Companion Loan is not an asset of the trust fund.

The holders of the Kroger (Roundy’s) Distribution Center Whole Loan (the “Kroger (Roundy’s) Distribution Center Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of each Kroger (Roundy’s) Distribution Center Noteholder (the “Kroger (Roundy’s) Distribution Center Intercreditor Agreement”).

Servicing

The Kroger (Roundy’s) Distribution Center Whole Loan will be serviced from and after the Closing Date by Wells Fargo Bank, National Association, in its capacity as a master servicer, and CWCapital Asset Management LLC, in its capacity as a special servicer, pursuant to the terms of the PSA, subject to the terms of the Kroger (Roundy’s) Distribution Center Intercreditor Agreement.

Advances

The applicable master servicer, the applicable special servicer (solely as to Servicing Advances) or the trustee, as applicable, will be responsible for making (or, with respect to the applicable special servicer, may choose to make): (i) any required P&I Advances on the Kroger (Roundy’s) Distribution Center Mortgage Loan (but not on the Kroger (Roundy’s) Distribution Center Companion Loan) pursuant to the terms of the PSA unless the applicable master servicer, the applicable special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Kroger (Roundy’s) Distribution Center Mortgage Loan, and (ii) any required Servicing Advances with respect to the Kroger (Roundy’s) Distribution Center Whole Loan unless the applicable master servicer, the applicable special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Kroger (Roundy’s) Distribution Center Whole Loan. See “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus. Property protection advances in respect of the related Mortgaged Property will be made as described under “Pooling and Servicing Agreement—Advances—Servicing Advances” in this prospectus. Recovery of any such advances will be as described under “Pooling and Servicing Agreement—Advances—Recovery of Advances” in this prospectus. Furthermore, only the master servicer, special servicer and/or trustee under the servicing agreement governing the securitization of the Kroger (Roundy’s) Distribution Center Companion Loan will be responsible for making advances of principal and interest on the Kroger (Roundy’s) Distribution Center Companion Loan (but not on the Kroger (Roundy’s) Distribution Center Mortgage Loan), unless such master servicer, special servicer and/or trustee, as applicable, determines that such an advance would not be recoverable from collections on the Kroger (Roundy’s) Distribution Center Companion Loan.

Distributions

The terms of the Kroger (Roundy’s) Distribution Center Intercreditor Agreement set forth the respective rights of the Kroger (Roundy’s) Distribution Center Noteholders with respect to distributions of funds received in respect of the Kroger (Roundy’s) Distribution Center Whole Loan, and provide, in general, that:

•	the Kroger (Roundy’s) Distribution Center Mortgage Loan and the Kroger (Roundy’s) Distribution Center Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Kroger (Roundy’s) Distribution Center Mortgage Loan and the Kroger (Roundy’s) Distribution Center Companion Loan will be applied to the Kroger (Roundy’s) Distribution Center Mortgage Loan and the Kroger (Roundy’s) Distribution Center Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of any master servicer, special servicer, operating advisor, asset representations reviewer, certificate administrator, depositor or trustee under the applicable pooling and servicing agreement) in accordance with the terms of the Kroger (Roundy’s) Distribution Center Intercreditor Agreement, the PSA and the servicing agreement governing the securitization of the Kroger (Roundy’s) Distribution Center Companion Loan; and

•	fees, costs and expenses relating to the Kroger (Roundy’s) Distribution Center Whole Loan will, in general, be allocated on a pro rata and pari passu basis, to the Kroger (Roundy’s) Distribution Center Mortgage Loan and the Kroger (Roundy’s) Distribution Center Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Kroger (Roundy’s) Distribution Center Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Kroger (Roundy’s) Distribution Center Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Kroger (Roundy’s) Distribution Center Companion Loan.

Certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a Kroger (Roundy’s) Distribution Center Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the trust’s right to reimbursement from future payments and other collections on such Kroger (Roundy’s) Distribution Center Companion Loan or from general collections with respect to any securitization of such Kroger (Roundy’s) Distribution Center Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Application of Penalty Charges

Pursuant to the Kroger (Roundy’s) Distribution Intercreditor Agreement, the PSA may provide for the application of penalty charges paid in respect of the Kroger (Roundy’s) Distribution Whole Loan to be used to (i) pay the applicable master servicer, the trustee or the applicable special servicer for interest accrued on any Servicing Advances and reimbursement of Servicing Advances, (ii) pay the parties to any related securitization for interest accrued on any principal and interest advance, (iii) pay certain other expenses incurred with respect to the Kroger (Roundy’s) Distribution Whole Loan and (iv) pay to the applicable master servicer and/or the applicable special servicer as additional servicing compensation, except that for so long as the Kroger (Roundy’s) Distribution Companion Loan is not included in a securitization, any penalty charges allocated to the Kroger (Roundy’s) Distribution Companion Loan that are not applied pursuant to parts (i)-(iii) above will be remitted to the holder of the Kroger (Roundy’s) Distribution Companion Loan and will not be paid to the applicable master servicer and/or applicable special servicer without express consent of such holder.

Consultation and Control

The controlling noteholder under the Kroger (Roundy’s) Distribution Center Intercreditor Agreement with respect to the Kroger (Roundy’s) Distribution Center Whole Loan will be the trustee, as holder of the Kroger (Roundy’s) Distribution Center Mortgage Loan (such party, the “Kroger (Roundy’s) Distribution Center Directing Holder”) (provided that, pursuant to the PSA, unless a Consultation Termination Event has occurred and is continuing or the Kroger (Roundy’s) Distribution Center Whole Loan is an Excluded Loan, the Directing Certificateholder will be entitled to exercise the rights of the Kroger (Roundy’s) Distribution Center Directing Holder). As such, pursuant to the terms of the Kroger (Roundy’s) Distribution Center Intercreditor Agreement, certain decisions to be made with respect to the Kroger (Roundy’s) Distribution Center Whole Loan, including certain Major Decisions and the implementation of any recommended actions outlined in an Asset Status Report will require the approval of the Kroger (Roundy’s) Distribution Center Directing Holder. Generally, if the Kroger (Roundy’s) Distribution Center Directing Holder fails to notify the applicable special servicer of its approval or disapproval of a proposed Major Decision within ten (10) business days (or in connection with an Acceptable Insurance Default, thirty (30) days) of written notice thereof, such Major Decisions will be deemed approved. Pursuant to the terms of the Kroger (Roundy’s) Distribution Center Intercreditor Agreement, the Kroger (Roundy’s) Distribution Center Directing Holder will have certain consent and/or consultation rights with respect to the Kroger (Roundy’s) Distribution Center Whole Loan for so long as it has consent and/or consultation rights with respect to each other Mortgage Loan included in the Issuing Entity (other than any Excluded Loan), and will be entitled to exercise the rights and powers thereunder and under the PSA.

Notwithstanding the Kroger (Roundy’s) Distribution Center Directing Holder’s consent and/or consultation rights described above, the applicable master servicer or applicable special servicer, as applicable, is permitted to implement any Major Decision before the expiration of the aforementioned ten (10) business-day (or in connection with an Acceptable Insurance Default, thirty (30) day) period if (i) it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Kroger (Roundy’s) Distribution Center Mortgage Loan and the Kroger (Roundy’s) Distribution Center Companion Loan and (ii) the applicable special servicer has made a reasonable effort to contact the Kroger (Roundy’s) Distribution Center Directing Holder.

Pursuant to the terms of the Kroger (Roundy’s) Distribution Center Intercreditor Agreement, the holder of the Kroger (Roundy’s) Distribution Center Companion Loan (or, at any time the Kroger (Roundy’s) Distribution Center Companion Loan is included in a securitization, the holders of the majority of the class of securities issued in such securitization designated as the “controlling class” or their duly appointed representative or any other party assigned the rights to exercise the rights of the holder of the Kroger (Roundy’s) Distribution Center Companion Loan, as and to the extent provided in the servicing agreement governing the securitization of the Kroger (Roundy’s) Distribution Center Companion Loan) as a non-controlling noteholder (the “Kroger (Roundy’s) Distribution Center Non-Controlling Noteholder”) will have the right (i) to receive copies of all notices, information and reports, in each case, with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Kroger (Roundy’s) Distribution Center Whole Loan, that the applicable master servicer or the applicable special servicer, as applicable, is required to provide to the Kroger (Roundy’s) Distribution Center Directing Holder under such agreement within the same time frame that the applicable master servicer or applicable special servicer, as applicable, is required to provide such notices, information and reports to the Kroger (Roundy’s) Distribution Center Directing Holder (but without regard to whether or not the Kroger (Roundy’s) Distribution Center Directing Holder actually has lost any rights to receive such information as a result of a Consultation Termination Event) and (ii) to be consulted by the applicable master servicer or applicable special servicer, as applicable, on a strictly non-binding basis with respect to any such Major Decisions or the implementation by the applicable special servicer of any recommended actions outlined in an Asset Status Report. The consultation right of the Kroger (Roundy’s) Distribution Center Non-Controlling Noteholder will expire ten (10) business days after the delivery by the applicable master servicer or applicable special servicer, as applicable, of notice and information relating to the matter subject to consultation; provided that if a new course of action is proposed by the applicable master servicer or applicable special servicer, as applicable, that is materially different from the actions previously proposed, the ten (10) business day consultation period will begin anew. Notwithstanding the Kroger (Roundy’s) Distribution Center Non-Controlling Noteholder’s consultation rights described above, the applicable master servicer or the applicable special servicer, as applicable, is permitted to implement any Major Decision or take any action set forth in an Asset Status Report before the expiration of the aforementioned ten (10) business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Kroger (Roundy’s) Distribution Center Mortgage Loan and the Kroger (Roundy’s) Distribution Center Companion Loan.

In addition to the consultation rights of the Kroger (Roundy’s) Distribution Center Non-Controlling Noteholder described above, the Kroger (Roundy’s) Distribution Center Non-Controlling Noteholder will have the right to annual conference calls with the applicable master servicer or applicable special servicer upon reasonable notice and at times reasonably acceptable to such master servicer or special servicer, as applicable, in which servicing issues related to the Kroger (Roundy’s) Distribution Center Whole Loan are to be discussed.

No objection, direction or advice of the Kroger (Roundy’s) Distribution Center Directing Holder contemplated above may require or cause the applicable master servicer or the applicable special servicer, as applicable, to violate any provisions of the Kroger (Roundy’s) Distribution Center Mortgage Loan documents, applicable law, the PSA, the Kroger (Roundy’s) Distribution Center Intercreditor Agreement, the REMIC provisions or the applicable master servicer’s or applicable special servicer’s obligation to act in accordance with the Servicing Standard or expose the applicable master servicer or the applicable special servicer to liability, or materially expand the scope of the applicable master servicer’s or the applicable special servicer’s responsibilities under the PSA.

Sale of Defaulted Mortgage Loan

Pursuant to the terms of the Kroger (Roundy’s) Distribution Center Intercreditor Agreement and the PSA, if the Kroger (Roundy’s) Distribution Center Mortgage Loan becomes a “defaulted mortgage loan” and thereafter the applicable special servicer determines pursuant to the PSA and the Kroger (Roundy’s) Distribution Center Intercreditor Agreement to pursue a sale of the Kroger (Roundy’s) Distribution Center Mortgage Loan, such special servicer will be required to sell the Kroger (Roundy’s) Distribution Center Mortgage Loan together with the Kroger (Roundy’s) Distribution Center Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the trustee’s (or any third party hired by the trustee in accordance with the PSA) obligation to review whether certain offers received for the Kroger (Roundy’s) Distribution Center Mortgage Loan and the Kroger (Roundy’s) Distribution Center Companion Loan constitute a fair price. The Kroger (Roundy’s) Distribution Center Non-Controlling Noteholder will have consultation rights in connection with such sale, as described above.

Notwithstanding the foregoing, the applicable special servicer will not be permitted to sell the Kroger (Roundy’s) Distribution Center Whole Loan if it becomes a Defaulted Loan without the written consent of the Kroger (Roundy’s) Distribution Center Non-Controlling Noteholder unless the applicable special servicer has delivered to such Kroger (Roundy’s) Distribution Center Non-Controlling Noteholder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Kroger (Roundy’s) Distribution Center Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the applicable special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Kroger (Roundy’s) Distribution Center Whole Loan, and any documents in the servicing file requested by such Kroger (Roundy’s) Distribution Center Non-Controlling Noteholder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Kroger (Roundy’s) Distribution Center Controlling Noteholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the applicable master servicer or the applicable special servicer in connection with the proposed sale; provided, that the Kroger (Roundy’s) Distribution Center Non-Controlling Noteholder may waive any of the delivery or timing requirements set forth in this sentence only for itself. Each holder of the

Kroger (Roundy’s) Distribution Center Mortgage Loan and the Kroger (Roundy’s) Distribution Center Companion Loan will be permitted to submit an offer at any sale of the Kroger (Roundy’s) Distribution Center Whole Loan unless such person is the borrower or an agent or affiliate of the borrower. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

Replacement of Special Servicer

Pursuant to the terms of the Kroger (Roundy’s) Distribution Center Intercreditor Agreement, and subject to the terms of the PSA, the Kroger (Roundy’s) Distribution Center Directing Holder (which, unless a Consultation Termination Event has occurred and is continuing or the Kroger (Roundy’s) Distribution Center Mortgage Loan is an Excluded Loan, will be the Directing Certificateholder), will have the right, with or without cause, to replace the special servicer then acting with respect to the Kroger (Roundy’s) Distribution Center Whole Loan and appoint a replacement special servicer without the consent of the holder of the Kroger (Roundy’s) Distribution Center Companion Loan. See “Pooling and Servicing Agreement—The Directing Certificateholder—Replacement of a Special Servicer” in this prospectus.

The Mall at Turtle Creek Whole Loan

General

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as Mall at Turtle Creek, representing approximately 4.1% of the Initial Pool Balance (the “Mall at Turtle Creek Mortgage Loan”), such Mortgaged Property also secures another mortgage note, which is pari passu in right of payment with the Mall at Turtle Creek Mortgage Loan (the “Mall at Turtle Creek Companion Loan”) and, together with the Mall at Turtle Creek Mortgage Loan, the (“Mall at Turtle Creek Whole Loan”). Only the Mall at Turtle Creek Mortgage Loan is included in the trust fund. The Mall at Turtle Creek Companion Loan, which has an original principal balance of approximately $29,860,000, is currently held by Barclays Bank PLC and is expected to be contributed to one or more future securitizations. The Mall at Turtle Creek Companion Loan is not an asset of the issuing entity.

The holders of the Mall at Turtle Creek Whole Loan (the “Mall at Turtle Creek Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of each Mall at Turtle Creek Noteholder (the “Mall at Turtle Creek Intercreditor Agreement”).

Servicing

The Mall at Turtle Creek Whole Loan is expected to be serviced from and after the Closing Date by Wells Fargo Bank, National Association, in its capacity as a master servicer, and CWCapital Asset Management LLC, in its capacity as a special servicer, pursuant to the terms of the PSA, subject to the terms of the Mall at Turtle Creek Intercreditor Agreement.

Advances

The applicable master servicer, the applicable special servicer or the trustee, as applicable, will be responsible for making (or, with respect to the applicable special servicer, may choose to make): (i) any required P&I Advances on the Mall at Turtle Creek Mortgage Loan (but not on the Mall at Turtle Creek Companion Loan) pursuant to the terms of the PSA unless the applicable master servicer, the applicable special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Mall at Turtle Creek Mortgage Loan, and (ii) any required Servicing Advances with respect to the Mall at Turtle Creek Whole Loan unless the applicable master servicer, the applicable special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Mall at Turtle Creek Whole Loan. See “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus. Property protection advances in respect of the related Mortgaged Property will be made as described under “Pooling and Servicing Agreement—Advances—Servicing Advances” in this prospectus. Recovery of any such advances will be as described under “Pooling and Servicing Agreement—Advances—Recovery of Advances” in this prospectus. Furthermore, it is expected that the master servicer, special servicer and/or trustee under the servicing agreement governing the securitization of the Mall at Turtle Creek Companion Loan will be responsible for making advances of principal and interest on the Mall at Turtle Creek Companion Loan (but not on the Mall at Turtle Creek Mortgage Loan), unless such master servicer, special servicer and/or trustee, as applicable, determines that such an advance would not be recoverable from collections on the Mall at Turtle Creek Companion Loan.

With respect to the Mall at Turtle Creek Mortgage Loan, each of the applicable master servicer, the applicable special servicer and the trustee, as applicable, will be permitted to make its own determination that it has made a nonrecoverable principal and interest advance on the Mall at Turtle Creek Mortgage Loan or that any proposed principal and interest advance, if made, would constitute a nonrecoverable principal and interest advance with respect to the Mall at Turtle Creek Mortgage Loan. If the applicable master servicer, the applicable special servicer or the trustee, as applicable, determines that a proposed principal and interest advance with respect to the Mall at Turtle Creek Mortgage Loan, if made, or any outstanding principal and interest advance with respect to such Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, then the applicable master servicer will be required to provide the servicer of the Mall at Turtle Creek Companion Loan written notice of such determination, promptly and in any event within the time required by the Mall at Turtle Creek Intercreditor Agreement.

Distributions

The terms of the Mall at Turtle Creek Intercreditor Agreement set forth the respective rights of the holder of the Mall at Turtle Creek Mortgage Loan and the holder of the Mall at Turtle Creek Companion Loan with respect to distributions of funds received in respect of Mall at Turtle Creek Whole Loan, and provides, in general, that:

•	the Mall at Turtle Creek Mortgage Loan and the Mall at Turtle Creek Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the others or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Mall at Turtle Creek Whole Loan or the related Mortgaged Property will be applied to the Mall at Turtle Creek Mortgage Loan and the Mall at Turtle Creek Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of any master servicer, special servicer, operating advisor, asset representations reviewer, certificate administrator, depositor and trustee) in accordance with the terms of the Mall at Turtle Creek Intercreditor Agreement and the PSA; and

•	costs, fees, expenses, losses and shortfalls relating to the Mall at Turtle Creek Whole Loan will, in general, be allocated on a pro rata and pari passu basis, to the Mall at Turtle Creek Mortgage Loan and the Mall at Turtle Creek Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Mall at Turtle Creek Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Mall at Turtle Creek Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Mall at Turtle Creek Companion Loan. Furthermore, the holder of the Mall at Turtle Creek Companion Loan will not bear master servicing fees in excess of the primary servicing fee, earned on the Mall at Turtle Creek Mortgage Loan.

Certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to the Mall at Turtle Creek Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on the Mall at Turtle Creek Companion Loan or from general collections with respect to any securitization of the Mall at Turtle Creek Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the Certificates.

Application of Penalty Charges

The Mall at Turtle Creek Intercreditor Agreement provides that items in the nature of penalty charges paid on the Mall at Turtle Creek Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on each of the Mall at Turtle Creek Mortgage Loan and the Mall at Turtle Creek Companion Loan by the amount necessary to pay the applicable master servicer, the trustee or the applicable special servicer for any interest accrued on any Servicing Advances and reimbursement of any Servicing Advances in accordance with the terms of the PSA, second, be used to reduce the respective amounts payable on each of the Mall at Turtle Creek Mortgage Loan and the Mall at Turtle Creek Companion Loan by the amount necessary to pay the applicable master servicer, the trustee, the related Other Master Servicer and the trustee under the related Other PSA for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the related Other PSA) made with respect to such loan by such party (if and as specified in the PSA or the related Other PSA, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Mall at Turtle Creek Mortgage Loan and the Mall at Turtle Creek Companion Loan by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Mall at Turtle Creek Whole Loan (as specified in the PSA) and, finally, (i) in the case of the remaining amount of penalty charges allocable to the Mall at Turtle Creek Mortgage Loan, be paid to the applicable master servicer and/or the applicable special servicer as additional servicing compensation as provided in the PSA and (ii) in the case of the remaining amount of penalty charges allocable to the Mall at Turtle Creek Companion Loan, be paid (x) prior to the securitization of such loan, to the holder of the Mall at Turtle Creek Companion Loan and (y) following the securitization of such loan, to the applicable master servicer and/or the applicable special servicer as additional servicing compensation as provided in the PSA.

Consultation and Control

Pursuant to the Mall at Turtle Intercreditor Agreement, the directing holder with respect to the Mall at Turtle Creek Whole Loan, as of any date of determination, will be the trustee on behalf of the issuing entity as holder of the Mall at Turtle Creek Mortgage Loan (such party, in such capacity, the “Mall at Turtle Creek Directing Holder”); provided, that, unless a Consultation Termination Event exists under the PSA or the Mall at Turtle Creek Whole Loan is an Excluded Loan, the Directing Certificateholder will be entitled to exercise the rights of the Mall at Turtle Creek Directing Holder. In its capacity as representative of the Mall at Turtle Creek Directing Holder, the Directing Certificateholder will be entitled to exercise consent and/or consultation rights with respect to any Major Decisions to be taken with respect to the Mall at Turtle Creek Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the Mall at Turtle Creek Whole Loan will require the approval of the Directing Certificateholder. Pursuant to the terms of the PSA, the Directing Certificateholder will have the same consent and/or consultation rights with respect to the Mall at Turtle Creek Whole Loan as it does, and for so long as it does, with respect to the other Mortgage Loans included in the issuing entity (other than any Excluded Loan) that are serviced under the PSA.

In addition, pursuant to the terms of the Mall at Turtle Creek Intercreditor Agreement, the holder of the Mall at Turtle Creek Companion Loan (or, at any time the Mall at Turtle Creek Companion Loan is included in a securitization, the holders of the majority of the class of securities issued in such securitization designated as the “controlling class” pursuant to the Other PSA or their duly appointed representative, such party, the “Mall at Turtle Creek Non-Directing Holder”) will (i) have a right to receive copies of all notices, information and reports that the applicable master servicer or the applicable special servicer, as applicable, is required to provide to the Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the Directing Certificateholder without regard to the occurrence of a control termination event or consultation termination event under the PSA) with respect to any Major Decisions to be taken with respect to the Mall at Turtle Creek Whole Loan or the implementation of any recommended action outlined in an Asset Status Report relating to the Mall at Turtle Creek Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Major Decision to be taken with respect to the Mall at Turtle Creek Whole Loan or the implementation of any recommended action outlined in an Asset Status Report relating to the Mall at Turtle Creek Whole Loan. The consultation right of the Mall at Turtle Creek Non-Directing Holder will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the Mall at Turtle Creek Non-Directing Holder has responded within such period; provided, that if the applicable master servicer (or the applicable special servicer, as applicable) proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew. Notwithstanding the Mall at Turtle Creek Non-Directing Holder’s consultation rights described above, the applicable master servicer or the applicable special servicer, as applicable, is permitted to take any material action or any action set forth in an Asset Status Report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Mall at Turtle Creek Whole Loan. Neither the applicable master servicer nor the applicable special servicer will be obligated at any time to follow or take any alternative actions recommended by the Mall at Turtle Creek Non-Directing Holder.

Neither the applicable master servicer nor the applicable special servicer may take or refrain from taking any action based on advice or consultation provided by the Mall at Turtle Creek Non-Directing Holder that would cause the applicable master servicer or the applicable special servicer, as applicable, to violate applicable law, the terms of the Mall at Turtle Creek Whole Loan, the Mall at Turtle Creek Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC Regulations or that would (i) expose the applicable master servicer, the applicable special servicer, the depositor, a mortgage loan seller, the issuing entity, the trustee, the operating advisor, the certificate administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the applicable master servicer’s or the applicable special servicer’s responsibilities, or (iii) cause the applicable master servicer or the applicable special servicer to act, or fail to act, in a manner that is not in the best interests of the Certificateholders.

In addition to the consultation rights of the Mall at Turtle Creek Non-Directing Holder described above, pursuant to the terms of the Mall at Turtle Creek Intercreditor Agreement, the Mall at Turtle Creek Non-Directing Holder will have the right to attend (in-person or telephonically, at the discretion of the applicable master servicer or the applicable special servicer, as applicable) annual meetings with the applicable master servicer or the applicable special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the applicable master servicer or the applicable special servicer, as applicable, in which servicing issues related to the Mall at Turtle Creek Whole Loan are discussed.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Mall at Turtle Creek Intercreditor Agreement, if the Mall at Turtle Creek Whole Loan becomes a defaulted mortgage loan, and if the applicable special servicer determines to sell the Mall at Turtle Creek Mortgage Loan in accordance with the PSA, then the applicable special servicer will be required to sell the Mall at Turtle Creek Companion Loan together with the Mall at Turtle Creek Mortgage Loan as one whole loan, subject to the satisfaction of certain notice and information delivery requirements and the trustee’s (or any third party hired by the trustee in accordance with the PSA) obligation to review whether certain offers received for the Mall at Turtle Creek Mortgage Loan and the Mall at Turtle Creek Companion Loan constitute a fair price.

Notwithstanding the foregoing, the applicable special servicer will not be permitted to sell the Mall at Turtle Creek Whole Loan if it becomes a defaulted mortgage loan without the written consent of the Mall at Turtle Creek Non-Directing Holder (provided that such consent is not required if the Mall at Turtle Creek Non-Directing Holder is the borrower or an affiliate of the borrower), unless the applicable special servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Mall at Turtle Creek Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the applicable special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Mall at Turtle Creek Whole Loan, and any documents in the servicing file reasonably requested by the Mall at Turtle Creek Non-Directing Holder, that are material to the price of the Mall at Turtle Creek Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the applicable master servicer or the applicable special servicer in connection with the proposed sale; provided, that the Mall at Turtle Creek Non-Directing Holder may waive as to itself any of the delivery or timing requirements set forth in this sentence. Each holder of the Mall at Turtle Creek Mortgage Loan and the Mall at Turtle Creek Companion Loan will be permitted to submit an offer at any sale of the Mall at Turtle Creek Whole Loan unless such person is a Borrower Party. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the Mall at Turtle Creek Intercreditor Agreement, the Mall at Turtle Creek Directing Holder (which, unless a Consultation Termination Event has occurred and is continuing or the Mall at Turtle Creek Mortgage Loan is an Excluded Loan, will be the Directing Certificateholder) will have the right, with or without cause, to replace the special servicer then acting with respect to the Mall at Turtle Creek Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the Mall at Turtle Creek Non-Directing Holder. See “Pooling and Servicing Agreement—The Directing Certificateholder—Replacement of Special Servicer”.

The Non-Serviced Whole Loans

The Mall at Rockingham Park Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus as The Mall at Rockingham Park, representing approximately 5.9% of the Cut-off Date Pool Balance, with a Cut-off Date Balance of $60,000,000 (the “The Mall at Rockingham Park Mortgage Loan”), is part of a Whole Loan evidenced by six promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “The Mall at Rockingham Park Mortgaged Property”). The Mall at Rockingham Park Whole Loan (as defined below) is evidenced by: (i) one promissory Note A-1-B that evidences The Mall at Rockingham Park Mortgage Loan; (ii) two pari passu promissory notes designated as Note A-1-A (the “The Mall at Rockingham Park Controlling Note”) and Note A-2-A, respectively, having an aggregate outstanding principal balance as of the Cut-off Date of $42,500,000 (the “The Mall at Rockingham Park Standalone Pari Passu Companion Loans”), each of which is generally pari passu in right of payment with The Mall at Rockingham Park Mortgage Loan and The Mall at Rockingham Park Non-Standalone Pari Passu Companion Loan (as defined below); (iii) one pari passu promissory note designated as Note A-2-B, having an outstanding principal balance as of the Cut-off Date of $40,000,000 ( “The Mall at Rockingham Park Non-Standalone Pari Passu Companion Loan” and, together with The Mall at Rockingham Park Standalone Pari Passu Companion Loans, the “The Mall at Rockingham Park Pari Passu Companion Loans”; and The Mall at Rockingham Park Pari Passu Companion Loans together with The Mall at Rockingham Park Mortgage Loan, “The Mall at Rockingham Park Senior Notes”), which is generally pari passu in right of payment with The Mall at Rockingham Park Mortgage Loan and The Mall at Rockingham Park Standalone Pari Passu Companion Loans; and (iv) two promissory notes designated as Note B-1 and Note B-2, respectively, with an aggregate outstanding principal balance as of the Cut-off Date of $119,500,000 (together, the “The Mall at Rockingham Park Subordinate Companion Loans” and, together with The Mall at Rockingham Park Pari Passu Companion Loans, “The Mall at Rockingham Park Companion Loans”), which are subordinate in right of payment to each of The Mall at Rockingham Park Senior Notes. The Mall at Rockingham Park Standalone Pari Passu Companion Loans and The Mall at Rockingham Park

Subordinate Companion Loans are collectively referred to as “The Mall at Rockingham Park Standalone Companion Loans”. The Mall at Rockingham Park Companion Loans and The Mall at Rockingham Park Mortgage Loan are collectively referred to as “The Mall at Rockingham Park Notes” or “The Mall at Rockingham Park Whole Loan”. Only The Mall at Rockingham Park Mortgage Loan is included in the Trust. Each of The Mall at Rockingham Park Standalone Pari Passu Companion Loans and The Mall at Rockingham Park Subordinate Companion Loans is currently held by the BBSG 2016-MRP securitization trust (the “BBSG 2016-MRP Mortgage Trust”). The Mall at Rockingham Park Non-Standalone Pari Passu Companion Loan is currently held by Société Générale and is expected to be contributed to one or more future securitizations.

The holders of The Mall at Rockingham Park Whole Loan (“The Mall at Rockingham Park Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each The Mall at Rockingham Park Noteholder (“The Mall at Rockingham Park Intercreditor Agreement”).

Servicing

The Mall at Rockingham Park Whole Loan is currently being serviced by Wells Fargo Bank, National Association, as servicer (the “BBSG 2016-MRP Master Servicer”), and specially serviced by KeyBank National Association, as special servicer (the “BBSG 2016-MRP Special Servicer”), pursuant to the trust and servicing agreement (the “BBSG 2016-MRP Trust and Servicing Agreement”), between Barclays Commercial Mortgage Securities LLC, as depositor (the “BBSG 2016-MRP Depositor”), the BBSG 2016-MRP Master Servicer, the BBSG 2016-MRP Special Servicer, U. S. Bank National Association, as trustee (in such capacity, the “BBSG 2016-MRP Trustee”), as certificate administrator, and custodian (in such capacity, the “BBSG 2016-MRP Certificate Administrator”), in connection with the BBSG 2016-MRP Mortgage Trust (into which each of The Mall at Rockingham Park Standalone Pari Passu Companion Loans and The Mall at Rockingham Park Subordinate Companion Loans are deposited), and, subject to the terms of The Mall at Rockingham Park Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any The Mall at Rockingham Park Noteholder will be effected in accordance with the BBSG 2016-MRP Trust and Servicing Agreement and The Mall at Rockingham Park Intercreditor Agreement.

Advances

The Mall at Rockingham Park Intercreditor Agreement provides that the BBSG 2016-MRP Master Servicer or BBSG 2016-MRP Special Servicer will be obligated to administer The Mall at Rockingham Park Whole Loan in accordance with the accepted servicing practices and consistently with the terms of such Intercreditor Agreement and the BBSG 2016-MRP Trust and Servicing Agreement. None of the BBSG 2016-MRP Master Servicer, BBSG 2016-MRP Special Servicer or the BBSG 2016-MRP Trustee, as applicable, will be required to make principal and interest advances on The Mall at Rockingham Park Mortgage Loan, but such servicer or trustee, as applicable, will be required to make property protection advances on The Mall at Rockingham Park Whole Loan in accordance with the related BBSG 2016-MRP Trust and Servicing Agreement and the related Intercreditor Agreement. unless a determination of non-recoverability is made under the BBSG 2016-MRP Trust and Servicing Agreement. None of the applicable master servicer, the applicable special servicer or the trustee under the PSA for this transaction will be obligated to make property protection advances with respect to The Mall at Rockingham Park Whole Loan. Each of the BBSG 2016-MRP Master Servicer and BBSG 2016-MRP Trustee is entitled to reimbursement for a servicing advance, first, from amounts on deposit in the collection account established under the related BBSG 2016-MRP Trust and Servicing Agreement that represent amounts received in respect of The Mall at Rockingham Park Whole Loan, and then, if such servicing advance is a nonrecoverable advance, if funds on deposit in such collection account allocable to The Mall at Rockingham Park Subordinate Companion Loans are insufficient to reimburse such servicing advance, then any deficiency is required to be paid from general collections of each securitization trust holding a The Mall at Rockingham Park Senior Note (including the Trust) on a pro rata and pari passu basis pursuant to the terms of The Mall at Rockingham Park Intercreditor Agreement. In addition, each of the parties to the related BBSG 2016-MRP Trust and Servicing Agreement will be entitled to indemnification out of proceeds of the Mortgage Loans in the Trust to the same extent to which such parties are entitled to indemnification out of the collection account established under the BBSG 2016-MRP Trust and Servicing Agreement, but only to the extent of the pro rata share of any such indemnification amounts allocable to The Mall at Rockingham Park Mortgage Loan.

The applicable master servicer will be responsible for making advances of principal and interest on The Mall at Rockingham Park Mortgage Loan (but not on The Mall at Rockingham Park Companion Loans) pursuant to the PSA, in each case, unless the applicable master servicer, the trustee or the applicable special servicer, as applicable, determines that such an advance would not be recoverable from collections on The Mall at Rockingham Park Mortgage Loan Similarly, principal and interest advances are required to be made on The Mall at Rockingham Park Standalone Companion Loans by the BBSG 2016-MRP Master Servicer, BBSG 2016-MRP Special Servicer or BBSG 2016-MRP Trustee, as applicable, unless a determination of non-recoverability is made under the BBSG 2016-MRP Trust and Servicing Agreement. Principal and interest advances made on any The Mall at Rockingham Park Note may be reimbursed from collections on The Mall at Rockingham Park Whole Loan prior to distribution on any The Mall at Rockingham Park Note (and correspondingly, prior to distribution to certificateholders). To the extent collections on The Mall at Rockingham Park Whole Loan are allocated to The Mall at Rockingham Park Mortgage Loan to reimburse monthly payment advances made with respect thereto, such advances will also be recoverable from general collections of the Trust, as and to the extent provided in the PSA.

In addition, the master servicer or trustee, as applicable, acting with respect to any securitization trust into which The Mall at Rockingham Park Non-Standalone Pari Passu Companion Loan is contributed will be responsible for making advances of principal and interest on The Mall at Rockingham Park Non-Standalone Pari Passu Companion Loan unless a determination of non-recoverability is made under the related servicing agreement.

Distributions

The terms of The Mall at Rockingham Park Intercreditor Agreement set forth the respective rights of The Mall at Rockingham Park Noteholders with respect to distributions of funds received in respect of The Mall at Rockingham Park Whole Loan, and provides, in general, that:

•	The Mall at Rockingham Park Subordinate Companion Loans are, at all times, junior, subject and subordinate to The Mall at Rockingham Park Mortgage Loan and The Mall at Rockingham Park Pari Passu Companion Loans, and the right of the holders of The Mall at Rockingham Park Subordinate Companion Loans (“The Mall at Rockingham Park Subordinate Companion Loan Holders”) to receive payments with respect to The Mall at Rockingham Park Subordinate Companion Loans is, to the extent set forth in The Mall at Rockingham Park Intercreditor Agreement, at all times, junior, subject and subordinate to the rights of the holders of The Mall at Rockingham Park Senior

Notes to receive payments with respect to The Mall at Rockingham Park Senior Notes;

•	all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with The Mall at Rockingham Park Whole Loan or the Mal at Rockingham Park Mortgaged Property or amounts realized as proceeds thereof, but excluding (x) all amounts for required reserves or escrows required by The Mall at Rockingham Park Whole Loan documents to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of advances then due and payable or reimbursable to the BBSG 2016-MRP Master Servicer or the applicable master servicer (or the servicer of any The Mall at Rockingham Park Non-Standalone Pari Passu Companion Loan upon the securitization of such companion loan) under the BBSG 2016-MRP Trust and Servicing Agreement and (y) all amounts that are then due, payable or reimbursable to the BBSG 2016-MRP Master Servicer, the BBSG 2016-MRP Special Servicer, the BBSG 2016-MRP Certificate Administrator or the BBSG 2016-MRP Trustee pursuant to the BBSG 2016-MRP Trust and Servicing Agreement, will be applied and distributed by the BBSG 2016-MRP Master Servicer in the following order of priority without duplication:

(i)   first, on a Pro Rata and Pari Passu Basis, to pay accrued and unpaid interest on The Mall at Rockingham Park Senior Notes (other than default interest) to each holder of a The Mall at Rockingham Park Senior Note in an amount equal to the accrued and unpaid interest on the applicable Note Principal Balances at the related note rate, net of any applicable servicing fee rate under the BBSG 2016-MRP Trust and Servicing Agreement;

(ii)   second, on a Pro Rata and Pari Passu Basis, to each holder of a The Mall at Rockingham Park Senior Note in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related payment date, until the respective Note Principal Balances (as defined below) have been reduced to zero;

(iii)   third, on a Pro Rata and Pari Passu Basis, to pay accrued and unpaid interest on The Mall at Rockingham Park Subordinate Companion Loans (other than default interest) to each holder of a The Mall at Rockingham Park Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the applicable Note Principal Balances at the related note rate, net of any applicable servicing fee rate under the BBSG 2016-MRP Trust and Servicing Agreement;

(iv)   fourth, on a Pro Rata and Pari Passu Basis, to each holder of a The Mall at Rockingham Park Subordinate Companion Loan in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related payment date, until the respective Note Principal Balances have been reduced to zero;

(v)   fifth, to pay any yield maintenance premium or other prepayment premium then due and payable in respect of The Mall at Rockingham Park Senior Notes, on a Pro Rata and Pari Passu Basis, then The Mall at Rockingham Park Subordinate Companion Loans, on a Pro Rata and Pari Passu Basis;

(vi)   sixth, to pay default interest and late payment charges then due and owing under The Mall at Rockingham Park Whole Loan, all of which is to be applied in accordance with the BBSG 2016-MRP Trust and Servicing Agreement; and

(vii)   seventh, if any excess amount is available to be distributed in respect of The Mall at Rockingham Park Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(vi), any remaining amount will be paid pro rata to each holder of a The Mall at Rockingham Park Senior Note and each holder of a The Mall at Rockingham Park Subordinate Companion Loan based on their initial principal balances.

The BBSG 2016-MRP Master Servicer and the BBSG 2016-MRP Special Servicer, as applicable, will have no obligation to deposit any amounts that are additional servicing compensation into the related collection account or related REO account, as applicable, and are entitled to retain any such amount that such party is entitled to under the BBSG 2016 MRP Trust and Servicing Agreement.

Solely for purposes of discussions under this sub-heading “—Distributions”“, “Pro Rata and Pari Passu Basis” means (i) with respect to each of The Mall at Rockingham Park Senior Notes and their respective holders, the allocation of any particular payment, collection, cost, expense, liability or other amount among such loans or such holders, as the case may be, without any priority of any such loan or any such holder over another such The Mall at Rockingham Park Senior Note or holder, as the case may be, and in any event such that each such loan or holder, as the case may be, is allocated its respective Pro Rata Share of such particular payment, collection, cost, expense, liability or other amount and (ii) with respect to The Mall at Rockingham Park Subordinate Companion Loans and their holders, the allocation of any particular payment, collection, cost, expense, liability or other amount among such loans or such holders, as the case may be, without any priority of any such loan or any such holder over another such loan or holder, as the case may be, and in any event such that each loan or holder, as the case may be, is allocated its respective Pro Rata Share of such particular payment, collection, cost, expense, liability or other amount.

Solely for purposes of discussions under this sub-heading “—Distributions”, “Pro Rata Share” means (a) with respect to each of The Mall at Rockingham Park Senior Notes and their respective holders, a fraction, expressed as a percentage, the numerator of which is the Note Principal Balance of such loan and the denominator of which is the sum of the Note Principal Balances of The Mall at Rockingham Park Senior Notes and (b) with respect to each The Mall at Rockingham Park Subordinate Companion Loan and its respective holder, a fraction, expressed as a percentage, the numerator of which is the Note Principal Balance of such The Mall at Rockingham Park Subordinate Companion and the denominator of which is the sum of the Note Principal Balances of all of The Mall at Rockingham Park Subordinate Companion Loans .

Solely for purposes of discussions under this sub-heading “—Distributions”, “Note Principal Balance” means, with respect to each The Mall at Rockingham Park Senior Note and each The Mall at Rockingham Park Subordinate Companion Loan, at any time of determination, the original outstanding principal balance of such loan, less any payments of principal thereon (or any new notes issued in substitution thereof) received by (or allocated to) the related holder of such loan (or any holders of new notes in substitution thereof) or reductions in such amount as described above and under “—Workout” below.

Application of Penalty Charges

Pursuant to The Mall at Rockingham Park Intercreditor Agreement and the BBSG 2016-MRP Trust and Servicing Agreement, items in the nature of penalty charges paid on The Mall at Rockingham Park Whole Loan will be applied: first, to pay the BBSG 2016-MRP Master Servicer, the BBSG 2016-MRP Trustee or the BBSG 2016-MRP Special Servicer for any interest accrued on any property protection advances and to reimburse the BBSG 2016-MRP

Master Servicer, the BBSG 2016-MRP Trustee or the BBSG 2016-MRP Special Servicer for any property protection advances (to the extent any such advance is an additional trust fund expense under the BBSG 2016-MRP Trust and Servicing Agreement) in accordance with the terms of the BBSG 2016-MRP Trust and Servicing Agreement; second, to pay the BBSG 2016-MRP Master Servicer, the BBSG 2016-MRP Trustee, the applicable master servicer or trustee under this securitization or the servicer or trustee under the servicing agreement related to any securitization of The Mall at Rockingham Park Non-Standalone Pari Passu Companion Loan, as applicable, for any interest accrued on any advance of a delinquent monthly debt service payment or any administrative advance made with respect to a The Mall at Rockingham Park Note by such party (as specified in the applicable servicing agreement); third, to pay any trust fund expenses under the BBSG 2016-MRP Trust and Servicing Agreement (other than special servicing fees, unpaid work-out fees and liquidation fees) incurred with respect to The Mall at Rockingham Park Whole Loan; and finally, to pay, pro rata, the BBSG 2016-MRP Master Servicer and the BBSG 2016-MRP Special Servicer (in each case, as additional servicing compensation) and the applicable master servicer or applicable special servicer under this securitization and the holder of The Mall at Rockingham Park Non-Standalone Pari Passu Companion Loan (or, following any securitization of The Mall at Rockingham Park Non-Standalone Pari Passu Companion Loan, the master servicer and the special servicer under the related servicing agreement as additional servicing compensation).

Workout

If the BBSG 2016-MRP Special Servicer, in connection with a workout or proposed workout of The Mall at Rockingham Park Whole Loan, modifies the terms thereof such that (i) the principal balance of The Mall at Rockingham Park Whole Loan is decreased, (ii) the interest rate of any promissory note evidencing any portion of The Mall at Rockingham Park Whole Loan is reduced, (iii) payments of interest or principal on any promissory note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of The Mall at Rockingham Park Whole Loan, such modification will not alter, and any modification of The Mall at Rockingham Park Whole Loan documents will be structured to preserve, the sequential order of payment of the promissory notes as set forth in the related loan agreement and the priority of payment described under “—Application of Payments” above. Accordingly, any modification, amendment or waiver resulting in a reduction in the principal entitlement as a result of a work-out of The Mall at Rockingham Park Whole Loan will be applied to the related promissory notes in the following order: (a) first, to the reduction of the Note Principal Balance of each of The Mall at Rockingham Park Subordinate Companion Loans, on a Pro Rata and Pari Passu Basis, until the Note Principal Balance of each such loan is reduced to zero; and (b) second, to the reduction of the Note Principal Balance of each of The Mall at Rockingham Park Senior Notes on a Pro Rata and Pari Passu Basis, until the Note Principal Balance of each such loan is reduced to zero.

Consultation and Control

Pursuant to The Mall at Rockingham Park Intercreditor Agreement and the BBSG 2016-MRP Trust and Servicing Agreement, the directing holder under the BBSG 2016-MRP Trust and Servicing Agreement (the “BBSG 2016-MRP Directing Holder”), as the holder of the majority of the “controlling class” certificates issued by the BBSG 2016-MRP Trust (which currently holds the BBSG 2016-MRP Controlling Note), will (i) during a subordinate control period under the BBSG 2016-MRP Trust and Servicing Agreement, have certain consent and consent and consultation rights and (ii) during a subordinate consultation period thereunder, not have any consent rights but will have certain non-binding decisions, in each case, with respect to certain major decisions regarding the servicing of The Mall at

Rockingham Park Whole Loan and other matters. During any subordinate control period under the BBSG 2016-MRP Trust and Servicing Agreement, the BBSG 2016-MRP Directing Holder will be entitled, among other things, to consent rights with respect to the following actions (each, a “The Mall at Rockingham Park Major Decision”):

(a) any proposed or commenced foreclosure or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the related Mortgaged Property;

(b) any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of The Mall at Rockingham Park Whole Loan or any extension of the maturity date of The Mall at Rockingham Park Whole Loan, other than as permitted under The Mall at Rockingham Park Whole Loan documents;

(c) any exercise of remedies under The Mall at Rockingham Park Whole Loan, including the acceleration of The Mall at Rockingham Park Whole Loan or initiation of any proceedings under The Mall at Rockingham Park Whole Loan documents;

(d) any sale of The Mall at Rockingham Park Whole Loan or any related REO property for less than the par purchase price specified under the BBSG 2016-MRP Trust and Servicing Agreement;

(e) any determination to bring the related Mortgaged Property or REO property into compliance with applicable environmental laws or to otherwise address hazardous material located at the related Mortgaged Property or REO property;

(f) any substitution or release of real property collateral for The Mall at Rockingham Park Whole Loan (other than substitutions or releases of immaterial and non-income producing real property collateral or in connection with a condemnation action) except, in each case, as expressly permitted by The Mall at Rockingham Park Whole Loan documents;

(g) any determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

(h) any transfer of the related Mortgaged Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the related borrower to the extent the mortgagee’s consent is required under The Mall at Rockingham Park Whole Loan documents, except in each case as expressly permitted by The Mall at Rockingham Park Whole Loan documents, or in connection with a pending or threatened condemnation;

(i) any consent to incurrence of additional debt by the related borrower or mezzanine debt by a direct or indirect parent of the borrower, including modification of the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement, in each case to the extent the mortgagee’s approval is required by The Mall at Rockingham Park Whole Loan documents;

(j) any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder related to The Mall at Rockingham Park Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect to such agreements, or any modification, waiver, or amendment of such agreements;

(k) approval of the termination, engagement or replacement of any property manager, to the extent the mortgagee’s approval is required by The Mall at Rockingham Park Whole Loan documents;

(l) releases of any escrow accounts, reserve accounts or letters of credit each if held as performance escrows or reserves, other than those required pursuant to the specific terms of The Mall at Rockingham Park Whole Loan and for which there is no material lender discretion;

(m) any acceptance of an assumption agreement releasing the related borrower, the borrower sponsor or other obligor from liability under The Mall at Rockingham Park Whole Loan or The Mall at Rockingham Park Whole Loan documents other than pursuant to the specific terms of The Mall at Rockingham Park Whole Loan and for which there is no material lender discretion;

(n) any determination of an acceptable insurance default under The Mall at Rockingham Park Whole Loan documents;

(o) any proposed modification or waiver of any provision of The Mall at Rockingham Park Whole Loan documents with respect to The Mall at Rockingham Park Whole Loan governing the types, nature or amount of insurance coverage required to be obtained and maintained;

(p) approval of casualty/condemnation insurance settlements, any determination to apply casualty proceeds or condemnation awards to the reduction of the debt evidenced by The Mall at Rockingham Park Whole Loan rather than to the restoration of the related Mortgaged Property other than pursuant to the specific terms of The Mall at Rockingham Park Whole Loan;

(q) any material amendment to the related ground lease or any related lessor estoppel or similar agreement;

(r) the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower or the related Mortgaged Property; and

(s) any determination by the BBSG 2016-MRP Master Servicer or the BBSG 2016-MRP Special Servicer to transfer The Mall at Rockingham Park Whole Loan to the BBSG 2016-MRP Special Servicer with respect to any default or event of default under The Mall at Rockingham Park Whole Loan documents is anticipated but has not yet occurred.

The BBSG 2016-MRP Special Servicer is not required to obtain the consent of the BBSG 2016-MRP Directing Holder for any of the foregoing actions during any subordinate consultation period under the BBSG 2016-MRP Trust and Servicing Agreement (but will be required to consult on a non-binding basis with the under the BBSG 2016-MRP Directing Holder in connection with any proposed action described above (and such other matters that are subject to consent, approval, direction or consultation rights of the under the BBSG 2016-MRP Directing Holder pursuant to the BBSG 2016-MRP Trust and Servicing Agreement) and to consider alternative actions recommended by the BBSG 2016-MRP Directing Holder in respect of such matters.

Notwithstanding the foregoing, in the event that the BBSG 2016-MRP Master Servicer or the BBSG 2016-MRP Special Servicer determines that immediate action, with respect to a

The Mall at Rockingham Park Major Decision, or any other matter requiring consent of the BBSG 2016-MRP Directing Holder under the BBSG 2016-MRP Trust and Servicing Agreement during any subordinate control period thereunder pursuant to the BBSG 2016-MRP Trust and Servicing Agreement, is necessary to protect the interests of the holders of The Mall at Rockingham Park Mortgage Loan and The Mall at Rockingham Park Companion Loans and the BBSG 2016-MRP Special Servicer has made a reasonable effort to contact the BBSG 2016-MRP Directing Holder, the BBSG 2016-MRP Master Servicer or the BBSG 2016-MRP Special Servicer, as the case may be, may take any such action without waiting for the BBSG 2016-MRP Directing Holder’s response.

Pursuant to the terms of The Mall at Rockingham Park Intercreditor Agreement and subject to certain conditions and limitations, after the termination of a subordinate consultation period (and for so long as such termination remains in effect) under the BBSG 2016-MRP Trust and Servicing Agreement, the BBSG 2016-MRP Special Servicer will be required (1) to provide the issuing entity, as the holder of The Mall at Rockingham Park Mortgage Note (or its representative, which unless a Consultation Termination Event has occurred or The Mall at Rockingham Park Mortgage Loan is an Excluded Loan, will be the Directing Certificateholder) and the holder of The Mall at Rockingham Park Non-Standalone Companion Pari Passu Companion Loan (or its representative) (i) notice, information and reports with respect to any The Mall at Rockingham Park Major Decisions (similar to such notice, information and report it would have been required to deliver to the BBSG 2016-MRP Directing Holder under the BBSG 2016-MRP Trust and Servicing Agreement had the subordinate consultation period thereunder not been terminated) and (ii) a summary of the asset status report relating to The Mall at Rockingham Park Whole Loan (at the same time as it would have been required deliver to the BBSG 2016-MRP Directing Holder under the BBSG 2016-MRP Trust and Servicing Agreement had the subordinate consultation period thereunder not been terminated) and (2) to consult with the issuing entity and the holder of The Mall at Rockingham Park Non-Standalone Companion Pari Passu Companion Loan (or their respective representatives) on a strictly non-binding basis with respect to any such The Mall at Rockingham Park Major Decision or the implementation of any recommended actions in the summary of an asset status report relating to The Mall at Rockingham Park Whole Loan.

Notwithstanding the foregoing, after the expiration of a period of 10 business days from the delivery to the issuing entity and the holder of The Mall at Rockingham Park Non-Standalone Companion Pari Passu Companion Loan (or their respective representatives)) by the BBSG 2016-MRP Special Servicer of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the holders of The Mall at Rockingham Park Senior Note, the BBSG 2016-MRP Special Servicer will no longer be obligated to consult with such holder (or its representative), whether or not such holder (or its representative) has responded within such 10 business day period. In addition, the BBSG 2016-MRP Master Servicer or BBSG 2016-MRP Special Servicer, as applicable, may make any The Mall at Rockingham Park Major Decision or take any action set forth in a related asset status report before the expiration of the aforementioned 10 business day period if the BBSG 2016-MRP Master Servicer or BBSG 2016-MRP Special Servicer, as applicable, determines that immediate action with respect thereto is necessary to protect the interests of the holders of The Mall at Rockingham Park Whole Loan. In no event will the BBSG 2016-MRP Master Servicer or BBSG 2016-MRP Special Servicer, as applicable, be obligated at any time to follow or take any alternative actions recommended by the issuing entity and the holder of The Mall at Rockingham Park Non-Standalone Companion Pari Passu Companion Loan (or their respective representatives).

Sale of Defaulted Whole Loan

Pursuant to the terms of The Mall at Rockingham Park Intercreditor Agreement, if The Mall at Rockingham Park Whole Loan becomes a defaulted mortgage loan, and if the BBSG 2016-MRP Special Servicer determines to sell The Mall at Rockingham Park Mortgage Loan and The Mall at Rockingham Park Companion Loans in accordance with the BBSG 2016-MRP Trust and Servicing Agreement, then the BBSG 2016-MRP Special Servicer will have the right and the obligation to sell The Mall at Rockingham Park Mortgage Loan and The Mall at Rockingham Park Companion Loans as notes evidencing one whole loan in accordance with the terms of the BBSG 2016-MRP Trust and Servicing Agreement. In connection with any such sale, the BBSG 2016-MRP Special Servicer will be required to follow the procedures set forth in the BBSG 2016-MRP Trust and Servicing Agreement, including the provision of fifteen (15) business days’ prior written notice to the issuing entity and the holder(s) of The Mall at Rockingham Park Non-Standalone Pari Passu Companion Loan of the BBSG 2016-MRP Special Servicer’s decision to attempt to sell The Mall at Rockingham Park Whole Loan.

The BBSG 2016-MRP Special Servicer will not be permitted to sell The Mall at Rockingham Park Whole Loan without the written consent of each of the issuing entity (as holder of The Mall at Rockingham Park Mortgage Loan) and the holder(s) of The Mall at Rockingham Park Non-Standalone Pari Passu Companion Loan (provided that such consent is not required from any such holder that is any of the related borrower, borrower sponsor or cave-out guarantor or any replacement carve-out guarantor, the general partner or managing member of any of the foregoing or certain of their respective affiliates) unless the BBSG 2016-MRP Special Servicer has delivered to each such holder: (a) at least 15 business days prior written notice of any decision to attempt to sell The Mall at Rockingham Park Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the BBSG 2016-MRP Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for The Mall at Rockingham Park Whole Loan, and any documents in the servicing file reasonably requested by such holder that are material to the price of The Mall at Rockingham Park Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the BBSG 2016-MRP Master Servicer or the BBSG 2016-MRP Special Servicer in connection with the proposed sale; provided that such holder may waive any of the delivery or timing requirements described in this sentence.

See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of The Mall at Rockingham Park Whole Loan” in this prospectus.

Special Servicer Appointment Rights

Pursuant to The Mall at Rockingham Park Intercreditor Agreement and the BBSG 2016-MRP Trust and Servicing Agreement, the BBSG 2016-MRP Special Servicer may be removed at any time, without or without cause, (i) during a subordinate control period under the BBSG 2016-MRP Trust and Servicing Agreement, by the BBSG 2016-MRP Directing Holder and (ii) after the termination of a subordinate control period under the BBSG 2016-MRP Trust and Servicing Agreement, by the holders of the requisite voting rights allocable to certain principal balance certificates issued by the BBSG 2016-MRP Trust.

The In-Rel 8 Whole Loan

General

The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus as “In-Rel 8”, representing approximately 3.2% of the Initial Pool Balance, with an outstanding principal balance as of the Cut-off Date of $32,460,442, is part of a split loan structure comprised of three mortgage notes, each of which is secured by mortgage instruments on eight underlying Mortgaged Properties.

The In-Rel 8 Whole Loan (as defined below) is evidenced by: (i) one mortgage note designated as note A-1, having an outstanding principal balance as of the Cut-off Date of $59,926,969 (the “In-Rel 8 Companion Loan”); (ii) one mortgage note designated as note A-2, having an outstanding principal balance as of the Cut-off Date of $19,975,657 (the “In-Rel 8 Promissory Note A-2”) and (iii) one mortgage note designated as note A-3, having an outstanding principal balance as of the Cut-off Date of $12,484,785 (the “In-Rel 8 Promissory Note A-3” and, together with the In-Rel 8 Promissory Note A-2, the “In-Rel 8 Mortgage Loan”). The In-Rel 8 Companion Loan is pari passu in right of payment with the In-Rel 8 Mortgage Loan.

The In-Rel 8 Companion Loan together with the In-Rel 8 Mortgage Loan are collectively referred to as the “In-Rel 8 Whole Loan”. Only the In-Rel 8 Mortgage Loan is an asset of the Trust. The In-Rel 8 Companion Loan has been contributed by its holder to the BACM 2016-UBS10 securitization trust.

The holders of the In-Rel 8 Whole Loan (the “In-Rel 8 Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each In-Rel 8 Noteholder (the “In-Rel 8 Intercreditor Agreement”).

Servicing

The In-Rel 8 Whole Loan will be serviced and administered pursuant to the BACM 2016-UBS10 pooling and servicing agreement (the “BACM 2016-UBS10 Pooling and Servicing Agreement”), among Banc of America Merrill Lynch Commercial Mortgage Inc., as depositor, Wells Fargo Bank, National Association, as master servicer (in such capacity, the “BACM 2016-UBS10 Master Servicer”), Rialto Capital Advisors, LLC, as special servicer (the “BACM 2016-UBS10 Special Servicer”), Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer, Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “BACM 2016-UBS10 Certificate Administrator”), and Wilmington Trust, National Association, as trustee (the “BACM 2016-UBS10 Trustee”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loan—Servicing of the In-Rel 8 Mortgage Loan” in this prospectus, but subject to the terms of the In-Rel 8 Intercreditor Agreement. The In-Rel 8 Intercreditor Agreement sets forth the rights of the issuing entity as the holder of the In-Rel 8 Mortgage Loan and the rights of the holder of the In-Rel 8 Companion Loan, and provides that expenses, losses and shortfalls relating to the In-Rel 8 Whole Loan will be allocated on a pro rata basis to the holders thereof. In servicing the In-Rel 8 Whole Loan, the servicing standard set forth in the BACM 2016-UBS10 Pooling and Servicing Agreement requires the BACM 2016-UBS10 Master Servicer and the BACM 2016-UBS10 Special Servicer to take into account the interests of both the Certificateholders and the related In-Rel 8 Companion Holder.

Advancing

The applicable master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the In-Rel 8 Mortgage Loan (but not on the In-Rel 8 Companion Loan) pursuant to the terms of the PSA unless the applicable master servicer, the applicable special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the In-Rel 8 Mortgage Loan. Principal and interest advances in respect of the In-Rel 8 Companion Loan and property protection advances in respect of the In-Rel 8 Whole Loan will be as described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loan” in this prospectus.

Application of Payments

The In-Rel 8 Intercreditor Agreement sets forth the respective rights of the holder of the In-Rel 8 Mortgage Loan and the holder of the In-Rel 8 Companion Loan with respect to distributions of funds received in respect of the In-Rel 8 Whole Loan, and provides, in general, that:

•	the In-Rel 8 Mortgage Loan and the In-Rel 8 Companion Loan are of equal priority with each other and none will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the In-Rel 8 Whole Loan or the related Mortgaged Properties will be applied to the In-Rel 8 Mortgage Loan and the In-Rel 8 Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of any master servicer, special servicer, operating advisor, asset representations reviewer, certificate administrator, depositor and trustee) in accordance with the terms of the In-Rel 8 Intercreditor Agreement and the BACM 2016-UBS10 Pooling and Servicing Agreement; and

•	expenses, losses and shortfalls relating to the In-Rel 8 Whole Loan will, in general, be allocated, on a pro rata and pari passu basis, to the In-Rel 8 Mortgage Loan and the In-Rel 8 Companion Loan.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the In-Rel 8 Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the In-Rel 8 Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the In-Rel 8 Companion Loan. Similarly, P&I advances on the In-Rel 8 Companion Loan are not reimbursable out of payments or other collections on the In-Rel 8 Mortgage Loan or the Mortgage Loans.

To the extent amounts on deposit in the collection account under the BACM 2016-UBS10 Pooling and Servicing Agreement with respect to the In-Rel 8 Mortgage Loan are insufficient to reimburse the BACM 2016-UBS10 Master Servicer for any property protection advance and/or interest thereon and the BACM 2016-UBS10 Master Servicer or the BACM 2016-UBS10 Trustee, as applicable, obtains funds from general collections of the BACM 2016-UBS10 securitization trust as a reimbursement for a property protection advance or interest thereon, the Trust (as holder of the In-Rel 8 Mortgage Loan) will be required to, promptly following notice from the BACM 2016-UBS10 Master Servicer, pay to the BACM 2016-UBS10

securitization trust for its pro rata share of such property protection advance and/or interest thereon. In addition, the Trust (as holder of the In-Rel 8 Mortgage Loan) is required to promptly reimburse the BACM 2016-UBS10 Master Servicer or the BACM 2016-UBS10 Trustee for the In-Rel 8 Mortgage Loan holder’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of the In-Rel 8 Whole Loan as to which the BACM 2016-UBS10 securitization trust or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the BACM 2016-UBS10 Pooling and Servicing Agreement (to the extent amounts on deposit in the collection account with respect to the In-Rel 8 Mortgage Loan are insufficient for reimbursement of such amounts).

Consultation and Control

Pursuant to the In-Rel 8 Intercreditor Agreement, the directing holder (the “In-Rel 8 Directing Holder”) with respect to the In-Rel 8 Whole Loan, as of any date of determination, will be the BACM 2016-UBS10 Trustee on behalf of the BACM 2016-UBS10 issuing entity as holder of the controlling In-Rel 8 Companion Loan; provided, that, unless a control termination event exists under the BACM 2016-UBS10 Pooling and Servicing Agreement or the In-Rel 8 Companion Loan is an “excluded loan” under the BACM 2016-UBS10 Pooling and Servicing Agreement, the directing certificateholder under the BACM 2016-UBS10 Pooling and Servicing Agreement (the “BACM 2016-UBS10 Directing Certificateholder”) will be entitled to exercise the rights of the In-Rel 8 Directing Holder with respect to the In-Rel 8 Whole Loan. In its capacity as representative of the In-Rel 8 Directing Holder under the In-Rel 8 Intercreditor Agreement, the BACM 2016-UBS10 Directing Certificateholder will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to, the rights of the Directing Certificateholder set forth under “Pooling and Servicing Agreement—The Directing Certificateholder” in this prospectus) with respect to any “major decisions” (as defined under the In-Rel 8 Intercreditor Agreement) to be taken with respect to the In-Rel 8 Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the In-Rel 8 Whole Loan will require the approval of the BACM 2016-UBS10 Directing Certificateholder (which approval rights are substantially similar to, but not necessarily identical to, those rights described in this prospectus under “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Asset Status Report” in this prospectus). Pursuant to the terms of the BACM 2016-UBS10 Pooling and Servicing Agreement, the BACM 2016-UBS10 Directing Certificateholder will have the same consent and/or consultation rights with respect to the In-Rel 8 Whole Loan as it does, and for so long as it does, with respect to the other mortgage loans included in the BACM 2016-UBS10 issuing entity (other than any “excluded loan” under the BACM 2016-UBS10 Pooling and Servicing Agreement) that are serviced under the BACM 2016-UBS10 Pooling and Servicing Agreement.

Pursuant to the terms of the In-Rel 8 Intercreditor Agreement, the issuing entity, as holder of the In-Rel 8 Mortgage Loan (the “In-Rel 8 Non-Directing Holder”), which will be represented by the Directing Certificateholder unless a Consultation Termination Event exists under the PSA or the In-Rel 8 Mortgage Loan is an Excluded Loan, will have the right (i) to receive copies of the same notices, information and reports, in each case, with respect to any major decisions or the implementation of any recommended actions outlined in an asset status report relating to the In-Rel 8 Whole Loan, that the BACM 2016-UBS10 Master Servicer or BACM 2016-UBS10 Special Servicer, as applicable, is required to provide to the In-Rel 8 Directing Holder under the BACM 2016-UBS10 Pooling and Servicing Agreement within the same time frame that the BACM 2016-UBS10 Master Servicer or BACM 2016-UBS10 Special Servicer, as applicable, is required to provide such notices, information and reports to the In-Rel 8 Directing Certificateholder (for this purpose, without regard to whether or not the In-Rel 8 Directing Certificateholder actually has lost any rights to receive such information as a result of a consultation termination event) and (ii) to be consulted by the BACM 2016-UBS10 Master Servicer or BACM 2016-UBS10 Special Servicer, as applicable, on a strictly non-binding basis with respect to certain major decisions as set forth in the In-Rel 8 Intercreditor Agreement and the implementation by the BACM 2016-UBS10 Special Servicer of any recommended actions outlined in an asset status report. Such consultation right of the In-Rel 8 Non-Directing Holder will expire ten (10) business days after the delivery by the BACM 2016-UBS10 Master Servicer or BACM 2016-UBS10 Special Servicer of written notice of a proposed action (together with the notices, information and reports relating to the matter subject to consultation); provided that if a new course of action is proposed by the BACM 2016-UBS10 Master Servicer or BACM 2016-UBS10 Special Servicer that is materially different from the actions previously proposed, the ten (10) business day consultation period will begin anew.

Notwithstanding the In-Rel 8 Non-Directing Holder’s consent/or consultation rights described above, the BACM 2016-UBS10 Master Servicer or the BACM 2016-UBS10 Special Servicer, as applicable, is permitted to implement any major decision or take any action set forth in an asset status report before the expiration of the aforementioned ten (10) business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the In-Rel 8 Mortgage Loan and the In-Rel 8 Companion Loan. In no event will the BACM 2016-UBS10 Master Servicer or BACM 2016-UBS10 Special Servicer be obligated at any time to follow or take any alternative actions recommended by the In-Rel 8 Non-Directing Holder.

In addition to the consultation rights of the In-Rel 8 Non-Directing Holder described above, the In-Rel 8 Non-Directing Holder will have the right to attend annual meetings (which may be telephonically) with the BACM 2016-UBS10 Master Servicer or BACM 2016-UBS10 Special Servicer, upon reasonable notice and at times reasonably acceptable to the BACM 2016-UBS10 Master Servicer or BACM 2016-UBS10 Special Servicer, as applicable, in which servicing issues related to the In-Rel 8 Whole Loan are discussed.

No objection, direction, consent or advice of the In-Rel 8 Directing Holder contemplated above may require or cause the BACM 2016-UBS10 Master Servicer or the BACM 2016-UBS10 Special Servicer, as applicable, to violate any provisions of the In-Rel 8 Mortgage Loan documents, applicable law, the BACM 2016-UBS10 Pooling and Servicing Agreement, the In-Rel 8 Intercreditor Agreement, the REMIC provisions or the BACM 2016-UBS10 Master Servicer’s or BACM 2016-UBS10 Special Servicer’s obligation to act in accordance with the servicing standard.

Application of Penalty Charges

Pursuant to the In-Rel 8 Intercreditor Agreement, items in the nature of penalty charges paid on the In-Rel 8 Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on each of the In-Rel 8 Mortgage Loan and the In-Rel 8 Companion Loan by the amount necessary to pay the BACM 2016-UBS10 Master Servicer, the BACM 2016-UBS10 Trustee or the BACM 2016-UBS10 Special Servicer for any interest accrued on any property protection advances and reimbursement of any property protection advances in accordance with the terms of the BACM 2016-UBS10 Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the In-Rel 8 Mortgage Loan and the In-Rel 8 Companion Loan by the amount necessary to pay the applicable master servicer, the trustee, the BACM 2016-UBS10 Master Servicer and the BACM 2016-UBS10 Trustee for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the BACM 2016-UBS10 Pooling and Servicing Agreement) made with respect to such loan by such party (if and as specified in the PSA or the BACM 2016-UBS10

Pooling and Servicing Agreement, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the In-Rel 8 Mortgage Loan and the In-Rel 8 Companion Loan by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to the In-Rel 8 Whole Loan (as specified in the BACM 2016-UBS10 Pooling and Servicing Agreement) and, finally, with respect to any remaining amount of penalty charges allocable to the In-Rel 8 Mortgage Loan, be paid to the BACM 2016-10 Master Servicer and/or the BACM 2016-UBS10 Special Servicer as additional servicing compensation as provided in the BACM 2016-UBS10 Pooling and Servicing Agreement.

Sale of Defaulted Whole Loan

Pursuant to the terms of the In-Rel 8 Intercreditor Agreement and the BACM 2016-UBS10 Pooling and Servicing Agreement, if the In-Rel 8 Mortgage Loan becomes a defaulted mortgage loan and thereafter the BACM 2016-UBS10 Special Servicer determines pursuant to the BACM 2016-UBS10 Pooling and Servicing Agreement and the In-Rel 8 Intercreditor Agreement to pursue a sale of the In-Rel 8 Mortgage Loan, the BACM 2016-UBS10 Special Servicer will be required to sell the In-Rel 8 Mortgage Loan together with the In-Rel 8 Companion Loan as a single whole loan at a fair price as determined by the BACM 2016-UBS10 Special Servicer, subject to the satisfaction of certain notice and information delivery requirements (as described below) and, in case of offers to purchase the In-Rel 8 Mortgage Loan and the In-Rel 8 Companion Loan received from Interested Persons, the BACM 2016-UBS10 Trustee’s (or any third party hired by the BACM 2016-UBS10 Trustee in accordance with the BACM 2016-UBS10 Pooling and Servicing Agreement) obligation to review whether such offer constitutes a fair price (provided that no offer from an Interested Person constitutes a fair price unless it is the highest offer received and at least two other bona fide offers are received from independent third parties).

The BACM 2016-UBS10 Special Servicer will not be permitted to sell the In-Rel 8 Whole Loan if it becomes a defaulted mortgage loan without the written consent of the In-Rel 8 Non-Directing Holder (provided that such consent will not be required if 50% or more of the Controlling Class is held by the borrower or an affiliate of the borrower) unless the BACM 2016-UBS10 Special Servicer has delivered to such In-Rel 8 Non-Directing Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the defaulted mortgage loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the BACM 2016-UBS10 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the In-Rel 8 Whole Loan, and any documents in the servicing file reasonably requested by such In-Rel 8 Non-Directing Holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the BACM 2016-UBS10 Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the BACM 2016-UBS10 Master Servicer or the BACM 2016-UBS10 Special Servicer in connection with the proposed sale. Each holder of the In-Rel 8 Mortgage Loan and the In-Rel 8 Companion Loan, the In-Rel 8 Non-Directing Holder and the In-Rel 8 Directing Certificateholder will be permitted to submit an offer at any sale of the defaulted mortgage loan.

Special Servicer Appointment Rights

Pursuant to the terms of the In-Rel 8 Intercreditor Agreement, the In-Rel 8 Directing Certificateholder (which, unless a control termination event exists under the BACM 2016-

UBS10 Pooling and Servicing Agreement or the In-Rel 8 Companion Loan is an “excluded loan” under the BACM 2016-UBS10 Pooling and Servicing Agreement, will be the Directing Certificateholder under the BACM 2016-UBS10 Pooling and Servicing Agreement) will have the right, with or without cause, to replace the special servicer then acting with respect to the In-Rel 8 Whole Loan and appoint a replacement special servicer without the consent of the In-Rel 8 Non-Directing Holder.

The Servicing Shift Whole Loan

General

The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as “Pinnacle II”, representing approximately 2.0% of the Initial Pool Balance, is part of a split loan structure comprised of three mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Pinnacle II Mortgage Loan is evidenced by a promissory note, Note A-2, with a Cut-off Date Balance of $20,000,000. The related Companion Loans are evidenced by two promissory notes, Note A-1 (the “Pinnacle II Controlling Companion Loan”) and Note A-3 (the “Pinnacle II Non-Controlling Companion Loan” and, together with the Pinnacle II Controlling Companion Loan, the “Pinnacle II Companion Loans”), with respective Cut-off Date Balances of $40,000,000 and $27,000,000 that are not included in the issuing entity. Only the Pinnacle II Mortgage Loan is included in the issuing entity. The Pinnacle II Mortgage Loan and the Pinnacle II Companion Loans are pari passu with each other in terms of priority and are collectively referred to in this prospectus as the “Pinnacle II Whole Loan” or the “Servicing Shift Whole Loan”. It is anticipated that the Pinnacle II Companion Loans will be included in one or more future securitizations, however, we cannot assure you that this will ultimately occur. The rights of the issuing entity as the holder of the Pinnacle II Mortgage Loan and the rights of the holder(s) of the Pinnacle II Companion Loans are subject to an intercreditor agreement (the “Pinnacle II Intercreditor Agreement”).

Servicing

Pursuant to the terms of the Pinnacle II Intercreditor Agreement, the Pinnacle II Whole Loan will be initially serviced and administered pursuant to the terms of the PSA by the applicable master servicer and the applicable special servicer, as the case may be, in accordance with the Servicing Standard until the date upon which the Pinnacle II Controlling Companion Loan is securitized (the “Pinnacle II Control Note Securitization Date”), after which the Pinnacle II Whole Loan will be serviced and administered pursuant to the pooling and servicing agreement (the “Pinnacle II PSA” or the “Servicing Shift PSA”) entered into in connection with such other securitization and the Pinnacle II Intercreditor Agreement. The Pinnacle II Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Pinnacle II Whole Loan will be allocated on a pro rata basis to the holders thereof.

Advances

Until the Pinnacle II Control Note Securitization Date, the applicable master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance on the Pinnacle II Mortgage Loan (but not any advances of principal and/or interest on the Pinnacle II Companion Loans) pursuant to the terms of the PSA, and the applicable master servicer, the applicable special servicer (with respect to emergency servicing advances) or the trustee, as applicable, under the PSA will be responsible for making (or, in the case of the applicable special servicer with respect to emergency servicing advances, may, in its sole discretion, make) any required Servicing Advances with respect to the

Pinnacle II Whole Loan, in each case unless the applicable master servicer or the trustee, as applicable, or the applicable special servicer under the PSA determines that such an advance would not be recoverable from collections on the Pinnacle II Mortgage Loan (in the case of a P&I Advance) or the Pinnacle II Whole Loan (in the case of a Servicing Advance).

On and after the Pinnacle II Control Note Securitization Date, (i) the applicable master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance on the Pinnacle II Mortgage Loan (but not any advances of principal and/or interest on the Pinnacle II Companion Loans) pursuant to the terms of the PSA, unless the applicable master servicer or the trustee, as applicable, or the applicable special servicer under the PSA determines that such an advance would not be recoverable from collections on the Pinnacle II Mortgage Loan, (ii) the applicable master servicer or trustee under any securitization into which the Pinnacle II Non-Controlling Companion Loan is deposited is expected to be responsible for making principal and interest advances with respect to the Pinnacle II Non-Controlling Companion Loan unless a similar determination is made that such an advance would not be recoverable from collections on the Pinnacle II Non-Controlling Companion Loan and (iii) the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be responsible for making (A) any required principal and interest advances on the Pinnacle II Controlling Companion Loan as required under the terms of the Pinnacle II PSA (but not on the Pinnacle II Mortgage Loan or the Pinnacle II Non-Controlling Companion Loan) and (B) any required property protection advances with respect to the Pinnacle II Whole Loan, unless in the case of clause (A) or (B) above, a similar determination of nonrecoverability is made under the Pinnacle II PSA.

With respect to the Pinnacle II Mortgage Loan, each of the applicable master servicer, the applicable special servicer and the trustee will be permitted to make its own determination that it has made a nonrecoverable principal and interest advance on the Pinnacle II Mortgage Loan or that any proposed principal and interest advance, if made, would constitute a nonrecoverable principal and interest advance with respect to the Pinnacle II Mortgage Loan independently of any determination made by the servicer of any Pinnacle II Companion Loan. If the applicable master servicer or the applicable special servicer determines that a proposed principal and interest advance with respect to the Pinnacle II Mortgage Loan, if made, or any outstanding principal and interest advance with respect to such Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the applicable master servicer will be required to provide the servicers of the Pinnacle II Companion Loans written notice of such determination, promptly and in any event within the time required by the Pinnacle II Intercreditor Agreement. After the Pinnacle II Control Note Securitization Date, if the applicable master servicer receives written notice from any such servicer that it has determined with respect to the Pinnacle II Companion Loans, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, such determination will not be binding on the certificateholders, the applicable master servicer or the trustee.

Application of Payments

The Pinnacle II Intercreditor Agreement sets forth the respective rights of the holder of the Pinnacle II Mortgage Loan and the holders of the related Pinnacle II Companion Loans with respect to distributions of funds received in respect of the Pinnacle II Whole Loan, and provides, in general, that:

•	the Pinnacle II Mortgage Loan and the Pinnacle II Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Pinnacle II Whole Loan (exclusive of proceeds, awards or settlements to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the terms of the related Mortgage Loan documents) will be applied to the Pinnacle II Mortgage Loan and the Pinnacle II Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of the applicable master servicer, the applicable special servicer and the trustee) in accordance with the terms of the Pinnacle II Intercreditor Agreement, the PSA and the Pinnacle II PSA; and

•	costs, fees, expenses, losses and shortfalls relating to the Pinnacle II Whole Loan will be allocated, on a pro rata and pari passu basis, to the Pinnacle II Mortgage Loan and the Pinnacle II Companion Loans in accordance with the terms of the Pinnacle II Intercreditor Agreement.

For more information regarding the allocation of collections and expenses in respect of the Pinnacle II Whole Loan prior to the Pinnacle II Control Note Securitization Date, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”. Upon the Pinnacle II Control Note Securitization Date, the Pinnacle II Whole Loan is expected to be subject to provisions in the Pinnacle II PSA that are substantially similar to, but not necessarily identical, to those governing the allocation of collections and expenses of serviced whole loans under the PSA.

Application of Penalty Charges

Pursuant to the Pinnacle II Intercreditor Agreement, items in the nature of penalty charges paid on the Pinnacle II Whole Loan will first, be used to reduce, on a pro rata basis, the amounts payable on each of the Pinnacle II Mortgage Loan and the Pinnacle II Companion Loans by the amount necessary to pay (i) prior to the Pinnacle II Control Note Securitization Date, the applicable master servicer, applicable special servicer or trustee and (ii) on and after the Pinnacle II Control Note Securitization Date, the related Non-Serviced Master Servicer, Non-Serviced Trustee or Non-Serviced Special Servicer, for any interest accrued on any property protection advances and reimbursement of any property protection advances in accordance with the terms of the PSA (prior to the Pinnacle II Control Note Securitization Date) and the Pinnacle II PSA (on and after the Pinnacle II Control Note Securitization Date), second, be used to reduce the respective amounts payable on each of the Pinnacle II Mortgage Loan and the Pinnacle II Companion Loans by the amount necessary to pay the applicable master servicer, the trustee, the Non-Serviced Master Servicer, Non-Serviced Trustee and the applicable master servicer or trustee related to the Pinnacle II Non-Controlling Companion Loan for any interest accrued on any P&I Advance (or analogous principal and interest advance made pursuant to the Pinnacle II PSA and any other securitization servicing agreement pursuant to which the Pinnacle II Non-Controlling Companion Loan is serviced) made with respect to such loan by such party (if and as specified in the PSA, the Pinnacle II PSA and the securitization servicing agreement pursuant to which the Pinnacle II Non-Controlling Companion Loan is serviced, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Pinnacle II Mortgage Loan and Pinnacle II Companion Loans by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees) incurred with respect to the Pinnacle II Whole Loan (as specified in the PSA or Pinnacle II PSA, as applicable) and, finally, with respect to any remaining amount of penalty charges allocable to the Pinnacle II Whole Loan, be paid, prior to the Pinnacle II

Control Note Securitization Date, to the master servicer and/or special servicer, and, on and after the Pinnacle II Control Note Securitization Date, to the Non-Serviced Master Servicer and/or Non-Serviced Special Servicer, as additional servicing compensation as provided in the PSA or Pinnacle II PSA, as applicable.

Consultation and Control

The controlling noteholder under the Pinnacle II Intercreditor Agreement will be the holder of the Pinnacle II Controlling Companion Loan (which prior to the Pinnacle II Control Note Securitization Date, shall be Wells Fargo Bank, National Association, and, from and after the Pinnacle II Control Note Securitization Date, is expected to be the representative of the controlling class certificateholders under the Pinnacle II PSA or such other party specified in the Pinnacle II PSA (such party, the “Pinnacle II Directing Holder”)); provided that if at any time 50% or more of the Pinnacle II Controlling Companion Loan Holder (or class of securities issued under the Pinnacle II PSA designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the controlling class noteholder) is held by the borrower or an affiliate of the borrower of the Pinnacle II Whole Loan, the holder of the Pinnacle II Controlling Companion Loan will not be entitled to exercise any rights of the Pinnacle II Directing Holder and the issuing entity, as the holder of the Pinnacle II Mortgage Loan, will be the Pinnacle II Directing Holder; provided that if at any time 50% or more of the Controlling Class certificates under the PSA are held by the related borrower or an affiliate of such borrower, neither the issuing entity, the Controlling Class Certificateholders nor the Directing Certificateholder will be entitled to exercise any rights of the Pinnacle II Directing Holder and the Pinnacle II Non-Controlling Companion Loan Holder (or class of securities issued under the pooling and servicing agreement governing any securitization into which the Pinnacle II Non-Controlling Companion Loan is deposited designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the controlling class noteholder) will be the Pinnacle II Directing Holder. If 50% or more of each of the Pinnacle II Controlling Companion Loan, the Controlling Class certificates and the Pinnacle II Non-Controlling Companion Loan are held by the borrower or an affiliate of the borrower of the Pinnacle II Whole Loan, no person will be entitled to exercise the rights of the Pinnacle II Directing Holder. In its capacity as the controlling noteholder under the Pinnacle II Intercreditor Agreement, the Pinnacle II Directing Holder will be entitled to exercise rights similar to those of the Directing Certificateholder as set forth under “Pooling and Servicing Agreement—The Directing Certificateholder” with respect to the Pinnacle II Whole Loan.

In addition, pursuant to the terms of the Pinnacle II Intercreditor Agreement, the issuing entity as holder of the Pinnacle II Mortgage Loan (or prior to the occurrence of a Consultation Termination Event and except if the Pinnacle II Mortgage Loan is an Excluded Loan, the Directing Certificateholder) will (i) have, after the Pinnacle II Control Note Securitization Date, the right to receive copies of all notices, information and reports that the related Non-Serviced Master Servicer or Non-Serviced Special Servicer is required to provide to the Pinnacle II Directing Holder (within the same time frame such notices, information and reports are or would have been required to be provided to the “directing certificateholder” (or the equivalent) under the Pinnacle II PSA without regard to the occurrence of any control termination event or consultation termination event) with respect to any major decisions to be taken with respect to the Pinnacle II Whole Loan or the implementation of any recommended action outlined in an Asset Status Report relating to the Pinnacle II Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to any such major decisions to be taken with respect to the Pinnacle II Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Pinnacle II Whole Loan. The consultation right of the holder of the

Pinnacle II Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation; provided that if the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. The holder of the Pinnacle II Non-Controlling Companion Loan (or its representative) will be entitled to the same information and consultation rights set forth above. Notwithstanding the consultation rights of the holder of the Pinnacle II Mortgage Loan (or its representative) described above, the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Pinnacle II Mortgage Loan and the Pinnacle II Companion Loans. Prior to the Pinnacle II Control Note Securitization Date, the applicable master servicer and applicable special servicer will be entitled to take such action after making such a determination as set forth in the preceding sentence. Neither the related Non-Serviced Master Servicer nor the related Non-Serviced Special Servicer, as applicable, will be obligated at any time to follow or take any alternative actions recommended by the holder of the Pinnacle II Mortgage Loan (or its representative, including the Directing Certificateholder) and neither the applicable master servicer nor the applicable special servicer for this transaction will be obligated at any time to follow or take any alternative actions recommended by the holders of the Pinnacle II Mortgage Loan or the Pinnacle II Non-Controlling Companion Loan (or their representatives).

After the Pinnacle II Control Note Securitization Date, in addition to the consultation rights of the issuing entity (or its representative) described above, pursuant to the terms of the Pinnacle II Intercreditor Agreement, the issuing entity (or its representative) will have the right to attend (in-person or telephonically, in the discretion of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable) annual meetings with the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, for the in which servicing issues related to the Pinnacle II Whole Loan are discussed.

No objection, direction or advice of the Pinnacle II Directing Holder contemplated above may require or cause the applicable master servicer or the applicable special servicer, as applicable, to violate any provisions of the Pinnacle II Mortgage Loan documents, applicable law, the PSA (prior to the Pinnacle II Control Note Securitization Date), the Pinnacle II Intercreditor Agreement, the REMIC provisions or the applicable master servicer’s or applicable special servicer’s obligation to act in accordance with the servicing standard under the PSA, as applicable, or expose the applicable master servicer or the applicable special servicer to liability, or materially expand the scope of the applicable master servicer’s or the applicable special servicer’s responsibilities under the PSA, as applicable.

Sale of Defaulted Pinnacle II Whole Loan

Pursuant to the terms of the Pinnacle II Intercreditor Agreement, if the Pinnacle II Mortgage Loan becomes a Defaulted Loan (or, after the Pinnacle II Control Note Securitization Date, a defaulted loan under the Pinnacle II PSA) and if the applicable special servicer (or, after the Pinnacle II Control Note Securitization Date, the related Non-Serviced Special Servicer) determines pursuant to the PSA (or the Pinnacle II PSA, as the case may be) and the Pinnacle II Intercreditor Agreement to pursue a sale of the Pinnacle II Mortgage Loan (or the Pinnacle II Controlling Companion Loan, as the case may be), the applicable special servicer or related Non-Serviced Special Servicer, as applicable, will be required to sell the Pinnacle II Mortgage Loan together with the Pinnacle II Companion Loans as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the trustee’s (or any third party hired by the trustee in accordance with the PSA) or the related Non-Serviced Trustee’s (or any third party hired by such Non-Serviced Trustee in accordance with the Pinnacle II PSA), as applicable, obligation to review whether any offer from an interested person (as defined in the Pinnacle II Intercreditor Agreement) received for the Pinnacle II Mortgage Loan and the Pinnacle II Companion Loans constitutes a fair price. In connection with any such sale, the applicable special servicer will be required to follow the procedures set forth under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” or similar procedures.

Notwithstanding the foregoing, on and after the Pinnacle II Control Note Securitization Date, the related Non-Serviced Special Servicer will not be permitted to sell the Pinnacle II Mortgage Loan together with the Pinnacle II Companion Loans if the loan becomes a defaulted whole loan without the written consent of the holders of the Pinnacle II Mortgage Loan and the Pinnacle II Non-Controlling Companion Loan (provided that such consent is not required if the holder of the Pinnacle II Mortgage Loan or the Pinnacle II Non-Controlling Companion Loan Holder, as applicable, is the related borrower or an affiliate of the borrower) unless the related Non-Serviced Special Servicer has delivered to the issuing entity, as holder of the Pinnacle II Mortgage Loan or the holder of the Pinnacle II Non-Controlling Companion Loan, as applicable: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Pinnacle II Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity or the holder of the Pinnacle II Non-Controlling Companion Loan, as applicable; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the “directing certificateholder” (or the equivalent) under the Pinnacle II PSA) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale; provided, however, that any such holder may waive any delivery or timing requirements set forth above as to itself. Subject to the terms of the Pinnacle II Intercreditor Agreement, the issuing entity as holder of the Pinnacle II Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is a borrower party under the Pinnacle II Intercreditor Agreement).

Prior to the Pinnacle II Control Note Securitization Date, in the event of the sale by the applicable special servicer of the Pinnacle II Whole Loan, such special servicer will be required to provide the same information to, and consult with, the holders of the Pinnacle II Companion Loans as described above.

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

Special Servicer Appointment Rights

Prior to the Pinnacle II Control Note Securitization Date, the holder of the Pinnacle II Controlling Companion Loan will have the right to replace the special servicer then acting with respect to the Pinnacle II Whole Loan and appoint a replacement special servicer, solely with respect to the Pinnacle II Whole Loan. On and after the Pinnacle II Control Note Securitization Date, pursuant to the terms of the Pinnacle II Intercreditor Agreement, the

Pinnacle II Directing Holder will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to the Pinnacle II Whole Loan and appoint a replacement special servicer without the consent of the holders of the Pinnacle II Mortgage Loan or the Pinnacle II Non-Controlling Companion Loan. The right of the Pinnacle II Directing Holder is subject to the terms of the Pinnacle II PSA, which are not known at this time, but are expected to provide that the Pinnacle II Directing Holder may only exercise such rights under the Pinnacle II PSA so long as no control termination event has occurred and is continuing.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Rialto Mortgage Finance, LLC, Barclays Bank PLC, Wells Fargo Bank, National Association, UBS Real Estate Securities Inc., C-III Commercial Mortgage LLC, National Cooperative Bank, N.A., Basis Real Estate Capital II, LLC, RAIT Funding, LLC, Union Capital Investments, LLC, Société Générale and National Consumer Cooperative Bank are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Rialto Mortgage Finance, LLC, Barclays Bank PLC, Wells Fargo Bank, National Association, UBS Real Estate Securities Inc., C-III Commercial Mortgage LLC, National Cooperative Bank, N.A. and Basis Real Estate Capital II, LLC on or about July 28, 2016 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Rialto Mortgage Finance, LLC

General

Rialto Mortgage Finance, LLC, a Delaware limited liability company formed in April 2013 (“Rialto Mortgage”), is wholly-owned by Rialto Capital Management, LLC, a Delaware limited liability company that was formed in January 2009. The executive offices of Rialto Mortgage are located at 600 Madison Avenue, 12th Floor, New York, New York 10022.

Wells Fargo Bank is the purchaser under a repurchase agreement with Rialto Mortgage Finance, LLC or with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each such mortgage loan seller and/or its respective affiliates. In the case of the repurchase facility provided to Rialto Mortgage Finance, LLC, Wells Fargo Bank has agreed to purchase mortgage loans from Rialto Mortgage Finance, LLC on a revolving basis. The dollar amount of the mortgage loans that are expected to be subject to the repurchase facility that will be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $306,858,907. Proceeds received by Rialto Mortgage Finance, LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank each of the mortgage loans subject to that repurchase facility that are to be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In addition, Wells Fargo Bank is (or, as of the Closing Date, is expected to be) the interim custodian with respect to the loan files for all of the Rialto Mortgage Loans.

Rialto Mortgage’s Securitization Program

As a sponsor and mortgage loan seller, Rialto Mortgage originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by Rialto Mortgage (the “Rialto Mortgage Loans”) were originated or co-originated by Rialto Mortgage. This is the twenty-ninth (29th) commercial real estate debt investment securitization to which Rialto Mortgage is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by Rialto Mortgage may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. Rialto Mortgage securitized approximately $712 million, $1.49 billion and $2.41 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014 and 2015, respectively.

Neither Rialto Mortgage nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against Rialto Mortgage for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by Rialto Mortgage in the applicable MLPA as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

Rialto Mortgage’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated by Rialto Mortgage was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique,

however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, Rialto Mortgage performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of Rialto Mortgage. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of Rialto Mortgage and one officer of Lennar Corporation. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, Rialto Mortgage typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. Rialto Mortgage typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, Rialto Mortgage will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

•	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to

•	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, Rialto Mortgage may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, Rialto Mortgage may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. Rialto Mortgage also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

•	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

•	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, Rialto Mortgage may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, Rialto Mortgage will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that Rialto Mortgage or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, Rialto Mortgage will analyze the condition of the real property for a prospective asset. To aid in that analysis, Rialto Mortgage may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. Rialto Mortgage will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. Rialto Mortgage requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset. Alternatively, Rialto Mortgage may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, Rialto Mortgage may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

•	Engineering Report. Rialto Mortgage generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. Rialto Mortgage will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, Rialto Mortgage uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, Rialto Mortgage generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probably maximum loss or scenario expected loss in excess of 20%, Rialto Mortgage may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, Rialto Mortgage will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, Rialto Mortgage may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in Rialto Mortgage’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by Rialto Mortgage to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, Rialto Mortgage may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. Rialto Mortgage conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, Rialto Mortgage may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Rialto Mortgage may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Rialto Mortgage’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, Rialto Mortgage may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, Rialto Mortgage’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time Rialto Mortgage or its affiliates originated or acquired certain assets. In addition, in some cases, Rialto Mortgage may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above, one or more of the Rialto Mortgage Loans may vary from, or not comply with, Rialto Mortgage’s underwriting policies and guidelines described above. In addition, in the case of one or more of the Rialto Mortgage Loans, Rialto Mortgage or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the Rialto Mortgage Loans were originated with any material exceptions to Rialto Mortgage’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which Rialto Mortgage is the Sponsor

Overview. Rialto Mortgage has conducted a review of each of the Rialto Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of Rialto Mortgage or one or more of its affiliates (the “Rialto Mortgage Review Team”). The review procedures described below were employed with respect to the Rialto Mortgage Loans. No sampling procedures were used in the review process. Rialto Mortgage is the mortgage loan seller with respect to twenty-three (23) Mortgage Loans.

Set forth below is a discussion of certain current general guidelines of Rialto Mortgage generally applicable with respect to Rialto Mortgage’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by Rialto Mortgage. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by Rialto Mortgage.

Database. To prepare for securitization, members of the Rialto Mortgage Review Team reviewed a database of loan-level and property-level information relating to the Rialto Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Rialto Mortgage Review Team during the underwriting process. Prior to securitization of the Rialto Mortgage Loans, the Rialto Mortgage Review Team may have updated the information in the database with respect to the Rialto Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Rialto Mortgage Review Team, to the extent such updates were provided to, and deemed material by, the Rialto Mortgage Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the Rialto Mortgage Loans. A data tape (the “Rialto Mortgage Data Tape”) containing detailed information regarding the Rialto Mortgage Loans was created from the information in the database referred to above. The Rialto Mortgage Data Tape was used to provide the numerical information regarding the Rialto Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of Rialto Mortgage, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Rialto Mortgage and relating to information in this prospectus regarding the Rialto Mortgage Loans. These procedures included:

•	comparing the information in the Rialto Mortgage Data Tape against various source documents provided by Rialto Mortgage;

•	comparing numerical information regarding the Rialto Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Rialto Mortgage Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Rialto Mortgage Loans disclosed in this prospectus.

Legal Review. Rialto Mortgage engaged legal counsel to conduct certain legal reviews of the Rialto Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, Rialto Mortgage’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Rialto Mortgage’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Rialto Mortgage Loans. Such assistance included, among other things, (i) a review of certain of Rialto Mortgage’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the Rialto Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the Rialto Mortgage Review Team of, a due diligence questionnaire relating to the Rialto Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the Rialto Mortgage Loans.

Other Review Procedures. The Rialto Mortgage Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each Rialto Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, Rialto Mortgage determined that the disclosure regarding the Rialto Mortgage Loans in this prospectus is accurate in all material respects. Rialto Mortgage also determined that the Rialto Mortgage Loans were not originated with any material exceptions from Rialto Mortgage’s underwriting guidelines and procedures, except as described above under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis—Exceptions” above. Rialto Mortgage attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Rialto Mortgage will perform a review of any Rialto Mortgage Loan that it elects to substitute for a Rialto Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. Rialto Mortgage, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). Rialto Mortgage will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Rialto Mortgage and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Rialto Mortgage to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

Rialto Mortgage most recently filed a Form ABS-15G on February 3, 2016. Rialto Mortgage’s Central Index Key number is 0001592182. With respect to the period from and including April 1, 2013 to and including March 31, 2016, Rialto Mortgage does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Rialto Mortgage nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Rialto Mortgage or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Rialto Mortgage Finance, LLC” has been provided by Rialto Mortgage.

Barclays Bank PLC

General

Barclays Bank PLC, a public limited company registered in England and Wales under number 1026167 (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of Barclays Capital Inc., one of the underwriters. The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000. Barclays Bank PLC provides warehouse financing to RAIT CMBS Conduit II, LLC, an affiliate of RAIT Funding, LLC, an originator, through a repurchase facility. Certain of the mortgage loans intended to be included in the trust that RAIT Funding, LLC originated are subject to that repurchase facility. Proceeds received by RAIT Funding, LLC will be applied, among other things, to reacquire the financed mortgage loans and to make payments to Barclays Bank PLC as the repurchase agreement counterparty.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays has been engaged in commercial mortgage loan securitization in the United States since 2004. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

•	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, manufactured housing, healthcare, self storage and industrial properties. These loans are primarily originated for the purpose of securitization.

•	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

•	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays’ affiliates commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on June 28, 2016, Barclays’ affiliates were the loan sellers in approximately 66 commercial mortgage-backed securitization transactions. Approximately $21.81 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015 and for the period January 1, 2016 through June 28, 2016.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays and Affiliates (as loan seller) (approximate)
2016	$954,682,000
2015	$4,580,785,219
2014	$3,351,106,750
2013	$2,723,393,594
2012	$2,056,096,250
2011	$0
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,020

 Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of Barclays, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

•	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;

•	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes”, “—Exceptions to Barclays’ Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ and RAIT’s origination procedures and underwriting criteria, except as described under “—Exceptions to Barclays’ Disclosed Underwriting Guidelines” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below except for the mortgage loans originated by RAIT Funding, LLC, as listed on Annex A-1 to this prospectus, which were originated in accordance with the applicable underwriting guidelines set forth under “—RAIT’s Underwriting Guidelines and Processes” below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions to Barclays’ Disclosed Underwriting Guidelines” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays also originates and acquires loans pursuant to table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including those originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

With respect to certain mortgage loans, Barclays has delegated certain of its underwriting and origination functions to table funded lenders, subject to loan-by-loan oversight and ultimate review and approval by Barclays’ professionals. These functions were all performed in substantial accordance with the mortgage loan approval procedures described in this prospectus. In all cases, mortgage loans are documented on Barclays’ approved documentation.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

•	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.

•	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property), (v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

•	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.

•	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (v) any Escrow/Reserve Mitigating Circumstances.

•	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated, (v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.

•	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.

•	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

Exceptions to Barclays’ Disclosed Underwriting Guidelines

None of the Barclays Mortgage Loans have exceptions to the related underwriting guidelines set forth above, except that the mortgage loans originated by RAIT Funding, LLC, as listed on Annex A-1 to this prospectus, were originated in accordance with the applicable underwriting guidelines set forth under “—RAIT’s Underwriting Guidelines and Processes” below.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS 15G on May 12, 2016 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0000312070. It has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization.

Neither Barclays Bank PLC nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization.

Neither Barclays Bank PLC nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays Bank PLC for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays Bank PLC in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

From time to time, Barclays is involved in civil legal proceedings and arbitration proceedings concerning matters arising in connection with the conduct of its securitization business. Although there can be no assurance as to the ultimate outcome of such matters, Barclays has denied, or believes it has meritorious defenses and will deny, liability in all significant cases pending against it in its capacity as sponsor or mortgage loan seller, and intends to defend actively each such case.

The information set forth under this sub-heading has been provided by Barclays.

RAIT’s Underwriting Guidelines and Processes

Overview. RAIT Funding, LLC, a Delaware limited liability company (“RAIT“), is an operating subsidiary of RAIT Financial Trust (“RFT”), a vertically integrated and internally managed real estate investment trust. RAIT originates commercial mortgage loans from its headquarters at Two Logan Square, 100 North 18th Street, 23rd Floor, Philadelphia, Pennsylvania 19103. All mortgage loans must be approved by RFT’s management investment committee, as described under “—Loan Approval” below. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by RAIT (or in certain cases, an affiliate) for securitization.

Notwithstanding the discussion below, given the unique nature of commercial properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another and will be driven by circumstances particular to that loan and related property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may, in some instances, be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan. Consequently, this general description of RAIT’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of Mortgage Loans in the mortgage pool originated by RAIT or such affiliate, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally, RAIT performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks, and the analysis of its loan sponsor includes a review of anti-money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of certain significant tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations. Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans originated by RAIT or such affiliate must be approved by a management investment committee of RFT. After a review of the credit memorandum and related materials and a discussion about the potential mortgage loan, the management investment committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline to originate a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. RAIT’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. A loan-to-value ratio is generally based upon the appraiser’s determination of value. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by RAIT or such affiliate may vary from these guidelines.

In addition, with respect to certain mortgage loans originated by RAIT or such affiliate, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the related borrower. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate and/or mezzanine debt is taken into account.

Additional Debt. When underwriting a mortgage loan, RAIT takes into account whether the related real property and, if applicable, any direct or indirect equity interest in a related borrower are encumbered by additional debt and analyzes the likely effect of that additional debt on repayment of the subject mortgage loan. The debt service coverage ratios at origination may be significantly lower, and the loan-to-value ratios at origination may be significantly higher, if the existence of additional debt is taken into account.

Assessments of Property Condition. As part of the underwriting process, the following assessments and reports are generally obtained:

•	Appraisal —The real property related to the mortgage loan is required to be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser, who will prepare an appraisal report after completing certain diligence. The appraisal report may utilize one or more approaches to value, such as: (i) cost approach, (ii) sales comparison approach and/or (iii) income capitalization approach. In addition, RAIT will generally require that those appraisal reports be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation and the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and the same method of valuing, the real property. Moreover, such appraisal reports generally seek to establish the amount a typically motivated buyer would pay a typically motivated seller, which amount could be significantly higher than the amount obtained from the sale of real property, particularly under a distress or liquidation sale.

•	Environmental Report—A Phase I environmental assessment is required to be prepared by an environmental consultant with respect to the real property securing the prospective mortgage loan. However, when circumstances warrant, RAIT may utilize an update of a prior environmental report, a transaction screen or a desktop review. Alternatively, RAIT might forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial Phase I environmental assessment, any of the following may be required: additional record searches or environmental testing, such as a Phase II environmental assessment on the subject real property; an environmental insurance policy; cash reserves or an indemnity for any recommended remediation action and/or the implementation of operations and maintenance plans. In addition, all borrowers are required to provide customary environmental representations, warranties and covenants relating to the existence and use of hazardous substances on the subject real property. There can be no assurance that an environmental assessment conducted at any particular real property will necessarily cover all potential environmental issues.

•	Engineering Report— An engineering firm is required to inspect the real property securing the mortgage loan to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. It is important to note that such engineering reports are often based on, and limited to, information available through visual inspection and that any such inspection will not necessarily reveal all potential issues. RAIT will generally consider the engineering report in connection with determining the relevant terms of a transaction intended to address any recommended repairs, corrections or replacements and any escrows for identified deferred and/or continuing maintenance.

•	Seismic Report—If the real property securing a mortgage loan consists of improvements located in California or in seismic zones 3 or 4, a seismic report is required to be obtained from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss (“PML”) or scenario expected loss (“SEL”) of greater than twenty percent (20.0%), the borrower may be required to retrofit the improvements at the related property or to obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic reports may not necessarily have used the same assumptions in assessing PML or SEL, it is possible that some of the real properties that were considered unlikely to experience a PML or SEL of greater than twenty percent (20.0%) might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, RAIT generally considers whether the use and occupancy of the related property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: zoning reports; legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Title Insurance. The borrower is required to provide, and RAIT or its origination counsel typically will review, a title insurance policy for each property. Typically, the title insurance policies provided must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the maximum principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty and Other Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), RAIT typically requires that the related real property be insured by a hazard insurance policy, comprehensive general liability insurance, business interruption insurance, and, if any portion of the improvements is at any time located in an area identified in the Federal Register by the Federal Emergency Management Agency and/or by the Secretary of Housing and Urban Development or any successor to any of the foregoing as an area having special flood hazards, flood insurance.

Escrow Requirements. Generally, borrowers are required to fund, either at loan origination or from property cash flow during the loan term, various escrows for taxes and/or insurance, capital expenses, replacement/repair reserves, and tenant improvements and leasing commissions. Although a case-by-case analysis is conducted to determine the need for a particular escrow or reserve, such required escrows for mortgage loans originated by RAIT or such affiliate are generally as follows:

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. RAIT may waive this escrow requirement under appropriate circumstances including, but not limited to, where a tenant is required to pay the taxes directly.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. The originator may waive this escrow requirement under appropriate circumstances, including, but not limited to, where a property is covered by a blanket insurance policy maintained by the borrower or sponsor, or where a tenant is required to insure the property (which tenant insurance may include self-insurance by the tenant).

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. The originator relies on information provided by an independent engineer to make this determination. The originator may waive this escrow requirement under appropriate circumstances, including, but not limited to, where a tenant is responsible for replacements under the terms of its lease.

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, the originator generally requires that at least 110% to 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. The originator may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (ii) the amount recommended is de minimis.

•	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The originator may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where rents at the mortgaged property are considered to be sufficiently below market, (ii) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

For a description of the escrows collected with respect to the Mortgage Loans originated by RAIT, please see Annex A-1 to this prospectus.

Servicing

Except as stated below, interim servicing for all loans originated by RAIT or such affiliate prior to securitization is typically performed by RAIT Partnership, L.P. (“RAIT Partnership”), an affiliate of RAIT. RFT, the parent company of RAIT Partnership, is rated on Standard & Poor’s Ratings Services Select Servicer List as a U.S. Commercial Mortgage Primary and Special Servicer and is also a rated Commercial Mortgage Primary and Special Servicer by Morningstar Credit Ratings, LLC. Interim servicing for certain loans originated by RAIT and its affiliates is generally performed by Grandbridge Real Estate Capital LLC or NorthMarq Capital, LLC.

Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing after closing of the securitization.

Exceptions to Underwriting Criteria

None of the Mortgage Loans originated by RAIT were originated with any exceptions to the related underwriting criteria.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco, California 94105, and its telephone number is (415) 396-7697. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2015, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $6.11 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 1,409 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $25.9 billion, which were included in 69 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

•	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

•	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. No Wells Fargo Bank Mortgage Loan to be included in the trust fund has been co-originated as described in this paragraph.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

•	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

•	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3 to this prospectus, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the

Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting,” as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from April 1, 2013 to March 31, 2016 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class Commercial Mortgages(1)

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C28	X	Wachovia Bank, National Association	113	2,502,246,884.83	69.60	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1376448		Nomura Credit & Capital, Inc.	44	823,722,922.57	22.91	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation(10)	50	269,226,893.21	7.49	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	13,737,368.00	0.66	0	0.00	0.00

Issuing Entity Subtotal			207	3,595,196,700.61	100.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	13,737,368.00	0.66	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C24	X	Wachovia Bank, National Association	84	1,625,096,687.00	81.18	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1354736		Artesia Mortgage Capital Corporation(11)	26	214,877,938.00	10.73	1	36,000,000.00	1.80	0	0.00	0.00	0	0.00	0.00	1	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		JPMorgan Chase Bank, National Association	13	102,674,000.00	5.13	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	9	59,275,000.00	2.96	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			119	2,001,932,625.00	100.00	1	36,000,000.00	1.80	0	0.00	0.00	0	0.00	0.00	1	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C33	X	Wachovia Bank, National Association	88	2,043,814,381.00	56.74	1	89,000,000.00	2.47	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,085,982.00	3.75
CIK #: 1406873		Barclays Capital Real Estate Inc.	33	724,003,952.00	20.10	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	17	639,286,752.00	17.75	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation	28	195,018,502.00	5.41	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			166	3,602,123,586.00	100.00	1	89,000,000.00	2.47	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,085,982.00	3.75

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(12)	39	503,900,454.00	55.1	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00
CIK #: 1643873		Wells Fargo Bank, National Association	14	293,066,224.00	32.1	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC	10	117,394,863.00	12.8	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			63	914,361,541.00	100.00	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00

Commercial Mortgages Asset Class Total			555	10,113,605,452.61		3	148,000,000.00		0	0.00		0	0.00		2	23,000,000.00		1	13,737,368.00		1	87,085,982.00

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)

(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–l)

(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)

(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)

(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)

(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)

(10)	U.S. Bank National Association, as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28 (“U.S. Bank”) v. Dexia Real Estate Capital Markets (“Dexia”), Case No. 12 Civ 9412, filed in the United States District Court for the Southern District of New York. U.S. Bank filed its complaint against Dexia (on December 27, 2012) arguing that Dexia had breached the terms of the related mortgage loan purchase agreement in light of the determination in a Minnesota enforcement action against the guarantors of Loan #58 Marketplace Retail and Office Center (“Loan #58”) that the form of the guaranty sold to U.S. Bank pursuant to the mortgage loan purchase agreement had not been signed by the guarantors. U.S. Bank, in its complaint, seeks a judgment requiring Dexia to repurchase Loan #58 for approximately $16.5 million. Dexia filed a Notice of Motion to Dismiss and a Memorandum in Support of its Motion to Dismiss on January 25, 2013. Judge Shira A. Scheindlin entered an order denying Dexia’s motion on June 6, 2013. After completion of discovery, U.S. Bank and Dexia filed cross-motions for summary judgment, and on July 9, 2014 Judge Scheindlin entered an Opinion and Order granting the summary judgment motion of U.S. Bank and denying the summary judgment motion of Dexia. On September 12, 2014, the Court entered its judgment directing that Dexia repurchase Loan #58 for $19,627,961.66. On March 16, 2016, the United States Court of Appeals for the Second Circuit reversed, and ordered that judgment be entered in Dexia’s favor. On April 11, 2016, the United States District Court for the Southern District of New York entered judgment for Dexia and against U.S. Bank on U.S. Bank’s claims in the case. This demand has been classified as “withdrawn” as a result of the judgment being entered for Dexia. U.S. Bank has 90 days to file petition for certification with the U.S. Supreme Court.

(11)	U.S. Bank, as successor-in-interest to Bank of America, National Association, as successor by merger to LaSalle Bank National Association, as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C24 ( “C24 Lender”, made demand on Dexia, by letter dated April 3, 2013 (the “Demand Letter”) for repurchase of Loan #12 made to Metroplaza Hotel, LLC (the “Loan #12”. In the Demand Letter, C24 Lender claimed that Dexia breached the representations and warranties made in the mortgage loan purchase agreement for Dexia’s failure to record a UCC financing statement against Inn at Woodbridge Inc. (“Woodbridge”), the tenant under a master lease and holder of a leasehold estate in a portion of the mortgaged property that secures Loan #12. C24 Lender claims that such failure to record a UCC financing statement against Woodbridge has resulted in C24 Lender not having a perfected security interest and enforceable lien in the personalty owned by Woodbridge and pledged as collateral for Loan #12. Dexia responded to the Demand Letter on July 2, 2013 and rejected the repurchase demand. Dexia believes the demand was untimely, having been made beyond New York’s six-year statute of limitations for such claims. Dexia has received no further communication from U.S. Bank.

(12)	Rialto Capital Advisors, LLC, as special servicer for Loan #8 88 Hamilton Avenue (in such capacity, the “NXS2 Special Servicer”), claimed in a letter dated March 16, 2016, that NREC breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a prior $4,000,000 mortgage on the related mortgaged property. On March 31, 2016, NREC rejected the claim for breach of representation or warranty and noted that a title insurance policy was obtained from Chicago Title Insurance Company, which insures the first lien status of such loan. The NXS2 Special Servicer is continuing to pursue its repurchase demand.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from January 1, 2016 through March 31, 2016 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on May 13, 2016, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on May 13, 2016, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

UBS Real Estate Securities Inc.

General

UBS Real Estate Securities Inc., a Delaware corporation (“UBSRES”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBSRES originated or acquired certain Mortgage Loans sold to the depositor by it. UBSRES is an indirect subsidiary of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG, a Switzerland corporation, provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide. UBS AG provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. It has global headquarters in Switzerland, regional headquarters in New York and London, and offices in additional locations throughout the world.

UBSRES has engaged in a variety of capital markets related activities, including purchases and sales of loan portfolios, sales of assets for inclusion in securitizations and origination and acquisition of loans and interests in such loans and the related servicing rights for sale, securitization and portfolio. Currently, UBSRES originates commercial mortgage loans primarily for securitization or resale.

UBSRES’ Securitization Program

UBSRES engages in mortgage securitizations and other structured financing arrangements. UBSRES has been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in

December 2006, and has securitized an aggregate of approximately $21,519,229,865 multifamily and commercial mortgage loans since then.

UBSRES originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated or acquired and to be securitized by UBSRES include both small balance and large balance fixed-rate loans. The commercial mortgage loans that will be sold by UBSRES into a commercial loan securitization sponsored by UBSRES will have been or will be, as applicable, originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBSRES or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBSRES works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, UBSRES will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus in Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBSRES Mortgage Loans”) for which it acts as Mortgage Loan Seller, in connection with certain breaches of such representations and warranties or certain defects with respect such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject Mortgage Loan or such other standard as is described in the Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

Neither UBSRES nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBSRES sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBSRES Mortgage Loans

Overview. UBSRES, in its capacity as the Sponsor of the UBSRES Mortgage Loans, has conducted a review of the UBSRES Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBSRES Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBSRES’ affiliates and certain third-party consultants engaged by UBSRES (the “UBSRES Deal Team”). The review procedures described below were employed with respect to all of the UBSRES Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBSRES Deal Team created a database of loan-level and property-level information relating to each UBSRES Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBSRES during the underwriting process. After origination of each UBSRES Mortgage Loan, the UBSRES Deal Team updated the information in the database with respect to the UBSRES Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBSRES Deal Team, to the extent such updates were provided to, and deemed material by, the UBSRES Deal Team.

A data tape (the “UBSRES Data Tape”) containing detailed information regarding each UBSRES Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBSRES Data Tape was used by the UBSRES Deal Team to provide the numerical information regarding the UBSRES Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor, on behalf of UBSRES, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBSRES, relating to information in this prospectus regarding the UBSRES Mortgage Loans. These procedures included:

•	comparing the information in the UBSRES Data Tape against various source documents provided by UBSRES;

•	comparing numerical information regarding the UBSRES Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBSRES Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the UBSRES Mortgage Loans disclosed in this prospectus.

Legal Review. UBSRES engaged various law firms to conduct certain legal reviews of the UBSRES Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBSRES Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBSRES’ standard form loan documents. In addition, origination counsel for each UBSRES Mortgage Loan reviewed UBSRES’ representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBSRES Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBSRES Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBSRES Mortgage Loans prepared by origination counsel, and (iii) assisting the UBSRES Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBSRES Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Origination counsel also assisted in the preparation of the UBSRES Mortgage Loan summaries set forth in Annex A-3 to this prospectus, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBSRES Mortgage Loan, UBSRES requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBSRES conducted a search with respect to each borrower under a UBSRES Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBSRES Mortgage Loan. If UBSRES became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a

UBSRES Mortgage Loan, UBSRES obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBSRES Deal Team also consulted with UBSRES to confirm that the UBSRES Mortgage Loans were originated or reunderwritten in compliance with the origination and underwriting criteria described below under “—UBSRES’ Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBSRES determined that the disclosure regarding the UBSRES Mortgage Loans in this prospectus is accurate in all material respects. UBSRES also determined that the UBSRES Mortgage Loans were originated and in accordance with UBSRES’ origination procedures and underwriting criteria. UBSRES attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBSRES will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBSRES and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “Qualification Criteria”). UBSRES will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBSRES and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by UBSRES to render any tax opinion required in connection with the substitution.

UBSRES’ Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBSRES with respect to multifamily and commercial mortgage loans originated or acquired by UBSRES.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBSRES generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBSRES’ credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBSRES assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBSRES must be approved by a loan committee which includes senior personnel from UBSRES or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBSRES’ underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBSRES and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBSRES may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBSRES, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBSRES may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBSRES will obtain the property assessments and reports described below:

Appraisals. UBSRES will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBSRES may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBSRES will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBSRES may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBSRES might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBSRES or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBSRES may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBSRES will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBSRES will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBSRES will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBSRES may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBSRES conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBSRES. Furthermore, UBSRES may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBSRES may vary from the specific UBSRES underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBSRES, UBSRES may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBSRES Mortgage Loans was originated with any material exceptions from UBSRES’ underwriting guidelines described above.

Litigation

UBSRES is currently engaged in litigation with respect to various legacy residential mortgage-backed securities transactions. Some litigants are seeking the repurchase of mortgage loans by UBSRES from certain residential mortgage securitization trusts, on the basis that the loans are allegedly in breach of contractual representations and warranties in governing transaction documents. Other litigants are alleging violations of federal and/or state securities or common law for alleged misrepresentations and omissions in offering documents in connection with the issuance and/or distribution of residential mortgage-backed securities. No assurance can be given that one or more of the foregoing actions will not result in material liability to UBSRES.

Retained Interests in This Securitization

Neither UBSRES nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, UBSRES or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—UBS Real Estate Securities Inc.” has been provided by UBSRES.

C-III Commercial Mortgage LLC

General

C-III Commercial Mortgage LLC (“C3CM”) is a sponsor of, and a seller of certain Mortgage Loans (the “C3CM Mortgage Loans”) into, the securitization described in this prospectus. C3CM is a limited liability company organized under the laws of the State of Delaware on June 9, 2010. C-III Capital Partners LLC (“C-III Parent”), a Delaware limited liability company, is the sole member of C3CM.

C-III Parent is a privately-held commercial real estate company that commenced operations in March of 2010. C-III Parent, together with its direct and indirect subsidiaries, including C3CM, are collectively referred to herein as the “C-III Capital Group”. The C-III Capital Group is engaged in a broad range of activities, including principal investment, loan origination, CDO management, fund management and primary and special loan servicing. The principal place of business of the C-III Capital Group is located at 5221 N. O’Connor Blvd., Suite 600, Irving, Texas 75039.

C3CM originates, and acquires from unaffiliated third party originators, multifamily, manufactured housing community and commercial mortgage loans and mezzanine loans throughout the United States. Acquired loans may have been originated using underwriting guidelines not established by C3CM.

The following tables set forth information with respect to originations and securitizations of fixed-rate multifamily, manufactured housing community and commercial mortgage loans by C3CM during the calendar years 2010, 2011, 2012, 2013, 2014 and 2015 and the first calendar quarter of 2016.

Originations and Securitizations of Fixed-Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans

	Originations(1)		Securitizations(2)
	No. of Loans	Approximate Aggregate Principal Balance at Origination	No. of Loans	Approximate Aggregate Principal Balance at Securitization

2010(3)	5	$30,090,000	0	$0
2011	35	$195,668,500	30	$181,834,330
2012	79	$365,601,000	72	$326,672,918
2013	117	$505,529,000	122	$540,435,224
2014	114	$539,760,700	97	$508,254,819
2015	138	$679,606,000	139	$629,232,102
2016(4)	13	$51,355,000	27	$173,349,547

(1)	Includes mortgage loans that were originated by a correspondent, re-underwritten by C3CM and acquired by C3CM at or about the time of origination.

(2)	Excludes mortgage loans sold to issuers of collateralized debt obligations managed or administered by an affiliate of C3CM.

(3)	C3CM was organized on June 9, 2010.

(4)	Only for the period through March 31, 2016.

C-III Asset Management LLC, a wholly-owned subsidiary of C-III Parent, acts as the servicer of the multifamily, manufactured housing community and commercial mortgage loans that C3CM owns pending the securitization or other disposition of those loans.

Wells Fargo Central Pacific Holdings, Inc. (which is an affiliate of Wells Fargo Bank, Wells Fargo Commercial Mortgage Securities, Inc. and Wells Fargo Securities, LLC) is an investor in C-III Parent and, as such, holds a less than 10% indirect equity interest in C3CM. In addition, Wells Fargo Bank provides short-term warehousing of mortgage loans originated or acquired by C3CM, indirectly through a repurchase facility between Wells Fargo Bank and a wholly-owned subsidiary of C3CM, C-III Mortgage Funding LLC (“C3MF”). C3CM guarantees the performance by its wholly-owned subsidiary of certain obligations under that repurchase facility. All of the C3CM Mortgage Loans, with an aggregate Cut-off Date Balance of approximately $58,646,837, are currently (or, as of the Closing Date for this securitization, are expected to be) subject to such repurchase facility. C3CM intends to use the proceeds from its sale of the C3CM Mortgage Loans to the depositor to, among other things, reacquire the warehoused C3CM Mortgage Loans through its wholly-owned subsidiary from Wells Fargo Bank, free and clear of any liens. Wells Fargo Bank acts (or, as of the Closing Date, is expected to act) as interim custodian for the loan files with respect to all of the C3CM Mortgage Loans prior to securitization.

In addition, C3CM or C3MF is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to all of the C3CM Mortgage Loans, which have an aggregate Cut-off Date Balance of approximately $58,646,837, representing approximately 5.7% of the Initial Pool Balance. Those hedging arrangements will terminate in connection with the contribution of such Mortgage Loans to this securitization transaction.

Based on an unaudited Statement of Assets, Liabilities and Member’s Equity – Income Tax Basis, as of March 31, 2016, C3CM and its wholly-owned subsidiaries had combined total assets of approximately $398 million, combined total liabilities of approximately $243 million and combined total member’s equity of approximately $155 million.

In connection with commercial mortgage securitization transactions, C3CM will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer by the depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the applicable depositor, C3CM works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria. In connection with contributing mortgage loans to a securitization, C3CM will make certain loan-level representations and warranties, will undertake certain loan document delivery requirements and will undertake certain obligations to repurchase or replace mortgage loans affected by uncured material breaches of those representations and warranties and/or document delivery requirements.

C3CM’s Underwriting Guidelines and Processes

Set forth below is a discussion of general underwriting guidelines and processes with respect to multifamily, manufactured housing community and commercial mortgage loans originated by C3CM for securitization.

Notwithstanding the discussion below, given the unique nature of multifamily, manufactured housing community and commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily, manufactured housing community or commercial mortgage loan may significantly differ from one loan to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily, manufactured housing community or commercial mortgage loan originated by C3CM will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular C3CM Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus. In certain circumstances, due diligence reports and assessments of the type described below that were obtained with respect to any C3CM Mortgage Loan may have been prepared by an affiliate of C3CM (e.g., an affiliate that is in the business of being a title agent or a zoning consultant).

A. Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each multifamily, manufactured housing community and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

B. Loan Approval. Prior to commitment, each multifamily, manufactured housing community and commercial mortgage loan to be originated must be approved by a loan committee that includes senior executives of C-III Parent. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

C. Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. With respect to loans originated for securitization, C3CM’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by C3CM and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily, manufactured housing community or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity or for an interest-only period during a portion of the term of the mortgage loan. A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

D. Additional Debt. Certain mortgage loans originated by C3CM may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that a member of the C-III Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

E. Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

•	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

•	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective multifamily, manufactured housing community or commercial mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

•	Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective multifamily, manufactured housing community or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, the repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by C3CM in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

F. Title Insurance. The borrower is required to provide, and C3CM or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey. In some cases, the title insurance agent may be an affiliate of C3CM.

G. Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or may self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or unaffiliated property manager, if applicable) is permitted to obtain insurance, or where the subject mortgaged property may be covered by a blanket policy

(which may be provided by an affiliate), C3CM typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material borrower-owned improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the material borrower-owned improvements on the portion of the property contained in the flood zone, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.

Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or may self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or unaffiliated property manager, if applicable) is permitted to obtain insurance, or where the subject mortgaged property may be covered by a blanket policy (which may be provided by an affiliate), each mortgage instrument typically also requires the borrower to maintain: (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months; and (iii) insurance coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates (although in all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance).

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) is greater than 20%.

H. Zoning and Building Code Compliance. In connection with the origination of a multifamily, manufactured housing community or commercial mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower. In some circumstances, zoning reports may be provided by an affiliate of C3CM.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, C3CM may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless: (a) it determines that (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable, or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (b) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses. In general, C3CM does not require zoning protection insurance.

If a material violation exists with respect to a mortgaged property, C3CM may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

I. Escrow Requirements. Generally, C3CM requires most borrowers to fund escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions (depending on the property type), deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily, manufactured housing community and commercial mortgage loan originated by C3CM. In certain cases, these reserves may be released to the borrower upon satisfaction of certain conditions in the mortgage loan documents which may include, but not be limited to, achieving of leasing goals, achieving a specified debt service coverage ratio or satisfying other conditions.

Furthermore, C3CM may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, C3CM may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, C3CM may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by C3CM are as follows:

•	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the borrower for the payment of taxes, or (iii) in the case of hospitality properties, the escrow or reserve is being maintained by a franchisor or unaffiliated property manager.

•	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy that covers the related mortgaged property, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iv) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, franchisor or unaffiliated property manager, if applicable) is obligated to maintain the insurance, or (v) in the case of hospitality properties, the escrow or reserve is being maintained by a franchisor or unaffiliated property manager.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if and to the extent a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, (ii) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve, or (iii) in the case of hospitality properties, the escrow or reserve is being maintained by a franchisor or unaffiliated property manager.

•	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or upon the occurrence or during the continuance of a specified trigger event to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

•	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the C3CM Mortgage Loans, please see Annex A-1 to this prospectus.

C3CM Mortgage Loan Originated by Parties Other Than C3CM

The C3CM Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Maplewood MHC and White Oak MHC, collectively representing approximately 0.5% of the Initial Pool Balance, were originated by Union Capital Investments, LLC, a Florida limited liability company, and acquired by C3CM from the originator at or about the time of origination. In connection with its acquisition of each such C3CM Mortgage Loan, C3CM re-underwrote such Mortgage Loan to confirm whether it complied with the underwriting guidelines described above. C3CM originated each of the other C3CM Mortgage Loans.

Exceptions

Notwithstanding the discussion under “—C3CM’s Underwriting Guidelines and Processes” above, one or more of the C3CM Mortgage Loans may vary from, or do not comply with, C3CM’s underwriting guidelines described above. In addition, in the case of one or more of the C3CM Mortgage Loans, C3CM or another originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. For any material exceptions to C3CM’s underwriting guidelines described above in respect of the C3CM Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which C3CM is the Sponsor

A. Overview. C3CM has conducted a review of the C3CM Mortgage Loans in connection with the securitization described in this prospectus. C3CM determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the C3CM Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of C3CM with the assistance of certain third parties. C3CM has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the C3CM Mortgage Loans that are being sold to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the C3CM Mortgage Loans (rather than relying on sampling procedures).

B. Data Tape. To prepare for securitization, C3CM created a data tape of loan-level and property-level information, and prepared an asset summary report, relating to each C3CM Mortgage Loan. The data tape and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by C3CM or a third party originator during the underwriting process. After origination of each C3CM Mortgage Loan, C3CM may have updated the information in the data tape and the related asset summary report with respect to such C3CM Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of C3CM. Such updates were not intended to be, and do not serve as, a re-underwriting of any C3CM Mortgage Loan. The C3CM data tape was used by C3CM to provide the numerical information regarding the C3CM Mortgage Loans in this prospectus.

C. Data Comparisons and Recalculation. The depositor, on behalf of C3CM, engaged a third party accounting firm to perform certain data comparison and recalculation procedures that were designed or provided by C3CM, relating to information in this prospectus regarding the C3CM Mortgage Loans. These procedures included:

•	comparing the information in the C3CM data tape against various source documents obtained or provided by C3CM;

•	comparing numerical information regarding the C3CM Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the C3CM data tape; and

•	recalculating certain percentages, ratios and other formulae relating to the C3CM Mortgage Loans disclosed in this prospectus.

D. Legal Review. C3CM engaged various law firms to conduct certain legal reviews of the C3CM Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization, lender’s origination counsel for each C3CM Mortgage Loan reviewed a set of securitization representations and warranties provided by C3CM and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the C3CM Mortgage Loans. Such assistance included, among other things, a review of (i) the C3CM data tape, (ii) C3CM’s asset summary report or credit memorandum for each C3CM Mortgage Loan, (iii) certain reports or other written confirmations from origination counsel identifying the existence, or confirming the absence, of representation and warranty exceptions relating to certain C3CM Mortgage Loans, (iv) a due diligence questionnaire completed by C3CM with respect to the C3CM Mortgage Loans, and (v) select provisions in certain mortgage loan documents with respect to certain of the C3CM Mortgage Loans.

E. Other Review Procedures. With respect to any material pending litigation of which C3CM was aware at the origination or acquisition, as applicable, of any C3CM Mortgage Loan, C3CM requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If C3CM became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any C3CM Mortgage Loan, C3CM obtained information on the status of the related Mortgaged Property from the related borrower to confirm no material damage to the related Mortgaged Property.

C3CM also reviewed the C3CM Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any C3CM Mortgage Loan materially deviated from the underwriting guidelines set forth under “—C3CM’s Underwriting Guidelines and Processes” above. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

F. Findings and Conclusions. C3CM found and concluded with reasonable assurance that the disclosure regarding the C3CM Mortgage Loans in this prospectus is accurate in all material respects. C3CM also found and concluded with reasonable assurance that, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus, none of the C3CM Mortgage Loans were originated with any material exceptions to C3CM’s origination procedures and underwriting criteria described above.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, C3CM filed its most recent Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on January 8, 2016. Such Form ABS-15G is available electronically through the SEC’s EDGAR system. The Central Index Key number of C3CM is 0001541214. For the period from and including April 1, 2013 to and including March 31, 2016, C3CM does not have any activity to report as required by Rule 15Ga-1, with respect to the repurchase and replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the Closing Date, neither C3CM nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, C3CM or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under this “—C-III Commercial Mortgage LLC” subsection has been provided by C3CM.

National Cooperative Bank, N.A.

General

National Cooperative Bank, N.A. is a national banking association regulated by the Office of the Comptroller of the Currency. National Cooperative Bank, N.A. is wholly-owned by National Consumer Cooperative Bank, a federally chartered corporation. The executive offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. is engaged in a wide range of banking, financial and finance-related activities throughout the United States.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

In connection with providing representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties, National Cooperative Bank, N.A. will conduct its own due diligence review. In addition, mortgage loan seller’s counsel will prepare, among other things, initial exception lists to the representations and warranties. Counsel will also review certain loan documentation and perform due diligence procedures. If a cure, repurchase or substitution is required with respect to a mortgage loan sold by National Cooperative Bank, N.A. in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, National Cooperative Bank, N.A. will be the sole party responsible for any repurchase or substitution. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” in this prospectus. In addition, National Cooperative Bank, N.A. has agreed to indemnify the depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

Neither National Cooperative Bank, N.A. nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against National Cooperative Bank, N.A. for any losses or other claims in connection with the Certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by National Cooperative Bank, N.A. in the related MLPA as described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” in this prospectus.

A wholly-owned subsidiary of National Cooperative Bank, N.A. is a party to a repurchase facility with Wells Fargo Bank pursuant to which Wells Fargo Bank has agreed to purchase mortgage loans from such subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under that repurchase facility. None of the National Cooperative Bank, N.A. Mortgage Loans are subject to such repurchase facility or interim custodial arrangement. In addition, National Cooperative Bank, N.A. is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to all of the National Cooperative Bank, N.A. Mortgage Loans, which have an aggregate Cut-off Date Balance of $57,777,140, representing approximately 5.6% of the Initial Pool Balance, and such hedging arrangements will terminate with respect to such loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with the transfer of those Mortgage Loans pursuant to this securitization transaction. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A.’s Securitization Program

National Cooperative Bank, N.A. has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor since

2002. Its parent, National Consumer Cooperative Bank, has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller since 1992. This is the 46th commercial mortgage loan securitization to which National Cooperative Bank, N.A. and its affiliates are contributing loans. During the period commencing on January 1, 1992 and ending on June 30, 2016, National Cooperative Bank, N.A. and its affiliates sold approximately $5.3 billion of commercial and multifamily mortgage loans into commercial mortgage-backed securitization transactions. Since 1998, National Cooperative Bank, N.A. together with its parent National Consumer Cooperative Bank securitized approximately $3.4 billion of multifamily loans in agency mortgage security backed transactions.

In addition to commercial and multifamily mortgage loans, National Cooperative Bank, N.A. has securitized residential mortgage loans.

National Cooperative Bank, N.A.’s Underwriting Standards and Processes

General. All of the mortgage loans sold to the depositor by National Cooperative Bank, N.A. (the “National Cooperative Bank, N.A. Mortgage Loans”) were originated by National Cooperative Bank, N.A. or an affiliate of National Cooperative Bank, N.A., generally in accordance with the underwriting guidelines described below. Eight (8) of the eleven (11) Mortgage Loans that National Cooperative Bank, N.A. will transfer to the depositor were originated by its parent company, National Consumer Cooperative Bank. National Cooperative Bank, N.A. has implemented general loan policies and guidelines establishing certain procedures with respect to underwriting its mortgage loans. The underwriting and origination procedures and the credit analysis with respect to any particular mortgage loan may significantly differ from one mortgage loan to another, and will be driven by circumstances particular to that mortgage loan and the related mortgaged real property, including, among others, its type, physical quality, size, environmental condition, location, market conditions, reserve requirements and other factors. Accordingly, there is no assurance that every loan will comply in all respects with National Cooperative Bank, N.A.’s general guidelines.

Loan Analysis. In connection with the origination of mortgage loans, National Cooperative Bank, N.A. conducts an extensive review of the related mortgaged real property, which includes an analysis of the appraisal, environmental report, property condition report, seismic reports (where applicable), historical operating statements, ground lease (where applicable), leases, maintenance schedules and rent rolls (where applicable), budgets, sources and uses and related information provided by the borrower. The credit of the borrower and, generally for loans other than those secured by residential cooperative properties, certain of its key principals, are examined for financial strength and character prior to origination of the mortgage loan, which may include a review of annual financial statements and judgment, lien, bankruptcy and outstanding litigation searches. As part of the underwriting process, a site inspection of each mortgaged real property is conducted by National Cooperative Bank, N.A., an affiliate or a third-party engineering firm.

Loan Approval. Prior to commitment, all mortgage loans must be approved by National Cooperative Bank, N.A.’s credit committee (the make-up of which varies by loan size and type) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Environmental Assessments. An environmental site assessment (generally a Phase I environmental site assessment) is performed on all mortgaged properties. The environmental assessments are performed during the 12-month period preceding origination of the related mortgage loan. Depending on the findings of the environmental site assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; obligating the related borrower to perform remediation as a condition to the closing of such mortgage loan or within a period following the closing of such mortgage loan; and/or the posting of cash reserves, letters of credit or guaranties to secure the performance of any recommended remediation action. Additionally, all borrowers are required to provide customary environmental representations, warranties, covenants and indemnities relating to the existence and use of hazardous substances on the mortgaged properties.

Property Condition Assessments. Independent engineering firms conduct inspections with respect to each mortgaged real property generally within the twelve-month period preceding the origination of the related mortgage loan. The resulting reports on some of the properties may indicate a variety of deferred maintenance items, recommended capital expenditures and/or building code violations. In some instances where deferred maintenance items, recommended capital expenditures and/or building code violations are identified, repairs or maintenance are required to be completed before closing or after closing and, in certain instances, cash reserves, letters of credit or guaranties to secure the performance of the repairs or maintenance items are required or obtained.

Appraisals. An appraisal of each of the mortgaged properties is performed prior to the origination of each such loan. Independent MAI appraisers performed the appraisals. Such appraisals generally complied with (or the appraiser certified that such appraisal complied with) the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Seismic Report. If the property consists of improvements located in seismic zone 3 or 4, National Cooperative Bank, N.A. typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.

Title Insurance. The borrower is required to provide, and National Cooperative Bank, N.A.’s origination counsel reviews, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Additional Debt. Certain of the residential cooperative mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. The mortgage loans that are other than residential cooperative mortgage loans will generally prohibit additional indebtedness secured by the related mortgaged property, but may have or permit additional unsecured indebtedness and trade payables. In many cases, National Cooperative Bank, N.A. or one of its affiliates is and/or will be the lender on that additional debt. The debt service coverage ratios described herein would be lower if the payments related to such additional debt were included in the calculation of such debt service coverage ratios and the loan-to-value ratios described herein would be higher if the amount of any such additional subordinate debt were included in the calculation of such loan-to-value ratios.

Debt Service Coverage Ratio and LTV Ratio. National Cooperative Bank, N.A. evaluates debt service coverage ratios and loan-to-value ratios when underwriting a mortgage loan.

Generally, the debt service coverage ratio for mortgage loans (other than residential cooperative mortgage loans) originated or acquired by National Cooperative Bank, N.A. will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans (other than residential cooperative mortgage loans) originated or acquired by National Cooperative Bank, N.A. will be equal to or less than 75%; provided, however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. Debt service coverage ratios are calculated based on Underwritten Net Cash Flow. Underwritten Net Cash Flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. In the case of a residential cooperative property, Underwritten Net Cash Flow is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated or rent-controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected net cash flow used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. Except in certain limited instances where a residential cooperative property is valued solely as a multifamily rental property (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property is calculated using the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative. This value, in general, equals the sum of (i) the gross sellout value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent-controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering the related Mortgaged Property. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to restrictions on the sale price for which units may be re-sold), the gross sellout value referenced in the preceding sentence is calculated without regard to any applicable sale price restriction. The comparable sales considered in the appraisers’ estimates of gross sellout values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. National Cooperative Bank, N.A. will also calculate a loan-to-value ratio for each residential cooperative mortgage loan based upon the value of such residential cooperative property as a multifamily rental property. The value of a residential cooperative property as a multifamily rental property is reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In certain limited instances (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), National Cooperative Bank, N.A. will not determine a value of such a mortgaged property as if operated as a residential cooperative and will instead only calculate the value of such residential cooperative property as a multifamily rental property. In those instances, the “Appraised Value” reflected on Annex A-1 to this prospectus will be the value of such Mortgaged Property as a multifamily rental property and the loan-to-value ratio for such a residential cooperative mortgage loan will be based upon the value of such residential cooperative property as a multifamily rental property.

Zoning and Building Code Compliance. With respect to each mortgage loan, National Cooperative Bank, N.A. will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use and building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; information set forth in the appraisal of the related property; and/or representations by the related borrower. In limited instances, National Cooperative Bank, N.A. may obtain third party prepared zoning reports. National Cooperative Bank, N.A. generally requires borrowers to obtain law and ordinance coverage. If a material violation exists with respect to a mortgaged property, National Cooperative Bank, N.A. may require the borrower to remediate such violation and/or to establish a reserve to cover the cost of such remediation.

Hazard, Liability and Other Insurance. The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan or 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation. Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified by the Federal Emergency Management Agency as being situated in a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration and be provided by a generally acceptable insurance carrier in an amount not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, and (iii) the maximum amount of insurance available under the National Flood Insurance Program. The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions of coverage, including exclusions related to acts of terrorism.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for bodily injury or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

      Each mortgage loan typically further requires the related borrower to maintain business interruption or loss of income insurance in an amount not less than 100% of the projected shareholder or unit owner maintenance income for the related property (in the case of a residential cooperative mortgage loan) or projected rental income (in the case of a mortgage loan other than a residential cooperative mortgage loan) for a period of not less than twelve months.

      The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

Escrow Requirements. National Cooperative Bank, N.A. may require a borrower to fund various escrows. Such escrows may include escrows for taxes and insurance premiums (to cover amounts due prior to their respective due dates), reserves to cover the cost of repairs recommended pursuant to a building condition report prepared for National Cooperative Bank, N.A. or an affiliate that originated the loan, and/or reserves to secure the performance of environmental or other remediation work. In the case of mortgage loans that are other than residential cooperative mortgage loans, such escrows may also include replacement reserves, reserves to cover the costs of tenant improvements, leasing commissions and other re-tenanting expenses and reserves to cure deficiencies in debt service coverage ratios. In some cases such reserves may only be required upon the occurrence of certain events. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. National Cooperative Bank, N.A. may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and National Cooperative Bank, N.A.’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions. Notwithstanding the discussion under “National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above, one or more of National Cooperative Bank, N.A.’s mortgage loans may vary from, or not comply with, National Cooperative Bank, N.A.’s underwriting policies and guidelines described above. In addition, in the case of one or more of National Cooperative Bank, N.A.’s mortgage loans, National Cooperative Bank, N.A. or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the National Cooperative Bank, N.A. Mortgage Loans were originated with any material exceptions to National Cooperative Bank, N.A.’s underwriting guidelines and procedures except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor

Overview. National Cooperative Bank, N.A., in its capacity as the sponsor of the National Cooperative Bank, N.A. Mortgage Loans, has conducted a review of the National Cooperative Bank, N.A. Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the National Cooperative Bank, N.A. Mortgage Loans is accurate in all material respects. National Cooperative Bank, N.A. determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the National Cooperative Bank, N.A. Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of National Cooperative Bank, N.A. (collectively, the “National Cooperative Bank, N.A. Deal Team”) with the assistance of certain third parties. National Cooperative Bank, N.A. has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the National Cooperative Bank, N.A. Mortgage Loans (rather than relying on sampling procedures).

Database. To prepare for securitization, members of the National Cooperative Bank, N.A. Deal Team created a database of loan-level and property-level information relating to each National Cooperative Bank, N.A. Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments and property condition reports), insurance policies, borrower-supplied information (including, to the extent available, maintenance schedules and rent rolls (if applicable), leases and financial or operating statements) and information collected by National Cooperative Bank, N.A. during the underwriting process. Prior to securitization of each National Cooperative Bank, N.A. Mortgage Loan, the National Cooperative Bank, N.A. Deal Team may have updated the information in the database with respect to such National Cooperative Bank, N.A. Mortgage Loan based on current information brought to the attention of the National Cooperative Bank, N.A. Deal Team relating to loan payment status and escrows, updated operating statements, maintenance schedules and rent rolls (if applicable), leasing activity, and other relevant information. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “National Cooperative Bank, N.A. Data Tape”) containing detailed information regarding each National Cooperative Bank, N.A. Mortgage Loan was created from, among other sources, the information in the database referred to in the prior paragraph. The National Cooperative Bank, N.A. Data Tape was used by the National Cooperative Bank, N.A. Deal Team to provide the numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of National Cooperative Bank, N.A., engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by National Cooperative Bank, N.A. relating to information in this prospectus regarding the National Cooperative Bank, N.A. Mortgage Loans. These procedures included:

•	comparing the information in the National Cooperative Bank, N.A. Data Tape against various source documents provided by National Cooperative Bank, N.A.;

•	comparing numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the National Cooperative Bank, N.A. Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the National Cooperative Bank, N.A. Mortgage Loans disclosed in this prospectus.

Legal Review. National Cooperative Bank, N.A. engaged counsel to conduct certain legal reviews of the National Cooperative Bank, N.A. Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each National Cooperative Bank, N.A. Mortgage Loan, counsel reviewed the principal loan documents for each mortgage loan to identify material deviations from National Cooperative Bank, N.A.’s standard form loan documents. In addition, counsel reviewed National Cooperative Bank, N.A.’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Other Review Procedures. National Cooperative Bank, N.A. has serviced each National Cooperative Bank, N.A. mortgage loan since origination and has confirmed that it is not aware of any material events, except as previously identified, concerning the related Mortgage Loan, the Mortgaged Property and the borrower occurring since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property or borrower, or notice of non-compliance with environmental laws; (iv) bankruptcies involving any borrower; and (v) any existing or incipient material defaults.

The National Cooperative Bank, N.A. Deal Team also reviewed the National Cooperative Bank, N.A. Mortgage Loans to confirm, with the assistance of counsel, whether any National Cooperative Bank, N.A. Mortgage Loan materially deviated from the underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. National Cooperative Bank, N.A. found and concluded with reasonable assurance that the disclosure regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus is accurate in all material respects. National Cooperative Bank, N.A. also found and concluded with reasonable assurance that the National Cooperative Bank, N.A. Mortgage Loans were originated in accordance with National Cooperative Bank, N.A.’s origination policies, procedures and underwriting guidelines set forth “under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review Procedures in the Event of a Mortgage Loan Substitution. National Cooperative Bank, N.A. will perform a review of any National Cooperative Bank, N.A. Mortgage Loan that it elects to substitute for a National Cooperative Bank, N.A. Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. National Cooperative Bank, N.A., and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA. National Cooperative Bank, N.A. may engage a third party accounting firm to compare the such criteria against the underlying source documentation to verify the accuracy of the review by National Cooperative Bank, N.A. and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by National Cooperative Bank, N.A. to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, National Cooperative Bank, N.A. filed its most recent Form ABS-15G with the SEC on February 12, 2016. Such Form ABS-15G is available electronically though the SEC’s EDGAR system. The Central Index Key number of National Cooperative Bank, N.A. is 0001577313. With respect to the period from and including April 1, 2013 to and including March 31, 2016, National Cooperative Bank, N.A. does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—National Cooperative Bank, N.A.” has been provided by National Cooperative Bank, N.A.

Basis Real Estate Capital II, LLC

General

Basis Real Estate Capital II, LLC (“Basis Real Estate Capital”) is a limited liability company organized under the laws of the state of Delaware and an indirect subsidiary of Basis Investment Group LLC (“Basis” or “Basis Investment”). Basis is a privately-held company that commenced operations in January of 2009. Basis (and its direct and indirect subsidiaries) was formed to invest in commercial real estate debt. Basis is a multi-strategy real estate investment platform that owns and manages approximately eight million square feet of commercial real estate (located in both the U.S. and Canada) and originates and acquires performing and distressed loans, mezzanine loans, subordinate participation interests, commercial mortgage-backed securities and preferred equity. The executive offices of Basis Investment Group LLC are located at 75 Broad Street, Suite 1602, New York, New York 10004.

Wells Fargo Bank, National Association provides short-term warehousing of mortgage loans originated by Basis Real Estate Capital through a repurchase facility. The mortgage loans that Basis Real Estate Capital will be selling to the depositor (the “Basis Mortgage Loans”) are (or are expected to be) subject to such repurchase facility. Basis Real Estate Capital is using the proceeds from its sale of the Basis Mortgage Loans to the depositor to, among other things, simultaneously reacquire such mortgage loans from Wells Fargo Bank, National Association free and clear of any liens.

Basis’ Securitization Program

This is the 33rd commercial mortgage securitization to which Basis and its affiliates are contributing loans. However, certain key principals and members of the senior management team of Basis were senior officers at CWCapital, LLC and GMAC Commercial Mortgage Corporation and have been active in the commercial mortgage securitization business since 1997 and from 1997 through 2007, they were directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans.

During 2010, 2011, 2012, 2013, 2014, 2015 and 2016, Basis contributed approximately $1,956,413,118 of mortgage loans to multiple commercial mortgage securitizations. Basis did not securitize any commercial mortgage loans prior to 2010 and has not been involved in the securitization of any other types of financial assets.

Basis originates and acquires commercial and multifamily mortgage loans and mezzanine loans throughout the United States. The commercial and multifamily mortgage loans originated or acquired to be securitized by Basis may include both small balance and large balance fixed-rate and floating-rate loans. The commercial and multifamily mortgage loans that will be sold by Basis Real Estate Capital to the depositor have been originated or acquired by it or an affiliate.

In connection with providing the representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties, Basis will conduct its own due diligence review. In addition, closing counsel for each loan will review and/or prepare, among other things, individual loan summaries and initial exception lists to the representations and warranties. Counsel will also review certain loan documentation and perform due diligence procedures.

If a cure, repurchase or substitution is required with respect to a mortgage loan sold by Basis Real Estate Capital in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, Basis Investment will be the sole party responsible for any repurchase or substitution. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” in this prospectus. In addition, Basis Investment has agreed to indemnify the depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

In addition, Basis Real Estate Capital is a party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to each of the Basis Mortgage Loans. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

Basis’ Underwriting Standards and Processes

Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Basis or its affiliates.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” section of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, Basis performs both a credit analysis and collateral analysis with respect to each mortgage loan, the loan applicant, and the real estate that will secure the loan. Generally, the credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Basis typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities and are generally required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes, in each case to the extent available and applicable, an analysis of the historical property operating statements, rent rolls, operating budgets, and a review of tenant leases. Basis generally requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of Basis or a third-party consultant for compliance with Basis’ program standards. Generally, a member of the Basis’ underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. All mortgage loans to be originated by Basis or Basis Real Estate Capital require approval by a loan credit committee which includes senior personnel from Basis. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or may decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated or acquired by Basis or Basis Real Estate Capital will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated or acquired by Basis or Basis Real Estate Capital will be equal to or less than 75%; provided, however, that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Basis or Basis Real Estate Capital may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves and/or guarantees, Basis’ or Basis Real Estate Capital’s judgment of improved property and/or market performance in the future and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Basis or Basis Real Estate Capital, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

Environmental Assessments. Phase I environmental site assessments or updates of previously conducted assessments are performed on all mortgaged properties. Depending on the findings of the Phase I assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; an environmental insurance policy; cash reserves for any recommended remediation action and/or a guaranty with respect to environmental matters. With respect to a majority of properties, the environmental assessments are performed during the 12-month period before the applicable Cut-off Date. Additionally, all borrowers are required to provide customary environmental representations, warranties and covenants relating to the existence and use of hazardous substances on the mortgaged properties. Any material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in this prospectus.

Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination or the purchase of a mortgage loan. For a majority of the properties, the inspections are conducted within the 12-month period before the applicable Cut-off Date. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

Appraisal. An appraisal for each property is performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan. For a majority of the properties, the appraisals are performed during the 12-month period before the applicable Cut-off Date. The Appraised Value of the related property or properties is greater than the original principal balance of the related mortgage loan. All such appraisals are conducted by an independent appraiser that is state-certified or designated as a member of the Appraisal Institute. The appraisal (or a separate letter) for all properties contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal.

Seismic Report. If the property consists of improvements located in California or in seismic zone 3 or 4, Basis typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Basis may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance. With respect to each mortgage loan, Basis will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Basis will consider whether:

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Basis to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Basis’ judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Hazard, Liability and Other Insurance. The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except in certain instances where credit tenants are required to obtain this insurance or may self-insure.

Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special hazards. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, and (iv) 100% of the replacement cost of the improvements located on the property, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates; in some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

The properties are typically not insured for earthquake risk. For properties located in California and some other seismic zones, Basis typically conducts seismic studies to assess the “probable maximum loss”. In general, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the probable maximum loss is greater than 20%.

Earnouts and Additional Collateral Loans. Some of the Basis Mortgage Loans may be additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related matters or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. For a description of the cash reserves or letters or credit and related earnout information for the Basis Mortgage Loans, see Annex A-1 to this prospectus and the related footnotes.

Escrow Requirements. Generally, Basis requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Basis are as follows:

•	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Basis with sufficient funds to satisfy all taxes and assessments. Basis may waive this escrow requirement under certain circumstances.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Basis with sufficient funds to pay all insurance premiums. Basis may waive this escrow requirement under certain circumstances.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Basis may waive this escrow requirement under certain circumstances.

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Basis generally requires that at least 120% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Basis may waive this escrow requirement under certain circumstances.

•	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Basis may waive this escrow requirement under certain circumstances.

Furthermore, Basis may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Basis may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Basis’ evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions. Notwithstanding the discussion under “—Basis’ Underwriting Standards and Processes” above, one or more of Basis’ mortgage loans may vary from, or not comply with, Basis’ underwriting guidelines described above. In addition, in the case of one or more of Basis’ mortgage loans, Basis or another Originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the Basis Mortgage Loans were originated with any material exceptions to Basis Mortgage’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which Basis Real Estate Capital is the Sponsor

Overview. Basis Real Estate Capital, in its capacity as the sponsor of the Basis Mortgage Loans, has conducted a review of the Basis Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Basis Mortgage Loans is accurate in all material respects. The review of the Basis Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Basis (collectively, the “Basis Deal Team”) with the assistance of certain third parties. The Basis Deal Team determined the nature, extent and timing of the review and the level of assistance provided by any third parties. Basis Real Estate Capital has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Basis Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Basis Deal Team created a database of loan-level and property-level information relating to each Basis Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Basis during the underwriting process. Prior to securitization of each Basis Mortgage Loan, the Basis Deal Team may have updated the information in the database with respect to such Basis Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Basis Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Basis Data Tape”) containing detailed information regarding each Basis Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Basis Data Tape was used by the Basis Deal Team to provide the numerical information regarding the Basis Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Basis, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Basis relating to information in this prospectus regarding the Basis Mortgage Loans. These procedures included:

•	comparing the information in the Basis Data Tape against various source documents provided by Basis;

•	comparing numerical information regarding the Basis Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Basis Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Basis Mortgage Loans disclosed in this prospectus.

Legal Review. Basis engaged various law firms to conduct certain legal reviews of the Basis Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Basis Mortgage Loan originated by Basis Real Estate Capital, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Basis Real Estate Capital’s standard form loan documents. In addition, origination counsel for each Basis Mortgage Loan reviewed Basis Real Estate Capital’s representations and warranties set forth on Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Basis Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Basis Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Basis Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex B to this prospectus, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, the Basis Deal Team confirmed with the related servicers for the Basis Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (iv) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (v) any existing or incipient material defaults.

The Basis Deal Team also consulted with Basis personnel responsible for the origination of the Basis Mortgage Loans to confirm that the Basis Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Basis’ Underwriting Standards and Processes” as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Basis found and concluded with reasonable assurance that the disclosure regarding the Basis Mortgage Loans in this prospectus is accurate in all material respects. Basis also found and concluded with reasonable assurance that the Basis Mortgage Loans were originated in accordance with Basis’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, Basis Real Estate Capital II, LLC filed its most recent Form ABS-15G with the SEC on February 12, 2016. Such Form ABS-15G is available electronically through the SEC’s EDGAR system. The Central Index Key number of Basis Real Estate Capital II, LLC is 0001542105. With respect to the period from and including July 1, 2013 to and including June 30, 2016, Basis Real Estate Capital II, LLC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Basis Real Estate Capital II, LLC is an affiliate of the entity that will purchase the Class E, Class F and Class G certificates on the Closing Date. Except as described above, neither Basis Real Estate Capital II, LLC nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. Any such party will have the right to dispose of any such certificates at any time. In addition, Basis Real Estate Capital II, LLC and its affiliates may acquire certificates in the secondary market.

The information set forth under “—Basis Real Estate Capital II, LLC” has been provided by Basis Real Estate Capital.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, the master servicer, the swap counterparty, the certificate administrator, the tax administrator, the custodian and the certificate registrar and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, Wells Fargo Commercial Mortgage Trust 2016-C35 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee”, “―The Certificate Administrator”, “—The Master Servicers” and “—The Special Servicers” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Accounts and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Accounts and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of June 30, 2016, WTNA served as trustee on over 1,500 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $140 billion, of which approximately 176 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $114 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: 1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, 2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, 3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and 4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Wells Fargo Bank will act as certificate administrator, REMIC administrator, certificate registrar, and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.8 trillion in assets and approximately

265,000 employees as of December 31, 2015, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, the master servicers, the special servicers, the trustee, the operating advisor, the asset representations reviewer, the swap counterparty and the mortgage loan sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to Certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2015, Wells Fargo Bank was acting as securities administrator with respect to more than $400 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2015, Wells Fargo Bank was acting as custodian of more than 187,000 commercial mortgage files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For two CMBS transactions in its portfolio, the Corporate Trust Services group of Wells Fargo Bank disclosed material noncompliance on its 2015 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients. For one CMBS transaction, the material noncompliance was an administrative error that caused an overpayment to a certain class and a correlating underpayment to a certain class. The affected distribution was revised the same month to correct the error. For the other CMBS transaction, distributions for one month were paid one day late as a result of human error.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, in its capacity as trustee under 276 residential mortgage-backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a civil complaint in the United States District Court for the Southern District of New York (the “District Court”) against Wells Fargo Bank, N.A., alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank National Trust Company, Citibank N.A., HSBC Bank USA, The Bank of New York Mellon and U.S. Bank National Association) by a group of institutional investor plaintiffs. The Complaint against Wells Fargo Bank alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to (i) enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default purportedly caused by breaches by mortgage loan servicers, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees in the same court by RMBS investors in these and other transactions and these cases have been consolidated before the same judge. On January 19, 2016, an order was entered in connection with the Complaint in which the District Court declined to exercise jurisdiction over 261 trusts at issue in the Complaint; the District Court also allowed all plaintiffs to file amended complaints if they so chose, and three amended complaints have been filed.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on Wells Fargo Bank or the RMBS trusts. However, Wells Fargo Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicers

Wells Fargo Bank, National Association

Wells Fargo Bank will act as the master servicer under the PSA for all of the Mortgage Loans to be deposited into the trust fund other than the National Cooperative Bank, N.A. Mortgage Loans. Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank. Like Wells Fargo Bank, Wachovia Bank acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo Bank and Wachovia Bank integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo Bank managers and legacy Wachovia Bank managers.

Wells Fargo Bank is also a sponsor, an originator, a mortgage loan seller, the swap counterparty, the certificate administrator, the REMIC administrator, the custodian and the certificate registrar under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, an underwriter. In addition, Wells Fargo Bank is the servicer under the BBSG 2016-MRP Trust and Servicing Agreement, which governs the servicing and administration of The Mall at Rockingham Park Whole Loan, and the master servicer, the certificate administrator, the custodian, the certificate registrar and the REMIC administrator under the BACM 2016-UBS10 Pooling and Servicing Agreement, which governs the servicing and administration of the In-Rel 8 Whole Loan. Wells Fargo Bank is the purchaser under repurchase agreements with each of Rialto Mortgage, C3CM, National Cooperative Bank, N.A. and Basis Real Estate Capital, respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each of Rialto Mortgage, C3CM, National Cooperative Bank, N.A. and Basis Real Estate Capital, respectively, or in any such case by its respective affiliates. Pursuant to certain interim servicing agreements between Wells Fargo Bank and Rialto Mortgage, a sponsor, an originator and a mortgage loan seller, or certain affiliates of Rialto Mortgage, Wells Fargo Bank acts from time to time as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage or such affiliates (subject, in some cases, to the repurchase facility described above in this paragraph), including, prior to their inclusion in the trust fund, some or all of the Rialto Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Rialto Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Pursuant to an interim servicing agreement between Barclays, a sponsor, an originator and a mortgage loan seller and Wells Fargo Bank, Wells Fargo Bank acts from time to time as primary servicer with respect to certain mortgage loans owned by Barclays, including prior to their inclusion in the trust fund, some or all of the Barclays Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Barclays Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Pursuant to an interim servicing agreement between Wells Fargo Bank and Basis Real Estate Capital, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts from time to time as primary servicer with respect to certain mortgage loans owned by Basis Real Estate Capital (subject to the repurchase facility described above in this paragraph) from time to time, including, prior to their inclusion in the trust fund, some or all of the Basis Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Basis Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans to be transferred by Wells Fargo Bank. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by it that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Wells Fargo Bank expects to enter into one or more agreements with the other sponsors (other than National Cooperative Bank, N.A.) to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 3/31/2016
By Approximate Number:	33,354	33,590	32,701	32,343
By Approximate Aggregate Unpaid Principal Balance (in billions):	$434.4	$474.4	$501.5	$507.9

Within this portfolio, as of March 31, 2016, are approximately 23,601 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $405.5 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of March 31, 2016, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master- Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2013	$346,011,017,466	$2,158,219,403	0.62%
Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.46%
Calendar Year 2015	$401,673,056,650	$1,600,995,208	0.40%
YTD March 31, 2016	$395,092,114,230	$662,618,517	0.17%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances, “PPA” means property protection advances and “YTD” means year-to-date.

Wells Fargo Bank is rated by Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer and a master servicer of commercial mortgage loans. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1

The long-term issuer ratings of Wells Fargo Bank are “AA-” by S&P, “Aa2” by Moody’s Investors Service Inc. (“Moody’s”) and “AA” by Fitch. The short-term issuer ratings of Wells Fargo Bank are “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, Wells Fargo Bank, as the master servicer, will remain responsible for its duties under the PSA. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

•	provision of Strategy and Strategy CS software;

•	tracking and reporting of flood zone changes;

•	abstracting of leasing consent requirements contained in mortgage loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo Bank;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

•	Uniform Commercial Code (“UCC”) searches and filings.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

In its capacity as a master servicer, Wells Fargo Bank will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

As of the Closing Date, neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing

Agreement—Modifications, Waivers and Amendments”. The master servicers’ obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicers’ removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicers’ rights and obligations with respect to indemnification, and certain limitations on the master servicers’ liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, will act as master servicer with respect to eleven (11) of the Mortgage Loans, representing 5.6% of Initial Pool Balance. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the special servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990. As of May 31, 2016, National Cooperative Bank, N.A. was the primary or master servicer of a portfolio of multifamily and commercial mortgage loans in commercial mortgage-backed securities transactions and in agency mortgage-backed security and cash sale transactions in the United States totaling approximately $3.9 billion in aggregate outstanding principal balance. There are currently no outstanding servicing advances made by National Cooperative Bank, N.A. in regards to any Mortgage Loan being transferred by it for inclusion in the Trust Fund.

As of March 31, 2016, National Cooperative Bank, N.A. had total assets of $2,116.8 million (unaudited), a capital base in excess of regulatory requirements with a Tier 1 Leverage Capital to Average Assets ratio of 11.56%. For the quarter ended March 31, 2016, National Cooperative Bank, N.A. reported net income of $2.5 million (unaudited). As of December 31, 2015, National Cooperative Bank, N.A. had total assets of $2,176.2 million, a capital base in excess of regulatory requirements with a Tier 1 Leverage Capital to Average Assets ratio of 11.91%. For the year ended December 31, 2015, National Cooperative Bank, N.A. reported net income of $13.3 million.

National Cooperative Bank, N.A. is rated by Fitch and S&P as master, primary and special commercial mortgage servicers. Current ratings are shown below:

Servicer Rating Type	Fitch	S&P
Master Servicer	CMS2-	Average
Primary Servicer	CPS1-	Above Average
Special Servicer	CSS2-	Average

National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2013(1)	2014(1)	2015(1)	2016(2)
By Approximate Number:	4,040	3,945	3,858	3,801
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.8 billion	$5.7 billion	$5.8 billion	$5.6 billion

(1)	As of the last day of the calendar year indicated.

(2)	As of May 31, 2016.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of May 31, 2016, are approximately 1,423 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $3.9 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of May 31, 2016, were located in 44 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has detailed operating policies and procedures for the performance of its master servicing obligations. National Cooperative Bank, N.A. servicing policies and procedures are updated periodically to keep pace with changes in the commercial mortgage-backed securities industry generally and have been generally consistent for the last three years in all material respects. The only significant changes in National Cooperative Bank, N.A.’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae.

National Cooperative Bank, N.A. utilizes a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of mortgage servicing activities. Among other functions, this platform performs account maintenance, tracks borrower communications, tracks escrow deposits, balances and withdrawals, tracks loan prepayments and payoffs, updates transaction data and generates various account reports. National Cooperative Bank, N.A.’s primary servicing system runs on McCracken Financial Solutions Corp. Strategy CS software. National Cooperative Bank, N.A. reports to trustees and certificate administrators in the CREFC® format. National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

The table below sets forth information regarding principal and interest advances and servicing advances made by National Cooperative Bank, N.A., as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth is the amount of such advances as of the last day of the period indicated (expressed as a dollar amount and as a percentage of National Cooperative Bank, N.A.’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master- Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2013	$1,717,374,349	$7,688,745	0.45%
Calendar Year 2014	$1,650,576,224	$7,200,000	0.44%
Calendar Year 2015	$1,534,626,850	$4,889,654	0.31%
Calendar Year 2016(1)	$1,548,655,049	$5,345,368	0.35%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

(1)	As of May 31, 2016.

National Cooperative Bank, N.A. may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, National Cooperative Bank, N.A., as a master servicer, will remain responsible for its duties under the PSA. National Cooperative Bank, N.A. may engage third-party vendors to provide technology or process efficiencies. National Cooperative Bank, N.A. monitors its third-party vendors in compliance with its internal vendor management procedures and applicable law. National Cooperative Bank, N.A. has entered into contracts with third party vendors for the following functions:

•	provision of loan servicing software – McCracken/Strategy CS;

•	tracking and reporting of flood zone changes;

•	legal representation;

•	performance of ongoing property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

•	Uniform Commercial Code searches and filings.

Generally, all amounts received by National Cooperative Bank, N.A. on the mortgage loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by National Cooperative Bank, N.A. Funds are then transferred to segregated investor specific accounts pursuant to the servicing agreements.

Via a password-protected website, for commercial mortgage-backed securitization transactions for which National Cooperative Bank, N.A. is master servicer, National Cooperative Bank, N.A. provides its commercial mortgage-backed securities investors with access to data and reports.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as master servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as master servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as master servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as master servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as master servicer.

National Cooperative Bank, N.A., as a master servicer, will be required to pay all expenses incurred by it in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

In its capacity as master servicer, National Cooperative Bank, N.A. will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, National Cooperative Bank, N.A. may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent National Cooperative Bank, N.A. performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” in this prospectus. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications,

Waivers and Amendments” in this prospectus. The master servicers’ obligations to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a master servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. A master servicer’s rights and obligations with respect to indemnification, and certain limitations on a master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

The Special Servicers

CWCapital Asset Management LLC

CWCapital Asset Management LLC, a Delaware limited liability company (“CWCAM”), is expected to be appointed as the special servicer for the Mortgage Loans to be deposited into the Issuing Entity (other than the National Cooperative Bank, N.A. Mortgage Loans secured by residential cooperative properties) and any Serviced Companion Loan (other than any Serviced Companion Loan originated by National Cooperative Bank, N.A., if any), and in such capacity, CWCAM will be responsible for the servicing and administration of such Mortgage Loans and such Serviced Companion Loans that are Specially Serviced Loans and REO Properties, as well as the reviewing of Major Decisions in respect of such Mortgage Loans (other than any Non-Serviced Mortgage Loans) and such Serviced Companion Loans, in each case pursuant to the PSA. CWCAM is owned by an affiliate of Fortress Investment Group LLC (“Fortress”). CWCAM maintains a servicing office at 7501 Wisconsin Avenue, Suite 500 West, Bethesda, Maryland 20814.

CWCAM and its affiliates are involved in the special servicing, management and investment management of commercial real estate assets, including:

•	special servicing of commercial and multifamily real estate loans;

•	commercial real estate property management and insurance brokerage services;

•	commercial mortgage brokerage services; and

•	investing in, surveilling and managing as special servicer, commercial real estate assets including unrated and non-investment grade rated securities issued pursuant to CRE, CDO and CMBS transactions.

CWCAM was organized in June 2005. In July of 2005, it acquired Allied Capital Corporation’s special servicing operations and replaced Allied Capital Corporation as special servicer for all transactions for which Allied Capital Corporation served as special servicer. In February 2006, an affiliate of CWCAM merged with CRIIMI MAE Inc. (“CMAE”) and the special servicing operations of CRIIMI MAE Services L.P., the special servicing subsidiary of CMAE, were consolidated into the special servicing operations of CWCAM. CWCAM is a wholly-owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own and manage assets similar in type to the assets of the issuing entity. Accordingly, the assets of CWCAM and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth. On September 1, 2010, affiliates of certain Fortress Investment Group LLC managed funds purchased all of the membership interest of CW Financial Services LLC, the sole member of CWCAM.

As of December 31, 2013, CWCAM acted as special servicer with respect to 160 domestic and one Canadian CMBS pools containing approximately 9,200 loans secured by properties throughout the United States and Canada with a then-current unpaid principal balance in excess of $125 billion. As of December 31, 2014, CWCAM acted as special servicer with respect to 147 domestic CMBS pools containing approximately 7,800 loans secured by properties throughout the United States with a then current unpaid principal balance in excess of $110 billion. As of December 31, 2015, CWCAM acted as special servicer with respect to 134 domestic CMBS pools containing approximately 7,000 loans secured by properties throughout the United States with a then current unpaid principal balance in excess of $99 billion. As of March 31, 2016, CWCAM acted as special servicer with respect to 138 domestic CMBS pools containing approximately over 6,800 loans secured by properties throughout the United States with a then current unpaid principal balance in excess of $100 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans.

CWCAM has one primary office (Bethesda, Maryland) and provides special servicing activities for investments in various markets throughout the United States. As of March 31, 2016, CWCAM had 99 employees responsible for the special servicing of commercial real estate assets. As of March 31, 2016, within the CMBS pools described in the preceding paragraph, 370 assets were actually in special servicing. The assets owned, serviced or managed by CWCAM and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

CWCAM has policies and procedures in place that govern its special servicing activities. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls. CWCAM reviews, updates and/or creates its policies and procedures throughout the year as needed to reflect any changing business practices, regulatory demands or general business practice refinements and incorporates such changes into its manual. Refinements within the prior three years include but are not limited to the improvement of controls and procedures implemented for property cash flow, wiring instructions and the expansion of unannounced property and employee audits.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by CWCAM in securitization transactions.

CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

From time to time CWCAM is a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Other than as set forth in the following paragraphs, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that are material to the certificateholders.

On December 17, 2015, U.S. Bank National Association, the trustee under five pooling and servicing agreements for (i) Wachovia Bank Commercial Mortgage Trust 2007-C30, (ii) COBALT CMBS Commercial Trust 2007-C2, (iii) Wachovia Bank Commercial Mortgage Trust 2007-C31, (iv) ML-CFC Commercial Mortgage Trust 2007-5 and (v) ML-CFC Commercial Mortgage Trust 2007-6 commenced a proceeding with the Second Judicial District Court of Ramsey County, Minnesota (the “Court”) for a declaratory judgment as to the proper allocation of certain proceeds in the alleged amount of $560 million (“Disputed Proceeds”) received by CWCAM in connection with the sale of the Peter Cooper Village and Stuyvesant Town property in New York, New York (the “Property”) securing loans held by those trusts. CWCAM was the special servicer of the Property. The petition requests the Court to instruct the trustee, the trust beneficiaries, and any other interested parties as to the amount of the Disputed Proceeds, if any, that constitute penalty interest and/or the amount of the Disputed Proceeds, if any, that constitute gain-on-sale proceeds, with respect to each trust. On February 24, 2016, CWCAM made a limited appearance with the Court to file a motion to dismiss this proceeding based on lack of jurisdiction, mootness, standing and forum non conveniens. There can be no assurances as to the outcome of this motion or the proceeding or the possible impact on CWCAM. However, CWCAM believes that it has performed its obligations under the related pooling and servicing agreements in good faith, and that the Disputed Proceeds were properly allocated to CWCAM as penalty interest, and it intends to vigorously contest any claim that such Disputed Proceeds were improperly allocated as penalty interest.

On March 31, 2016, RAIT Preferred Funding II LTD. (“RAIT Preferred Funding”) commenced a complaint (“Complaint”) with the Supreme Court of the State of New York, County of New York (the “Court”), claiming it owns $18,500,000 of a mortgage loan secured by the development of the One Congress Street Property in Boston, Massachusetts (the “Loan”) and seeking (a) a declaratory judgment stating that RAIT Preferred Funding is the directing lender under a co-lender agreement dated March 28, 2007 and a pooling and servicing agreement dated March 1, 2007 (collectively, the “Operative Agreements”) and was the directing lender at the time of the improper modification of the Loan (the “Modification”), (b) a declaratory judgment stating that RAIT Preferred Funding has the right to terminate the special servicer, (c) monetary damages for the value of the bonds and fees paid to CWCAM as the special servicer of the Loan and (d) other things. On May 17, 2016, CWCAM filed a motion to dismiss the Complaint (“Motion to Dismiss”) stating that the Complaint did not state a claim and the essential facts of the Complaint are negated by affidavits and evidentiary materials submitted with the Complaint. On June 14, 2016, RAIT Preferred Funding filed a Memorandum of Law in Opposition to CWCAM’s Motion to Dismiss (“Opposition”) stating that the claims in the Complaint were properly stated. On June 30, 2016, CWCAM filed a reply (“Reply”) in support of CWCAM’s Motion to Dismiss and in response to the Opposition, stating that each of CWCAM’s arguments is supported by the express language of the agreements between the parties, the documentary evidence and

New York case law. There can be no assurances as to the outcome of the Reply, the Opposition, the Motion to Dismiss or the Complaint or the possible impact on CWCAM. However, CWCAM believes that it has performed its obligations under the Operative Agreements in good faith, and disputes RAIT Preferred Funding’s allegations and it intends to vigorously contest such allegations.

On January 24, 2016 PSW NYC LLC commenced a complaint (the “PSW Complaint”) with the Supreme Court of the State of New York, County of New York (the “PSW Court”) against Bank of America, N.A. as trustee under the pooling and servicing agreements for Wachovia Bank Commercial Mortgage Trust 2007-C30 and COBALT CMBS Commercial Trust 2007-C2, U.S. Bank National Association as Trustee under the pooling and servicing agreements for Wachovia Bank Commercial Mortgage Trust 2007-C31, ML-CFC Commercial Mortgage Trust 2007-5 and ML-CFC Commercial Mortgage Trust 2007-6 (collectively, the “Trusts”), PCV-M Holdings LLC and CWCapital Asset Management LLC, individually and as special servicer for the Trusts (collectively, the “Defendants”) seeking either (a) damages in an amount to be determined by the PSW Court but alleged by the plaintiffs to be approximately $500,000,000 – such amount being the amount PSW NYC LLC alleges would have been recovered on certain mezzanine loans (the “Mezzanine Loans”) related to the Peter Cooper Village and Stuyvesant Town property (the “PCVST Property”) in New York City which PSW NYC LLC sold to an entity related to the Defendants pursuant to a settlement agreement related to certain prior litigation (the “Settlement Agreement”) or (b) the rescission of the Settlement Agreement which would result in, among other things, the rescission of the sale of the Mezzanine Loans and a claim for certain proceeds from the sale of the PCVST Property. PSW NYC LLC alleges that the Defendants procured the Settlement Agreement by fraud and further that the terms of the Settlement Agreement were breached by the Defendants. On February 26, 2016, CWCAM on behalf of itself and the other Defendants filled a motion to dismiss the complaint (the “CWCAM Motion to Dismiss”). Oral argument has been set by the PSW Court on the CWCAM Motion to Dismiss for August 23, 2016. There can be no assurances as to the outcome of this CWCAM Motion to Dismiss or the PSW Complaint or the possible impact on CWCAM. However, CWCAM believes that it was not guilty of any fraud in the procurement of the Settlement Agreement, that it performed its obligations under applicable pooling and servicing agreements in good faith and disputes PSW NYC LLC allegations. CWCAM intends to vigorously contest such allegations.

CWCAM may enter into one or more arrangements with the directing certificateholder, any Controlling Class certificateholder, any person with the right to appoint or remove and replace CWCAM as the special servicer, or any other person (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation (other than the special servicing fee) in consideration of, among other things, the appointment (or continuance) of CWCAM as special servicer under the PSA and limitations on the right of such person to replace CWCAM as the special servicer.

CWCAM or an affiliate of CWCAM assisted BIG Real Estate Fund I, L.P. or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer.

From time to time, CWCAM and/or its affiliates may purchase or sell securities, including CMBS certificates. CWCAM and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

The information set forth under this sub-heading “—The Special Servicers—CWCapital Asset Management LLC” regarding CWCAM has been provided by CWCAM.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, with respect to eleven (11) of the Mortgage Loans, representing 5.6% of the Initial Pool Balance, will initially be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties and, with respect to the applicable mortgage loans that are non-Specially Serviced Loans, reviewing and evaluating certain borrower requests and applicable master servicer’s written analysis and recommendations. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the master servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990.

As of March 31, 2016, National Cooperative Bank, N.A. had total assets of $2,116.8 million (unaudited), a capital base in excess of regulatory requirements with a Tier 1 Leverage Capital to Average Assets ratio of 11.56%. For the quarter ended March 31, 2016, National Cooperative Bank, N.A. reported net income of $2.5 million (unaudited). As of December 31, 2015, National Cooperative Bank, N.A. had total assets of $2,176.2 million, a capital base in excess of regulatory requirements with a Tier 1 Leverage Capital to Average Assets ratio of 11.91%. For the year ended December 31, 2015, National Cooperative Bank, N.A. reported net income of $13.3 million.

National Cooperative Bank, N.A. is approved as a special servicer by Fitch and S&P and currently has a special servicer rating of “CSS2-” by Fitch and “Average” by S&P. National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2013(1)	2014(1)	2015(1)	2016(2)
By Approximate Number:	4,040	3,945	3,858	3,801
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.8 billion	$5.7 billion	$5.8 billion	$5.6 billion

(1)	As of the last day of the calendar year indicated.

(2)	As of May 31, 2016.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of May 31, 2016, are approximately 1,423 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $3.9 billion related to commercial mortgage-backed securities (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of May 31, 2016, were located in 44 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has been acting as a special servicer of mortgage loans in CMBS transactions since 2010. National Cooperative Bank, N.A.’s parent, National Consumer Cooperative Bank, has acted as a special servicer of mortgage loans in CMBS transactions since 1998. In 2010, National Consumer Cooperative Bank transferred its

CMBS special servicing operations to National Cooperative Bank, N.A. As of May 31, 2016, National Cooperative Bank, N.A. was named the special servicer in approximately 36 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $1.3 billion. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO Properties that have been referred to National Cooperative Bank, N.A. as special servicer in CMBS transactions from 2010 to May 31, 2016.

Portfolio Size – CMBS Special Servicing	2013(1)	2014(1)	2015(1)	2016(2)
Total	$41,180,052	$37,525,431	$49,310,253	$30,611,655

(1)	Size of portfolio for which National Cooperative Bank, N.A. acted as special servicer as of the last day of the calendar year indicated.

(2)	As of May 31, 2016.

National Cooperative Bank, N.A. has detailed servicing policies and procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under National Cooperative Bank, N.A.’s servicing agreements, including procedures for managing delinquent and specially serviced loans and loans subject to the bankruptcy of the borrower. These policies and procedures include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance. National Cooperative Bank, N.A. periodically updates its servicing policies and procedures to keep pace with changes in the commercial mortgage-backed securities industry generally and to comply with changes in federal or state law or investor requirements. These policies and procedures are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB.

National Cooperative Bank, N.A.’s servicing personnel are highly skilled professionals that proactively manage specially serviced assets through the workout cycle from initiation of foreclosure, bankruptcy, real estate owned or modification. National Cooperative Bank, N.A. takes a disciplined approach to the management and resolution of specially serviced loans and evaluates all viable resolution strategies to determine the strategy that generates the highest net present value for the holder of such specially serviced loan. Default resolution strategies are determined in accordance with the respective pooling and servicing agreement and the terms of the related mortgage loan documents.

National Cooperative Bank, N.A. has not engaged and does not currently intend to engage any third party servicers to perform on its behalf any of its special servicing duties with respect to the trust mortgage loans for which National Cooperative Bank, N.A. acts as special servicer.

National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as special servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as special servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as special servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as special servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as special servicer.

National Cooperative Bank, N.A., as a special servicer, will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

Although National Cooperative Bank, N.A. does not presently intend to enter into any such arrangement, National Cooperative Bank, N.A. may, in the future, enter into one or more arrangements with any party entitled to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, National Cooperative Bank, N.A.’s appointment as special servicer under the PSA and limitations on such person’s right to replace National Cooperative Bank, N.A. as a special servicer.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a special servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a special servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. National Cooperative Bank, N.A.’s, as a special servicer’s, rights and obligations with respect to indemnification, and certain limitations under the PSA on the its liability as a special servicer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

Affiliated Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“Rialto”), was appointed to act as the BACM 2016-UBS10 Special Servicer and in this capacity will initially be responsible for the servicing and administration of the In-Rel 8 Whole Loan and any associated REO Property pursuant to the BACM 2016-UBS10 Pooling and Servicing Agreement and in certain circumstances will review, evaluate, process and provide or withhold consent as to certain major decisions, additional decisions and other transactions relating to the In-Rel 8 Whole Loan. Rialto maintains its principal servicing office at 790 NW 107th Avenue, 4th Floor, Miami, Florida 33172.

Rialto has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. Rialto currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar.

Rialto is a wholly-owned subsidiary of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager and an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B). As of June 30, 2016, RCM was the sponsor of, and certain of its affiliates were investors in, nine private equity funds (collectively, the “Funds”) with an aggregate of approximately $3.5 billion of equity under management and RCM also advised one separately managed account with $400 million of committed capital. Four of such funds are focused on distressed and value-add real estate related investments and commercial mortgage-backed securities, three of such funds are focused on investments in commercial mortgage-backed securities and the other two funds and the separately managed account are focused on mezzanine debt and credit investments. To date, RCM has acquired and/or is managing over $7.3 billion of non- and sub-performing real estate assets, representing approximately 10,800 loans. Included in this number are approximately $3 billion in structured transactions with the Federal Deposit Insurance Corporation (“FDIC”). RCM was also a sub-advisor and investor in an approximately $4.6 billion Public-Private Investment Fund with the U.S. Department of the Treasury which was liquidated in October of 2012.

In addition, RCM has underwritten and purchased, primarily for the Funds, over $4.3 billion in face value of subordinate, newly-originated commercial mortgage-backed securities bonds in 62 different securitizations totaling approximately $69 billion in overall transaction size. RCM has the right to appoint the special servicer for each of these transactions.

RCM has over 400 employees and is headquartered in Miami with two other main offices located in New York City and Atlanta. In addition, the asset management platform utilizes seven satellite offices located in Nevada, Arizona, California, Colorado, Oregon, Illinois,

Florida and North Carolina. It is also supported in local markets by the Lennar infrastructure which provides access to over 6,800 employees across the country’s largest real estate markets.

Rialto has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. Rialto has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by Rialto for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

Rialto is subject to external and internal audits and reviews. Rialto is subject to Lennar’s internal audit reviews, typically on a semi-annual basis, which focus on specific business areas such as finance, reporting, loan asset management and REO management. Rialto is also subject to external audits as part of the external audit of Lennar and stand-alone audits of the FDIC transactions and the Funds. As part of such external audits, auditors perform test work and review internal controls throughout the year. As a result of this process, Rialto has been determined to be Sarbanes-Oxley compliant.

Rialto maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, Rialto has a formal, documented disaster recovery and business continuity plan which is managed by Lennar’s on-site staff.

As of June 30, 2016, Rialto and its affiliates were actively special servicing approximately 1,800 portfolio loans with a principal balance of approximately $600 million and were responsible for approximately 1,300 portfolio REO assets with a principal balance of approximately $1.4 billion.

Rialto is also currently performing special servicing for 66 commercial real estate securitizations. With respect to such securitization transactions, Rialto is administering approximately 4,800 assets with an original principal balance at securitization of approximately $71 billion. The asset pools specially serviced by Rialto include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The table below sets forth information about Rialto’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015	As of 6/30/2016
Number of CMBS Pools Named Special Servicer	16	27	45	59	66
Approximate Aggregate Unpaid Principal Balance(1)	$18.9 billion	$32.4 billion	$49.2 billion	$63.6 billion	$71 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	19	27	28	17	35
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$21 million	$101 million	$126.9 million	$141.9 million	$286 million

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by Rialto.

(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in Rialto’s portfolio for which Rialto is the named special servicer that are, as of the specified date, specially serviced by Rialto. Does not include any resolutions during the specified year.

In its capacity as the BACM 2016-UBS10 Special Servicer, Rialto will not have primary responsibility for custody services of original documents evidencing the In-Rel 8 Whole Loan. Rialto may from time to time have custody of certain of such documents as necessary for enforcement actions involving the In-Rel 8 Whole Loan or otherwise. To the extent that Rialto has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard under the BACM 2016-UBS10 Pooling and Servicing Agreement.

Rialto does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances Rialto may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of Rialto, no special or unique factors of a material nature involved in special servicing the In-Rel 8 Whole Loan, as compared to the types of assets specially serviced by Rialto in other commercial mortgage-backed securitization pools generally, for which Rialto has developed processes and procedures which materially differ from the processes and procedures employed by Rialto in connection with its special servicing of commercial mortgage-backed securitization pools generally.

There have not been, during the past three years, any material changes to the policies or procedures of Rialto in the servicing function it will perform under the BACM 2016-UBS10 Pooling and Servicing Agreement for assets of the same type included in the BACM 2016-UBS10 securitization, including the In-Rel 8 Whole Loan. No securitization transaction in which Rialto was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of Rialto as special servicer, including as a result of a failure by Rialto to comply with the applicable servicing criteria in connection with any securitization transaction. Rialto has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. Rialto has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which Rialto is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by Rialto in connection with any securitization in which Rialto was acting as special servicer. Rialto does not believe that its financial condition will have any adverse effect on the performance of its duties under the BACM 2016-UBS10 Pooling and Servicing Agreement and, accordingly, Rialto believes that its financial condition will not have any material impact on the performance of the In-Rel 8 Whole Loan or the performance of the Certificates.

From time to time Rialto is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Rialto does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the In-Rel 8 Whole Loan pursuant to the BACM 2016-UBS10 Pooling and Servicing Agreement.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Rialto or of which any of its property is the subject, which are material to Certificateholders. Rialto occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which Rialto acts as special servicer, Rialto may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Rialto’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace Rialto as the special servicer.

Rialto is an affiliate of Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator. Rialto and Rialto Mortgage Finance, LLC are also affiliates of the entity that is the initial directing certificateholder under the BACM 2016-UBS10 Pooling and Servicing Agreement.

The information set forth under this sub-heading “—The Affiliated Servicer” regarding Rialto has been provided by Rialto.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC (“Pentalpha Surveillance”), a Delaware limited liability company, will act as the operating advisor under the PSA. The operating advisor will have certain review and consultation duties with respect to activities of the special servicers. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer generally will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and upon notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans.

The principal offices of Pentalpha Surveillance are located in Amherst, New York and Greenwich, Connecticut. Pentalpha Surveillance is privately held (founded in 2005) and is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance maintains proprietary compliance checking software and a team of industry operations veterans dedicated to independently investigating and resolving loan origination and servicing flaws. This includes, but is not limited to, collections optimization, representation and warranty settlements, derivative contract errors and transaction party disputes. Loans collateralized by commercial and residential real estate debt represent the majority of its focus. More than $500 billion of residential, commercial and other income producing loans have been boarded to the Pentalpha Surveillance system in connection with the services provided by the Pentalpha group of companies.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. They have acted as a loan origination and loan modification auditor for the benefit of U.S. government agencies. As of May 31, 2016, Pentalpha Surveillance has acted as operating advisor or trust advisor in approximately 90 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $98 billion since October 2010. As of May 31, 2016, Pentalpha Surveillance has acted as asset representations reviewer in nine commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $8 billion. This is in addition to having performed specialized operational review projects focused upon servicing operations, underwriting and originations-related matters and bond offering representations and warranties. The firm has reviewed over 65,000 distressed loans regarding compliance matters.

Pentalpha Surveillance also has been engaged as an independent representation and warranty reviewer on numerous residential mortgage-backed securitizations across multiple issuer platforms. In that role, Pentalpha Surveillance has been integrally involved in the design and development of specific operational protocols and testing methodologies in connection with the breach review process related to representations and warranties. In addition, Pentalpha Surveillance has been a leader in the concept, design and implementation of the asset representations reviewer role in commercial mortgage-backed securitizations both during its consideration and after its adoption by the Securities and Exchange Commission in September 2014.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, either master servicer, either special servicer, the directing certificateholder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the Trust.

From time to time, Pentalpha Surveillance may be a party to lawsuits and other legal proceedings arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Pentalpha Surveillance or of which any of its property is the subject, that would have a material adverse effect on Pentalpha Surveillance’s business or its ability to serve as operating advisor or asset representations reviewer pursuant to the PSA or that is material to the holders of the certificates.

For a description of any material affiliations, relationships and related transactions between the operating advisor, asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “Pooling and Servicing Agreement—The Asset Representations Reviewer” and “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “Pooling and Servicing Agreement—The Asset Representations Reviewer” in this prospectus.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2016-C35 will consist of the following classes: the Class A-1, Class A-2, Class A-3, Class A-4, Class A-4FL, Class A-4FX and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class R certificates.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates (other than the Class A-4FL and Class A-4FX certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A, Class X-B and Class X-D certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates (other than the Class A-4FL and Class A-4FX certificates) and the Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

On the Closing Date, the Class A-4FX regular interest will also be issued by the trust as an uncertificated regular interest in the Upper-Tier REMIC. The Class A-4FX regular interest is not offered by this prospectus. The depositor will transfer the Class A-4FX regular interest to the trust in exchange for the Class A-4FL and Class A-4FX certificates, which are not offered by this prospectus and any information presented in this prospectus with respect thereto is provided solely to enhance a prospective purchaser’s understanding of the Offered Certificates.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$47,834,000
A-2	$58,672,000
A-3	$265,000,000
A-4	$227,377,000
A-SB	$67,132,000
A-S	$69,045,000
X-A	$785,060,000
X-B	$98,452,000
B	$49,865,000
C	$48,587,000

Non-Offered Certificates
A-4FL	$50,000,000
A-4FX	$0
X-D	$56,258,000
D	$56,258,000
E	$21,736,000
F	$11,508,000
G	$49,865,609
R	NAP

The “Certificate Balance” of any class of Principal Balance Certificates and the Class A-4FX regular interest outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and the Class A-4FX regular interest, as applicable, will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates and the Class A-4FX regular interest on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates or the Class A-4FX regular interest, as applicable, in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates or the Class A-4FX regular interest, as applicable, may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates (other than the Class A-4FL and Class A-4FX certificates) and the Class A-4FX regular interest outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $785,060,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $98,452,000. The Notional Amount of the Class X-D certificates will equal the Certificate Balance of the Class D certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $56,258,000.

The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class A-4FL and Class A-4FX certificates) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class A-4FL and Class A-4FX certificates will be issued by the grantor trust (the “Grantor Trust“).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in August 2016.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the closing date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

Each master servicer is authorized but not required to direct the investment of funds held in any Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicers will be entitled to retain any interest or other income earned on such funds and the master servicers will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the Class A-4FX Regular Interest Distribution Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates (other than the Class A-4FL and Class A-4FX certificates) and the Class A-4FX regular interest on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a) the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Accounts (in each case, exclusive of any amount on deposit in or credited to any portion of a Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the Master Servicer Remittance Date, exclusive of (without duplication):

•	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

•	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

•	all amounts in the Collection Accounts that are due or reimbursable to any person other than the Certificateholders;

•	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Accounts;

•	all Yield Maintenance Charges and Prepayment Premiums;

•	all amounts deposited in a Collection Account in error; and

•	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b) if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the applicable Collection Account for such Distribution Date;

(c) all Compensating Interest Payments made by either master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by either master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d) with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately following the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates and the Class A-4FX regular interest have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-D certificates and the Class A-4FX regular interest, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-4FX regular interest, in reduction of the Certificate Balances of those classes, in the following priority:

(i)    prior to the Cross-Over Date

(a) to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date,

(b) to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero,

(c) to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero,

(d) to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero,

(e) to the Class A-4 certificates and the Class A-4FX regular interest, pro rata (based on their respective Certificate Balances), in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balances of the Class A-4 certificates and the Class A-4FX regular interest are reduced to zero, and

(f) to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii) on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-4FX regular interest, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-4FX regular interest are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, and the Class A-4FX regular interest, pro rata (based upon the aggregate unreimbursed Realized Losses previously allocated to each such class), up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to each such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-4FX regular interest have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates (other than the Class A-4FL and Class A-4FX certificates) and the Class A-4FX regular interest have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates (other than the Class A-4FL and Class A-4FX certificates), Class B certificates and the Class A-4FX regular interest have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates (other than the Class A-4FL and Class A-4FX certificates), Class B and Class C certificates and the Class A-4FX regular interest have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates (other than the Class A-4FL and Class A-4FX certificates), Class B, Class C and Class D certificates and the Class A-4FX regular interest have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates (other than the Class A-4FL and Class A-4FX certificates), Class B, Class C, Class D and Class E certificates and the Class A-4FX regular interest have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates (other than the Class A-4FL and Class A-4FX certificates), Class B, Class C, Class D, Class E and Class F certificates and the Class A-4FX regular interest have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-fifth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class R certificates) and the Class A-4FX regular interest for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to 1.3920%.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to 2.4950%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to 2.6740%.

The Pass-Through Rate on the Class A-4 certificates, Class A-4FX certificates and the Class A-4FX regular interest will be a per annum rate equal to 2.9310%.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to 2.7880%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to 3.1840%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to 3.4380%.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to 4.1760%, subject to a maximum rate equal to the WAC Rate.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to 3.1420%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to the WAC Rate that corresponds to the related interest accrual period.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to the WAC Rate that corresponds to the related interest accrual period.

The Pass-Through Rate on the Class G certificates will be a per annum rate equal to the WAC Rate that corresponds to the related interest accrual period.

The Pass-Through Rate on the Class A-4FL certificates will be a per annum rate equal to LIBOR plus 1.0500%; provided, however, that under certain circumstances, the Pass-Through Rate on the Class A-4FL certificates may convert to the Pass-Through Rate applicable to the Class A-4FX regular interest. The initial LIBOR rate will be determined two LIBOR business days prior to the Closing Date, and subsequent LIBOR rates for the Class A-4FL certificates will be determined two LIBOR business days before the start of the related interest accrual period.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates and the Class A-4FX regular interest for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class D certificates for the related Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates and Withheld Amounts, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the applicable master servicer, the applicable special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates and the Class A-4FX regular interest, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates and the Class A-4FX regular interest will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates or the Class A-4FX regular interest is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period (other than in respect of the Class A-4FL certificates) will be made on 30/360 Basis. Calculations of interest for each Interest Accrual Period in respect of the Class A-4FL certificates will be made on an Actual/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates or the Class A-4FX regular interest is the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date (other than in respect of the Class A-4FL certificates) will be the calendar month prior to the month in which that Distribution Date occurs. The “Interest Accrual Period” for each Distribution Date in respect of the Class A-4FL certificates will be the period from and including the Distribution Date in the month preceding the month in which the related Distribution Date occurs (or in the case of the first Distribution Date, the Closing Date) to, but excluding the related Distribution Date.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)           the Principal Shortfall for that Distribution Date,

(b)           the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)           the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)          Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)           Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the applicable master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the applicable master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by either master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into a Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E to this prospectus. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E to this prospectus. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i) the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the applicable master servicer;

(ii) all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv) any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i) the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii) the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee and Certificate Administrator/Trustee Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to either master servicer, either special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to either master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by such master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) unpaid interest (exclusive of default interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan) in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) unpaid interest (exclusive of default interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates and the Class A-4FX regular interest, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Class A-4FL and Class A-4FX certificates) and the Class A-4FX regular interest for that Distribution

Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates and the Class A-4FX regular interest for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Class A-4FL and Class A-4FX certificates) and the Class A-4FX regular interest for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates and the Class A-4FX regular interest as described above, and (3) to the Class X-B certificates, any remaining Yield Maintenance Charge or Prepayment Premium not distributed as described above.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates (other than the Class A-4FL and Class A-4FX certificates) and the Class A-4FX regular interest, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

•	under no circumstances will the Base Interest Fraction be greater than one;

•	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

•	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

•	if a Discount Rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that Discount Rate, converted (if necessary) to a monthly equivalent yield, or

•	if a Discount Rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-D, Class E, Class F, Class G or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	February 2021
Class A-2	June 2021
Class A-3	June 2026
Class A-4	June 2026
Class A-SB	October 2025
Class A-S	July 2026
Class X-A	NAP
Class X-B	NAP
Class B	July 2026
Class C	July 2026

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPP prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in July 2048. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the applicable master servicer as additional servicing compensation.

Each master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) for which it is acting as master servicer and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the applicable special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii) the aggregate of (A) that portion of such master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to such master servicer in such Collection Period, calculated at a rate of 0.00250% per annum, (B) all Prepayment Interest Excesses received by such master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to such master servicer for such Collection Period received by such master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the applicable master servicer allowing the related borrower to deviate (a “Prohibited

Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the applicable master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the applicable special servicer or, so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan, the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the applicable master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. No master servicer will be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan in accordance with their respective principal amounts, and the applicable master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicers’ Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer (such amount, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among each class of Regular Certificates and the Class A-4FX regular interest, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates (other than the Class A-4FL and Class A-4FX certificates) and the Class A-4FX regular interest. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F and Class G certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F and Class G certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F and Class G certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made first, to the Class A-SB certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and Class A-4FX certificates), pro rata (based upon their respective Certificate Balances), until their respective Certificate Balances have been reduced to zero, sixth, to the Class A-SB certificates until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and Class A-4FX certificates) that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and Class A-4FX certificates), for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and Class A-4FX certificates) at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and Class A-4FX certificates), the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and Class A-4FX certificates) will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and Class A-4FX certificates) by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and Class A-4FX certificates), the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates and Class G certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class G certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicers, the special servicers or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates (other than the Class A-4FL and Class A-4FX certificates) and the Class A-4FX regular interest after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”). The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates (other than the Class A-4FL and Class A-4FX certificates) and the Class A-4FX regular interest in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class G certificates;

second, to the Class F certificates;

third, to the Class E certificates;

fourth, to the Class D certificates;

fifth, to the Class C certificates;

sixth, to the Class B certificates; and

seventh, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the applicable Class X Certificates and the Class A-4FL and Class A-4FX certificates) and the Class A-4FX regular interest, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

With respect to each Distribution Date, the certificate administrator will be required to allocate any Realized Losses allocated to the Class A-4FX regular interest on such Distribution Date to the Class A-4FL and Class A-4FX certificates, pro rata, based upon their respective percentage interests immediately prior to such Distribution Date.

Realized Losses will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates (other than the Class A-4FL and Class A-4FX certificates) and the Class A-4FX regular interest are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicers of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of Regular Certificates, the Class A-4FX or Class A-4FL certificates or the Class A-4FX regular interest will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates (other than the Class A-4FL and Class A-4FX certificates) and the Class A-4FX regular interest (and, correspondingly, the Class A-4FL and Class A-4FX certificates) in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicers or special servicers, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by either master servicer, the certificate administrator or either special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)         a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)         a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)         a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)         a CREFC® advance recovery report;

(5)         a CREFC® total loan report;

(6)         a CREFC® operating statement analysis report;

(7)         a CREFC® comparative financial status report;

(8)         a CREFC® net operating income adjustment worksheet;

(9)         a CREFC® real estate owned status report;

(10)       a CREFC® servicer watch list;

(11)       a CREFC® loan level reserve and letter of credit report;

(12)       a CREFC® property file;

(13)       a CREFC® financial file;

(14)       a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)       a CREFC® loan periodic update file.

Each master servicer or special servicer, as applicable, may omit any information from these reports that such master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicers, the special servicers, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, each master servicer will deliver to the certificate administrator by electronic means:

•	a CREFC® property file;

•	a CREFC® financial file;

•	a CREFC® loan setup file (to the extent delivery is required under the PSA); and

•	a CREFC® loan periodic update file.

In addition, each master servicer (with respect to a Mortgage Loan that is not a Non-Serviced Mortgage Loan) or special servicer (with respect to REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property for which it acts as master servicer or special servicer, as applicable:

•	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 2017, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

•	Within 45 days after receipt by the applicable special servicer (with respect to REO Properties) or the applicable master servicer (with respect to a Mortgage Loan that is not a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2016, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the applicable master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicers, the special servicers, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by either master servicer or special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Other Master Servicer, any person (including the Directing Certificateholder) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is a special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, with respect to a Borrower Party that is a special servicer, such Borrower Party will be prohibited from viewing or otherwise retrieving any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan; provided, further, however, that each special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website). Notwithstanding any provision to the contrary herein, none of the master servicers or the certificate administrator will have any obligation to restrict access by a special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by a master servicer, a special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate. For the avoidance of doubt, with respect to a Mortgage Loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related mortgage borrower or owning one or more residential cooperative units comprising the related Mortgaged Property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or a mezzanine lender that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the applicable special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder (to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by a master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan;

and provided, further, that any Controlling Class certificates owned by a special servicer or an affiliate thereof will not be deemed to be outstanding as to such special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicers, the special servicers (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any Mortgage Loan Seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the applicable master servicer or special servicer, as applicable, such master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of either special servicer’s, either master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, either master servicer, either special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the applicable master servicer or the applicable special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management Inc., Interactive Data Corporation, CMBS.com, Markit and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the applicable master servicer or special servicer, as applicable, such master servicer (with respect to non-Specially Serviced Loans) and such special servicer (with respect to Specially Serviced Loans) may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by such master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the applicable master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to such master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls (or, with respect to residential cooperative properties, maintenance schedules) either collected by the applicable master servicer or special servicer or caused to be prepared by the applicable special servicer in respect of each REO Property, the applicable master servicer or the applicable special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

•	the following “deal documents”:

o	this prospectus;

o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the closing date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

o	the CREFC® loan setup file delivered to the certificate administrator by a master servicer;

•	the following “SEC EDGAR filings”:

o	any reports on Forms 10-D, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

•	the following documents, which will be made available under a tab or heading designated “periodic reports”:

o	the Distribution Date Statements;

o	the CREFC® bond level files;

o	the CREFC® collateral summary files;

o	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator); and

o	the annual reports as provided by the operating advisor;

•	the following documents, which will be made available under a tab or heading designated “additional documents”:

o	the summary of any Final Asset Status Report as provided by a special servicer; and

o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

o	any appraisals delivered in connection with any Asset Status Report;

•	the following documents, which will be made available under a tab or heading designated “special notices”:

o	notice of any release based on an environmental release under the PSA;

o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

o	notice of final payment on the certificates;

o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of any master servicer or special servicer;

o	any notice of resignation or termination of any master servicer or special servicer;

o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate a special servicer, the operating advisor or the asset representations reviewer;

o	any notice to Certificateholders of the operating advisor’s recommendation to replace a special servicer and the related report prepared by the operating advisor in connection with such recommendation;

o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

o	any notice of the termination of the issuing entity;

o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred;

o	any notice of the occurrence of an Operating Advisor Termination Event;

o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

o	any Proposed Course of Action Notice;

o	any assessment of compliance delivered to the certificate administrator;

o	any Attestation Reports delivered to the certificate administrator; and

o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

•	the “Investor Q&A Forum”; and

•	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”.

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each master servicer, each special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) certain account balances to the extent available to the certificate administrator.

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) either master servicer or special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by either special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicers, the special servicers or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit each master servicer and each special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information such master servicer or such special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided such master servicer or such special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicers, the special servicers, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)          2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)          in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer, operating advisor or asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer, operating advisor or asset representations reviewer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date;

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

Any holder of Class A-4FL or Class A-4FX certificates who is not a “U.S. Person” for federal income tax purposes will be required to irrevocably appoint a “U.S. Person” to vote on any matters requiring the vote of such holder.

The Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicers or the master servicers as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of a Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicers, the special servicers or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – WFCM 2016-C35

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)          the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)         the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)        an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)        the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)         an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)        the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)       originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)        the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)         any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)          an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)         the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)        the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)       the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)       other than with respect to the Mortgage Loans secured by residential cooperative properties, the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)        the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)       the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)      the original or a copy of any related mezzanine intercreditor agreement;

(xviii)     the original or a copy of all related environmental insurance policies; and

(xix)      a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Controlling Companion Loan on or about the applicable Servicing Shift Securitization Date.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)          A copy of each of the following documents:

(i)          the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)         the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)        any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)        all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)         the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)        any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)       any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)      any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)       any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)        other than with respect to the Mortgage Loans secured by residential cooperative properties, any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)       any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan;

(xii)      any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)     all related environmental reports; and

(xiv)     all related environmental insurance policies;

(b)         a copy of any engineering reports or property condition reports;

(c)         other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property) or a residential cooperative property, copies of a rent roll;

(d)          for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)          a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)          a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)          a copy of the appraisal for the related Mortgaged Property(ies);

(h)          for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)          a copy of the applicable mortgage loan seller’s asset summary;

(j)          a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)          a copy of all zoning reports;

(l)          a copy of financial statements of the related mortgagor;

(m)          a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)          a copy of all UCC searches;

(o)          a copy of all litigation searches;

(p)          a copy of all bankruptcy searches;

(q)          a copy of origination settlement statement;

(r)          insurance summary report;

(s)          a copy of organizational documents of the related mortgagor and any guarantor;

(t)          a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)          a copy of all related environmental reports that were received by the mortgage loan seller;

(v)          a copy of any closure letter (environmental); and

(w)          a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan

(other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller (or in the case of Basis Real Estate Capital II, LLC, Basis Investment Group LLC) will be required to, no later than 90 days following:

(x) such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(y) in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A) cure such Material Defect in all material respects, at its own expense,

(B) repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or

(C) substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller (or in the case of Basis Real Estate Capital II, LLC, Basis Investment Group LLC) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the applicable master servicer, the applicable special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or in the case of Basis Real Estate Capital II, LLC, Basis Investment Group LLC) of its obligation to repurchase the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay precludes the mortgage loan seller from curing such Material Defect. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the applicable master servicer or the applicable special servicer, as applicable, (in either case with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan or a Servicing Shift Mortgage Loan and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related seller repurchases the related Non-Serviced Companion Loan from the related Non-Serviced Securitization Trust, such seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Pari Passu Companion Loan contained in the related Non-Serviced Securitization Trust.

With respect to any Mortgage Loan, the “Purchase Price” equals to the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)          have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)          have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)          have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)          accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)          have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)           have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)          comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)          have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)           have a then-current debt service coverage ratio at least equal to (A) with respect to any Mortgage Loan other than a Mortgage Loan secured by a residential cooperative property, the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x, or (B) in the case of a Mortgage Loan secured by a residential cooperative property, the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date;

(j)           constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)          not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)          have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)         not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)          have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan, by the Directing Certificateholder;

(o)          prohibit Defeasance within two years of the Closing Date;

(p)          not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)          have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)          be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or in the case of Basis Real Estate Capital II, LLC, Basis Investment Group LLC) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or in the case of Basis Real Estate Capital II, LLC, Basis Investment Group LLC) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or in the case of Basis Real Estate Capital II, LLC, Basis Investment Group LLC) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loan”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loan only while the PSA governs the servicing of the Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loan Will Shift to Others”, on and after the applicable Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although the Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Certificateholder (so long as no Consultation Termination Event has occurred and other than in respect of an Excluded Loan) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

Each master servicer and each special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by such master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Pari Passu Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu nature of the related Companion Loan), as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)          any relationship that the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)          the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)          the obligation, if any, of the applicable master servicer to make advances;

(D)          the right of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)          the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)          any debt that the applicable master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)          any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)          any obligation of the applicable master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if such master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the applicable special servicer of a Defaulted Loan, the highest of (1) the rate determined by the applicable master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, each master servicer and each special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

Each master servicer and each special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that each master servicer and each special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, either master servicer or either special servicer. Notwithstanding the foregoing, neither special servicer may enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the applicable special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between a master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason such master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the applicable master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. Each master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-

Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the applicable master servicer or special servicer, as applicable.

Generally, each master servicer will be solely liable for all fees owed by it to any sub-servicer retained by such master servicer, without regard to whether such master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the applicable master servicer for certain expenditures which such sub-servicer makes, only to the same extent such master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, each master servicer will be obligated, unless determined to be non-recoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in its Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1) all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) for which it acts as master servicer during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2) in the case of each Mortgage Loan for which it acts as master servicer that is delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

Each master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. To the extent that either master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction

Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges or Prepayment Premiums or with respect to any Companion Loan or any amounts due to be paid by the swap counterparty for distribution to the Class A-4FL certificates.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, each master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as master servicer and any related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that either master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicers, the special servicers or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Pari Passu Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicers will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the applicable special servicer may make such Servicing Advance, and the applicable master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be non-recoverable by the applicable master servicer in its reasonable judgment (in which case it will be reimbursed out of the applicable Collection Account). Once the applicable special servicer is reimbursed, the applicable master servicer will be deemed to have made such special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of either master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

Each master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan for which it acts as master servicer. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicers, the special servicers or the trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, each special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the applicable master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to any master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which the related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, but will not be binding upon, the applicable master servicer and the trustee. Each special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by such special servicer that such an Advance is non-recoverable, each such decision will remain with the applicable master servicer or the trustee, as applicable. If either special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the applicable master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the applicable master servicer and the trustee. Each master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the applicable special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the applicable master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the applicable master servicer or the applicable special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

Each master servicer, each special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each master servicer, each special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Accounts (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by either master servicer or either special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and such master servicer, such special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, such master servicer, such special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Accounts.

If the funds in the Collection Accounts relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by either master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, such master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time a master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Accounts for such Distribution Date, then such master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of a master servicer, it has not timely received from the trustee information required by such master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the applicable master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the applicable master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

Each master servicer, each special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Accounts.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each master servicer, each special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Accounts, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the applicable master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

Each master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (each, a “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. Each master servicer is required to deposit in its Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans for which it acts as master servicer (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

Each master servicer will also be required to establish and maintain a segregated custodial account (each, a “Companion Distribution Account”) with respect to any Serviced Companion Loan for which it acts as master servicer, which may be a sub-account of its Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan for which it acts as master servicer in such Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in any Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the applicable Collection Account.

With respect to each Distribution Date, each master servicer will be required to disburse from its Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in such Collection Account and in respect of the Mortgage Loans for which it acts as master servicer, on the related Master Servicer Remittance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicers from the Collection Accounts, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates and the Class A-4FX regular interest (and, therefore, the Class A-4FL and Class A-4FX certificates), as described under “Description of the Certificates—Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicers or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Class A-4FX Regular Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class A-4FX regular interest. On each Distribution Date, the certificate administrator will be required to remit all amounts otherwise distributable to the Class A-4FL certificates in respect of the Class A-4FX regular interest into the Class A-4FL sub-account of the Class A-4FX Regular Interest Distribution Account.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates and the Class A-4FX regular interest (including to reimburse for Realized Losses previously allocated to such certificates), and, to the extent not so applied, such gains will be held and applied to offset future Realized Losses, if any (as determined by the applicable special servicer). Any remaining amounts will be distributed on the Class R Certificates.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which each special servicer is responsible. Each REO Account will be maintained by the applicable special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Accounts, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account, the Class A-4FX Regular Interest Distribution Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by either master servicer, the certificate administrator or either special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Accounts

Each master servicer may, from time to time, make withdrawals from its Collection Account (or the applicable subaccount of such Collection Account, exclusive of the applicable Companion Distribution Account that may be a subaccount of such Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan for which it acts as master servicer, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)          to remit on each Master Servicer Remittance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans for which it acts as master servicer on the related Distribution Date or;

(ii)         to pay or reimburse the applicable master servicer, the applicable special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (such master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)        to pay to the applicable master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)        to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)         to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)        to reimburse the trustee, the applicable special servicer and the applicable master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)       to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)      to reimburse the applicable master servicer or the applicable special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)       to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)        to pay itself and the applicable special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in its Collection Account and its Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)       to recoup any amounts deposited in its Collection Account in error;

(xii)      to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the applicable master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)     to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)     to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the applicable master servicer, the applicable special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)      to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)     to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)    to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)   to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)    to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA;

(xx)     in accordance with the terms of the PSA, to pay or reimburse the applicable person for any Uncovered Amount in respect of any other master servicer’s Collection Account, any such person’s right to payment or reimbursement for any such Uncovered Amount being limited to any general funds in the subject master servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject master servicer’s Collection Account pursuant to any of clauses (i)-(xix) above; and

(xxi)    to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

As used in clause (xx) above, “Uncovered Amount” means, with respect to any master servicer’s Collection Account, any additional trust fund expense, Nonrecoverable Advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the PSA, but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such additional trust fund expense, Nonrecoverable Advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If either master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of its Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then such master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the applicable special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

Each master servicer will also be entitled to make withdrawals, from time to time, from the applicable Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee and the Operating Advisor Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicers	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly

Special Servicing Fee / Special Servicers	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly

Workout Fee / Special Servicers(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Time to time

Liquidation Fee /Special Servicers(2)	With respect to (i) each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans for which the	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

	applicable special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	related Serviced Companion Loan) and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.

Additional Servicing Compensation / Master Servicers and/or Special Servicers(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time

Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account.	Monthly

Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account.	Monthly

Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan, Servicing Shift Mortgage Loan and each related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly

Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan and each related Companion Loan) or, with respect to the period when the outstanding Certificate Balances of the	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

	Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan.	incurred subsequent to such period, out of general collections on deposit in the Collection Accounts.

Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in the Collection Accounts.	Monthly

Asset Representations Reviewer Upfront Fee	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

Asset Representations Reviewer Asset Review Fee	(a) for each Delinquent Loan identified on Annex A-1 as not being secured by a residential cooperative property, the sum of: (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000, or (b) for each Delinquent Loan identified on Annex A-1 as being secured by a residential cooperative property, $10,000.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90-days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Accounts.	In connection with each Asset Review with respect to a Delinquent Loan.

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Servicing Advances / Master Servicers, Special Servicers or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts, subject to certain limitations.	Time to time

Interest on Servicing Advances / Master Servicers, Special Servicers or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Accounts, subject to certain limitations.	Time to time

P&I Advances / Master Servicers and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Accounts.	Time to time

Interest on P&I Advances / Master Servicers and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly

Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicers, Special Servicers, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time

CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Accounts (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the applicable master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Pari Passu Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of each master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA) for which it acts as master servicer, and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00375% to 0.08000%. The Servicing Fee payable to each master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, each master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from a borrower relating to a Mortgage Loan for which it acts as master servicer:

•	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement that are Master Servicer Decisions; provided that if any such matter involves a Major Decision, then such master servicer will be entitled to 50% of such Excess Modification Fees;

•	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are non-Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

•	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; provided that if any such matter involves a Major Decision, then such master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;

•	100% of charges by such master servicer collected for checks returned for insufficient funds;

•	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) that are not Specially Serviced Loans;

•	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and

•	late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the applicable master servicer and the applicable special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, each master servicer also is authorized but not required to invest or direct the investment of funds held in the related Collection Account and Companion Distribution Account in Permitted Investments, and such master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. Each master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by such master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the applicable master servicer or the applicable special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each master servicer and each special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Pari Passu Companion Loan. The Servicing Fee for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo Bank and National Cooperative Bank, N.A. will each be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as master servicer and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Pari Passu Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Wells Fargo Bank and National Cooperative Bank, N.A. may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank and National

Cooperative Bank, N.A. will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Each master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. Each master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate equal to (i) 0.00125% per annum with respect to The Mall at Rockingham Park Mortgage Loan and (ii) 0.0025% per annum with respect to the In-Rel 8 Mortgage Loan. With respect to the Servicing Shift Mortgage Loan, the applicable master servicer (prior to the Servicing Shift Securitization Date) or the related Non-Serviced Master Servicer (or primary servicer) (on and after the Servicing Shift Securitization Date) will be entitled to a primary servicing fee accruing at a rate equal to 0.0025% per annum. In each of the foregoing cases, such primary servicing fee rate is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee of $3,500 (or, in the case of the National Cooperative Bank, N.A. Mortgage Loans secured by residential cooperative properties only, $1,000) for the related month (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the applicable special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then such special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to such special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to any master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the applicable master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. Each Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Pari Passu Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If either special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If either special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to each special servicer with respect to each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which such special servicer receives (a) a full, partial or discounted payoff from the related borrower or (b) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable). The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Pari Passu Companion Loan) and REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Pari Passu Companion Loan) or REO Property and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)          (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Pari Passu Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)         the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)        the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)        with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)         the purchase of any Specially Serviced Loan by the applicable special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the applicable special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, such special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates) or

(vi)        if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90-days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the applicable special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

Each special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan for which it acts as special servicer in the form of:

(i)          100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)         100% of assumption application fees and other similar items received with respect to Specially Serviced Loans,

(iii)        100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)        100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans, and

(iv)        50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Pari Passu Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision.

For the avoidance of doubt, with respect to any fee split between the applicable master servicer and the applicable special servicer pursuant to the terms of the PSA, the applicable master servicer and the applicable special servicer will each have the right, but not any obligation, to reduce or elect not to charge its respective percentage interest in any such fee; provided, however (x) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the percentage interest of any fee due to the other and (y) to the extent either of the applicable master servicer or the applicable special servicer exercises its right to reduce or elect not to charge its respective percentage interest in any fee, the party that reduced or elected not to charge such fee will not have any right to share in any portion of the other party’s fee. For the avoidance of doubt, if the applicable master servicer decides not to charge any fee, the applicable special servicer will still be entitled to charge the portion of the related fee the applicable special servicer would have been entitled to if the applicable master servicer had charged a fee and the applicable master servicer will not be entitled to any of such fee charged by the applicable special servicer. Similarly, if the applicable special servicer decides not to charge any fee, the applicable master servicer will still be entitled to charge the portion of the related fee the applicable master servicer would have been entitled to if the applicable special servicer had charged a fee and the applicable special servicer will not be entitled to any of such fee charged by the applicable master servicer.

Each special servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. Each special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any Loss of Value reserve fund in Permitted Investments, and each special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, neither special servicer will be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that each special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, each special servicer must deliver or cause to be delivered to the applicable master servicer within two (2) business days following the Determination Date, and such master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the Master Servicer Remittance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Pari Passu Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by a special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan and any purchaser of any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by such special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which such special servicer is entitled pursuant to the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees and appraisal fees received or retained by either special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Pari Passu Companion Loan (including any related REO Property) in accordance with the PSA.

Each special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $210 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00590% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding each Non-Serviced Mortgage Loan, Servicing Shift Mortgage Loan and each Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00274% per annum (the “Operating Advisor Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the applicable master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The applicable master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that such master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, will be equal to the product of a rate equal to 0.000533% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to (a) each Delinquent Loan (in such case, a “Subject Loan”) identified on Annex A-1 as not being secured by a residential cooperative property, the asset representations reviewer will be required to be paid a fee equal to (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000, or (b) each Delinquent Loan identified on Annex A-1 as secured by a residential cooperative property, the asset representations reviewer will be required to be paid a fee of $10,000. (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the applicable special servicer (in the case of a Specially Serviced Loan) or the applicable master servicer (in the case of a non-Specially Serviced Loan) will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1) 120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2) the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by either special servicer;

(3) 30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4) 30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6) 90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7) immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the applicable special servicer (and, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the applicable special servicer receives an appraisal (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a) the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b) the excess of

1.    the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the applicable special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable master servicer as an Advance), or (B) by an internal valuation performed by the applicable special servicer (or at the applicable special servicer’s election, by one or more MAI appraisals obtained by such special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as such special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; in the case of a residential cooperative property, such appraised value will be determined (i) except as provided in clause (iii) below, in the case of each Mortgaged Property other than the Mortgaged Property identified on Annex A-1 to this prospectus as University Towers Owners Corp., assuming such Mortgaged Property is operated as a residential cooperative with such value, in general, to equal the sum of (x) the gross sellout value of all cooperative units in such residential cooperative property (applying a discount for units that are subject to existing rent regulated or rent controlled rental tenants as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property, (ii) in the case of the Mortgaged Property identified on Annex A-1 to this prospectus as University Towers Owners Corp., assuming such Mortgaged Property is operated as a multifamily rental property and (iii) if the applicable special servicer determines, in accordance with the Servicing Standard, that there is no reasonable expectation that the related Mortgaged Property will be operated as a residential cooperative following any work-out or liquidation of the related Mortgage Loan, assuming such Mortgaged Property is operated as a multifamily rental property; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.   the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable master servicer, the applicable special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Mortgage Loan will be allocated, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective outstanding principal balances.

The applicable special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, such special servicer will be required to calculate and report to the applicable master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by such special servicer from such master servicer reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the applicable master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu

Companion Loan by the applicable master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the applicable special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by such special servicer and the Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after such special servicer’s receipt of such MAI appraisal or completion of its internal valuation. The applicable master servicer will provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of such special servicer’s reasonable request (which request is required to be made promptly, but in no event later than 10 business days, after such special servicer’s receipt of the applicable appraisal or preparation of the applicable internal valuation); provided, however, that the applicable special servicer’s failure to timely make such a request will not relieve the applicable master servicer of its obligation to use reasonable efforts to provide such information to such special servicer within 4 business days following such special servicer’s reasonable request. The master servicers will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the applicable special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the applicable master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by such master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Accounts), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the applicable special servicer from the applicable master servicer necessary to calculate the Appraisal Reduction Amount, such special servicer is required to determine or redetermine, as applicable, and report to such master servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the applicable master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan). With respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence of a Consultation Termination Event, the applicable special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the applicable special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the applicable special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the applicable master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances (although, in the case of The Mall at Rockingham Park Whole Loan, any calculation of an Appraisal Reduction Amount will first be allocated to The Mall at Rockingham Park Subordinate Companion Loans).

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class G certificates, second, to the Class F certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class A-4FL and Class A-4FX certificates) and the Class A-4FX regular interest). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the applicable special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the applicable special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the applicable master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the applicable master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by such master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the applicable master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that such master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the applicable master servicer thereof. None of the applicable master servicer (with respect to Mortgage Loans other than Non-Serviced Mortgage Loans), the applicable special servicer (with respect to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the applicable special servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation of any Appraisal Reduction Amount with respect to such Mortgage Loan and on the applicable master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to such Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount“ means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The applicable special servicer or the applicable master servicer, as the case may be, the operating advisor and the certificate administrator will be entitled to conclusively rely on the applicable master servicer’s or the applicable special servicer’s, as the case may be, calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates (other than the Class A-4FL and Class A-4FX certificates) and the Class A-4FX regular interest (and, correspondingly, the Class A-4FL and Class A-4FX certificates) in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to Class G certificates, second, to the Class F certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, seventh, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X Certificates and the Class A-4FL and Class A-4FX certificates) and the Class A-4FX regular interest).

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The applicable special servicer (in the case of a Mortgage Loan other than a Non-Serviced Mortgage Loan ) or the applicable master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the applicable special servicer or the applicable master servicer, as the case may be, and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount (solely with respect to the applicable special servicer), and the Certificate Administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the applicable master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any such Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan), such special servicer will use commercially reasonable efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the applicable master servicer shall use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the applicable special servicer. Upon receipt of such supplemental appraisal, the applicable master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the applicable Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the applicable special servicer (for Mortgage Loans other than Non-Serviced Mortgage Loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (in the case of a Mortgage Loan other than a Non-Serviced Mortgage Loan) receipt of information requested by such special servicer from the applicable master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging a master servicer’s or special servicer’s, as applicable, Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the applicable master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that such master servicer (with respect to Mortgage Loans and any related Serviced Pari Passu Companion Loan) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the applicable master servicer (with respect to such Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by such master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan) or such special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such

Mortgaged Property, the applicable master servicer or, with respect to REO Property, the applicable special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the applicable master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the applicable special servicer with (with respect to any Mortgage Loan other than an Excluded Loan and unless a Control Termination Event has occurred and is continuing) the consent of the Directing Certificateholder. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicers will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicers and special servicers will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the applicable master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), such master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by such master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion Loan reasonably requires from time to time in order to protect its interests, the applicable master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that such master servicer and such special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the applicable special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by such master servicer pursuant to clause (B) above. If the applicable special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such special servicer will be required to notify the applicable master servicer and such master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the applicable special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable master servicer and the applicable special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, such special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the applicable special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, neither the applicable master servicer nor such special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

Each special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the applicable special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event and other than in respect of any Excluded Loan, with the consent of the Directing Certificateholder) in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance

Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The PSA provides that each master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and each master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by either master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicers will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the applicable special servicer will be paid out of the applicable REO Account or advanced by the applicable master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by either special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable master servicer to such special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The applicable special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans, and the applicable master servicer will be responsible for processing waivers, modifications, amendments and consents with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan; provided that, except as otherwise set forth in this paragraph, no special servicer or master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC, or the Trust or any Trust REMIC to be subject to tax. Prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, a master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions without the applicable special servicer having obtained the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to the applicable master servicer) within 10 business days (or 5 business days with respect to clause (viii)(a) under “—Major Decisions” below) of the Directing Certificateholder’s receipt from the applicable special servicer of such special servicer’s recommendation and analysis (which recommendation and analysis the applicable special servicer shall send to the Directing Certificateholder within 10 business days of receipt from the applicable master servicer of such master servicer’s written recommendation and analysis and all information reasonably requested by the applicable special servicer) with respect to such Major Decision); provided that after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event, a master servicer will not be permitted to agree to any such matter without the applicable special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus.

Notwithstanding the foregoing, a master servicer will not be required to seek the consent or approval of the Directing Certificateholder or Rating Agency Confirmation or the consent or approval of the applicable special servicer (provided that such master servicer delivers notice thereof to such special servicer after completion (and such special servicer will promptly, prior to the occurrence of a Consultation Termination Event and other than in respect of any Excluded Loan or any Mortgage Loan secured by a residential cooperative property, deliver notice thereof to the Directing Certificateholder, except to the extent that such special servicer or the Directing Certificateholder, as the case may be, notifies such master servicer that such party does not desire to receive copies of such items)) in connection with taking any of the following actions with respect to a Mortgage Loan that is not a Specially Serviced Loan (each such action, a “Master Servicer Decision”): (i) grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements; (ii) consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents; (iii) approve or consent to grants of easements or rights of way for utilities, access, parking, public improvements or another purpose or subordination of the lien of the Mortgage Loan to easements that (with respect to any of the foregoing) do not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan; (iv) grant other routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving routine leasing activities that (1) do not involve a ground lease or lease of an outparcel or (2) affect an area less than the lesser of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property; (v) consent to actions and releases related to condemnation of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion Loan when due; (vi) consent to a change in property management relating to any Mortgage Loan or any related Companion Loan, if (A) the Mortgage Loan (including any related Companion Loans but other than a Mortgage Loan secured by a residential cooperative property or a hospitality property) has an outstanding principal balance of equal to or less than $5,000,000, (B) the Mortgage Loan is not secured by a hospitality property or (C) the Mortgage Loan is secured by a residential cooperative property (and in the case of this subclause (C), certain conditions are satisfied with respect to the principal balance of the related Mortgage Loan pursuant to the PSA); (vii) approve annual operating budgets for Mortgage Loans; (viii) with respect to a Mortgage Loan secured by a residential cooperative property, consent to the related borrower incurring subordinate debt secured by the related

Mortgaged Property, subject to the satisfaction of certain conditions with respect to such subordinate debt; (ix) consent to (A) any releases or reductions of or withdrawals from (as applicable) any letters of credit, reserve funds or other additional collateral with respect to any Mortgage Loan secured by a residential cooperative property or (B) any releases or reductions of or withdrawals from (as applicable) any letters of credit, reserve funds or other additional collateral with respect to any Mortgage Loan (other than a Mortgage Loan secured by a residential cooperative property) where the release is required pursuant to the specific terms of the related Mortgage Loan, other than earnout or performance reserve releases specifically scheduled in the PSA; (x) grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related Maturity Date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related Maturity Date and (2) the related borrower has delivered documentation reasonably satisfactory in form and substance to the applicable master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due; (xi) any modifications to cure any ambiguity in, or to correct or supplement any provision of an Intercreditor Agreement to the extent permitted therein without obtaining any Rating Agency Confirmation, except that (other than with respect to any Excluded Loan) the Directing Certificateholder’s consent shall be required for any such modification to an Intercreditor Agreement other than during a Control Termination Event and except that the applicable master servicer will not be permitted to agree to any supplement to any intercreditor agreement if it would have a material adverse effect on the value of the related Mortgage Loan or the Trust’s interest therein; and (xii) grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement.

If, and only if, the applicable special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event upon consultation with the Directing Certificateholder) as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with such special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a

Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the applicable master servicer or special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

Each special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. Neither special servicer may agree to a modification, waiver or amendment of any term of any Specially Serviced Loan for which it is acting as special servicer if that modification, waiver or amendment would:

(1) extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder, 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2) provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If either special servicer agrees to any modification, waiver or amendment of any term of any Specially Serviced Loan, such special servicer will be required to notify the applicable master servicer, the holder of any related Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (with respect to any Mortgage Loan other than an Excluded Loan, and unless a Consultation Termination Event has occurred), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If either master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, such master servicer will be required to notify the certificate administrator, the trustee, the applicable special servicer (and, unless a Consultation Termination Event has occurred, such special servicer will be required to forward any such notice with respect to any Mortgage Loan other than an Excluded Loan to the Directing Certificateholder), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder), the holder of any related Companion Loan and the 17g-5 Information

Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The applicable master servicer (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Companion Loan that is not a Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that (i) the applicable special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, has obtained the consent (or deemed consent) of the Directing Certificateholder if and to the extent required, and pursuant to the process described under the heading “—Major Decisions” below and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the applicable master servicer or the applicable special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan with a “due-on-encumbrance” clause, the applicable master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that (i) the applicable special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, has obtained the consent (or deemed consent) of the Directing Certificateholder if and to the extent required, and pursuant to the process described under the heading “—Major Decisions” below and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, the applicable master servicer or the applicable special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

Notwithstanding the foregoing, with respect to the Mortgage Loans secured by residential cooperative properties, the related master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related Mortgaged Property without the consent of the applicable special servicer or any other person (and without the need to obtain a Rating Agency Confirmation), but subject to the satisfaction of various conditions set forth in the related PSA. The Mortgage Loans secured by residential cooperative properties do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units.

Inspections

Each master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2017 unless a physical inspection has been performed by the applicable special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the applicable special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Accounts as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The applicable special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the applicable master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the applicable master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the applicable special servicer or the applicable master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual (or, in the case of Mortgage Loans secured by residential cooperative properties, annual only) operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2017 and the calendar year ending on December 31, 2016. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the applicable master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the applicable special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the applicable special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by either special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. Each master servicer will be required to transfer its servicing responsibilities to the applicable special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which such master servicer is responsible for servicing:

(1) the related borrower fails to make when due any balloon payment, and the borrower has not delivered to the applicable master servicer, on or before the date on which the subject payment was due, documentation reasonably satisfactory in form and substance to the applicable master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the applicable master servicer is required during that time to make any P&I Advance in respect of the Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such a refinancing or sale, a special servicing transfer event will occur immediately);

(2) the related borrower fails to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3) the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered, on or prior to the date on which the balloon payment will become due, documentation reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) such refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4) there has occurred a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the applicable master servicer or the applicable special servicer (and, in the case of the applicable special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6) the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7) the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8) the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9) the applicable master servicer or the applicable special servicer (and in the case of the applicable special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan), unless a Control Termination Event has occurred and is continuing) determines that (i) a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the applicable master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Pari Passu Companion Loan) (including amounts collected by the applicable special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Pari Passu

Companion Loan. Additionally, such master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Pari Passu Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the applicable special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Pari Passu Companion Loan will also become a Specially Serviced Loan. Neither master servicer will have any responsibility for the performance by a special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), such special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the related master servicer.

Asset Status Report

The applicable special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan for which it acts as special servicer that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to such special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

•	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence of a Consultation Termination Event);

•	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

•	the operating advisor (but, other than with respect to an Excluded Loan, only after the occurrence and during the continuance of a Control Termination Event);

•	the applicable master servicer; and

•	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

•	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

•	a discussion of the legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

•	the most current rent roll (or, with respect to residential cooperative properties, maintenance schedule) and income or operating statement available for the related Mortgaged Property;

•	(A) the applicable special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the applicable master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by such special servicer in connection with the proposed or taken actions;

•	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

•	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

•	the decision that the applicable special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

•	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the applicable special servicer made such determination and (y) the net present value calculation and all related assumptions;

•	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the applicable special servicer together with an explanation of those adjustments; and

•	such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by either special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the applicable special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to such special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole, such special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the applicable special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer may act upon the direction of the Directing Certificateholder, if consistent with the Servicing Standard.

If a Control Termination Event has occurred and is continuing, the applicable special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as no Consultation Termination Event has occurred, the Directing Certificateholder). The operating advisor will be required to provide comments to the applicable special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The applicable special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred, the Directing Certificateholder) in connection with such special servicer’s preparation of any Asset Status Report. The applicable special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Consultation Termination Event has occurred, the Directing Certificateholder), to the extent such special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)).

The applicable special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan) and the operating advisor will be entitled to consult with the applicable special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with such special servicer with respect to Asset Status Reports and such special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The applicable special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the applicable special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the applicable special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the applicable special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The applicable special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the applicable special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the applicable special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the applicable special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged

Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The PSA provides that the applicable special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, each special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. Each special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the applicable master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be non-recoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) Business Days after such amounts are received and properly identified and determined to be available, the applicable special servicer is required to deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the applicable Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the applicable special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan as described below, such special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the applicable special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer is required to give the trustee, the certificate administrator, the applicable master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the applicable special servicer with a written and fully executed commitment or otherwise binding application for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to such special servicer; and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the applicable master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The applicable special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the applicable special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines (with respect to any Mortgage Loan other than an Excluded Loan, in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the applicable special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment consistent with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicers will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person” is the depositor, any master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the applicable master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell the related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to such special servicer in writing. The applicable special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless such special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loan”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the operating advisor will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the applicable master servicer and/or the applicable special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the applicable master servicer, the applicable special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the applicable special servicer, with respect to all Specially Serviced Loans (other than any Excluded Loan or Servicing Shift Mortgage Loan), and will have the right to replace such special servicer with or without cause and have certain other rights under the PSA, each as described below, and (2) the applicable special servicer, with respect to all non-Specially Serviced Loans (other than any Excluded Loan or Servicing Shift Mortgage Loan), as to all Major Decisions. With respect to any Mortgage Loan other than an Excluded Loan, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than the Servicing Shift Mortgage Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1) absent that selection, or

(2) until a Directing Certificateholder is so selected, or

(3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the Certificate Registrar), or the resignation of the then-current Directing Certificateholder.

“Loan-Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Securitization Date, the Loan-Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Controlling Companion Loan, which, in the case of the Pinnacle II Whole Loan, is currently Wells Fargo Bank. On and after the related Servicing Shift Securitization Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to the Servicing Shift Whole Loan.

The initial Directing Certificateholder is expected to be BIG Real Estate Fund I, L.P. (or another affiliate of Basis Investment Group LLC).

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class G certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F or Class G certificates.

Any master servicer, any special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, any master servicer, any special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicers, the special servicers and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to either master servicer or special servicer, as applicable, and such master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to such master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to such master servicer and special servicer, such master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, prior to the occurrence and continuance of a Control Termination Event, the applicable master servicer (with respect to any non-Specially Serviced Loan (other than any Excluded Loan)) and the applicable special servicer (with respect to any Specially Serviced Loan (other than any Excluded Loan) will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within 10 business days (or 5 business days with respect to clause (viii)(a) below or 30 days with respect to clause (xi) below) after receipt of the applicable special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such special servicer in order to grant or withhold such consent (provided that if such written objection has not been received by such special servicer within the applicable time period, the Directing Certificateholder will be deemed to have approved such action).

Each of the following is a “Major Decision”:

(i)          any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Specially Serviced Loan that comes into and continues in default;

(ii)         any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(iii)        following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)        any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the applicable special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(v)         any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(vi)        any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vii)       any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement, or, solely with respect to a Mortgaged Property securing a residential cooperative mortgage loan, subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in this prospectus, (a) the waiver of a “due-on-encumbrance” clause with respect to a mortgage loan secured by a residential cooperative property to permit subordinate debt secured by the related mortgaged property and (b) the incurrence of additional indebtedness by a residential cooperative borrower;

(viii)      (a) any property management company changes with respect to a Mortgage Loan secured by a hospitality property or a Mortgage Loan secured by a non-hospitality property (other than a residential cooperative property) with a principal balance greater than $5,000,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, or (b) franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(ix)       other than with respect to any Mortgaged Property securing a residential cooperative mortgage loan, releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion; provided, however, that releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves with respect to the Mortgage Loan secured by certain Mortgaged Properties specified on a schedule to the PSA shall constitute Major Decisions;

(x)        any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xi)       any determination of an Acceptable Insurance Default;

(xii)      any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction either is not a routine leasing matter or such transaction relates to a Specially Serviced Loan;

(xiii)     any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the applicable master servicer will additionally require the consent of such master servicer as a condition to its effectiveness;

(xiv)     any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents, other than with respect to a residential cooperative mortgage loan as to which certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in this prospectus) have been satisfied;

(xv)      approval of easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(xvi)     agreeing to any modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted;

(xvii)    determining whether to cure any default by a borrower under a Ground Lease or permit any Ground Lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new Ground Lease; and

(xviii)    other than with respect to residential cooperative mortgage loans, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis).

Subject to the terms and conditions of this section, (a) the applicable special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to any Specially Serviced Loan and (b) the applicable master servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to any non-Specially Serviced Loan (other than any Non-Serviced Mortgage Loan).

Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the applicable master servicer will be required to forward such request to the applicable special servicer together with such master servicer’s written recommendation and analysis and all information reasonably requested by the applicable special servicer, whereupon such special servicer will within ten (10) business days forward such request to the Directing Certificateholder together with such special servicer’s written recommendation and analysis. The Directing Certificateholder will be required to promptly provide notice to the applicable special servicer, and such special servicer will then be required to promptly forward such notice to the applicable master servicer, of any objection it has to such special servicer’s written recommendation and analysis.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by either special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the applicable special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of a Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace either special servicer with or without cause as described under “—Replacement of a Special Servicer Without Cause” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, the applicable special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the applicable special servicer. In the event such special servicer receives no response from the Directing Certificateholder within 10 business days (or 5 business days with respect to clause (viii)(a) under “—Major Decisions”) following its written request for input on any required consultation, such special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the applicable special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or an Excluded Loan) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to select the related Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event such special servicer receives no response from the operating advisor within 10 business days (or 5 business days with respect to clause (viii)(a) under “—Major Decisions”) following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, such special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve such special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan (regardless of whether a Control Termination Event has occurred and is continuing), the applicable special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The applicable special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class E certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class E certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided that no

Consultation Termination Event may occur with respect to the Loan-Specific Directing Certificateholder and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

With respect to any Excluded Loan, the Directing Certificateholder or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class E certificates and the Class E certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicers, special servicers and operating advisor. During such time, the applicable special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace such special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class E certificates, the successor Class E certificateholder that is the Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the Controlling Class Certificateholder. The successor Class E certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class E certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class E certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class E certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), such master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the operating advisor, as the case may be); provided that such special servicer or master servicer, as applicable, provides the Directing Certificateholder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the applicable master servicer nor the applicable special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of such master servicer or special servicer, as applicable, under the PSA or (4) cause such master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of such master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Loan-Specific Directing Certificateholder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans and the Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement; provided that in the case of The Mall at Rockingham Park Whole Loan, the consultation rights of the issuing entity and the directing certificateholder under the BBSG 2016-MRP Trust and Servicing Agreement will not be exercisable during a subordinate control period under such trust and servicing agreement, notwithstanding that no Consultation Termination Event, or other event that results in termination of consent or consultation rights, has occurred under the PSA. In addition, other than in respect of an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loan” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a) may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b) may act solely in the interests of the holders of the Controlling Class;

(c) does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d) may take actions that favor the interests of the holders of one or more Classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e) will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by either master servicer or either special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law or the accepted servicing practices or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Servicing Shift Companion Loan Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent, and in accordance with the standard of care, set forth in the PSA, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced

Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicers’ compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan, Servicing Shift Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA or Servicing Shift PSA, as applicable) or any related REO Properties. In addition, the operating advisor or equivalent party under the BACM 2016-UBS10 Pooling and Servicing Agreement has certain obligations and consultation rights with respect to the In-Rel 8 Whole Loan which are substantially similar to those of the operating advisor under the PSA for this transaction. The BBSG 2016-MRP Trust and Servicing Agreement does not provide for an operating advisor or equivalent party.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan), unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of either special servicer:

(a) promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b) promptly reviewing each Final Asset Status Report; and

(c) reviewing any Cumulative Appraisal Reduction Amount and net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Cumulative Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify such special servicer and the Directing Certificateholder of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the applicable special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with such special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the applicable special servicer to the Directing Certificateholder which does not include any communication (other than the related Asset Status Report) between such special servicer and Directing Certificateholder with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the applicable special servicer in accordance with the terms of the PSA.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan), while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a) the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b) the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c) the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan) was a Specially Serviced Loan during the prior calendar year) in the form attached to this prospectus as Annex C to be provided to the trustee, the applicable master servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d) the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Cumulative Appraisal Reduction Amount or (2) net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by such special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)        after the calculation but prior to the utilization by the applicable special servicer, such special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)        if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the applicable special servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)        if the operating advisor and the applicable special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by such special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan (other than a Servicing Shift Whole Loan) for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, any master servicer, any special servicer, the asset representations reviewer, the Directing Certificateholder, or any of their affiliates.

Annual Report. After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the applicable special servicer that would be Privileged Information) delivered to the operating advisor by the applicable special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans (other than a Servicing Shift Mortgage Loan) were Specially Serviced Loans in the prior calendar year) prepare an annual report in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of such special servicer’s performance of its duties under the PSA during the prior calendar year on a “platform-level basis” with respect to the resolution and/or liquidation of Specially Serviced Loans that such special servicer is responsible for servicing under the PSA; provided, however, that in the event such special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. Only as used in connection with the operating advisor’s annual report, the term “platform-level basis” refers to the applicable special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account such special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information delivered to the operating advisor by such special servicer (other than any communications between the Directing Certificateholder and such special servicer that would be Privileged Information) pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to such special servicer if, during the prior calendar year, no Asset Status Report was prepared by such special servicer in connection with a Specially Serviced Loan or REO Property.

The applicable special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by such special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the applicable special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that such special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of a Special Servicer

After the occurrence of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of such special servicer in the manner described in “—Replacement of a Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)        that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)        that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)       that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, a master servicer, a special servicer, a mortgage loan seller, the Directing Certificateholder, or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)       that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)       that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled “Privileged Information” received from a special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and a special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan) or the exercise of the Directing Certificateholder’s consent or consultation rights under the PSA, (ii) any strategically sensitive information that the applicable special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a) any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b) any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c) any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e) the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f) the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicers, the master servicers, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan and only for so long as no Consultation Termination Event has occurred), any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by

Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by each master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by a master servicer or a special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicers, the special servicers, the operating advisor and the asset representations reviewer. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2) at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the applicable special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to such special servicer, such special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the applicable special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to the 170 prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006, the highest percentage of mortgage loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2010 and June 27, 2016, was 84.1%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was 8.7%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was 61.5% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was 6.9%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Accounts.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for non-Specially Serviced Loans), the applicable master servicer (with respect to clause (vi) for non-Specially Serviced Loans for which it acts as master servicer) and the applicable special servicer (with respect to Specially Serviced Loans) will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, copies of all Asset Status Reports and Final Asset Status Reports related to each Delinquent Loan, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)        a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)       a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)      a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)      copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)       a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi)      copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request such master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the applicable master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable master servicer (with respect to non-Specially Serviced Loans), the applicable special servicer (with respect to Specially Serviced Loans) or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the applicable master servicer, the applicable special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the applicable special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or in the case of Basis Real Estate Capital II, LLC, Basis Investment Group LLC), which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from a master servicer (with respect to non-Specially Serviced Loans), a special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicers, the special servicers, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar Credit Ratings, LLC or S&P Global Ratings and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar Credit Ratings, LLC or S&P Global Ratings has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, any master servicer, any special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA or the Directing Certificateholder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person

(including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)        any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)       any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)      any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)       the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)      the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Replacement of a Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, either special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than the Loan-Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the applicable special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if a special servicer obtains knowledge that it is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning special servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer; provided that if the resigning special servicer fails to appoint an Excluded Special Servicer within 30 days of such special servicer’s notice of resignation, such resigning special servicer will, at its own expense, petition any court of competent jurisdiction for the appointment of an Excluded Special Servicer. The applicable special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the applicable special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the applicable special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the applicable special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the applicable special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, and (vii) is not a special servicer that has been cited by Moody’s or KBRA as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

In addition, after the occurrence of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the applicable special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the applicable special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace a special servicer, the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of such special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the applicable special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The terms of the PSA described above regarding the replacement of the applicable special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loan. Rather, with respect to the Servicing Shift Whole Loan: (i) prior to the related

Servicing Shift Securitization Date, the holder of the related Controlling Companion Loan will have the right to replace the applicable special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to the Servicing Shift Whole Loan; and (ii) on and after the related Servicing Shift Securitization Date, pursuant to the terms of the related Intercreditor Agreement, the directing holder under the Servicing Shift PSA will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer without the consent of the holder of the Servicing Shift Mortgage Loan.

Termination of a Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to either master servicer or either special servicer, as the case may be, will include, without limitation:

(a) (i) any failure by such master servicer to make a required deposit to the applicable Collection Account or remit to the companion paying agent for deposit into the related Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by such master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b) any failure by the applicable special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the applicable master servicer for deposit in the applicable Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by such special servicer pursuant to, and at the time specified by, the PSA;

(c) any failure by such master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of such master servicer’s or special servicer’s obligations under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of such master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to such master servicer or special servicer, as the case may be, by any other party to the PSA, or to such master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and such master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d) any breach on the part of such master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable master servicer or special servicer, and certain actions by or on behalf of such master servicer or special servicer indicating its insolvency or inability to pay its obligations; or

(f) any of Moody’s, KBRA or Fitch (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such action has not been withdrawn by Moody’s, KBRA or Fitch, as applicable (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to any master servicer or any special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to more than 25% of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to a special servicer and other than with respect to an Excluded Loan), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of a special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and such special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the applicable special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of a special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the applicable special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Master Servicer or Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Master Servicer or Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if a master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the applicable master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the applicable master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the applicable master servicer, such master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of a master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a

Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if such master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of a master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then such master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, such master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the applicable master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits the master servicers and the special servicers to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to a special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to a master servicer or a special servicer, as the case may be, under applicable law. In the event that a master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the applicable master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to a master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicers (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of any master servicer or any special servicer and limitation of liability, such master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if such master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause a tax to be imposed on the trust or any Trust REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code (for which determination, the applicable master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicers (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicers, the special servicers, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Pari Passu Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Accounts if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the applicable master servicer (including in its capacity as the paying agent for any Companion Loan), the applicable special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the applicable Collection Account for the expenses.

Pursuant to the PSA, each master servicer and each special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, each master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which any master servicer, any special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of any master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of such master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicers, the special servicers, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, either the master servicer, either special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Accounts or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to each other capacity in which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the applicable master servicer and special servicer, and such master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The applicable master servicer (in the case of Mortgage Loans that are not Specially Serviced Loans) and the applicable special servicer (in the case of Specially Serviced Loans) will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the applicable master servicer (in the case of Mortgage Loans that are not Specially Serviced Loans) and the applicable special servicer (in the case of Specially Serviced Loans) will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the applicable master servicer or the applicable special servicer, as applicable, determines that a Material Defect exists, such master servicer or such special servicer, as applicable, will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by a master servicer or a special servicer, as applicable, with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the applicable master servicer or the applicable special servicer, as applicable, and such party will be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the applicable master servicer (in the case of Mortgage Loans that are not Specially Serviced Loans) and the applicable special servicer (in the case of Specially Serviced Loans) (the “Enforcing Servicer”) will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, any master servicer, any special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the directing certificateholder has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the applicable master servicer (in the case of non-Specially Serviced Loans) or the applicable special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). Such notice will be required to include a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, as well as notice that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was delivered to the Enforcing Servicer and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the applicable Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

Each master servicer, each special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of each master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Servicing of The Mall at Rockingham Park Mortgage Loan

The Mall at Rockingham Park Mortgage Loan and any related REO Property is currently being, and is expected after the Closing Date to continue to be, serviced pursuant to the BBSG 2016-MRP Trust and Servicing Agreement by the BBSG 2016-MRP Master Servicer and the BBSG 2016-MRP Special Servicer. The servicing terms of the BBSG 2016-MRP Trust and Servicing Agreement (including, but not limited to, terms governing limitations on servicer liability and retention of loan collections) are generally similar, but differ in certain respects from, the servicing terms of the PSA. In that regard, in the case of the BBSG 2016-MRP Trust and Servicing Agreement, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in servicing provisions between the BBSG 2016-MRP Trust and Servicing Agreement and the PSA:

•	No party related to this securitization will have any consent, consultation or control rights with respect to the servicing of The Mall at Rockingham Park Mortgage Loan except for certain limited non-binding consultation rights of the issuing entity (or its representative) in the absence of a subordinate control period under the BBSG 2016-MRP Trust and Servicing Agreement.

•	The BBSG 2016-MRP Special Servicer may be removed and replaced with respect to The Mall at Rockingham Park Whole Loan at any time, with or without cause, (i) during a subordinate control period under the BBSG 2016-MRP Trust and Servicing Agreement, by the BBSG 2016-MRP Directing Holder and (ii) in the absence of a subordinate control period under the BBSG 2016-MRP Trust and Servicing Agreement, by the holders of requisite voting rights allocated to certain principal balance certificates issued by the BBSG 2016-MRP Trust as described above under “Description of the Mortgage Pool—The Mall at Rockingham Park Whole Loan—Special Servicer Appointment Rights”.

•	There is no trust advisor or operating advisor or equivalent party (and therefore no trust advisor fee) with respect to the BBSG 2016-MRP Mortgage Trust.

•	The primary servicing fee rate payable to the BBSG 2016-MRP Master Servicer under the BBSG 2016-MRP Trust and Servicing Agreement is 0.00125% per annum (which, for the avoidance of doubt, is paid in connection with such BBSG 2016-MRP Master Servicer’s primary servicing obligations for The Mall at Rockingham Park Mortgage Loan).

•	Upon The Mall at Rockingham Park Whole Loan becoming a specially serviced loan under the BBSG 2016-MRP Trust and Servicing Agreement, the BBSG 2016-MRP Special Servicer will be entitled to a special servicing fee payable monthly computed at a rate equal to the lesser of (a) 0.125% per annum and (b) $750,000 in the aggregate until such time as The Mall at Rockingham Park Whole Loan is no longer specially serviced.

•	The BBSG 2016-MRP Special Servicer will be entitled to a workout fee equal to the lesser of (a) 0.25% of each payment of principal and interest (other than default interest) made on The Mall at Rockingham Park Whole Loan following a workout of The Mall at Rockingham Park Whole Loan for so long as special servicing loan event under the BBSG 2016-MRP Trust and Servicing Agreement does not occur and (b) $750,000 in the aggregate with respect to any such particular workout. The workout fee is generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA.

•	The BBSG 2016-MRP Special Servicer will be entitled to a liquidation fee equal to the lesser of (a) 0.25% of net liquidation proceeds and (b) $750,000. The liquidation fee is generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA.

•	Payment and reimbursement of principal and interest advances are governed by the terms described under “—Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Mall at Rockingham Park Whole Loan—Advances” in this prospectus.

•	In addition, any party to the BBSG 2016-MRP Trust and Servicing Agreement that makes a property protection advance or administrative advance with respect to The Mall at Rockingham Park Whole Loan will be entitled to reimbursement for that advance, with interest at a prime rate, in a manner similar to the reimbursement of servicing advances under the PSA.

•	Items with respect to The Mall at Rockingham Park Whole Loan that are the equivalent of ancillary fees, consent fees, assumption fees and/or modification fees and that are allocated as additional servicing compensation may be allocated between the BBSG 2016-MRP Master Servicer and the BBSG 2016-MRP Special Servicer in proportions that are different than the allocation between the applicable master servicer and the applicable special servicer of such fees collected on Mortgage Loans serviced under the PSA.

•	The parties to the BBSG 2016-MRP Trust and Servicing Agreement and certain related persons are entitled to reimbursement and/or indemnification for losses, liabilities, claims, costs and expenses associated with the BBSG 2016-MRP Trust and Servicing Agreement at least to the same extent that parties to the PSA and certain related persons are entitled to reimbursement and/or indemnification for losses, liabilities, claims, costs and expenses associated with the PSA. To the extent that such losses, liabilities, claims, costs and expenses relate to, or are otherwise allocable in accordance with the BBSG 2016-MRP Trust and Servicing Agreement and/or The Mall at Rockingham Park Intercreditor Agreement to, The Mall at Rockingham Park Whole Loan or the related Mortgaged Property, the issuing entity, as holder of The Mall at Rockingham Park Mortgage Loan, will be responsible for its pro rata share of amounts allocable to The Mall at Rockingham Park Pari Passu Companion Loans and The Mall at Rockingham Park Mortgage Loan (including out of general collections of the issuing entity, if necessary, and notwithstanding that the BBSG 2016-MRP Mortgage Trust will only be liable for such amounts to the extent of the principal balance of The Mall at Rockingham Park Standalone Pari Passu Companion Loans included in such trust).

•	The BBSG 2016-MRP Special Servicer will be required to take actions with respect to The Mall at Rockingham Park Whole Loan if it becomes a defaulted loan, which actions are similar, but not necessarily identical, to the actions described under “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

•	With respect to The Mall at Rockingham Park Whole Loan, the servicing provisions relating to performing inspections and collecting operating information are similar, but not necessarily identical, to those of the PSA.

•	The BBSG 2016-MRP Master Servicer and the BBSG 2016-MRP Special Servicer (a) have rights related to resignation similar to those of the applicable master servicer and the applicable special servicer under the PSA and (b) are subject to servicer termination events similar, but not necessarily identical, to those in the PSA.

•	The servicing transfer events under the BBSG 2016-MRP Trust and Servicing Agreement that would cause The Mall at Rockingham Park Whole Loan to become specially serviced are similar, but not necessarily identical, to those under the PSA.

•	The liability of the parties to the BBSG 2016-MRP Trust and Servicing Agreement is limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

•	Collections on The Mall at Rockingham Park Whole Loan are required, within 2 business days following receipt of properly identified funds by the BBSG 2016-MRP Master Servicer, to be deposited and maintained in a separate account in the name of the BBSG 2016-MRP Master Servicer for the benefit of the holders of The Mall at Rockingham Park Whole Loan until transferred (after payment of certain amounts under the BBSG 2016-MRP Trust and Servicing Agreement) on a monthly basis prior to the related master servicer remittance date to the collection account by the BBSG 2016-MRP Master Servicer for distribution in accordance with The Mall at Rockingham Park Intercreditor Agreement.

•	Although the matters to which notice or rating agency confirmation with respect to the rating agencies under the BBSG 2016-MRP Trust and Servicing Agreement are similar in all material respects to, but not identical to, the matters with respect to the Rating Agencies under the PSA, the matters as to which notice or rating agency confirmation is required (and whether it is notice and/or rating agency confirmation that is required) will differ.

•	The provisions of the BBSG 2016-MRP Trust and Servicing Agreement also vary from the PSA with respect to timing, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, servicer and special servicer termination events, rating requirements for accounts, permitted investments and insurance, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

•	The conditions under the BBSG 2016-MRP Trust and Servicing Agreement that would require an appraisal are similar to, but differ in some respects from, the conditions that would result in an Appraisal Reduction Event under the PSA.

•	The BBSG 2016-MRP Special Servicer will be required to take actions with respect to The Mall at Rockingham Park Whole Loan if it becomes a defaulted loan, which actions are similar, but not necessarily identical, to the actions described under “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

•	The BBSG 2016-MRP Trust and Servicing Agreement does not provide for any asset representations review procedures or dispute resolution procedures. There is no asset representations reviewer (or equivalent party) with respect to the BBSG 2016-MRP Trust.

•	The BBSG 2016-MRP Trust and Servicing Agreement does not require the BBSG 2016-MRP Master Servicer to make the equivalent of compensating interest payments in respect of the Mall at Rockingham Park Whole Loan.

•	Penalty charges with respect to The Mall at Rockingham Park will be allocated in accordance with the related Intercreditor Agreement as described under “—Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Mall at Rockingham Park Whole Loan” in this prospectus.

•	If The Mall at Rockingham Park Whole Loan becomes the equivalent of a defaulted loan under the BBSG 2016-MRP Trust and Servicing Agreement, the BBSG 2016-MRP will be required to sell The Mall at Rockingham Park Whole loan in accordance with the procedures and requirements described “—Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Mall at Rockingham Park Whole Loan” in this prospectus.

The BBSG 2016-MRP Depositor, the BBSG 2016-MRP Master Servicer, the BBSG 2016-MRP Special Servicer, the BBSG 2016-MRP Certificate Administrator, the BBSG 2016-MRP

Trustee and various related persons and entities will be entitled to be indemnified by the Trust (as and to the same extent the BBSG 2016-MRP Trust is required to indemnify such parties pursuant to the terms of the BBSG 2016-MRP Trust and Servicing Agreement) for certain losses and liabilities incurred by any such party in accordance with the terms and conditions of the related Intercreditor Agreement and the BBSG 2016-MRP Trust and Servicing Agreement. To the extent funds on collections from The Mall at Rockingham Park Whole Loan are insufficient to satisfy such indemnification obligations, the issuing entity will be required to reimburse the applicable indemnified parties for its pro rata share of the insufficiency, including from general collections on deposit in the collection accounts. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Mall at Rockingham Park Whole Loan” in this prospectus.

Servicing of the In-Rel 8 Mortgage Loan

The In-Rel 8 Mortgage Loan, together with the In-Rel 8 Companion Loan, and any related REO Property, are serviced under the BACM 2016-UBS10 Pooling and Servicing Agreement.

The servicing arrangements under the BACM 2016-UBS10 Pooling and Servicing Agreement are generally similar to, but may differ in certain respects from, the servicing arrangements under the PSA. The BACM 2016-UBS10 Pooling and Servicing Agreement contains terms and conditions that are customary for securitization transactions involving assets similar to the In-Rel 8 Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the Trust and the trust funds for the In-Rel 8 Companion Loan, (ii) required by law or changes in any law, rule or regulation or (iii) generally required by the rating agencies in connection with the issuance of ratings in securitizations similar to this securitization as well as the securitizations related to the In-Rel 8 Companion Loan. Such terms include, without limitation:

•        The BACM 2016-UBS10 Master Servicer earns a primary servicing fee with respect to the In-Rel 8 Mortgage Loan that is to be calculated at 0.0025% per annum.

•        Upon the In-Rel 8 Whole Loan becoming a specially serviced loan under the BACM 2016-UBS10 Pooling and Servicing Agreement, the BACM 2016-UBS10 Special Servicer will earn a special servicing fee payable monthly with respect to the In-Rel 8 Mortgage Loan accruing at a rate equal to 0.25% per annum or no less than $3,500 per month, until such time as the In-Rel 8 Whole Loan is no longer specially serviced.

•        The BACM 2016-UBS10 Special Servicer will be entitled to a workout fee equal to the lesser of 1.0% and $1,000,000 but not less than $25,000 of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the In-Rel 8 Whole Loan. The workout fee is generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA.

•        The BACM 2016-UBS10 Special Servicer will be entitled to a liquidation fee equal to the lesser of 1.0% and $1,000,000 but not less than $25,000. The liquidation fee is generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA.

•        Each of the BACM 2016-UBS10 Master Servicer or BACM 2016-UBS10 Trustee, as applicable, is required to make advances of principal and interest with respect to the In-Rel 8 Companion Loan (but not with respect to the In-Rel 8 Mortgage Loan), unless the BACM 2016-UBS10 Master Servicer or BACM 2016-UBS10 Trustee, as applicable, has determined that any such advance and interest thereon would not be recoverable from collections on the In-Rel 8 Companion Loan. Reimbursement of such amounts and interest thereon are payable only from proceeds of the In-Rel 8 Companion Loan as described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” in this prospectus.

•        Each of the BACM 2016-UBS10 Master Servicer or BACM 2016-UBS10 Trustee, as applicable, is obligated to make servicing advances with respect to the In-Rel 8 Whole Loan, unless a determination is made by the BACM 2016-UBS10 Master Servicer or the BACM 2016-UBS10 Trustee, as applicable, that any such advance and interest thereon would not be recoverable from collections on the In-Rel 8 Whole Loan. If it is determined that a servicing advance made with respect to the In-Rel 8 Whole Loan or the related Mortgaged Property is nonrecoverable, the party that made such nonrecoverable advance will be entitled to be reimbursed for such advance and interest thereon, first, out of the principal portion of general collections on the BACM 2016-UBS10 mortgage loans and REO properties and second, out of other collections on the BACM 2016-UBS10 mortgage loans and REO properties, to the extent the principal portion of the general collections is insufficient and with respect to such excess only, subject to any election in the BACM 2016-UBS10 Master Servicer’s or the BACM 2016-UBS10 Trustee’s, as applicable, sole discretion to defer reimbursement pursuant to the BACM 2016-UBS10 Pooling and Servicing Agreement.

•        Amounts payable with respect to the In-Rel 8 Whole Loan that are the equivalent of ancillary fees, penalty charges, assumption fees and/or modification fees and that are allocated as additional servicing compensation under the BACM 2016-UBS10 Pooling and Servicing Agreement may be allocated between the BACM 2016-UBS10 Master Servicer and the BACM 2016-UBS10 Special Servicer in proportions that are different from the proportions of similar fees allocated between the applicable master servicer and the applicable special servicer with respect to Mortgage Loans serviced under the PSA.

•        The BACM 2016-UBS10 Special Servicer will be required to take actions with respect to the In-Rel 8 Whole Loan if it becomes a defaulted loan, which actions are similar, but not necessarily identical, to the actions described under “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties” in this prospectus.

•        With respect to the In-Rel 8 Whole Loan, the servicing provisions relating to performing inspections and collecting operating information are similar, but not necessarily identical, to those of the PSA.

•        The requirement of the BACM 2016-UBS10 Master Servicer to make compensating interest payments in respect of the In-Rel 8 Whole Loan is similar, but not necessarily identical, to the requirement of the master servicers to make Compensating Interest Payments in respect of the Mortgage Loans serviced under the PSA.

•        The BACM 2016-UBS10 Master Servicer and the BACM 2016-UBS10 Special Servicer (a) have rights related to resignation similar to those of the master servicers and the special servicers under the PSA and (b) are subject to servicer termination events similar, but not necessarily identical, to those in the PSA.

•        Penalty charges with respect to the In-Rel 8 Whole Loan will be allocated in accordance with the related Intercreditor Agreement as described under “—Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The In-Rel 8 Whole Loan—Application of Penalty Charges” in this prospectus.

•        The servicing transfer events of the BACM 2016-UBS10 Pooling and Servicing Agreement that would cause the In-Rel 8 Whole Loan to become specially serviced are similar, but not necessarily identical, to those of the PSA.

•        The specific types of actions constituting major decisions under the BACM 2016-UBS10 Pooling and Servicing Agreement may differ in certain respects from those actions that constitute Major Decisions under the PSA, and, therefore, the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ.

•        The liability of the parties to the BACM 2016-UBS10 Pooling and Servicing Agreement will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the PSA.

•        Collections on the In-Rel 8 Mortgage Loan are required, within one (1) business day following receipt of properly identified funds by the BACM 2016-UBS10 Master Servicer to be deposited and maintained in a separate account in the name of the BACM 2016-UBS10 Master Servicer for the benefit of the holders of In-Rel 8 Whole Loan until transferred (after payment of certain amounts under the BACM 2016-UBS10 Pooling and Servicing Agreement) on a monthly basis prior to the related master servicer remittance date to the collection account by the BACM 2016-UBS10 Master Servicer for distribution in accordance with the PSA.

•        The BACM 2016-UBS10 Pooling and Servicing Agreement may differ from the PSA in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

•        The BACM 2016-UBS10 operating advisor or equivalent party will be entitled to a 0.006% per annum operating advisor fee rate with respect to the In-Rel 8 Whole Loan. The operating advisor fee is generally calculated in a manner similar, but not necessarily identical, to the corresponding fee under the PSA.

•        The BACM 2016-UBS10 Special Servicer, rather than the BACM 2016-UBS10 Master Servicer, will be required to process certain loan-level decisions (that are not otherwise major decisions under the BACM 2016-UBS10) with respect to non-specially serviced mortgage loans, including (i) certain waivers regarding receipt of financial statements, (ii) certain modifications and waivers of such mortgage loans in connection with a defeasance thereof, (iii) certain incurrences of additional debt and releases of collateral and (iv) approval of material easements.

The BACM 2016-UBS10 Special Servicer and the BACM 2016-UBS10 Master Servicer may be removed as described under “Description of the Mortgage Pool—The Whole Loan—The Non Serviced Whole Loans—The In-Rel 8 Whole Loan—Special Servicer Appointment Rights” in this prospectus.

The BACM 2016-UBS10 depositor, the BACM 2016-UBS10 Master Servicer, the BACM 2016-UBS10 Special Servicer, the BACM 2016-UBS10 Certificate Administrator, the BACM 2016-UBS10 Trustee and various related persons and entities will be entitled to be indemnified by the issuing entity (as and to the same extent the BACM 2016-UBS10 trust is required to indemnify such parties pursuant to the terms of the BACM 2016-UBS10 Pooling and Servicing Agreement) for certain losses and liabilities incurred by any such party in accordance with the terms and conditions of the related Intercreditor Agreement and the BACM 2016-UBS10 Pooling and Servicing Agreement. To the extent funds on collections from the In-Rel 8 Whole Loan are insufficient to satisfy such indemnification obligations, the issuing entity will be required to reimburse the applicable indemnified parties for its pro rata share of the insufficiency, including from general collections on deposit in the collection accounts. See also “Description of the Mortgage Pool—The Whole Loans—The In-Rel 8 Whole Loan—The Non-Serviced Whole Loans” in this prospectus.

Servicing of the Pinnacle II Mortgage Loan

The servicing of the Pinnacle II Whole Loan, a Servicing Shift Whole Loan, is expected to be governed by the PSA only temporarily, until the applicable Servicing Shift Securitization Date. From and after the Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced by the Non-Serviced Master Servicer and the Non-Serviced Special Servicer under and pursuant to the terms of the related Servicing Shift PSA. Although the related Intercreditor Agreement imposes some requirements regarding the terms of the related Servicing Shift PSA (and it is expected that such Servicing Shift PSA will contain servicing provisions that will be substantially similar to, but may not be identical with, the provisions of the PSA), the securitization to which the related Controlling Companion Loan is to be contributed has not been determined, and accordingly, the servicing terms of such Servicing Shift PSA are unknown. See “Risk Factors¬—The Servicing of the Servicing Shift Whole Loan Will Shift to Other Servicers” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Pinnacle II Whole Loan”.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the applicable master servicer or the applicable special servicer, as the case may be, may then take such action if such master servicer or such special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of either master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) it has been appointed and currently serves as a master servicer or special servicer on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns of the applicable replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the applicable master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, such master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the applicable master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, Inc. (“KBRA”).

Any Rating Agency Confirmation requests made by any master servicer, any special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the

Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to either special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

•	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates and the Class A-4FX regular interest is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class R certificates) and (c) the master servicers consent to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer, and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the applicable special servicer and approved by the applicable master servicer and the Controlling Class (prior to a Control Termination Event, if any such Class is outstanding), (3) the reasonable out-of-pocket expenses of the applicable master servicer and the applicable special servicer related to such purchase, unless such master servicer or such special servicer, as applicable, is the purchaser and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above, less (b) solely in the case where the applicable master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to such master servicer (which items will be deemed to have been paid or reimbursed to such master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

If any party above, other than National Cooperative Bank, N.A. as the master servicer of the National Cooperative Bank, N.A. Mortgage Loans, exercises such purchase option, National Cooperative Bank, N.A., so long as National Cooperative Bank, N.A. is a master servicer or a special servicer under the PSA, will be entitled to purchase the remaining National Cooperative Bank, N.A. Mortgage Loans and any related REO Property, and if National Cooperative Bank, N.A. elects to purchase such Mortgage Loans and REO Properties that other party will then purchase only the remaining Mortgage Loans and REO Property that are not being purchased by National Cooperative Bank, N.A.

With respect to the foregoing options to purchase the Mortgage Loans and REO Properties, if both of the master servicers or special servicers wish to elect to exercise such rights, then the master servicer or special servicer servicing the greater principal balance of Mortgage Loans will be entitled to exercise such right, subject to National Cooperative Bank, N.A.’s prior right to acquire the National Cooperative Bank, N.A. Mortgage Loans.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Accounts and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a) to correct any defect or ambiguity in the PSA;

(b) to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c) to change the timing and/or nature of deposits in the Collection Accounts, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related

Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d) to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e) to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f) to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g) to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h) to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicers, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor

Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i) to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website; or

(j) to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv).

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion

Loan. Moreover, no amendment may be made to the PSA that would adversely affect the swap counterparty under the swap contract without the consent of the swap counterparty. For the avoidance of doubt, any exchange by a holder of a Class A-4FL certificate of any portion of its aggregate outstanding certificate balance for an equal aggregate outstanding certificate balance of Class A-4FX certificates will not be deemed to be an amendment.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicers, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicers, the special servicers, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of either master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, either master servicer or special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s and “A-” by Fitch; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s and “F1” by Fitch and (c) each master servicer maintains a long-term unsecured debt rating of at least “A2” by Moody’s and “A+” by Fitch; provided that nothing in this proviso will impose on either master servicer any obligation to maintain such rating, and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicers, the special servicers, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicers and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or either master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicers. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame

(often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a sponsor, originator and mortgage loan seller, is also a master servicer, the swap counterparty, the certificate administrator, the REMIC administrator, the custodian and the certificate registrar under this securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is the servicer under the BBSG 2016-MRP Trust and Servicing Agreement, which governs the servicing and administration of The Mall at Rockingham Park Whole Loan, and the master servicer and certificate administrator under the BACM 2016-UBS10 Pooling and Servicing Agreement, which governs the servicing and administration of the In-Rel 8 Whole Loan.

In addition, Wells Fargo Bank is the purchaser under repurchase agreements with each of Rialto Mortgage, C3CM, National Cooperative Bank, N.A. and Basis Real Estate Capital, respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each of Rialto Mortgage, C3CM, National Cooperative Bank, N.A. and Basis Real Estate Capital, respectively, or in any such case by its respective affiliates.

In the case of the repurchase facility provided to Rialto Mortgage, Wells Fargo Bank has agreed to purchase mortgage loans from Rialto Mortgage on a revolving basis. The aggregate Cut-off Date Balance of the Rialto Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to that repurchase facility is projected to equal approximately $306,858,907. Proceeds received by Rialto Mortgage in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank the Rialto Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to C3CM, for which C3CM’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from such subsidiary on a revolving basis. C3CM guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. The aggregate Cut-off Date Balance of the C3CM Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to that repurchase facility is projected to equal approximately $58,646,837. Proceeds received by C3CM in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from Wells Fargo Bank, each of the C3CM Mortgage Loans subject to such repurchase facility that are to be sold by C3CM to the depositor in connection with this securitization transaction, which Mortgage Loans will be transferred to the depositor free and clear of any liens. In addition, Wells Fargo Central Pacific Holdings, Inc., an affiliate of Wells Fargo Bank, Wells Fargo Commercial Mortgage Securities, Inc. and Wells Fargo Securities, LLC, holds a less than 10% indirect equity interest in C3CM, which is a sponsor and mortgage loan seller.

In the case of the repurchase facility provided to National Cooperative Bank, N.A., for which National Cooperative Bank, N.A.’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from such subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. None of the National Cooperative Bank, N.A. Mortgage Loans are subject to such repurchase facility or interim custodian arrangement.

In the case of the repurchase facility provided to Basis Real Estate Capital, Wells Fargo Bank has agreed to purchase Mortgage Loans from Basis Real Estate Capital on a revolving basis. The aggregate Cut-off Date Balance of the Basis Mortgage Loans that are (or, as of the Closing Date, are expected to be) subject to that repurchase facility is projected to equal approximately $24,364,845. Proceeds received by Basis Real Estate Capital in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank each of the Mortgage Loans subject to that repurchase facility that are to be sold by Basis Real Estate Capital to the depositor in connection with this securitization transaction, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

Additionally, C3CM, National Cooperative Bank, N.A. and Basis Real Estate Capital or a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to some or all of the Mortgage Loans that C3CM, National Cooperative Bank, N.A. and Basis Real Estate Capital will transfer to the depositor. This hedging arrangement will terminate in connection with the contribution of those Mortgage Loans to this securitization transaction.

As a result of the matters discussed above, this securitization transaction will reduce the economic exposure of Wells Fargo Bank to the Mortgage Loans that are to be transferred by Rialto Mortgage, C3CM, National Cooperative Bank, N.A. and Basis Real Estate Capital, respectively, to the depositor.

Barclays provides warehouse financing to RAIT CMBS Conduit II, LLC, an affiliate of RAIT Funding, LLC, an originator, through a repurchase facility. All of the mortgage loans intended to be included in the trust that RAIT Funding, LLC originated are subject to that repurchase facility and have an aggregate Cut-off Date Balance equal to approximately $13,800,000. Proceeds received by RAIT Funding, LLC will be applied, among other things, to reacquire the financed mortgage loans and to make payments to Barclays Bank PLC as the repurchase agreement counterparty.

Wells Fargo Bank is (or, as of the Closing Date, is expected to be) the interim custodian of the loan files for all of the Rialto Mortgage Loans, the C3CM Mortgage Loans and the Basis Real Estate Capital Mortgage Loans.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated or acquired by such mortgage loan sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering. In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose. The related mortgage loan sellers are solely responsible for the underwriting of their Mortgage Loans as well as the Mortgage Loan representations and warranties related thereto.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and Rialto Mortgage, each a sponsor, an originator and a mortgage loan seller, or certain affiliates of Rialto Mortgage, Wells Fargo Bank acts (from time to time) as primary servicer with respect to certain mortgage loans owned by Rialto Mortgage or such affiliates (subject, in some cases, to the repurchase facility described above), including, prior to their inclusion in the trust fund, some or all of the Rialto Mortgage Loans.

Pursuant to an interim servicing agreement between Barclays and certain of its affiliates, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Barclays and affiliates thereof, including, prior to their inclusion in the trust fund, some or all of the Barclays Mortgage Loans. Barclays is also a party to a custodial agreement with Wells Fargo Bank, pursuant to which Wells Fargo Bank acts as interim custodian with respect to the mortgage loan files for the mortgage loans Barclays is selling to the depositor for this securitization (other than any Non-Serviced Mortgage Loans).

Pursuant to an interim servicing agreement between Wells Fargo Bank and Basis Real Estate Capital, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts from time to time as primary servicer with respect to certain mortgage loans owned by Basis Real Estate Capital (subject to the repurchase facility described above) from time to time, including, prior to their inclusion in the trust fund, some or all of the Basis Mortgage Loans.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, which may include, prior to their inclusion in the issuing entity, some or all of the Mortgage Loans to be transferred to this securitization transaction by Wells Fargo Bank.

Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors (other than National Cooperative Bank, N.A.) to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

Barclays Bank PLC, a sponsor, originator and mortgage loan seller, is an affiliate of Barclays Capital Inc., one of the underwriters.

UBS Real Estate Securities Inc., a sponsor, originator and mortgage loan seller, is an affiliate of UBS Securities LLC, one of the underwriters.

SG Americas Securities, LLC, one of the underwriters, is an affiliate of Société Générale, a co-originator of The Mall at Rockingham Park Mortgage Loan.

National Cooperative Bank, N.A., a sponsor, is one of the mortgage loan sellers, one of the master servicers and one of the special servicers. National Cooperative Bank, N.A. is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to all of the National Cooperative Bank, N.A. Mortgage Loans, which have an aggregate Cut-off Date Balance of $57,777,140, representing approximately 5.6% of the Initial Pool Balance and such hedging arrangements will terminate with respect to such Mortgage Loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with the transfer of those Mortgage Loans pursuant to this securitization transaction.

With respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may, now or in the future, hold one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower.

Basis Real Estate Capital, a sponsor, a mortgage loan seller and an originator, is affiliates of the entity that (a) is anticipated to purchase the Class E, Class F and Class G Certificates on the Closing Date, and (b) is expected to be appointed as the initial directing certificateholder.

Wells Fargo Bank or an affiliate thereof holds the Pinnacle II Companion Loans with an aggregate principal balance as of the Cut-off Date of approximately $67,000,000, which Companion Loans may, but are not required to, be included in a future securitization or otherwise sold at any time.

Barclays Bank PLC or an affiliate thereof holds the Mall at Turtle Creek Companion Loan with a principal balance as of the Cut-off Date of approximately $29,822,638, which Companion Loan may, but is not required to, be included in a future securitization or otherwise sold at any time.

Société Générale or an affiliate thereof holds The Mall at Rockingham Park Non-Standalone Pari Passu Companion Loan with a principal balance as of the Cut-off Date of approximately $40,000,000, which is expected to be included in the SGCMS 2016-C5 securitization.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

CWCAM or an affiliate of CWCAM assisted BIG Real Estate Fund I, L.P. or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

Rialto Mortgage, a sponsor, a mortgage loan seller and an originator, is an affiliate of Rialto Capital Advisors, LLC, the special servicer under the BACM 2016-UBS10 Pooling and Servicing Agreement, which governs the servicing of the In-Rel 8 Whole Loan. Rialto Mortgage and Rialto Capital Advisors, LLC, are also affiliates of the entity that was appointed as the initial directing certificateholder under the BACM 2016-UBS10 Pooling and Servicing Agreement.

An affiliate of Rialto Mortgage holds the Kroger (Roundy’s) Distribution Center Companion Loan with a principal balance as of the Cut-off Date of approximately

$17,000,000, which Companion Loan may, but is not required to, be included in a future securitization or otherwise sold at any time.

Wilmington Trust, National Association, the trustee, is also the trustee under the BACM 2016-UBS10 Pooling and Servicing Agreement, which governs the servicing of the In-Rel 8 Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the applicable master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. Moreover, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates and the Class A-4FX regular interest remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates and the Class A-4FX regular interest were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the applicable master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates. In addition, although Realized Losses will not be directly allocated to the Class A-4FL and Class A-4FX certificates, losses allocated to the Class A-4FX regular interest will result in a corresponding pro rata reduction of the Certificate Balance of the Class A-4FL and Class A-4FX certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$785,060,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates and the Class A-4FX regular interest
Class X-B	$98,452,000	Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans— Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates (other than the Class A-4FL certificates), the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$785,060,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates and the Class A-4FX regular interest
Class X-B	$98,452,000	Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. A reduction in the Certificate Balance of the Class A-4FX regular interest will result in a corresponding pro rata reduction of the Certificate Balances of the Class A-4FL and Class A-4FX certificates.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of Offered Certificates that are Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

•	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 to this prospectus and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

•	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

•	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

•	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

•	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1 to this prospectus;

•	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

•	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

•	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the applicable master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

•	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

•	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

•	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

•	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

•	no Yield Maintenance Charges or Prepayment Premiums are collected;

•	one-month LIBOR on the Class A-4FL certificates will remain constant at 0.4820%;

•	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

•	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R Certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

•	distributions on the Offered Certificates are made on the 15th day of each month, commencing in August 2016; and

•	the Offered Certificates are settled with investors on July 28, 2016.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2017	84%	84%	84%	84%	84%
July 2018	65%	65%	65%	65%	65%
July 2019	43%	43%	43%	43%	43%
July 2020	15%	15%	15%	15%	15%
July 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.54	2.54	2.54	2.54	2.54

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2017	100%	100%	100%	100%	100%
July 2018	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.81	4.80	4.79	4.77	4.59

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2017	100%	100%	100%	100%	100%
July 2018	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	99%
July 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.76	9.71	9.66	9.60	9.40

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2017	100%	100%	100%	100%	100%
July 2018	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.88	9.88	9.87	9.84	9.60

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2017	100%	100%	100%	100%	100%
July 2018	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	98%	98%	98%	98%	98%
July 2022	76%	76%	76%	76%	76%
July 2023	53%	53%	53%	53%	53%
July 2024	29%	29%	29%	29%	29%
July 2025	4%	4%	4%	4%	4%
July 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.12	7.12	7.12	7.12	7.12

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2017	100%	100%	100%	100%	100%
July 2018	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.90	9.88	9.88	9.88	9.63

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2017	100%	100%	100%	100%	100%
July 2018	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.96	9.92	9.88	9.68

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
July 2017	100%	100%	100%	100%	100%
July 2018	100%	100%	100%	100%	100%
July 2019	100%	100%	100%	100%	100%
July 2020	100%	100%	100%	100%	100%
July 2021	100%	100%	100%	100%	100%
July 2022	100%	100%	100%	100%	100%
July 2023	100%	100%	100%	100%	100%
July 2024	100%	100%	100%	100%	100%
July 2025	100%	100%	100%	100%	100%
July 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.96	9.96	9.94	9.71

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from July 1, 2016 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (in 32nds, excluding accrued interest))
	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97-00	2.613%	2.614%	2.614%	2.615%	2.616%
98-00	2.194%	2.194%	2.195%	2.195%	2.196%
99-00	1.781%	1.781%	1.781%	1.782%	1.782%
100-00	1.374%	1.374%	1.374%	1.374%	1.374%
101-00	0.973%	0.973%	0.973%	0.973%	0.972%
102-00	0.578%	0.578%	0.577%	0.577%	0.576%
103-00	0.188%	0.188%	0.187%	0.187%	0.185%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (in 32nds, excluding accrued interest))
	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100-00	2.486%	2.486%	2.486%	2.486%	2.485%
101-00	2.265%	2.264%	2.264%	2.263%	2.254%
102-00	2.046%	2.045%	2.044%	2.042%	2.025%
103-00	1.829%	1.828%	1.826%	1.824%	1.799%
104-00	1.615%	1.614%	1.611%	1.608%	1.575%
105-00	1.403%	1.401%	1.399%	1.394%	1.354%
106-00	1.194%	1.192%	1.188%	1.183%	1.135%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (in 32nds, excluding accrued interest))
	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98-00	2.915%	2.916%	2.917%	2.918%	2.922%
99-00	2.795%	2.796%	2.796%	2.797%	2.799%
100-00	2.677%	2.677%	2.677%	2.677%	2.676%
101-00	2.560%	2.559%	2.559%	2.558%	2.555%
102-00	2.444%	2.443%	2.442%	2.440%	2.436%
103-00	2.329%	2.328%	2.326%	2.324%	2.317%
104-00	2.216%	2.214%	2.212%	2.209%	2.201%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (in 32nds, excluding accrued interest))
	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100-00	2.935%	2.935%	2.935%	2.935%	2.935%
101-00	2.818%	2.818%	2.818%	2.818%	2.815%
102-00	2.702%	2.702%	2.702%	2.701%	2.696%
103-00	2.588%	2.588%	2.587%	2.586%	2.579%
104-00	2.474%	2.474%	2.474%	2.472%	2.462%
105-00	2.362%	2.362%	2.361%	2.360%	2.347%
106-00	2.251%	2.251%	2.250%	2.249%	2.234%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (in 32nds, excluding accrued interest))
	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100-00	2.787%	2.787%	2.787%	2.787%	2.787%
101-00	2.631%	2.631%	2.631%	2.631%	2.631%
102-00	2.477%	2.477%	2.477%	2.477%	2.477%
103-00	2.324%	2.324%	2.324%	2.324%	2.324%
104-00	2.173%	2.173%	2.173%	2.173%	2.173%
105-00	2.024%	2.024%	2.024%	2.024%	2.024%
106-00	1.877%	1.877%	1.877%	1.877%	1.877%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (in 32nds, excluding accrued interest))
	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100-00	3.190%	3.190%	3.190%	3.190%	3.190%
101-00	3.072%	3.072%	3.072%	3.072%	3.069%
102-00	2.955%	2.954%	2.954%	2.954%	2.949%
103-00	2.839%	2.838%	2.838%	2.838%	2.830%
104-00	2.724%	2.723%	2.723%	2.723%	2.712%
105-00	2.611%	2.610%	2.610%	2.610%	2.596%
106-00	2.498%	2.497%	2.497%	2.497%	2.482%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (in 32nds, excluding accrued interest))
	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100-00	3.447%	3.447%	3.447%	3.447%	3.446%
101-00	3.327%	3.327%	3.327%	3.326%	3.324%
102-00	3.209%	3.209%	3.208%	3.207%	3.203%
103-00	3.092%	3.092%	3.091%	3.090%	3.083%
104-00	2.977%	2.976%	2.975%	2.973%	2.965%
105-00	2.863%	2.862%	2.860%	2.858%	2.848%
106-00	2.750%	2.749%	2.747%	2.745%	2.732%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (in 32nds, excluding accrued interest))
	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97-00	4.573%	4.573%	4.573%	4.574%	4.581%
98-00	4.445%	4.445%	4.445%	4.445%	4.450%
99-00	4.318%	4.318%	4.318%	4.318%	4.320%
100-00	4.192%	4.192%	4.192%	4.192%	4.192%
101-00	4.068%	4.068%	4.068%	4.068%	4.065%
102-00	3.946%	3.946%	3.946%	3.945%	3.940%
103-00	3.824%	3.824%	3.824%	3.824%	3.816%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (in 32nds, excluding accrued interest))
	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
14-04	4.750%	4.709%	4.661%	4.589%	4.179%
14-08	4.540%	4.499%	4.451%	4.379%	3.966%
14-12	4.333%	4.292%	4.243%	4.171%	3.756%
14-16	4.129%	4.088%	4.039%	3.966%	3.548%
14-20	3.928%	3.886%	3.837%	3.763%	3.344%
14-24	3.729%	3.687%	3.637%	3.563%	3.142%
14-28	3.532%	3.490%	3.440%	3.366%	2.942%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (in 32nds, excluding accrued interest))
	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
7-20	5.452%	5.448%	5.409%	5.367%	5.023%
7-24	5.088%	5.084%	5.045%	5.002%	4.654%
7-28	4.733%	4.728%	4.689%	4.646%	4.294%
8-00	4.386%	4.381%	4.341%	4.298%	3.943%
8-04	4.047%	4.042%	4.002%	3.958%	3.599%
8-08	3.715%	3.710%	3.670%	3.625%	3.263%
8-12	3.391%	3.386%	3.345%	3.300%	2.935%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) one or more classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates and the Class A-4FX regular interest (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and any other governing documents, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, the Class A-4FX regular interest, the Class A-4FX Regular Interest Distribution Account and the swap contract will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code. Accordingly, (a) the Class A-4FL certificates will evidence undivided beneficial interests in the swap contract and their percentage interest in the Class A-4FX regular interest and the proceeds thereof in the related sub account of the Class A-4FX Regular Interest Distribution Account, and (b) the Class A-4FX certificates will represent undivided beneficial interests in their percentage interest in the Class A-4FX regular interest and the related sub account of the Class A-4FX Regular Interest Distribution Account.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, twenty-four (24) of the Mortgaged Properties securing twenty-four (24) Mortgage Loans representing 11.8% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

For federal income tax purposes, the prepayment assumption used for determining the accrual of original issue discount and market discount, if any, and the amortization premium, if any, on the Certificates, shall be 0% CPP.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPP (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) ”interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the classes of interest-only Regular Interests, such as the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust

REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The applicable special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons” or “TMPs”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-

8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-4
Wells Fargo Securities, LLC	$31,618,274	$38,782,192	$175,165,000	$150,296,197
Barclays Capital Inc.	9,901,638	12,145,104	54,855,000	47,067,039
UBS Securities LLC	6,314,088	7,744,704	34,980,000	30,013,764
Academy Securities, Inc.	0	0	0	0
SG Americas Securities, LLC.	0	0	0	0
Total	$47,834,000	$58,672,000	$265,000,000	$227,377,000

Underwriter	Class A-SB	Class A-S	Class X-A	Class X-B
Wells Fargo Securities, LLC	$44,374,252	$45,638,745	$518,924,660	$65,076,772
Barclays Capital Inc.	13,896,324	14,292,315	162,507,420	20,379,564
UBS Securities LLC	8,861,424	9,113,940	103,627,920	12,995,664
Academy Securities, Inc.	0	0	0	0
SG Americas Securities, LLC.	0	0	0	0
Total	$67,132,000	$69,045,000	$785,060,000	$98,452,000

Underwriter	Class B	Class C
Wells Fargo Securities, LLC	$32,960,765	$32,116,007
Barclays Capital Inc.	10,322,055	10,057,509
UBS Securities LLC	6,582,180	6,413,484
Academy Securities, Inc.	0	0
SG Americas Securities, LLC.	0	0
Total	$49,865,000	$48,587,000

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 116.5% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from July 1, 2016, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor and mortgage loan seller and is also one of the master servicers, the swap counterparty, the certificate administrator, the custodian and the certificate registrar under this securitization. Barclays Capital Inc., one of the underwriters, is an affiliate of Barclays Bank PLC, which is a sponsor and mortgage loan seller. UBS Securities LLC, one of the underwriters, is an affiliate of UBS Real Estate Securities Inc., which is a sponsor and mortgage loan seller. SG Americas Securities, LLC, one of the underwriters, is an affiliate of Société Générale, a co-originator of The Mall at Rockingham Park Mortgage Loan.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of Barclays Capital Inc., which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering and affiliates of UBS Securities LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1)	the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank;

(2)	the payment by Rialto Mortgage or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in Wells Fargo Bank’s capacity as the purchaser under a repurchase agreement with Rialto Mortgage or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by Rialto Mortgage or an affiliate thereof under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to Rialto Mortgage in connection with the sale of those Mortgage Loans to the depositor by Rialto Mortgage;

(3)	the payment by the depositor to Barclays Bank PLC, an affiliate of Barclays Capital Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Barclays Bank PLC;

(4)	the payment by the depositor to UBS Real Estate Securities Inc., an affiliate of UBS Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by UBS Real Estate Securities Inc.;

(5)	the payment by C3CM or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in Wells Fargo Bank’s capacity as the purchaser under a repurchase agreement with C3CM or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by C3CM or an affiliate thereof under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to C3CM in connection with the sale of those Mortgage Loans to the depositor by C3CM; and

(6)	the payment by Basis Real Estate Capital or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in Wells Fargo Bank’s capacity as the purchaser under a repurchase agreement with Basis Real Estate Capital or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by Basis Real Estate Capital or an affiliate thereof under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to Basis Real Estate Capital in connection with the sale of those Mortgage Loans to the depositor by Basis Real Estate Capital.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Wells Fargo Securities, LLC, Barclays Capital Inc., UBS Securities LLC and SG Americas Securities, LLC have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, or by telephone at (704) 374-6161.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-206677) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

Prospective investors should note that the California Public Employees’ Retirement System, which is a governmental plan, owns an equity interest in the borrower under the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as The Mall at Rockingham Park, representing approximately 5.9% of the Initial Pool Balance, and that the Arizona State Retirement System, which is also a governmental plan, owns an equity interest in the Borrower under the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 as Storage City – Antioch, representing approximately 0.5% of the Initial Pool Balance. Persons who have an ongoing relationship with either of these governmental plans should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Offered Certificates.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC an individual prohibited transaction exemption, PTE 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,091 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, either master servicer, either special servicer, the swap counterparty, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicers, the special servicers and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, either master servicer, either special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Sidley Austin LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in July 2048. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment or (i) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on final feedback from those six NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Defined Terms

1
17g-5 Information Provider	387
1986 Act	552
1996 Act	530
2
2015 Budget Act	561
3
30/360 Basis	423
4
401(c) Regulations	572
A
AB Modified Loan	436
Acceptable Insurance Default	440
Acting General Counsel’s Letter	155
Actual/360 Basis	213
Actual/360 Loans	413
ADA	532
Additional Exclusions	439
Administrative Cost Rate	363
ADR	160
Advances	408
Affirmative Asset Review Vote	477
Annual Debt Service	160
Appraisal Institute	288
Appraisal Reduction Amount	432
Appraisal Reduction Event	431
Appraised Value	161
Appraised-Out Class	437
Assessment of Compliance	510
Asset Representations Reviewer Asset Review Fee	430
Asset Representations Reviewer Fee	430
Asset Representations Reviewer Fee Rate	430
Asset Representations Reviewer Termination Event	482
Asset Representations Reviewer Upfront Fee	430
Asset Review	479
Asset Review Notice	478
Asset Review Quorum	478
Asset Review Report	480
Asset Review Report Summary	480
Asset Review Standard	479
Asset Review Trigger	476
Asset Review Vote Election	477
Asset Status Report	450
Assumed Final Distribution Date	372
Assumed Scheduled Payment	365
Attestation Report	510
Available Funds	357
B
BACM 2016-UBS10 Certificate Administrator	253
BACM 2016-UBS10 Directing Certificateholder	255
BACM 2016-UBS10 Master Servicer	253
BACM 2016-UBS10 Pooling and Servicing Agreement	230, 253
BACM 2016-UBS10 Special Servicer	253
BACM 2016-UBS10 Trustee	253
Balloon Balance	161
Balloon LTV Ratio	165
Balloon Payment	165
Banking Act	155
Bankruptcy Code	523
Barclays	272
Barclays Data Tape	274
Barclays Mortgage Loans	274
Barclays Review Team	274
Barclays’ Qualification Criteria	275
Base Interest Fraction	371
Basis	321
Basis Data Tape	327
Basis Deal Team	327
Basis Investment	321
Basis Mortgage Loans	321
Basis Real Estate Capital	321
BBSG 2016-MRP Directing Holder	248
BBSG 2016-MRP Mortgage Trust	244
BBSG 2016-MRP Trust and Servicing Agreement	230
Beds	171
Borrower Party	380
Borrower Party Affiliate	380
Breach Notice	398
C
C(WUMP)O	19
C3CM	302
C3CM Mortgage Loans	302
C3MF	303
Cash Flow Analysis	161
CERCLA	530
Certificate Administrator/Trustee Fee	429

Certificate Administrator/Trustee Fee Rate	429
Certificate Balance	355
Certificate Owners	390
Certificateholder	381
Certificateholder Quorum	485
Certificateholder Repurchase Request	496
Certifying Certificateholder	392
C-III Capital Group	302
C-III Parent	302
Class A Certificates	354
Class A-4FX Regular Interest Distribution Account	413
Class A-SB Planned Principal Balance	366
Class X Certificates	354
Clearstream	389
Clearstream Participants	391
Closing Date	160, 264
CMAE	342
CMBS	61
Code	550
Collateral Deficiency Amount	436
Collection Account	412
Collection Period	358
Communication Request	392
Companion Distribution Account	412
Companion Holder	230
Companion Holders	230
Companion Loan Rating Agency	230
Companion Loans	158
Compensating Interest Payment	373
Complaint	333
Constant Prepayment Rate	542
Consultation Termination Event	464
Control Eligible Certificates	459
Control Termination Event	464
Controlling Class	459
Controlling Class Certificateholder	459
Controlling Companion Loan	230
Corrected Loan	450
CPP	542
CPR	542
CPY	542
CRE Loans	293
CREFC®	378
CREFC® Intellectual Property Royalty License Fee	431
CREFC® Intellectual Property Royalty License Fee Rate	431
CREFC® Reports	377
Cross-Over Date	361
CRR	137

Cumulative Appraisal Reduction Amount	436
Cure/Contest Period	480
Custodian	332
Cut-off Date	158
Cut-off Date Balance	162
Cut-off Date Loan-to-Value Ratio	163
Cut-off Date LTV Ratio	163
CWCAM	342
D
D or @%(#)	167
D or GRTR of @% or YM(#)	167
D or YM(#)	167
D(#)	166
Debt Service Coverage Ratio	164
Defaulted Loan	456
Defeasance Deposit	216
Defeasance Loans	216
Defeasance Lock-Out Period	216
Defeasance Option	216
Definitive Certificate	388
Delinquent Loan	477
Depositaries	389
Determination Date	356
Diligence File	395
Directing Certificateholder	458
Disclosable Special Servicer Fees	428
Discount Rate	371
Dispute Resolution Consultation	498
Dispute Resolution Cut-off Date	497
Distribution Accounts	412
Distribution Date	356
Distribution Date Statement	378
District Court	333
Dodd-Frank Act	138
DOL	570
DSCR	164
DST	190
DTC	388
DTC Participants	389
DTC Rules	390
Due Date	212, 358
Due Diligence Requirement	137
E
EDGAR	568
EEA	137
Effective Gross Income	161
Eligible Asset Representations Reviewer	481
Eligible Operating Advisor	471

Enforcing Party	496
Enforcing Servicer	496
EPA	192
ESA	191
Escrow/Reserve Mitigating Circumstances	278
Euroclear	389
Euroclear Operator	391
Euroclear Participants	391
Excess Modification Fee Amount	425
Excess Modification Fees	423
Excess Prepayment Interest Shortfall	374
Exchange Act	264
Excluded Controlling Class Holder	380
Excluded Controlling Class Loan	381
Excluded Information	381
Excluded Loan	381
Excluded Plan	572
Excluded Special Servicer	485
Excluded Special Servicer Loan	485
Exemption	570
Exemption Rating Agency	570
F
FATCA	562
FDIA	154
FDIC	154, 349
FETL	21
FIEL	21
Final Asset Status Report	468
Final Dispute Resolution Election Notice	498
Financial Promotion Order	18
FINRA	567
FIRREA	156
Fitch	336, 508
Fortress	342
FPO Persons	18
FSCMA	21
FSMA	18
Funds	349
G
Gain-on-Sale Reserve Account	413
Garn Act	531
GLA	164
Government Securities	214
Grantor Trust	356, 550
GRTR of @% or YM(#)	167

H
High Net Worth Companies, Unincorporated Associations, Etc.	18
I
Indirect Participants	389
Initial Pool Balance	158
Initial Requesting Certificateholder	496
In-Place Cash Management	164
In-Rel 8 Companion Loan	253
In-Rel 8 Intercreditor Agreement	253
In-Rel 8 Mortgage Loan	253
In-Rel 8 Non-Directing Holders	255
In-Rel 8 Noteholders	253
In-Rel 8 Promissory Note A-2	253
In-Rel 8 Promissory Note A-3	253
In-Rel 8 Whole Loan	253
Insolvency Act	155
Insurance and Condemnation Proceeds	412
Intercreditor Agreement	230
Interest Accrual Amount	364
Interest Accrual Period	364
Interest Distribution Amount	364
Interest Reserve Account	413
Interest Shortfall	364
Interested Person	457
Investor Certification	381
K
KBRA	508
Kroger (Roundy’s) Distribution Center Companion Loan	233
Kroger (Roundy’s) Distribution Center Directing Holder	235
Kroger (Roundy’s) Distribution Center Intercreditor Agreement	233
Kroger (Roundy’s) Distribution Center Mortgage Loan	233
Kroger (Roundy’s) Distribution Center Non-Controlling Noteholder	236
Kroger (Roundy’s) Distribution Center Noteholders	233
Kroger (Roundy’s) Distribution Center Whole Loan	233
L
L(#)	166
Lennar	349
LIBOR	112
Liquidation Fee	425
Liquidation Proceeds	412
Loan Per Unit	164

Loan-Specific Directing Certificateholder	459
Lock-out Period	214
Loss of Value Payment	399
Lower-Tier Regular Interests	550
Lower-Tier REMIC	356, 550
LTV Ratio	162
LTV Ratio at Maturity	165
M
MAI	401
Major Decision	460
Mall at Turtle Creek Companion Loan	238
Mall at Turtle Creek Directing Holder	241
Mall at Turtle Creek Intercreditor Agreement	238
Mall at Turtle Creek Mortgage Loan	238
Mall at Turtle Creek Non-Directing Holder	241
Mall at Turtle Creek Noteholders	238
Mall at Turtle Creek Whole Loan	238
MAS	20
Master Servicer Decision	442
Master Servicer Remittance Date	407
Material Defect	398
Maturity Date Balloon Payment	165
MLPA	393
Modification Fees	423
Moody’s	336, 508
Morningstar	336
Mortgage	159
Mortgage File	393
Mortgage Loans	158
Mortgage Note	159
Mortgage Pool	158
Mortgage Rate	363
Mortgaged Property	159
N
National Cooperative Bank, N.A. Data Tape	319
National Cooperative Bank, N.A. Deal Team	318
National Cooperative Bank, N.A. Mortgage Loans	314
Net Mortgage Rate	363
Net Operating Income	165
NFA	567
NI 33-105	22
NOI Date	165
Nonrecoverable Advance	409
Non-Serviced Certificate Administrator	231

non-serviced companion loan	48
Non-Serviced Companion Loan	231
non-serviced companion loans	48
Non-Serviced Directing Certificateholder	231
Non-Serviced Master Servicer	231
non-serviced mortgage loan	48
Non-Serviced Mortgage Loan	231
Non-Serviced PSA	231
Non-Serviced Special Servicer	231
Non-Serviced Subordinate Companion Loan	231
Non-Serviced Trustee	231
non-serviced whole loan	48
Non-Serviced Whole Loan	232
Non-U.S. Person	562
Note Principal Balance	247
Notional Amount	356
NRA	165
NRSRO	379
NRSRO Certification	382
O
O(#)	166
OCC	285
Occupancy As Of Date	166
Occupancy Rate	165
Offered Certificates	355
OID Regulations	554
OLA	155
Operating Advisor Consulting Fee	429
Operating Advisor Expenses	430
Operating Advisor Fee	429
Operating Advisor Fee Rate	429
Operating Advisor Standard	470
Operating Advisor Termination Event	473
Other Master Servicer	232
Other PSA	232
P
P&I Advance	407
Pads	171
Par Purchase Price	455
Pari Passu Companion Loans	158
Pari Passu Mortgage Loan	232
Participants	389
Parties in Interest	569
Pass-Through Rate	362
Patriot Act	534
PCIS Persons	18
Pentalpha Surveillance	352
Percentage Interest	357

Periodic Payments	357
Permitted Investments	357, 414
Permitted Special Servicer/Affiliate Fees	428
Pinnacle II Companion Loans	258
Pinnacle II Control Note Securitization Date	258
Pinnacle II Controlling Companion Loan	258
Pinnacle II Directing Holder	261
Pinnacle II Intercreditor Agreement	258
Pinnacle II Non-Controlling Companion Loan	258
Pinnacle II PSA	258
Pinnacle II Whole Loan	258
PIPs	195
PL	289
Plans	569
PML	289, 307
PRC	19
Preliminary Dispute Resolution Election Notice	497
Prepayment Assumption	555
Prepayment Interest Excess	373
Prepayment Interest Shortfall	373
Prepayment Premium	371
Prepayment Provisions	166
Prime Rate	411
Principal Balance Certificates	355
Principal Distribution Amount	364
Principal Shortfall	366
Privileged Information	472
Privileged Information Exception	472
Privileged Person	379
Pro Rata and Pari Passu Basis	247
Pro Rata Share	247
Professional Investors	19
PROFESSIONAL INVESTORS	19
Prohibited Prepayment	374
Promotion of Collective Investment Schemes Exemptions Order	18
Proposed Course of Action	497
Proposed Course of Action Notice	497
Prospectus	19
Prospectus Directive	17
PSA	354
PSA Party Repurchase Request	496
PTCE	572
Purchase Price	400
Q
Qualification Criteria	272, 293, 299
Qualified Investor	17

Qualified Investors	17
Qualified Replacement Special Servicer	486
Qualified Substitute Mortgage Loan	400
R
RAC No-Response Scenario	507
RAIT	280
Rated Final Distribution Date	372
Rating Agencies	508
Rating Agency Confirmation	508
RCM	349
REA	70
Realized Loss	376
REC	192
Record Date	356
Registration Statement	568
Regular Certificates	355
Regular Interestholder	553
Regular Interests	550
Regulation AB	510
Reimbursement Rate	411
Related Proceeds	410
Release Date	216
Relevant Member State	16
Relevant Persons	18
Relief Act	533
Remaining Term to Maturity	167
REMIC	550
REMIC Regulations	550
REO Account	413
REO Loan	367
REO Property	450
Repurchase Request	496
Requesting Certificateholder	498
Requesting Holders	437
Requesting Investor	392
Requesting Party	507
Requirements	533
Residual Certificates	355
Resolution Failure	496
Resolved	496
Restricted Group	570
Restricted Party	472
Retention Requirement	137
Review Materials	478
RevPAR	167
RFT	280
Rialto	349
Rialto Mortgage	265
Rialto Mortgage Data Tape	271
Rialto Mortgage Loans	265
Rialto Mortgage Review Team	270
RMBS	332

Rooms	171
Rule 15Ga-1 Reporting Period	293
Rule 17g-5	382
S
S&P	336
Scheduled Principal Distribution Amount	365
SEC	264
Securities Act	510
Securitization Accounts	354, 413
SEL	289
Senior Certificates	355
serviced companion loan	48
Serviced Companion Loan	232
Serviced Mortgage Loan	232
Serviced Pari Passu Companion Loan	232
Serviced Pari Passu Companion Loan Securities	489
Serviced Pari Passu Mortgage Loan	232
serviced whole loan	48
Serviced Whole Loan	232
Servicer Termination Event	488
Servicing Advances	408
Servicing Fee	421
Servicing Fee Rate	421
servicing shift master servicer	48
servicing shift mortgage loan	48
Servicing Shift Mortgage Loan	232
servicing shift pooling and servicing agreement	48
Servicing Shift PSA	258
Servicing Shift PSA	232
servicing shift securitization date	48
Servicing Shift Securitization Date	232
servicing shift special servicer	48
servicing shift whole loan	48
Servicing Shift Whole Loan	232, 258
Servicing Standard	405
SF	167
SFA	20
SFO	19
Similar Law	569
Similar Requirements	137
SIPC	567
SMMEA	573
Special Servicing Fee	424
Special Servicing Fee Rate	424
Specially Serviced Loans	447
Sq. Ft.	167
Square Feet	167
Startup Day	551
Stated Principal Balance	366

STRUCTURED PRODUCT	19
Structuring Assumptions	543
Subject Loan	430
Subordinate Certificates	355
Subordinate Companion Loan	158, 233
Subordinate LOC	76, 174
Sub-Servicing Agreement	406
T
T-12	167
tax matters persons	561
Term to Maturity	167
Terms and Conditions	391
Tests	479
The Mall at Rockingham Park Companion Loans	243
The Mall at Rockingham Park Controlling Note	243
The Mall at Rockingham Park Intercreditor Agreement	244
The Mall at Rockingham Park Major Decision	249
The Mall at Rockingham Park Mortgage Loan	243
The Mall at Rockingham Park Mortgaged Property	243
The Mall at Rockingham Park Non-Standalone Pari Passu Companion Loan	243
The Mall at Rockingham Park Noteholders	244
The Mall at Rockingham Park Notes	244
The Mall at Rockingham Park Pari Passu Companion Loans	243
The Mall at Rockingham Park Senior Notes	243
The Mall at Rockingham Park Standalone Companion Loans	244
The Mall at Rockingham Park Standalone Pari Passu Companion Loans	243
The Mall at Rockingham Park Subordinate Companion Loan Holders	245
The Mall at Rockingham Park Subordinate Companion Loans	243
The Mall at Rockingham Park Whole Loan	244
Title V	532
TMPs	561
Total Operating Expenses	161
TRIPRA	97
Trust	330

Trust REMICs	356, 550
TTM	167
U
U.S. Person	562
U/W DSCR	164
U/W Expenses	167
U/W NCF	167
U/W NCF Debt Yield	170
U/W NCF DSCR	164, 170
U/W NOI	170
U/W NOI Debt Yield	171
U/W NOI DSCR	171
U/W Revenues	171
UBSRES	296
UBSRES Data Tape	298
UBSRES Deal Team	297
UBSRES Mortgage Loans	297
UCC	337, 518
Uncovered Amount	416
Underwriter Entities	121
Underwriting Agreement	565
Underwritten Debt Service Coverage Ratio	164
Underwritten Expenses	167
Underwritten NCF	167
Underwritten NCF Debt Yield	170
Underwritten Net Cash Flow	167
Underwritten Net Cash Flow Debt Service Coverage Ratio	170
Underwritten Net Operating Income	170
Underwritten Net Operating Income Debt Service Coverage Ratio	171
Underwritten NOI	170

Underwritten NOI Debt Yield	171
Underwritten Revenues	171
Units	171
Unscheduled Principal Distribution Amount	365
Unsolicited Information	479
Upper-Tier REMIC	356, 550
V
Value Co-op Basis	229
Volcker Rule	138
Voting Rights	388
W
WAC Rate	363
Wachovia Bank	285
Weighted Average Mortgage Rate	172
Weighted Averages	172
Wells Fargo Bank	285
Wells Fargo Bank Data Tape	292
Wells Fargo Bank Deal Team	291
Whole Loan	158
Withheld Amounts	413
Workout Fee	424
Workout Fee Rate	424
Workout-Delayed Reimbursement Amount	411
WTNA	330
Y
Yield Maintenance Charge	372
YM(#)	166

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address(2)	City	State	Zip Code	General Property Type(3)	Specific Property Type	Year Built	Year Renovated	Number of Units(3)	Unit of Measure	Cut-off Date Balance Per Unit/SF(4)
1	Epps Bridge Centre	RMF		1791 Oconee Connector	Athens	GA	30606	Retail	Anchored	2013		336,554	Sq. Ft.	192
2	The Mall at Rockingham Park	Barclays		99 Rockingham Park Boulevard	Salem	NH	03079	Retail	Regional Mall	1991	2015	540,867	Sq. Ft.	263
3	Kroger (Roundy’s) Distribution Center	RMF		1111 Delafield Road	Oconomowoc	WI	53066	Industrial	Warehouse	2004		1,093,756	Sq. Ft.	70
4	Marriott Indianapolis North	RMF		3645 River Crossing Parkway	Indianapolis	IN	46240	Hospitality	Full Service	1998	2016	315	Rooms	170,915
5	Mall at Turtle Creek	Barclays		3000 East Highland Drive	Jonesboro	AR	72401	Retail	Regional Mall	2006		329,398	Sq. Ft.	218
6	In-Rel 8	UBSRES		Various	Various	Various	Various	Various	Various	Various	Various	1,478,687	Sq. Ft.	62
6.01	Lynnfield Park	UBSRES		1255-1755 Lynnfield Road	Memphis	TN	38119	Office	Suburban	1974	2012	280,829	Sq. Ft.
6.02	Chase Tower	UBSRES		201 East Main Street	Lexington	KY	40507	Office	CBD	1973	2012	237,892	Sq. Ft.
6.03	50 Penn Place	UBSRES		1900 Northwest Expressway	Oklahoma City	OK	73118	Mixed Use	Office/Retail	1974	2012	320,957	Sq. Ft.
6.04	I-Bank Tower	UBSRES		5050 Poplar Avenue	Memphis	TN	38117	Office	Suburban	1967	2012	275,566	Sq. Ft.
6.05	4100 Okeechobee	UBSRES		4100 Okeechobee Boulevard	West Palm Beach	FL	33409	Office	Suburban	1971	2013	50,155	Sq. Ft.
6.06	Center Point	UBSRES		1671-1691 Center Point Parkway	Center Point	AL	35215	Retail	Anchored	1990		148,275	Sq. Ft.
6.07	Bainbridge Mall	UBSRES		1400 East Shotwell Street	Bainbridge	GA	39819	Retail	Anchored	1975		129,076	Sq. Ft.
6.08	Plantation Merch. Mart	UBSRES		4301 West Sunrise Boulevard	Plantation	FL	33313	Retail	Unanchored	1987		35,937	Sq. Ft.
7	River Park Shopping Center	WFB		1203-1683 West Imola Avenue	Napa	CA	94559	Retail	Anchored	1972	2015	108,639	Sq. Ft.	237
8	University Towers Owners Corp.	NCB		100 York Street, 379 George Street and 390 George Street	New Haven	CT	06511	Multifamily	Cooperative	1958	2004	238	Units	107,563
9	DoubleTree Overland Park	UBSRES		10100 College Boulevard	Overland Park	KS	66210	Hospitality	Full Service	1982	2016	356	Rooms	70,225
10	ExchangeRight Net Leased Portfolio 12	Barclays		Various	Various	Various	Various	Various	Various	Various	Various	243,830	Sq. Ft.	102
10.01	Kroger - Hamilton	Barclays		1450 South Erie Boulevard	Hamilton	OH	45011	Retail	Single Tenant	2006		77,154	Sq. Ft.
10.02	Walgreens - Fort Worth	Barclays		4200 East Lancaster Avenue	Fort Worth	TX	76103	Retail	Single Tenant	2003		14,490	Sq. Ft.
10.03	Tractor Supply - Woods Cross	Barclays		1533 South 1800 West	Woods Cross	UT	84087	Retail	Single Tenant	2015		21,930	Sq. Ft.
10.04	Fresenius Dialysis Center - Nashville	Barclays		1001 Riverside Drive	Nashville	TN	37206	Office	Medical	1966	2015	8,790	Sq. Ft.
10.05	Advance Auto Parts - Steubenville	Barclays		201 North 7th Street	Steubenville	OH	43056	Retail	Single Tenant	2015		6,889	Sq. Ft.
10.06	Dollar General - Hamilton	Barclays		1425 Millville Avenue	Hamilton	OH	45013	Retail	Single Tenant	2012		9,100	Sq. Ft.
10.07	Dollar General - Cincinnati	Barclays		940 West North Bend Road	Cincinnati	OH	45224	Retail	Single Tenant	2012		9,026	Sq. Ft.
10.08	Dollar General - Denham Springs	Barclays		31163 LA Highway 16	Denham Springs	LA	70726	Retail	Single Tenant	2015		9,026	Sq. Ft.
10.09	Dollar General - Hickory (US Highway 70)	Barclays		536 US Highway 70 Southwest	Hickory	NC	28602	Retail	Single Tenant	2011		9,002	Sq. Ft.
10.10	Dollar General - Hammond	Barclays		42700 Happywoods Road	Hammond	LA	70403	Retail	Single Tenant	2013		9,026	Sq. Ft.
10.11	Family Dollar - Baton Rouge	Barclays		3815 Choctoaw Drive	Baton Rouge	LA	70805	Retail	Single Tenant	2016		9,327	Sq. Ft.
10.12	Dollar General - Hickory (Lenoir Rhyne Boulevard)	Barclays		901 Lenoir Rhyne Boulevard	Hickory	NC	28602	Retail	Single Tenant	2012		9,002	Sq. Ft.
10.13	Advance Auto Parts - Greenville	Barclays		1264 South Pleasantburg Drive	Greenville	SC	29605	Retail	Single Tenant	2011		7,000	Sq. Ft.
10.14	Dollar General - Gastonia	Barclays		4016 South York Road	Gastonia	NC	28052	Retail	Single Tenant	2012		9,100	Sq. Ft.
10.15	Napa Auto Parts - Freeport	Barclays		1689 South Hance Drive	Freeport	IL	61032	Retail	Single Tenant	2011		4,938	Sq. Ft.
10.16	Napa Auto Parts - Belvidere	Barclays		1200 Old Beloit Road	Belvidere	IL	61008	Retail	Single Tenant	2011		4,904	Sq. Ft.
10.17	Dollar General - Alorton	Barclays		5801 Bond Avenue	Alorton	IL	62207	Retail	Single Tenant	2011		9,026	Sq. Ft.
10.18	Dollar General - Dupo	Barclays		110 Transpoint Drive	Dupo	IL	62239	Retail	Single Tenant	2010		9,100	Sq. Ft.
10.19	Advance Auto Parts - Heath	Barclays		744 Hebron Road	Heath	OH	43056	Retail	Single Tenant	1997	2011	7,000	Sq. Ft.
11	Barber Self Storage	RMF		2424 Castleton Commerce Way	Virginia Beach	VA	23456	Self Storage	Self Storage	2008		390,380	Sq. Ft.	63
12	San Fernando Value Square	WFB		12920, 12940, 12980 Foothill Boulevard	Sylmar	CA	91342	Retail	Anchored	1987		118,611	Sq. Ft.	199
13	Eagle Square	RMF		623 Atwells Avenue	Providence	RI	02909	Mixed Use	Medical Office/Retail	1866	2004	105,724	Sq. Ft.	205
14	Pinnacle II	WFB		3300 West Olive Avenue	Burbank	CA	91505	Office	CBD	2005		230,000	Sq. Ft.	378
15	Berkshire Corporate Center	Barclays		2300 Berkshire Lane North	Plymouth	MN	55441	Industrial	Flex	1969	2001	243,993	Sq. Ft.	73
16	Shoppes at Westown	RMF		357-693 Middletown-Warwick Road	Middletown	DE	19709	Retail	Anchored	2015		80,663	Sq. Ft.	198
17	Stone Manor	Barclays		2600 - 2700 Kelly Road	Warrington Township	PA	18976	Office	Suburban	2004		121,535	Sq. Ft.	122
18	Corporate Park Office Portfolio	RMF		10701 and 10707 Corporate Drive	Stafford	TX	77477	Office	Suburban	1980		185,965	Sq. Ft.	75
19	North Park Shopping Center	Basis		9616 North Lamar Boulevard	Austin	TX	78753	Retail	Unanchored	1980	1989	110,049	Sq. Ft.	126
20	Center Court Apartments	RMF		4881 Kingshill Drive	Columbus	OH	43229	Multifamily	Garden	1974	2015	330	Units	40,000
21	California Plaza	WFB		2180 Harvard Street	Sacramento	CA	95815	Office	Suburban	1991		155,446	Sq. Ft.	83
22	CubeSmart Portfolio III	CIIICM		Various	Various	Various	Various	Self Storage	Self Storage	Various		156,470	Sq. Ft.	80
22.01	CubeSmart Lake Worth	CIIICM		3969 Boat Club Road	Lake Worth	TX	76135	Self Storage	Self Storage	2000		62,950	Sq. Ft.
22.02	CubeSmart Chattanooga	CIIICM		1346 Hickory Valley Road	Chattanooga	TN	37421	Self Storage	Self Storage	2003		54,435	Sq. Ft.
22.03	CubeSmart Tyler	CIIICM		5701 Old Bullard Road	Tyler	TX	75703	Self Storage	Self Storage	2004		39,085	Sq. Ft.
23	Courtyard Marriott Madeira Beach	CIIICM		601 American Legion Drive	Madeira Beach	FL	33708	Hospitality	Limited Service	2015		91	Rooms	135,975
24	Shellmound Office Building	UBSRES		6601-6603 Shellmound Street	Emeryville	CA	94608	Office	CBD	1960	2004	63,406	Sq. Ft.	195
25	Hulen Fashion Center	UBSRES		5200-5238 South Hulen Street	Fort Worth	TX	76132	Retail	Anchored	1985		180,621	Sq. Ft.	67
26	Tharp Portfolio II	CIIICM		Various	Various	IN	Various	Various	Various	Various	Various	93,202	Sq. Ft.	123
26.01	Granger Shopping Center	CIIICM		12544 Indiana 23	Granger	IN	46530	Retail	Anchored	1997		17,772	Sq. Ft.
26.02	Belter Shopping Center	CIIICM		405 East Freeland Road	Greensburg	IN	47240	Retail	Shadow Anchored	2000		18,816	Sq. Ft.
26.03	Oaklandon Center	CIIICM		6308 Oaklandon Road	Indianapolis	IN	46236	Retail	Shadow Anchored	1988		10,510	Sq. Ft.
26.04	Shadeland Office	CIIICM		6910 North Shadeland Avenue	Indianapolis	IN	46220	Office	Suburban	1978	2005	23,598	Sq. Ft.
26.05	South East Street Center	CIIICM		1104 South East Street	Indianapolis	IN	46225	Retail	Unanchored	1989;2002		8,650	Sq. Ft.
26.06	Allisonsville Plasma	CIIICM		2750 East 46th Street	Indianapolis	IN	46205	Office	Medical	2015		10,356	Sq. Ft.
26.07	Aspen Dental Crawfordsville	CIIICM		1573 South Washington Street	Crawfordsville	IN	47933	Office	Medical	2016		3,500	Sq. Ft.
27	So Cal Self Storage - Pasadena, CA	WFB		2581 East Colorado Boulevard	Pasadena	CA	91107	Self Storage	Self Storage	2002		77,710	Sq. Ft.	148
28	Illini Stor-It Portfolio	RMF		Various	Various	IL	Various	Self Storage	Self Storage	Various		249,029	Sq. Ft.	44
28.01	Staley	RMF		606 South Staley Road	Champaign	IL	61820	Self Storage	Self Storage	1993		124,489	Sq. Ft.
28.02	West	RMF		2809 Lager Drive	Champaign	IL	61822	Self Storage	Self Storage	1985		57,690	Sq. Ft.
28.03	Bondville	RMF		205 East Chestnut Street	Bondville	IL	61815	Self Storage	Self Storage	2004		28,050	Sq. Ft.
28.04	North	RMF		611 West Kenyon Road	Champaign	IL	61820	Self Storage	Self Storage	2001		38,800	Sq. Ft.
29	The Riley Center	RMF		3530 West Shore Drive	Holland	MI	49424	Retail	Anchored	2006	2015	97,829	Sq. Ft.	110
30	Fairfield Inn & Suites - Carlsbad	UBSRES		1929 Palomar Oaks Way	Carlsbad	CA	92011	Hospitality	Limited Service	2015		100	Rooms	104,000
31	Fairfield Inn & Suites - Norco	UBSRES		3441 Hammer Avenue	Norco	CA	92860	Hospitality	Limited Service	2014		96	Rooms	104,167
32	Hilton Home2 Suites Pittsburgh	Barclays		1401 Cranberry Woods Drive	Cranberry Township	PA	16066	Hospitality	Extended Stay	2014		79	Rooms	117,074
33	Hilton Garden Inn - Lake Mary, FL	Barclays		705 Currency Circle	Lake Mary	FL	32746	Hospitality	Limited Service	1998	2014	123	Rooms	73,088
34	473-479 Sumner Ave / 341 & 345 Amherst St	Barclays		Various	Various	Various	Various	Retail	Unanchored	Various	Various	50,861	Sq. Ft.	173
34.01	341 & 345 Amherst St	Barclays		341 & 345 Amherst Street	Nashua	NH	03063	Retail	Unanchored	2007	2013	29,710	Sq. Ft.
34.02	473-479 Sumner Ave	Barclays		473-479 Sumner Avenue	Springfield	MA	01104	Retail	Unanchored	1954	2014	21,151	Sq. Ft.
35	Holiday Inn & Suites Lima	RMF		803 South Leonard Avenue	Lima	OH	45804	Hospitality	Full Service	2009		116	Rooms	75,862
36	Arrowhead Creekside Medical Office	Barclays		7200 West Bell Road	Glendale	AZ	85308	Office	Medical	1998	2006	69,858	Sq. Ft.	117
37	TownePlace Suites Newark	RMF		410 Eagle Run Road	Newark	DE	19702	Hospitality	Extended Stay	2000	2015	72	Rooms	113,758
38	Radisson Colorado Springs	Barclays		1645 North Newport Road	Colorado Springs	CO	80916	Hospitality	Full Service	1985	2016	200	Rooms	40,666
39	Omni Business Park	WFB		3660, 3675, 3681-3699, 3700, & 3711-3729 Corporate Drive	Columbus	OH	43231	Mixed Use	Office/Industrial	1980	2012	165,842	Sq. Ft.	45
40	Hilton Garden Inn W. I65 Airport Blvd.	RMF		828 West I 65 Service Road South	Mobile	AL	36609	Hospitality	Limited Service	2008	2013	101	Rooms	74,018
41	East Street Trading Center	WFB		215 & 801 East 8th Street	Frederick	MD	21701	Industrial	Flex	1946	1974	165,926	Sq. Ft.	45
42	Solon Place Apartments	RMF		1000 Solon Place Way	Waxahachie	TX	75165	Multifamily	Garden	1985		120	Units	61,000
43	5055 East Washington Street	WFB		5055 East Washington Street	Phoenix	AZ	85034	Office	Suburban	2008		51,809	Sq. Ft.	140
44	Comfort Suites at Kennesaw State University	UBSRES		3366 Busbee Drive Northwest	Kennesaw	GA	30144	Hospitality	Limited Service	2008		69	Rooms	90,580
45	Lakefront Lofts	RMF		667-689 North Clinton Street	Syracuse	NY	13204	Multifamily	Low Rise	1890	2006	51	Units	121,569
46	Captive Plastics Warehouse	WFB		2732 62nd Street Court	Bettendorf	IA	52722	Industrial	Warehouse	1998	2005	163,360	Sq. Ft.	37
47	Hawthorn Suites Dearborn	Barclays		5777 Southfield Freeway	Dearborn	MI	48228	Hospitality	Extended Stay	1988	2013	128	Rooms	46,950
48	Taylor Park Townhomes	UBSRES		11201 & 11400 Elm Street	Taylor	MI	48180	Multifamily	Garden	1968		235	Units	25,499
49	Avon Self-Storage	RMF		850 Nottingham Road	Avon	CO	81620	Self Storage	Self Storage	1989		28,502	Sq. Ft.	208
50	Rangeline Self-Storage	Barclays		5821 Rangeline Road	Theodore	AL	36582	Self Storage	Self Storage	1995		697	Units	8,214
51	Storage City - Antioch	WFB		2100 A Street	Antioch	CA	94509	Self Storage	Self Storage	1999		61,035	Sq. Ft.	92
52	Courtyard Orlando East - UCF	WFB		12000 Collegiate Way	Orlando	FL	32817	Hospitality	Limited Service	1997	2014	123	Rooms	45,420
53	Fairfield Views Inc. a/k/a Fairfield Views, Inc.	NCB		3103 Fairfield Avenue	Bronx	NY	10463	Multifamily	Cooperative	1948	1996	107	Units	51,322
54	Holiday Inn Express Rochester / Greece	UBSRES		1635 West Ridge Road	Rochester	NY	14615	Hospitality	Limited Service	1985	2007	86	Rooms	63,300
55	Fox Hunt Apartments	UBSRES		2095 Valley Green Drive	Kettering	OH	45440	Multifamily	Garden	1970		250	Units	21,571
56	Madison Court Apartment Corp.	NCB		1787 Madison Avenue a/k/a 1783-1795 Madison Avenue a/k/a 50 East 118th Street	New York	NY	10035	Multifamily	Cooperative	2002		95	Units	55,263
57	Interlaken Owners, Inc.	NCB		See Footnote (2)	Eastchester	NY	10709	Multifamily	Cooperative	1939	NAV	517	Units	9,671
58	Kenny Centre	Barclays		4497-4503 Kenny Road	Columbus	OH	43220	Retail	Unanchored	1971		95,761	Sq. Ft.	52
59	Quality Inn & Suites - Sulphur	Basis		320 South Cities Service Highway	Sulphur	LA	70663	Hospitality	Limited Service	1997	2009	80	Rooms	62,500
60	Bond Street Portfolio	WFB		Various	Various	Various	Various	Retail	Unanchored	2015		18,008	Sq. Ft.	278
60.01	Monroe Center	WFB		2319 West Roosevelt Boulevard	Monroe	NC	28110	Retail	Unanchored	2015		10,000	Sq. Ft.
60.02	952 Lake Murray Boulevard	WFB		952 Lake Murray Boulevard	Irmo	SC	29063	Retail	Unanchored	2015		8,008	Sq. Ft.
61	B.S.L. One Owners Corporation a/k/a B.S.L. One Owners Corp.	NCB		10-20 Bay Street Landing	Staten Island	NY	10301	Multifamily	Cooperative	1909	1994	124	Units	39,887
62	Bienville Towers Apartments	RMF		2100 College Drive	Baton Rouge	LA	70808	Multifamily	Garden	1972	2013	136	Units	36,029
63	51 East Green Apartments	Barclays		51 East Green Street	Champaign	IL	61820	Multifamily	Student Housing	2003		30	Units	162,056
64	Lake Mead Gateway Plaza	RMF		110-170 North Boulder Highway	Henderson	NV	89115	Retail	Shadow Anchored	2005		19,721	Sq. Ft.	243
65	Quality Inn Olympic National Park	UBSRES		134 River Road	Sequim	WA	98382	Hospitality	Limited Service	2006		60	Rooms	76,667
66	Comfort Inn Sylva	RMF		1235 East Main Street	Sylva	NC	28779	Hospitality	Limited Service	2014		77	Rooms	56,433
67	Laurel Springs Apartments	RMF		20 Old Yellow Springs Road	Fairborn	OH	45324	Multifamily	Garden	1971		128	Units	31,641
68	Arizona Storage Company	RMF		40675 West Honeycutt Road	Maricopa	AZ	85138	Self Storage	Self Storage	2007		70,470	Sq. Ft.	55
69	Rimrock Plaza	WFB		2545 Central Avenue	Billings	MT	59102	Retail	Anchored	1989		51,486	Sq. Ft.	71
70	Park Hill Apartments	UBSRES		33000 Park Hill Street	Wayne	MI	48184	Multifamily	Garden	1973		154	Units	22,697
71	Comfort Inn & Suites - Smyrna	Basis		2800 Highlands Parkway Southeast	Smyrna	GA	30082	Hospitality	Limited Service	2002	2015	72	Rooms	47,081
72	South Pointe Crossing	WFB		4800 and 4900 South US Highway 41; 4791 and 4811 South 7th Street	Terre Haute	IN	47802	Retail	Unanchored	2004		43,867	Sq. Ft.	75
73	Storage Plex	RMF		2417 East Stone Drive	Kingsport	TN	37660	Self Storage	Self Storage	1971	1985	47,120	Sq. Ft.	70
74	Carleton MHC	WFB		12500 Jones Street	Carleton	MI	48117	Manufactured Housing Community	Manufactured Housing Community	1971		228	Pads	14,111
75	Trinity Co-Operative Apts., Inc. a/k/a Trinity Cooperative Apts. Inc.	NCB		90 Union Street and 126 Church Street	New Rochelle	NY	10805	Multifamily	Cooperative	1958	2011	131	Units	24,427
76	Maplewood MHC	CIIICM		6553 & 6555 Division Avenue Southwest; 33 Marcus Street Southwest; 50 Inca Drive Southwest	Grand Rapids	MI	Various	Manufactured Housing Community	Manufactured Housing Community	1960	2014	115	Pads	26,576
77	Blue Grass MHC	CIIICM		4309 Parker Avenue	West Palm Beach	FL	33405	Manufactured Housing Community	Manufactured Housing Community	1944	1990	87	Pads	30,933
78	Overland Corporate Center	RMF		41653 Margarita Road	Temecula	CA	92591	Retail	Unanchored	2006		12,277	Sq. Ft.	204
79	Rockmart Commons	CIIICM		1735 Nathan Dean Bypass	Rockmart	GA	30153	Retail	Shadow Anchored	2007		22,000	Sq. Ft.	110
80	Canyon Springs Retail Building	WFB		2878 Campus Parkway	Riverside	CA	92507	Retail	Shadow Anchored	2005		9,225	Sq. Ft.	243
81	Westwood Village Apartments	CIIICM		2209 Village Drive	Wilson	NC	27893	Multifamily	Garden	1999		44	Units	49,012
82	Out O’Space Storage Tavares	CIIICM		1605 East Alfred Street	Tavares	FL	32778	Self Storage	Self Storage	1994		38,665	Sq. Ft.	55
83	Rivercrest Apartments	Basis		23710 Denton Street	Clinton Township	MI	48036	Multifamily	Garden	1968		68	Units	30,882
84	Brighton Manor Apartments	WFB		401 Lakeview Drive	Clute	TX	77531	Multifamily	Garden	1975	2009	73	Units	27,403
85	Midland Plaza Apartments Corp.	NCB		871 Kimball Avenue a/k/a 1234 Midland Avenue	Yonkers	NY	10708	Multifamily	Cooperative	1955	1991	48	Units	41,667
86	White Oak MHC	CIIICM		22350 Luke Davis Boulevard	New Caney	TX	77357	Manufactured Housing Community	Manufactured Housing Community	1970	1995	159	Pads	11,950
87	Ridge Apartments Owners Corp.	NCB		41-34 Frame Place	Flushing	NY	11355	Multifamily	Cooperative	1963	2004	64	Units	29,643
88	168 Marco Way	WFB		168 Marco Way	South San Francisco	CA	94080	Mixed Use	Industrial/Other	1967		16,500	Sq. Ft.	115
89	Spring Haven MHC	WFB		100 Spring Haven Drive	Flat Rock	NC	28731	Manufactured Housing Community	Manufactured Housing Community	1975	2014	86	Pads	20,904
90	Mission Plaza	WFB		2310 East Expressway 83	Mission	TX	78572	Retail	Unanchored	2005		11,040	Sq. Ft.	157
91	Kimberly Pines MHP	CIIICM		2225 Highway 20 West	Decatur	AL	35601	Manufactured Housing Community	Manufactured Housing Community	1970	2006	98	Pads	17,315
92	Ipswich House, Inc.	NCB		10 Ipswich Avenue	Great Neck	NY	11021	Multifamily	Cooperative	1971	2015	49	Units	34,543
93	Trinity Colonial Hills MHP	CIIICM		14625 Henry Road	Houston	TX	77060	Manufactured Housing Community	Manufactured Housing Community	1990		88	Pads	18,144
94	Trinity Windfern MHP	CIIICM		9401 Windfern Road	Houston	TX	77064	Manufactured Housing Community	Manufactured Housing Community	1970		91	Pads	17,546
95	Walgreens Columbia	Barclays		1223 Saint Andrews Road	Columbia	SC	29210	Retail	Single Tenant	2005		14,820	Sq. Ft.	107
96	J & J MHP	CIIICM		6211 15th Street East	Bradenton	FL	34203	Manufactured Housing Community	Manufactured Housing Community	1957		90	Pads	17,222
97	Glenwillow MHP	CIIICM		6835 Richmond Road	Cleveland	OH	44139	Manufactured Housing Community	Manufactured Housing Community	1952	2015	90	Pads	17,000
98	Port Chester Apartments, Inc.	NCB		330-350 South Regent Street	Port Chester	NY	10573	Multifamily	Cooperative	1959	1990	90	Units	16,667
99	Crossings at Hamilton Shops	WFB		7425 Commons Boulevard	Chattanooga	TN	37421	Retail	Unanchored	2004		12,500	Sq. Ft.	110
100	Thompson Thrift Building	WFB		18 South 9th Street	Terre Haute	IN	47807	Office	CBD	1925	2002	22,651	Sq. Ft.	58
101	Lincoln Woods	UBSRES		14801 Lincoln Street	Oak Park	MI	48327	Multifamily	Garden	1958		42	Units	30,911
102	Gramercy-Rutherford Townhouses Corp.	NCB		220 East 17th Street and 222 East 17th Street	New York	NY	10003	Multifamily	Cooperative	1853	2011	9	Units	133,333

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Original Balance ($)(4)	Cut-off Date Balance ($)(4)	% of Aggregate Cut-off Date Balance	Maturity Date Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Ongoing Fee Rate	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate
1	Epps Bridge Centre	64,500,000	64,500,000	6.31%	64,500,000	N	6/3/2016	7/6/2016	6/6/2026		6/6/2026		4.71000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.69533%
2	The Mall at Rockingham Park	60,000,000	60,000,000	5.9%	60,000,000	N	6/1/2016	7/1/2016	6/1/2026		6/1/2026		4.04000%	0.00000%	0.00590%	0.00375%	0.00050%	0.00053%	4.02932%
3	Kroger (Roundy’s) Distribution Center	59,500,000	59,500,000	5.8%	52,444,154	N	5/24/2016	7/6/2016	6/6/2019	7/6/2019	6/6/2026		4.80000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.78533%
4	Marriott Indianapolis North	54,000,000	53,838,334	5.3%	41,032,720	N	4/13/2016	6/6/2016		6/6/2016	5/6/2026		5.45000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	5.43533%
5	Mall at Turtle Creek	42,000,000	41,947,448	4.1%	34,277,973	N	6/2/2016	7/6/2016		7/6/2016	6/6/2026		4.78000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.76533%
6	In-Rel 8	32,500,000	32,460,442	3.2%	29,940,928	N	5/9/2016	7/6/2016		7/6/2016	6/6/2021		4.93000%	0.00000%	0.00590%	0.00500%	0.00050%	0.00053%	4.91807%
6.01	Lynnfield Park	7,193,919	7,185,163	0.7%
6.02	Chase Tower	7,167,568	7,158,843	0.7%
6.03	50 Penn Place	6,675,676	6,667,550	0.7%
6.04	I-Bank Tower	6,289,189	6,281,534	0.6%
6.05	4100 Okeechobee	1,791,892	1,789,711	0.2%
6.06	Center Point	1,264,865	1,263,325	0.1%
6.07	Bainbridge Mall	1,133,108	1,131,729	0.1%
6.08	Plantation Merch. Mart	983,784	982,586	0.1%
7	River Park Shopping Center	25,750,000	25,750,000	2.5%	22,944,272	N	6/22/2016	8/11/2016	7/11/2020	8/11/2020	7/11/2026		4.24000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.22533%
8	University Towers Owners Corp.	25,600,000	25,600,000	2.5%	21,294,725	N	6/27/2016	8/1/2016	7/1/2017	8/1/2017	7/1/2026		4.50000%	0.00274%	0.00590%	0.08000%	0.00050%	0.00053%	4.41033%
9	DoubleTree Overland Park	25,000,000	25,000,000	2.4%	18,507,802	N	6/16/2016	8/6/2016		8/6/2016	7/6/2026		4.73100%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.71633%
10	ExchangeRight Net Leased Portfolio 12	24,850,000	24,850,000	2.4%	24,850,000	N	5/10/2016	6/6/2016	5/6/2026		5/6/2026		4.65900%	0.00274%	0.00590%	0.03250%	0.00050%	0.00053%	4.61683%
10.01	Kroger - Hamilton	5,100,000	5,100,000	0.5%
10.02	Walgreens - Fort Worth	3,295,000	3,295,000	0.3%
10.03	Tractor Supply - Woods Cross	2,450,000	2,450,000	0.2%
10.04	Fresenius Dialysis Center - Nashville	2,300,000	2,300,000	0.2%
10.05	Advance Auto Parts - Steubenville	1,030,000	1,030,000	0.1%
10.06	Dollar General - Hamilton	975,000	975,000	0.1%
10.07	Dollar General - Cincinnati	860,000	860,000	0.1%
10.08	Dollar General - Denham Springs	820,000	820,000	0.1%
10.09	Dollar General - Hickory (US Highway 70)	820,000	820,000	0.1%
10.10	Dollar General - Hammond	820,000	820,000	0.1%
10.11	Family Dollar - Baton Rouge	820,000	820,000	0.1%
10.12	Dollar General - Hickory (Lenoir Rhyne Boulevard)	795,000	795,000	0.1%
10.13	Advance Auto Parts - Greenville	790,000	790,000	0.1%
10.14	Dollar General - Gastonia	745,000	745,000	0.1%
10.15	Napa Auto Parts - Freeport	735,000	735,000	0.1%
10.16	Napa Auto Parts - Belvidere	735,000	735,000	0.1%
10.17	Dollar General - Alorton	645,000	645,000	0.1%
10.18	Dollar General - Dupo	560,000	560,000	0.1%
10.19	Advance Auto Parts - Heath	555,000	555,000	0.1%
11	Barber Self Storage	24,460,000	24,460,000	2.4%	21,564,972	N	6/17/2016	8/6/2016	7/6/2019	8/6/2019	7/6/2026		4.81000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.79533%
12	San Fernando Value Square	23,600,000	23,600,000	2.3%	19,938,025	N	6/13/2016	8/11/2016	7/11/2018	8/11/2018	7/11/2026		4.10000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.08533%
13	Eagle Square	21,750,000	21,725,376	2.1%	18,065,317	N	5/25/2016	7/6/2016		7/6/2016	6/6/2026		5.32000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	5.30533%
14	Pinnacle II	20,000,000	20,000,000	2.0%	20,000,000	N	6/7/2016	7/11/2016	6/11/2026		6/11/2026		4.30000%	0.00000%	0.00590%	0.00500%	0.00050%	0.00053%	4.28807%
15	Berkshire Corporate Center	17,750,000	17,750,000	1.7%	15,448,314	N	6/17/2016	8/6/2016	7/6/2019	8/6/2019	7/6/2026		4.25000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.23533%
16	Shoppes at Westown	16,000,000	16,000,000	1.6%	14,156,342	N	6/15/2016	8/6/2016	7/6/2019	8/6/2019	7/6/2026		4.97000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.95533%
17	Stone Manor	14,813,000	14,813,000	1.4%	13,856,614	N	5/27/2016	7/6/2016	6/6/2017	7/6/2017	6/6/2021		4.65000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.63533%
18	Corporate Park Office Portfolio	14,000,000	13,976,840	1.4%	10,504,928	N	5/16/2016	7/6/2016		7/6/2016	6/6/2026		5.10000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	5.08533%
19	North Park Shopping Center	13,875,000	13,875,000	1.4%	12,243,702	N	6/17/2016	8/01/2016	7/1/2019	8/1/2019	7/01/2026		4.85000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.83533%
20	Center Court Apartments	13,200,000	13,200,000	1.3%	11,114,890	N	6/10/2016	7/6/2016	6/6/2017	7/6/2017	6/6/2026		4.91000%	0.00274%	0.00590%	0.04250%	0.00050%	0.00053%	4.85783%
21	California Plaza	12,910,000	12,910,000	1.3%	10,773,457	N	3/31/2016	5/11/2016	4/11/2017	5/11/2017	4/11/2026		4.60700%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.59233%
22	CubeSmart Portfolio III	12,470,000	12,453,904	1.2%	10,119,165	N	6/8/2016	7/11/2016		7/11/2016	6/11/2026		4.61000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.59533%
22.01	CubeSmart Lake Worth	5,030,000	5,023,508	0.5%
22.02	CubeSmart Chattanooga	4,070,000	4,064,747	0.4%
22.03	CubeSmart Tyler	3,370,000	3,365,650	0.3%
23	Courtyard Marriott Madeira Beach	12,400,000	12,373,701	1.2%	10,300,218	N	4/29/2016	6/11/2016		6/11/2016	5/11/2026		5.32000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	5.30533%
24	Shellmound Office Building	12,360,000	12,343,286	1.2%	9,941,678	N	6/2/2016	7/6/2016		7/6/2016	6/6/2026		4.35340%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.33873%
25	Hulen Fashion Center	12,100,000	12,100,000	1.2%	9,875,883	N	6/14/2016	8/6/2016		8/6/2016	7/6/2026		4.78000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.76533%
26	Tharp Portfolio II	11,500,000	11,500,000	1.1%	9,522,114	N	6/24/2016	8/11/2016		8/11/2016	7/11/2026		5.22000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	5.20533%
26.01	Granger Shopping Center	2,300,000	2,300,000	0.2%
26.02	Belter Shopping Center	2,170,000	2,170,000	0.2%
26.03	Oaklandon Center	1,665,000	1,665,000	0.2%
26.04	Shadeland Office	1,587,000	1,587,000	0.2%
26.05	South East Street Center	1,523,000	1,523,000	0.1%
26.06	Allisonsville Plasma	1,475,000	1,475,000	0.1%
26.07	Aspen Dental Crawfordsville	780,000	780,000	0.1%
27	So Cal Self Storage - Pasadena, CA	11,500,000	11,500,000	1.1%	11,500,000	N	5/5/2016	6/11/2016	5/11/2026		5/11/2026		4.49900%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.48433%
28	Illini Stor-It Portfolio	11,030,000	11,030,000	1.1%	9,743,638	N	5/13/2016	7/6/2016	6/6/2019	7/6/2019	6/6/2026		4.90000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.88533%
28.01	Staley	5,750,000	5,750,000	0.6%
28.02	West	2,500,000	2,500,000	0.2%
28.03	Bondville	1,630,000	1,630,000	0.2%
28.04	North	1,150,000	1,150,000	0.1%
29	The Riley Center	10,800,000	10,800,000	1.1%	9,900,508	N	6/17/2016	8/6/2016	7/6/2021	8/6/2021	7/6/2026		4.61000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.59533%
30	Fairfield Inn & Suites - Carlsbad	10,400,000	10,400,000	1.0%	8,535,609	N	6/20/2016	8/6/2016		8/6/2016	7/6/2026		4.94750%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.93283%
31	Fairfield Inn & Suites - Norco	10,000,000	10,000,000	1.0%	8,179,769	N	6/16/2016	8/6/2016		8/6/2016	7/6/2026		4.84570%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.83103%
32	Hilton Home2 Suites Pittsburgh	9,300,000	9,248,858	0.9%	8,625,985	N	1/29/2016	3/6/2016		3/6/2016	2/6/2021		5.38000%	0.00274%	0.00590%	0.04500%	0.00050%	0.00053%	5.32533%
33	Hilton Garden Inn - Lake Mary, FL	9,000,000	8,989,773	0.9%	7,470,576	N	5/12/2016	7/6/2016		7/6/2016	6/6/2026		5.30000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	5.28533%
34	473-479 Sumner Ave / 341 & 345 Amherst St	8,800,000	8,800,000	0.9%	7,472,455	N	1/14/2016	3/1/2016	2/1/2017	3/1/2017	2/1/2026		5.21000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	5.19533%
34.01	341 & 345 Amherst St	7,260,000	7,260,000	0.7%
34.02	473-479 Sumner Ave	1,540,000	1,540,000	0.2%
35	Holiday Inn & Suites Lima	8,800,000	8,800,000	0.9%	7,223,031	N	6/14/2016	8/6/2016		8/6/2016	7/6/2026		4.95000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.93533%
36	Arrowhead Creekside Medical Office	8,200,000	8,200,000	0.8%	7,265,324	N	5/26/2016	7/6/2016	6/6/2019	7/6/2019	6/6/2026		5.03600%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	5.02133%
37	TownePlace Suites Newark	8,200,000	8,190,559	0.8%	6,791,401	N	6/7/2016	7/6/2016		7/6/2016	6/6/2026		5.23000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	5.21533%
38	Radisson Colorado Springs	8,150,000	8,133,149	0.8%	6,795,272	N	4/26/2016	6/6/2016		6/6/2016	5/6/2026		5.43900%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	5.42433%
39	Omni Business Park	7,500,000	7,500,000	0.7%	6,576,255	N	5/18/2016	7/11/2016	6/11/2019	7/11/2019	6/11/2026		4.57000%	0.00274%	0.00590%	0.05250%	0.00050%	0.00053%	4.50783%
40	Hilton Garden Inn W. I65 Airport Blvd.	7,500,000	7,475,805	0.7%	5,607,779	N	5/2/2016	6/6/2016		6/6/2016	5/6/2026		5.00000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.98533%
41	East Street Trading Center	7,438,000	7,421,231	0.7%	6,121,214	N	4/29/2016	6/11/2016		6/11/2016	5/11/2026		5.03000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	5.01533%
42	Solon Place Apartments	7,320,000	7,320,000	0.7%	6,608,657	N	5/26/2016	7/6/2016	6/6/2020	7/6/2020	6/6/2026		4.92000%	0.00274%	0.00590%	0.06250%	0.00050%	0.00053%	4.84783%
43	5055 East Washington Street	7,250,000	7,240,778	0.7%	5,899,188	N	6/1/2016	7/11/2016		7/11/2016	6/11/2026		4.69000%	0.00274%	0.00590%	0.05250%	0.00050%	0.00053%	4.62783%
44	Comfort Suites at Kennesaw State University	6,250,000	6,250,000	0.6%	4,662,039	N	6/17/2016	8/6/2016		8/6/2016	7/6/2026		4.93550%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.92083%
45	Lakefront Lofts	6,200,000	6,200,000	0.6%	5,471,060	N	6/9/2016	8/6/2016	7/6/2019	8/6/2019	7/6/2026		4.85000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.83533%
46	Captive Plastics Warehouse	6,100,000	6,049,208	0.6%	4,992,661	N	12/1/2015	1/11/2016		1/11/2016	12/11/2025		4.86000%	0.00274%	0.00590%	0.03500%	0.00050%	0.00053%	4.81533%
47	Hawthorn Suites Dearborn	6,100,000	6,009,582	0.6%	4,560,241	N	10/9/2015	11/6/2015		11/6/2015	10/6/2025		4.99200%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.97733%
48	Taylor Park Townhomes	6,000,000	5,992,270	0.6%	4,870,539	N	6/6/2016	7/6/2016		7/6/2016	6/6/2026		4.62000%	0.00274%	0.00590%	0.05250%	0.00050%	0.00053%	4.55783%
49	Avon Self-Storage	5,930,000	5,930,000	0.6%	5,228,139	N	6/13/2016	8/6/2016	7/6/2019	8/6/2019	7/6/2026		4.81000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.79533%
50	Rangeline Self-Storage	5,750,000	5,725,396	0.6%	4,773,383	N	3/9/2016	4/6/2016		4/6/2016	3/6/2026		5.30000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	5.28533%
51	Storage City - Antioch	5,600,000	5,600,000	0.5%	5,600,000	N	5/5/2016	6/11/2016	5/11/2026		5/11/2026		4.54000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.52533%
52	Courtyard Orlando East - UCF	5,600,000	5,586,623	0.5%	4,566,146	N	4/19/2016	6/11/2016		6/11/2016	5/11/2026		4.75000%	0.00274%	0.00590%	0.06250%	0.00050%	0.00053%	4.67783%
53	Fairfield Views Inc. a/k/a Fairfield Views, Inc.	5,500,000	5,491,405	0.5%	4,295,059	N	5/31/2016	7/1/2016		7/1/2016	6/1/2026		3.54000%	0.00274%	0.00590%	0.08000%	0.00050%	0.00053%	3.45033%
54	Holiday Inn Express Rochester / Greece	5,450,000	5,443,823	0.5%	4,525,840	N	6/3/2016	7/6/2016		7/6/2016	6/6/2026		5.31390%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	5.29923%
55	Fox Hunt Apartments	5,400,000	5,392,798	0.5%	4,355,027	N	6/6/2016	7/6/2016		7/6/2016	6/6/2026		4.43000%	0.00274%	0.00590%	0.05250%	0.00050%	0.00053%	4.36783%
56	Madison Court Apartment Corp.	5,250,000	5,250,000	0.5%	4,129,273	N	6/15/2016	8/1/2016		8/1/2016	7/1/2026		3.73000%	0.00274%	0.00590%	0.08000%	0.00050%	0.00053%	3.64033%
57	Interlaken Owners, Inc.	5,000,000	5,000,000	0.5%	3,901,783	N	6/30/2016	8/1/2016		8/1/2016	7/1/2026		3.52000%	0.00274%	0.00590%	0.08000%	0.00050%	0.00053%	3.43033%
58	Kenny Centre	5,000,000	5,000,000	0.5%	4,579,922	N	6/2/2016	8/1/2016	7/1/2021	8/1/2021	7/1/2026		4.56000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.54533%
59	Quality Inn & Suites - Sulphur	5,000,000	5,000,000	0.5%	3,825,882	N	6/17/2016	8/01/2016		8/1/2016	7/01/2026		5.65000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	5.63533%
60	Bond Street Portfolio	5,000,000	5,000,000	0.5%	4,455,493	N	2/24/2016	4/11/2016	3/11/2019	4/11/2019	3/11/2026		5.30000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	5.28533%
60.01	Monroe Center	2,850,000	2,850,000	0.3%
60.02	952 Lake Murray Boulevard	2,150,000	2,150,000	0.2%
61	B.S.L. One Owners Corporation a/k/a B.S.L. One Owners Corp.	4,975,000	4,945,984	0.5%	3,917,424	N	2/29/2016	4/1/2016		4/1/2016	3/1/2026		3.76000%	0.00274%	0.00590%	0.08000%	0.00050%	0.00053%	3.67033%
62	Bienville Towers Apartments	4,900,000	4,900,000	0.5%	4,209,527	N	6/8/2016	7/6/2016	6/6/2018	7/6/2018	6/6/2026		4.72000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.70533%
63	51 East Green Apartments	4,900,000	4,861,685	0.5%	4,051,303	N	12/11/2015	1/6/2016		1/6/2016	12/6/2025		5.17000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	5.15533%
64	Lake Mead Gateway Plaza	4,800,000	4,800,000	0.5%	4,179,685	N	6/16/2016	8/6/2016	7/6/2018	8/6/2018	7/6/2026		5.25000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	5.23533%
65	Quality Inn Olympic National Park	4,600,000	4,600,000	0.4%	3,455,875	N	6/17/2016	8/6/2016		8/6/2016	7/6/2026		5.13200%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	5.11733%
66	Comfort Inn Sylva	4,350,000	4,345,328	0.4%	3,644,707	N	6/9/2016	7/6/2016		7/6/2016	6/6/2026		5.60000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	5.58533%
67	Laurel Springs Apartments	4,050,000	4,050,000	0.4%	3,515,075	N	5/24/2016	7/6/2016	6/6/2018	7/6/2018	6/6/2026		5.12000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	5.10533%
68	Arizona Storage Company	3,875,000	3,875,000	0.4%	3,340,394	N	5/5/2016	6/6/2016	5/6/2018	6/6/2018	5/6/2026		4.85000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.83533%
69	Rimrock Plaza	3,664,000	3,664,000	0.4%	3,145,224	N	5/26/2016	7/11/2016	6/11/2018	7/11/2018	6/11/2026		4.69000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.67533%
70	Park Hill Apartments	3,500,000	3,495,347	0.3%	2,824,451	N	6/6/2016	7/6/2016		7/6/2016	6/6/2026		4.44790%	0.00274%	0.00590%	0.05250%	0.00050%	0.00053%	4.38573%
71	Comfort Inn & Suites - Smyrna	3,400,000	3,389,845	0.3%	2,861,846	N	4/1/2016	5/01/2016		5/1/2016	4/01/2026		5.75000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	5.73533%
72	South Pointe Crossing	3,300,000	3,288,804	0.3%	2,439,346	N	4/29/2016	6/11/2016		6/11/2016	5/11/2026		4.69000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.67533%
73	Storage Plex	3,280,000	3,280,000	0.3%	2,892,330	N	6/8/2016	7/6/2016	6/6/2019	7/6/2019	6/6/2026		4.82000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.80533%
74	Carleton MHC	3,225,000	3,217,296	0.3%	2,629,610	N	5/3/2016	6/11/2016		6/11/2016	5/11/2026		4.75000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.73533%
75	Trinity Co-Operative Apts., Inc. a/k/a Trinity Cooperative Apts. Inc.	3,200,000	3,200,000	0.3%	2,806,577	N	6/10/2016	8/1/2016		8/1/2016	7/1/2026		3.81000%	0.00274%	0.00590%	0.08000%	0.00050%	0.00053%	3.72033%
76	Maplewood MHC	3,056,250	3,056,250	0.3%	2,639,871	N	5/24/2016	7/11/2016	6/11/2018	7/11/2018	6/11/2026		4.93000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.91533%
77	Blue Grass MHC	2,700,000	2,691,207	0.3%	2,243,344	N	3/28/2016	5/1/2016		5/1/2016	4/1/2026		5.33000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	5.31533%
78	Overland Corporate Center	2,500,000	2,500,000	0.2%	2,073,985	N	6/16/2016	8/6/2016		8/6/2016	7/6/2026		5.28000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	5.26533%
79	Rockmart Commons	2,420,000	2,420,000	0.2%	2,000,578	N	6/23/2016	8/11/2016		8/11/2016	7/11/2026		5.17000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	5.15533%
80	Canyon Springs Retail Building	2,250,000	2,244,949	0.2%	1,852,877	N	5/3/2016	6/11/2016		6/11/2016	5/11/2026		5.05000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	5.03533%
81	Westwood Village Apartments	2,159,000	2,156,533	0.2%	1,790,404	N	5/23/2016	7/11/2016		7/11/2016	6/11/2026		5.27000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	5.25533%
82	Out O’Space Storage Tavares	2,125,000	2,125,000	0.2%	1,776,663	N	6/8/2016	7/11/2016	6/11/2017	7/11/2017	6/11/2026		4.67000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.65533%
83	Rivercrest Apartments	2,100,000	2,100,000	0.2%	1,601,285	N	6/16/2016	8/01/2016		8/1/2016	7/01/2026		5.55000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	5.53533%
84	Brighton Manor Apartments	2,005,000	2,000,451	0.2%	1,648,431	N	4/29/2016	6/11/2016		6/11/2016	5/11/2026		5.00000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.98533%
85	Midland Plaza Apartments Corp.	2,000,000	2,000,000	0.2%	2,000,000	N	5/26/2016	7/1/2016	6/1/2026		6/1/2026		3.84000%	0.00274%	0.00590%	0.08000%	0.00050%	0.00053%	3.75033%
86	White Oak MHC	1,900,000	1,900,000	0.2%	1,599,402	N	5/26/2016	7/11/2016	6/11/2017	7/11/2017	6/11/2026		4.90000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.88533%
87	Ridge Apartments Owners Corp.	1,900,000	1,897,168	0.2%	1,498,772	N	5/31/2016	7/1/2016		7/1/2016	6/1/2026		3.81000%	0.00274%	0.00590%	0.08000%	0.00050%	0.00053%	3.72033%
88	168 Marco Way	1,900,000	1,895,358	0.2%	1,543,492	N	5/2/2016	6/11/2016		6/11/2016	5/11/2026		4.64000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.62533%
89	Spring Haven MHC	1,800,000	1,797,740	0.2%	1,468,075	N	6/8/2016	7/11/2016		7/11/2016	6/11/2026		4.76000%	0.00274%	0.00590%	0.06250%	0.00050%	0.00053%	4.68783%
90	Mission Plaza	1,735,000	1,735,000	0.2%	1,510,802	N	4/29/2016	6/11/2016	5/11/2018	6/11/2018	5/11/2026		5.25000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	5.23533%
91	Kimberly Pines MHP	1,700,000	1,696,857	0.2%	1,439,627	N	4/15/2016	6/11/2016		6/11/2016	5/11/2026		5.95000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	5.93533%
92	Ipswich House, Inc.	1,700,000	1,692,583	0.2%	1,342,009	N	3/18/2016	5/1/2016		5/1/2016	4/1/2026		3.83000%	0.00274%	0.00590%	0.08000%	0.00050%	0.00053%	3.74033%
93	Trinity Colonial Hills MHP	1,600,000	1,596,693	0.2%	1,334,083	N	4/27/2016	6/11/2016		6/11/2016	5/11/2026		5.44000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	5.42533%
94	Trinity Windfern MHP	1,600,000	1,596,693	0.2%	1,334,083	N	4/27/2016	6/11/2016		6/11/2016	5/11/2026		5.44000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	5.42533%
95	Walgreens Columbia	1,600,000	1,588,808	0.2%	1,315,801	N	12/30/2015	2/6/2016		2/6/2016	1/6/2026		5.00700%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.99233%
96	J & J MHP	1,550,000	1,550,000	0.2%	1,311,670	N	6/22/2016	8/11/2016	7/11/2017	8/11/2017	7/11/2026		5.08000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	5.06533%
97	Glenwillow MHP	1,530,000	1,530,000	0.1%	1,258,293	N	6/17/2016	8/11/2016		8/11/2016	7/11/2026		5.01000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.99533%
98	Port Chester Apartments, Inc.	1,500,000	1,500,000	0.1%	1,192,382	N	6/17/2016	8/1/2016		8/1/2016	7/1/2026		4.02000%	0.00274%	0.00590%	0.08000%	0.00050%	0.00053%	3.93033%
99	Crossings at Hamilton Shops	1,380,750	1,377,676	0.1%	1,138,526	N	4/29/2016	6/11/2016		6/11/2016	5/11/2026		5.09000%	0.00274%	0.00590%	0.07250%	0.00050%	0.00053%	5.00783%
100	Thompson Thrift Building	1,325,000	1,320,504	0.1%	979,435	N	4/29/2016	6/11/2016		6/11/2016	5/11/2026		4.69000%	0.00274%	0.00590%	0.00500%	0.00050%	0.00053%	4.67533%
101	Lincoln Woods	1,300,000	1,298,266	0.1%	1,048,432	N	6/6/2016	7/6/2016		7/6/2016	6/6/2026		4.43000%	0.00274%	0.00590%	0.05250%	0.00050%	0.00053%	4.36783%
102	Gramercy-Rutherford Townhouses Corp.	1,200,000	1,200,000	0.1%	1,200,000	N	6/28/2016	8/1/2016	7/1/2026		7/1/2026		3.66000%	0.00274%	0.00590%	0.08000%	0.00050%	0.00053%	3.57033%

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity (Mos.)	Remaining Term to Maturity (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions	Grace Period Default (Days)	Grace Period Late (Days)
1	Epps Bridge Centre	Actual/360	256,678.65	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(23),GRTR 1% or YM(93),O(4)	0	0
2	The Mall at Rockingham Park	Actual/360	204,805.56	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(88),O(7)	0	0
3	Kroger (Roundy’s) Distribution Center	Actual/360	312,175.89	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(88),O(7)	0	0
4	Marriott Indianapolis North	Actual/360	329,996.76	Amortizing Balloon		120	118	0	0	300	298	2	L(26),D(90),O(4)	0	0
5	Mall at Turtle Creek	Actual/360	219,851.99	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0
6	In-Rel 8	Actual/360	173,079.30	Amortizing Balloon		60	59	0	0	360	359	1	L(25),D(31),O(4)	0	0
6.01	Lynnfield Park
6.02	Chase Tower
6.03	50 Penn Place
6.04	I-Bank Tower
6.05	4100 Okeechobee
6.06	Center Point
6.07	Bainbridge Mall
6.08	Plantation Merch. Mart
7	River Park Shopping Center	Actual/360	126,523.82	Interest-only, Amortizing Balloon	Actual/360	120	120	48	48	360	360	0	L(36),GRTR 1% or YM(77),O(7)	0	0
8	University Towers Owners Corp.	Actual/360	129,711.44	Interest-only, Amortizing Balloon	Actual/360	120	120	12	12	360	360	0	GRTR 1% or YM(113),1%(3),O(4)	10	10
9	DoubleTree Overland Park	Actual/360	142,256.27	Amortizing Balloon		120	120	0	0	300	300	0	L(24),D(93),O(3)	0	0
10	ExchangeRight Net Leased Portfolio 12	Actual/360	97,820.13	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),D(90),O(4)	0	0
10.01	Kroger - Hamilton
10.02	Walgreens - Fort Worth
10.03	Tractor Supply - Woods Cross
10.04	Fresenius Dialysis Center - Nashville
10.05	Advance Auto Parts - Steubenville
10.06	Dollar General - Hamilton
10.07	Dollar General - Cincinnati
10.08	Dollar General - Denham Springs
10.09	Dollar General - Hickory (US Highway 70)
10.10	Dollar General - Hammond
10.11	Family Dollar - Baton Rouge
10.12	Dollar General - Hickory (Lenoir Rhyne Boulevard)
10.13	Advance Auto Parts - Greenville
10.14	Dollar General - Gastonia
10.15	Napa Auto Parts - Freeport
10.16	Napa Auto Parts - Belvidere
10.17	Dollar General - Alorton
10.18	Dollar General - Dupo
10.19	Advance Auto Parts - Heath
11	Barber Self Storage	Actual/360	128,481.04	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	0	0
12	San Fernando Value Square	Actual/360	114,034.82	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0	L(24),D(92),O(4)	0	5
13	Eagle Square	Actual/360	121,049.04	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0
14	Pinnacle II	Actual/360	72,662.04	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(36),GRTR 1% or YM(80),O(4)	0	0
15	Berkshire Corporate Center	Actual/360	87,319.33	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	5	0
16	Shoppes at Westown	Actual/360	85,598.34	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	0	0
17	Stone Manor	Actual/360	76,381.28	Interest-only, Amortizing Balloon	Actual/360	60	59	12	11	360	360	1	L(25),D(31),O(4)	0	0
18	Corporate Park Office Portfolio	Actual/360	82,660.35	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(88),O(7)	0	0
19	North Park Shopping Center	Actual/360	73,217.24	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	5	5
20	Center Court Apartments	Actual/360	70,136.18	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	360	360	1	L(23),GRTR 1% or YM(93),O(4)	0	0
21	California Plaza	Actual/360	66,236.41	Interest-only, Amortizing Balloon	Actual/360	120	117	12	9	360	360	3	L(36),GRTR 1% or YM(80),O(4)	0	0
22	CubeSmart Portfolio III	Actual/360	64,001.30	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(92),O(3)	0	0
22.01	CubeSmart Lake Worth
22.02	CubeSmart Chattanooga
22.03	CubeSmart Tyler
23	Courtyard Marriott Madeira Beach	Actual/360	69,011.87	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0
24	Shellmound Office Building	Actual/360	61,554.29	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0
25	Hulen Fashion Center	Actual/360	63,338.31	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	0
26	Tharp Portfolio II	Actual/360	63,289.91	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(93),O(3)	0	0
26.01	Granger Shopping Center
26.02	Belter Shopping Center
26.03	Oaklandon Center
26.04	Shadeland Office
26.05	South East Street Center
26.06	Allisonsville Plasma
26.07	Aspen Dental Crawfordsville
27	So Cal Self Storage - Pasadena, CA	Actual/360	43,714.24	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(36),GRTR 1% or YM(80),O(4)	0	0
28	Illini Stor-It Portfolio	Actual/360	58,539.16	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(91),O(4)	0	0
28.01	Staley
28.02	West
28.03	Bondville
28.04	North
29	The Riley Center	Actual/360	55,430.15	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0	L(24),D(89),O(7)	0	0
30	Fairfield Inn & Suites - Carlsbad	Actual/360	55,496.23	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	0
31	Fairfield Inn & Suites - Norco	Actual/360	52,743.12	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	0
32	Hilton Home2 Suites Pittsburgh	Actual/360	52,106.32	Amortizing Balloon		60	55	0	0	360	355	5	L(29),D(27),O(4)	0	0
33	Hilton Garden Inn - Lake Mary, FL	Actual/360	49,977.42	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(116),O(4)	0	0
34	473-479 Sumner Ave / 341 & 345 Amherst St	Actual/360	48,376.13	Interest-only, Amortizing Balloon	Actual/360	120	115	12	7	360	360	5	L(29),D(87),O(4)	5	5
34.01	341 & 345 Amherst St
34.02	473-479 Sumner Ave
35	Holiday Inn & Suites Lima	Actual/360	46,971.76	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(91),O(5)	0	0
36	Arrowhead Creekside Medical Office	Actual/360	44,199.96	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(91),O(4)	0	0
37	TownePlace Suites Newark	Actual/360	45,179.18	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0
38	Radisson Colorado Springs	Actual/360	45,963.37	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0
39	Omni Business Park	Actual/360	38,313.98	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(91),O(4)	0	0
40	Hilton Garden Inn W. I65 Airport Blvd.	Actual/360	43,844.25	Amortizing Balloon		120	118	0	0	300	298	2	L(26),D(89),O(5)	0	0
41	East Street Trading Center	Actual/360	40,065.28	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0
42	Solon Place Apartments	Actual/360	38,938.23	Interest-only, Amortizing Balloon	Actual/360	120	119	48	47	360	360	1	L(23),GRTR 1% or YM(93),O(4)	0	0
43	5055 East Washington Street	Actual/360	37,557.68	Amortizing Balloon		120	119	0	0	360	359	1	L(25),GRTR 1% or YM(91),O(4)	0	0
44	Comfort Suites at Kennesaw State University	Actual/360	36,302.39	Amortizing Balloon		120	120	0	0	300	300	0	L(24),D(92),O(4)	0	0
45	Lakefront Lofts	Actual/360	32,716.89	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	0	0
46	Captive Plastics Warehouse	Actual/360	32,226.19	Amortizing Balloon		120	113	0	0	360	353	7	L(31),D(85),O(4)	0	5
47	Hawthorn Suites Dearborn	Actual/360	35,631.57	Amortizing Balloon		120	111	0	0	300	291	9	L(33),D(84),O(3)	0	0
48	Taylor Park Townhomes	Actual/360	30,830.42	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0
49	Avon Self-Storage	Actual/360	31,148.51	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)	0	0
50	Rangeline Self-Storage	Actual/360	31,930.02	Amortizing Balloon		120	116	0	0	360	356	4	L(28),D(88),O(4)	0	0
51	Storage City - Antioch	Actual/360	21,480.93	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),D(90),O(4)	0	0
52	Courtyard Orlando East - UCF	Actual/360	29,212.25	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	5
53	Fairfield Views Inc. a/k/a Fairfield Views, Inc.	Actual/360	24,820.43	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
54	Holiday Inn Express Rochester / Greece	Actual/360	30,311.16	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0
55	Fox Hunt Apartments	Actual/360	27,136.87	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0
56	Madison Court Apartment Corp.	Actual/360	24,254.03	Amortizing Balloon		120	120	0	0	360	360	0	GRTR 1% or YM(113),1%(3),O(4)	10	10
57	Interlaken Owners, Inc.	Actual/360	22,508.09	Amortizing Balloon		120	120	0	0	360	360	0	GRTR 1% or YM(113),1%(3),O(4)	10	10
58	Kenny Centre	Actual/360	25,512.83	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0	L(24),D(92),O(4)	5	5
59	Quality Inn & Suites - Sulphur	Actual/360	31,153.88	Amortizing Balloon		120	120	0	0	300	300	0	L(24),D(94),O(2)	5	5
60	Bond Street Portfolio	Actual/360	27,765.23	Interest-only, Amortizing Balloon	Actual/360	120	116	36	32	360	360	4	L(28),D(88),O(4)	0	5
60.01	Monroe Center
60.02	952 Lake Murray Boulevard
61	B.S.L. One Owners Corporation a/k/a B.S.L. One Owners Corp.	Actual/360	23,068.24	Amortizing Balloon		120	116	0	0	360	356	4	GRTR 1% or YM(113),1%(3),O(4)	10	10
62	Bienville Towers Apartments	Actual/360	25,472.19	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	0
63	51 East Green Apartments	Actual/360	26,815.70	Amortizing Balloon		120	113	0	0	360	353	7	L(31),D(84),O(5)	0	0
64	Lake Mead Gateway Plaza	Actual/360	26,505.78	Interest-only, Amortizing Balloon	Actual/360	120	120	24	24	360	360	0	L(24),D(92),O(4)	0	0
65	Quality Inn Olympic National Park	Actual/360	27,246.10	Amortizing Balloon		120	120	0	0	300	300	0	L(24),D(91),O(5)	0	0
66	Comfort Inn Sylva	Actual/360	24,972.44	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0
67	Laurel Springs Apartments	Actual/360	22,039.26	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(23),GRTR 1% or YM(93),O(4)	0	0
68	Arizona Storage Company	Actual/360	20,448.06	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	360	360	2	L(26),D(89),O(5)	0	0
69	Rimrock Plaza	Actual/360	18,980.87	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	5
70	Park Hill Apartments	Actual/360	17,625.80	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0
71	Comfort Inn & Suites - Smyrna	Actual/360	19,841.48	Amortizing Balloon		120	117	0	0	360	357	3	L(27),D(91),O(2)	5	5
72	South Pointe Crossing	Actual/360	18,700.17	Amortizing Balloon		120	118	0	0	300	298	2	L(26),D(90),O(4)	0	0
73	Storage Plex	Actual/360	17,248.70	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(91),O(4)	0	0
74	Carleton MHC	Actual/360	16,823.13	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	5
75	Trinity Co-Operative Apts., Inc. a/k/a Trinity Cooperative Apts. Inc.	Actual/360	12,998.40	Amortizing Balloon		120	120	0	0	480	480	0	GRTR 1% or YM(113),1%(3),O(4)	10	10
76	Maplewood MHC	Actual/360	16,276.11	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(88),O(7)	0	0
77	Blue Grass MHC	Actual/360	15,043.57	Amortizing Balloon		120	117	0	0	360	357	3	L(27),D(90),O(3)	0	0
78	Overland Corporate Center	Actual/360	13,851.58	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)	0	0
79	Rockmart Commons	Actual/360	13,243.67	Amortizing Balloon		120	120	0	0	360	360	0	L(24),GRTR 1% or YM(93),O(3)	0	0
80	Canyon Springs Retail Building	Actual/360	12,147.34	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0
81	Westwood Village Apartments	Actual/360	11,948.84	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(90),O(5)	0	0
82	Out O’Space Storage Tavares	Actual/360	10,982.77	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	360	360	1	L(25),GRTR 1% or YM(83),O(12)	0	0
83	Rivercrest Apartments	Actual/360	12,958.62	Amortizing Balloon		120	120	0	0	300	300	0	L(24),D(94),O(2)	5	5
84	Brighton Manor Apartments	Actual/360	10,763.27	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0
85	Midland Plaza Apartments Corp.	Actual/360	6,488.89	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
86	White Oak MHC	Actual/360	10,083.81	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	360	360	1	L(25),D(88),O(7)	0	0
87	Ridge Apartments Owners Corp.	Actual/360	8,864.01	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10
88	168 Marco Way	Actual/360	9,785.72	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0
89	Spring Haven MHC	Actual/360	9,400.50	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0
90	Mission Plaza	Actual/360	9,580.73	Interest-only, Amortizing Balloon	Actual/360	120	118	24	22	360	360	2	L(26),D(90),O(4)	0	5
91	Kimberly Pines MHP	Actual/360	10,137.78	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(91),O(3)	0	0
92	Ipswich House, Inc.	Actual/360	7,950.34	Amortizing Balloon		120	117	0	0	360	357	3	GRTR 1% or YM(113),1%(3),O(4)	10	10
93	Trinity Colonial Hills MHP	Actual/360	9,024.48	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(91),O(3)	0	0
94	Trinity Windfern MHP	Actual/360	9,024.48	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(91),O(3)	0	0
95	Walgreens Columbia	Actual/360	8,595.99	Amortizing Balloon		120	114	0	0	360	354	6	L(30),D(86),O(4)	0	0
96	J & J MHP	Actual/360	8,396.68	Interest-only, Amortizing Balloon	Actual/360	120	120	12	12	360	360	0	L(24),D(90),O(6)	0	0
97	Glenwillow MHP	Actual/360	8,222.72	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(90),O(6)	0	0
98	Port Chester Apartments, Inc.	Actual/360	7,178.54	Amortizing Balloon		120	120	0	0	360	360	0	GRTR 1% or YM(113),1%(3),O(4)	10	10
99	Crossings at Hamilton Shops	Actual/360	7,488.30	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)	0	5
100	Thompson Thrift Building	Actual/360	7,508.40	Amortizing Balloon		120	118	0	0	300	298	2	L(26),D(90),O(4)	0	0
101	Lincoln Woods	Actual/360	6,532.95	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0
102	Gramercy-Rutherford Townhouses Corp.	Actual/360	3,710.83	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	GRTR 1% or YM(113),1%(3),O(4)	10	10

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Appraised Value ($)(5)	Appraisal Date(5)	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(4)(6)	U/W NCF DSCR (x)(4)(6)	Cut-off Date LTV Ratio(4)(5)(6)	LTV Ratio at Maturity(4)(5)(6)	Cut-off Date U/W NOI Debt Yield(4)(6)	Cut-off Date U/W NCF Debt Yield(4)(6)	U/W Revenues ($)(7)(9)(15)
1	Epps Bridge Centre	96,500,000	4/26/2016									1.72	1.66	66.8%	66.8%	8.2%	7.9%	6,601,605
2	The Mall at Rockingham Park	494,000,000	4/28/2016									4.26	4.14	28.8%	28.8%	17.4%	17.0%	35,602,427
3	Kroger (Roundy’s) Distribution Center	110,000,000	4/6/2016									1.44	1.44	69.5%	61.3%	9.0%	9.0%	6,918,772
4	Marriott Indianapolis North	91,600,000	11/30/2016									1.73	1.55	58.8%	44.8%	12.7%	11.4%	18,186,073
5	Mall at Turtle Creek	130,000,000	4/5/2016									1.69	1.57	55.2%	45.1%	10.6%	9.9%	9,992,279
6	In-Rel 8	132,985,000	Various									1.91	1.68	69.5%	64.1%	12.2%	10.8%	18,900,650
6.01	Lynnfield Park	28,800,000	4/1/2016															3,980,124
6.02	Chase Tower	27,810,000	4/1/2016															4,080,598
6.03	50 Penn Place	26,600,000	4/5/2016															3,778,146
6.04	I-Bank Tower	29,575,000	4/1/2016															4,213,707
6.05	4100 Okeechobee	6,900,000	3/25/2016															905,108
6.06	Center Point	5,100,000	3/30/2016															936,732
6.07	Bainbridge Mall	4,300,000	3/21/2016															574,890
6.08	Plantation Merch. Mart	3,900,000	3/19/2016															431,346
7	River Park Shopping Center	40,000,000	5/18/2016									1.47	1.37	64.4%	57.4%	8.7%	8.1%	2,989,174
8	University Towers Owners Corp.	57,800,000	3/14/2016	57,800,000	44.3%	0.0%	0	0	0			2.32	2.32	44.3%	36.8%	14.1%	14.1%	6,171,234
9	DoubleTree Overland Park	40,000,000	5/18/2016									1.99	1.66	62.5%	46.3%	13.6%	11.3%	13,974,006
10	ExchangeRight Net Leased Portfolio 12	47,040,000	Various									2.38	2.28	52.8%	52.8%	11.3%	10.8%	3,432,150
10.01	Kroger - Hamilton	10,320,000	4/22/2016															906,131
10.02	Walgreens - Fort Worth	6,000,000	2/29/2016															362,250
10.03	Tractor Supply - Woods Cross	4,730,000	4/18/2016															270,750
10.04	Fresenius Dialysis Center - Nashville	4,425,000	4/22/2016															314,915
10.05	Advance Auto Parts - Steubenville	1,875,000	1/28/2016															148,900
10.06	Dollar General - Hamilton	1,780,000	5/3/2016															132,479
10.07	Dollar General - Cincinnati	1,570,000	5/3/2016															127,969
10.08	Dollar General - Denham Springs	1,600,000	2/1/2016															102,794
10.09	Dollar General - Hickory (US Highway 70)	1,575,000	4/29/2016															105,172
10.10	Dollar General - Hammond	1,500,000	2/1/2016															111,556
10.11	Family Dollar - Baton Rouge	1,500,000	2/1/2016															92,441
10.12	Dollar General - Hickory (Lenoir Rhyne Boulevard)	1,450,000	4/29/2016															97,714
10.13	Advance Auto Parts - Greenville	1,450,000	4/19/2016															110,431
10.14	Dollar General - Gastonia	1,360,000	4/29/2016															98,131
10.15	Napa Auto Parts - Freeport	1,340,000	4/27/2016															82,650
10.16	Napa Auto Parts - Belvidere	1,340,000	4/27/2016															82,650
10.17	Dollar General - Alorton	1,175,000	4/22/2016															109,566
10.18	Dollar General - Dupo	1,025,000	4/22/2016															90,437
10.19	Advance Auto Parts - Heath	1,025,000	1/28/2016															85,215
11	Barber Self Storage	35,120,000	5/10/2016									1.35	1.34	69.6%	61.4%	8.5%	8.4%	2,727,799
12	San Fernando Value Square	42,600,000	4/24/2016									1.64	1.53	55.4%	46.8%	9.5%	8.9%	3,433,145
13	Eagle Square	29,500,000	5/9/2016									1.31	1.27	73.6%	61.2%	8.8%	8.5%	2,802,492
14	Pinnacle II	142,000,000	5/5/2016									2.11	1.96	61.3%	61.3%	9.2%	8.5%	11,664,912
15	Berkshire Corporate Center	24,150,000	4/28/2016									1.95	1.72	73.5%	64.0%	11.5%	10.1%	2,984,140
16	Shoppes at Westown	21,350,000	5/6/2016									1.36	1.30	74.9%	66.3%	8.7%	8.3%	1,655,777
17	Stone Manor	20,300,000	2/2/2016									1.87	1.74	73.0%	68.3%	11.6%	10.8%	2,983,959
18	Corporate Park Office Portfolio	19,500,000	4/22/2016									1.91	1.52	71.7%	53.9%	13.6%	10.8%	3,320,177
19	North Park Shopping Center	18,850,000	5/17/2016									1.46	1.31	73.6%	65.0%	9.2%	8.3%	2,117,779
20	Center Court Apartments	19,400,000	5/12/2016									1.65	1.55	68.0%	57.3%	10.5%	9.9%	2,370,434
21	California Plaza	19,100,000	3/9/2016									1.65	1.32	67.6%	56.4%	10.2%	8.2%	2,728,596
22	CubeSmart Portfolio III	17,530,000	Various									1.34	1.31	71.0%	57.7%	8.3%	8.1%	1,757,722
22.01	CubeSmart Lake Worth	7,240,000	5/12/2016															712,259
22.02	CubeSmart Chattanooga	5,580,000	5/11/2016															574,921
22.03	CubeSmart Tyler	4,710,000	5/11/2016															470,542
23	Courtyard Marriott Madeira Beach	18,300,000	4/1/2016									1.76	1.57	67.6%	56.3%	11.8%	10.5%	4,028,770
24	Shellmound Office Building	22,300,000	5/9/2016									1.89	1.79	55.4%	44.6%	11.3%	10.7%	1,791,896
25	Hulen Fashion Center	18,000,000	3/16/2016									1.78	1.57	67.2%	54.9%	11.2%	9.9%	2,639,415
26	Tharp Portfolio II	16,850,000	Various									1.52	1.39	68.2%	56.5%	10.0%	9.2%	1,704,992
26.01	Granger Shopping Center	3,000,000	4/27/2016															315,053
26.02	Belter Shopping Center	3,100,000	4/26/2016															305,249
26.03	Oaklandon Center	2,550,000	5/25/2016															254,609
26.04	Shadeland Office	2,200,000	4/26/2016															367,688
26.05	South East Street Center	2,030,000	4/27/2016															193,083
26.06	Allisonsville Plasma	2,440,000	4/26/2016															148,211
26.07	Aspen Dental Crawfordsville	1,530,000	4/27/2016															121,100
27	So Cal Self Storage - Pasadena, CA	21,000,000	3/20/2016									2.18	2.16	54.8%	54.8%	9.9%	9.8%	1,717,508
28	Illini Stor-It Portfolio	16,880,000	2/10/2016									1.64	1.59	65.3%	57.7%	10.5%	10.1%	1,789,245
28.01	Staley	7,910,000	2/10/2016															931,216
28.02	West	3,430,000	2/1/2016															408,294
28.03	Bondville	1,960,000	2/10/2016															193,617
28.04	North	2,470,000	2/10/2016															256,118
29	The Riley Center	15,000,000	4/6/2016									1.51	1.45	72.0%	66.0%	9.3%	9.0%	1,259,073
30	Fairfield Inn & Suites - Carlsbad	16,500,000	4/11/2016									2.17	1.96	63.0%	51.7%	13.9%	12.6%	3,437,246
31	Fairfield Inn & Suites - Norco	14,500,000	4/7/2016									2.25	2.05	69.0%	56.4%	14.3%	13.0%	3,233,824
32	Hilton Home2 Suites Pittsburgh	14,200,000	12/1/2015									1.76	1.59	65.1%	60.7%	11.9%	10.7%	2,659,098
33	Hilton Garden Inn - Lake Mary, FL	15,500,000	4/12/2016									1.92	1.65	58.0%	48.2%	12.8%	11.0%	4,075,888
34	473-479 Sumner Ave / 341 & 345 Amherst St	12,600,000	Various									1.32	1.20	69.8%	59.3%	8.7%	7.9%	1,039,552
34.01	341 & 345 Amherst St	10,400,000	8/1/2016															843,688
34.02	473-479 Sumner Ave	2,200,000	10/2/2015															195,864
35	Holiday Inn & Suites Lima	12,700,000	5/1/2017									2.79	2.52	69.3%	56.9%	17.9%	16.2%	3,797,835
36	Arrowhead Creekside Medical Office	11,200,000	4/29/2016									1.59	1.40	73.2%	64.9%	10.3%	9.0%	1,321,073
37	TownePlace Suites Newark	12,200,000	3/4/2016									1.87	1.71	67.1%	55.7%	12.4%	11.3%	2,158,740
38	Radisson Colorado Springs	13,700,000	3/22/2016									2.30	1.93	59.4%	49.6%	15.6%	13.1%	5,170,705
39	Omni Business Park	10,900,000	2/29/2016									2.08	1.67	68.8%	60.3%	12.8%	10.3%	1,852,799
40	Hilton Garden Inn W. I65 Airport Blvd.	11,300,000	3/23/2016									1.74	1.50	66.2%	49.6%	12.2%	10.5%	3,131,943
41	East Street Trading Center	10,000,000	3/8/2016									1.45	1.32	74.2%	61.2%	9.4%	8.6%	952,246
42	Solon Place Apartments	10,575,000	4/22/2016									1.33	1.27	69.2%	62.5%	8.5%	8.1%	1,215,019
43	5055 East Washington Street	11,750,000	4/14/2016									1.54	1.34	61.6%	50.2%	9.6%	8.4%	1,131,704
44	Comfort Suites at Kennesaw State University	9,500,000	5/19/2016									1.89	1.72	65.8%	49.1%	13.2%	12.0%	1,884,363
45	Lakefront Lofts	8,550,000	4/1/2016									1.43	1.34	72.5%	64.0%	9.0%	8.5%	897,315
46	Captive Plastics Warehouse	9,400,000	10/22/2015									1.48	1.34	64.4%	53.1%	9.5%	8.5%	817,886
47	Hawthorn Suites Dearborn	10,600,000	5/17/2016									2.18	1.98	56.7%	43.0%	15.5%	14.1%	2,112,525
48	Taylor Park Townhomes	8,100,000	5/9/2016									1.78	1.61	74.0%	60.1%	11.0%	9.9%	1,862,051
49	Avon Self-Storage	8,010,000	5/5/2016									1.48	1.47	74.0%	65.3%	9.3%	9.3%	748,893
50	Rangeline Self-Storage	8,000,000	12/28/2015									1.55	1.46	71.6%	59.7%	10.3%	9.8%	1,008,628
51	Storage City - Antioch	10,550,000	3/30/2016									2.19	2.17	53.1%	53.1%	10.1%	10.0%	913,794
52	Courtyard Orlando East - UCF	10,800,000	1/1/2016									3.39	2.93	51.7%	42.3%	21.3%	18.4%	3,985,296
53	Fairfield Views Inc. a/k/a Fairfield Views, Inc.	25,050,000	3/23/2016	15,300,000	35.9%	15.0%	16	0	0	NAV	500,000	3.34	3.34	21.9%	17.1%	18.1%	18.1%	2,191,800
54	Holiday Inn Express Rochester / Greece	8,000,000	3/1/2016									1.97	1.77	68.0%	56.6%	13.2%	11.8%	1,805,866
55	Fox Hunt Apartments	8,150,000	5/5/2016									2.25	2.03	66.2%	53.4%	13.6%	12.2%	1,860,872
56	Madison Court Apartment Corp.	60,084,000	11/4/2015	42,300,000	12.4%	0.0%	0	0	0		500,000	8.88	8.88	8.7%	6.9%	49.2%	49.2%	3,892,188
57	Interlaken Owners, Inc.	142,800,000	5/24/2016	106,100,000	4.7%	0.0%	0	0	0		500,000	23.57	23.57	3.5%	2.7%	127.3%	127.3%	12,373,632
58	Kenny Centre	10,750,000	4/12/2016									2.64	2.31	46.5%	42.6%	16.2%	14.1%	1,362,063
59	Quality Inn & Suites - Sulphur	7,600,000	10/30/2015									1.65	1.46	65.8%	50.3%	12.3%	10.9%	1,764,005
60	Bond Street Portfolio	6,750,000	Various									1.24	1.20	74.1%	66.0%	8.3%	8.0%	582,192
60.01	Monroe Center	3,800,000	1/5/2016															322,913
60.02	952 Lake Murray Boulevard	2,950,000	12/30/2015															259,279
61	B.S.L. One Owners Corporation a/k/a B.S.L. One Owners Corp.	28,900,000	12/23/2015	18,800,000	26.3%	0.0%	0	0	0			4.08	4.08	17.1%	13.6%	22.8%	22.8%	2,238,789
62	Bienville Towers Apartments	7,730,000	3/21/2016									1.49	1.33	63.4%	54.5%	9.3%	8.3%	1,214,998
63	51 East Green Apartments	7,300,000	11/6/2015									1.29	1.26	66.6%	55.5%	8.5%	8.3%	661,363
64	Lake Mead Gateway Plaza	6,400,000	4/8/2016									1.41	1.35	75.0%	65.3%	9.4%	8.9%	637,302
65	Quality Inn Olympic National Park	7,400,000	5/4/2016									2.06	1.87	62.2%	46.7%	14.6%	13.3%	1,575,448
66	Comfort Inn Sylva	6,900,000	4/5/2016									1.92	1.71	63.0%	52.8%	13.3%	11.8%	1,588,913
67	Laurel Springs Apartments	6,040,000	3/29/2016									1.55	1.40	67.1%	58.2%	10.1%	9.2%	882,659
68	Arizona Storage Company	5,300,000	3/4/2016									1.29	1.26	73.1%	63.0%	8.1%	8.0%	541,447
69	Rimrock Plaza	5,500,000	4/20/2016									1.78	1.55	66.6%	57.2%	11.0%	9.7%	654,999
70	Park Hill Apartments	5,750,000	5/9/2016									2.19	1.98	60.8%	49.1%	13.3%	12.0%	1,134,596
71	Comfort Inn & Suites - Smyrna	5,400,000	1/01/2016									1.99	1.74	62.8%	53.0%	14.0%	12.2%	1,423,629
72	South Pointe Crossing	6,200,000	3/11/2016									2.20	1.91	53.0%	39.3%	15.0%	13.0%	904,514
73	Storage Plex	4,540,000	5/3/2016									1.86	1.75	72.2%	63.7%	11.7%	11.0%	588,734
74	Carleton MHC	4,400,000	3/24/2016									1.74	1.68	73.1%	59.8%	10.9%	10.6%	794,940
75	Trinity Co-Operative Apts., Inc. a/k/a Trinity Cooperative Apts. Inc.	19,900,000	4/27/2016	19,200,000	16.7%	0.0%	0	0	0			8.31	8.31	16.1%	14.1%	40.5%	40.5%	2,660,418
76	Maplewood MHC	4,080,000	3/17/2016									1.61	1.59	74.9%	64.7%	10.3%	10.1%	519,389
77	Blue Grass MHC	3,630,000	2/10/2016									1.36	1.33	74.1%	61.8%	9.1%	9.0%	478,123
78	Overland Corporate Center	4,230,000	5/3/2016									1.44	1.34	59.1%	49.0%	9.6%	8.9%	356,220
79	Rockmart Commons	3,260,000	5/23/2016									1.45	1.33	74.2%	61.4%	9.5%	8.8%	359,403
80	Canyon Springs Retail Building	4,100,000	2/19/2016									1.54	1.46	54.8%	45.2%	10.0%	9.5%	306,106
81	Westwood Village Apartments	3,260,000	1/6/2016									1.49	1.35	66.2%	54.9%	9.9%	9.0%	336,966
82	Out O’Space Storage Tavares	3,370,000	5/24/2016									1.46	1.41	63.1%	52.7%	9.0%	8.8%	344,756
83	Rivercrest Apartments	2,860,000	3/08/2016									1.42	1.29	73.4%	56.0%	10.5%	9.5%	466,830
84	Brighton Manor Apartments	2,900,000	3/16/2016									1.72	1.52	69.0%	56.8%	11.1%	9.8%	536,771
85	Midland Plaza Apartments Corp.	10,500,000	3/24/2016	8,700,000	23.0%	6.3%	1	0	2	(2,088)		7.28	7.28	19.0%	19.0%	28.3%	28.3%	1,065,631
86	White Oak MHC	3,050,000	3/21/2016									1.62	1.55	62.3%	52.4%	10.3%	9.9%	528,596
87	Ridge Apartments Owners Corp.	14,700,000	1/29/2016	11,800,000	16.1%	14.1%	9	0	0	21,507		6.34	6.34	12.9%	10.2%	35.5%	35.5%	1,174,482
88	168 Marco Way	4,230,000	3/14/2016									2.87	2.72	44.8%	36.5%	17.8%	16.8%	403,367
89	Spring Haven MHC	2,970,000	4/12/2016									1.76	1.72	60.5%	49.4%	11.0%	10.8%	316,349
90	Mission Plaza	2,500,000	2/5/2016									1.36	1.25	69.4%	60.4%	9.0%	8.3%	264,931
91	Kimberly Pines MHP	2,460,000	3/4/2016									1.60	1.56	69.0%	58.5%	11.5%	11.2%	272,724
92	Ipswich House, Inc.	17,525,000	1/20/2016	13,100,000	12.9%	0.0%	0	0	0		250,000	8.93	8.93	9.7%	7.7%	50.4%	50.4%	1,366,813
93	Trinity Colonial Hills MHP	3,030,000	3/15/2016									1.99	1.95	52.7%	44.0%	13.5%	13.2%	335,960
94	Trinity Windfern MHP	2,430,000	3/15/2016									1.70	1.66	65.7%	54.9%	11.5%	11.2%	326,781
95	Walgreens Columbia	5,550,000	12/15/2015									2.93	2.91	28.6%	23.7%	19.1%	18.9%	308,880
96	J & J MHP	2,300,000	5/16/2016									1.35	1.30	67.4%	57.0%	8.8%	8.4%	291,903
97	Glenwillow MHP	2,150,000	4/11/2016									1.89	1.84	71.2%	58.5%	12.2%	11.9%	334,169
98	Port Chester Apartments, Inc.	20,300,000	5/28/2015	15,800,000	9.5%	1.1%	0	0	1		500,000	13.31	13.31	7.4%	5.9%	76.5%	76.5%	2,376,710
99	Crossings at Hamilton Shops	1,850,000	4/11/2016									1.75	1.49	74.5%	61.5%	11.4%	9.7%	228,942
100	Thompson Thrift Building	2,800,000	3/11/2016									2.66	2.21	47.2%	35.0%	18.2%	15.1%	365,658
101	Lincoln Woods	2,150,000	5/9/2016									2.47	2.32	60.4%	48.8%	14.9%	14.0%	389,863
102	Gramercy-Rutherford Townhouses Corp.	11,300,000	5/31/2016	5,000,000	24.0%	0.0%	0	0	0		500,000	6.75	6.75	10.6%	10.6%	25.1%	25.1%	439,641

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate(9)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)
1	Epps Bridge Centre	1,314,961	5,286,644	33,655	134,622	5,118,367	97.5%	4/15/2016			TTM 5/31/2016	5,731,196	1,021,758	4,709,439	0	4,709,439
2	The Mall at Rockingham Park	10,756,845	24,845,582	113,582	540,868	24,191,133	97.1%	4/20/2016			TTM 3/31/2016	35,731,928	10,509,078	25,222,850	0	25,222,850
3	Kroger (Roundy’s) Distribution Center	0	6,918,772	0	0	6,918,772	100.0%	7/1/2016			TTM 3/31/2016	6,839,328	0	6,839,328	0	6,839,328
4	Marriott Indianapolis North	11,336,757	6,849,317	727,443	0	6,121,874	63.8%	4/30/2016	149	95	TTM 4/30/2016	18,186,073	11,161,071	7,025,002	714,818	6,310,184
5	Mall at Turtle Creek	2,364,573	7,627,706	49,410	494,097	7,084,199	90.8%	4/1/2016			TTM 3/31/2016	9,304,506	2,044,191	7,260,314	0	7,260,314
6	In-Rel 8	7,628,148	11,272,502	270,290	1,059,804	9,942,409	83.2%	4/1/2016			Various	17,523,186	7,736,714	9,786,472	91,323	9,695,149
6.01	Lynnfield Park	1,586,802	2,393,322	58,974	146,968	2,187,380	83.5%	4/1/2016			TTM 3/31/2016	3,465,502	1,524,115	1,941,387	0	1,941,387
6.02	Chase Tower	1,361,346	2,719,252	57,094	259,145	2,403,013	85.2%	4/1/2016			TTM 3/31/2016	3,445,311	1,300,850	2,144,461	0	2,144,461
6.03	50 Penn Place	1,725,668	2,052,479	12,838	300,847	1,738,794	75.2%	4/1/2016			TTM 3/31/2016	3,666,051	1,697,339	1,968,712	0	1,968,712
6.04	I-Bank Tower	1,984,614	2,229,093	77,158	295,320	1,856,614	79.4%	4/1/2016			Annualized 8 8/31/2015	4,134,521	2,262,056	1,872,465	91,323	1,781,142
6.05	4100 Okeechobee	254,391	650,716	15,548	0	635,168	100.0%	4/1/2016			TTM 3/31/2016	938,794	252,709	686,085	0	686,085
6.06	Center Point	382,794	553,937	10,379	25,166	518,392	94.7%	4/1/2016			TTM 3/31/2016	886,946	378,239	508,708	0	508,708
6.07	Bainbridge Mall	159,415	415,474	36,141	18,922	360,411	82.4%	4/1/2016			TTM 3/31/2016	544,233	153,443	390,790	0	390,790
6.08	Plantation Merch. Mart	173,117	258,228	2,156	13,436	242,636	100.0%	4/1/2016			TTM 3/31/2016	441,829	167,964	273,865	0	273,865
7	River Park Shopping Center	755,428	2,233,746	32,592	118,492	2,082,662	86.8%	6/1/2016			TTM 3/31/2016	2,079,847	726,105	1,353,742	0	1,353,742
8	University Towers Owners Corp.	2,553,701	3,617,533	72,224	0	3,617,533	96.6%	3/14/2016
9	DoubleTree Overland Park	10,582,740	3,391,266	558,959	0	2,832,306	66.4%	4/30/2016	117	78	TTM 4/30/2016	13,974,006	10,595,720	3,378,286	558,959	2,819,326
10	ExchangeRight Net Leased Portfolio 12	635,601	2,796,549	25,257	93,323	2,677,969	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
10.01	Kroger - Hamilton	341,325	564,806	11,573	38,764	514,470	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
10.02	Walgreens - Fort Worth	7,245	355,005	0	0	355,005	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
10.03	Tractor Supply - Woods Cross	5,415	265,335	3,290	13,772	248,273	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
10.04	Fresenius Dialysis Center - Nashville	35,745	279,170	0	0	279,170	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
10.05	Advance Auto Parts - Steubenville	36,378	112,522	0	0	112,522	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
10.06	Dollar General - Hamilton	18,584	113,895	0	0	113,895	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
10.07	Dollar General - Cincinnati	27,622	100,346	0	0	100,346	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
10.08	Dollar General - Denham Springs	3,377	99,416	0	0	99,416	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
10.09	Dollar General - Hickory (US Highway 70)	10,439	94,732	1,350	5,302	88,080	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
10.10	Dollar General - Hammond	15,027	96,529	0	0	96,529	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
10.11	Family Dollar - Baton Rouge	1,849	90,592	1,399	5,407	83,786	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
10.12	Dollar General - Hickory (Lenoir Rhyne Boulevard)	10,811	86,903	1,350	5,068	80,484	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
10.13	Advance Auto Parts - Greenville	25,335	85,096	1,050	4,442	79,605	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
10.14	Dollar General - Gastonia	11,692	86,439	0	0	86,439	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
10.15	Napa Auto Parts - Freeport	1,653	80,997	741	3,694	76,562	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
10.16	Napa Auto Parts - Belvidere	1,653	80,997	736	3,717	76,544	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
10.17	Dollar General - Alorton	35,490	74,076	1,354	4,730	67,993	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
10.18	Dollar General - Dupo	21,756	68,681	1,365	4,650	62,666	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
10.19	Advance Auto Parts - Heath	24,204	61,011	1,050	3,777	56,184	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
11	Barber Self Storage	647,112	2,080,687	19,519	0	2,061,168	99.6%	6/7/2016			TTM 4/30/2016	2,827,653	482,386	2,345,267	0	2,345,267
12	San Fernando Value Square	1,184,500	2,248,645	23,722	127,988	2,096,935	100.0%	4/30/2016			TTM 4/30/2016	3,604,227	1,147,345	2,456,883	0	2,456,883
13	Eagle Square	892,756	1,909,737	9,515	55,384	1,844,838	89.5%	5/11/2016			TTM 4/30/2016	2,286,223	852,355	1,433,868	0	1,433,868
14	Pinnacle II	3,645,672	8,019,240	46,000	550,230	7,423,010	100.0%	7/1/2016			TTM 3/31/2016	11,236,073	3,663,478	7,572,595	0	7,572,595
15	Berkshire Corporate Center	936,461	2,047,679	36,764	213,004	1,797,911	90.8%	6/2/2016			TTM 3/31/2016	3,005,840	924,784	2,081,056	0	2,081,056
16	Shoppes at Westown	261,151	1,394,626	8,066	55,456	1,331,104	80.6%	6/14/2016			NAV	NAV	NAV	NAV	NAV	NAV
17	Stone Manor	1,268,372	1,715,587	24,307	96,020	1,595,260	92.5%	5/18/2016			TTM 2/29/2016	3,314,100	1,238,844	2,075,256	0	2,075,256
18	Corporate Park Office Portfolio	1,424,665	1,895,512	46,491	343,458	1,505,562	94.0%	4/30/2016			TTM 3/31/2016	3,185,883	1,362,727	1,823,156	0	1,823,156
19	North Park Shopping Center	836,877	1,280,901	16,015	112,415	1,152,471	91.5%	5/16/2016			TTM 3/31/2016	1,617,848	690,380	927,468	5,531	921,937
20	Center Court Apartments	980,371	1,390,064	82,500	0	1,307,564	95.5%	5/30/2016			TTM 5/31/2016	1,885,844	988,263	897,581	0	897,581
21	California Plaza	1,415,394	1,313,202	41,029	219,218	1,052,955	86.0%	3/7/2016			TTM 3/31/2016	2,735,058	1,364,331	1,370,727	0	1,370,727
22	CubeSmart Portfolio III	726,754	1,030,968	23,471	0	1,007,498	94.9%	5/15/2016			TTM 5/31/2016	1,771,344	662,449	1,108,895	0	1,108,895
22.01	CubeSmart Lake Worth	290,933	421,326	9,443	0	411,884	94.8%	5/15/2016			TTM 5/31/2016	721,381	252,033	469,348	0	469,348
22.02	CubeSmart Chattanooga	242,819	332,102	8,165	0	323,937	95.5%	5/15/2016			TTM 5/31/2016	574,970	226,615	348,355	0	348,355
22.03	CubeSmart Tyler	193,002	277,540	5,863	0	271,677	94.2%	5/15/2016			TTM 5/31/2016	474,993	183,801	291,192	0	291,192
23	Courtyard Marriott Madeira Beach	2,567,395	1,461,375	161,151	0	1,300,224	73.7%	4/30/2016	150	111	TTM 4/30/2016	4,028,770	2,284,118	1,744,652	0	1,744,652
24	Shellmound Office Building	397,180	1,394,716	12,047	62,525	1,320,144	100.0%	7/1/2016			Actual 2015	1,578,950	5,920	1,573,030	0	1,573,030
25	Hulen Fashion Center	1,282,915	1,356,499	27,093	135,605	1,193,802	96.4%	5/31/2016			TTM 2/29/2016	2,597,504	1,200,649	1,396,855	0	1,396,855
26	Tharp Portfolio II	550,465	1,154,527	19,836	81,577	1,053,114	98.6%	Various			NAV	NAV	NAV	NAV	NAV	NAV
26.01	Granger Shopping Center	123,254	191,799	5,865	14,523	171,411	100.0%	6/22/2016			TTM 4/30/2016	291,673	128,753	162,920	0	162,920
26.02	Belter Shopping Center	88,002	217,247	2,822	14,846	199,578	100.0%	6/22/2016			TTM 4/30/2016	331,284	91,675	239,609	0	239,609
26.03	Oaklandon Center	83,813	170,796	1,997	12,846	155,953	87.6%	6/22/2016			TTM 4/30/2016	259,654	81,560	178,094	0	178,094
26.04	Shadeland Office	184,465	183,223	4,720	19,756	158,747	100.0%	6/22/2016			TTM 4/30/2016	415,634	179,592	236,042	0	236,042
26.05	South East Street Center	35,531	157,552	2,249	11,067	144,236	100.0%	6/22/2016			TTM 4/30/2016	203,054	34,621	168,433	0	168,433
26.06	Allisonsville Plasma	8,224	139,986	1,553	5,739	132,694	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
26.07	Aspen Dental Crawfordsville	27,176	93,924	630	2,800	90,494	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
27	So Cal Self Storage - Pasadena, CA	574,145	1,143,363	11,657	0	1,131,707	92.9%	5/1/2016			TTM 3/31/2016	1,717,508	491,618	1,225,890	0	1,225,890
28	Illini Stor-It Portfolio	634,400	1,154,845	28,627	11,172	1,115,046	84.7%	4/18/2016			TTM 3/31/2016	1,742,837	539,601	1,203,236	0	1,203,236
28.01	Staley	327,537	603,679	15,485	9,110	579,084	89.8%	4/18/2016			TTM 3/31/2016	894,841	269,480	625,361	0	625,361
28.02	West	154,142	254,152	5,769	0	248,383	81.6%	4/18/2016			TTM 3/31/2016	403,893	136,202	267,691	0	267,691
28.03	Bondville	68,683	124,934	3,493	2,062	119,379	64.5%	4/18/2016			TTM 3/31/2016	188,807	59,112	129,695	0	129,695
28.04	North	84,037	172,081	3,880	0	168,201	87.8%	4/18/2016			TTM 3/31/2016	255,296	74,807	180,489	0	180,489
29	The Riley Center	252,159	1,006,915	5,870	34,001	967,044	92.1%	4/8/2016			TTM 3/31/2016	1,241,708	215,973	1,025,735	0	1,025,735
30	Fairfield Inn & Suites - Carlsbad	1,992,417	1,444,828	137,490	0	1,307,338	73.8%	4/30/2016	126	93	TTM 4/30/2016	3,270,365	1,871,845	1,398,520	128,684	1,269,836
31	Fairfield Inn & Suites - Norco	1,807,244	1,426,580	129,353	0	1,297,227	80.4%	4/30/2016	111	89	TTM 4/30/2016	3,233,824	1,790,213	1,443,611	124,706	1,318,905
32	Hilton Home2 Suites Pittsburgh	1,560,651	1,098,447	106,364	0	992,083	81.4%	2/29/2016	111	91	TTM 4/30/2016	2,656,821	1,624,091	1,032,730	0	1,032,730
33	Hilton Garden Inn - Lake Mary, FL	2,921,825	1,154,063	163,036	0	991,028	79.0%	3/31/2016	105	82	TTM 3/31/2016	4,075,888	2,973,067	1,102,821	0	1,102,821
34	473-479 Sumner Ave / 341 & 345 Amherst St	271,542	768,011	7,663	61,326	699,022	97.5%	6/1/2016			Annualized 5 5/31/2016	1,138,849	287,619	851,230	0	851,230
34.01	341 & 345 Amherst St	217,393	626,295	3,173	25,391	597,731	100.0%	6/1/2016			Annualized 5 5/31/2016	939,550	237,286	702,265	0	702,265
34.02	473-479 Sumner Ave	54,149	141,715	4,490	35,935	101,290	93.9%	6/1/2016			Annualized 5 5/31/2016	199,299	50,333	148,965	0	148,965
35	Holiday Inn & Suites Lima	2,222,765	1,575,070	151,913	0	1,423,157	77.8%	4/30/2016	103	80	TTM 4/30/2016	3,808,240	2,178,810	1,629,430	0	1,629,430
36	Arrowhead Creekside Medical Office	476,636	844,437	13,972	90,177	740,288	97.4%	5/24/2016			TTM 3/31/2016	961,997	475,755	486,242	0	486,242
37	TownePlace Suites Newark	1,146,636	1,012,105	86,350	0	925,755	74.8%	5/31/2016	108	81	TTM 5/31/2016	2,164,556	1,149,088	1,015,469	86,582	928,887
38	Radisson Colorado Springs	3,902,101	1,268,605	206,828	0	1,061,776	64.0%	2/29/2016	99	63	TTM 2/29/2016	5,183,312	3,730,487	1,452,825	0	1,452,825
39	Omni Business Park	896,221	956,577	46,436	140,836	769,306	87.0%	4/1/2016			Actual 2015	1,591,230	777,663	813,568	0	813,568
40	Hilton Garden Inn W. I65 Airport Blvd.	2,218,990	912,952	125,278	0	787,675	69.1%	3/31/2016	114	78	TTM 5/31/2016	3,140,524	2,168,378	972,146	0	972,146
41	East Street Trading Center	253,061	699,185	16,593	46,664	635,928	94.5%	2/16/2016			TTM 4/30/2016	1,003,706	268,224	735,482	0	735,482
42	Solon Place Apartments	592,425	622,595	30,000	0	592,595	96.7%	5/6/2016			TTM 4/30/2016	1,188,191	549,695	638,496	0	638,496
43	5055 East Washington Street	435,584	696,120	10,362	79,624	606,134	100.0%	3/1/2016			TTM 4/30/2016	944,766	397,445	547,321	0	547,321
44	Comfort Suites at Kennesaw State University	1,059,218	825,144	75,375	0	749,770	81.7%	5/31/2016	91	75	TTM 5/31/2016	1,889,503	1,002,784	886,719	0	886,719
45	Lakefront Lofts	336,382	560,933	13,674	19,811	527,448	100.0%	5/31/2016			TTM 4/30/2016	910,429	325,790	584,639	0	584,639
46	Captive Plastics Warehouse	244,272	573,614	24,504	32,715	516,395	100.0%	7/1/2016			Annualized 9 9/30/2015	702,444	22,836	679,608	0	679,608
47	Hawthorn Suites Dearborn	1,181,359	931,166	84,501	0	846,665	50.4%	12/31/2015	89	45	Actual 2015	2,112,525	1,182,759	929,766	0	929,766
48	Taylor Park Townhomes	1,201,961	660,090	64,155	0	595,935	97.9%	5/31/2016			TTM 3/31/2016	1,851,313	1,144,424	706,889	76,166	630,723
49	Avon Self-Storage	195,467	553,426	2,850	0	550,576	96.7%	6/8/2016			TTM 4/30/2016	748,893	158,633	590,260	0	590,260
50	Rangeline Self-Storage	416,479	592,149	14,945	16,045	561,159	91.4%	1/31/2016			TTM 1/31/2016	982,287	458,222	524,064	0	524,064
51	Storage City - Antioch	349,225	564,569	6,304	0	558,266	94.6%	3/28/2016			TTM 3/31/2016	914,269	371,109	543,160	0	543,160
52	Courtyard Orlando East - UCF	2,797,891	1,187,405	159,412	0	1,027,993	74.8%	4/30/2016	116	82	TTM 4/30/2016	4,193,549	2,890,731	1,302,818	0	1,302,818
53	Fairfield Views Inc. a/k/a Fairfield Views, Inc.	1,197,616	994,184	21,600	0	994,184	95.0%	3/23/2016
54	Holiday Inn Express Rochester / Greece	1,089,737	716,129	72,235	0	643,894	52.9%	2/29/2016	109	57	TTM 2/29/2016	1,825,446	1,095,718	729,728	73,018	656,710
55	Fox Hunt Apartments	1,128,269	732,603	73,000	0	659,603	94.8%	5/31/2016			TTM 3/31/2016	1,768,739	1,118,842	649,897	142,494	507,403
56	Madison Court Apartment Corp.	1,306,800	2,585,388	26,900	0	2,585,388	95.0%	11/4/2015
57	Interlaken Owners, Inc.	6,007,040	6,366,592	126,700	0	6,366,592	96.0%	5/24/2016
58	Kenny Centre	553,917	808,147	37,323	64,115	706,709	92.3%	5/17/2016			Annualized 9 4/30/2016	1,408,148	551,038	857,110	0	857,110
59	Quality Inn & Suites - Sulphur	1,147,061	616,944	70,560	0	546,384	72.2%	4/30/2016	83	59	TTM 4/30/2016	1,829,860	898,148	931,711	0	931,711
60	Bond Street Portfolio	169,462	412,730	2,701	9,692	400,336	92.2%	12/14/2015			NAV	NAV	NAV	NAV	NAV	NAV
60.01	Monroe Center	79,075	243,838	1,500	-1,475	243,813	100.0%	12/14/2015			NAV	NAV	NAV	NAV	NAV	NAV
60.02	952 Lake Murray Boulevard	90,387	168,892	1,201	11,167	156,523	82.4%	12/14/2015			NAV	NAV	NAV	NAV	NAV	NAV
61	B.S.L. One Owners Corporation a/k/a B.S.L. One Owners Corp.	1,110,700	1,128,089	43,000	0	1,128,089	95.0%	12/23/2015
62	Bienville Towers Apartments	759,460	455,537	48,144	0	407,393	95.6%	5/31/2016			TTM 3/31/2016	1,235,711	763,624	472,086	0	472,086
63	51 East Green Apartments	247,741	413,622	8,640	0	404,982	100.0%	11/16/2015			Actual 2015	725,665	276,410	449,255	0	449,255
64	Lake Mead Gateway Plaza	187,671	449,631	2,951	18,687	427,993	81.9%	6/14/2016			TTM 5/31/2016	658,749	189,224	469,525	0	469,525
65	Quality Inn Olympic National Park	901,941	673,506	63,018	0	610,488	61.2%	4/30/2016	115	70	TTM 4/30/2016	1,575,448	894,620	680,827	61,648	619,180
66	Comfort Inn Sylva	1,012,864	576,049	63,557	0	512,493	57.8%	4/30/2016	96	56	TTM 4/30/2016	1,588,913	1,009,168	579,745	63,557	516,189
67	Laurel Springs Apartments	473,076	409,583	38,400	0	371,183	86.7%	5/3/2016			TTM 5/31/2016	863,001	432,317	430,685	0	430,685
68	Arizona Storage Company	225,790	315,657	7,047	0	308,610	88.6%	4/22/2016			Annualized 11 3/31/2016	541,447	217,604	323,843	0	323,843
69	Rimrock Plaza	250,672	404,327	14,931	35,238	354,159	91.0%	4/1/2016			Annualized 11 2/29/2016	703,586	287,840	415,746	0	415,746
70	Park Hill Apartments	671,049	463,547	44,968	0	418,579	94.2%	6/1/2016			TTM 3/31/2016	1,045,713	634,384	411,329	56,279	355,050
71	Comfort Inn & Suites - Smyrna	950,658	472,971	59,365	0	413,605	75.3%	12/31/2015	75	53	Actual 2015	1,564,096	996,465	567,631	0	567,631
72	South Pointe Crossing	410,592	493,922	11,405	54,834	427,683	95.7%	3/1/2016			TTM 3/31/2016	916,277	384,294	531,983	0	531,983
73	Storage Plex	204,673	384,061	18,997	3,764	361,299	91.0%	5/5/2016			TTM 3/31/2016	588,734	162,911	425,823	0	425,823
74	Carleton MHC	444,066	350,874	11,400	0	339,474	73.7%	4/11/2016			TTM 9/30/2015	769,178	480,987	288,191	0	288,191
75	Trinity Co-Operative Apts., Inc. a/k/a Trinity Cooperative Apts. Inc.	1,364,823	1,295,595	26,400	0	1,295,595	95.0%	4/27/2016
76	Maplewood MHC	204,018	315,371	5,750	0	309,621	100.0%	4/1/2016			TTM 3/31/2016	530,006	184,035	345,971	0	345,971
77	Blue Grass MHC	232,800	245,323	4,400	0	240,923	97.7%	2/29/2016			TTM 4/30/2016	478,123	183,318	294,804	0	294,804
78	Overland Corporate Center	117,206	239,014	1,840	14,104	223,071	100.0%	6/1/2016			TTM 4/30/2016	275,826	90,734	185,092	0	185,092
79	Rockmart Commons	128,733	230,669	3,300	15,367	212,002	95.2%	5/12/2016			TTM 5/31/2016	407,352	130,651	276,701	882	275,819
80	Canyon Springs Retail Building	81,156	224,950	3,137	8,620	213,194	100.0%	12/31/2015			TTM 3/31/2016	359,200	79,111	280,088	0	280,088
81	Westwood Village Apartments	122,923	214,043	19,800	0	194,243	100.0%	2/29/2016			TTM 3/31/2016	336,966	118,857	218,110	42,557	175,553
82	Out O’Space Storage Tavares	152,954	191,802	5,800	0	186,002	92.3%	5/27/2016			TTM 4/30/2016	344,756	149,341	195,415	0	195,415
83	Rivercrest Apartments	246,523	220,307	20,400	0	199,907	97.1%	4/28/2016			TTM 4/30/2016	438,110	191,498	246,612	0	246,612
84	Brighton Manor Apartments	314,895	221,875	26,134	0	195,741	98.6%	2/29/2016			TTM 3/31/2016	564,910	282,009	282,901	0	282,901
85	Midland Plaza Apartments Corp.	498,800	566,831	15,500	0	566,831	95.0%	3/24/2016
86	White Oak MHC	333,058	195,538	7,950	0	187,588	93.1%	4/1/2016			TTM 3/31/2016	529,202	327,174	202,028	0	202,028
87	Ridge Apartments Owners Corp.	500,090	674,392	12,900	0	674,392	96.0%	1/29/2016
88	168 Marco Way	66,671	336,696	5,115	12,670	318,911	100.0%	7/1/2016			TTM 2/29/2016	415,305	49,274	366,031	0	366,031
89	Spring Haven MHC	118,033	198,316	4,300	0	194,016	100.0%	5/11/2016			TTM 4/30/2016	362,524	85,767	276,757	0	276,757
90	Mission Plaza	108,029	156,902	2,981	10,378	143,543	100.0%	6/6/2016			TTM 4/30/2016	277,151	101,925	175,226	0	175,226
91	Kimberly Pines MHP	77,729	194,995	4,900	0	190,095	94.9%	3/31/2016			TTM 2/29/2016	272,724	77,326	195,398	0	195,398
92	Ipswich House, Inc.	514,389	852,424	14,400	0	852,424	95.0%	1/20/2016
93	Trinity Colonial Hills MHP	120,253	215,707	4,400	0	211,307	96.6%	1/1/2016			TTM 3/31/2016	361,622	106,512	255,110	0	255,110
94	Trinity Windfern MHP	142,785	183,996	4,550	0	179,446	100.0%	1/1/2016			TTM 3/31/2016	351,125	136,762	214,363	0	214,363
95	Walgreens Columbia	6,178	302,702	2,223	0	300,479	100.0%	7/1/2016			NAV	NAV	NAV	NAV	NAV	NAV
96	J & J MHP	155,879	136,024	5,100	0	130,924	95.6%	4/30/2016			TTM 4/30/2016	302,199	124,082	178,117	0	178,117
97	Glenwillow MHP	147,925	186,244	4,550	0	181,694	87.8%	4/1/2016			TTM 3/31/2016	334,169	137,468	196,701	0	196,701
98	Port Chester Apartments, Inc.	1,229,800	1,146,910	25,800	0	1,146,910	95.0%	5/28/2015
99	Crossings at Hamilton Shops	72,040	156,902	4,000	18,822	134,080	100.0%	4/8/2016			Actual 2015	201,960	59,997	141,962	0	141,962
100	Thompson Thrift Building	125,913	239,746	7,022	33,289	199,435	100.0%	4/1/2016			TTM 3/31/2016	406,407	117,690	288,717	0	288,717
101	Lincoln Woods	196,016	193,847	12,012	0	181,835	97.6%	6/1/2016			Actual 2014	370,096	295,678	74,418	0	74,418
102	Gramercy-Rutherford Townhouses Corp.	139,038	300,603	4,400	0	300,603	95.0%	5/31/2016

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures
1	Epps Bridge Centre			Actual 2015	5,302,350	994,234	4,308,116	0	4,308,116			Actual 2014	4,550,608	917,200	3,633,408	0
2	The Mall at Rockingham Park			Actual 2015	35,563,546	10,774,191	24,789,355	0	24,789,355			Actual 2014	34,871,781	10,527,937	24,343,844	0
3	Kroger (Roundy’s) Distribution Center			Actual 2015	6,839,328	0	6,839,328	0	6,839,328			Actual 2014	6,839,328	0	6,839,328	0
4	Marriott Indianapolis North	149	95	Actual 2015	18,577,960	11,223,143	7,354,818	743,118	6,611,700	149	100	Actual 2014	16,914,808	10,748,039	6,166,769	676,592
5	Mall at Turtle Creek			Actual 2015	9,203,647	2,056,405	7,147,241	0	7,147,241			Actual 2014	9,277,093	2,231,971	7,045,122	0
6	In-Rel 8			Various	17,350,312	7,850,403	9,499,908	91,323	9,408,585			Actual 2014	16,883,072	8,153,807	8,729,265	115,494
6.01	Lynnfield Park			Actual 2015	3,419,190	1,543,721	1,875,469	0	1,875,469			Actual 2014	3,748,279	1,739,201	2,009,079	0
6.02	Chase Tower			Actual 2015	3,363,399	1,323,131	2,040,268	0	2,040,268			Actual 2014	3,196,970	1,383,614	1,813,355	0
6.03	50 Penn Place			Actual 2015	3,632,440	1,750,764	1,881,677	0	1,881,677			Actual 2014	3,321,658	1,877,809	1,443,849	0
6.04	I-Bank Tower			Annualized 8 8/31/2015	4,134,521	2,262,056	1,872,465	91,323	1,781,142			Actual 2014	3,965,514	2,179,731	1,785,783	115,494
6.05	4100 Okeechobee			Actual 2015	930,515	265,338	665,176	0	665,176			Actual 2014	914,726	311,114	603,612	0
6.06	Center Point			Actual 2015	889,344	377,431	511,913	0	511,913			Actual 2014	881,207	363,638	517,570	0
6.07	Bainbridge Mall			Actual 2015	537,132	158,747	378,385	0	378,385			Actual 2014	484,382	130,682	353,700	0
6.08	Plantation Merch. Mart			Actual 2015	443,771	169,216	274,555	0	274,555			Actual 2014	370,336	168,019	202,318	0
7	River Park Shopping Center			Actual 2015	1,915,934	699,066	1,216,868	0	1,216,868			Annualized 5 12/31/2014	1,461,994	794,214	667,780	0
8	University Towers Owners Corp.
9	DoubleTree Overland Park	117	78	Actual 2015	13,984,830	10,556,560	3,428,270	559,392	2,868,878	115	77	Actual 2014	13,140,631	9,958,131	3,182,500	525,625
10	ExchangeRight Net Leased Portfolio 12			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
10.01	Kroger - Hamilton			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
10.02	Walgreens - Fort Worth			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
10.03	Tractor Supply - Woods Cross			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
10.04	Fresenius Dialysis Center - Nashville			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
10.05	Advance Auto Parts - Steubenville			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
10.06	Dollar General - Hamilton			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
10.07	Dollar General - Cincinnati			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
10.08	Dollar General - Denham Springs			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
10.09	Dollar General - Hickory (US Highway 70)			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
10.10	Dollar General - Hammond			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
10.11	Family Dollar - Baton Rouge			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
10.12	Dollar General - Hickory (Lenoir Rhyne Boulevard)			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
10.13	Advance Auto Parts - Greenville			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
10.14	Dollar General - Gastonia			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
10.15	Napa Auto Parts - Freeport			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
10.16	Napa Auto Parts - Belvidere			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
10.17	Dollar General - Alorton			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
10.18	Dollar General - Dupo			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
10.19	Advance Auto Parts - Heath			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
11	Barber Self Storage			Actual 2015	2,745,567	462,702	2,282,865	0	2,282,865			Actual 2014	2,165,689	409,586	1,756,103	0
12	San Fernando Value Square			Actual 2015	3,661,967	1,140,518	2,521,449	0	2,521,449			Actual 2014	3,411,802	1,086,647	2,325,155	0
13	Eagle Square			Actual 2015	2,341,818	860,675	1,481,143	0	1,481,143			Actual 2014	2,254,943	833,004	1,421,939	0
14	Pinnacle II			Actual 2015	11,436,631	3,641,640	7,794,991	0	7,794,991			Actual 2014	11,514,655	3,632,177	7,882,478	0
15	Berkshire Corporate Center			Actual 2015	2,954,672	937,937	2,016,735	0	2,016,735			Actual 2014	2,933,702	947,713	1,985,989	0
16	Shoppes at Westown			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
17	Stone Manor			Actual 2015	3,231,138	1,253,096	1,978,042	0	1,978,042			Actual 2014	2,980,966	1,167,924	1,813,042	0
18	Corporate Park Office Portfolio			Actual 2015	3,125,834	1,362,015	1,763,819	0	1,763,819			Actual 2014	3,022,002	1,368,026	1,653,976	0
19	North Park Shopping Center			Actual 2015	1,563,003	635,547	927,457	0	927,457			Actual 2014	1,440,911	619,814	821,097	0
20	Center Court Apartments			Actual 2015	1,528,887	994,526	534,361	0	534,361			Actual 2014	1,631,438	953,095	678,343	0
21	California Plaza			Actual 2015	2,573,327	1,568,941	1,004,386	0	1,004,386			Actual 2014	2,555,809	1,506,319	1,049,489	0
22	CubeSmart Portfolio III			Actual 2015	1,745,988	630,257	1,115,731	0	1,115,731			Actual 2014	1,617,522	640,336	977,186	0
22.01	CubeSmart Lake Worth			Actual 2015	708,050	242,354	465,696	0	465,696			Actual 2014	645,417	227,056	418,361	0
22.02	CubeSmart Chattanooga			Actual 2015	566,768	221,363	345,405	0	345,405			Actual 2014	549,039	235,135	313,903	0
22.03	CubeSmart Tyler			Actual 2015	471,170	166,540	304,630	0	304,630			Actual 2014	423,067	178,144	244,922	0
23	Courtyard Marriott Madeira Beach	150	111	T-10 12/31/2015	3,017,626	1,877,749	1,139,876	0	1,139,876	145	99	NAV	NAV	NAV	NAV	NAV
24	Shellmound Office Building			Actual 2014	1,532,961	800	1,532,161	0	1,532,161			Actual 2013	1,488,312	500	1,487,812	0
25	Hulen Fashion Center			Actual 2015	2,557,464	1,149,078	1,408,387	0	1,408,387			Actual 2014	2,356,078	1,279,930	1,076,148	0
26	Tharp Portfolio II			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
26.01	Granger Shopping Center			Actual 2015	290,859	126,070	164,789	2,000	162,789			Actual 2014	309,112	117,029	192,084	12,679
26.02	Belter Shopping Center			Actual 2015	320,388	93,690	226,698	0	226,698			Actual 2014	319,003	90,493	228,510	0
26.03	Oaklandon Center			Actual 2015	238,348	82,538	155,810	0	155,810			Actual 2014	241,598	83,327	158,271	0
26.04	Shadeland Office			Actual 2015	397,834	194,538	203,296	0	203,296			Actual 2014	409,720	202,096	207,623	0
26.05	South East Street Center			Actual 2015	203,526	36,288	167,238	0	167,238			Actual 2014	212,167	38,567	173,599	0
26.06	Allisonsville Plasma			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
26.07	Aspen Dental Crawfordsville			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
27	So Cal Self Storage - Pasadena, CA			Actual 2015	1,688,344	498,185	1,190,160	0	1,190,160			Actual 2014	1,567,561	492,410	1,075,151	0
28	Illini Stor-It Portfolio			Actual 2015	1,645,109	487,820	1,157,289	0	1,157,289			Actual 2014	1,547,852	434,302	1,113,550	0
28.01	Staley			Actual 2015	834,082	232,271	601,811	0	601,811			Actual 2014	764,244	205,202	559,042	0
28.02	West			Actual 2015	387,999	133,259	254,740	0	254,740			Actual 2014	379,973	121,616	258,357	0
28.03	Bondville			Actual 2015	176,683	51,130	125,553	0	125,553			Actual 2014	168,485	43,591	124,894	0
28.04	North			Actual 2015	246,345	71,160	175,185	0	175,185			Actual 2014	235,150	63,893	171,257	0
29	The Riley Center			Actual 2015	1,114,047	242,180	871,867	0	871,867			NAV	NAV	NAV	NAV	NAV
30	Fairfield Inn & Suites - Carlsbad	126	93	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
31	Fairfield Inn & Suites - Norco	111	89	Actual 2015	2,921,295	1,700,228	1,221,067	111,929	1,109,138	105	80	Actual 2014	957,880	662,763	295,117	36,738
32	Hilton Home2 Suites Pittsburgh	111	91	Actual 2015	2,663,480	1,580,712	1,082,768	0	1,082,768	112	91	NAV	NAV	NAV	NAV	NAV
33	Hilton Garden Inn - Lake Mary, FL	105	82	Actual 2015	3,851,792	2,892,187	959,605	0	959,605	99	77	Actual 2014	3,236,074	2,599,208	636,866	0
34	473-479 Sumner Ave / 341 & 345 Amherst St			Actual 2015	833,257	295,989	537,268	0	537,268			Actual 2014	690,637	202,188	488,449	0
34.01	341 & 345 Amherst St			Actual 2015	687,437	244,191	443,246	0	443,246			Actual 2014	569,776	166,805	402,970	0
34.02	473-479 Sumner Ave			Actual 2015	145,820	51,798	94,022	0	94,022			Actual 2014	120,861	35,383	85,479	0
35	Holiday Inn & Suites Lima	103	80	Actual 2015	3,525,821	2,082,034	1,443,787	0	1,443,787	102	73	Actual 2014	3,452,903	2,044,284	1,408,618	0
36	Arrowhead Creekside Medical Office			Actual 2015	951,308	497,842	453,466	0	453,466			Actual 2014	879,024	431,397	447,627	0
37	TownePlace Suites Newark	108	81	Actual 2015	2,200,887	1,226,031	974,855	88,035	886,819	108	82	Actual 2014	2,432,546	1,278,181	1,154,365	97,302
38	Radisson Colorado Springs	99	63	Actual 2014	4,775,244	3,715,748	1,059,496	0	1,059,496	93	57	Actual 2013	4,233,346	3,552,317	681,029	0
39	Omni Business Park			Actual 2014	1,530,268	796,489	733,779	0	733,779			Actual 2013	1,348,046	749,101	598,945	0
40	Hilton Garden Inn W. I65 Airport Blvd.	114	78	Actual 2015	3,234,964	2,348,955	886,010	0	886,010	114	80	Actual 2014	3,241,707	2,285,069	956,639	0
41	East Street Trading Center			Actual 2015	929,312	239,573	689,739	0	689,739			Actual 2014	833,154	229,188	603,966	0
42	Solon Place Apartments			Actual 2015	1,166,335	530,766	635,569	0	635,569			Actual 2014	1,085,259	527,441	557,818	0
43	5055 East Washington Street			Actual 2015	827,682	404,002	423,680	0	423,680			Actual 2014	1,030,647	367,293	663,354	0
44	Comfort Suites at Kennesaw State University	91	75	Actual 2015	1,845,096	989,155	855,941	0	855,941	89	73	Actual 2014	1,742,607	932,740	809,867	0
45	Lakefront Lofts			Actual 2015	905,258	324,641	580,617	0	580,617			Actual 2014	873,154	333,491	539,663	0
46	Captive Plastics Warehouse			Actual 2014	702,444	26,989	675,455	0	675,455			Actual 2013	702,444	26,631	675,813	0
47	Hawthorn Suites Dearborn	89	45	Actual 2014	2,190,279	1,176,474	1,013,805	0	1,013,805	76	47	Actual 2013	1,870,125	1,182,062	688,062	0
48	Taylor Park Townhomes			Actual 2015	1,803,489	1,131,842	671,647	79,398	592,249			Actual 2014	1,725,262	1,074,329	650,933	87,213
49	Avon Self-Storage			Actual 2015	738,043	161,222	576,821	0	576,821			Actual 2014	668,550	155,698	512,852	0
50	Rangeline Self-Storage			Actual 2015	993,557	431,473	562,085	0	562,085			Actual 2014	908,811	407,326	501,485	0
51	Storage City - Antioch			Actual 2015	868,247	346,481	521,766	0	521,766			Actual 2014	751,463	320,243	431,221	0
52	Courtyard Orlando East - UCF	116	87	Actual 2015	4,147,439	2,812,827	1,334,612	0	1,334,612	114	86	Actual 2014	3,464,531	2,592,452	872,079	0
53	Fairfield Views Inc. a/k/a Fairfield Views, Inc.
54	Holiday Inn Express Rochester / Greece	109	58	Actual 2015	1,800,932	1,082,112	718,820	72,037	646,783	109	57	Actual 2014	1,771,376	1,081,193	690,183	70,855
55	Fox Hunt Apartments			Actual 2015	1,796,617	1,122,081	674,536	144,189	530,347			Actual 2014	1,800,074	1,141,476	658,598	141,991
56	Madison Court Apartment Corp.
57	Interlaken Owners, Inc.
58	Kenny Centre			Actual 2015	1,366,342	551,844	814,498	0	814,498			Actual 2014	1,289,739	491,586	798,153	0
59	Quality Inn & Suites - Sulphur	85	61	Actual 2015	1,765,984	1,020,533	745,451	0	745,451	83	59	Actual 2014	1,515,089	969,341	545,748	0
60	Bond Street Portfolio			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
60.01	Monroe Center			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
60.02	952 Lake Murray Boulevard			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
61	B.S.L. One Owners Corporation a/k/a B.S.L. One Owners Corp.
62	Bienville Towers Apartments			Actual 2015	1,233,139	754,348	478,791	0	478,791			Actual 2014	1,202,501	720,133	482,368	0
63	51 East Green Apartments			Actual 2014	713,060	258,775	454,285	0	454,285			Actual 2013	681,000	244,661	436,339	0
64	Lake Mead Gateway Plaza			Actual 2015	695,878	199,721	496,158	0	496,158			Actual 2014	634,708	181,925	452,784	0
65	Quality Inn Olympic National Park	115	70	Actual 2015	1,571,011	907,366	663,645	61,351	602,294	114	70	Actual 2014	1,452,270	903,413	548,857	58,091
66	Comfort Inn Sylva	96	56	Actual 2015	1,560,891	993,581	567,309	62,436	504,873	96	55	Actual 2014	1,244,513	857,431	387,083	49,781
67	Laurel Springs Apartments			Actual 2015	855,232	437,181	418,051	0	418,051			Actual 2014	875,246	435,846	439,400	0
68	Arizona Storage Company			Actual 2014	409,864	225,970	183,894	0	183,894			Actual 2013	339,440	263,399	76,041	0
69	Rimrock Plaza			Actual 2015	540,140	225,099	315,041	0	315,041			NAV	NAV	NAV	NAV	NAV
70	Park Hill Apartments			Actual 2015	1,006,929	624,368	382,561	56,639	325,922			Actual 2014	978,480	643,904	334,576	48,420
71	Comfort Inn & Suites - Smyrna	78	59	Actual 2014	1,274,471	904,739	369,732	0	369,732	71	48	Actual 2013	1,124,337	860,005	264,332	0
72	South Pointe Crossing			Actual 2015	907,316	393,716	513,600	0	513,600			Actual 2014	889,607	383,440	506,167	0
73	Storage Plex			Actual 2015	568,755	159,812	408,942	0	408,942			Actual 2014	543,444	159,749	383,695	0
74	Carleton MHC			Actual 2014	792,046	462,704	329,341	0	329,341			Actual 2013	807,179	452,227	354,952	0
75	Trinity Co-Operative Apts., Inc. a/k/a Trinity Cooperative Apts. Inc.
76	Maplewood MHC			Actual 2015	529,864	184,322	345,542	0	345,542			Actual 2014	508,239	203,652	304,587	0
77	Blue Grass MHC			Actual 2015	465,779	180,046	285,734	0	285,734			Actual 2014	418,180	175,554	242,626	0
78	Overland Corporate Center			Actual 2015	265,673	91,574	174,099	0	174,099			Actual 2014	246,491	90,416	156,074	0
79	Rockmart Commons			Actual 2015	383,026	132,312	250,714	882	249,832			Actual 2014	313,322	115,943	197,379	2,765
80	Canyon Springs Retail Building			Actual 2015	359,030	73,888	285,143	0	285,143			Actual 2014	359,803	76,470	283,332	0
81	Westwood Village Apartments			Actual 2015	332,227	112,332	219,896	27,983	191,913			Actual 2014	316,228	112,475	203,753	20,531
82	Out O’Space Storage Tavares			Actual 2015	311,584	145,801	165,783	0	165,783			Actual 2014	234,000	126,600	107,400	0
83	Rivercrest Apartments			Actual 2015	432,505	214,255	218,250	0	218,250			Actual 2014	406,815	188,988	217,827	0
84	Brighton Manor Apartments			Actual 2015	563,373	272,072	291,301	0	291,301			Actual 2014	504,787	270,562	234,225	0
85	Midland Plaza Apartments Corp.
86	White Oak MHC			Actual 2015	512,958	314,542	198,416	0	198,416			Actual 2014	409,024	313,096	95,928	0
87	Ridge Apartments Owners Corp.
88	168 Marco Way			Actual 2015	410,435	50,870	359,565	0	359,565			Actual 2014	412,716	47,520	365,196	0
89	Spring Haven MHC			Actual 2015	360,827	87,717	273,110	0	273,110			Actual 2014	359,759	71,416	288,343	0
90	Mission Plaza			Actual 2015	273,928	106,753	167,175	0	167,175			Actual 2014	267,131	89,683	177,448	0
91	Kimberly Pines MHP			Actual 2015	273,712	76,724	196,988	0	196,988			Actual 2014	224,215	67,355	156,860	0
92	Ipswich House, Inc.
93	Trinity Colonial Hills MHP			Actual 2015	359,892	114,388	245,504	0	245,504			Actual 2014	348,237	118,129	230,108	0
94	Trinity Windfern MHP			Actual 2015	351,162	144,157	207,005	0	207,005			Actual 2014	339,185	147,938	191,247	0
95	Walgreens Columbia			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV	NAV
96	J & J MHP			Actual 2015	286,237	124,082	162,155	0	162,155			Actual 2014	281,018	121,428	159,590	0
97	Glenwillow MHP			Actual 2015	334,866	133,235	201,632	0	201,632			Actual 2014	330,408	129,581	200,826	0
98	Port Chester Apartments, Inc.
99	Crossings at Hamilton Shops			Actual 2014	226,537	67,177	159,360	0	159,360			NAV	NAV	NAV	NAV	NAV
100	Thompson Thrift Building			Actual 2015	405,527	128,021	277,506	0	277,506			Actual 2014	406,339	132,885	273,454	0
101	Lincoln Woods			Actual 2013	359,801	310,060	49,741	0	49,741			Actual 2012	371,085	255,827	115,258	0
102	Gramercy-Rutherford Townhouses Corp.

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(8)(9)(10)(11)(12)(15)	Largest Tenant Sq. Ft.(8)(9)(10)(11)(12)(15)	Largest Tenant % of NRA(8)(9)(10)(11)(12)(15)	Largest Tenant Exp. Date(10)(12)	2nd Largest Tenant Name(8)(9)(11)(12)	2nd Largest Tenant Sq. Ft.(8)(9)(11)(12)	2nd Largest Tenant % of NRA(8)(9)(11)(12)	2nd Largest Tenant Exp. Date(12)
1	Epps Bridge Centre	3,633,408			N	Dick’s Sporting Goods	50,000	14.9%	1/31/2024	Best Buy	30,000	8.9%	1/31/2025
2	The Mall at Rockingham Park	24,343,844			N	Lord & Taylor	158,594	29.3%	3/31/2027	Forever21	11,414	2.1%	6/30/2024
3	Kroger (Roundy’s) Distribution Center	6,839,328			N	Roundy’s Inc.	1,093,756	100.0%	12/31/2030
4	Marriott Indianapolis North	5,490,176	143	89	N
5	Mall at Turtle Creek	7,045,122			N	Barnes & Noble	26,080	7.9%	1/31/2021	Bed, Bath & Beyond	25,000	7.6%	1/31/2022
6	In-Rel 8	8,613,771			N	Various	Various	Various	Various	Various	Various	Various	Various
6.01	Lynnfield Park	2,009,079			N	First Tennessee Bank National	138,812	49.4%	7/31/2018	Daniel W. Marzahl dba Executive Business	10,111	3.6%	12/31/2018
6.02	Chase Tower	1,813,355			N	JP Morgan Chase Bank	52,197	21.9%	11/30/2017	Fayette County Attorney	42,120	17.7%	6/30/2023
6.03	50 Penn Place	1,443,849			N	Clear Channel Broadcasting, Inc./iHeartMedia + Entertainment, Inc.	26,628	8.3%	8/31/2025	RELX Inc.	24,629	7.7%	7/31/2019
6.04	I-Bank Tower	1,670,289			N	Independent Bank	40,666	14.8%	9/30/2021	Mid-South Pulmonary Specialists	17,504	6.4%	2/28/2022
6.05	4100 Okeechobee	603,612			N	ChildNet, Inc.	50,155	100.0%	6/30/2019
6.06	Center Point	517,570			N	Food Giant	54,172	36.5%	8/31/2019	Fred’s	24,000	16.2%	10/31/2020
6.07	Bainbridge Mall	353,700			N	Belk, Inc.	40,800	31.6%	8/22/2018	The Cato Corporation #7663	19,800	15.3%	1/31/2021
6.08	Plantation Merch. Mart	202,318			N	Ruby’s Home Health/Jun Enterprises	11,750	32.7%	4/30/2020	Plantation Open MRI, LLC/ Andrew Byers	6,569	18.3%	12/31/2019
7	River Park Shopping Center	667,780			N	Grocery Outlet	17,640	16.2%	4/30/2026	Rite Aid	17,340	16.0%	1/31/2036
8	University Towers Owners Corp.
9	DoubleTree Overland Park	2,656,875	107	72	N
10	ExchangeRight Net Leased Portfolio 12	NAV			N	Various	Various	Various	Various
10.01	Kroger - Hamilton	NAV			N	Kroger	77,154	100.0%	12/31/2026
10.02	Walgreens - Fort Worth	NAV			N	Walgreens	14,490	100.0%	6/30/2028
10.03	Tractor Supply - Woods Cross	NAV			N	Tractor Supply	21,930	100.0%	10/31/2030
10.04	Fresenius Dialysis Center - Nashville	NAV			N	Fresenius Dialysis Center	8,790	100.0%	6/30/2030
10.05	Advance Auto Parts - Steubenville	NAV			N	Advance Auto Parts	6,889	100.0%	7/31/2030
10.06	Dollar General - Hamilton	NAV			N	Dollar General	9,100	100.0%	11/30/2028
10.07	Dollar General - Cincinnati	NAV			N	Dollar General	9,026	100.0%	7/31/2028
10.08	Dollar General - Denham Springs	NAV			N	Dollar General	9,026	100.0%	6/30/2030
10.09	Dollar General - Hickory (US Highway 70)	NAV			N	Dollar General	9,002	100.0%	9/30/2026
10.10	Dollar General - Hammond	NAV			N	Dollar General	9,026	100.0%	4/30/2028
10.11	Family Dollar - Baton Rouge	NAV			N	Family Dollar	9,327	100.0%	9/30/2030
10.12	Dollar General - Hickory (Lenoir Rhyne Boulevard)	NAV			N	Dollar General	9,002	100.0%	2/28/2027
10.13	Advance Auto Parts - Greenville	NAV			N	Advance Auto Parts	7,000	100.0%	12/31/2025
10.14	Dollar General - Gastonia	NAV			N	Dollar General	9,100	100.0%	5/31/2027
10.15	Napa Auto Parts - Freeport	NAV			N	Napa Auto Parts	4,938	100.0%	2/2/2036
10.16	Napa Auto Parts - Belvidere	NAV			N	Napa Auto Parts	4,904	100.0%	2/2/2036
10.17	Dollar General - Alorton	NAV			N	Dollar General	9,026	100.0%	11/30/2026
10.18	Dollar General - Dupo	NAV			N	Dollar General	9,100	100.0%	3/31/2025
10.19	Advance Auto Parts - Heath	NAV			N	Advance Auto Parts	7,000	100.0%	12/31/2025
11	Barber Self Storage	1,756,103			N
12	San Fernando Value Square	2,325,155			N	Sam’s Club	106,911	90.1%	11/1/2026	General Wireless	2,500	2.1%	6/30/2017
13	Eagle Square	1,421,939			N	Veteran’s Health Administration	42,098	39.8%	9/30/2021	P.H. Eagle Square, Inc. d/b/a Rainbow Shops	7,558	7.1%	1/31/2020
14	Pinnacle II	7,882,478			N	Warner Brothers Entertainment Inc	230,000	100.0%	12/31/2021
15	Berkshire Corporate Center	1,985,989			N	Greatbatch, Ltd.	122,821	50.3%	1/31/2022	Covidien	50,159	20.6%	7/31/2020
16	Shoppes at Westown	NAV			N	T J Maxx, TJX Companies	22,506	27.9%	11/30/2025	Michaels	17,669	21.9%	4/30/2026
17	Stone Manor	1,813,042			N	Discovery	30,531	25.1%	2/28/2022	Langan Engineering	30,127	24.8%	10/31/2020
18	Corporate Park Office Portfolio	1,653,976			N	Leedo Manufacturing Co, LP	22,041	11.9%	4/30/2017	Sales Staff, LLC	13,221	7.1%	12/31/2020
19	North Park Shopping Center	821,097			N	Dolgencorp of Texas	14,960	13.6%	6/30/2020	La Mexicana Market	12,000	10.9%	6/30/2030
20	Center Court Apartments	678,343			N
21	California Plaza	1,049,489			N	Nelson & Kennard	16,806	10.8%	8/31/2017	Molina Healthcare of California, a California corporation	14,073	9.1%	9/30/2019
22	CubeSmart Portfolio III	977,186			N
22.01	CubeSmart Lake Worth	418,361			N
22.02	CubeSmart Chattanooga	313,903			N
22.03	CubeSmart Tyler	244,922			N
23	Courtyard Marriott Madeira Beach	NAV	NAV	NAV	N
24	Shellmound Office Building	1,487,812			N	SAE Institute Group, Inc.	63,406	100.0%	11/30/2026
25	Hulen Fashion Center	1,076,148			N	Total Wine and More	27,565	15.3%	2/15/2023	Jo-Ann Stores	21,795	12.1%	1/31/2022
26	Tharp Portfolio II	NAV			N	Various	Various	Various	Various	Various	Various	Various	Various
26.01	Granger Shopping Center	179,405			N	CVS Granger	10,722	60.3%	7/31/2021	Advance Auto Works	6,050	34.0%	3/31/2018
26.02	Belter Shopping Center	228,510			N	Dollar Tree	8,925	47.4%	7/31/2018	Herdrich Petroleum Corp.	4,937	26.2%	5/31/2029
26.03	Oaklandon Center	158,271			N	Circle K	3,250	30.9%	3/31/2023	Star Cleaners	1,450	13.8%	8/31/2021
26.04	Shadeland Office	207,623			N	Indiana State Teachers Association	9,544	40.4%	7/31/2020	Walker Research	6,276	26.6%	6/30/2018
26.05	South East Street Center	173,599			N	Herdrich Petroleum Corp	3,250	37.6%	12/31/2021	Burger King	3,200	37.0%	9/30/2024
26.06	Allisonsville Plasma	NAV			N	CSL Plasma	10,356	100.0%	2/28/2031
26.07	Aspen Dental Crawfordsville	NAV			N	Aspen Dental Management	3,500	100.0%	10/31/2026
27	So Cal Self Storage - Pasadena, CA	1,075,151			N
28	Illini Stor-It Portfolio	1,113,550			N
28.01	Staley	559,042			N
28.02	West	258,357			N
28.03	Bondville	124,894			N
28.04	North	171,257			N
29	The Riley Center	NAV			N	Dick’s Sporting Goods	50,000	51.1%	1/31/2025	HomeGoods	22,147	22.6%	4/30/2025
30	Fairfield Inn & Suites - Carlsbad	NAV	NAV	NAV	N
31	Fairfield Inn & Suites - Norco	258,379	93	52	N
32	Hilton Home2 Suites Pittsburgh	NAV			N
33	Hilton Garden Inn - Lake Mary, FL	636,866	93	58	N
34	473-479 Sumner Ave / 341 & 345 Amherst St	488,449			N	Various	Various	Various	Various	Various	Various	Various	Various
34.01	341 & 345 Amherst St	402,970			N	Tilted Kilt	6,200	20.9%	3/19/2021	Orange Theory	3,000	10.1%	8/31/2019
34.02	473-479 Sumner Ave	85,479			N	Goodwill	10,628	50.2%	6/5/2019	International Mart	5,700	26.9%	4/30/2020
35	Holiday Inn & Suites Lima	1,408,618	100	71	N
36	Arrowhead Creekside Medical Office	447,627			N	One Step Beyond	19,440	27.8%	8/31/2026	US Oncology	8,710	12.5%	2/28/2019
37	TownePlace Suites Newark	1,057,063	104	90	N
38	Radisson Colorado Springs	681,029	90	50	N
39	Omni Business Park	598,945			N	Wide Open West Ohio LLC	28,489	17.2%	4/30/2022	Nations Title Agency Inc	22,556	13.6%	6/30/2018
40	Hilton Garden Inn W. I65 Airport Blvd.	956,639	109	78	N
41	East Street Trading Center	603,966			N	Lab Recyclers, Inc.	32,328	19.5%	7/31/2019	Uncle Ralph’s Cookies	27,860	16.8%	5/31/2017
42	Solon Place Apartments	557,818			N
43	5055 East Washington Street	663,354			N	Integra Telecom Holdings, Inc.	17,797	34.4%	9/30/2020	Tutor Perini Building Corp.	7,845	15.1%	7/31/2018
44	Comfort Suites at Kennesaw State University	809,867	85	69	N
45	Lakefront Lofts	539,663			N	Spaghetti Warehouse	17,435	NAP	1/31/2019	Play the Game, Read the Story	8,381	NAP	11/30/2018
46	Captive Plastics Warehouse	675,813			N	Captive Plastics, Inc.	163,360	100.0%	1/31/2026
47	Hawthorn Suites Dearborn	688,062	80	40	N
48	Taylor Park Townhomes	563,720			N
49	Avon Self-Storage	512,852			N
50	Rangeline Self-Storage	501,485			N
51	Storage City - Antioch	431,221			N
52	Courtyard Orlando East - UCF	872,079	107	72	N
53	Fairfield Views Inc. a/k/a Fairfield Views, Inc.
54	Holiday Inn Express Rochester / Greece	619,328	104	56	N
55	Fox Hunt Apartments	516,607			N
56	Madison Court Apartment Corp.
57	Interlaken Owners, Inc.
58	Kenny Centre	798,153			N	Tensuke Market	10,600	11.1%	9/30/2021	Akai Hana Japanese Restaurant	7,700	8.0%	6/30/2016
59	Quality Inn & Suites - Sulphur	545,748	72	51	N
60	Bond Street Portfolio	NAV			N	Various	Various	Various	Various	Various	Various	Various	Various
60.01	Monroe Center	NAV			N	Sleepy’s	5,500	55.0%	11/30/2021	Vitamin Shoppe	2,500	25.0%	6/30/2025
60.02	952 Lake Murray Boulevard	NAV			N	Zoe’s Kitchen	2,800	35.0%	2/14/2024	Bee Healthy Weight Loss	2,400	30.0%	12/19/2019
61	B.S.L. One Owners Corporation a/k/a B.S.L. One Owners Corp.
62	Bienville Towers Apartments	482,368			N
63	51 East Green Apartments	436,339			N
64	Lake Mead Gateway Plaza	452,784			N	Check City Partnership, LLC dba Check City	2,379	12.1%	10/31/2021	China a Go Go XI, Inc.	2,241	11.4%	2/28/2021
65	Quality Inn Olympic National Park	490,766	113	64	N
66	Comfort Inn Sylva	337,302	97	45	N
67	Laurel Springs Apartments	439,400			N
68	Arizona Storage Company	76,041			N
69	Rimrock Plaza	NAV			N	TJ Maxx	22,913	44.5%	1/31/2022	Dollar Tree	10,023	19.5%	1/31/2020
70	Park Hill Apartments	286,156			N
71	Comfort Inn & Suites - Smyrna	264,332	65	42	N
72	South Pointe Crossing	506,167			N	Once Upon A Child	7,700	17.6%	10/15/2020	United Farm Family Mutual Ins	7,544	17.2%	1/22/2021
73	Storage Plex	383,695			N
74	Carleton MHC	354,952			N
75	Trinity Co-Operative Apts., Inc. a/k/a Trinity Cooperative Apts. Inc.
76	Maplewood MHC	304,587			Y
77	Blue Grass MHC	242,626			Y
78	Overland Corporate Center	156,074			N	Renzon B. Monzon and Christine Monzon dba CRF Renzon Filipino Cuisine	3,255	26.5%	11/30/2020	Windermere Showcase Homes	1,944	15.8%	9/30/2020
79	Rockmart Commons	194,614			N	Anytime Fitness	6,000	27.3%	9/30/2024	Tequila Mexican Restaurant	4,000	18.2%	3/31/2023
80	Canyon Springs Retail Building	283,332			N	Pacific Dental Service	5,000	54.2%	2/28/2026	Reflexology	1,988	21.6%	7/31/2020
81	Westwood Village Apartments	183,222			N
82	Out O’Space Storage Tavares	107,400			N
83	Rivercrest Apartments	217,827			N
84	Brighton Manor Apartments	234,225			N
85	Midland Plaza Apartments Corp.
86	White Oak MHC	95,928			Y
87	Ridge Apartments Owners Corp.
88	168 Marco Way	365,196			N	Cornerstone	16,500	100.0%	11/30/2019
89	Spring Haven MHC	288,343			N
90	Mission Plaza	177,448			N	Siempre Natural	2,760	25.0%	5/31/2019	Wingstop	2,760	25.0%	5/31/2020
91	Kimberly Pines MHP	156,860			N
92	Ipswich House, Inc.
93	Trinity Colonial Hills MHP	230,108			N
94	Trinity Windfern MHP	191,247			N
95	Walgreens Columbia	NAV			N	Walgreens	14,820	100.0%	9/30/2030
96	J & J MHP	159,590			N
97	Glenwillow MHP	200,826			N
98	Port Chester Apartments, Inc.
99	Crossings at Hamilton Shops	NAV			N	The School Box	9,000	72.0%	12/31/2020	Ankar’s	2,100	16.8%	12/31/2020
100	Thompson Thrift Building	273,454			N	Thompson Thrift Mgmt. Co.	10,506	46.4%	4/30/2019	Thompson Thrift Construction	5,652	25.0%	04/30/2019
101	Lincoln Woods	115,258			N
102	Gramercy-Rutherford Townhouses Corp.

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	3rd Largest Tenant Name(8)(11)	3rd Largest Tenant Sq. Ft.(8)(11)	3rd Largest Tenant % of NRA(8)(11)	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(8)(9)(12)	4th Largest Tenant Sq. Ft.(8)(9)(12)	4th Largest Tenant % of NRA(8)(9)(12)	4th Largest Tenant Exp. Date(12)	5th Largest Tenant Name(8)	5th Largest Tenant Sq. Ft.(8)	5th Largest Tenant % of NRA(8)	5th Largest Tenant Exp. Date
1	Epps Bridge Centre	Marshall’s	26,000	7.7%	8/31/2023	Ross Dress for Less	25,000	7.4%	1/31/2027	Bed Bath & Beyond	24,000	7.1%	1/31/2026
2	The Mall at Rockingham Park	Apple	10,448	1.9%	1/31/2024	Pottery Barn	10,122	1.9%	1/31/2017	Express/Express Men	9,067	1.7%	1/31/2024
3	Kroger (Roundy’s) Distribution Center
4	Marriott Indianapolis North
5	Mall at Turtle Creek	Best Buy	21,500	6.5%	1/31/2020	H&M	20,000	6.1%	10/31/2026	Shoe Dept Encore	13,319	4.0%	10/31/2023
6	In-Rel 8	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
6.01	Lynnfield Park	Lab Four Professional Development Center	7,606	2.7%	3/31/2021	Maxim Healthcare Services, Inc.	7,569	2.7%	1/31/2021	JK International, Inc.	4,606	1.6%	2/28/2017
6.02	Chase Tower	McBrayer, McGinnis, Leslie & Kirkland, PLLC	37,641	15.8%	4/30/2027	Cypress Semiconductor	20,455	8.6%	4/30/2026	AMR / Association Management Resources, Inc.	17,877	7.5%	8/31/2020
6.03	50 Penn Place	ITT Educational Services	19,109	6.0%	1/31/2019	Belle Isle Restaurant	12,080	3.8%	9/30/2020	Oklahoma Society of Certified Public Accountants	8,394	2.6%	7/31/2018
6.04	I-Bank Tower	Methodist Healthcare Memphis Hospitals	17,073	6.2%	1/31/2021	Southern Diversified, Inc.	7,593	2.8%	6/30/2021	Commerce Holdings, LLC	7,450	2.7%	6/30/2018
6.05	4100 Okeechobee
6.06	Center Point	Heaven Cent Thrift	20,000	13.5%	2/28/2025	Taco Bell	9,103	6.1%	3/14/2018	Dollar General	7,200	4.9%	4/30/2019
6.07	Bainbridge Mall	WooriDoori, LLC	16,712	12.9%	5/31/2024	Variety Wholesalers, Inc. dba Maxway Store #1961 - Bargain	15,000	11.6%	1/31/2021	Shoe Show, Inc. #12	6,860	5.3%	8/31/2020
6.08	Plantation Merch. Mart	A-1 American Plumbing	5,256	14.6%	9/30/2019	All Uniform Wear	3,708	10.3%	7/31/2017	Mac Insurance Group, LLC	2,521	7.0%	12/31/2017
7	River Park Shopping Center	Franco Fitness	7,156	6.6%	10/31/2020	Goodwill	6,096	5.6%	6/30/2025	Sleep Train	4,692	4.3%	6/30/2025
8	University Towers Owners Corp.
9	DoubleTree Overland Park
10	ExchangeRight Net Leased Portfolio 12
10.01	Kroger - Hamilton
10.02	Walgreens - Fort Worth
10.03	Tractor Supply - Woods Cross
10.04	Fresenius Dialysis Center - Nashville
10.05	Advance Auto Parts - Steubenville
10.06	Dollar General - Hamilton
10.07	Dollar General - Cincinnati
10.08	Dollar General - Denham Springs
10.09	Dollar General - Hickory (US Highway 70)
10.10	Dollar General - Hammond
10.11	Family Dollar - Baton Rouge
10.12	Dollar General - Hickory (Lenoir Rhyne Boulevard)
10.13	Advance Auto Parts - Greenville
10.14	Dollar General - Gastonia
10.15	Napa Auto Parts - Freeport
10.16	Napa Auto Parts - Belvidere
10.17	Dollar General - Alorton
10.18	Dollar General - Dupo
10.19	Advance Auto Parts - Heath
11	Barber Self Storage
12	San Fernando Value Square	EZ-Dental	1,955	1.6%	8/15/2021	Crazy Goody	1,575	1.3%	6/30/2018	Waba Grill	1,575	1.3%	7/31/2023
13	Eagle Square	Eagle Clothing, LLC d/b/a Mad Rag	5,200	4.9%	7/31/2022	Quarles II, Inc. d/b/a Expressions	5,000	4.7%	12/31/2018	Armed Services Recruiting Office (GSA)	4,666	4.4%	7/15/2020
14	Pinnacle II
15	Berkshire Corporate Center	VAA, LLC	34,352	14.1%	4/30/2022	Zayo Enterprise Networks	14,192	5.8%	1/31/2018
16	Shoppes at Westown	Petco Animal Stores, Inc.	12,316	15.3%	1/31/2027	Olympia Sports	7,508	9.3%	1/31/2027	The Dress Barn, Inc.	7,500	9.3%	6/30/2026
17	Stone Manor	Fox Rothschild	22,625	18.6%	3/31/2022	NFP	21,265	17.5%	3/31/2019	ESM Solutions Corporation	7,924	6.5%	6/30/2017
18	Corporate Park Office Portfolio	Barry D Payne & Assoc	9,112	4.9%	7/31/2017	Metrostudy, Inc.	4,330	2.3%	12/31/2020	Fort Bend Publishing Group	3,570	1.9%	9/30/2018
19	North Park Shopping Center	Aaron Rents	9,600	8.7%	10/31/2017	Cash America Pawn	7,906	7.2%	3/31/2021	Epic Pediatric Thera	7,000	6.4%	5/31/2020
20	Center Court Apartments
21	California Plaza	Gallagher Bassett Services, Inc.	11,105	7.1%	11/30/2018	Dept of Interior-NBC	10,846	7.0%	3/7/2016	Alliant Insurance Services, Inc.	9,492	6.1%	1/31/2021
22	CubeSmart Portfolio III
22.01	CubeSmart Lake Worth
22.02	CubeSmart Chattanooga
22.03	CubeSmart Tyler
23	Courtyard Marriott Madeira Beach
24	Shellmound Office Building
25	Hulen Fashion Center	Lonestar Gymnastics	21,000	11.6%	6/30/2021	Guitar Center	15,670	8.7%	4/30/2019	Men’s Warehouse	8,880	4.9%	11/30/2017
26	Tharp Portfolio II	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
26.01	Granger Shopping Center	Ba-Boom Fireworks	1,000	5.6%	7/31/2021
26.02	Belter Shopping Center	Dairy Queen	2,554	13.6%	1/31/2023	La Raza Pizza	1,200	6.4%	8/30/2019	Subway	1,200	6.4%	1/31/2020
26.03	Oaklandon Center	China Wok	1,350	12.8%	10/31/2024	Little Caesars Pizza	1,260	12.0%	1/31/2020	My Nails	1,000	9.5%	9/30/2020
26.04	Shadeland Office	Tharp Investments	6,228	26.4%	8/31/2026	Hemophilia of Indiana	1,550	6.6%	11/30/2019
26.05	South East Street Center	Tex Mex Supermarket	2,200	25.4%	4/30/2021
26.06	Allisonsville Plasma
26.07	Aspen Dental Crawfordsville
27	So Cal Self Storage - Pasadena, CA
28	Illini Stor-It Portfolio
28.01	Staley
28.02	West
28.03	Bondville
28.04	North
29	The Riley Center	Five Below	8,000	8.2%	1/31/2025	Rue 21	5,000	5.1%	1/31/2020	Maurices	5,000	5.1%	6/30/2020
30	Fairfield Inn & Suites - Carlsbad
31	Fairfield Inn & Suites - Norco
32	Hilton Home2 Suites Pittsburgh
33	Hilton Garden Inn - Lake Mary, FL
34	473-479 Sumner Ave / 341 & 345 Amherst St	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
34.01	341 & 345 Amherst St	Jon Ric International	3,000	10.1%	11/30/2019	All Out Cycle	2,275	7.7%	12/31/2020	Five Guys	2,200	7.4%	3/30/2019
34.02	473-479 Sumner Ave	Mercy	3,523	16.7%	9/30/2016
35	Holiday Inn & Suites Lima
36	Arrowhead Creekside Medical Office	Arizona Spine & Pain Spec.	7,020	10.0%	12/31/2025	Sun Radiology	5,293	7.6%	9/30/2026	Phoenix Managed Networks	3,497	5.0%	12/31/2018
37	TownePlace Suites Newark
38	Radisson Colorado Springs
39	Omni Business Park	Consumer Support Services	20,788	12.5%	6/30/2021	Nationwide Children’s Hospital	14,368	8.7%	6/30/2026	Resource International Inc	8,305	5.0%	12/31/2018
40	Hilton Garden Inn W. I65 Airport Blvd.
41	East Street Trading Center	Flowers Baking Company	18,535	11.2%	10/31/2020	Project Works LLC	18,162	10.9%	12/31/2017	YMCA of Frederick Co, MD, Inc.	17,194	10.4%	5/31/2020
42	Solon Place Apartments
43	5055 East Washington Street	Archicon Architecture	4,703	9.1%	6/30/2017	Heilind Electronics, Inc.	3,940	7.6%	6/30/2021	Robert F. Knight & Assoc., LLC	3,747	7.2%	12/31/2020
44	Comfort Suites at Kennesaw State University
45	Lakefront Lofts	Lisa Ltd.	1,700	NAP	9/30/2020	Metro Home Style	785	NAP	3/31/2018
46	Captive Plastics Warehouse
47	Hawthorn Suites Dearborn
48	Taylor Park Townhomes
49	Avon Self-Storage
50	Rangeline Self-Storage
51	Storage City - Antioch
52	Courtyard Orlando East - UCF
53	Fairfield Views Inc. a/k/a Fairfield Views, Inc.
54	Holiday Inn Express Rochester / Greece
55	Fox Hunt Apartments
56	Madison Court Apartment Corp.
57	Interlaken Owners, Inc.
58	Kenny Centre	Aspen Ski and Board	5,800	6.1%	10/31/2016	Midwest Lacrosse	5,000	5.2%	6/30/2018	The Discovery Shop	4,800	5.0%	9/30/2016
59	Quality Inn & Suites - Sulphur
60	Bond Street Portfolio	Various	Various	Various	Various
60.01	Monroe Center	Firehouse Subs	2,000	20.0%	6/30/2025
60.02	952 Lake Murray Boulevard	Subway	1,400	17.5%	9/9/2019
61	B.S.L. One Owners Corporation a/k/a B.S.L. One Owners Corp.
62	Bienville Towers Apartments
63	51 East Green Apartments
64	Lake Mead Gateway Plaza	Carepoint Dental, Inc.	1,821	9.2%	1/31/2021	H & R Block Enterprises, LLC	1,813	9.2%	4/30/2019	Digital PCS	1,769	9.0%	MTM
65	Quality Inn Olympic National Park
66	Comfort Inn Sylva
67	Laurel Springs Apartments
68	Arizona Storage Company
69	Rimrock Plaza	GSA	5,082	9.9%	4/30/2017	Sola Salon	4,760	9.2%	4/30/2025	The Splash Page	1,498	2.9%	2/28/2019
70	Park Hill Apartments
71	Comfort Inn & Suites - Smyrna
72	South Pointe Crossing	Plato’s Closet	5,000	11.4%	8/1/2020	Sherwin Williams-South Pointe	4,800	10.9%	10/31/2020	Big Red Liquors, Inc.	4,253	9.7%	12/4/2021
73	Storage Plex
74	Carleton MHC
75	Trinity Co-Operative Apts., Inc. a/k/a Trinity Cooperative Apts. Inc.
76	Maplewood MHC
77	Blue Grass MHC
78	Overland Corporate Center	Xiaotao Zhai & Hong Song dba Transcend Spa Center	1,748	14.2%	3/31/2018	Ivonne Vazquez dba Overland Dental Practice	1,520	12.4%	7/31/2017	Scarcella’s Italian Grill and Pizzeria	1,475	12.0%	5/31/2018
79	Rockmart Commons	Johnny’s New York Style Pizza	2,500	11.4%	11/30/2024	Hibachi Grill	2,000	9.1%	9/30/2023	Liberty Tax Service	2,000	9.1%	4/30/2020
80	Canyon Springs Retail Building	Tho Tran aka Tony dba River Nail SPA	1,208	13.1%	1/31/2019	Elizabeth’s Insurance Services	917	9.9%	11/30/2018	Wells Fargo-ATM	112	1.2%	2/28/2021
81	Westwood Village Apartments
82	Out O’Space Storage Tavares
83	Rivercrest Apartments
84	Brighton Manor Apartments
85	Midland Plaza Apartments Corp.
86	White Oak MHC
87	Ridge Apartments Owners Corp.
88	168 Marco Way
89	Spring Haven MHC
90	Mission Plaza	A-1 Cleaners	1,380	12.5%	12/31/2017	Family Practice - Dr. Louis	1,380	12.5%	12/31/2017	Taqueria El Enfiernito, LLC	1,380	12.5%	2/28/2019
91	Kimberly Pines MHP
92	Ipswich House, Inc.
93	Trinity Colonial Hills MHP
94	Trinity Windfern MHP
95	Walgreens Columbia
96	J & J MHP
97	Glenwillow MHP
98	Port Chester Apartments, Inc.
99	Crossings at Hamilton Shops	Sports Clips	1,400	11.2%	5/31/2020
100	Thompson Thrift Building	Thompson Thrift	2,330	10.3%	4/30/2019	Culp Ventures, LLC	1,813	8.0%	9/30/2021	Kelly Services, Inc.	1,252	5.5%	4/30/2018
101	Lincoln Woods
102	Gramercy-Rutherford Townhouses Corp.

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)(13)	Tax Escrow (Initial)($)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty
1	Epps Bridge Centre	5/10/2016	4/11/2016				N	Y	Refinance	0	0	Springing
2	The Mall at Rockingham Park	5/3/2016	5/2/2016				N	Y	Refinance	0	0	Springing
3	Kroger (Roundy’s) Distribution Center	4/15/2016	4/15/2016				N	Y	Refinance	0	0	Springing
4	Marriott Indianapolis North	3/2/2016	3/2/2016				N	Y	Refinance	0	47,062	44,821	Cash
5	Mall at Turtle Creek	4/12/2016	4/12/2016		4/12/2016	8.0%	N	Y	Refinance	0	443,810	49,312	Cash
6	In-Rel 8	Various	Various		Various	Various	N	Y	Refinance	834,096	749,640	121,769	Cash
6.01	Lynnfield Park	4/4/2016	4/8/2016		4/25/2016	10.0%	N	Y
6.02	Chase Tower	4/8/2016	4/8/2016				N	Y
6.03	50 Penn Place	4/8/2016	4/8/2016				N	Y
6.04	I-Bank Tower	4/7/2016	4/8/2016		4/25/2016	15.0%	N	Y
6.05	4100 Okeechobee	4/5/2016	4/8/2016				N	Y
6.06	Center Point	4/7/2016	4/8/2016				N	Y
6.07	Bainbridge Mall	4/8/2016	4/8/2016				N	Y
6.08	Plantation Merch. Mart	4/7/2016	4/8/2016				N	Y
7	River Park Shopping Center	5/16/2016	5/16/2016		5/16/2016	16.0%	N	Y	Refinance	0	147,395	29,479	Cash
8	University Towers Owners Corp.	5/18/2016	6/16/2016				N	Y	Refinance	8,450,000	51,801	51,801	Cash
9	DoubleTree Overland Park	5/31/2016	5/31/2016				N	Y	Refinance	0	219,155	65,225	Cash
10	ExchangeRight Net Leased Portfolio 12	Various	Various		Various	Various	Various	Various	Acquisition	91,028	36,332	21,494	Cash
10.01	Kroger - Hamilton	1/20/2016	1/25/2016				N	Y
10.02	Walgreens - Fort Worth	12/29/2015	1/5/2016				N	N
10.03	Tractor Supply - Woods Cross	10/15/2015	10/16/2015		3/14/2016	5.0%	N	Y
10.04	Fresenius Dialysis Center - Nashville	1/25/2016	1/27/2016				N	Y
10.05	Advance Auto Parts - Steubenville	2/3/2016	2/3/2016				N	Y
10.06	Dollar General - Hamilton	2/11/2016	2/10/2016				N	Y
10.07	Dollar General - Cincinnati	2/11/2016	2/11/2016				N	Y
10.08	Dollar General - Denham Springs	1/27/2016	1/28/2016				N	Y
10.09	Dollar General - Hickory (US Highway 70)	2/11/2016	2/10/2016				N	Y
10.10	Dollar General - Hammond	1/27/2016	2/1/2016				N	Y
10.11	Family Dollar - Baton Rouge	3/2/2016	10/23/2015				N	Y
10.12	Dollar General - Hickory (Lenoir Rhyne Boulevard)	2/10/2016	2/11/2016				N	Y
10.13	Advance Auto Parts - Greenville	1/27/2016	1/28/2016				N	Y
10.14	Dollar General - Gastonia	2/10/2016	2/11/2016				N	Y
10.15	Napa Auto Parts - Freeport	3/7/2016	3/10/2016				N	Y
10.16	Napa Auto Parts - Belvidere	3/4/2016	3/11/2016				N	Y
10.17	Dollar General - Alorton	1/11/2016	1/12/2016				N	Y
10.18	Dollar General - Dupo	1/11/2016	1/13/2016				N	Y
10.19	Advance Auto Parts - Heath	2/11/2016	2/11/2016				N	Y
11	Barber Self Storage	5/17/2016	5/17/2016				N	Y	Acquisition	0	31,082	14,801	Cash
12	San Fernando Value Square	4/21/2016	4/21/2016		4/21/2016	19.0%	N	Y	Refinance	0	109,646	27,412	Cash
13	Eagle Square	5/13/2016	3/16/2016				N	Y	Refinance	4,500	0	Springing
14	Pinnacle II	5/16/2016	5/16/2016		5/16/2016	10.0%	N	Y	Refinance	0	370,935	123,645	Cash
15	Berkshire Corporate Center	5/4/2016	5/2/2016				N	Y	Acquisition	269,664	84,525	42,263	Cash
16	Shoppes at Westown	2/9/2016	2/5/2016				N	Y	Refinance	0	65,971	6,283	Cash
17	Stone Manor	2/8/2016	2/9/2016				N	Y	Acquisition	0	225,640	30,715	Cash
18	Corporate Park Office Portfolio	2/25/2016	4/29/2016				N	Y	Acquisition	36,563	87,585	13,902	Cash
19	North Park Shopping Center	5/19/2016	5/19/2016				N	Y	Refinance	7,175	167,700	23,957	Cash
20	Center Court Apartments	5/26/2016	5/26/2016				N	Y	Refinance	47,955	15,923	15,165	Cash
21	California Plaza	3/11/2016	1/20/2016		1/18/2016	7.0%	N	Y	Acquisition	174,623	18,559	18,559	Cash
22	CubeSmart Portfolio III	11/24/2015	Various				N	Y	Refinance	0	131,945	18,849	Cash
22.01	CubeSmart Lake Worth	11/24/2015	11/25/2015				N	Y
22.02	CubeSmart Chattanooga	11/24/2015	11/25/2015				N	Y
22.03	CubeSmart Tyler	11/24/2015	11/24/2015				N	Y
23	Courtyard Marriott Madeira Beach	10/19/2015	10/20/2015				N	Y	Refinance	0	119,480	19,913	Cash
24	Shellmound Office Building	5/23/2016	5/23/2016		5/23/2016	19.0%	N	Y	Refinance	10,625	102,870	Springing	Cash
25	Hulen Fashion Center	3/22/2016	3/22/2016				N	Y	Refinance	711,108	226,609	29,817	Cash
26	Tharp Portfolio II	Various	Various				N	Y	Refinance	47,466	45,392	15,131	Cash
26.01	Granger Shopping Center	5/2/2016	5/11/2016				N	Y
26.02	Belter Shopping Center	5/2/2016	5/11/2016				N	Y
26.03	Oaklandon Center	6/1/2016	6/1/2016				N	Y
26.04	Shadeland Office	5/11/2016	5/11/2016				N	Y
26.05	South East Street Center	5/11/2016	5/11/2016				N	Y
26.06	Allisonsville Plasma	5/11/2016	5/11/2016				N	Y
26.07	Aspen Dental Crawfordsville	5/2/2016	5/2/2016				N	Y
27	So Cal Self Storage - Pasadena, CA	3/29/2016	4/5/2016		3/29/2016	16.0%	N	Y	Refinance	0	10,812	5,406	Cash
28	Illini Stor-It Portfolio	Various	Various				N	Y	Acquisition	0	95,402	18,172	Cash
28.01	Staley	3/2/2016	3/2/2016				N	Y
28.02	West	3/1/2016	3/2/2016				N	Y
28.03	Bondville	3/1/2016	3/1/2016				N	Y
28.04	North	3/2/2016	3/2/2016				N	Y
29	The Riley Center	4/20/2016	4/21/2016				N	Y	Acquisition	0	80,584	8,527	Cash
30	Fairfield Inn & Suites - Carlsbad	4/5/2016	4/6/2016		4/6/2016	5.0%	N	Y	Refinance	0	21,006	8,079	Cash
31	Fairfield Inn & Suites - Norco	4/5/2016	4/8/2016		4/6/2016	8.0%	N	Y	Refinance	0	22,019	6,116	Cash
32	Hilton Home2 Suites Pittsburgh	12/10/2015	12/9/2015				N	Y	Refinance	0	45,863	9,173	Cash
33	Hilton Garden Inn - Lake Mary, FL	4/20/2016	4/20/2016				N	Y	Refinance	0	68,821	9,832	Cash
34	473-479 Sumner Ave / 341 & 345 Amherst St	10/22/2015	Various				N	Y	Refinance	0	32,659	10,886	Cash
34.01	341 & 345 Amherst St	10/22/2015	10/22/2015				N	Y
34.02	473-479 Sumner Ave	10/22/2015	10/26/2015				N	Y
35	Holiday Inn & Suites Lima	5/18/2016	5/18/2016				N	Y	Acquisition	7,500	5,462	5,202	Cash
36	Arrowhead Creekside Medical Office	5/11/2016	5/11/2016				N	Y	Acquisition	0	59,865	14,966	Cash
37	TownePlace Suites Newark	4/14/2016	4/14/2016				N	Y	Refinance	0	6,319	5,471	Cash
38	Radisson Colorado Springs	4/21/2016	4/22/2016				N	Y	Refinance	14,906	19,000	7,142	Cash
39	Omni Business Park	3/7/2016	3/7/2016				N	Y	Acquisition	86,319	26,602	13,301	Cash
40	Hilton Garden Inn W. I65 Airport Blvd.	4/1/2016	3/30/2016				N	Y	Refinance	0	60,740	9,641	Cash
41	East Street Trading Center	4/15/2016	4/15/2016				N	Y	Refinance	0	102,410	9,310	Cash
42	Solon Place Apartments	5/2/2016	5/2/2016				N	Y	Refinance	4,153	79,892	13,315	Cash
43	5055 East Washington Street	4/18/2016	4/18/2016				N	Y	Acquisition	0	25,754	12,877	Cash
44	Comfort Suites at Kennesaw State University	5/20/2016	5/23/2016				N	Y	Refinance	0	46,107	4,350	Cash
45	Lakefront Lofts	4/13/2016	4/13/2016				N	Y	Refinance	0	22,895	10,903	Cash
46	Captive Plastics Warehouse	10/26/2015	10/26/2015				N	Y	Refinance	51,375	0	Springing
47	Hawthorn Suites Dearborn	6/17/2015	6/18/2015				N	Y	Refinance	0	29,767	13,251	Cash
48	Taylor Park Townhomes	5/18/2016	5/17/2016				N	Y	Refinance	0	127,259	14,798	Cash
49	Avon Self-Storage	5/17/2016	5/17/2016				N	Y	Acquisition	16,048	22,598	5,380	Cash
50	Rangeline Self-Storage	1/11/2016	1/11/2016				N	Y	Refinance	0	12,800	4,267	Cash
51	Storage City - Antioch	4/4/2016	4/4/2016		4/4/2016	10.0%	N	Y	Acquisition	0	0	Springing
52	Courtyard Orlando East - UCF	1/22/2016	1/25/2016				N	Y	Refinance	0	69,174	11,530	Cash
53	Fairfield Views Inc. a/k/a Fairfield Views, Inc.	4/8/2016	4/4/2016				N	Y	Refinance	0	0	Springing
54	Holiday Inn Express Rochester / Greece	3/15/2016	3/14/2016				N	Y	Refinance	0	47,846	13,291	Cash
55	Fox Hunt Apartments	5/17/2016	5/17/2016				N	Y	Refinance	0	11,610	19,350	Cash
56	Madison Court Apartment Corp.	11/20/2015	11/13/2015				N	Y	Refinance	0	2,295	1,148	Cash
57	Interlaken Owners, Inc.	6/1/2016	6/1/2016				N	Y	Refinance	0	0	Springing
58	Kenny Centre	4/25/2016	12/7/2015				N	Y	Refinance	50,625	33,998	16,999	Cash
59	Quality Inn & Suites - Sulphur	11/09/2015	11/06/2015				N	Y	Refinance	0	21,802	2,725	Cash
60	Bond Street Portfolio	12/31/2015	12/31/2015				N	Y	Acquisition	0	6,551	2,183	Cash
60.01	Monroe Center	12/31/2015	12/31/2015				N	Y
60.02	952 Lake Murray Boulevard	12/31/2015	12/31/2015				N	Y
61	B.S.L. One Owners Corporation a/k/a B.S.L. One Owners Corp.	1/7/2016	1/11/2016				N	Y	Refinance	0	0	Springing
62	Bienville Towers Apartments	3/31/2016	3/31/2016				N	Y	Refinance	476,160	48,035	6,535	Cash
63	51 East Green Apartments	11/19/2015	11/18/2015				N	Y	Refinance	49,750	35,849	8,962	Cash
64	Lake Mead Gateway Plaza	3/3/2016	3/3/2016				N	Y	Refinance	0	7,597	1,809	Cash
65	Quality Inn Olympic National Park	5/13/2016	5/11/2016		5/13/2016	9.0%	N	Y	Refinance	0	0	3,064	Cash
66	Comfort Inn Sylva	4/19/2016	4/19/2016				N	Y	Refinance	0	31,832	3,368	Cash
67	Laurel Springs Apartments	4/19/2016	4/18/2016				N	Y	Refinance	32,250	0	4,588	Cash
68	Arizona Storage Company	3/14/2016	3/9/2016				N	Y	Acquisition	5,840	6,634	6,318	Cash
69	Rimrock Plaza	4/27/2016	4/20/2016	4/1/2016			N	Y	Acquisition	0	11,882	5,941	Cash
70	Park Hill Apartments	5/17/2016	5/17/2016				N	Y	Refinance	0	83,337	8,681	Cash
71	Comfort Inn & Suites - Smyrna	12/17/2015	1/5/2016				N	Y	Refinance	1,125	29,187	3,648	Cash
72	South Pointe Crossing	3/21/2016	3/21/2016				N	Y	Refinance	0	19,024	9,512	Cash
73	Storage Plex	5/6/2016	5/6/2016				N	Y	Acquisition	122,386	19,150	3,648	Cash
74	Carleton MHC	4/1/2016					N	Y	Acquisition	0	31,092	5,182	Cash
75	Trinity Co-Operative Apts., Inc. a/k/a Trinity Cooperative Apts. Inc.	4/27/2016	4/26/2016				N	Y	Refinance	0	95,887	16,254	Cash
76	Maplewood MHC	3/30/2016	3/29/2016				N	Y	Acquisition	0	11,703	2,341	Cash
77	Blue Grass MHC	2/12/2016	2/12/2016				N	Y	Refinance	24,125	4,142	4,142	Cash
78	Overland Corporate Center	5/4/2016	5/4/2016		5/4/2016	11.0%	N	Y	Refinance	0	17,863	3,402	Cash
79	Rockmart Commons	3/25/2016	6/6/2016				N	Y	Acquisition	3,750	20,964	2,621	Cash
80	Canyon Springs Retail Building	3/8/2016	4/8/2016		3/8/2016	9.0%	N	Y	Refinance	0	6,980	3,490	Cash
81	Westwood Village Apartments	3/10/2016	3/7/2016				N	Y	Refinance	3,000	10,630	2,657	Cash
82	Out O’Space Storage Tavares	5/25/2016	5/25/2016				N	Y	Refinance	0	11,706	1,463	Cash
83	Rivercrest Apartments	3/15/2016	3/15/2016				N	Y	Refinance	0	33,149	4,144	Cash
84	Brighton Manor Apartments	3/21/2016					N	Y	Refinance	0	19,320	3,220	Cash
85	Midland Plaza Apartments Corp.	4/6/2016	4/12/2016				N	Y	Refinance	0	28,210	8,159	Cash
86	White Oak MHC	3/25/2016	3/23/2016				N	Y	Refinance	14,256	7,881	1,576	Cash
87	Ridge Apartments Owners Corp.	2/9/2016	2/5/2016				N	Y	Refinance	0	0	Springing
88	168 Marco Way	3/16/2016			3/14/2016	12.0%	N	Y	Refinance	0	0	Springing
89	Spring Haven MHC	4/26/2016	3/24/2016				N	Y	Acquisition	0	8,340	1,390	Cash
90	Mission Plaza	2/11/2016					N	Y	Refinance	0	21,980	4,396	Cash
91	Kimberly Pines MHP	3/23/2016	3/23/2016				N	Y	Refinance	1,438	2,799	467	Cash
92	Ipswich House, Inc.	2/2/2016	2/2/2016				N	Y	Refinance	0	0	Springing
93	Trinity Colonial Hills MHP	3/17/2016	3/17/2016				N	Y	Refinance	0	7,095	1,183	Cash
94	Trinity Windfern MHP	3/17/2016	3/17/2016				N	Y	Refinance	10,000	11,960	1,993	Cash
95	Walgreens Columbia	12/15/2015	12/21/2015				N	N	Acquisition	0	0
96	J & J MHP	5/18/2016	5/17/2016				N	Y	Acquisition	48,750	20,162	2,240	Cash
97	Glenwillow MHP	5/3/2016	5/3/2016	6/10/2016			N	Y	Acquisition	29,800	7,712	3,856	Cash
98	Port Chester Apartments, Inc.	6/21/2016	7/15/2015				N	Y	Refinance	0	71,494	15,712	Cash
99	Crossings at Hamilton Shops	4/11/2016					N	Y	Acquisition	0	14,292	3,573	Cash
100	Thompson Thrift Building	3/21/2016					N	Y	Refinance	0	2,604	1,302	Cash
101	Lincoln Woods	5/18/2016	5/17/2016				N	Y	Refinance	0	38,632	3,330	Cash
102	Gramercy-Rutherford Townhouses Corp.	6/13/2016	6/8/2016				N	Y	Refinance	0	0	Springing

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Insurance Escrow (Initial)($)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(14)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)(15)	Monthly TI/LC Reserve ($)(15)	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)
1	Epps Bridge Centre	0	Springing			0	Springing	0			0	Springing	1,090,439			0
2	The Mall at Rockingham Park	0	Springing			0	Springing	270,432			0	Springing	1,081,728			0
3	Kroger (Roundy’s) Distribution Center	0	Springing			0	Springing	0			0	0	0			0
4	Marriott Indianapolis North	23,207	5,526	Cash		0	77,240	0	Cash		0	0	0			0
5	Mall at Turtle Creek	0	Springing			0	6,862	82,350	Cash		0	41,175	988,194	Cash		0
6	In-Rel 8	0	Springing			0	18,487	0	Cash		500,000	92,418	1,500,000	LoC	Deutsche Bank AG	0
6.01	Lynnfield Park
6.02	Chase Tower
6.03	50 Penn Place
6.04	I-Bank Tower
6.05	4100 Okeechobee
6.06	Center Point
6.07	Bainbridge Mall
6.08	Plantation Merch. Mart
7	River Park Shopping Center	0	Springing			0	2,716; Springing	65,183	Cash		0	7,242	250,000	Cash		0
8	University Towers Owners Corp.	82,953	6,913	Cash		0	0	0			0	0	0			0
9	DoubleTree Overland Park	0	Springing			0	46,580	0	Cash		0	0	0			0
10	ExchangeRight Net Leased Portfolio 12	0	Springing			0	1,762	0	Cash		0	Springing	0			0
10.01	Kroger - Hamilton
10.02	Walgreens - Fort Worth
10.03	Tractor Supply - Woods Cross
10.04	Fresenius Dialysis Center - Nashville
10.05	Advance Auto Parts - Steubenville
10.06	Dollar General - Hamilton
10.07	Dollar General - Cincinnati
10.08	Dollar General - Denham Springs
10.09	Dollar General - Hickory (US Highway 70)
10.10	Dollar General - Hammond
10.11	Family Dollar - Baton Rouge
10.12	Dollar General - Hickory (Lenoir Rhyne Boulevard)
10.13	Advance Auto Parts - Greenville
10.14	Dollar General - Gastonia
10.15	Napa Auto Parts - Freeport
10.16	Napa Auto Parts - Belvidere
10.17	Dollar General - Alorton
10.18	Dollar General - Dupo
10.19	Advance Auto Parts - Heath
11	Barber Self Storage	24,372	2,579	Cash		0	1,627	0	Cash		0	0	0			0
12	San Fernando Value Square	0	Springing			0	2,184	0	Cash		0	0	0			0
13	Eagle Square	0	Springing			0	1,322	0	Cash		0	3,084	148,014	Cash		0
14	Pinnacle II	0	Springing			0	Springing	0			0	0	0			0
15	Berkshire Corporate Center	0	Springing			0	3,064	183,840	Cash		0	11,533	830,376	Cash		0
16	Shoppes at Westown	23,437	2,790	Cash		0	667	0	Cash		354,222	4,583	0	Cash		0
17	Stone Manor	0	Springing			0	2,025	0	Cash		500,000	10,128	500,000	Cash		0
18	Corporate Park Office Portfolio	28,099	8,920	Cash		0	3,874	0	Cash		364,916	29,289	1,757,370	Cash		0
19	North Park Shopping Center	11,986	1,998	Cash		0	1,335	0	Cash		0	9,368; Springing	300,000	Cash		0
20	Center Court Apartments	0	Springing			0	6,875	0	Cash		0	0	0			0
21	California Plaza	2,710	2,710	Cash		0	3,419; Springing	100,000	Cash		0	18,269	500,000	Cash		0
22	CubeSmart Portfolio III	2,330	2,330	Cash		1,956	1,956	0	Cash		0	0	0			0
22.01	CubeSmart Lake Worth
22.02	CubeSmart Chattanooga
22.03	CubeSmart Tyler
23	Courtyard Marriott Madeira Beach	33,006	4,126	Cash		14,724	14,724	0	Cash		0	0	0			0
24	Shellmound Office Building	4,251	Springing	Cash		0	1,057	0	Cash		0	6,076	0	Cash		0
25	Hulen Fashion Center	27,185	3,577	Cash		0	2,258	81,279	Cash		160,000	11,289	406,397	Cash		0
26	Tharp Portfolio II	15,493	3,099	Cash		1,631	1,631	0	Cash		6,798	6,798	225,000	Cash		0
26.01	Granger Shopping Center
26.02	Belter Shopping Center
26.03	Oaklandon Center
26.04	Shadeland Office
26.05	South East Street Center
26.06	Allisonsville Plasma
26.07	Aspen Dental Crawfordsville
27	So Cal Self Storage - Pasadena, CA	0	Springing			0	Springing	0			0	0	0			0
28	Illini Stor-It Portfolio	21,919	2,609	Cash		0	2,386	0	Cash		0	931	30,000	Cash		0
28.01	Staley
28.02	West
28.03	Bondville
28.04	North
29	The Riley Center	5,532	2,634	Cash		0	1,630	39,132	Cash		0	4,167	200,000	Cash		0
30	Fairfield Inn & Suites - Carlsbad	37,249	2,446	Cash		0	11,457	0	Cash		0	0	0			0
31	Fairfield Inn & Suites - Norco	37,513	2,463	Cash		0	10,779	0	Cash		0	0	0			0
32	Hilton Home2 Suites Pittsburgh	0	Springing			0	8,703; Springing	0	Cash		0	0	0			0
33	Hilton Garden Inn - Lake Mary, FL	0	Springing			0	13,586	0	Cash		0	0	0			0
34	473-479 Sumner Ave / 341 & 345 Amherst St	0	4,160	Cash		0	639	0	Cash		162,500	5,111	250,000	Cash		0
34.01	341 & 345 Amherst St
34.02	473-479 Sumner Ave
35	Holiday Inn & Suites Lima	15,968	2,535	Cash		0	6,330	0	Cash		0	0	0			0
36	Arrowhead Creekside Medical Office	586	586	Cash		0	1,164	55,872	Cash		0	5,822	279,456	Cash		0
37	TownePlace Suites Newark	40,563	Springing	Cash		0	7,099	250,000	Cash		0	0	0			0
38	Radisson Colorado Springs	0	6,333	Cash		0	17,236	0	Cash		0	0	0			0
39	Omni Business Park	5,661	2,828	Cash		0	3,869	100,000	Cash		300,000	Springing	150,000	Cash		0
40	Hilton Garden Inn W. I65 Airport Blvd.	83,742	6,646	Cash		70,000	10,563	0	Cash		0	0	0			0
41	East Street Trading Center	0	Springing			0	1,383	50,000	Cash		0	3,890	150,000	Cash		0
42	Solon Place Apartments	35,120	3,902	Cash		0	2,500	150,000	Cash		0	0	0			0
43	5055 East Washington Street	726	726	Cash		0	864	50,000	Cash		100,000	6,044	0	Cash		0
44	Comfort Suites at Kennesaw State University	21,648	2,042	Cash		0	6,168	0	Cash		0	0	0			0
45	Lakefront Lofts	18,901	2,572	Cash		0	1,139	0	Cash		0	1,651	0	Cash		0
46	Captive Plastics Warehouse	0	Springing			0	2,042; Springing	73,500	Cash		350,000	0	0	Cash		0
47	Hawthorn Suites Dearborn	20,511	Springing	Cash		0	7,677	0	Cash		0	0	0			0
48	Taylor Park Townhomes	88,435	5,896	Cash		0	5,346	0	Cash		0	0	0			0
49	Avon Self-Storage	799	254	Cash		0	238	0	Cash		0	0	0			0
50	Rangeline Self-Storage	0	Springing			0	1,245	74,725	Cash		0	1,365	102,725	Cash		0
51	Storage City - Antioch	0	Springing			0	771	18,504	Cash		0	0	0			0
52	Courtyard Orlando East - UCF	0	Springing			0	13,217	0	Cash		0	0	0			0
53	Fairfield Views Inc. a/k/a Fairfield Views, Inc.	0	Springing			0	0	0			0	0	0			0
54	Holiday Inn Express Rochester / Greece	16,964	1,346	Cash		0	6,020	0	Cash		0	0	0			0
55	Fox Hunt Apartments	55,506	3,700	Cash		0	6,083	0	Cash		0	0	0			0
56	Madison Court Apartment Corp.	0	Springing			0	0	0			0	0	0			0
57	Interlaken Owners, Inc.	0	Springing			0	0	0			0	0	0			0
58	Kenny Centre	5,776	1,444	Cash		0	0	0			0	0	0			0
59	Quality Inn & Suites - Sulphur	21,239	4,248	Cash		0	5,474	0	Cash		0	0	0			0
60	Bond Street Portfolio	0	Springing			16,250	Springing	16,250	Cash		130,000	Springing	80,000	Cash		0
60.01	Monroe Center
60.02	952 Lake Murray Boulevard
61	B.S.L. One Owners Corporation a/k/a B.S.L. One Owners Corp.	0	Springing			0	0	0			0	0	0			0
62	Bienville Towers Apartments	8,196	1,951	Cash		0	4,012	0	Cash		0	0	0			0
63	51 East Green Apartments	0	Springing			0	720	0	Cash		0	0	0			0
64	Lake Mead Gateway Plaza	7,214	763	Cash		0	246	0	Cash		35,000	$4,473.96 through 12/6/2020; $1,557.29 thereafter	200,000	Cash		0
65	Quality Inn Olympic National Park	9,814	1,141	Cash		0	5,251	0	Cash		0	0	0			0
66	Comfort Inn Sylva	24,304	1,929	Cash		0	5,243	0	Cash		0	0	0			0
67	Laurel Springs Apartments	5,631	2,681	Cash		75,000	3,200	0	Cash		0	0	0			0
68	Arizona Storage Company	562	535	Cash		0	587	21,141	Cash		0	0	0			0
69	Rimrock Plaza	0	Springing			0	1,244	29,862	Cash		100,000	2,165; Springing	128,000	Cash		0
70	Park Hill Apartments	44,459	2,964	Cash		0	3,747	0	Cash		0	0	0			0
71	Comfort Inn & Suites - Smyrna	16,416	1,642	Cash		0	4,940	0	Cash		0	0	0			0
72	South Pointe Crossing	0	Springing			0	Springing	0			0	Springing	0			0
73	Storage Plex	1,082	1,030	Cash		100,000	1,583	0	Cash		0	314	11,293	Cash		0
74	Carleton MHC	0	Springing			0	950	57,000	Cash		0	0	0			0
75	Trinity Co-Operative Apts., Inc. a/k/a Trinity Cooperative Apts. Inc.	0	Springing			0	0	0			0	0	0			0
76	Maplewood MHC	5,741	478	Cash		479	479	0	Cash		0	0	0			0
77	Blue Grass MHC	15,661	1,566	Cash		367	367	0	Cash		0	0	0			0
78	Overland Corporate Center	2,566	272	Cash		0	153	0	Cash		8,500	1,175	60,000	Cash		0
79	Rockmart Commons	1,208	302	Cash		275	275	0	Cash		1,975	1,975.03	75,000	Cash		0
80	Canyon Springs Retail Building	393	393	Cash		0	262	9,411	Cash		0	1,096	50,000	Cash		0
81	Westwood Village Apartments	987	987	Cash		1,650	1,650	79,200	Cash		0	0	0			0
82	Out O’Space Storage Tavares	1,797	599	Cash		483	483	0	Cash		0	0	0			0
83	Rivercrest Apartments	8,917	Springing	Cash		0	1,700	0	Cash		0	0	0			0
84	Brighton Manor Apartments	4,891	4,891	Cash		0	2,178	100,000	Cash		0	0	0			0
85	Midland Plaza Apartments Corp.	0	Springing			0	0	0			0	0	0			0
86	White Oak MHC	5,974	498	Cash		663	663	0	Cash		0	0	0			0
87	Ridge Apartments Owners Corp.	0	Springing			0	0	0			0	0	0			0
88	168 Marco Way	0	Springing			0	Springing	0			0	Springing	0			0
89	Spring Haven MHC	500	500	Cash		0	358	0	Cash		0	0	0			0
90	Mission Plaza	732	244	Cash		0	248	8,000	Cash		25,000	865	50,000	Cash		0
91	Kimberly Pines MHP	3,915	326	Cash		408	408	0	Cash		0	0	0			0
92	Ipswich House, Inc.	0	Springing			0	0	0			0	0	0			0
93	Trinity Colonial Hills MHP	1,893	631	Cash		367	367	0	Cash		0	0	0			0
94	Trinity Windfern MHP	2,051	684	Cash		379	379	0	Cash		0	0	0			0
95	Walgreens Columbia	208	208	Cash		0	0	0			0	0	0			0
96	J & J MHP	4,507	1,502	Cash		375	375	0	Cash		0	0	0			0
97	Glenwillow MHP	987	329	Cash		379	379	0	Cash		0	0	0			0
98	Port Chester Apartments, Inc.	0	Springing			0	0	0			0	0	0			0
99	Crossings at Hamilton Shops	1,570	524	Cash		0	333	0	Cash		50,000	1,563	0	Cash		0
100	Thompson Thrift Building	0	Springing			0	Springing	0			0	Springing	0			0
101	Lincoln Woods	8,339	556	Cash		0	1,001	0	Cash		0	0	0			0
102	Gramercy-Rutherford Townhouses Corp.	0	Springing			0	0	0			0	0	0			0

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description(16)	Other Escrow I (Initial) ($)(5)(9)(16)	Other Escrow I (Monthly) ($)(16)
1	Epps Bridge Centre	0				0	0
2	The Mall at Rockingham Park	0				0	0
3	Kroger (Roundy’s) Distribution Center	0				0	0
4	Marriott Indianapolis North	0			PIP Reserve Funds	7,500,000	0
5	Mall at Turtle Creek	0			BB&B Lease Reserve	2,900,000	0
6	In-Rel 8	0			Material Tenant Rollover Fund	4,000,000	62,500
6.01	Lynnfield Park
6.02	Chase Tower
6.03	50 Penn Place
6.04	I-Bank Tower
6.05	4100 Okeechobee
6.06	Center Point
6.07	Bainbridge Mall
6.08	Plantation Merch. Mart
7	River Park Shopping Center	0			Grocery Outlet TILC Reserve	67,154	0
8	University Towers Owners Corp.	0				0	0
9	DoubleTree Overland Park	0			Current PIP Reserve Funds	5,634,893	0
10	ExchangeRight Net Leased Portfolio 12	0			Declaration Reserve Fund	95,106	Springing
10.01	Kroger - Hamilton
10.02	Walgreens - Fort Worth
10.03	Tractor Supply - Woods Cross
10.04	Fresenius Dialysis Center - Nashville
10.05	Advance Auto Parts - Steubenville
10.06	Dollar General - Hamilton
10.07	Dollar General - Cincinnati
10.08	Dollar General - Denham Springs
10.09	Dollar General - Hickory (US Highway 70)
10.10	Dollar General - Hammond
10.11	Family Dollar - Baton Rouge
10.12	Dollar General - Hickory (Lenoir Rhyne Boulevard)
10.13	Advance Auto Parts - Greenville
10.14	Dollar General - Gastonia
10.15	Napa Auto Parts - Freeport
10.16	Napa Auto Parts - Belvidere
10.17	Dollar General - Alorton
10.18	Dollar General - Dupo
10.19	Advance Auto Parts - Heath
11	Barber Self Storage	0				0	0
12	San Fernando Value Square	0			Sam’s Club Reserve	0	Springing
13	Eagle Square	0			Unfunded Tenant Obligations Reserve Funds	178,312	0
14	Pinnacle II	0				0	0
15	Berkshire Corporate Center	0			Roof Repair Reserve	5,000	0
16	Shoppes at Westown	0			Rent Concession Funds	119,529	0
17	Stone Manor	0				0	0
18	Corporate Park Office Portfolio	0			Rent Concession Funds	10,105	0
19	North Park Shopping Center	0			See Footnote (16)	2,255,944	0
20	Center Court Apartments	0			Parking Escrow	65,000	0
21	California Plaza	0			Tenant Specific TILC Reserve	828,072	0
22	CubeSmart Portfolio III	0			Performance Reserve	250,000	0
22.01	CubeSmart Lake Worth
22.02	CubeSmart Chattanooga
22.03	CubeSmart Tyler
23	Courtyard Marriott Madeira Beach	0			Seasonality Reserve	75,000	$25,000 monthly payment commencing 2/1/2017
24	Shellmound Office Building	0			Free Rent Reserve Fund	843,300	0
25	Hulen Fashion Center	0			Ground Rent Funds	64,973	Borrower shall deposit with Lender an amount equal to the Ground Rent that will be payable under the Ground Lease for the month immediately following the month in which such Monthly Payment Date occurs.
26	Tharp Portfolio II	0			CVS Renewal Reserve	500,000	0
26.01	Granger Shopping Center
26.02	Belter Shopping Center
26.03	Oaklandon Center
26.04	Shadeland Office
26.05	South East Street Center
26.06	Allisonsville Plasma
26.07	Aspen Dental Crawfordsville
27	So Cal Self Storage - Pasadena, CA	0				0	0
28	Illini Stor-It Portfolio	0				0	0
28.01	Staley
28.02	West
28.03	Bondville
28.04	North
29	The Riley Center	0			Required Floor Repair Funds	20,000	0
30	Fairfield Inn & Suites - Carlsbad	0				0	0
31	Fairfield Inn & Suites - Norco	0				0	0
32	Hilton Home2 Suites Pittsburgh	0				0	0
33	Hilton Garden Inn - Lake Mary, FL	0				0	0
34	473-479 Sumner Ave / 341 & 345 Amherst St	0				0	0
34.01	341 & 345 Amherst St
34.02	473-479 Sumner Ave
35	Holiday Inn & Suites Lima	0			PIP Reserve Funds	1,166,286	$20,833.33 for the first 24 months; $13,012.63 during months 25 through 36 of the term of the Loan.
36	Arrowhead Creekside Medical Office	0			US Oncology / Sun Radiology / One Step Beyond TILC Reserve	87,100 / 238,185 / 154,871.99	0
37	TownePlace Suites Newark	0				0	0
38	Radisson Colorado Springs	0			Seasonality Reserve	120,000	See Footnote (16)
39	Omni Business Park	0			Occupancy Reserve	218,000	0
40	Hilton Garden Inn W. I65 Airport Blvd.	0			Seasonality Fund	80,000	Springing
41	East Street Trading Center	0			Roof Replacement Reserve	550,000	0
42	Solon Place Apartments	0				0	0
43	5055 East Washington Street	0				0	0
44	Comfort Suites at Kennesaw State University	0				0	0
45	Lakefront Lofts	0				0	0
46	Captive Plastics Warehouse	0				0	0
47	Hawthorn Suites Dearborn	0				0	0
48	Taylor Park Townhomes	0				0	0
49	Avon Self-Storage	0				0	0
50	Rangeline Self-Storage	0				0	0
51	Storage City - Antioch	0				0	0
52	Courtyard Orlando East - UCF	0			Renovation Reserve	0	Springing
53	Fairfield Views Inc. a/k/a Fairfield Views, Inc.	0				0	0
54	Holiday Inn Express Rochester / Greece	0			PIP Reserve Funds	1,052,250	0
55	Fox Hunt Apartments	0				0	0
56	Madison Court Apartment Corp.	0				0	0
57	Interlaken Owners, Inc.	0				0	0
58	Kenny Centre	0				0	0
59	Quality Inn & Suites - Sulphur	0			Seasonality Reserve	72,500	0
60	Bond Street Portfolio	0				0	0
60.01	Monroe Center
60.02	952 Lake Murray Boulevard
61	B.S.L. One Owners Corporation a/k/a B.S.L. One Owners Corp.	0			Collateral Security Agreement for Litigation	125,000	0
62	Bienville Towers Apartments	0				0	0
63	51 East Green Apartments	0				0	0
64	Lake Mead Gateway Plaza	0			Quick Claim USA Funds	20,359	0
65	Quality Inn Olympic National Park	0			Seasonality Reserve	0	See Footnote (16)
66	Comfort Inn Sylva	0			Seasonality Fund	0	Springing
67	Laurel Springs Apartments	0				0	0
68	Arizona Storage Company	0				0	0
69	Rimrock Plaza	0				0	0
70	Park Hill Apartments	0				0	0
71	Comfort Inn & Suites - Smyrna	0			Seasonality Reserve	0	Springing
72	South Pointe Crossing	0				0	0
73	Storage Plex	0				0	0
74	Carleton MHC	0				0	0
75	Trinity Co-Operative Apts., Inc. a/k/a Trinity Cooperative Apts. Inc.	0				0	0
76	Maplewood MHC	0			Owned Home Reserve	2,000	0
77	Blue Grass MHC	0			Electrical Reserve	140,125	0
78	Overland Corporate Center	0			Rent Concession Funds	30,250	0
79	Rockmart Commons	0				0	0
80	Canyon Springs Retail Building	0				0	0
81	Westwood Village Apartments	0				0	0
82	Out O’Space Storage Tavares	0				0	0
83	Rivercrest Apartments	0				0	0
84	Brighton Manor Apartments	0				0	0
85	Midland Plaza Apartments Corp.	0				0	0
86	White Oak MHC	0				0	0
87	Ridge Apartments Owners Corp.	0				0	0
88	168 Marco Way	0			Cornerstone Leasing Reserve	0	Springing
89	Spring Haven MHC	0				0	0
90	Mission Plaza	0				0	0
91	Kimberly Pines MHP	0				0	0
92	Ipswich House, Inc.	0				0	0
93	Trinity Colonial Hills MHP	0				0	0
94	Trinity Windfern MHP	0				0	0
95	Walgreens Columbia	0				0	0
96	J & J MHP	0				0	0
97	Glenwillow MHP	0				0	0
98	Port Chester Apartments, Inc.	0			Collateral Security Agreement for Capital Improvements	1,100,000	0
99	Crossings at Hamilton Shops	0				0	0
100	Thompson Thrift Building	0				0	0
101	Lincoln Woods	0				0	0
102	Gramercy-Rutherford Townhouses Corp.	0				0	0

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I Cap ($)(17)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)(9)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)
1	Epps Bridge Centre	0				0	0	0
2	The Mall at Rockingham Park	0				0	0	0
3	Kroger (Roundy’s) Distribution Center	0				0	0	0
4	Marriott Indianapolis North	0	Cash			0	0	0
5	Mall at Turtle Creek	0	Cash		Free Rent Reserve / Initial Rollover Reserve	151,667 / 2,907,450	0	0
6	In-Rel 8	See Footnote (17)	LoC	Deutsche Bank AG	Unfunded Obligations Reserve Fund; Ground Rent Funds	$436,926; $72,000	Springing	0
6.01	Lynnfield Park
6.02	Chase Tower
6.03	50 Penn Place
6.04	I-Bank Tower
6.05	4100 Okeechobee
6.06	Center Point
6.07	Bainbridge Mall
6.08	Plantation Merch. Mart
7	River Park Shopping Center	0	Cash		Queen of the Valley TILC Reserve	64,635	0	0
8	University Towers Owners Corp.	0				0	0	0
9	DoubleTree Overland Park	0	LoC	JPMorgan Chase Bank, N.A.	Seasonality Reserve Funds	159,000	53,000	0
10	ExchangeRight Net Leased Portfolio 12	0	Cash			0	0	0
10.01	Kroger - Hamilton
10.02	Walgreens - Fort Worth
10.03	Tractor Supply - Woods Cross
10.04	Fresenius Dialysis Center - Nashville
10.05	Advance Auto Parts - Steubenville
10.06	Dollar General - Hamilton
10.07	Dollar General - Cincinnati
10.08	Dollar General - Denham Springs
10.09	Dollar General - Hickory (US Highway 70)
10.10	Dollar General - Hammond
10.11	Family Dollar - Baton Rouge
10.12	Dollar General - Hickory (Lenoir Rhyne Boulevard)
10.13	Advance Auto Parts - Greenville
10.14	Dollar General - Gastonia
10.15	Napa Auto Parts - Freeport
10.16	Napa Auto Parts - Belvidere
10.17	Dollar General - Alorton
10.18	Dollar General - Dupo
10.19	Advance Auto Parts - Heath
11	Barber Self Storage	0				0	0	0
12	San Fernando Value Square	0				0	0	0
13	Eagle Square	0	Cash		VA October Lease Reserve	300,000	0	0
14	Pinnacle II	0				0	0	0
15	Berkshire Corporate Center	0	Cash			0	0	0
16	Shoppes at Westown	0	Cash			0	0	0
17	Stone Manor	0				0	0	0
18	Corporate Park Office Portfolio	0	Cash			0	0	0
19	North Park Shopping Center	0	Cash		Roof Replacement Reserve	350,000	0	0
20	Center Court Apartments	0	Cash			0	0	0
21	California Plaza	0	Cash		Rent Concession / IOA Expansion Reserve	Rent Concession - $31,091 / IOA Expansion - $40,478	0	0
22	CubeSmart Portfolio III	0	Cash			0	0	0
22.01	CubeSmart Lake Worth
22.02	CubeSmart Chattanooga
22.03	CubeSmart Tyler
23	Courtyard Marriott Madeira Beach	75,000	Cash			0	0	0
24	Shellmound Office Building	0	Cash			0	0	0
25	Hulen Fashion Center	0	Cash			0	0	0
26	Tharp Portfolio II	0	Cash		Advanced Auto Free Rent Reserve / Advanced Auto HVAC Reserve	Advanced Auto Free Rent Reserve - $11,500 / Advanced Auto HVAC Reserve - $8,500	0	0
26.01	Granger Shopping Center
26.02	Belter Shopping Center
26.03	Oaklandon Center
26.04	Shadeland Office
26.05	South East Street Center
26.06	Allisonsville Plasma
26.07	Aspen Dental Crawfordsville
27	So Cal Self Storage - Pasadena, CA	0				0	0	0
28	Illini Stor-It Portfolio	0				0	0	0
28.01	Staley
28.02	West
28.03	Bondville
28.04	North
29	The Riley Center	0	Cash			0	0	0
30	Fairfield Inn & Suites - Carlsbad	0				0	0	0
31	Fairfield Inn & Suites - Norco	0				0	0	0
32	Hilton Home2 Suites Pittsburgh	0				0	0	0
33	Hilton Garden Inn - Lake Mary, FL	0				0	0	0
34	473-479 Sumner Ave / 341 & 345 Amherst St	0				0	0	0
34.01	341 & 345 Amherst St
34.02	473-479 Sumner Ave
35	Holiday Inn & Suites Lima	0	Cash			0	0	0
36	Arrowhead Creekside Medical Office	0	Cash		Sun Radiology / One Step Beyond Free Rent Reserve	27,789 / 72,024	0	0
37	TownePlace Suites Newark	0				0	0	0
38	Radisson Colorado Springs	0	Cash			0	0	0
39	Omni Business Park	0	Cash			0	0	0
40	Hilton Garden Inn W. I65 Airport Blvd.	80,000	Cash			0	0	0
41	East Street Trading Center	0	Cash			0	0	0
42	Solon Place Apartments	0				0	0	0
43	5055 East Washington Street	0				0	0	0
44	Comfort Suites at Kennesaw State University	0				0	0	0
45	Lakefront Lofts	0				0	0	0
46	Captive Plastics Warehouse	0				0	0	0
47	Hawthorn Suites Dearborn	0				0	0	0
48	Taylor Park Townhomes	0				0	0	0
49	Avon Self-Storage	0				0	0	0
50	Rangeline Self-Storage	0				0	0	0
51	Storage City - Antioch	0				0	0	0
52	Courtyard Orlando East - UCF	0				0	0	0
53	Fairfield Views Inc. a/k/a Fairfield Views, Inc.	0				0	0	0
54	Holiday Inn Express Rochester / Greece	0	Cash		Seasonality Reserve	65,000	Springing	0
55	Fox Hunt Apartments	0				0	0	0
56	Madison Court Apartment Corp.	0				0	0	0
57	Interlaken Owners, Inc.	0				0	0	0
58	Kenny Centre	0				0	0	0
59	Quality Inn & Suites - Sulphur	72,500	Cash		PIP Reserve	15,000	0	0
60	Bond Street Portfolio	0				0	0	0
60.01	Monroe Center
60.02	952 Lake Murray Boulevard
61	B.S.L. One Owners Corporation a/k/a B.S.L. One Owners Corp.	0	Cash			0	0	0
62	Bienville Towers Apartments	0				0	0	0
63	51 East Green Apartments	0				0	0	0
64	Lake Mead Gateway Plaza	0	Cash			0	0	0
65	Quality Inn Olympic National Park	159,473	Cash			0	0	0
66	Comfort Inn Sylva	0				0	0	0
67	Laurel Springs Apartments	0				0	0	0
68	Arizona Storage Company	0				0	0	0
69	Rimrock Plaza	0				0	0	0
70	Park Hill Apartments	0				0	0	0
71	Comfort Inn & Suites - Smyrna	25,000			PIP Reserve/ Non-Consolidation Opinion Cost Reserve	305,564/ 20,000	0	0
72	South Pointe Crossing	0				0	0	0
73	Storage Plex	0				0	0	0
74	Carleton MHC	0				0	0	0
75	Trinity Co-Operative Apts., Inc. a/k/a Trinity Cooperative Apts. Inc.	0				0	0	0
76	Maplewood MHC	0	Cash			0	0	0
77	Blue Grass MHC	0	Cash			0	0	0
78	Overland Corporate Center	0	Cash			0	0	0
79	Rockmart Commons	0				0	0	0
80	Canyon Springs Retail Building	0				0	0	0
81	Westwood Village Apartments	0				0	0	0
82	Out O’Space Storage Tavares	0				0	0	0
83	Rivercrest Apartments	0				0	0	0
84	Brighton Manor Apartments	0				0	0	0
85	Midland Plaza Apartments Corp.	0				0	0	0
86	White Oak MHC	0				0	0	0
87	Ridge Apartments Owners Corp.	0				0	0	0
88	168 Marco Way	0			Outfront Media Leasing Reserve	0	Springing	0
89	Spring Haven MHC	0				0	0	0
90	Mission Plaza	0				0	0	0
91	Kimberly Pines MHP	0				0	0	0
92	Ipswich House, Inc.	0				0	0	0
93	Trinity Colonial Hills MHP	0				0	0	0
94	Trinity Windfern MHP	0				0	0	0
95	Walgreens Columbia	0				0	0	0
96	J & J MHP	0				0	0	0
97	Glenwillow MHP	0				0	0	0
98	Port Chester Apartments, Inc.	0	Cash			0	0	0
99	Crossings at Hamilton Shops	0				0	0	0
100	Thompson Thrift Building	0				0	0	0
101	Lincoln Woods	0				0	0	0
102	Gramercy-Rutherford Townhouses Corp.	0				0	0	0

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback(6)	Ownership Interest(18)	Ground Lease Initial Expiration Date(18)	Annual Ground Rent Payment
1	Epps Bridge Centre				Fee
2	The Mall at Rockingham Park				Fee and Leasehold	3/1/2057	$10
3	Kroger (Roundy’s) Distribution Center				Fee
4	Marriott Indianapolis North				Fee
5	Mall at Turtle Creek	Cash			Fee
6	In-Rel 8	Cash			Various	Various	Various
6.01	Lynnfield Park				Fee
6.02	Chase Tower				Fee
6.03	50 Penn Place				Fee
6.04	I-Bank Tower				Fee
6.05	4100 Okeechobee				Fee
6.06	Center Point				Fee and Leasehold	12/10/2039	$144,000
6.07	Bainbridge Mall				Fee
6.08	Plantation Merch. Mart				Fee
7	River Park Shopping Center	Cash			Fee
8	University Towers Owners Corp.				Fee
9	DoubleTree Overland Park	Cash			Fee
10	ExchangeRight Net Leased Portfolio 12				Fee
10.01	Kroger - Hamilton				Fee
10.02	Walgreens - Fort Worth				Fee
10.03	Tractor Supply - Woods Cross				Fee
10.04	Fresenius Dialysis Center - Nashville				Fee
10.05	Advance Auto Parts - Steubenville				Fee
10.06	Dollar General - Hamilton				Fee
10.07	Dollar General - Cincinnati				Fee
10.08	Dollar General - Denham Springs				Fee
10.09	Dollar General - Hickory (US Highway 70)				Fee
10.10	Dollar General - Hammond				Fee
10.11	Family Dollar - Baton Rouge				Fee
10.12	Dollar General - Hickory (Lenoir Rhyne Boulevard)				Fee
10.13	Advance Auto Parts - Greenville				Fee
10.14	Dollar General - Gastonia				Fee
10.15	Napa Auto Parts - Freeport				Fee
10.16	Napa Auto Parts - Belvidere				Fee
10.17	Dollar General - Alorton				Fee
10.18	Dollar General - Dupo				Fee
10.19	Advance Auto Parts - Heath				Fee
11	Barber Self Storage				Fee
12	San Fernando Value Square				Fee
13	Eagle Square	Cash			Fee
14	Pinnacle II				Fee
15	Berkshire Corporate Center				Fee
16	Shoppes at Westown				Fee
17	Stone Manor				Fee
18	Corporate Park Office Portfolio				Fee
19	North Park Shopping Center	Cash			Fee
20	Center Court Apartments				Fee
21	California Plaza	Cash			Fee
22	CubeSmart Portfolio III				Fee
22.01	CubeSmart Lake Worth				Fee
22.02	CubeSmart Chattanooga				Fee
22.03	CubeSmart Tyler				Fee
23	Courtyard Marriott Madeira Beach				Fee
24	Shellmound Office Building				Fee
25	Hulen Fashion Center				Leasehold	11/5/2018	$46,693
26	Tharp Portfolio II	Cash			Fee
26.01	Granger Shopping Center				Fee
26.02	Belter Shopping Center				Fee
26.03	Oaklandon Center				Fee
26.04	Shadeland Office				Fee
26.05	South East Street Center				Fee
26.06	Allisonsville Plasma				Fee
26.07	Aspen Dental Crawfordsville				Fee
27	So Cal Self Storage - Pasadena, CA				Fee
28	Illini Stor-It Portfolio				Fee
28.01	Staley				Fee
28.02	West				Fee
28.03	Bondville				Fee
28.04	North				Fee
29	The Riley Center				Fee
30	Fairfield Inn & Suites - Carlsbad				Fee
31	Fairfield Inn & Suites - Norco				Fee
32	Hilton Home2 Suites Pittsburgh				Fee
33	Hilton Garden Inn - Lake Mary, FL			500,000	Fee
34	473-479 Sumner Ave / 341 & 345 Amherst St			27,412	Fee
34.01	341 & 345 Amherst St			27,412	Fee
34.02	473-479 Sumner Ave			27,412	Fee
35	Holiday Inn & Suites Lima				Fee
36	Arrowhead Creekside Medical Office	Cash			Fee
37	TownePlace Suites Newark				Fee
38	Radisson Colorado Springs				Fee
39	Omni Business Park				Fee
40	Hilton Garden Inn W. I65 Airport Blvd.				Fee
41	East Street Trading Center				Fee
42	Solon Place Apartments				Fee
43	5055 East Washington Street				Fee
44	Comfort Suites at Kennesaw State University				Fee
45	Lakefront Lofts				Fee
46	Captive Plastics Warehouse				Fee
47	Hawthorn Suites Dearborn				Fee
48	Taylor Park Townhomes				Fee
49	Avon Self-Storage				Fee
50	Rangeline Self-Storage				Fee
51	Storage City - Antioch				Fee
52	Courtyard Orlando East - UCF				Fee
53	Fairfield Views Inc. a/k/a Fairfield Views, Inc.				Fee
54	Holiday Inn Express Rochester / Greece	Cash			Fee
55	Fox Hunt Apartments				Fee
56	Madison Court Apartment Corp.				Fee
57	Interlaken Owners, Inc.				Fee
58	Kenny Centre				Fee
59	Quality Inn & Suites - Sulphur	Cash			Fee
60	Bond Street Portfolio				Fee
60.01	Monroe Center				Fee
60.02	952 Lake Murray Boulevard				Fee
61	B.S.L. One Owners Corporation a/k/a B.S.L. One Owners Corp.				Fee
62	Bienville Towers Apartments				Fee
63	51 East Green Apartments				Fee
64	Lake Mead Gateway Plaza				Fee
65	Quality Inn Olympic National Park				Fee
66	Comfort Inn Sylva				Fee
67	Laurel Springs Apartments				Fee
68	Arizona Storage Company				Fee
69	Rimrock Plaza				Fee
70	Park Hill Apartments				Fee
71	Comfort Inn & Suites - Smyrna	Cash			Fee
72	South Pointe Crossing				Leasehold	5/19/2098	$120,000
73	Storage Plex				Fee
74	Carleton MHC				Fee
75	Trinity Co-Operative Apts., Inc. a/k/a Trinity Cooperative Apts. Inc.				Fee
76	Maplewood MHC				Fee
77	Blue Grass MHC				Fee
78	Overland Corporate Center				Fee
79	Rockmart Commons				Fee
80	Canyon Springs Retail Building				Fee
81	Westwood Village Apartments				Fee
82	Out O’Space Storage Tavares				Fee
83	Rivercrest Apartments				Fee
84	Brighton Manor Apartments				Fee
85	Midland Plaza Apartments Corp.				Fee
86	White Oak MHC				Fee
87	Ridge Apartments Owners Corp.				Fee
88	168 Marco Way				Fee
89	Spring Haven MHC				Fee
90	Mission Plaza				Fee
91	Kimberly Pines MHP				Fee
92	Ipswich House, Inc.				Fee
93	Trinity Colonial Hills MHP				Fee
94	Trinity Windfern MHP				Fee
95	Walgreens Columbia				Fee
96	J & J MHP				Fee
97	Glenwillow MHP				Fee
98	Port Chester Apartments, Inc.				Fee
99	Crossings at Hamilton Shops				Fee
100	Thompson Thrift Building				Fee
101	Lincoln Woods				Fee
102	Gramercy-Rutherford Townhouses Corp.				Fee

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)
1	Epps Bridge Centre		Springing
2	The Mall at Rockingham Park	None	Hard/Springing Cash Management	262,000,000
3	Kroger (Roundy’s) Distribution Center		Springing
4	Marriott Indianapolis North		Hard/Springing Cash Management
5	Mall at Turtle Creek		Hard/Springing Cash Management
6	In-Rel 8	Various	Hard/Springing Cash Management
6.01	Lynnfield Park
6.02	Chase Tower
6.03	50 Penn Place
6.04	I-Bank Tower
6.05	4100 Okeechobee
6.06	Center Point	12/11/2019-12/10/2029: $172,800; 12/11/2029-12/10/2039: $207,360; 12/11/2039-12/10/2049: $216,000; 12/11/2049-12/10/2059: $228,000; 12/11/2059-12/31/2069: $240,000
6.07	Bainbridge Mall
6.08	Plantation Merch. Mart
7	River Park Shopping Center		Springing
8	University Towers Owners Corp.		None
9	DoubleTree Overland Park		Soft/Springing Cash Management
10	ExchangeRight Net Leased Portfolio 12		Hard/Springing Cash Management
10.01	Kroger - Hamilton
10.02	Walgreens - Fort Worth
10.03	Tractor Supply - Woods Cross
10.04	Fresenius Dialysis Center - Nashville
10.05	Advance Auto Parts - Steubenville
10.06	Dollar General - Hamilton
10.07	Dollar General - Cincinnati
10.08	Dollar General - Denham Springs
10.09	Dollar General - Hickory (US Highway 70)
10.10	Dollar General - Hammond
10.11	Family Dollar - Baton Rouge
10.12	Dollar General - Hickory (Lenoir Rhyne Boulevard)
10.13	Advance Auto Parts - Greenville
10.14	Dollar General - Gastonia
10.15	Napa Auto Parts - Freeport
10.16	Napa Auto Parts - Belvidere
10.17	Dollar General - Alorton
10.18	Dollar General - Dupo
10.19	Advance Auto Parts - Heath
11	Barber Self Storage		Springing
12	San Fernando Value Square		Springing
13	Eagle Square		Hard/Springing Cash Management
14	Pinnacle II		Hard/Upfront Cash Management
15	Berkshire Corporate Center		Springing
16	Shoppes at Westown		Springing
17	Stone Manor		Hard/Springing Cash Management
18	Corporate Park Office Portfolio		Springing
19	North Park Shopping Center		Hard/Springing Cash Management
20	Center Court Apartments		Springing
21	California Plaza		Springing
22	CubeSmart Portfolio III		Springing
22.01	CubeSmart Lake Worth
22.02	CubeSmart Chattanooga
22.03	CubeSmart Tyler
23	Courtyard Marriott Madeira Beach		Springing
24	Shellmound Office Building		Hard/Springing Cash Management
25	Hulen Fashion Center	First remaining term: $51,361.94 per month; second remaining term: $56,498.13 per month; third remaining term: $62,157.94 per month; During the fourth remaining renewal term, the annual base rent shall be equal to (10%) of the fair market value of the land determined as of the first day of the fifty first lease year, in no event, however, shall the base rent be less than $62,147.84 per month. The base rent for any subsequent five year renewal term shall be equal to 10% of the fair market value of land as of the first day of such renewal, provided that the base rent shall in no event be less than the base rent payable during the immediately preceding renewal term.	Springing
26	Tharp Portfolio II		Springing
26.01	Granger Shopping Center
26.02	Belter Shopping Center
26.03	Oaklandon Center
26.04	Shadeland Office
26.05	South East Street Center
26.06	Allisonsville Plasma
26.07	Aspen Dental Crawfordsville
27	So Cal Self Storage - Pasadena, CA		None
28	Illini Stor-It Portfolio		Springing
28.01	Staley
28.02	West
28.03	Bondville
28.04	North
29	The Riley Center		Springing
30	Fairfield Inn & Suites - Carlsbad		Hard/Upfront Cash Management
31	Fairfield Inn & Suites - Norco		Hard/Upfront Cash Management
32	Hilton Home2 Suites Pittsburgh		Hard/Springing Cash Management
33	Hilton Garden Inn - Lake Mary, FL		Hard/Springing Cash Management
34	473-479 Sumner Ave / 341 & 345 Amherst St		Springing
34.01	341 & 345 Amherst St
34.02	473-479 Sumner Ave
35	Holiday Inn & Suites Lima		Hard/Springing Cash Management
36	Arrowhead Creekside Medical Office		Hard/Springing Cash Management
37	TownePlace Suites Newark		Hard/Springing Cash Management
38	Radisson Colorado Springs		Hard/Springing Cash Management
39	Omni Business Park		None
40	Hilton Garden Inn W. I65 Airport Blvd.		Hard/Springing Cash Management
41	East Street Trading Center		Springing
42	Solon Place Apartments		Springing
43	5055 East Washington Street		Springing
44	Comfort Suites at Kennesaw State University		Springing
45	Lakefront Lofts		Springing
46	Captive Plastics Warehouse		Springing
47	Hawthorn Suites Dearborn		Springing
48	Taylor Park Townhomes		Springing
49	Avon Self-Storage		Springing
50	Rangeline Self-Storage		Springing
51	Storage City - Antioch		None
52	Courtyard Orlando East - UCF		Soft/Springing Cash Management
53	Fairfield Views Inc. a/k/a Fairfield Views, Inc.		None	5,991,405
54	Holiday Inn Express Rochester / Greece		Hard/Upfront Cash Management
55	Fox Hunt Apartments		Springing
56	Madison Court Apartment Corp.		None	9,901,039
57	Interlaken Owners, Inc.		None	5,500,000
58	Kenny Centre		Springing
59	Quality Inn & Suites - Sulphur		Hard/Springing Cash Management
60	Bond Street Portfolio		Springing
60.01	Monroe Center
60.02	952 Lake Murray Boulevard
61	B.S.L. One Owners Corporation a/k/a B.S.L. One Owners Corp.		None
62	Bienville Towers Apartments		Springing
63	51 East Green Apartments		Springing
64	Lake Mead Gateway Plaza		Springing
65	Quality Inn Olympic National Park		Hard/Springing Cash Management
66	Comfort Inn Sylva		Springing
67	Laurel Springs Apartments		Springing
68	Arizona Storage Company		Springing
69	Rimrock Plaza		Springing
70	Park Hill Apartments		None
71	Comfort Inn & Suites - Smyrna		Hard/Springing Cash Management
72	South Pointe Crossing	Scheduled increases per the lease	None
73	Storage Plex		Springing
74	Carleton MHC		None
75	Trinity Co-Operative Apts., Inc. a/k/a Trinity Cooperative Apts. Inc.		None
76	Maplewood MHC		Springing
77	Blue Grass MHC		Springing
78	Overland Corporate Center		Springing
79	Rockmart Commons		Springing
80	Canyon Springs Retail Building		Springing
81	Westwood Village Apartments		Springing
82	Out O’Space Storage Tavares		Springing
83	Rivercrest Apartments		Springing
84	Brighton Manor Apartments		None
85	Midland Plaza Apartments Corp.		None
86	White Oak MHC		Springing
87	Ridge Apartments Owners Corp.		None	1,917,168
88	168 Marco Way		None
89	Spring Haven MHC		None
90	Mission Plaza		None
91	Kimberly Pines MHP		Springing
92	Ipswich House, Inc.		None	1,942,583
93	Trinity Colonial Hills MHP		Springing
94	Trinity Windfern MHP		Springing
95	Walgreens Columbia		Hard/Springing Cash Management
96	J & J MHP		Springing
97	Glenwillow MHP		Springing
98	Port Chester Apartments, Inc.		None	2,000,000
99	Crossings at Hamilton Shops		Springing
100	Thompson Thrift Building		None
101	Lincoln Woods		None
102	Gramercy-Rutherford Townhouses Corp.		None	1,700,000

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield
1	Epps Bridge Centre
2	The Mall at Rockingham Park	894,318	119,500,000	119,500,000	2.32	2.25	53.0%	9.5%
3	Kroger (Roundy’s) Distribution Center
4	Marriott Indianapolis North
5	Mall at Turtle Creek
6	In-Rel 8
6.01	Lynnfield Park
6.02	Chase Tower
6.03	50 Penn Place
6.04	I-Bank Tower
6.05	4100 Okeechobee
6.06	Center Point
6.07	Bainbridge Mall
6.08	Plantation Merch. Mart
7	River Park Shopping Center
8	University Towers Owners Corp.
9	DoubleTree Overland Park
10	ExchangeRight Net Leased Portfolio 12
10.01	Kroger - Hamilton
10.02	Walgreens - Fort Worth
10.03	Tractor Supply - Woods Cross
10.04	Fresenius Dialysis Center - Nashville
10.05	Advance Auto Parts - Steubenville
10.06	Dollar General - Hamilton
10.07	Dollar General - Cincinnati
10.08	Dollar General - Denham Springs
10.09	Dollar General - Hickory (US Highway 70)
10.10	Dollar General - Hammond
10.11	Family Dollar - Baton Rouge
10.12	Dollar General - Hickory (Lenoir Rhyne Boulevard)
10.13	Advance Auto Parts - Greenville
10.14	Dollar General - Gastonia
10.15	Napa Auto Parts - Freeport
10.16	Napa Auto Parts - Belvidere
10.17	Dollar General - Alorton
10.18	Dollar General - Dupo
10.19	Advance Auto Parts - Heath
11	Barber Self Storage
12	San Fernando Value Square
13	Eagle Square
14	Pinnacle II
15	Berkshire Corporate Center
16	Shoppes at Westown
17	Stone Manor
18	Corporate Park Office Portfolio
19	North Park Shopping Center
20	Center Court Apartments
21	California Plaza
22	CubeSmart Portfolio III
22.01	CubeSmart Lake Worth
22.02	CubeSmart Chattanooga
22.03	CubeSmart Tyler
23	Courtyard Marriott Madeira Beach
24	Shellmound Office Building
25	Hulen Fashion Center
26	Tharp Portfolio II
26.01	Granger Shopping Center
26.02	Belter Shopping Center
26.03	Oaklandon Center
26.04	Shadeland Office
26.05	South East Street Center
26.06	Allisonsville Plasma
26.07	Aspen Dental Crawfordsville
27	So Cal Self Storage - Pasadena, CA
28	Illini Stor-It Portfolio
28.01	Staley
28.02	West
28.03	Bondville
28.04	North
29	The Riley Center
30	Fairfield Inn & Suites - Carlsbad
31	Fairfield Inn & Suites - Norco
32	Hilton Home2 Suites Pittsburgh
33	Hilton Garden Inn - Lake Mary, FL
34	473-479 Sumner Ave / 341 & 345 Amherst St
34.01	341 & 345 Amherst St
34.02	473-479 Sumner Ave
35	Holiday Inn & Suites Lima
36	Arrowhead Creekside Medical Office
37	TownePlace Suites Newark
38	Radisson Colorado Springs
39	Omni Business Park
40	Hilton Garden Inn W. I65 Airport Blvd.
41	East Street Trading Center
42	Solon Place Apartments
43	5055 East Washington Street
44	Comfort Suites at Kennesaw State University
45	Lakefront Lofts
46	Captive Plastics Warehouse
47	Hawthorn Suites Dearborn
48	Taylor Park Townhomes
49	Avon Self-Storage
50	Rangeline Self-Storage
51	Storage City - Antioch
52	Courtyard Orlando East - UCF
53	Fairfield Views Inc. a/k/a Fairfield Views, Inc.	26,701	500,000	0	3.10	3.10	23.9%	16.6%
54	Holiday Inn Express Rochester / Greece
55	Fox Hunt Apartments
56	Madison Court Apartment Corp.	28,900	(A) $500,000; (B) $3,318,000; (C) $833,039	(A) $0; (B) $3,318,000; (C) $833,039	7.46	7.46	16.5%	26.1%
57	Interlaken Owners, Inc.	24,389	500,000	0	21.75	21.75	3.9%	115.8%
58	Kenny Centre
59	Quality Inn & Suites - Sulphur
60	Bond Street Portfolio
60.01	Monroe Center
60.02	952 Lake Murray Boulevard
61	B.S.L. One Owners Corporation a/k/a B.S.L. One Owners Corp.
62	Bienville Towers Apartments
63	51 East Green Apartments
64	Lake Mead Gateway Plaza
65	Quality Inn Olympic National Park
66	Comfort Inn Sylva
67	Laurel Springs Apartments
68	Arizona Storage Company
69	Rimrock Plaza
70	Park Hill Apartments
71	Comfort Inn & Suites - Smyrna
72	South Pointe Crossing
73	Storage Plex
74	Carleton MHC
75	Trinity Co-Operative Apts., Inc. a/k/a Trinity Cooperative Apts. Inc.
76	Maplewood MHC
77	Blue Grass MHC
78	Overland Corporate Center
79	Rockmart Commons
80	Canyon Springs Retail Building
81	Westwood Village Apartments
82	Out O’Space Storage Tavares
83	Rivercrest Apartments
84	Brighton Manor Apartments
85	Midland Plaza Apartments Corp.
86	White Oak MHC
87	Ridge Apartments Owners Corp.	8,928	20,000	20,000	6.29	6.29	13.0%	35.2%
88	168 Marco Way
89	Spring Haven MHC
90	Mission Plaza
91	Kimberly Pines MHP
92	Ipswich House, Inc.	8,941	250,000	0	7.95	7.95	11.1%	43.9%
93	Trinity Colonial Hills MHP
94	Trinity Windfern MHP
95	Walgreens Columbia
96	J & J MHP
97	Glenwillow MHP
98	Port Chester Apartments, Inc.	9,059	500,000	0	10.55	10.55	9.9%	57.3%
99	Crossings at Hamilton Shops
100	Thompson Thrift Building
101	Lincoln Woods
102	Gramercy-Rutherford Townhouses Corp.	5,591	500,000	0	4.48	4.48	15.0%	17.7%

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor(10)(11)	Affiliated Sponsors	Mortgage Loan Number
1	Epps Bridge Centre			E. Stanley Kroenke		1
2	The Mall at Rockingham Park	9.2%		Mayflower Realty LLC, Series B; Institutional Mall Investors		2
3	Kroger (Roundy’s) Distribution Center			Peter Paul Bell		3
4	Marriott Indianapolis North			Columbia Sussex Corporation; CSC Holdings, LLC		4
5	Mall at Turtle Creek			Rouse Properties, LP		5
6	In-Rel 8			Charles Stein; Dennis Udwin		6
6.01	Lynnfield Park					6.01
6.02	Chase Tower					6.02
6.03	50 Penn Place					6.03
6.04	I-Bank Tower					6.04
6.05	4100 Okeechobee					6.05
6.06	Center Point					6.06
6.07	Bainbridge Mall					6.07
6.08	Plantation Merch. Mart					6.08
7	River Park Shopping Center			Carl E. Best; The Carl and Janet Best Trust		7
8	University Towers Owners Corp.					8
9	DoubleTree Overland Park			Hotel Resort Properties, LLLP		9
10	ExchangeRight Net Leased Portfolio 12			David Fisher, Joshua Ungerecht, Warren Thomas		10
10.01	Kroger - Hamilton					10.01
10.02	Walgreens - Fort Worth					10.02
10.03	Tractor Supply - Woods Cross					10.03
10.04	Fresenius Dialysis Center - Nashville					10.04
10.05	Advance Auto Parts - Steubenville					10.05
10.06	Dollar General - Hamilton					10.06
10.07	Dollar General - Cincinnati					10.07
10.08	Dollar General - Denham Springs					10.08
10.09	Dollar General - Hickory (US Highway 70)					10.09
10.10	Dollar General - Hammond					10.10
10.11	Family Dollar - Baton Rouge					10.11
10.12	Dollar General - Hickory (Lenoir Rhyne Boulevard)					10.12
10.13	Advance Auto Parts - Greenville					10.13
10.14	Dollar General - Gastonia					10.14
10.15	Napa Auto Parts - Freeport					10.15
10.16	Napa Auto Parts - Belvidere					10.16
10.17	Dollar General - Alorton					10.17
10.18	Dollar General - Dupo					10.18
10.19	Advance Auto Parts - Heath					10.19
11	Barber Self Storage			Robert Moser; Robert Morgan	Y - Group 1	11
12	San Fernando Value Square			Dorian Bilak, Sara V. Dumont		12
13	Eagle Square			Gregory M. Feldman; Barry E. Feldman		13
14	Pinnacle II			Hudson Pacific Properties, L.P.; M. David Paul Development, LLC		14
15	Berkshire Corporate Center			William Felton; Matthew Felton		15
16	Shoppes at Westown			Joanne M. Capano		16
17	Stone Manor			Pembroke Hobson LLC		17
18	Corporate Park Office Portfolio			James M. Birney; Leeshan Birney		18
19	North Park Shopping Center			William L. Hutchinson		19
20	Center Court Apartments			Loren (Pep) Llinas; Amy Dickenson		20
21	California Plaza			Matthew R. Love; John H. Pringle; Patrick J. Molloy; Vincent Woo		21
22	CubeSmart Portfolio III			Marc S. Barmazel		22
22.01	CubeSmart Lake Worth					22.01
22.02	CubeSmart Chattanooga					22.02
22.03	CubeSmart Tyler					22.03
23	Courtyard Marriott Madeira Beach			Lance T. Shaner; Lance T. Shaner Revocable Trust u/t/a dated 12/8/2012		23
24	Shellmound Office Building			Griffin Capital Corporation		24
25	Hulen Fashion Center			E & B Investment Trust; John P. Zikos; Anthony Bryan Cornelius; Easley B. Waggoner, Jr.		25
26	Tharp Portfolio II			Donald J. Tharp; Marsha J. Tharp		26
26.01	Granger Shopping Center					26.01
26.02	Belter Shopping Center					26.02
26.03	Oaklandon Center					26.03
26.04	Shadeland Office					26.04
26.05	South East Street Center					26.05
26.06	Allisonsville Plasma					26.06
26.07	Aspen Dental Crawfordsville					26.07
27	So Cal Self Storage - Pasadena, CA			SoCal Self Storage Carveout Guarantor; SoCal Self Storage Sponsor		27
28	Illini Stor-It Portfolio			Robert Moser; Robert Morgan	Y - Group 1	28
28.01	Staley					28.01
28.02	West					28.02
28.03	Bondville					28.03
28.04	North					28.04
29	The Riley Center			Richard Brunelli; William Schlegel		29
30	Fairfield Inn & Suites - Carlsbad			Suresh Patel	Y - Group 2	30
31	Fairfield Inn & Suites - Norco			Suresh Patel	Y - Group 2	31
32	Hilton Home2 Suites Pittsburgh			Don Rodgers		32
33	Hilton Garden Inn - Lake Mary, FL			Kenneth K. Kochenour		33
34	473-479 Sumner Ave / 341 & 345 Amherst St			Benjamin W. Coggins, III; Robert C. Fuller		34
34.01	341 & 345 Amherst St					34.01
34.02	473-479 Sumner Ave					34.02
35	Holiday Inn & Suites Lima			David H. Lesser		35
36	Arrowhead Creekside Medical Office			Ted L. Barr; Joseph G. Greulich; Benjamin D. Sheridan		36
37	TownePlace Suites Newark			Bharat M. Patel; Jay B. Patel		37
38	Radisson Colorado Springs			Paul B. Campbell		38
39	Omni Business Park			David A. Kornbluth; Mark C. Siegal; Kenneth Marblestone; Mark J. Goodman; M.J. Goodman Living Trust; Zenda Properties G.P.; Cristal Family LLC; Fortbridge Realty, LLC; Sherman Capital LLC		39
40	Hilton Garden Inn W. I65 Airport Blvd.			Anil R. Patel; Jayanti J. Patel		40
41	East Street Trading Center			James E. Fitzgerald; Gail T. Guyton; Edward J. Joyeusaz		41
42	Solon Place Apartments			William Ian MacDonald		42
43	5055 East Washington Street			Mathew Rosenblatt; John Berman		43
44	Comfort Suites at Kennesaw State University			Roshan Patel; Jagdish Patel; Shaylesh Patel		44
45	Lakefront Lofts			Anthony J. Schlur; Patrick J. Dussol		45
46	Captive Plastics Warehouse			Gregory R. Greenstein; Edward M. Natan		46
47	Hawthorn Suites Dearborn			Akram Namou; Malik Abdulnoor; Maysarah Knouna		47
48	Taylor Park Townhomes			Matthew B. Lester	Y - Group 3	48
49	Avon Self-Storage			Robert Moser; Robert Morgan	Y - Group 1	49
50	Rangeline Self-Storage			Capital Yield Group, LLC		50
51	Storage City - Antioch			Timothy Davis; Robert J. Dailey		51
52	Courtyard Orlando East - UCF			Ronald E. Franklin		52
53	Fairfield Views Inc. a/k/a Fairfield Views, Inc.	16.6%				53
54	Holiday Inn Express Rochester / Greece			Tarpan Patel; Sunita Patel		54
55	Fox Hunt Apartments			Matthew B. Lester	Y - Group 3	55
56	Madison Court Apartment Corp.	26.1%				56
57	Interlaken Owners, Inc.	115.8%				57
58	Kenny Centre			Bernard R. Ruben Irrecovable Trust for Issue DTD 12/7/97		58
59	Quality Inn & Suites - Sulphur			Nimesh Zaver; Iqbal Mohammad; Guru Nagin; Talesh Patel		59
60	Bond Street Portfolio			Michael D. Reynolds; Eric Hohmann		60
60.01	Monroe Center					60.01
60.02	952 Lake Murray Boulevard					60.02
61	B.S.L. One Owners Corporation a/k/a B.S.L. One Owners Corp.					61
62	Bienville Towers Apartments			James R. Hatcher; Alexis V. Lewis		62
63	51 East Green Apartments			Edwin Goldfarb		63
64	Lake Mead Gateway Plaza			Antonin Vesely; Jeannette Vesely; Michael Vesely		64
65	Quality Inn Olympic National Park			Bret Wirta; Patricia Wirta		65
66	Comfort Inn Sylva			Michael Winstead, Jr.; Stephen C. Austin; John Rudolph; Scott A. Austin		66
67	Laurel Springs Apartments			Manoj Kumar		67
68	Arizona Storage Company			Michael E. Ransome		68
69	Rimrock Plaza			Stephen B. Jaeger		69
70	Park Hill Apartments			Matthew B. Lester	Y - Group 3	70
71	Comfort Inn & Suites - Smyrna			Jaffar Lutfeali; Roshan B. Patel		71
72	South Pointe Crossing			John G. Thompson; Paul M Thrift; Greg Gibson; John G. Thompson Revocable Trust; Paul M. Thrift Revocable Trust	Y - Group 5	72
73	Storage Plex			Robert Moser; Robert Morgan	Y - Group 1	73
74	Carleton MHC			William T. Connell; James J. Palmer		74
75	Trinity Co-Operative Apts., Inc. a/k/a Trinity Cooperative Apts. Inc.					75
76	Maplewood MHC			Richard M. Nodel; Jordan Nodel	Y - Group 4	76
77	Blue Grass MHC			Christine Buteau; Robert Fileni		77
78	Overland Corporate Center			Mark P Esbensen; Fred D. Grimes		78
79	Rockmart Commons			Donald S. Williams; Kathy Williams		79
80	Canyon Springs Retail Building			Wi Kwun Lee; Woo Jin Jung; Kum Ju Lee; Lee Family Trust		80
81	Westwood Village Apartments			David A. Gollner; Susan L. Gollner		81
82	Out O’Space Storage Tavares			Richard J. O’Brien		82
83	Rivercrest Apartments			Vincenzia Grillo		83
84	Brighton Manor Apartments			Hardial Singh		84
85	Midland Plaza Apartments Corp.					85
86	White Oak MHC			Richard M. Nodel	Y - Group 4	86
87	Ridge Apartments Owners Corp.	35.2%				87
88	168 Marco Way			Michael G. Halper		88
89	Spring Haven MHC			David Reid; Anna Reid		89
90	Mission Plaza			Jon Gruber; Gruber Family Trust		90
91	Kimberly Pines MHP			James Traylor		91
92	Ipswich House, Inc.	43.9%				92
93	Trinity Colonial Hills MHP			Donald G. Clements, Jr.; J. Art Nicholson	Y - Group 6	93
94	Trinity Windfern MHP			Donald G. Clements, Jr.; J. Art Nicholson	Y - Group 6	94
95	Walgreens Columbia			Charles E. Decker		95
96	J & J MHP			David M. Ruby	Y - Group 7	96
97	Glenwillow MHP			David M. Ruby	Y - Group 7	97
98	Port Chester Apartments, Inc.	57.3%				98
99	Crossings at Hamilton Shops			James F. Wessel		99
100	Thompson Thrift Building			John G. Thompson; Paul M Thrift; John G. Thompson Revocable Trust; Paul M. Thrift Revocable Trust	Y - Group 5	100
101	Lincoln Woods			Matthew B. Lester	Y - Group 3	101
102	Gramercy-Rutherford Townhouses Corp.	17.7%				102

A-1-16

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Prospectus for additional information on the 15 largest mortgage loans.

(1)	“RMF” denotes Rialto Mortgage Finance, LLC, “Barclays” denotes Barclays Bank PLC, “WFB” denotes Wells Fargo Bank, National Association, “UBSRES” denotes UBS Real Estate Securities Inc., “CIIICM” denotes C-III Commercial Mortgage LLC, “NCB” denotes National Cooperative Bank, N.A. and “Basis” denotes Basis Real Estate Capital II, LLC.

(2)	For mortgage loan #57 (Interlaken Owners, Inc.), the mortgaged property is located at 1175-1177, 1179-1189, 1191-1193, 1195-1197, 1199-1205, 1207-1213, 1215-1221, 1241-1247, 1249-1259, 1261-1271 & 1273-1281 California Road; 2 & 4, 6 & 10, 1-9, 11-23, 12-24, 25-29, 26-38, 31-45, 46-48, 47-61, 50-52, 54-62, 63-73 & 64-72 Manchester Road; 2-4 & 1-3 Woodlot; 2-4 & 3 Wilton Road; 1-3, 2-4, 5-9, 6-14 & 16-26 Whitehall Road; 1-2, 3-5, 4-6, 7-15, 8-16 & 17-19 Field End Lane.

(3)	For mortgage loan #3 (Kroger (Roundy’s) Distribution Center), the Number of Units includes 466,923 square feet of cold storage space.

For mortgage loan #6 (In-Rel 8), the Number of Units at the 50 Penn Place mortgaged property includes 178,732 square feet of office space, 134,555 square feet of retail space, and 7,670 square feet of storage space.

For mortgage loan #13 (Eagle Square), the Number of Units includes 52,013 square feet of retail space, 34,415 square feet of medical office space, and 19,296 square feet of office space.

For mortgage loan #15 (Berkshire Corporate Center), the Number of Units includes 145,493 square feet of office space, 85,000 square feet of tech/lab/clean space and 13,500 square feet of warehouse/storage space.

For mortgage loan #39 (Omni Business Park), the Number of Units includes 100,408 square feet of office space and 65,434 square feet of industrial space.

For Mortgage Loan #63 (51 East Green Apartments), the Number of Units includes 8 2-bedroom units, 12 3-bedroom units and 10 4-bedroom units, for a total of 92 beds.

(4)	For mortgage loan #2 (The Mall at Rockingham Park), the mortgage loan is evidenced by Note A-1-B. The whole loan is comprised of four senior pari passu notes with an aggregate original principal balance of $142,500,000 (Note A-1-A, Note A-2-A, Note A-1-B and Note A-2-B) and two subordinate notes with an aggregate original principal balance of $119,500,000 (Note B-1 and Note B-2), which have a combined Cut-Off Date Balance of $262,000,000 (“The Mall at Rockingham Park Whole Loan”). All LTVs, DSCRs, Debt Yields and Cut-off Date Balances per Unit/SF presented are based on the balance of Note A-1-A, Note A-2-A, Note A-1-B and Note A-2-B in the aggregate. Note A-1-B represents a non-controlling interest in The Mall at Rockingham Park Whole Loan.

For mortgage loan #3 (Kroger (Roundy’s) Distribution Center), the mortgage loan is evidenced by Note A-1, one of two pari passu notes which have a combined Cut-off Date Balance of $76,500,000. Note A-2 is not included in the trust. All LTVs, DSCRs, Debt Yields and Cut-off Date Balances per Unit/SF presented are based on Note A-1 and Note A-2 in the aggregate (the “Kroger (Roundy’s) Distribution Center Whole Loan”). Note A-1 represents the controlling interest in the Kroger (Roundy’s) Distribution Center Whole Loan.

For mortgage loan #5 (Mall at Turtle Creek), the mortgage loan is evidenced by Note A-1, one of two pari passu notes which have a combined Cut-off Date Balance of $71,770,086. Note A-2 will not be included in the trust. All LTVs, DSCRs, Debt Yields and Cut-off Date Balances per Unit/SF presented are based on Notes A-1 and A-2 in the aggregate (the “Mall at Turtle Creek Whole Loan”). Note A-1 represents the controlling interest in the Mall at Turtle Creek Whole Loan.

For mortgage loan #6 (In-Rel 8), the mortgage loan is evidenced by Note A-2 and Note A-3, two of three pari passu notes which have a combined Cut-off Date Balance of $92,387,411. Note A-1 is not included in the trust. All LTVs, DSCRs, Debt Yields and Cut-off Date Balances per Unit/SF presented are based on Note A-1, Note A-2 and Note A-3 in the aggregate (the “In-Rel 8 Whole Loan”). Note A-2 and Note A-3 represent non-controlling interests in the In-Rel 8 Whole Loan.

A-1-17

For mortgage loan #14 (Pinnacle II), the mortgage loan is evidenced by Note A-2, one of three pari passu notes which have a combined Cut-off Date Balance of $87,000,000. Notes A-1 and A-3 are not included in the trust. All LTVs, DSCRs, Debt Yields and Cut-off Date Balances per Unit/SF presented are based on Note A-1, Note A-2 and Note A-3 in the aggregate (the “Pinnacle II Whole Loan”). Note A-2 represents a non-controlling interest in the Pinnacle II Whole Loan.

(5)	For mortgage loan #4 (Marriott Indianapolis North), the Appraised Value assumes the property improvement plan (“PIP”), which is expected to be completed by November 30, 2016, has been completed. A reserve of $7,500,000 was taken at the mortgage loan closing for the PIP. The appraised value assuming the PIP has not been completed is $79,600,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $79,600,000 appraised value are 67.6% and 51.5%, respectively.

For mortgage loan #6 (In-Rel 8), the Appraised Value includes $310,000 attributed to an excess land parcel available for free release. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are calculated including the value of the excess land parcel. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD excluding value attributed to the excess land parcel are 69.6% and 64.2%, respectively.

For mortgage loan #28 (Illini Stor-It Portfolio), the Appraised Value reflects a portfolio level appraisal, which includes a diversity premium based on an assumption that all of the mortgaged properties would be sold together as a portfolio. The appraised value assuming no portfolio level diversity premium is $15,770,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD assuming the $15,770,000 value are 69.9% and 61.8%, respectively.

For mortgage loan #35 (Holiday Inn & Suites Lima), the Appraised Value assumes the property improvement plan (“PIP”), which is expected to be completed within one year of loan origination, has been completed. The appraised value assuming the PIP has not been completed is $11,700,000. A reserve of $1,166,286 was taken at loan origination for the PIP. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $11,700,000 appraised value are 75.2% and 61.7%, respectively.

(6)	For mortgage loan #33 (Hilton Garden Inn – Lake Mary, FL), all LTVs, DSCRs and Debt Yields are calculated assuming the full loan amount of $9,000,000. The Holdback can be disbursed no later than the twenty-fourth monthly payment date of the loan, provided that the following conditions are satisfied: (i) there is no event of default, (ii) the debt yield is greater than or equal to 11.75% for two consecutive quarters on a trailing 12-month basis, and (iii) the debt service coverage ratio is greater than or equal to 1.65x. If the Holdback has not been released by June 6, 2018, the lender may apply the unreleased proceeds to pay down the loan, accompanied by the applicable yield maintenance premium to be paid by the borrower. Assuming the full Holdback balance is applied to the full loan amount, the Cut-off Date LTV Ratio, LTV Ratio at Maturity, U/W NOI DSCR and U/W NCF DSCR are 54.8%, 42.7%, 1.92x and 1.65x, respectively.

For mortgage loan #34 (473-479 Sumner Ave / 341 & 345 Amherst St), all LTVs, DSCRs and Debt Yields are calculated assuming the full loan amount of $8,800,000. All conditions for release of the Holdback have been satisfied as of the Cut-off Date.

(7)	For mortgage loan #73 (Storage Plex), 32.7% of U/W Revenues is generated from parking and retail activity.

For mortgage loan #88 (168 Marco Way), the mortgaged property includes a billboard, which represents 56.5% of U/W Revenues.

(8)	The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #5 (Mall at Turtle Creek), the fourth largest tenant (20,000 square feet), representing 6.1% of net rentable square feet, may terminate its lease at any time within one hundred eighty (180) days after December 31, 2020 if the tenant’s gross sales do not equal or exceed $3,000,000 during the period of January 1, 2020 through December 31, 2020. The fifth largest tenant (13,319 square feet), representing 4.0% of net rentable square feet, may terminate its lease at any time between December 1, 2018 and January 31, 2019 if the tenant’s net sales do not exceed $1,650,000 during the period of December 1, 2017 through November 30, 2018.

A-1-18

For mortgage loan #6 (In-Rel 8), the third largest tenant at the Chase Tower mortgaged property (37,641 square feet), representing 15.8% of net rentable square feet, has a one-time lease termination option effective April 30, 2023 with written notice provided no later than October 31, 2021 and payment of a termination fee of $305,469.

For mortgage loan #10 (ExchangeRight Net Leased Portfolio 12), the sole tenant at the Walgreens - Fort Worth mortgaged property (14,490 square feet), representing 5.9% of net rentable square feet of the entire portfolio may terminate its lease upon six months’ written notice, effective as of June 30, 2028 and every five years thereafter until the lease expires on June 30, 2078.

For mortgage loan #12 (San Fernando Value Square), the second largest tenant (2,500 square feet), representing 2.1% of net rentable square feet, may terminate its lease at any time that fiscal year gross sales are less than $400,000 upon providing 60 days written notice.

For mortgage loan #13 (Eagle Square), the largest tenant (42,098 square feet), representing 39.8% of the net rentable square feet, may terminate 15,500 square feet of its lease on September 30, 2021 with at least 90 days’ prior written notice and 26,598 square feet of its lease any time with at least 60 days’ prior written notice. The fifth largest tenant (4,666 square feet), representing 4.4% of the net rentable square feet, may terminate its lease in whole or in part at any time with at least 90 days’ prior written notice.

For mortgage loan #15 (Berkshire Corporate Center), the largest tenant (122,821 square feet), representing 50.3% of net rentable square feet, may terminate its lease by providing landlord with written notice on or before February 1, 2018 in which event the termination shall occur on January 31, 2019. In addition, the tenant may terminate the lease by providing landlord with written notice on or before February 1, 2020 in which event the termination shall occur on January 31, 2021. The tenant is required to pay the landlord a termination fee equal to the unamortized transaction costs, including leasing commissions plus an additional two months of base rent and the tenant’s pro rata share of operating expenses for the two months immediately preceding the applicable termination effective date. The second largest tenant, (50,159 square feet), representing 20.6% of net rentable square feet, may terminate its lease effective on July 31, 2017, subject to and conditioned upon providing written notice by October 31, 2016 and payment of a termination fee equal to $927,907.

For mortgage loan #16 (Shoppes at Westown), the fourth largest tenant (7,508 square feet), representing 9.3% of the net rentable square feet, may terminate its lease if gross sales do not exceed $1,000,000 in the trailing twelve month period ending April 30, 2021 upon providing at least 60 days’ prior written notice. In such event, the tenant is required to reimburse the borrower the unamortized portion of the commission paid to the tenant’s broker and the unamortized tenant allowance. The fifth largest tenant (7,500 square feet), representing 9.3% of the net rentable square feet, may terminate its lease (i) with written notice no later than April 30, 2019 with the termination effective on September 30, 2019 or (ii) at any time if gross sales are less than $1,200,000 from the period commencing on April 1, 2018 and ending March 31, 2019 and by paying a termination fee equal to $25,000.

For mortgage loan #21 (California Plaza), the second largest tenant (14,073 square feet), representing 9.1% of net rentable square feet, may terminate its lease as of July 31, 2017 upon providing 270 days’ written notice and payment equal to the sum of a termination fee equal to $101,326, all unamortized rent abatements, tenant improvements and leasing commissions.

For mortgage loan #26 (Tharp Portfolio II), the largest tenant at the Shadeland Office mortgaged property (9,544 square feet), representing 10.2% of the net rentable square feet of the entire portfolio, may terminate its lease on November 30, 2018 upon providing written notice between October 1, 2017 and November 30, 2017. The tenant may also reduce its net rentable square feet to not less than 6,544 square feet upon providing one years’ written notice. The second largest tenant at the Shadeland Office mortgaged property (6,276 square feet), representing 6.7% of the net rentable square feet of the entire portfolio, may terminate its lease upon providing one years’ written notice and payment of a termination fee equal to $240,000 plus six months of base rent.

For mortgage loan #29 (The Riley Center), the third largest tenant (8,000 square feet), representing 8.2% of the net rentable square feet, may terminate its lease prior to May 31, 2020 if gross sales do not exceed $1,800,000 between April 1, 2019 and March 31, 2020 with at least 180 days’ prior written notice. If the actual termination date falls within the months of September, October, November or December, then such termination date may be extended to the immediately succeeding January 31st. Five Below shall pay a one-time termination fee equal to the sum of the unamortized portion of the allowance and unamortized portion of the brokerage commission.

A-1-19

For mortgage loan #39 (Omni Business Park), the largest tenant (28,489 square feet), representing 17.2% of net rentable square feet, may terminate its lease as of April 30, 2020 upon providing written notice by July 31, 2019 and payment of a termination fee equal to $14,828.

For mortgage loan #41 (East Street Trading Center), the fourth largest tenant (18,162 square feet), representing 10.9% of net rentable square feet, may terminate its lease as of January 1, 2017 upon providing notice in September 2016.

For mortgage loan #43 (5055 East Washington Street), the fifth largest tenant (3,747 square feet), representing 7.2% of net rentable square feet, may terminate its lease as of December 31, 2017 upon providing 6 months’ written notice.

For mortgage loan #45 (Lakefront Lofts), the second largest tenant (8,381 square feet), representing 29.6% of the net rentable square feet, may terminate its lease with at least 90 days’ prior written notice.

For mortgage loan #69 (Rimrock Plaza), the third largest tenant (5,082 square feet), representing 9.9% of net rentable square feet, may terminate its lease at any time upon providing 90 days’ written notice.

For mortgage loan #95 (Walgreens Columbia), the sole tenant (14,820 square feet), representing 100.0% of net rentable square feet, may terminate its lease upon six months’ written notice, effective as of September 30, 2030, which is after the maturity date of the loan, and every five years thereafter, until the lease expires on September 30, 2080.

(9)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises that were included in the underwriting.

For mortgage loan #13 (Eagle Square), the largest tenant (42,098 square feet), representing 39.8% of the net rentable square feet, has executed a new lease for 15,500 square feet with a lease commencement date of October 1, 2016. The tenant has taken possession of its space and is in the process of building out improvements. A $178,312 reserve was taken at loan origination as a rent escrow.

For mortgage loan #17 (Stone Manor), the largest tenant (30,531 square feet), representing 25.1% of the net rentable square feet, has a $10,486 monthly rent credit for the 16 month period ending September 30, 2017.

For mortgage loan #19 (North Park Shopping Center), the second largest tenant (12,000 square feet), representing 10.9% of net rentable square feet, is expected to take occupancy and start paying rent no later than March 1, 2017. An occupancy reserve of $1,819,553 was taken at closing. In addition, a $219,660 reserve for unpaid tenant improvements and leasing commissions and a $135,000 reserve equal to approximately seven months of tenant rent and recoveries, were taken at closing.

For mortgage loan #21 (California Plaza), the largest tenant (16,806 square feet), representing 10.8% of net rentable square feet, has free rent in August 2017. A $31,091 reserve was taken at closing, representing the outstanding rent abatements.

For mortgage loan #24 (Shellmound Office Building), the sole tenant (63,406 square feet), representing 100.0% of net rentable square feet, will receive free rent from December 1, 2016 to June 30, 2017. The U/W Revenues are based on the annual rent from December 1, 2017 to November 30, 2018. A $843,300 rent abatement reserve was taken at closing.

For mortgage loan #39 (Omni Business Park), the fourth largest tenant (14,368 square feet), representing 8.7% of net rentable square feet, has free rent through August 2016. A $218,000 occupancy reserve was taken at closing.

For mortgage loan #64 (Lake Mead Gateway Plaza), the largest tenant (2,379 square feet), representing 12.1% of the net rentable square feet, has free rent until August 2016. A $10,881 free rent reserve was taken at the mortgage loan closing. An additional tenant (2,418 square feet), representing 12.3% of the net rentable square feet, executed its lease on March 29, 2016, took possession of the space on June 1, 2016 and is expected to take occupancy and commence paying rent by August, 2016. The occupancy of the mortgaged property with this additional tenant would be 94.2%. A $20,359 occupancy reserve was taken at the mortgage loan closing.

A-1-20

For mortgage loan #78 (Overland Corporate Center), the second largest tenant (1,944 square feet), representing 15.8% of the net rentable square feet, has free rent until October 1, 2016. A $30,250 rent abatement reserve was taken at the mortgage loan closing.

(10)	For mortgage loan #6 (In-Rel 8), the largest tenant at the Lynnfield Park mortgaged property (138,812 square feet), representing 9.4% of net rentable square feet of the entire portfolio, currently subleases 33,891 square feet to five separate tenants for an aggregate annual base rent of $462,973 (average of $13.66 per square foot, expiring July 31, 2018). The sublessor has an additional proposed sublease for 2,680 square feet for an annual base rent of $41,513 ($15.49 per square foot, expiring July 31, 2018).

For mortgage loan #14 (Pinnacle II), the sole tenant (230,000 square feet), representing 100% of net rentable square feet, is subleasing 40,165 square feet for an annual base rent, beginning October 2016, of $2,094,794 ($52.15 per square foot, expiring December 31, 2021).

For mortgage loan #63 (51 East Green Apartments), the ground floor retail space (4,942 square feet), representing 14.3% of net rentable square feet is master leased to the sponsor who in turn subleases the space to a relative of the sponsor.

(11)	For mortgage loan #26 (Tharp Portfolio II), the third largest tenant at the Shadeland Office mortgaged property (6,228 square feet), representing 6.7% of the net rentable square feet of the entire portfolio, is an affiliate of the sponsor.

For mortgage loan #100 (Thompson Thrift Building), the three largest tenants (18,488 square feet), representing 81.6% of net rentable square feet, are affiliated with the sponsor.

(12)	For mortgage loan #13 (Eagle Square), the largest tenant (42,098 square feet), representing 39.8% of net rentable square feet, has multiple leases that expire as follows: 15,500 square feet expiring on September 30, 2021; 10,000 square feet expiring on October 31, 2016; 9,700 square feet expiring on October 31, 2016; and 6,898 square feet expiring on March 31, 2021.

For mortgage loan #18 (Corporate Park Office Portfolio), the second largest tenant (13,221 square feet), representing 7.1% of net rentable square feet, has multiple leases that expire as follows: 12,557 square feet expiring on December 31, 2020 and 664 square feet expiring on April 30, 2019.

For mortgage loan #34 (473-479 Sumner Ave / 341 & 345 Amherst St), the second largest tenant at the 473-479 Sumner Ave mortgaged property (5,700 square feet), representing 11.2% of net rentable square feet of the entire portfolio, has multiple leases that expire as follows: 3,000 square feet expiring April 30, 2020 and 2,700 square feet expiring April 30, 2021.

For mortgage loan #39 (Omni Business Park) the fourth largest tenant (14,368 square feet), representing 8.7% of net rentable square feet, has multiple leases that expire as follows: 3,390 square feet expiring on June 30, 2016 and 10,978 square feet expiring on June 30, 2026.

(13)	For mortgage loan #8 (University Towers Owners Corp.), the Engineering Escrow/Deferred Maintenance is funded in three components: (i) an initial deposit in the amount of $8,020,342 funded at closing, (ii) 12 monthly deposits to be made by the borrower (concurrently with each of first 12 loan payments) in the amount of $32,378, and (iii) a deposit in the amount of $429,658 that was funded on June 29, 2016. Other than the foregoing three funding components, no additional deposits are required to be made.

(14)	For mortgage loan #23 (Courtyard Marriott Madeira Beach), the Monthly Replacement Reserve will be adjusted each January to an amount equal to 1/12th of 4.0% of the actual annual gross income from the prior year.

For mortgage loans #30 (Fairfield Inn & Suites – Carlsbad), #31 (Fairfield Inn & Suites – Norco), #44 (Comfort Suites at Kennesaw State University) and #54 (Holiday Inn Express Rochester / Greece) the Monthly Replacement Reserve will be based on the greater of: (a) an amount equal to 1/12 of 4% of gross income from operations during the calendar year immediately preceding the calendar year in which such monthly payment date occurs; and (b) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement for annual capital expenditures set forth in the approved annual budget or otherwise approved by the lender.

A-1-21

For mortgage loan #32 (Hilton Home2 Suites Pittsburgh), beginning on March 6, 2018, the borrower is required to make an additional deposit into the Monthly Replacement Reserve equal to the greater of 1/12th of (i) 4.0% of the annual gross income from operations of the property or (ii) the amount required pursuant to the franchise agreement.

For mortgage loan #35 (Holiday Inn & Suites Lima), the Monthly Replacement Reserve is the greater of (a) (i) during the first 12 months of the term of the mortgage loan, an amount equal to 1/12th of 2.0% of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs; (ii) during months 13 through 24 of the term of the mortgage loan, an amount equal to 1/12th of 3.0% of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs; (iii) during month 25 through the maturity date, an amount equal to 1/12th of 4.0% of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs; and (b) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement.

For mortgage loans #52 (Courtyard Orlando East - UCF), the Monthly Replacement Reserve will be adjusted to an amount equal to 4% of gross revenue for the preceding month.

For mortgage loans #59 (Quality Inn & Suites - Sulphur) and #71 (Comfort Inn & Suites - Smyrna) the Monthly Replacement Reserve will be adjusted to an amount equal to 1/12th of 4.0% of annual gross revenues for the property, but in no case may the Monthly Replacement Reserve be less than the initial Monthly Replacement Reserve.

For mortgage loan #65 (Quality Inn Olympic National Park), the Monthly Replacement Reserve will be calculated based on the greater of: (a) an amount equal to 1/12 of 5% of gross income from operations (or following the occurrence of a franchise agreement revision event, 1/12th of 4% of gross income from operations) during the calendar year immediately preceding the calendar year in which such monthly payment date occurs; and (b) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement for annual capital expenditures set forth in the approved annual budget or otherwise approved by lender.

(15)	For mortgage loan #6 (In-Rel 8) the largest tenant at the Chase Tower mortgaged property (52,197 square feet), representing 21.9% of net rentable square feet of the mortgaged property, has 12,777 square feet of unutilized space. U/W Revenues include the unutilized space. A $4,000,000 upfront TI/LC Reserve was established at closing.

For mortgage loan #79 (Rockmart Commons), the Monthly TI/LC Reserve will be reduced to $1,281 after the 36th monthly payment.

(16)	For mortgage loan #9 (DoubleTree Overland Park), there is a seasonality reserve, payable on each monthly payment date occurring in May, June, July, August, September and October, commencing August 2016.

For mortgage loan #19 (North Park Shopping Center), the Other Escrow I (Initial) consists of: La Mexicana Supermercado Upfront Loan Reserve ($1,819,553); La Mexicana Supermercado TI/LC reserve fund ($219,660); La Mexicana Supermercado Occupancy Reserve ($135,000); Las Mangonadas Occupancy Reserve ($41,879); and Las Mangonadas LC Reserve ($39,852).

For mortgage loan #21 (California Plaza), the Other Escrow I (Initial) can be used for general tenant improvement and leasing commission costs upon the satisfaction of certain conditions in the mortgage loan agreement.

For mortgage loan #38 (Radisson Colorado Springs), the borrower is required to deposit into the seasonality reserve, on the payment date in June 2016, the sum of $120,000, on the payment date in July 2016, the sum of $120,000, on the payment date in August 2016, the sum of $80,000, on the payment date in September 2016, the sum of $80,000, and on the payment date in October 2016, the sum of $25,000, and on subsequent payment dates falling in the calendar months of May, June, July, August, September and October, an amount equal to $70,833.

For mortgage loan #54 (Holiday Inn Express Rochester / Greece), on each monthly payment date occurring in the calendar months of in May, June, July, August, September and October, commencing with and including the

A-1-22

calendar year 2017 and each subsequent calendar year thereafter throughout the term of the Loan, the seasonality monthly escrow amount shall be calculated in accordance with the terms and provisions of the related mortgage loan documents.

For mortgage loan #65 (Quality Inn Olympic National Park), on each monthly payment date occurring in the calendar months of August, September and October, commencing with and including the calendar year 2016 and each subsequent calendar year thereafter throughout the term of the Loan, the seasonality monthly escrow amount shall be calculated in accordance with the terms and provisions of the related mortgage loan documents. For the calendar year 2016, the seasonality monthly escrow amount shall be $53,158. For the calendar year 2017, and each subsequent calendar year thereafter through the term of the loan, the seasonality monthly escrow amount shall be recalculated in accordance with the terms and provisions of the related mortgage loan documents.

(17)	For mortgage loan #6 (In-Rel 8), the aggregate amount deposited in the Material Tenant Rollover Reserve solely as the result of a Non-Renewal Event may not exceed an amount equal to the product of (x) $20.00 multiplied by (y) the square footage of the applicable Material Tenant space not subject to an extension, renewal, or re-leasing of its leased premises.

(18)	For mortgage loan #6 (In-Rel 8), the Center Point mortgaged property is subject to a ground lease which commenced on December 11, 1989 and has a current expiration date of December 10, 2039 with three remaining 10-year extension options to a fully extended maturity date of December 10, 2069. The current ground rent is $144,000 and increases to $172,800, $207,360, $216,000, $228,000, and $240,000 at each successive extension.

For mortgage loan #25 (Hulen Fashion Center), the mortgage loan is subject to a ground lease which commenced on November 6, 1983 and has a current expiration date of November 5, 2018. The ground lease has an additional eight, 5-year renewal options remaining at the lessee’s option. The ground lease fully extended has a lease expiration date of November 5, 2058.

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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Wells Fargo Commercial Mortgage Trust 2016-C35

Annex A-2: Loan Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon
Loan Seller	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Rialto Mortgage Finance, LLC	23	$360,697,241	35.3%	4.977%	119	344	1.51x	10.1%	9.5%	67.8%	59.1%
Barclays Bank PLC	15	225,917,698	22.1	4.639	112	356	2.38	13.1	12.3	52.7	47.2
Wells Fargo Bank, National Association	22	160,699,617	15.7	4.514	119	357	1.66	10.4	9.4	61.9	54.5
UBS Real Estate Securities Inc.	13	134,776,231	13.2	4.793	105	344	1.76	12.8	11.4	65.4	53.9
C-III Commercial Mortgage LLC	14	58,646,837	5.7	5.095	119	359	1.46	10.1	9.5	68.7	57.0
National Cooperative Bank, N.A.	11	57,777,140	5.6	4.057	119	366	6.21	33.8	33.8	26.9	22.3
Basis Real Estate Capital II, LLC	4	24,364,845	2.4	5.200	120	342	1.40	10.6	9.5	70.5	59.5
Total/Weighted Average:	102	$1,022,879,610	100.0%	4.765%	116	350	2.02x	12.5%	11.7%	61.0%	52.9%

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Wells Fargo Commercial Mortgage Trust 2016-C35

Annex A-2: Loan Pool Information

Mortgaged Properties by Property Type(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon
Property Type	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Retail	48	$344,577,324	33.7%	4.594%	119	359	2.03x	11.0%	10.5%	57.4%	52.3%
Anchored	10	161,109,054	15.8	4.580	119	360	1.53	9.0	8.4	66.0	61.0
Regional Mall	2	101,947,448	10.0	4.344	119	359	3.08	14.6	14.1	39.7	35.5
Single Tenant	19	24,138,808	2.4	4.682	118	354	2.32	11.8	11.3	51.2	50.9
Unanchored	12	44,082,066	4.3	4.990	117	355	1.45	10.4	9.4	67.0	58.0
Shadow Anchored	5	13,299,949	1.3	5.193	120	360	1.38	9.7	9.1	69.5	58.7
Hospitality	19	203,075,378	19.9	5.194	116	327	1.75	13.6	12.0	62.5	49.6
Full Service	4	95,771,483	9.4	5.215	119	309	1.70	13.7	12.0	60.8	46.7
Limited Service	12	83,854,897	8.2	5.161	119	342	1.82	13.7	12.1	64.0	51.6
Extended Stay	3	23,448,999	2.3	5.228	92	340	1.73	13.0	11.8	63.6	54.4
Multifamily	24	120,744,491	11.8	4.474	119	361	3.76	21.6	21.2	48.4	40.6
Cooperative	11	57,777,140	5.6	4.057	119	366	6.21	33.8	33.8	26.9	22.3
Garden	11	51,905,665	5.1	4.828	119	357	1.56	10.8	9.9	67.7	56.8
Low Rise	1	6,200,000	0.6	4.850	120	360	1.34	9.0	8.5	72.5	64.0
Student Housing	1	4,861,685	0.5	5.170	113	353	1.26	8.5	8.3	66.6	55.5
Office	16	119,361,658	11.7	4.709	100	350	1.66	11.2	9.8	66.3	58.5
Suburban	8	65,784,025	6.4	4.820	91	347	1.54	11.6	10.0	69.5	59.7
CBD	4	40,822,634	4.0	4.439	108	355	1.87	10.7	9.8	60.5	55.9
Medical	4	12,755,000	1.2	5.001	119	360	1.56	10.4	9.4	68.6	61.2
Industrial	4	90,720,439	8.9	4.715	119	359	1.48	9.6	9.1	70.3	61.3
Warehouse	2	65,549,208	6.4	4.806	118	359	1.43	9.0	9.0	69.0	60.5
Flex	2	25,171,231	2.5	4.480	119	359	1.60	10.9	9.7	73.7	63.2
Self Storage	15	85,979,300	8.4	4.765	119	359	1.56	9.3	9.1	66.7	59.1
Self Storage	15	85,979,300	8.4	4.765	119	359	1.56	9.3	9.1	66.7	59.1
Mixed Use	4	37,788,284	3.7	5.068	108	359	1.49	10.6	9.7	70.5	60.3
Medical Office/Retail	1	21,725,376	2.1	5.320	119	359	1.27	8.8	8.5	73.6	61.2
Office/Industrial	1	7,500,000	0.7	4.570	119	360	1.67	12.8	10.3	68.8	60.3
Office/Retail	1	6,667,550	0.7	4.930	59	359	1.68	12.2	10.8	69.5	64.1
Industrial/Other	1	1,895,358	0.2	4.640	118	358	2.72	17.8	16.8	44.8	36.5
Manufactured Housing Community	10	20,632,735	2.0	5.117	118	359	1.61	10.8	10.5	68.3	57.2
Manufactured Housing Community	10	20,632,735	2.0	5.117	118	359	1.61	10.8	10.5	68.3	57.2
Total/Weighted Average:	140	$1,022,879,610	100.0%	4.765%	116	350	2.02x	12.5%	11.7%	61.0%	52.9%

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

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Wells Fargo Commercial Mortgage Trust 2016-C35

Annex A-2: Loan Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon
State	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
California	12	$138,743,593	13.6%	4.437%	119	360	1.73x	10.4%	9.6%	60.4%	53.4%
Southern	7	80,244,949	7.8	4.473	119	360	1.84	10.7	9.9	59.6	53.4
Northern	5	58,498,644	5.7	4.387	119	360	1.57	10.0	9.1	61.5	53.4
Georgia	5	77,691,573	7.6	4.791	118	331	1.66	9.0	8.5	66.8	64.6
Indiana	10	69,947,642	6.8	5.362	118	308	1.55	12.5	11.2	59.9	46.3
Texas	12	67,784,834	6.6	4.901	119	346	1.48	10.6	9.4	69.0	57.7
New Hampshire	2	67,260,000	6.6	4.166	119	360	3.82	16.5	16.0	33.2	32.1
Wisconsin	1	59,500,000	5.8	4.800	119	360	1.44	9.0	9.0	69.5	61.3
Ohio	12	53,992,798	5.3	4.768	119	360	1.96	13.0	11.7	63.8	55.3
New York	12	43,820,963	4.3	4.067	119	369	7.24	39.2	39.0	28.3	24.0
Arkansas	1	41,947,448	4.1	4.780	119	359	1.57	10.6	9.9	55.2	45.1
Florida	8	36,088,601	3.5	5.149	114	358	1.77	13.1	11.6	63.1	52.9
Michigan	8	35,969,011	3.5	4.748	118	344	1.67	11.5	10.7	68.7	57.7
Connecticut	1	25,600,000	2.5	4.500	120	360	2.32	14.1	14.1	44.3	36.8
Kansas	1	25,000,000	2.4	4.731	120	300	1.66	13.6	11.3	62.5	46.3
Tennessee	6	24,489,119	2.4	4.846	86	359	1.67	11.4	10.3	68.8	61.8
Virginia	1	24,460,000	2.4	4.810	120	360	1.34	8.5	8.4	69.6	61.4
Delaware	2	24,190,559	2.4	5.058	120	360	1.44	10.0	9.3	72.3	62.7
Pennsylvania	2	24,061,858	2.4	4.931	57	358	1.68	11.7	10.8	70.0	65.4
Rhode Island	1	21,725,376	2.1	5.320	119	359	1.27	8.8	8.5	73.6	61.2
Arizona	3	19,315,778	1.9	4.869	119	360	1.35	9.6	8.6	68.8	59.0
Illinois	9	18,566,685	1.8	4.936	117	358	1.60	10.1	9.7	63.8	56.4
Minnesota	1	17,750,000	1.7	4.250	120	360	1.72	11.5	10.1	73.5	64.0
Alabama	4	16,161,383	1.6	5.201	113	330	1.51	11.5	10.3	68.7	55.2
Colorado	2	14,063,149	1.4	5.174	119	359	1.74	12.9	11.5	65.6	56.2
North Carolina	7	13,509,600	1.3	5.208	118	359	1.65	11.0	10.2	63.7	55.5
Louisiana	5	12,360,000	1.2	5.084	119	330	1.57	10.9	9.8	62.3	52.5
Maryland	1	7,421,231	0.7	5.030	118	358	1.32	9.4	8.6	74.2	61.2
Kentucky	1	7,158,843	0.7	4.930	59	359	1.68	12.2	10.8	69.5	64.1
Oklahoma	1	6,667,550	0.7	4.930	59	359	1.68	12.2	10.8	69.5	64.1
Iowa	1	6,049,208	0.6	4.860	113	353	1.34	9.5	8.5	64.4	53.1
Nevada	1	4,800,000	0.5	5.250	120	360	1.35	9.4	8.9	75.0	65.3
Washington	1	4,600,000	0.4	5.132	120	300	1.87	14.6	13.3	62.2	46.7
South Carolina	3	4,528,808	0.4	5.085	116	357	1.99	12.6	12.3	54.4	48.9
Montana	1	3,664,000	0.4	4.690	119	360	1.55	11.0	9.7	66.6	57.2
Utah	1	2,450,000	0.2	4.659	118	0	2.28	11.3	10.8	52.8	52.8
Massachusetts	1	1,540,000	0.2	5.210	115	360	1.20	8.7	7.9	69.8	59.3
Total/Weighted Average:	140	$1,022,879,610	100.0%	4.765%	116	350	2.02x	12.5%	11.7%	61.0%	52.9%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

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Wells Fargo Commercial Mortgage Trust 2016-C35

Annex A-2: Loan Pool Information

Range of Cut-off Date Balances

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon
Range of Cut-off Date Balances ($)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
1,200,000 - 2,000,000	18	$29,173,346	2.9%	4.713%	118	355	3.74x	21.4%	20.9%	46.1%	38.4%
2,000,001 - 3,000,000	8	18,238,140	1.8	5.173	119	352	1.38	9.8	9.1	66.8	54.9
3,000,001 - 4,000,000	9	30,466,541	3.0	4.752	119	365	2.37	14.8	13.9	61.7	51.8
4,000,001 - 5,000,000	11	52,502,996	5.1	4.874	118	348	3.88	23.4	22.6	54.5	45.8
5,000,001 - 6,000,000	9	50,412,314	4.9	4.569	119	359	2.79	17.0	16.2	55.0	46.6
6,000,001 - 7,000,000	4	24,508,790	2.4	4.909	116	326	1.59	11.8	10.8	64.9	52.4
7,000,001 - 8,000,000	5	36,957,814	3.6	4.842	119	347	1.42	10.5	9.2	68.0	56.8
8,000,001 - 9,000,000	6	51,113,481	5.0	5.193	118	359	1.74	13.0	11.4	66.1	55.7
9,000,001 - 10,000,000	2	19,248,858	1.9	5.102	89	358	1.83	13.1	11.9	67.1	58.5
10,000,001 - 15,000,000	14	173,275,731	16.9	4.811	114	354	1.58	10.8	9.8	67.3	57.4
15,000,001 - 20,000,000	3	53,750,000	5.3	4.483	120	360	1.68	9.8	9.0	69.4	63.7
20,000,001 - 30,000,000	7	170,985,376	16.7	4.611	120	350	1.69	10.7	10.1	60.1	51.6
30,000,001 - 50,000,000	2	74,407,890	7.3	4.845	93	359	1.62	11.3	10.3	61.4	53.4
50,000,001 - 64,500,000	4	237,838,334	23.3	4.731	119	331	2.21	11.7	11.3	56.1	50.9
Total/Weighted Average:	102	$1,022,879,610	100.0%	4.765%	116	350	2.02x	12.5%	11.7%	61.0%	52.9%

A-2-4

Wells Fargo Commercial Mortgage Trust 2016-C35

Annex A-2: Loan Pool Information

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon
Range of Underwritten NCF DSCRs (x)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.20	2	$13,800,000	1.3%	5.243%	115	360	1.20x	8.6%	7.9%	71.4%	61.7%
1.21 - 1.30	8	59,167,061	5.8	5.133	119	357	1.28	8.7	8.4	72.5	62.1
1.31 - 1.40	18	159,577,861	15.6	4.785	119	359	1.35	9.2	8.5	68.8	59.0
1.41 - 1.50	9	100,178,825	9.8	4.873	119	352	1.45	9.6	9.3	69.3	60.0
1.51 - 1.75	30	412,705,682	40.3	4.889	111	342	1.62	11.2	10.2	64.5	55.5
1.76 - 2.00	11	76,840,683	7.5	4.754	118	344	1.91	12.5	11.4	60.2	51.5
2.01 - 2.25	5	33,813,303	3.3	4.605	119	355	2.11	12.1	11.4	60.2	54.0
2.26 - 2.50	4	56,748,266	5.5	4.573	119	360	2.30	13.1	12.7	48.6	44.6
2.51 - 2.75	2	10,695,358	1.0	4.895	120	360	2.56	17.9	16.3	65.0	53.3
2.76 - 3.00	2	7,175,430	0.7	4.807	117	357	2.93	20.8	18.5	46.6	38.2
3.01 - 23.57	11	92,177,140	9.0	3.923	119	372	5.94	28.6	28.3	23.3	22.5
Total/Weighted Average:	102	$1,022,879,610	100.0%	4.765%	116	350	2.02x	12.5%	11.7%	61.0%	52.9%

A-2-5

Wells Fargo Commercial Mortgage Trust 2016-C35

Annex A-2: Loan Pool Information

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon
Range of Underwritten NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
8.1 - 9.0	16	$265,855,965	26.0%	4.807%	119	360	1.42x	8.6%	8.3%	69.2%	62.3%
9.1 - 10.0	17	139,628,905	13.7	4.669	119	359	1.54	9.5	8.8	64.7	57.2
10.1 - 11.0	15	124,390,399	12.2	4.835	119	358	1.55	10.5	9.7	63.7	53.7
11.1 - 12.0	12	113,430,521	11.1	4.751	106	359	1.80	11.5	10.5	64.6	57.5
12.1 - 13.0	8	124,984,912	12.2	5.213	103	327	1.61	12.5	11.1	63.5	52.4
13.1 - 14.0	10	79,290,672	7.8	4.953	119	325	1.74	13.6	11.7	64.8	50.5
14.1 - 15.0	5	44,787,070	4.4	4.654	120	349	2.18	14.3	13.7	52.8	42.7
15.1 - 16.0	2	14,142,731	1.4	5.249	115	330	1.95	15.6	13.5	58.3	46.8
16.1 - 17.0	1	5,000,000	0.5	4.560	120	360	2.31	16.2	14.1	46.5	42.6
17.1 - 18.0	3	70,695,358	6.9	4.169	119	360	3.90	17.5	16.9	34.3	32.5
18.1 - 19.0	2	6,811,909	0.7	3.763	119	347	3.12	18.1	17.5	26.8	20.6
19.1 - 20.0	1	1,588,808	0.2	5.007	114	354	2.91	19.1	18.9	28.6	23.7
20.1 - 127.3	10	32,272,358	3.2	3.914	119	372	9.21	49.9	49.4	18.3	15.2
Total/Weighted Average:	102	$1,022,879,610	100.0%	4.765%	116	350	2.02x	12.5%	11.7%	61.0%	52.9%

A-2-6

Wells Fargo Commercial Mortgage Trust 2016-C35

Annex A-2: Loan Pool Information

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon
Range of Underwritten NCF Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.9 - 8.0	4	$82,175,000	8.0%	4.806%	118	360	1.56x	8.3%	7.9%	67.9%	65.8%
8.1 - 9.0	27	313,244,922	30.6	4.738	119	360	1.41	9.1	8.6	68.2	59.5
9.1 - 10.0	16	130,832,189	12.8	4.847	119	358	1.61	10.5	9.8	62.5	53.1
10.1 - 11.0	17	189,162,989	18.5	4.848	101	349	1.73	11.9	10.6	65.9	57.8
11.1 - 12.0	10	111,386,940	10.9	5.213	119	313	1.63	12.9	11.5	61.7	47.7
12.1 - 13.0	5	32,471,446	3.2	4.888	119	353	1.97	14.1	12.7	64.3	52.3
13.1 - 14.0	4	15,628,108	1.5	5.265	119	341	1.95	15.0	13.2	59.6	48.1
14.1 - 15.0	3	36,609,582	3.6	4.589	119	349	2.26	14.6	14.1	46.6	38.6
15.1 - 16.0	1	1,320,504	0.1	4.690	118	298	2.21	18.2	15.1	47.2	35.0
16.1 - 17.0	3	70,695,358	6.9	4.169	119	360	3.90	17.5	16.9	34.3	32.5
18.1 - 19.0	3	12,666,835	1.2	4.258	118	358	3.11	19.6	18.3	35.9	29.0
20.1 - 127.3	9	26,685,736	2.6	3.739	119	375	10.53	55.9	55.9	11.3	9.5
Total/Weighted Average:	102	$1,022,879,610	100.0%	4.765%	116	350	2.02x	12.5%	11.7%	61.0%	52.9%

A-2-7

Wells Fargo Commercial Mortgage Trust 2016-C35

Annex A-2: Loan Pool Information

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon
Range of Cut-off Date LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
3.5 - 20.0	9	$26,685,736	2.6%	3.739%	119	375	10.53x	55.9%	55.9%	11.3%	9.5%
20.1 - 25.0	1	5,491,405	0.5	3.540	119	359	3.34	18.1	18.1	21.9	17.1
25.1 - 30.0	2	61,588,808	6.0	4.065	119	354	4.11	17.4	17.0	28.8	28.7
40.1 - 45.0	2	27,495,358	2.7	4.510	120	360	2.35	14.4	14.3	44.3	36.8
45.1 - 50.0	2	6,320,504	0.6	4.587	120	347	2.29	16.6	14.3	46.6	41.0
50.1 - 55.0	7	54,667,067	5.3	4.663	118	342	2.24	12.1	11.4	53.2	50.8
55.1 - 60.0	8	157,361,571	15.4	4.954	118	336	1.61	11.8	10.7	57.0	45.6
60.1 - 65.0	15	122,291,511	12.0	4.644	119	342	1.65	11.1	9.9	62.7	53.2
65.1 - 70.0	31	366,767,204	35.9	4.906	112	356	1.57	10.4	9.6	68.0	60.1
70.1 - 75.0	25	194,210,446	19.0	4.893	115	354	1.44	10.0	9.2	73.2	62.8
Total/Weighted Average:	102	$1,022,879,610	100.0%	4.765%	116	350	2.02x	12.5%	11.7%	61.0%	52.9%

A-2-8

Wells Fargo Commercial Mortgage Trust 2016-C35

Annex A-2: Loan Pool Information

Range of Loan-to-Value Ratios as of the Maturity Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon
Range of Balloon LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
2.7 - 20.0	10	$32,177,140	3.1%	3.705%	119	372	9.30x	49.4%	49.4%	13.1%	10.8%
20.1 - 25.0	1	1,588,808	0.2	5.007	114	354	2.91	19.1	18.9	28.6	23.7
25.1 - 30.0	1	60,000,000	5.9	4.040	119	0	4.14	17.4	17.0	28.8	28.8
30.1 - 35.0	1	1,320,504	0.1	4.690	118	298	2.21	18.2	15.1	47.2	35.0
35.1 - 40.0	3	30,784,162	3.0	4.529	120	353	2.30	14.4	14.1	45.3	37.0
40.1 - 45.0	6	84,374,517	8.2	5.158	118	315	1.76	13.5	12.1	56.8	44.3
45.1 - 50.0	13	137,332,476	13.4	4.760	119	340	1.63	11.8	10.6	58.6	46.8
50.1 - 55.0	17	122,523,021	12.0	4.858	119	345	1.81	11.5	10.4	61.5	53.2
55.1 - 60.0	22	170,847,673	16.7	4.896	119	359	1.54	10.8	9.9	67.9	57.2
60.1 - 65.0	21	260,088,309	25.4	4.832	109	359	1.50	9.9	9.2	70.2	62.3
65.1 - 68.3	7	121,843,000	11.9	4.778	112	360	1.56	8.9	8.5	70.1	66.7
Total/Weighted Average:	102	$1,022,879,610	100.0%	4.765%	116	350	2.02x	12.5%	11.7%	61.0%	52.9%

A-2-9

Wells Fargo Commercial Mortgage Trust 2016-C35

Annex A-2: Loan Pool Information

Range of Mortgage Rates

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
3.520 - 3.750	4	$16,941,405	1.7%	3.601%	120	360	11.27x	60.5%	60.5%	11.6%	9.2%
3.751 - 4.000	5	13,735,736	1.3	3.799	118	390	6.44	32.9	32.9	15.7	13.3
4.001 - 4.250	5	128,600,000	12.6	4.120	120	360	2.88	14.1	13.5	46.7	42.4
4.251 - 4.500	7	79,629,697	7.8	4.419	119	360	2.09	11.8	11.3	54.3	48.6
4.501 - 4.750	20	222,657,537	21.8	4.671	115	346	1.74	10.7	9.8	64.1	57.9
4.751 - 5.000	25	314,916,925	30.8	4.860	113	356	1.56	10.6	9.9	67.2	57.8
5.001 - 5.250	17	88,846,747	8.7	5.141	118	346	1.46	10.9	9.8	69.0	56.9
5.251 - 5.500	14	141,019,534	13.8	5.379	114	335	1.53	11.7	10.6	64.1	52.3
5.501 - 5.750	4	14,835,172	1.5	5.644	119	330	1.57	12.7	11.3	65.4	52.5
5.751 - 5.950	1	1,696,857	0.2	5.950	118	358	1.56	11.5	11.2	69.0	58.5
Total/Weighted Average:	102	$1,022,879,610	100.0%	4.765%	116	350	2.02x	12.5%	11.7%	61.0%	52.9%

A-2-10

Wells Fargo Commercial Mortgage Trust 2016-C35

Annex A-2: Loan Pool Information

Mortgage Loans by Original Term to Maturity

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon
Original Terms to Maturity (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	3	$56,522,299	5.5%	4.930%	58	359	1.68x	12.0%	10.8%	69.7%	64.6%
120	99	966,357,310	94.5	4.756	119	350	2.04	12.5	11.8	60.5	52.2
Total/Weighted Average:	102	$1,022,879,610	100.0%	4.765%	116	350	2.02x	12.5%	11.7%	61.0%	52.9%

A-2-11

Wells Fargo Commercial Mortgage Trust 2016-C35

Annex A-2: Loan Pool Information

Range of Remaining Terms to Maturity as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon
Range of Remaining Terms to Maturity (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
55 - 60	3	$56,522,299	5.5%	4.930%	58	359	1.68x	12.0%	10.8%	69.7%	64.6%
85 - 120	99	966,357,310	94.5	4.756	119	350	2.04	12.5	11.8	60.5	52.2
Total/Weighted Average:	102	$1,022,879,610	100.0%	4.765%	116	350	2.02x	12.5%	11.7%	61.0%	52.9%

A-2-12

Wells Fargo Commercial Mortgage Trust 2016-C35

Annex A-2: Loan Pool Information

Mortgage Loans by Original Amortization Term

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon
Original Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	8	$189,650,000	18.5%	4.414%	119	0	2.69x	12.1%	11.7%	50.4%	50.4%
300	11	128,859,868	12.6	5.171	118	298	1.61	13.2	11.5	62.0	46.7
360	82	701,169,741	68.5	4.790	114	359	1.88	12.4	11.6	63.9	54.8
480	1	3,200,000	0.3	3.810	120	480	8.31	40.5	40.5	16.1	14.1
Total/Weighted Average:	102	$1,022,879,610	100.0%	4.765%	116	350	2.02x	12.5%	11.7%	61.0%	52.9%

A-2-13

Wells Fargo Commercial Mortgage Trust 2016-C35

Annex A-2: Loan Pool Information

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon
Range of Remaining Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	8	$189,650,000	18.5%	4.414%	119	0	2.69x	12.1%	11.7%	50.4%	50.4%
291 - 300	11	128,859,868	12.6	5.171	118	298	1.61	13.2	11.5	62.0	46.7
301 - 360	82	701,169,741	68.5	4.790	114	359	1.88	12.4	11.6	63.9	54.8
361 - 480	1	3,200,000	0.3	3.810	120	480	8.31	40.5	40.5	16.1	14.1
Total/Weighted Average:	102	$1,022,879,610	100.0%	4.765%	116	350	2.02x	12.5%	11.7%	61.0%	52.9%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

A-2-14

Wells Fargo Commercial Mortgage Trust 2016-C35

Annex A-2: Loan Pool Information

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Amortizing Balloon	62	$475,056,360	46.4%	4.960%	113	343	2.13x	14.6%	13.4%	60.9%	49.5%
Interest-only, Amortizing Balloon	32	358,173,250	35.0	4.694	117	360	1.52	10.0	9.4	66.9	58.6
Interest-only, Balloon	8	189,650,000	18.5	4.414	119	0	2.69	12.1	11.7	50.4	50.4
Total/Weighted Average:	102	$1,022,879,610	100.0%	4.765%	116	350	2.02x	12.5%	11.7%	61.0%	52.9%

A-2-15

Wells Fargo Commercial Mortgage Trust 2016-C35

Annex A-2: Loan Pool Information

Mortgage Loans by Loan Purpose

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon
Loan Purpose	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	76	$816,662,223	79.8%	4.769%	116	349	2.11x	12.9%	12.1%	59.4%	51.2%
Acquisition	26	206,217,387	20.2	4.750	115	355	1.67	11.0	10.0	67.6	59.4
Total/Weighted Average:	102	$1,022,879,610	100.0%	4.765%	116	350	2.02x	12.5%	11.7%	61.0%	52.9%

A-2-16

Wells Fargo Commercial Mortgage Trust 2016-C35

Annex A-2: Loan Pool Information

Mortgage Loans by Lockbox Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon
Type of Lockbox	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	(mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Springing	53	$494,553,576	48.3%	4.794%	119	355	1.49x	9.8%	9.1%	67.8%	59.1%
Hard/Springing Cash Management	20	349,469,681	34.2	4.875	109	343	2.10	12.8	11.8	56.9	49.1
None	23	102,425,907	10.0	4.301	119	361	4.36	24.2	23.8	41.1	35.6
Hard/Upfront Cash Management	4	45,843,823	4.5	4.686	119	360	1.96	11.9	10.8	64.2	57.5
Soft/Springing Cash Management	2	30,586,623	3.0	4.734	120	311	1.89	15.0	12.6	60.5	45.6
Total/Weighted Average:	102	$1,022,879,610	100.0%	4.765%	116	350	2.02x	12.5%	11.7%	61.0%	52.9%

A-2-17

Wells Fargo Commercial Mortgage Trust 2016-C35

Annex A-2: Loan Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing
			Percent by			Percent by			Percent by
	Number of		Aggregate	Number of		Aggregate	Number of		Aggregate
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Aggregate Cut-off	Cut-off Date
Type of Escrow	Loans	Date Balance ($)	Pool Balance (%)	Loans	Date Balance ($)	Pool Balance (%)	Loans	Date Balance ($)	Pool Balance (%)
Tax Escrow	86	$773,143,719	75.6%	87	$769,450,434	75.2%	14	$251,840,368	24.6%
Insurance Escrow	61	$445,304,319	43.5%	59	$433,594,041	42.4%	43	$589,285,568	57.6%
Replacement Reserve	18	$78,452,642	7.7%	80	$731,508,995	71.5%	13	$280,962,732	27.5%
TI/LC Reserve(1)	17	$151,936,943	25.6%	25	$308,355,024	52.0%	10	$185,893,666	31.4%

(1)The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans  secured in whole or in part by office, retail, industrial and mixed-use properties.

A-2-18

Wells Fargo Commercial Mortgage Trust 2016-C35

Annex A-2: Loan Pool Information

Percentage of Mortgage Pool by Prepayment Restriction(1)(2)

	July	July	July	July	July	July	July	July	July	July	July
Prepayment Restriction	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026
Locked Out	93.47%	93.48%	6.95%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00	0.00	76.61	76.54	76.40	74.94	74.81	74.67	74.52	73.34	0.00
Yield Maintenance	6.53	6.52	16.44	23.46	23.60	25.06	25.19	25.33	25.48	25.43	0.00
Prepayment Premium	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Open	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	1.24	0.00
Total:	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%

Mortgage Pool Balance
Outstanding (in millions)	$1,022.88	$1,015.21	$1,006.06	$995.57	$982.15	$915.16	$900.50	$885.11	$869.03	$852.05	$0.00

Percent of Aggregate
Cut-off Date Pool Balance	100.00%	99.25%	98.36%	97.33%	96.02%	89.47%	88.04%	86.53%	84.96%	83.30%	0.00%

(1) Prepayment provisions in effect as a percentage of outstanding Mortgage Loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, if any.

(2) Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

A-2-19

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ANNEX A-3

SUMMARIES OF FIFTEEN LARGEST MORTGAGE LOANS

A-3-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

A-3-2

EPPS BRIDGE CENTRE

Marshalls

BEST BUY

carter's

Pier 1 imports

DICK'S

PETSMART
ULTA

A-3-3

EPPS BRIDGE CENTRE

A-3-4

EPPS BRIDGE CENTRE

CHATTANOOGA
CHARLOTTE
ATLANTA
COLUMBIA
AUGUSTA
MACON
COLUMBUS
SAVANNAH
TALLAHASSEE
JACKSONVILLE
FLORIDA
GEORGIA
JACKSON COUNTY
MADISON COUNTY
Lake Chapman
Sandy Creek Recreational Area
ATHENS
CLARKE COUNTY
Sandy Creek Nature Center
Athens Technical College
Athens Perimeter
Downtown
Athens Ben Epps Airport
Georgia Square Mall
Athens West Shopping Center
St. Mary's Hospital
University of Georgia
Athens Regional Medical Ctr.
Sanford Stadium
Clarke Crossing Shopping Ctr.
Beechwood Shopping Center
College Station Shopping Center
Epps Bridge Centre
1791 Oconee Connector
Athens, GA 30606
Atlanta 60 miles
The State Botanical Garden of Georgia
Athens Academy
OCONEE COUNTY
Watkinsville
Green Hills Country Club
Old Lexington Rd.
Barnett Shoals Rd.
Hog Mountain Rd.
Jefferson Rd.
Cleveland Rd.
Timothy Rd.

A-3-5

No. 1 – Epps Bridge Centre

Loan Information				Property Information
Mortgage Loan Seller:		Rialto Mortgage Finance, LLC		Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance:		$64,500,000		Specific Property Type:	Anchored
Cut-off Date Balance:		$64,500,000		Location:	Athens, GA
% of Initial Pool Balance:		6.3%		Size:	336,554 SF
Loan Purpose:		Refinance		Cut-off Date Balance Per SF:	$191.65
Borrower Name:		Epps Bridge Centre Property Company, LLC		Year Built/Renovated:	2013/NAP
Sponsor:		E. Stanley Kroenke		Title Vesting:	Fee
Mortgage Rate:		4.710%		Property Manager:	Self-managed
Note Date:		June 3, 2016		4th Most Recent Occupancy(2):	NAV
Anticipated Repayment Date:		NAP		3rd Most Recent Occupancy (As of)(2):	60.9% (12/31/2013)
Maturity Date:		June 6, 2026		2nd Most Recent Occupancy (As of)(2):	74.6% (12/31/2014)
IO Period:		120 months		Most Recent Occupancy (As of)(2):	87.2% (12/31/2015)
Loan Term (Original):		120 months		Current Occupancy (As of)(2):	97.5% (4/15/2016)
Seasoning:		1 month
Amortization Term (Original):		NAP		Underwriting and Financial Information:
Loan Amortization Type:		Interest-only, Balloon		4th Most Recent NOI (As of)(3):	$562,349 (12/31/2013)
Interest Accrual Method:		Actual/360		3rd Most Recent NOI (As of)(3):	$3,633,408 (12/31/2014)
Call Protection:		L(23),GRTR 1% or YM(93),O(4)		2nd Most Recent NOI (As of)(3):	$4,308,116 (12/31/2015)
Lockbox Type:		Springing		Most Recent NOI (As of):	$4,709,439 (TTM 5/31/2016)
Additional Debt:		None
Additional Debt Type:		NAP		U/W Revenues:	$6,601,605
				U/W Expenses:	$1,314,961
				U/W NOI(3):	$5,286,644
				U/W NCF(3):	$5,118,367
				U/W NOI DSCR:	1.72x
Escrows and Reserves(1):				U/W NCF DSCR:	1.66x
				U/W NOI Debt Yield:	8.2%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	7.9%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$96,500,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 26, 2016
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio:	66.8%
TI/LC Reserve	$0	Springing	$1,090,439	LTV Ratio at Maturity or ARD:	66.8%

(1)	See “Escrows” section.

(2)	See “Historical Occupancy” section.

(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Epps Bridge Centre Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail property located in Athens, Georgia (the “Epps Bridge Centre Property”). The Epps Bridge Centre Mortgage Loan was originated on June 3, 2016 by Rialto Mortgage Finance, LLC. The Epps Bridge Centre Mortgage Loan had an original principal balance of $64,500,000, has an outstanding principal balance as of the Cut-off Date of $64,500,000 and accrues interest at an interest rate of 4.710% per annum. The Epps Bridge Centre Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the Epps Bridge Centre Mortgage Loan. The Epps Bridge Centre Mortgage Loan matures on June 6, 2026.

Following the lockout period, the borrower has the right to voluntarily prepay the Epps Bridge Centre Mortgage Loan in whole, but not in part, on any date before March 6, 2026 provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the then outstanding principal balance. In addition, the Epps Bridge Centre Mortgage Loan is prepayable without penalty on or after March 6, 2026.

A-3-6

EPPS BRIDGE CENTRE

Sources and Uses

Sources			Uses
Original loan amount	$64,500,000	100.0%	Loan payoff	$49,322,837	76.5%
			Closing costs	434,544	0.7
			Return of equity	14,742,619	22.9
Total Sources	$64,500,000	100.0%	Total Uses	$64,500,000	100.0%

The Property. The Epps Bridge Centre Property is an anchored retail center containing approximately 336,554 square feet of retail space and located in Athens, Georgia. Built between 2013 and 2015, the Epps Bridge Centre Property consists of seven, one-story buildings situated on a 39.6-acre parcel. The Epps Bridge Centre Property is anchored by Dick’s Sporting Goods, Best Buy, Marshall’s, Ross Dress for Less, and Bed Bath & Beyond and junior anchored by PetSmart, Ulta, Off Broadway, Party City, Kinnucan’s, and Old Navy. Additionally, the Epps Bridge Centre Property is anchored by a non-collateral movie theater operated by Georgia Theatre Company, which contains 60,000 square feet and 16 screens. Additional non-collateral out parcels at the Epps Bridge Centre Property include Cheddar’s restaurant, Freddy’s Restaurant, and Bone Island Grillhouse. Parking is provided via 1,321 surface parking spaces, resulting in a parking ratio of 3.9 spaces per 1,000 square feet of rentable area. As of April 15, 2016, the Epps Bridge Centre Property was 97.5% leased to 33 tenants (and 96.8% physically occupied). See “Historical Occupancy” section.

The following table presents certain information relating to the tenancies at the Epps Bridge Centre Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenants – Not Part of Collateral
Georgia Theatre Company	NR/NR/NR	60,000	ANCHOR-OWNED – NOT PART OF THE COLLATERAL

Anchor Tenants – Collateral
Dick’s Sporting Goods	NR/NR/NR	50,000	14.9%	$12.95	$647,500	11.7%	NAV	NAV	1/31/2024(4)
Best Buy	BBB-/Baa1/BB+	30,000	8.9%	$13.05	$391,500	7.1%	$967	1.7%	1/31/2025(5)
Ross Dress for Less	NR/A3/A-	25,000	7.4%	$13.45	$336,250	6.1%	NAV	NAV	1/31/2027(6)
Bed Bath & Beyond	NR/Baa1/BBB+	24,000	7.1%	$13.75	$330,000	6.0%	NAV	NAV	1/31/2026(7)
Marshall’s	NR/A2/A+	26,000	7.7%	$9.50	$247,000	4.5%	$266	4.6%	8/31/2023(8)
Total Anchor Tenants – Collateral		155,000	46.1%	$12.60	$1,952,250	35.3%

Major Tenants – Collateral
PetSmart	NR/B1/B+	18,178	5.4%	$16.85	$306,299	5.5%	NAV	NAV	1/31/2024(9)
Off Broadway	NR/NR/NR	18,000	5.3%	$14.25	$256,500	4.6%	NAV	NAV	1/31/2024(10)
Party City	NR/B3/NR	15,000	4.5%	$15.83	$237,450	4.3%	NAV	NAV	1/31/2026(11)
Ulta	NR/NR/NR	10,047	3.0%	$23.50	$236,105	4.3%	$768	3.5%	9/30/2023(12)
Kinnucan’s	NR/NR/NR	10,800	3.2%	$21.20	$228,960	4.1%	$425	6.0%	8/31/2024(13)
Old Navy	BB+/Baa2/BB+	15,326	4.6%	$15.00	$229,890	4.2%	$378	4.9%	8/31/2023(14)
Total Major Tenants – Collateral		87,351	26.0%	$17.12	$1,495,204	27.0%

Outparcel / Non-Major Tenants – Collateral(15)		85,803	25.5%	$24.32	$2,086,553	37.7%

Occupied Collateral Total		328,154	97.5%	$16.86	$5,534,006	100.0%

Vacant Space		8,400	2.5%

Collateral Total		336,554	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent escalations totaling $14,748 through August 2017.

(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending December 31, 2015.

(4)	Dick’s Sporting Goods has four, 5-year renewal options.

(5)	Best Buy has four, 5-year lease renewal options.

(6)	Ross Dress for Less has four, 5-year lease renewal options.

(7)	Bed Bath & Beyond has four, 5-year lease renewal options.

(8)	Marshall’s has four, 5-year lease renewal options.

(9)	PetSmart has four, 5-year lease renewal options.

(10)	Off Broadway has three, 5-year lease renewal options.

(11)	Party City has three, 5-year lease renewal options.

(12)	Ulta has two, 5-year lease renewal options.

(13)	Kinnucan’s has two, 5-year lease renewal options.

(14)	Old Navy has two, 5-year lease renewal options.

(15)	Taco Bell executed a ground lease with a lease commencement date of November 7, 2016. Taco Bell’s square footage is not attributed to square footage for the Epps Bridge Centre Property and is not included in Tenant NRSF and % of NRSF but the Annual U/W Base Rent of $85,000 is included. The % of Total Annual U/W Base Rent, Annual U/W Base Rent and Annual U/W Base Rent PSF for Outparcel / Non- Major Tenants – Collateral and Occupied Collateral Total include the Annual U/W Base Rent associated with the Taco Bell pad site.

A-3-7

EPPS BRIDGE CENTRE

The following table presents certain information relating to the lease rollover schedule at the Epps Bridge Centre Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative% of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	4	19,869	5.9%	19,869	5.9%	$391,233	7.1%	$19.69
2019	5	16,500	4.9%	36,369	10.8%	$409,704	7.4%	$24.83
2020	2	3,600	1.1%	39,969	11.9%	$106,896	1.9%	$29.69
2021	3	7,107	2.1%	47,076	14.0%	$186,375	3.4%	$26.22
2022	0	0	0.0%	47,076	14.0%	$0	0.0%	$0.00
2023	8	79,100	23.5%	126,176	37.5%	$1,349,339	24.4%	$17.06
2024	6	107,978	32.1%	234,154	69.6%	$1,710,259	30.9%	$15.84
2025	1	30,000	8.9%	264,154	78.5%	$391,500	7.1%	$13.05
2026	2	39,000	11.6%	303,154	90.1%	$567,450	10.3%	$14.55
Thereafter(4)	2	25,000	7.4%	328,154	97.5%	$421,250	7.6%	$16.85
Vacant	0	8,400	2.5%	336,554	100.0%	$0	0.0%	$0.00
Total/Weighted Average	33	336,554	100.0%			$5,534,006	100.0%	$16.86

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	Taco Bell executed a ground lease with a lease commencement date of November 7, 2016. Taco Bell’s square footage is not attributed to square footage for the Epps Bridge Centre Property and is not included in Expiring NRSF and % of Total NRSF but the Annual U/W Base Rent of $85,000 is included. The Annual U/W Base Rent PSF, % of Total Annual U/W Base Rent and Annual U/W Base Rent PSF include the Annual U/W Base Rent associated with the Taco Bell pad site.

The following table presents historical occupancy percentages at the Epps Bridge Centre Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)(2)	12/31/2014(1)(2)	12/31/2015(1)(2)	4/15/2016(3)
NAV	60.9%	74.6%	87.2%	97.5%

(1)	The Epps Bridge Centre Property was constructed in phases between 2013 and 2015.

(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll. Occupancy as of April 15, 2016 includes Wok’s Up (2,400 square feet) and Taco Bell (subject to a ground lease) each of which are completing the build out of their spaces and are expected to take occupancy in July and November 2016, respectively. Excluding Wok’s Up and Taco Bell, occupancy at the Epps Bridge Centre Property is 96.8%.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Epps Bridge Centre Property:

Cash Flow Analysis

	2013(1)	2014(1)	2015(1)	TTM 5/31/2016(1)	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$746,756	$3,823,587	$4,437,032	$4,819,448	$5,519,259	83.6%	$16.40
Rent Steps	0	0	0	0	14,748	0.2	0.04
Grossed Up Vacant Space	0	0	0	0	205,200	3.1	0.61
Total Reimbursables	105,603	726,706	864,433	911,748	1,206,513	18.3	3.58
Other Income	0	315	885	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(344,114)(2)	(5.2)	(1.02)
Effective Gross Income	$852,358	$4,550,608	$5,302,350	$5,731,196	$6,601,605	100.0%	$19.62

Total Operating Expenses	$290,010	$917,200	$994,234	$1,021,758	$1,314,961	19.9%	$3.91

Net Operating Income	$562,349	$3,633,408	$4,308,116	$4,709,439	$5,286,644	80.1%	$15.71
TI/LC	0	0	0	0	134,622	2.0	0.40
Capital Expenditures	0	0	0	0	33,655	0.5	0.10
Net Cash Flow	$562,349	$3,633,408	$4,308,116	$4,709,439	$5,118,367	77.5%	$15.21

NOI DSCR	0.18x	1.18x	1.40x	1.53x	1.72x
NCF DSCR	0.18x	1.18x	1.40x	1.53x	1.66x
NOI DY	0.9%	5.6%	6.7%	7.3%	8.2%
NCF DY	0.9%	5.6%	6.7%	7.3%	7.9%

(1)	The Epps Bridge Centre Property was constructed in phases between 2013 and 2015, resulting in increased rental collections.

(2)	The underwritten economic vacancy is 5.0%. The Epps Bridge Centre Property was 97.5% physically occupied as of April 15, 2016 (which includes Wok’s Up (2,400 square feet) and Taco Bell (subject to a ground lease) each of which are completing the build out of their spaces and are expected to take occupancy in July and November 2016, respectively).

A-3-8

EPPS BRIDGE CENTRE

Appraisal. As of the appraisal valuation date of April 26, 2016, the Epps Bridge Centre Property had an “as-is” appraised value of $96,500,000.

Environmental Matters. According to a Phase I environmental assessment dated April 11, 2016, there was no evidence of any recognized environmental conditions at the Epps Bridge Centre Property.

Market Overview and Competition. The Epps Bridge Centre Property is located in Athens, Georgia, within the Athens-Clarke County metropolitan statistical area in Oconee County, Georgia. Athens is located approximately 72.6 miles northeast of Atlanta’s central business district. The metropolitan statistical area serves as an employment, cultural, and business center for surrounding counties and is home to the University of Georgia, Athens Regional Medical Center, Island Apparel and St. Mary’s Hospital. The University of Georgia (“UGA”), located approximately 7.2 miles east of the Epps Bridge Centre Property, is the largest employer within the metropolitan statistical area. Founded in 1785, UGA directly employs approximately 10,000 people and its enrollment as of fall 2015 was 36,130 students. The Epps Bridge Centre Property is located approximately nine miles southwest of the Athens central business district near the intersection of U.S. Highway 78/Highway 316 and Loop 10 (Athens Bypass). The Epps Bridge Centre Property’s neighborhood consists primarily of commercial and residential development. Commercial uses within the neighborhood are located along Atlanta Highway/Broad Street, which traverses the neighborhood east to west and intersects with major thoroughfares and Loop 10. Georgia Square Mall is a super-regional mall located approximately three miles northwest of the Epps Bridge Centre Property and is anchored by a Belk, JCPenney, Macy’s, and Sears. The area immediately surrounding the Epps Bridge Centre Property represents the latest area of retail development within Athens and contains big-box retail, anchored and unanchored shopping centers, and freestanding restaurants. Notable tenants within the immediate area include a Lowe’s, Walmart Supercenter, Kohl’s, Home Depot, and Kroger. The sponsor is under contract to purchase approximately 50 acres directly across the Oconee Connector from the Epps Bridge Centre Property. In March 2016 the land in question was re-zoned to accommodate approximately 370,000 square feet of additional retail development, designated by the sponsor as Epps Bridge Centre II and III. Residential development within the neighborhood consists primarily of single-family homes with multifamily improvements interspersed throughout. According to the appraisal, the 2016 estimated population within a one-, three- and five-mile radius of the Epps Bridge Centre Property is 2,742, 28,161 and 76,411, respectively, and the 2016 estimated average household income within the same radii is $79,368, $79,419 and $66,876, respectively.

According to a third-party market research report, the Epps Bridge Centre Property is located within the Athens MSA retail market, which had an estimated inventory of 10.2 million square feet as of the first quarter 2016. The Athens MSA retail market had an overall vacancy rate of 7.1% as of the first quarter 2016, with an average asking rental rate of $11.74 per square foot on a triple net basis. According to a third-party market research report, the Epps Bridge Centre Property is located within the Oconee County retail submarket, which had an estimated inventory of 1.7 million square feet as of the first quarter 2016. The Oconee County retail submarket had an overall vacancy rate of 5.6% as of the first quarter 2016, with an average asking rental rate of $20.29 per square foot on a triple net basis.

The following table presents certain information relating to comparable retail properties for Epps Bridge Centre Property:

Competitive Set(1)

Property Name/ Location	Year Built/ Renovated	Anchor Tenants	Total GLA (SF)	Total Occupancy	Distance from Subject	Annual Base Rent PSF	Lease Type
Epps Village Athens, GA	2000/NAP	Kroger	90,346	95.0%	1.8 miles	$17.00- $20.00	NNN
Markets at Epps Bridge Athens, GA	2006/NAP	Ashley Furniture, Trader Joe’s, Harbor Freight	116,000	95.0%	0.6 miles	$22.00	NNN
Beechwood Promenade Athens, GA	1961/2005	SteinMart, The Fresh Market, TJMaxx, Georgia Theatre Company, U.S. Post Office	290,426	95.0%	5.2 miles	$20.00-$30.00	NNN
Alps Village Athens, GA	1965/2005	Kroger, Kinnucan Enterprises, Pet Supplies Plus, Office Max,	152,668	91.0%	5.3 miles	$20.00-$25.00	NNN
Athens Promenade Athens, GA	2000/NAP	Barnes & Noble, Bed Bath & Beyond, Rugged Wearhouse, Party City	144,147	72.0%	1.7 miles	$15.00-$18.00	NNN

(1)	Information obtained from the appraisal dated June 3, 2016.

The Borrower. The borrower is Epps Bridge Centre Property Company, LLC, a single purpose Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Epps Bridge Centre Mortgage Loan. The borrower is wholly owned by Epps Bridge Centre Holding Company, LLC, which is equally owned by Oconee 316 Associates, LLC and TKG Epps Bridge Investor, LLC. Oconee 316 Associates, LLC is wholly owned by Frank M. Bishop, and TKG Epps Bridge Investor, LLC is wholly owned by E. Stanley Kroenke. E. Stanley Kroenke is the guarantor of certain nonrecourse carveouts under the Epps Bridge Centre Mortgage Loan. Frank M. Bishop, an indirect owner of the borrower, has an option to purchase all of the direct or indirect interests of E. Stanley Kroenke in and to the borrower and any

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EPPS BRIDGE CENTRE

restricted party set forth in the organizational documents of the borrower, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the legal structure of the borrower and the single purpose nature and bankruptcy remoteness of the borrower continue; (ii) Frank M. Bishop has direct or indirect control of the borrower; and (iii) the replacement guarantors have delivered a replacement guaranty and replacement environmental indemnity agreement.

The Sponsor. The sponsor, E. Stanley Kroenke, is chairman, co-founder, and owner of THF Realty, a real estate development firm. Mr. Kroenke holds real estate interests in shopping centers, office building, industrial and warehouse properties, sports stadiums and storage facilities across the United States. Mr. Kroenke owns 247 properties totaling approximately 39.1 million square feet. Mr. Kroenke’s current and former board and trustee memberships include Wal-Mart Stores, Inc., Central Bancompany, Boone County National Bank and Community Investments Partnerships of St. Louis. Mr. Kroenke also owns the Denver Nuggets of the NBA, the Colorado Avalanche of the NHL, the Los Angeles Rams of the NFL, and is the largest shareholder in Arsenal of the English Premier League.

Escrows. No ongoing monthly escrows are required for real estate taxes, insurance premiums, replacement reserves or tenant improvement and leasing commissions so long as no Cash Management Trigger Event (as defined below), Bishop Buyout Trigger Event (as defined below) or Cash Sweep Event (as defined below) has occurred and is continuing under the Epps Bridge Centre Mortgage Loan documents.

In the event a Cash Management Trigger Event, Cash Sweep Event or Bishop Buyout Trigger Event has occurred, the borrower is required to make monthly deposits: (i) for the payment of real estate taxes in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period and for the payment of insurance in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay for the renewal of insurance coverage; (ii) $2,805 for replacement reserves; and (iii) $11,218 for tenant improvements and leasing commissions (subject to a cap of $1,090,439). If a Cash Management Trigger Event and a Cash Sweep Event are in effect, in addition to the monthly tenant improvements and leasing commissions reserve, the Epps Bridge Centre Mortgage Loan documents require the borrower to deposit all extraordinary lease payments into a lender controlled reserve account.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Management Trigger Event or a Bishop Buyout Trigger Event, the borrower is required to establish a lender-controlled lockbox account and instruct tenants to deposit rents into such lockbox account. The Epps Bridge Centre Mortgage Loan documents also require that all revenues received by the borrower or the property manager be deposited into the lockbox account within one business days of receipt. Pursuant to the Epps Bridge Centre Mortgage Loan documents, all excess funds on deposit will be applied as follows: (a) if a Cash Sweep Event (as defined below) is not in effect, to the borrower; and (b) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event (as defined below) to the Critical Tenant TI/LC account until the applicable Critical Tenant Trigger Event cure has occurred. If a Cash Sweep Event is in effect and a Critical Tenant Trigger Event is not in effect then funds will be applied to the excess cash flow account.

A “Cash Management Trigger Event” will commence (i) if an event of default has occurred or is continuing; (ii) upon the occurrence of a bankruptcy action of the borrower, the guarantor or the property manager; (iii) on any date that the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is less than 1.15x; or (iv) upon a Critical Tenant Trigger Event. A Cash Management Trigger Event will end with respect to clause (i), when such event of default has been cured; with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed within 60 days for the borrower and guarantor and within 120 days for the property manager, among other conditions or, with respect to a bankruptcy action of the manager, the borrower replaces the property manager with a qualified property manager acceptable to the lender; with respect to clause (iii), once the debt service coverage ratio based on the trailing 12-month period is greater than 1.15x for two consecutive calendar quarters, among other conditions; and with respect to clause (iv), on the date on which the applicable Critical Tenant Trigger Event cure has occurred.

A “Cash Sweep Event” will commence (i) if an event of default has occurred or is continuing; (ii) upon the occurrence of a bankruptcy action of the borrower, the guarantor or the property manager; (iii) a Cash Sweep DSCR Trigger Event (as defined below); or (iv) a Critical Tenant Trigger Event. A Cash Sweep Event will end with respect to clause (i), when such event of default has been cured; with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed within 60 days for borrower and guarantor and within 120 days for property managers, among other conditions or, with respect to a bankruptcy action of the manager, the borrower replaces the property manager with a qualified property manager acceptable to the lender; with respect to clause (iii), once the debt service coverage ratio based on the trailing 12-month period is greater than 1.10x for two consecutive calendar quarters, among other conditions; and with respect to clause (iv) the date on which the applicable Critical Tenant Trigger Event cure has occurred.

A “Cash Sweep DSCR Trigger Event” occurs upon any date the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.10x. Provided that a Bishop Buyout Trigger Event (as defined below) has not occurred, a Cash Sweep DSCR Trigger Event will not be deemed to have occurred if, within five days of the debt service coverage ratio that triggered the cash sweep, the borrower delivers to lender one or more Master Leases (as defined below) that result in a minimum debt service coverage ratio of 1.25x for the Epps Bridge Centre Mortgage Loan.

A “Critical Tenant Trigger Event” occurs if (i) Dick’s Sporting Goods, Best Buy Stores, Ross Dress for Less, or Bed Bath & Beyond, and each of their respective successors and/or assigns (each, a “Critical Tenant”) gives notice of its intention to not extend or renew its lease; (ii) on or prior to 12 months prior to its lease expiration date any Critical Tenant fails to give notice of its election to renew its lease; (iii) on or prior to any date by which a Critical Tenant is required under its lease to notify the borrower or its election to renew its lease, such Critical Tenant fails to give notice; (iv) an event of default under a Critical Tenant lease; (v) a bankruptcy action of any Critical Tenant occurs; (vi) any Critical Tenant discontinues its normal business operations; or (vii) if any Critical Tenant

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EPPS BRIDGE CENTRE

is downgraded below “BBB-” or the equivalent by any credit rating agency; provided, however, that a Critical Tenant Trigger Event will not occur so long as a Bishop Buyout Trigger Event has not occurred. A Critical Tenant Trigger Event will end (a) with respect to clause (i), (ii) or (iii) on the date that (1) a Critical Tenant lease extension is executed and delivered by the borrower along with related tenant improvement costs, leasing commissions and other material costs and expenses have been deposited into the critical tenant improvements and leasing commissions account; or (2) a Critical Tenant Space Re-tenanting Event (as defined below) has occurred; (b) with respect to clause (iv), upon a cure of the applicable event of default; (c) with respect to clause (v), upon the affirmation that the Critical Tenant is actually paying all rents and other amounts due under its lease; (d) with respect to clause (vi), when the Critical Tenant re-commences its normal business operations or a Critical Tenant Space Re-tenanting Event has occurred; or (e) with respect to clause (vii), the credit rating of the Critical Tenant is no longer rated less than a “BBB-” or the equivalent by any credit agency.

A “Critical Tenant Space Re-tenanting Event” means the date each of the following conditions have been satisfied: (i) the Critical Tenant space has been leased to one or more replacement tenants for a term of at least ten (10) years and on terms that are acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the space have been paid in full; and (iii) the related tenant(s) are conducting normal business operations at the Critical Tenant space.

A “Bishop Buyout Trigger Event” means a transfer resulting from Frank M. Bishop exercising his option to purchase all of the direct or indirect interests of E. Stanley Kroenke in and to the borrower and any restricted party set forth in the organizational documents of the borrower, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the legal structure of the borrower and the single purpose nature and bankruptcy remoteness of the borrower continue; (ii) Frank M. Bishop has direct or indirect control of the borrower; and (iii) the replacement guarantors have delivered a replacement guaranty and replacement environmental indemnity agreement.

A “Master Lease” is a lease agreement between the borrower, as landlord, and the current guarantor (E. Stanley Kroenke), as tenant, that (i) is for a term of ten or more years, (ii) is subordinate to the Epps Bridge Centre Mortgage Loan documents, and (iii) contains terms and conditions reasonably acceptable to the lender. The Master Lease may not be amended without prior consent of the lender, can be terminated only if no event of default exists and upon satisfaction of either of the following conditions: (a) as of the Master Lease termination date, the debt service coverage ratio is not less than 1.25x for two consecutive calendar quarters without including rent from the Master Lease, or (b) at the time of termination, the borrower deposits with the lender an amount equal to cash flow that would have been swept into the excess cash flow account, among other conditions. There are no Master Leases currently in effect.

Property Management. The Epps Bridge Centre Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Epps Bridge Centre Property one year after origination provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C35 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Epps Bridge Centre Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Epps Bridge Centre Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

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A-3-12

THE MALL AT ROCKINGHAM PARK

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THE MALL AT ROCKINGHAM PARK

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THE MALL AT ROCKINGHAM PARK

The Mall at Rockingham Park
99 Rockingham Park Boulevard
Salem, NH 03079
Rochester
YORK COUNTY
MAINE
Dover
Northwood
STRAFFORD COUNTY
Durham
Eliot
Pawtuckaway State Park
Portsmouth International Airport
Kittery
Newmarket
Great Bay
Raymond
Epping
Portsmouth
Brickyard Square
Exeter
North Hampton
NEW HAMPSHIRE
Manchester
HILLSBOROUGH COUNTY
The Mall of New Hampshire
Hampton
Hampton Beach
Manchester-Boston Regional Airport
Derry
Seabrook
Seabrook Beach
Amherst
Merrimack
Merrimack Premium Outlets
Londonderry
ROCKINGHAM COUNTY
Amesbury
Salisbury
Newburyport
Windham
Salem
Atlantic Ocean
Haverhill
Salem Plaza
Shops at Rockingham Mall
Hollis
Nashua
Hudson
Newbury
Plum Island
Pelham
The Loop
Pheasant Lane Mall
Methuen
Lawrence Municipal Airport
ESSEX COUNTY
Lawrence
Ipswich
Dracut
Pepperell
North Andover
Boxford
Lowell
MIDDLESEX COUNTY
Andover
Tewksbury
Gloucester
Westford
Chelmsford
Danvers
MASSACHUSETTS
Manchester
Ayer
Wilmington
Beverly
Billerica
Reading
Littleton
Harvard
Burlington
Peabody
Salem
Bedford
Burlington Mall
Marblehead
Wakefield
Woburn
Hanscom Field
Acton
Saugus
Stow
Concord
Lynn
Lexington
Malden
Maynard
Medford
Revere
Massachusetts Bay
Waltham
Somerville
Cambridge
Logan International Airport
Marlborough
Mass Pike
Framingham
Newton
BOSTON
Windham
Haverhill
Pelham
Methuen
LAWRENCE
North Andover
Dracut
Andover

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No. 2 – The Mall at Rockingham Park

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance(1):	$60,000,000			Specific Property Type:	Regional Mall
Cut-off Date Balance(1):	$60,000,000			Location:	Salem, NH
% of Initial Pool Balance:	5.9%			Size(5):	540,867 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1)(5):	$263.47
Borrower Name:	Mall at Rockingham, LLC			Year Built/Renovated:	1991/2015
Sponsors(2):	Mayflower Realty LLC, Series B; Institutional Mall Investors			Title Vesting:	Fee & Leasehold
Mortgage Rate:	4.040%			Property Manager:	Self-managed
Note Date:	June 1, 2016			4th Most Recent Occupancy (As of)(6):	99.0% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(6):	97.6% (12/31/2013)
Maturity Date:	June 1, 2026			2nd Most Recent Occupancy (As of)(6):	98.0% (12/31/2014)
IO Period:	120 months			Most Recent Occupancy (As of)(6):	98.5% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(6):	97.1% (4/20/2016)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$23,262,212 (12/31/2013)
Call Protection:	L(25),D(88),O(7)			3rd Most Recent NOI (As of):	$24,343,844 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$24,789,355 (12/31/2015)
Additional Debt(1)(3):	Yes			Most Recent NOI (As of):	$25,222,850 (TTM 3/31/2016)
Additional Debt Type(1)(3):	Pari Passu and Subordinate Debt
				U/W Revenues:	$35,602,427
				U/W Expenses:	$10,756,845
				U/W NOI:	$24,845,582
				U/W NCF:	$24,191,133
				U/W NOI DSCR(1):	4.26x
Escrows and Reserves(4):				U/W NCF DSCR(1):	4.14x
				U/W NOI Debt Yield(1):	17.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	17.0%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$494,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 28, 2016
Replacement Reserves	$0	Springing	$270,432	Cut-off Date LTV Ratio(1):	28.8%
TI/LC Reserve	$0	Springing	$1,081,728	LTV Ratio at Maturity or ARD(1):	28.8%

(1)	The Mall at Rockingham Park Whole Loan (as defined below), with an aggregate original principal balance of $262,000,000, is comprised of four senior pari passu notes with an aggregate original principal balance of $142,500,000 (Note A-1-A, Note A-2-A, Note A-1-B and Note A-2-B) and two subordinate notes with an aggregate original principal balance of $119,500,000 (Note B-1 and Note B-2). The non-controlling senior pari passu Note A-1-B had an original principal balance of $60,000,000, has a Cut-off Date Balance of $60,000,000 and will be contributed to the WFCM 2016-C35 Trust. Two of the senior notes, Note A-1-A and Note A-2-A, with an aggregate outstanding Cut-off Date Balance of $42,500,000, and the two subordinate notes with an aggregate outstanding Cut-off Date Balance of $119,500,000, for an aggregate Cut-off Date Balance of $162,000,000, were contributed to the BBSG 2016-MRP Trust and represent the controlling notes of The Mall at Rockingham Park Whole Loan. The remaining note, senior pari passu non-controlling Note A-2-B, which had an original principal balance of $40,000,000, is held by Société Générale, and is expected to be contributed to the SGCMS 2016-C5 Trust. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are calculated off of the total outstanding Cut-off Date Balance of the four senior pari passu notes with an aggregate original principal balance of $142,500,000. The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield based on the aggregate Cut-off Date Balance of the senior notes and junior notes totaling $262,000,000 are 53.0%, 2.25x and 9.5%, respectively. Further, unless otherwise specifically noted, all numerical information, including references to square footage, height, occupancy, leases, net rentable area, appraised value, loan-to-value ratios, underwritten net operating income, underwritten net cash flow or similar terms with respect to The Mall at Rockingham Park Property (as defined below) or the tenants therein excludes the approximately 484,723 square feet of retail space that is not collateral for The Mall at Rockingham Park Whole Loan.
(2)	The Sponsor, Mayflower Realty LLC, Series B is a joint-venture between Simon Property Group, L.P. and the Canadian Pension Plan Investment Board.
(3)	See “Other Indebtedness” section.
(4)	See “Escrows” section.
(5)	Size represents the square footage that serves as collateral for The Mall at Rockingham Park Whole Loan. The total size of The Mall at Rockingham Park is 1,025,590 square feet. See “Major Tenants” section.
(6)	See “Historical Occupancy” section.

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THE MALL AT ROCKINGHAM PARK

The Mortgage Loan. The mortgage loan (“The Mall at Rockingham Park Mortgage Loan”) is part of a whole loan (“The Mall at Rockingham Park Whole Loan”) evidenced by six promissory notes (Note A-1-A, Note A-2-A, Note A-1-B, Note A-2-B, Note B-1 and Note B-2) that are secured by a first lien deed of trust on the borrower’s leasehold interest and the fee interest owned by an affiliate of the borrower in a regional mall located in Salem, New Hampshire of which 540,867 square feet (“The Mall at Rockingham Park Property”) serves as collateral for The Mall at Rockingham Park Whole Loan. The Mall at Rockingham Park Whole Loan was co-originated on June 1, 2016 by Barclays Bank PLC and Société Générale. The Mall at Rockingham Park Whole Loan had an original principal balance of $262,000,000, has an outstanding principal balance as of the Cut-off Date of $262,000,000 and accrues interest at an interest rate of 4.040% per annum. The Mall at Rockingham Park Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of The Mall at Rockingham Park Whole Loan. The Mall at Rockingham Park Whole Loan matures on June 1, 2026.

The Mall at Rockingham Park Mortgage Loan, evidenced by Note A-1-B, had an original principal balance of $60,000,000, has an outstanding principal balance as of the Cut-off Date of $60,000,000 and represents a senior pari passu non-controlling interest in The Mall at Rockingham Park Whole Loan. Two senior pari passu notes (Note A-1-A and Note A-2-A) and two subordinate notes (Note B-1 and Note B-2), with an aggregate original principal balance of $162,000,000 were contributed to the BBSG 2016-MRP Trust. Note A-1-A will represent the controlling interest in The Mall at Rockingham Park Whole Loan. The remaining non-controlling senior pari passu Note A-2-B, which had an original principal balance of $40,000,000 and is held by Société Générale, is expected to be contributed to the SGCMS 2016-C5 Trust. The lender provides no assurances that any non-securitized notes will not be split further. The relationship between the holders of The Mall at Rockingham Park Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Mall at Rockingham Park Whole Loan” in the Prospectus.

Following the lockout period, the borrower has the right to defease The Mall at Rockingham Park Whole Loan in whole, but not in part, on any date before December 1, 2025. In addition, The Mall at Rockingham Park Whole Loan is prepayable without penalty on or after December 1, 2025. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) July 1, 2019.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1-A(1)(2)	$25,500,000	BBSG 2016-MRP	Yes
A-2-A(1)(2)	$17,000,000	BBSG 2016-MRP	Yes
A-1-B	$60,000,000	WFCM 2016-C35	No
A-2-B(3)	$40,000,000	SGCMS 2016-C5	No
B-1(1)(2)	$71,700,000	BBSG 2016-MRP	Yes
B-2(1)(2)	$47,800,000	BBSG 2016-MRP	Yes
Total	$262,000,000

(1)	Note A-1-A, Note A-2-A, Note B-1 and Note B-2 were contributed to the BBSG 2016-MRP Trust.

(2)	The Mall at Rockingham Park Whole Loan is expected to be serviced and administered pursuant to the trust and servicing agreement that was entered into in connection with the BBSG 2016-MRP Trust.

(3)	Note A-2-B is expected to be contributed to the SGCMS 2016-C5 Trust.

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THE MALL AT ROCKINGHAM PARK

The Mall at Rockingham Park Whole Loan(1)

(1)	The Mall at Rockingham Park Whole Loan consists of the following notes: (i) Notes A-1-A, A-2-A, B-1, and B-2, with an aggregate Cut-off Date Balance of $162,000,000, that were contributed to the BBSG 2016-MRP Trust, (ii) Note A-1-B, with a Cut-off Date Balance of $60,000,000, which will be contributed to the WFCM 2016-C35 Trust and (iii) Note A-2-B, which is held by Société Générale, has a Cut-off Date Balance of $40,000,000, and is expected to be contributed to the SGCMS 2016-C5 Trust. The two senior pari passu notes that were contributed to the BBSG 2016-MRP Trust (Notes A-1-A and A-2-A) are pari passu in right of payment with each other and Note A-1-B and Note A-2-B, have an aggregate Cut-off Date Balance of $42,500,000, and are senior in right of payment to Note B-1 and Note B-2, which have an aggregate Cut-off Date Balance of $119,500,000. See “The Mortgage Loan” herein for additional information.

Sources and Uses

Sources			Uses
Original whole loan amount	$262,000,000	100.0%	Loan payoff(1)	$261,256,417	99.7%
			Closing costs	612,922	0.2
			Return of equity	130,662	0.1
Total Sources	$262,000,000	100.0%	Total Uses	$262,000,000	100.0%

(1)	The Mall at Rockingham Park Property was previously securitized in the WBCMT 2007-C31 transaction.

The Property. The Mall at Rockingham Park Property consists of the fee and leasehold interest in a two-story, regional mall located in Salem, New Hampshire off of Exit 1 on Interstate 93 north, approximately 2.0 miles north of the Massachusetts border and approximately 35.0 miles northwest of downtown Boston. Built in 1991, The Mall at Rockingham Park Property contains approximately 1,025,590 square feet of retail space, of which 540,867 square feet serves as collateral for The Mall at Rockingham Park Whole Loan.

Non-collateral anchor tenants include Macy’s, J.C. Penney, Sears and Dick’s Sporting Goods (which subleases the second floor from Sears). The Lord & Taylor anchor is owned by the sponsors and is collateral for The Mall at Rockingham Park Whole Loan. Based on 2015 year-end sales estimates by the sponsor, the Macy’s and J.C. Penney anchor tenants each outperform their respective chain’s national averages on both a total sales and sales per square feet basis. The Dick’s Sporting Goods signed their sublease with Sears in 2015 and recently opened in October 2015. Sales estimates for the approximately three months of operation are $5.0 million.

The Mall at Rockingham Park Property, when combined with the space associated with the non-collateral anchor tenants, features approximately 134 tenants, including well known retailers such as Apple ($23,730 sales per square foot based on a selling space of 5,429 square feet), Aldo ($460 sales per square foot), Coach ($480 sales per square foot), Express/Express Men ($442 sales per square foot), Forever 21 ($399 sales per square foot), Kids Footlocker ($708 sales per square foot), Lush Fresh Handmade Cosmetics ($2,569 sales per square foot), GameStop ($881 sales per square foot), GNC ($910 sales per square foot), Microsoft ($1,560 sales per square foot), Pink ($933 sales per square foot), Sephora ($1,095 sales per square foot), Michael Kors ($452 sales per square foot), Sunglass Hut ($2,484 sales per square foot) and Finish Line ($657 sales per square foot).

As of the trailing 12-month period ending March 2016, total reported sales were approximately $389.9 million, which includes 2015 year-end sales estimates for all non-owned anchor tenants. Excluding Apple, The Mall at Rockingham Park Property generated comparable inline sales per square foot of $501, with occupancy costs of 17.8% (including Apple, comparable inline sales per square foot were $937, with an occupancy cost of 9.6%). Since 2010, total inline sales excluding Apple have increased from $127.6 million to $158.8 million, representing an increase of 24.4%. As of the trailing 12-month period ending March 2016, Apple reported $23,730 sales per square foot (based on 5,429 square feet of selling space versus total square footage of 10,448) and total sales of approximately $128.8 million. According to the sponsor, the Apple store at The Mall at Rockingham Park Property is one of the highest grossing Apple stores in the United States.

Since 2015, The Mall at Rockingham Park Property has added eight new tenants totaling 12,551 square feet. In addition, leases for Journey Kidz and Think Geek, are currently out for signature, but were not included in the underwritten cash flow. Since 2015, there have been renewals totaling 30,961 square feet from tenants such as Charlotte Russe, Talbots, Main Street Grille and Diamond Jewelers. As of April 20, 2016, The Mall at Rockingham Park Property, when combined with the space associated with the non-collateral anchor tenants, was approximately 98.5% occupied including all anchor tenants, temporary tenants and tenants with executed leases that are not yet open and operating. The Mall at Rockingham Park was approximately 97.1% occupied including all owned collateral anchors, temporary tenants and tenants with executed leases that are not yet open and operating. Since 2006, The Mall at Rockingham Park Property, when combined with the space associated with the non-collateral anchor tenants has maintained

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THE MALL AT ROCKINGHAM PARK

an average occupancy of approximately 99.2% including all anchors and temporary tenants, with no year-end occupancy rate falling below 98.3%.

In 2015, the Simon Property Group spent approximately $15.4 million performing structural and cosmetic renovations. Structural updates included the addition and enclosure of the dining pavilion entrance, the addition of an elevator, new site landscaping and handicap parking (all of which are associated with the updated entrance). Cosmetic updates included upgrades to the other mall entrances, adding new mall signage, installing new sidewalk lighting, accent lighting, new flooring throughout the common areas, restroom upgrades and a completely redesigned dining pavilion seating area.

The following table presents certain information relating to the tenancy at The Mall at Rockingham Park Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF(2)	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Sales PSF(4)	Occupancy Cost(4)	Lease Expiration Date

Anchor Tenants – Non-Collateral
Macy’s	BBB/Baa2/BBB	162,990	ANCHOR OWNED – NON-COLLATERAL				$287	NAP	NAP
Sears	CC/Caa1/CCC+	121,727(5)					$199(6)	NAP	NAP
J.C. Penney	B/B3/B	121,106					$122	NAP	NAP
Dick’s Sporting Goods	NR/NR/NR	78,900					$63(7)	NAP	NAP
Total Anchor Tenants – Non- Collateral		484,723

Anchor Tenant - Collateral
Lord & Taylor	NR/NR/NR	158,594	29.3%	$4.73	$750,000	3.7%	$106(8)	6.7%	3/31/2027(10)
Total Anchor Tenants – Collateral		158,594	29.3%	$4.73	$750,000	3.7%

Major Tenants > 10,000 sq. ft. – Collateral
Apple	NR/Aa1/AA+	10,448	1.9%	$65.00	$679,120	3.4%	$23,730(9)	0.4%	1/31/2024(11)
Forever 21	NR/NR/NR	11,414	2.1%	$44.96	$513,145	2.6%	$399	12.9%	6/30/2024
Pottery Barn	NR/NR/NR	10,122	1.9%	$35.00	$354,270	1.8%	$344	10.2%	1/31/2017
Total Major Tenants > 10,000 sq. ft. – Collateral		31,984	5.9%	$48.35	$1,546,535	7.7%

Non-Major Tenants – Collateral		317,860	58.8%	$55.93	$17,777,122	88.6%

Occupied Collateral Total		508,438	94.0%	$39.48	$20,073,657	100.0%

Vacant Space(12)		32,429	6.0%

Collateral Total		540,867	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	% of NRSF is based on The Mall at Rockingham Park Property collateral square footage of 540,867, which excludes all non-collateral anchor tenants.

(3)	Annual U/W Base Rent includes base rent and contractual rent steps through May 2017 equal to $343,639.

(4)	All Sales PSF and Occupancy Cost information presented herein are based upon information provided by the borrower. Sales PSF figures are 2015 year-end estimates for non-collateral anchor tenants and the reported sales for all the collateral tenants are as of the trailing 12-month period ending March 2016.

(5)	Sears has a total Tenant NRSF of 200,627, but subleases 78,900 square feet to Dick’s Sporting Goods.

(6)	Sears Sales PSF represent a selling space of approximately 100,314 square feet on the first floor. The remainder of the space is used as office and storage.

(7)	Dick’s Sporting Goods Sales PSF represent the period from October 16, 2015, when it opened for business, to year-end 2015.

(8)	According to the borrower, Lord & Taylor merchandises approximately two-thirds of its space and the remaining space is used for storage and office space. Sales PSF reflects two-thirds of Lord & Taylor’s total square feet. Sales PSF for Lord & Taylor’s entire space is equal to $71 PSF.

(9)	Apple Sales PSF represent a selling space of 5,429 square feet, the remaining space is utilized as storage and other non-retail uses. Sales PSF for Apple’s entire space is equal to approximately $12,330 PSF.

(10)	Lord & Taylor has three, ten-year lease renewal options.

(11)	Apple has one, five-year lease renewal option.

(12)	Vacant Space includes temporary tenants totaling 16,823 square feet.

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THE MALL AT ROCKINGHAM PARK

The following table presents certain information relating to the historical sales and occupancy costs at The Mall at Rockingham Park Property:

Historical Sales (PSF) and Occupancy Costs(1)(2)(3)

Tenant	2012	2013	2014	2015	TTM March 2016	TTM March 2016 Occupancy Cost

Non – Collateral Anchors(4)
Sears(5)(6)	$157	$164	$153	$199	$199	NAP
Macy’s(5)	$284	$292	$296	$287	$287	NAP
J.C. Penney(5)	$132	$112	$116	$122	$122	NAP
Dick’s Sporting Goods(5)	NAP	NAP	NAP	$63(9)	$63(9)	NAP

Collateral Anchor
Lord & Taylor(7)(8)	NAV	$143	$111	$108	$106	6.7%

Top 15 Non-Anchor Tenants
Forever 21(10)	$539	$541	$386	$386	$399	12.9%
Apple	$36,781(12)	$36,486(12)	$95,001(11)	$33,685(11)	$23,730(12)	0.4%
Pottery Barn	$368	$388	$372	$341	$344	10.2%
Express/Express Men	$508	$494	$475	$434	$442	18.0%
The Gap/Gap Kids/Gap Body	$219	$198	$160	$131	$271	16.6%
Microsoft(13)	NAV	$907	$1,510	$1,797	$1,560	8.7%
American Eagle Outfitters	$420	$379	$365	$415	$421	12.2%
Victoria’s Secret	$902	$761	$634	$666	$689	13.1%
Abercrombie & Fitch	$278	$244	$234	$225	$225	33.3%
Banana Republic	$295	$282	$262	$235	$232	24.5%
Hollister Co.	$361	$350	$316	$328	$332	27.9%
CVS	$372	$361	$328	$297	$298	25.3%
Charlotte Russe	$368	$434	$439	$360	$381	22.6%
J. Crew	$216	$193	$196	$198	$203	10.1%
Men’s Wearhouse & Tux	$465	$454	$485	$486	$477	14.9%

Comparable Inline Sales PSF	$1,226	$1,207	$2,331	$1,121	$937

Comparable Inline Sales (Excluding Apple) PSF	$476	$452	$453	$482	$501

Total In-Line Occupancy Costs	6.8%	7.0%	3.6%	7.7%	9.6%

Total In-Line Occupancy Costs (Excluding Apple)	17.6%	18.7%	18.7%	17.8%	17.8%

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower.

(2)	Historical Sales (PSF) are based on leased square footage during each given period as some tenants listed may have expanded or contracted their leased square footage during such given time period.

(3)	Historical Sales (PSF) and Occupancy Costs reflect those tenants who reported sales for three consecutive years. Historical Sales (PSF) and Occupancy Costs for Non – Collateral Anchors represent borrower estimated figures.

(4)	TTM March 2016 Sales (PSF) for Anchor Tenants represent borrower estimated sales figures as of year-end 2015, except for Lord & Taylor who reported sales as of TTM March 2016.

(5)	These tenants are not collateral for The Mall at Rockingham Park Whole Loan.

(6)	Sears 2015 and TTM March 2016 Sales (PSF) are based on a selling space of approximately 100,314 square feet on the first floor. 2012 – 2014 Sales (PSF) are based on the total square footage of 200,627.

(7)	2012 Sales (PSF) for Lord & Taylor are unavailable as Lord & Taylor opened for business at The Mall at Rockingham Park in 2012.

(8)	According to the borrower, Lord & Taylor uses approximately two-thirds of its space for selling merchandise and the remaining space is used for storage and office space. Sales PSF reflects two-thirds of Lord & Taylor’s total square feet. Sales PSF for Lord & Taylor’s entire space is equal to $71 PSF.

(9)	Dick’s Sporting Goods Sales (PSF) represent the period from October 16, 2015, when they opened for business, to year-end 2015.

(10)	Forever21 expanded from 5,580 square feet to 11,414 square feet in 2014.
(11)	A contributing factor in the drop in Sales PSF between 2014 to 2015 and 2015 to TTM March 2016 is possibly a result of Apple amending its sales accounting methodology. Apple amended the way in which the company accounted for bulk purchases to resellers and ceased to report these bulk sales.

(12)	Apple Sales PSF represent a selling space of 5,429 square feet, the remaining space is utilized as storage and other non-retail uses. Sales PSF for Apple’s entire space is equal to approximately $12,330 PSF.

(13)	Microsoft took occupancy of its space in 2013, therefore 2012 Sales (PSF) are unavailable.

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THE MALL AT ROCKINGHAM PARK

The following table presents certain information relating to the lease rollover schedule at The Mall at Rockingham Park Property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(5)
MTM	5	5,470	1.0%	5,470	1.0%	$387,019	$70.75
2016	5	6,747	1.2%	12,217	2.3%	$422,266	$62.59
2017	23	77,380	14.3%	89,597	16.6%	$3,462,538	$44.75
2018	20	55,355	10.2%	144,952	26.8%	$3,144,070	$56.80
2019	12	25,392	4.7%	170,344	31.5%	$1,476,319	$58.14
2020	11	19,387	3.6%	189,731	35.1%	$1,064,389	$54.90
2021	8	16,717	3.1%	206,448	38.2%	$930,554	$55.67
2022	11	27,525	5.1%	233,973	43.3%	$1,585,539	$57.60
2023	10	22,450	4.2%	256,423	47.4%	$1,826,166	$81.34
2024	11	61,052	11.3%	317,475	58.7%	$3,151,994	$51.63
2025	5	10,408	1.9%	327,883	60.6%	$985,668	$94.70
2026	4	16,261	3.0%	344,144	63.6%	$687,670	$42.29
Thereafter	3	164,294	30.4%	508,438	94.0%	$949,465	$5.78
Vacant(4)	0	32,429	6.0%	540,867	100.0%	$0	$0.00
Total/Weighted Average	128	540,867	100.0%			$20,073,657	$39.48

(1)	Information obtained from the underwritten rent roll and includes collateral tenants and square footage only.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Includes executed leases that have not yet commenced as of April 20, 2016.

(4)	Vacant and Expiring NRSF include temporary tenants totaling 16,823 square feet.

(5)	Weighted Average Annual U/W Base Rent PSF excludes the vacant space.

The following table presents historical occupancy percentages at The Mall at Rockingham Park Property:

Historical Occupancy(1)(2)

12/31/2012(3)	12/31/2013(3)	12/31/2014(3)	12/31/2015(3)	4/20/2016(4)
99.0%	97.6%	98.0%	98.5%	97.1%

(1)	Information excludes the non-collateral anchor tenants.

(2)	Including the non-collateral anchor tenants, The Mall at Rockingham Park had a historical occupancy of 99.5%, 98.7%, 98.9% and 99.2% in 2012, 2013, 2014 and 2015, respectively. The current occupancy as of April 20, 2016 inclusive of all anchor tenants, temporary tenants and tenants with executed leases that are not yet open and operating, is 98.5%.

(3)	Information obtained from the borrower.

(4)	Information obtained from the underwritten rent roll. Occupancy as of April 20, 2016 includes two tenants who have filed for bankruptcy, Aeropostale and PacSun, occupying 6,873 square feet in total. Excluding these two tenants, The Mall at Rockingham Park Property (inclusive of the non-collateral anchor tenants) occupancy would be 97.8% and The Mall at Rockingham Park Property occupancy would be 95.8%. See “Cash Flow Analysis” section.

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THE MALL AT ROCKINGHAM PARK

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Mall at Rockingham Park Property:

Cash Flow Analysis

	2013	2014	2015	TTM 3/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$18,567,737	$19,523,154	$19,901,705	$19,886,757	$20,073,653(3)	56.4%	$37.11
Grossed up Vacant Space	0	0	0	0	1,402,536	3.9	2.59
Percentage Rent(1)	251,675	203,917	215,365	222,098	176,062	0.5	0.33
Total Reimbursables	12,497,800	13,043,578	13,398,219	13,501,545	13,861,068	38.9	25.63
Other Income(2)	2,615,161	2,101,132	2,048,257	2,121,528	2,162,096	6.1	4.00
Less Vacancy & Credit Loss	0	0	0	0	(2,072,989)(4)	(5.8)	(3.83)
Effective Gross Income	$33,932,373	$34,871,781	$35,563,546	$35,731,928	$35,602,427	100.0%	$65.82

Total Operating Expenses	$10,670,161	$10,527,937	$10,774,191	$10,509,078	$10,756,845	30.2%	$19.89

Net Operating Income	$23,262,212	$24,343,844	$24,789,355	$25,222,850	$24,845,582	69.8%	$45.94
TI/LC	0	0	0	0	540,867	1.5	1.00
Capital Expenditures	0	0	0	0	113,583	0.3	0.21
Net Cash Flow	$23,262,212	$24,343,844	$24,789,355	$25,222,850	$24,191,133	67.9%	$44.73

NOI DSCR(5)	3.99x	4.17x	4.25x	4.32x	4.26x
NCF DSCR(5)	3.99x	4.17x	4.25x	4.32x	4.14x
NOI DY(5)	16.3%	17.1%	17.4%	17.7%	17.4%
NCF DY(5)	16.3%	17.1%	17.4%	17.7%	17.0%

(1)	Percentage Rent was underwritten to in-place breakpoints and percentage rents based on sales for the trailing 12-month period ending March 2016.

(2)	Historical and TTM 3/31/2016 Other Income includes income from temporary tenant, storage, sponsorships, participation/media-Simon Brand Ventures marketing, miscellaneous, marketing, other rent and specialty leasing income. U/W Other Income is based on the 2016 budgeted amount of $280,646 and marketing income recoveries based on the 4/20/2016 rent roll totaling $558,923 (including $19,790 and $4,124 for Aeropostale and PacSun, respectively).

(3)	U/W Base Rent includes rent steps through May 2017 totaling $343,639 and also includes $337,114 of base rent from Aeropostale and PacSun.

(4)	Aeropostale and Pacsun are included in the underwriting for occupancy purposes, but are removed in the Vacancy & Credit Loss. The U/W economic vacancy is 5.5%, however, The Mall at Rockingham Park Property was 97.1% occupied as of April 20, 2016.

(5)	The debt service coverage ratios and debt yields are calculated off of the total of The Mall at Rockingham Park senior pari passu notes totaling $142,500,000.

Appraisal. As of the appraisal valuation date of April 28, 2016, The Mall at Rockingham Park Property had an “as-is” appraised value of $494,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated May 2, 2016, there was no evidence of any recognized environmental conditions at The Mall at Rockingham Park Property.

Market Overview and Competition. The Mall at Rockingham Park Property is located in southern Rockingham County, within the northwest portion of the Boston-Cambridge-Newton Massachusetts-New Hampshire metropolitan statistical area. The Boston metropolitan statistical area spans across the eastern portion of Massachusetts and encompasses five counties in Massachusetts, as well as Strafford and Rockingham, which are situated in New Hampshire. Encompassing approximately 4,913 square miles, the Boston metropolitan statistical area accounts for 44.7% of Massachusetts’ total land area and 20.8% of Massachusetts and New Hampshire’s combined land area. With a current population of more than 4.7 million, the Boston metropolitan statistical area grew at a compound annual rate of 0.8% from 2005 through 2015. According to the US Bureau of Labor Statistics, unemployment in the Boston metropolitan statistical area was reported at 4.2% as of year-end 2015, which is lower than the state unemployment rate of 4.7% and the national unemployment rate of 5.3%. According to a third party research firm, Boston metropolitan statistical area’s 2015 average household income was $104,885, which is 37.1% higher than the national average of $76,502. According to the appraisal, the three largest employment sectors within the Boston metropolitan statistical area are education and health services, professional and business services and transportation and utilities. The region is home to ten Fortune 500 companies, as well as some of the top ranked hospitals and universities in the country. The Mall at Rockingham Park Property is approximately 35.0 miles northwest of downtown Boston, 18.0 miles southeast of Manchester and 37 miles south of Concord (the state capital of New Hampshire). The two most populous counties in New Hampshire are Rockingham County and neighboring Hillsborough County, each accounting for 22.4% and 30.4% of the population, respectively.

Upon entering New Hampshire via Interstate 93, The Mall at Rockingham Park Property is located off of the first exit. Per New Hampshire’s Department of Transportation and Bureau of Traffic, Interstate 93 has an annual traffic count that averages approximately 38 million vehicles per year (approximately 104,409 vehicles per day). The Mall at Rockingham Park Property benefits from its location approximately 2.0 miles north of the Massachusetts border and close proximity to the city of Boston, as New Hampshire is one of five states in the U.S. that offers tax free shopping to its residents. According to the appraisal, The Mall at Rockingham Park Property has a primary trade area consisting of a ten-mile radius that contains 471,265 people, with an average household income of $89,874 as of 2015.

According to the appraisal, The Mall at Rockingham Park Property’s primary competitors include Pheasant Lane Mall, Mall of New Hampshire, Northshore Mall, Burlington Mall, Merrimack Premium Outlets and Fox Run Mall. Pheasant Lane Mall, is anchored by J.C. Penney, Macy’s, Sears, Target and Dick’s Sporting Goods. On a comparative basis The Mall at Rockingham Park’s Macy’s and Sears outperform those at Pheasant Lane Mall on both a gross and per square foot basis. Pheasant Lane Mall is located approximately 17 miles west of The Mall at Rockingham Park Property, falling outside of the primary trade area and is not as easily accessible from the greater Boston area. The Mall of New Hampshire, located in Manchester, New Hampshire, which is the closest regional mall to The

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Mall at Rockingham Park Property, exhibits in-line sales of approximately $340 per square foot as of year-end 2015, approximately $161 less than The Mall at Rockingham Park Property, when excluding Apple sales. According to a third party research report, The Mall of New Hampshire has a property grade of B, compared to The Mall at Rockingham Park Property, which has a property grade rating of A+.

Northshore Mall and Burlington Mall are both located in Massachusetts, between 24.0 to 29.0 miles south of The Mall at Rockingham Park Property. There are no sales tax benefits for New Hampshire residents that shop at Massachusetts malls. Merrimack Premium Outlets is an outlet center that opened in 2012 and currently includes outlet tenants such as Saks Fifth Avenue and Bloomingdale’s Outlet, among others. Merrimack Premium Outlets is located approximately 14.0 miles west of The Mall at Rockingham Park Property, outside of The Mall at Rockingham Park’s trade area. The Mall at Rockingham Park Property performs better on a per square foot sales basis in comparison to the Merrimack Premium Outlets. Fox Run Mall, located approximately 31.0 miles northeast from The Mall at Rockingham Park Property, is outside of the trade area and resides on the border near Maine.

According to the appraisal, in February 2015, a portion of the Rockingham Park site, which is adjacent to The Mall at Rockingham Park Property, was sold to the owner of Tuscan Brands, a local operator of Tuscan Market and Restaurant locations in Salem, New Hampshire and Burlington, Massachusetts. Subsequent to acquiring the site, Tuscan Brands proposed to build a mixed-use development to be known as Tuscan Village. The project would include approximately 250 luxury rental units, 63 townhouse condominium units, 356,000 square feet of retail space including restaurants and entertainment uses, a 45,000 square foot organic grocery store, a 65,000 square foot theatre, and a 15,000 square foot bowling alley. The project would also include a new 38,000 square foot automobile sales facility and a four-story, 160-room business class hotel. According to a third-party market research report, there are only three projects totaling approximately 363,000 square feet proposed for The Mall at Rockingham Park’s North Merrimac River Valley submarket. All three of these projects are in the initial planning phases. The third party research report figures do not include the proposed Tuscan Village project located directly opposite The Mall at Rockingham Park Property and the proposed Woodmont Commons project located in Londonderry, New Hampshire as it falls outside of the Boston metropolitan statistical area.

The following table presents certain information relating to comparable retail properties for The Mall at Rockingham Park Property:

Competitive Set(1)

	The Mall at Rockingham Park (Subject)	Pheasant Lane Mall	Mall of New Hampshire	Northshore Mall	Burlington Mall	Merrimack Premium Outlets	Fox Run Mall
Location	Salem, NH	Nashua, NH	Manchester, NH	Peabody, MA	Burlington, MA	Merrimack, NH	Newington, NH
Distance from Subject	--	17.0 miles	16.0 miles	24.0 miles	29.0 miles	14.0 miles	31.0 miles
Property Type	Regional Mall	Regional Mall	Regional Mall	Regional Mall	Regional Mall	Outlet Center	Regional Mall
Year Built/Renovated	1991/2015	1986/2011	1977/1998	1958/1993	1968/1996	2012/NAP	1983/2000
Anchors	J.C. Penney, Macy’s, Sears, Lord & Taylor Dick’s Sporting Goods	J.C. Penney, Macy’s, Sears, Target, Dick’s Sporting Goods	J.C. Penney, Sears, Macy’s	Macy’s, J.C. Penney, Nordstrom, Sears, Macy’s Men & Furniture	Macy’s, Lord & Taylor, Sears, Crate & Barrel, Nordstrom	Saks Fifth Avenue, Bloomingdales Outlet	Macy’s, J.C. Penney, Sears
Total GLA	1,025,590 SF(2)	972,249 SF	811,310 SF	1,579,820 SF	1,317,061 SF	408,996 SF	599,098 SF
Inline Sales PSF	$501(3)	$500	$340	$525	$600	$450	$460
Total Occupancy	98.5%(4)	98.0%	98.0%	98.0%	98.0%	100.0%	89.0%

(1)	Information obtained from the appraisal and underwritten rent roll.

(2)	Total GLA includes non-collateral anchor tenants comprising 484,723 square feet.

(3)	Inline Sales PSF excludes Apple sales. Inclusive of Apple, Inline Sales PSF for the trailing 12-month period ending March 2016 at The Mall at Rockingham Park Property were $937.

(4)	The Mall at Rockingham Park Property Total Occupancy of 98.5% is as of April 20, 2016, and includes non-collateral anchor, owned collateral anchor, and temporary tenants.

The Borrower. The borrowing entity, Mall at Rockingham, LLC, is a Delaware limited liability company and special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination. Mayflower Realty LLC, Series B is the guarantor of certain nonrecourse carveouts under The Mall at Rockingham Park Whole Loan. Liabilities under the guaranty are capped at $52,400,000.

The Sponsors. The sponsors of The Mall at Rockingham Park Mortgage Loan are Mayflower Realty LLC, Series B and Institutional Mall Investors. The Mall at Rockingham Park Property is jointly-owned by Mayflower Realty LLC, Series B (50%) and Institutional Mall Investors (50%). Simon Property Group, L.P. and The Canada Pension Plan Investment Board hold an approximate 56% and 44% stake, respectively, in Mayflower Realty LLC, Series B.

Simon Property Group, L.P. (“Simon”), the operating partnership of Simon Property Group, Inc., is a publicly traded (S&P 100; NYSE: SPG) real estate investment trust headquartered in Indianapolis, Indiana focused on retail real estate ownership, management and development. Simon owns or retains an interest in 231 retail real estate properties comprising 191.4 million square feet in North America, Europe and Asia. Simon’s portfolio was 96.1% occupied and generated tenant sales of $620 per square foot as of December 31, 2015. According to its consolidated balance sheet dated December 31, 2015, Simon reported cash and cash equivalents of approximately $701.1 million and total equity of approximately $70.3 billion. Simon has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deed-in-lieu of

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THE MALL AT ROCKINGHAM PARK

foreclosure. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

The Canada Pension Plan Investment Board (“CPPIB”) is a professional investment management organization that invests the assets of CPPIB not currently needed to pay pension, disability and survivor benefits. As of March 31, 2016, CPPIB had $278.9 billion in total assets.

Institutional Mall Investors (“IMI”) is a co-investment venture owned by an affiliate of Miller Capital Advisory, Inc. (“MCA”) and California Public Employees’ Retirement System (“CalPERS”), the nation’s largest public pension fund. MCA serves as investment manager for IMI. IMI is a core-oriented investment platform focused on high quality, market dominant and fashion-oriented retail properties. The IMI portfolio features some of the largest regional and super-regional shopping centers in the United States. As of March 31, 2016, the portfolio included approximately 19.7 million square feet of gross leasable retail area and over 1.3 million square feet of prime office space. CalPERS has approximately $294.1 billion in total market value as of June 10, 2016 provides retirement benefit services to more than 1.8 million California state, public school and local public agency employees, retirees and their families and health benefit services to approximately 1.4 million members.

Escrows. Pursuant to The Mall at Rockingham Park Whole Loan documents, monthly escrows for real estate taxes, insurance premiums (unless insurance is being maintained under a blanket policy), capital expenditures, and tenant improvements and leasing commissions are only required during an event of default or during a Reserve Trigger Event (as defined below).

Following the occurrence and during the continuance of a Reserve Trigger Event or an event of default under The Mall at Rockingham Park Whole Loan documents, the borrower is required to escrow on each payment date: (i) one-twelfth of the taxes that the lender estimates will be payable during the next ensuing 12 months; (ii) one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof (unless insurance is being maintained under a blanket policy); (iii) $11,268 (approximately $0.25 per square foot annually) for capital expenditures and such reserve will be capped at 24 monthly payments ($270,432); and (iv) $45,072 (approximately $1.00 per square foot annually) for tenant improvements and leasing commissions and such reserve will be capped at 24 monthly payments ($1,081,728).

A “Reserve Trigger Event” will commence upon the debt service coverage ratio as calculated under The Mall at Rockingham Park Whole Loan documents being less than 1.25x for two consecutive quarters; and will end if the debt service coverage ratio as calculated under The Mall at Rockingham Park Whole Loan documents is at least equal to 1.25x for two consecutive quarters.

Lockbox and Cash Management. The borrower is required to maintain a deposit account, in which the lender will have a security interest, with respect to The Mall at Rockingham Park Property. The borrower is required to deliver to all new tenants at The Mall at Rockingham Park Property a written notice instructing that all rents under leases at The Mall at Rockingham Park Property are to be delivered by such tenants directly to the deposit account. So long as no Lockbox Event (as defined below) has occurred and is continuing, the borrower will have access to the funds deposited into the deposit account and may utilize the deposit account as its operating account. Upon the occurrence and during the continuance of a Lockbox Event, the borrower will have no further access to the funds in the deposit account, and such funds (less any minimum balance required under The Mall at Rockingham Park Whole Loan documents, not to exceed $25,000) will be swept into the cash management account on each Wednesday, or if such Wednesday is not a business day, the preceding business day and applied and disbursed in accordance with The Mall at Rockingham Park Whole Loan documents.

A “Lockbox Event” will commence upon, (i) an event of default under The Mall at Rockingham Park Whole Loan documents, (ii) any bankruptcy action of the borrower, (iii) a bankruptcy action of the property manager if the property manager is a borrower affiliate and provided the property manager is not replaced within 60 days with a qualified manager or (iv) the debt service coverage ratio as calculated under The Mall at Rockingham Park Whole Loan is less than 1.20x for two consecutive quarters. A Lockbox Event will end upon the occurrence of the applicable Lockbox Termination Event (as defined below).

A “Lockbox Termination Event” will mean, with respect to clause (i) of the definition of Lockbox Event, the lender accepting the cure of such event of default, with respect to clause (ii) of the definition of Lockbox Event, the borrower replaces the property manager with an acceptable replacement manager within 60 days or the bankruptcy action is discharged or dismissed within 90 days, or with respect to clause (iii) of the definition of Lockbox Event, the debt service coverage ratio as calculated under The Mall at Rockingham Park Whole Loan is greater than or equal to 1.20x for two consecutive quarters based on the trailing four calendar quarter period; provided that, (a) no other event of default has occurred and be continuing, (b) the borrower may not cure a Lockbox Event for more than a total of five times during the loan term, and (c) the borrower has paid all of the reimbursable trust expenses.

Property Management. The Mall at Rockingham Park Property is managed by an affiliate of the borrower

Assumption. The borrower has, at anytime (other than during the of earlier of twelve months after loan closing or 60 days after securitization of The Mall at Rockingham Park Whole Loan), the right to transfer The Mall at Rockingham Park Property or more than 50.0% of the aggregate interests in the borrower, provided that no event of default exists under The Mall at Rockingham Park Whole Loan documents and certain other conditions are satisfied, including, but not limited to: either (a) that the transfer is not a prohibited transfer under The Mall at Rockingham Park Whole Loan documents or (b) that the proposed transferee will have been approved by the lender, which may be conditioned upon rating agency confirmation that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C35 Certificates or similar ratings confirmations from each rating agency rating any securities backed by any The Mall at Rockingham Park Companion Loans with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

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THE MALL AT ROCKINGHAM PARK

Subordinate and Mezzanine Indebtedness. See “Other Indebtedness” below.

Other Indebtedness. The Mall at Rockingham Park Whole Loan includes six promissory notes (Note A-1-A, Note A-2-A, Note A-1-B, Note A-2-B, Note B-1 and Note B-2) with an aggregate original principal balance of $262,000,000, and an outstanding aggregate principal balance as of the Cut-off Date of $262,000,000. The two subordinate notes (Note B-1 and Note B-2) have an aggregate original principal balance of $119,500,000 and an aggregate outstanding principal balance as of the Cut-off Date of $119,500,000. Two senior pari passu notes (Note A-1-A and Note A-2-A) and two subordinate notes (Note B-1 and Note B-2) with an original aggregate principal balance $162,000,000, and an aggregate outstanding principal balance as of the Cut-off Date of $162,000,000, were contributed to the BBSG 2016-MRP Trust.

Ground Lease. Pursuant to a ground lease dated as of March 1, 2007 between the borrower and Rocksal Mall L.L.C., a direct 100% member of the borrower (the “Fee Owner”), the borrower ground leases portions of The Mall at Rockingham Park Property from the Fee Owner. The ground lease expires on March 1, 2057 and has an annual ground lease payment of $10. The Fee Owner has not signed any of The Mall at Rockingham Park Whole Loan documents as a co-borrower, but has executed the mortgage pledging its fee interest in The Mall at Rockingham Park Property.

Terrorism Insurance. The Mall at Rockingham Park Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of The Mall at Rockingham Park Property, or if the terrorism risk insurance program reauthorization act is no longer in effect and such policies contain an exclusion for acts of terrorism, the borrower will be required to obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist; provided, however, (A) in such event the borrower will not be required to pay annual premiums in excess of the Terrorism Cap (as defined below) in order to obtain the terrorism coverage, and (B) that such stand-alone policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to The Mall at Rockingham Park Property and reasonable for the geographic region where The Mall at Rockingham Park Property is located, so long as in no event may such deductible exceed $5,000,000.

“Terrorism Cap” means an amount equal to two times the then-current annual insurance premiums payable by the borrower for the policies insuring only The Mall at Rockingham Park Property (excluding the wind, flood and earthquake components of such insurance premiums) on a stand-alone basis.

A-3-25

KROGER (ROUNDY’S) DISTRIBUTION CENTER

A-3-26

KROGER (ROUNDY’S) DISTRIBUTION CENTER

Kroger (Roundy's) Distribution Center
1111 Delafield Road
Oconomowoc, WI 53066
Lake Michigan
MILWAUKEE
Downtown
Waukesha
West Allis
Greenfield
Wauwatosa
Brookfield
Pewaukee
Delafield
Hartland
Oconomowoc
Merton
Sussex
Menomonee Falls
Brown Deer
Fox Point
Whitefish Bay
Bayside
Mequon
Germantown
Richfield
Cedarburg
Grafton
Jackson
Slinger
West Bend
Port Washington
Waubeka
Ashippun
Wales
New Berlin
North Prairie
Muskego
Franklin
South Milwaukee
Oak Creek
Big Bend
Mukwonago
Eagle
Palmyra
Wind Lake
Potter Lake
Tichigan
East Troy
Waterford
Rochester
Caledonia
Racine
Mount Pleasant
Eagle Lake
Union Grove
Burlington
Elkhorn
Lauderdale Lakes
Kettle Moraine State Forest
Root River Parkway
General Mitchell Intl. Airport
Rock Frwy
WASHINGTON COUNTY
OZAUKEE COUNTY
MILWAUKEE COUNTY
WAUKESHA COUNTY
JEFFERSON COUNTY
WALWORTH COUNTY
RACINE COUNTY
KENOSHA COUNTY
Madison 32 miles
Chicago, IL 65 miles
Lake Superior
MICHIGAN
WISCONSIN
MINNEAPOLIS
ST. PAUL
MINNESOTA
IOWA
ILLINOIS
Green Bay
Madison
Rockford
CHICAGO

A-3-27

No. 3 - Kroger (Roundy’s) Distribution Center

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Industrial
Original Principal Balance(1):	$59,500,000			Specific Property Type:	Warehouse
Cut-off Date Balance(1):	$59,500,000			Location:	Oconomowoc, WI
% of Initial Pool Balance:	5.8%			Size:	1,093,756 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$69.94
Borrower Name:	Pabst Farms-RDC, LLC			Year Built/Renovated:	2004/NAP
Sponsor:	Peter Paul Bell			Title Vesting:	Fee
Mortgage Rate:	4.800%			Property Manager:	Tenant-managed
Note Date:	May 24, 2016			4th Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	June 6, 2026			2nd Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	36 months			Most Recent Occupancy (As of):	100.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (7/1/2016)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$6,839,328 (12/31/2013)
Call Protection:	L(25),D(88),O(7)			3rd Most Recent NOI (As of):	$6,839,328 (12/31/2014)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$6,839,328 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$6,839,328 (TTM 3/31/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$6,918,772
				U/W Expenses:	$0
				U/W NOI:	$6,918,772
				U/W NCF:	$6,918,772
				U/W NOI DSCR(1):	1.44x
Escrows and Reserves (2):				U/W NCF DSCR(1):	1.44x
				U/W NOI Debt Yield(1):	9.0%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	9.0%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$110,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 6, 2016
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	69.5%
TI/LC Reserve	$0	$0	NAP	LTV Ratio at Maturity or ARD(1):	61.3%

(1)	The Kroger (Roundy’s) Distribution Center Whole Loan (as defined below), with an aggregate original principal balance of $76,500,000, is comprised of two pari passu notes (Notes A-1 and A-2). The controlling Note A-1 had an original principal balance of $59,500,000, has an outstanding principal balance as of the Cut-off Date of $59,500,000 and will be contributed to the WFCM 2016-C35 Trust. The non-controlling Note A-2 had an original balance of $17,000,000 and is expected to be contributed to a future trust or trusts. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Kroger (Roundy’s) Distribution Center Whole Loan.

(2)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Kroger (Roundy’s) Distribution Center Mortgage Loan”) is part of a whole loan (the “Kroger (Roundy’s) Distribution Center Whole Loan”) that is evidenced by two pari passu promissory notes (Notes A-1 and A-2) and secured by a first mortgage encumbering a distribution warehouse property located in Oconomowoc, Wisconsin (the “Kroger (Roundy’s) Distribution Center Property”). The Kroger (Roundy’s) Distribution Center Whole Loan was originated on May 24, 2016 by Rialto Mortgage Finance, LLC. The Kroger (Roundy’s) Distribution Center Whole Loan had an original principal balance of $76,500,000, has an outstanding principal balance as of the Cut-off Date of $76,500,000 and accrues interest at an interest rate of 4.800% per annum. The Kroger (Roundy’s) Distribution Center Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 36 months following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Kroger (Roundy’s) Distribution Center Whole Loan matures on June 6, 2026.

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KROGER (ROUNDY’S) DISTRIBUTION CENTER

Note A-1, which will be contributed to the WFCM 2016-C35 Trust, had an original principal balance of $59,500,000, an outstanding principal balance as of the Cut-off Date of $59,500,000 and represents the controlling interest. The non-controlling Note A-2, with an original principal balance of $17,000,000, referred to herein as the “Kroger (Roundy’s) Distribution Center Companion Loan” is expected to be contributed to a future trust or trusts. The lender provides no assurances that any non-securitized note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Kroger (Roundy’s) Distribution Center Whole Loan” in the Prospectus.

Pari Passu Note Summary

	Original Balance	Note Holder	Controlling Interest
Note A-1	$59,500,000	WFCM 2016-C35	Yes
Note A-2	$17,000,000	Rialto Mortgage Finance, LLC(1)	No
Total	$76,500,000

(1)	Note A-2 is currently held by an affiliate of Rialto Mortgage Finance, LLC and is expected to be contributed to one or more future trusts.

Following the lockout period, the borrower has the right to defease the Kroger (Roundy’s) Distribution Center Whole Loan in whole, but not in part, on any date before December 6, 2025. In addition, the Kroger (Roundy’s) Distribution Center Whole Loan is prepayable without penalty on or after December 6, 2025.

Sources and Uses

Sources			Uses
Original whole loan amount	$76,500,000	100.0%	Loan payoff	$60,400,000	79.0%
			Membership buyout(1)	6,300,000	8.2
			Closing costs	539,926	0.7
			Return of equity	9,260,074	12.1
Total Sources	$76,500,000	100.0%	Total Uses	$76,500,000	100.0%

(1)	$6.3 million was used to buy out sponsor-related entities which owned a leasehold interest in the Kroger (Roundy’s) Distribution Center Property. The ground lease was terminated at origination.

The Property. The Kroger (Roundy’s) Distribution Center Property is a single-tenant, industrial warehouse and distribution facility located in Oconomowoc, Wisconsin. The Kroger (Roundy’s) Distribution Center Property was built to suit for Roundy’s Inc. (“Roundy’s”), a regional supermarket grocery store chain that was acquired by The Kroger Company (“Kroger”) in December 2015. Roundy’s was founded in 1872 in Milwaukee, Wisconsin, and has grown to 151 total stores in Wisconsin and the greater Chicago region under four Roundy’s banners: Pick ‘n Save, Copps, Metro Market, and Mariano’s. Roundy’s employed approximately 22,000 associates, and had revenues of approximately $3.9 billion as of the fiscal year ending January 3, 2015. Roundy’s merged with Kroger in December 2015 and operates its stores as a wholly owned subsidiary of Kroger. The improvements were constructed in 2004 and consist of three buildings totaling 1,093,756 square feet situated on a 111.7-acre site. The main building is an approximately 1.1 million square foot distribution center representing approximately 98.3% of the total net rentable area. The other two buildings consist of an 18,722 square foot maintenance facility in the rear of the main building and a 200 square foot truck entrance guardhouse located at the secure entrance to the loading dock area. The distribution center consists of four primary sections: dry storage (53.1% of net rentable area), refrigerated storage (27.6% of net rentable area), frozen storage (15.1% of net rentable area), and office space (4.2% of net rentable area). The clear height is 37’ in the dry storage area, 34’ in the cooler and freezer storage areas, and 24’ in the dock staging area. Bay sizes are 39’6” x 58’10”, and are designed to support 11’ wide aisles. There are 126 dock high overhead doors with levelers and one drive-up ramp. The main office/employees’ services space is located in the center of the building totaling 39,827 square feet of space, with the majority of the office space located on the second floor. The Kroger (Roundy’s) Distribution Center Property has an additional 91,000 square feet available to accommodate expansion capacity. There are 409 regular and 16 handicapped parking spaces, resulting in a parking ratio of 2.6 spaces per 1,000 square feet of rentable area. Additionally, there are 317 tractor trailer parking spaces located on the south side of the main building, of which 64 are electric spaces. As of July 1, 2016, the Kroger (Roundy’s) Distribution Center Property was 100.0% occupied. Roundy’s lease at the Kroger (Roundy’s) Distribution Center Property runs through December 31, 2030 and has five, 5-year lease renewal options thereafter.

A-3-29

KROGER (ROUNDY’S) DISTRIBUTION CENTER

The following table presents certain information relating to the tenancy at the Kroger (Roundy’s) Distribution Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Roundy’s Inc.	BBB/Baa1/BBB	1,093,756	100.0%	$6.25	$6,839,328	100.0%	12/31/2030(2)
Occupied Collateral Total		1,093,756	100.0%	$6.25	$6,839,328	100.0%

Vacant Space		0	0.0%

Collateral Total		1,093,756	100.0%

(1)	Certain ratings are those of the parent company, Kroger. Kroger does not guarantee the lease.

(2)	Roundy’s Inc. has five, 5-year lease renewal options remaining.

The following table presents certain information relating to the lease rollover schedule at the Kroger (Roundy’s) Distribution Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative% of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	1,093,756	100.0%	1,093,756	100.0%	$6,839,328	100.0%	$6.25
Vacant	0	0	0.0%	1,093,756	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	1,093,756	100.0%			$6,839,328	100.0%	$6.25

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Kroger (Roundy’s) Distribution Center Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	7/1/2016(2)
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

A-3-30

KROGER (ROUNDY’S) DISTRIBUTION CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Kroger (Roundy’s) Distribution Center Property:

Cash Flow Analysis

	2013	2014	2015	TTM 3/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$6,839,328	$6,839,328	$6,839,328	$6,839,328	$6,839,328	98.9%	$6.25
Straight Line Rent	0	0	0	0	79,444	1.1	0.07
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Total Reimbursables	0	0	0	0	0	0.0	0.00
Other Income	0	0	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	0	0	0.0	0.00
Effective Gross Income	$6,839,328	$6,839,328	$6,839,328	$6,839,328	$6,918,772	100.0%	$6.33

Total Operating Expenses	$0	$0	$0	$0	$0	0.0%	$0.00
Net Operating Income	$6,839,328	$6,839,328	$6,839,328	$6,839,328	$6,918,772	100.0%	$6.33
TI/LC	0	0	0	0	0	0.0	0.00
Capital Expenditures	0	0	0	0	0	0.0	0.00
Net Cash Flow	$6,839,328	$6,839,328	$6,839,328	$6,839,328	$6,918,772	100.0%	$6.33

NOI DSCR(1)	1.42x	1.42x	1.42x	1.42x	1.44x
NCF DSCR(1)	1.42x	1.42x	1.42x	1.42x	1.44x
NOI DY(1)	8.9%	8.9%	8.9%	8.9%	9.0%
NCF DY(1)	8.9%	8.9%	8.9%	8.9%	9.0%

(1)	The debt service coverage ratios and debt yields are based on the Kroger (Roundy’s) Distribution Center Whole Loan.

Appraisal. As of the appraisal valuation date of April 6, 2016, the Kroger (Roundy’s) Distribution Center Property had an “as-is” appraised value of $110,000,000.

Environmental Matters. According to a Phase I environmental assessment dated April 15, 2016, there was no evidence of any recognized environmental conditions at the Kroger (Roundy’s) Distribution Center Property.

Market Overview and Competition. The Kroger (Roundy’s) Distribution Center Property is located in Oconomowoc, Wisconsin, within the Milwaukee-Waukesha-West Allis, WI metropolitan statistical area. Oconomowoc is situated approximately 32.0 miles west of Milwaukee and 50.0 miles east of Madison, Wisconsin. According to the appraisal, the estimated 2015 population for the metropolitan statistical area was approximately 1.6 million. The metropolitan statistical area is a center for advanced manufacturing, electronic commerce, financial services, food and beverage producers, printing, and green technologies. The metropolitan statistical area is home to six Fortune 500 companies, including Johnson Controls, Inc., Northwestern Mutual, Manpower Group, Kohl’s Corp., Rockwell Automation and Harley-Davidson, Inc.

Regional access to the Kroger (Roundy’s) Distribution Center Property’s neighborhood is provided by Interstate 94, which connects Oconomowoc to both Milwaukee (approximately 32.0 miles east) and Madison (approximately 50.1 miles west). The Kroger (Roundy’s) Distribution Center Property is located less than 2.0 miles from Interstate 94 at the intersection of State Highway 67 (Summit Avenue) and Delafield Road. The Kroger (Roundy’s) Distribution Center Property is situated within the Pabst Farms master-planned community, a 1,500-acre, mixed-use development, which includes 1.5 million square feet of retail space, 5.0 million square feet of business, office and healthcare space, over 700 single family homes and townhomes, and 360 acres of civic uses, open space, and recreational trails. According to the appraisal, the 2016 estimated population within a one-, three-, and five-mile radius of the Kroger (Roundy’s) Distribution Center Property is 405, 9,823, and 38,442, respectively, while the 2016 estimated average household income within the same radii is $124,130, $107,059, and $104,580, respectively.

According to a third-party market research report, the Kroger (Roundy’s) Distribution Center Property is located within the Milwaukee industrial market, which consisted of approximately 321.8 million square feet as of the first quarter of 2016, with an overall vacancy rate of 6.4%. The average rental rate for the overall market in the first quarter of 2016 was $4.42 per square foot. The market’s year-to-date net absorption was 321,658 square feet. Year-to-date deliveries totaled 434,682 square feet among five buildings.

According to a third-party market research report, the Kroger (Roundy’s) Distribution Center Property is located within the Waukesha County industrial submarket, which consisted of approximately 77.2 million square feet of industrial space as of the first quarter of 2016. The submarket’s vacancy rate was 3.7% for the first quarter of 2016. The average rental rate for the overall market in the first quarter of 2016 was $5.23 per square foot on a triple net basis. The submarket’s year-to-date net absorption totaled 183,061 square feet and year-to-date deliveries totaled 92,340 square feet among one building.

A-3-31

KROGER (ROUNDY’S) DISTRIBUTION CENTER

The following table presents certain information relating to comparable industrial properties for the Kroger (Roundy’s) Distribution Center Property:

Competitive Set(1)

Property Name/Location	Year Built/ Renovated	Property Sub-Type	Total SF	Occupancy	Distance to Subject	Clear Height (ft.)	Dock Doors	Rent PSF	Lease Type
Kroger (Roundy’s) Distribution Center (Subject) Oconomowoc, WI	2004/NAP	Warehouse	1,093,756	100.0%	--	24-40	137	$6.25	NNN

4220 South Kildare Avenue, Chicago, IL	1954/NAP	Cold Storage	600,846	100.0%	126 miles	15-35	110	$10.00-$10.02	NNN

Rupari Food Services, 15600 Wentworth Avenue, South Holland, IL	1991/NAP	Cold Storage	138,540	100.0%	144 miles	19-40	13	$10.39	Absolute Net

Core-Mark, 1035 Nathan Lane North, Plymouth, MN	1975/NAP	Cold Storage	241,298	100.0%	323 miles	27	16	$5.27	NNN

6800 Santa Fe Drive, Hodgkins, IL	1974/2009	Cold Storage	938,482	100.0%	125 miles	33	125	$8.35-$9.17	NNN

8424 W. 47th Street, Lyons, IL	1974/1978	Cold Storage	313,517	80.0%	121 miles	24	38	$9.00-$10.22	NNN

Cold Storage Warehouse 600-615 East Brook Drive, Arlington Heights, IL	1993/2005	Cold Storage	186,954	100.0%	114 miles	15-32	23	$7.57	NNN

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Pabst Farms-RDC, LLC, a Wisconsin limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Kroger (Roundy’s) Distribution Center Whole Loan. Peter Paul Bell is the guarantor of certain nonrecourse carveouts under the Kroger (Roundy’s) Distribution Center Whole Loan.

The Sponsor. The sponsor, Peter Paul Bell, is chairman of First Realty Company, a family-owned, full service real estate firm founded in 1856 in Chicago, Illinois. Mr. Bell has managed over 4,000 multi-family units as well as several million square feet of retail, office, and business park assets. Mr. Bell leads Pabst Farms Development, Inc. as the master land planner and developer of Pabst Farms, the 1,500-acre master-planned, mixed-use development on which the Kroger (Roundy’s) Distribution Center Property is located. According to his real estate owned schedule dated December 31, 2015, Mr. Bell reported current ownership in three hotel properties, one multifamily property, one student housing property, two industrial properties, and four land developments totaling 2,394 acres.

Escrows. Monthly real estate tax reserves are not required so long as (i) no event of default exists, (ii) the Critical Tenant (as defined below) is required under its lease to pay taxes and the Critical Tenant is paying real estate taxes directly to the appropriate public office, and (iii) the borrower has delivered evidence to lender that real estate taxes have been paid in full. Monthly insurance reserves are not required so long as (i) no event of default exists, (ii) the Critical Tenant is required under its lease to maintain the insurance policies and pay the premiums and the Critical Tenant is maintaining insurance on the Kroger (Roundy’s) Distribution Center Property and paying the insurance premiums directly to the insurer, (iii) all insurance required under the Kroger (Roundy’s) Distribution Center Mortgage Loan documents is being maintained, and (iv) the borrower has delivered evidence to lender of payment of insurance premiums within ten (10) days of payment. Monthly replacement reserves are not required so long as (i) no event of default exists, (ii) the Critical Tenant is obligated to repair and maintain the Kroger (Roundy’s) Distribution Center Property in good repair, and (iii) if requested by lender, the borrower provides evidence that the Critical Tenant is repairing and maintaining the Kroger (Roundy’s) Distribution Center Property.

In the event any of the conditions to waive the monthly escrows are not satisfied, the borrower is required to make monthly deposits: (i) for the payment of real estate taxes in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period and for the payment of insurance in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period; and (ii) of $9,115 for replacement reserves.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), the borrower is required to establish a lender-controlled lockbox account. The loan documents also require that all revenues received by the borrower or the property manager be deposited into the lockbox account within two business days of receipt. All excess funds on deposit will be applied as follows (a) if a Cash Sweep Event (as defined below) period is not in effect, to the borrower; or (b) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event (as defined below) to the Critical Tenant TI/LC account until the applicable Critical Tenant Trigger Event cure has occurred. If a Cash Sweep Event is in effect and clause (b) is not applicable, then excess funds will be applied to the excess cash flow account.

A-3-32

KROGER (ROUNDY’S) DISTRIBUTION CENTER

A “Cash Management Trigger Event” and “Cash Sweep Event” will commence upon the occurrence of (i) an event of default or (ii) a Critical Tenant Trigger Event. A Cash Management Trigger and Cash Sweep Event will end with respect to clause (i), upon a cure of the event of default and with respect to clause (ii), upon a cure of the Critical Tenant Trigger Event.

A “Critical Tenant Trigger Event” will commence upon the occurrence of (i) Roundy’s (the “Critical Tenant”) and/or a replacement tenant pursuant to a Critical Tenant Space Re-tenanting Event (as defined below) giving notice of its intention to not extend or renew its lease; (ii) on or prior to 12 months prior to the then applicable expiration date under its lease, the Critical Tenant failing to give notice of its election to renew its lease; (iii) on or prior to the date by which the Critical Tenant is required under its lease to notify the borrower of its election to renew its lease, the Critical Tenant failing to give such notice; (iv) an event of default under the Critical Tenant lease; (v) a bankruptcy action of the Critical Tenant; (vi) if the Critical Tenant ceases to occupy or discontinues its normal business operations at its leased premises (other than a temporary cessation of business operations for permitted renovations or necessary repairs); or (vii) The Kroger Co. no longer being in control of the Critical Tenant, or any other entity controlling the Critical Tenant being downgraded below “BBB-” (or the equivalent) by any credit rating agency.

A Critical Tenant Trigger Event will end with respect to clause (i), (ii) or (iii) on the date that (1) a Critical Tenant lease extension is executed and delivered by the borrower and the Critical Tenant and all tenant improvement costs, leasing commissions and other material costs and related expenses have been satisfied or an amount sufficient to cover any such costs and expenses as reasonably determined by the lender have been deposited into the Critical Tenant TI/LC account, or (2) a Critical Tenant Space Re-tenanting Event (as defined below) has occurred, with respect to clause (iv), a cure of the event of default under the Critical Tenant lease, with respect to clause (v), the affirmation of the Critical Tenant lease in the applicable bankruptcy proceeding, provided that the Critical Tenant is actually paying all rents and other amounts due under its lease, with respect to clause (vi), the Critical Tenant re-commences its normal business operations at its leased premises or a Critical Tenant Space Re-tenanting Event has occurred and with respect to clause (vii), the credit rating of The Kroger Co. or any other entity controlling the Critical Tenant is subsequently raised such that its credit rating is no longer rated less than “BBB-” (or the equivalent) by any credit rating agency.

A “Critical Tenant Space Re-tenanting Event” will commence upon the date that (i) the Critical Tenant space has been leased to one or more replacement tenants for a term of at least five years (with a term that does not expire earlier than two years after the stated maturity date); (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the Critical Tenant space have been paid in full; and (iii) the related tenant(s) are conducting normal business operations at the Critical Tenant space.

Property Management. The Kroger (Roundy’s) Distribution Center Property is managed by the tenant.

Assumption. The borrower has the right to transfer the Kroger (Roundy’s) Distribution Center Property provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C35 Certificates and similar confirmations from each rating agency rating any securities backed by any Kroger (Roundy’s) Distribution Center Companion Loan with respect to the ratings of such securities.

Right of First Refusal. Roundy’s has a right of first refusal to purchase the entire Kroger (Roundy’s) Distribution Center Property if the lender elects to sell the entire Kroger (Roundy’s) Distribution Center Property to a third party; provided that this right will not apply to a successor mortgagor through a foreclosure, deed-in lieu of foreclosure or any other enforcement action (but will apply to subsequent purchasers of the leased premises).

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Kroger (Roundy’s) Distribution Center Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Kroger (Roundy’s) Distribution Center Property. The Kroger (Roundy’s) Distribution Center Mortgage Loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

A-3-33

MARRIOTT INDIANAPOLIS NORTH

A-3-34

MARRIOTT INDIANAPOLIS NORTH

Westfield
Noblesville
Carmel
Fishers
Marriott Indianapolis North
3645 River Crossing Parkway
Indianapolis, IN 46240
Castleton
Williams Creek
Meridian Hills
INDIANAPOLIS
Lawrence
Wynnedale
Speedway
Downtown
HAMILTON COUNTY
MARION COUNTY
Keystone Pkwy
White River
Indianapolis Metropolitan Airfield
Fort Harrison State Park
Geist Reservoir
Fashion Mall at Keystone
Castleton Square Mall
Community Hospital North
Butler University
Indiana State Fair Grounds
Fall Creek Pkwy
Indianapolis Motor Speedway
IUPUI at Indianapolis
Indiana State House
AMTRAK
Indianapolis Intl. Airport 11 miles
31
421
465
69
37
65
70
40
36
238

A-3-35

No. 4 – Marriott Indianapolis North

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Hospitality
Original Principal Balance:	$54,000,000			Specific Property Type:	Full Service
Cut-off Date Balance:	$53,838,334			Location:	Indianapolis, IN
% of Initial Pool Balance:	5.3%			Size:	315 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room:	$170,915
Borrower Name:	Columbia Properties Indianapolis, L.P.			Year Built/Renovated:	1998/2016
Sponsors:	Columbia Sussex Corporation; CSC Holdings, LLC			Title Vesting:	Fee
Mortgage Rate:	5.450%			Property Manager:	Self-managed
Note Date:	April 13, 2016			4th Most Recent Occupancy (As of):	62.2% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	61.0% (12/31/2013)
Maturity Date:	May 6, 2026			2nd Most Recent Occupancy (As of):	62.3% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of):	66.8% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	63.8% (4/30/2016)
Seasoning:	2 months
Amortization Term (Original):	300 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon			4th Most Recent NOI (As of):	$5,853,484 (12/31/2013)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of):	$6,166,769 (12/31/2014)
Call Protection:	L(26),D(90),O(4)			2nd Most Recent NOI (As of):	$7,354,818 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of):	$7,025,002 (TTM 4/30/2016)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$18,186,073
				U/W Expenses:	$11,336,757
				U/W NOI:	$6,849,317
				U/W NCF:	$6,121,874
				U/W NOI DSCR:	1.73x
Escrows and Reserves(1):				U/W NCF DSCR:	1.55x
				U/W NOI Debt Yield:	12.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	11.4%
Taxes	$47,062	$44,821	NAP	As-Complete Appraised Value(2):	$91,600,000
Insurance	$23,207	$5,526	NAP	As-Complete Appraisal Valuation Date(2):	November 30, 2016
FF&E	$0	$77,240	NAP	Cut-off Date LTV Ratio(2):	58.8%
PIP Reserve	$7,500,000	$0	NAP	LTV Ratio at Maturity or ARD(2):	44.8%

(1)	See “Escrows” section.

(2)	The appraiser concluded to an “as-complete” value of $91,600,000 as of November 30, 2016, which assumes the completion of a property improvement plan for which $7,500,000 was reserved. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are calculated based on the “as-complete” appraised value. The appraiser also concluded to an “as-is” value of $79,600,000 as of February 29, 2016. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the “as-is” appraised value are 67.6% and 51.5%, respectively.

The Mortgage Loan. The mortgage loan (the “Marriott Indianapolis North Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a full service hotel property located in Indianapolis, Indiana (the “Marriott Indianapolis North Property”). The Marriott Indianapolis North Mortgage Loan was originated on April 13, 2016 by Rialto Mortgage Finance, LLC. The Marriott Indianapolis North Mortgage Loan had an original principal balance of $54,000,000, has an outstanding principal balance as of the Cut-off Date of $53,838,334 and accrues interest at an interest rate of 5.450% per annum. The Marriott Indianapolis North Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 25-year amortization schedule. The Marriott Indianapolis North Mortgage Loan matures on May 6, 2026.

Following the lockout period, the borrower has the right to defease the Marriott Indianapolis North Mortgage Loan in whole, but not in part, on any date before February 6, 2026. In addition, the Marriott Indianapolis North Mortgage Loan is prepayable without penalty on or after February 6, 2026.

A-3-36

MARRIOTT INDIANAPOLIS NORTH

Sources and Uses

Sources			Uses
Original loan amount	$54,000,000	100.0%	Loan payoff(1)	$45,517,027	84.3%
			Reserves	7,570,269	14.0
			Closing costs	558,593	1.0
			Return of equity	354,111	0.7
Total Sources	$54,000,000	100.0%	Total Uses	$54,000,000	100.0%

(1)	The Marriott Indianapolis North Property was previously securitized in the COMM 2006-C7 transaction.

The Property. The Marriott Indianapolis North Property is a 315-room, 11-story, full service hotel located in the Keystone Crossing market of Indianapolis, Indiana, approximately 12 miles north of downtown Indianapolis. The Marriott Indianapolis North Property is situated on a 7.4-acre site and was originally developed in 1998, with the most recent renovations completed in 2016.

Amenities at the Marriott Indianapolis North Property include an indoor swimming pool, fitness center, business center and gift shop. The hotel features the Lobby Lounge, which is located on the north side of the lobby and is open for dinner, as well as Bistro 33, a restaurant situated to the west of the Lobby Lounge, and offers contemporary American cuisine. The Concierge Lounge is located on the 11th floor and serves as an exclusive lounge for members of Marriott’s rewards program. A dedicated business center is located adjacent to the pre-function meeting space, and provides office-support services to guests. The Marriott Indianapolis North Property features approximately 21,366 square feet of meeting space, which is housed within the one-story commercial section on the eastern side of the building. The Marriott Indianapolis North Property has 465 parking spaces resulting in a parking ratio of 1.5 spaces per room.

The guestroom mix includes 198 king rooms, 93 double/double rooms, 20 junior suites, and 4 presidential suites. Guestrooms are located on all levels of the 11-story guestroom tower. Guestrooms have either one king bed or two double beds and feature a standard package that includes a dresser with television set, work desk with chair, armchair with ottoman and/or sofa, coffeemaker, iron and ironing board and high-speed internet. Junior suites feature an L-shaped configuration with a king bed, with additional amenities including larger seating areas with pullout couches. The presidential suites feature two rooms with separate sleeping and living areas, small kitchenettes and larger seating areas with pullout couches. The 8th, 9th, 10th, and 11th floors are designated as concierge levels.

The borrower renovated the Marriott Indianapolis North Property in 2007, spending approximately $1.5 million ($4,709 per room) on building and FF&E improvements, which included a soft goods renovation. Since 2008, the borrower has invested approximately $1.6 million ($5,066 per room) in additional capital expenditures and upgrades to the Marriott Indianapolis North Property. In April 2016, the borrower executed a 20-year renewal of the franchise agreement with Marriott International, Inc., which required a property improvement plan (the “PIP”) for the Marriott Indianapolis North Property. The PIP has an estimated total cost of $8.0 million ($25,397 per room) with room renovations accounting for approximately $5.4 million ($17,000 per room) of the renovation. To date, the borrower has self-funded approximately $2.0 million toward the application of construction costs and purchase of FF&E. A $7.5 million PIP reserve was established at origination to fund the remaining expected PIP renovation costs. According to the borrower, management’s plan is to take 16 guest rooms offline every week for the 20-week period of May 16, 2016 to October 9, 2016. It is estimated to take two weeks to renovate each 16 room block, which would result in 32 rooms being offline at any one time. This renovation schedule is not expected to significantly affect performance as the highest occupancy in any month for the hotel in the trailing twelve month period ending April 30, 2016 period was 80.3%. Renovations of the public areas of the Marriott Indianapolis North Property are expected to be completed by January 2017. The franchise agreement with Marriott International, Inc. expires on April 12, 2036.

A-3-37

MARRIOTT INDIANAPOLIS NORTH

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Marriott Indianapolis North Property:

Cash Flow Analysis

	2013	2014	2015	TTM 4/30/2016	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	61.0%	62.3%	66.8%	63.8%	63.8%
ADR	$135.35	$142.71	$149.35	$149.29	$149.29
RevPAR	$82.56	$88.84	$99.84	$95.21	$95.21

Rooms Revenue	$9,492,068	$10,214,587	$11,479,193	$10,946,368	$10,946,368	60.2%	$34,750
F&B Revenue	6,154,267	6,496,560	6,895,668	7,071,482	7,071,482	38.9	22,449
Other Revenue	224,913	203,661	203,099	168,223	168,223	0.9	534
Total Revenue	$15,871,248	$16,914,808	$18,577,960	$18,186,073	$18,186,073	100.0%	$57,734

Total Department Expenses	5,178,017	5,596,823	5,889,739	5,947,197	5,947,197	32.7	18,880
Gross Operating Profit	$10,693,231	$11,317,985	$12,688,222	$12,238,876	$12,238,876	67.3%	$38,854

Total Undistributed Expenses	4,129,254	4,398,461	4,695,444	4,570,774	4,700,759	25.8	14,923
Profit Before Fixed Charges	$6,563,977	$6,919,524	$7,992,778	$7,668,102	$7,538,117	41.4%	$23,931

Total Fixed Charges	710,493	752,755	637,960	643,100	688,801	3.8	2,187
Net Operating Income	$5,853,484	$6,166,769	$7,354,818	$7,025,002	$6,849,317	37.7%	$21,744
FF&E	634,850	676,592	743,118	714,818	727,443	4.0	2,309
Net Cash Flow	$5,218,634	$5,490,176	$6,611,700	$6,310,184	$6,121,874	33.7%	$19,435

NOI DSCR	1.48x	1.56x	1.86x	1.77x	1.73x
NCF DSCR	1.32x	1.39x	1.67x	1.59x	1.55x
NOI DY	10.9%	11.5%	13.7%	13.0%	12.7%
NCF DY	9.7%	10.2%	12.3%	11.7%	11.4%

Appraisal. As of the appraisal valuation date of February 29, 2016, the Marriott Indianapolis North Property had an “as-is” appraised value of $79,600,000. The appraiser concluded to an “as-complete” value as of November 30, 2016 of $91,600,000, which assumes the completion of the PIP, currently in process, for which $7,500,000 was reserved. The appraiser also concluded to an “as-stabilized” appraised value of $105,300,000 with an “as-stabilized” valuation date of November 30, 2019.

Environmental Matters. According to a Phase I environmental assessment dated March 2, 2016, there was no evidence of any recognized environmental conditions at the Marriott Indianapolis North Property.

Market Overview and Competition. The Marriott Indianapolis North Property is located in Indianapolis, Indiana, which is the largest city in Indiana. The 2015 estimated population for the Indianapolis metropolitan statistical area was approximately 2.0 million. The metropolitan statistical area benefits from an economic base that is driven by the advanced manufacturing, education, and healthcare sectors. Indiana University-Purdue University Indianapolis (“IUPUI”) (approximately 13.3 miles southwest) is one of eight campuses of Indiana University. The IUPUI downtown campus is part of the economic triangle that links Bloomington and West Lafayette to Indianapolis and offers more than 255 degree programs provided by 17 different schools. Indiana University Health (“IU Health”) is the largest employer in Indianapolis, with 31 Indiana University hospitals, primary care, outpatient, radiology, urgent care, occupational care and emergency care and lab facilities in the city. The metropolitan statistical area’s largest employers include St. Vincent Health, IU Health, Eli Lilly & Company, Community Health, Wal-Mart, Marsh Supermarkets, IUPUI, City of Indianapolis/Marion County, Kroger, and FedEx Express. Indianapolis is served by four interstates, six railroads, an international airport, and a foreign trade zone. Indianapolis International Airport is located approximately 30.5 miles southwest of the Marriott Indianapolis North Property.

The Marriott Indianapolis North Property is situated on the northeastern edge of the city of Indianapolis within the Keystone Crossing submarket, approximately 12.0 miles north of downtown Indianapolis. The Keystone Crossing submarket is a suburban office and retail submarket in Indianapolis, which features access to major expressways, high-end retail amenities, restaurants, and residential neighborhoods. Primary regional access through the area is provided by Interstate 465 (“I-465”), Interstate 70 (“I-70”), and Interstate 65 (“I-65”). I-465, located just north of the Marriott Indianapolis North Property, is a 53-mile loop encircling the central business district of Indianapolis and connecting with I-70 and I-65. The Marriott Indianapolis North Property is situated approximately 0.11 miles southwest of I-465. According to the appraisal, the Keystone Crossing submarket, one of Indianapolis’ largest suburban office submarkets, consists of approximately 5.3 million square feet of office space. Businesses and entities in the area include State Farm Insurance, Yellow Page Group, DeVry University, Southern Wine & Spirits of Indiana, Inc., United Healthcare, Arlington / Roe & Company, Inc., Indiana Railroad, LLC, Wells Fargo Advisors, LLC, UBS, and Smart Travel. The Fashion Mall at Keystone is located approximately 0.5 miles southwest of the Marriott Indianapolis North Property and is anchored by Nordstrom and Saks Fifth Avenue and features over 100 high-end retailers, including Burberry, Coach, Tiffany & Co., Kate Spade, Louis Vuitton, Tory Burch, Tesla Motors, The Apple Store, Restoration Hardware, Crate & Barrel, West Elm, and Pottery Barn, among others. Restaurants located near the Marriott Indianapolis North Property include Seasons 52, Sullivan’s, P.F. Chang’s, TGI Friday’s, and Maggiano’s.

A-3-38

MARRIOTT INDIANAPOLIS NORTH

The following table presents certain information relating to the Marriott Indianapolis North Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Marriott Indianapolis North			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
4/30/2016 TTM	67.0%	$132.29	$88.62	63.6%	$150.23	$95.54	94.9%	113.6%	107.8%
4/30/2015 TTM	67.7%	$122.31	$82.75	64.5%	$148.42	$95.69	95.3%	121.3%	115.6%
4/30/2014 TTM	66.0%	$112.29	$74.14	60.8%	$139.15	$84.62	92.1%	123.9%	114.1%

(1)	Information obtained from a third party hospitality research report dated May 17, 2016. The competitive set includes the following hotels: Sheraton Hotel Indianapolis @ Keystone Crossing, Renaissance Indianapolis North Hotel, Embassy Suites Indianapolis North, Holiday Inn Indianapolis Carmel, and the closed Hilton Indianapolis North.

The Borrower. The borrower is Columbia Properties Indianapolis, L.P., an Ohio limited partnership and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Indianapolis North Mortgage Loan. Columbia Sussex Corporation and CSC Holdings, LLC are the guarantors of certain nonrecourse carveouts under the Marriott Indianapolis North Mortgage Loan on a joint and several basis.

The Sponsors. The sponsors are Columbia Sussex Corporation (“Columbia Sussex”) and CSC Holdings, LLC, a Kentucky corporation and an Ohio limited liability company, respectively. Founded in 1972, Columbia Sussex has owned and operated hospitality properties for more than 40 years. As of February 2016, Columbia Sussex owned and managed a total of 38 hospitality assets with over 12,600 rooms, including 28 hotels with over 9,200 rooms operated under Marriott-affiliated brands. Columbia Sussex currently operates properties under the JW Marriott, Courtyard by Marriott, Renaissance, Hilton, DoubleTree by Hilton and Westin flags. Columbia Sussex has prior defaults, foreclosures and deeds in lieu of foreclosure. For additional information regarding the sponsor, see “Description of the Mortgage Pool-Litigation and Other Considerations” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Escrows. The Marriott Indianapolis North Mortgage Loan documents provided for upfront escrows in the amount of $47,062 for real estate taxes, $23,207 for insurance premiums, and $7,500,000 for a PIP Reserve. The Marriott Indianapolis North Mortgage Loan documents also provide for monthly escrows in the amount of $44,821 for real estate taxes, $5,526 for insurance premiums and $77,240 for 2016 FF&E reserves. After 2016, the monthly FF&E reserves will be an amount equal to the greater of (a) one-twelfth of 5.0% of gross income and (b) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement.

Lockbox and Cash Management. The Marriott Indianapolis North Mortgage Loan requires the borrower to establish a lender-controlled lockbox account, which is already in place, and to direct all tenants to pay their rents and all credit card companies under merchant agreements to pay receipts directly into such lockbox account. All checks and cash (to the extent such cash amounts exceed $50,000) received from hotel patrons by the borrower or the property manager are required to be deposited into the lockbox account within two business days of receipt. Prior to a Cash Management Trigger Event (as described below), all funds on deposit in the lockbox account are disbursed to the borrower. During the occurrence and continuance of a Cash Management Trigger Event, funds in the lockbox are transferred daily into the cash management account, where they are applied in accordance with the Marriott Indianapolis North Mortgage Loan documents. All excess cash flow will be applied as follows: (i) to the excess cash flow subaccount following the occurrence and continuance of a Cash Sweep Event (as defined below); and (ii) if no Cash Sweep Event is continuing, funds are swept to the borrower account.

A “Cash Management Trigger Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action of the borrower, guarantor or property manager; or (iii) a Cash Management DSCR Trigger Event (as defined below). A Cash Management Trigger Event will end, with respect to clause (i), when such event of default has been cured or waived; with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for the borrower or guarantor and within 120 days for the property manager or, if applicable, when the borrower has replaced the property manager with a qualified property manager acceptable to the lender; and with respect to clause (iii), once the trailing 12-month amortizing net operating income debt service coverage ratio (based on the then current amortization schedule) is greater than 1.25x for two consecutive calendar quarters, among other conditions.

A “Cash Management DSCR Trigger Event” occurs upon any date the amortizing net operating income debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.20x.

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action of borrower, guarantor or property manager; or (iii) a Cash Sweep DSCR Trigger Event (as defined below). A Cash Sweep Event will expire, with respect to clause (i) when such event of default has been cured or waived; with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for the borrower or guarantor and within 120 days for the property manager or, if applicable, when the borrower has replaced the property manager with a qualified property manager acceptable to the lender; and with respect to clause (iii), once the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.15x for two consecutive calendar quarters, among other conditions. A cure of any Cash Sweep Event may occur no more than two times during the term of the Marriott Indianapolis North Mortgage Loan.

A “Cash Sweep DSCR Trigger Event” occurs upon any date the amortizing net operating income debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.10x.

Property Management. The Marriott Indianapolis North Property is managed by an affiliate of the borrower.

A-3-39

MARRIOTT INDIANAPOLIS NORTH

Assumption. The borrower has the right to transfer the Marriott Indianapolis North Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C35 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Marriott Indianapolis North Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism equal to the full replacement cost of the Marriott Indianapolis North Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

A-3-40

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A-3-41

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A-3-42

MALL AT TURTLE CREEK

A-3-43

MALL AT TURTLE CREEK

A-3-44

MALL AT TURTLE CREEK

Mall at Turtle Creek
3000 East Highland Drive
Jonesboro, AR 72401
JONESBORO
Downtown
Brookland
Bay
CRAIGHEAD COUNTY
Beverly Hills Golf Course
Sage Meadows Golf Course
NEA Baptist Memorial Hospital
Peachtree Ave
Johnson Ave
Old Greensboro Rd
Airport Rd
Paragould Dr
Northside Park
Ark. State Cooper Alumni Center
Centennial Bank Stadium
Arkansas State University
Fowler Center
Arkansas State Museum
Ark. State Track & Field Complex
Jonesboro Municipal Airport
Riceland Foods
St. Bernards Medical Center
Craighead County Court House
Jonesboro Country Club
HealthSouth Rehab. Hosp.
Caraway Plaza
Washington Ave
Matthews Ave
Nettleton Ave
Culberhouse St
N. Church St
Lacy Dr
Rains St
Red Wolf Blvd
Highland Sq. Shopping Center
Race St
Thomas & Betts Corporation
Hytrol
E. Highland Dr
Commerce Dr
Joe N. Martin Expwy
Neely Rd
Southwest
Southwest Dr
Links at Jonesboro
Craighills Golf Course
Harrisburg Rd
Crawley Rd
Stadium Blvd
Southside Softball Complex
Craighead Forest Park
Jonesboro Bark Park
Lawson Rd
Memphis 58 miles
MISSOURI
ARKANSAS
TENN.
MISSISSIPPI
OKLA.
TEXAS
LOUISIANA
MEMPHIS
LITTLE ROCK
JACKSON
SHREVEPORT
Joplin
Springfield
Neosho
West Plains
Poplar Bluff
Bentonville
Springdale
Fayetteville
Van Buren
Fort Smith
Russellville
Searcy
Conway
Hot Springs Village
North Little Rock
Hot Springs
Redfield
Pine Bluff
Jonesboro
Blytheville
Dyersburg
West Memphis
Collierville
Southaven
Oxford
Clarksdale
Greenville
Hope
Texarkana
El Dorado
Longview
Bossier City
Monroe
Vicksburg

A-3-45

No. 5 – Mall at Turtle Creek

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance(1):	$42,000,000			Specific Property Type:	Regional Mall
Cut-off Date Balance(1):	$41,947,448			Location:	Jonesboro, AR
% of Initial Pool Balance:	4.1%			Size:	329,398 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$217.88
Borrower Name:	RPI Turtle Creek Mall, LLC			Year Built/Renovated:	2006/NAP
Sponsor:	Rouse Properties, LP			Title Vesting:	Fee
Mortgage Rate:	4.780%			Property Manager:	Self-managed
Note Date:	June 2, 2016			4th Most Recent Occupancy (As of)(3):	91.6% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(3):	91.9% (12/31/2013)
Maturity Date:	June 6, 2026			2nd Most Recent Occupancy (As of)(3):	89.3% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of)(3):	91.2% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(3):	90.8% (4/1/2016)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$7,101,050 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of):	$7,045,122 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$7,147,241 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of)(4):	$7,260,314 (TTM 3/31/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$9,992,279
				U/W Expenses:	$2,364,573
Escrows and Reserves(2):				U/W NOI(4):	$7,627,706
				U/W NCF:	$7,084,199
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	1.69x
Taxes	$443,810	$49,312	NAP	U/W NCF DSCR(1):	1.57x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield(1):	10.6%
Replacement Reserves	$0	$6,862	$82,350	U/W NCF Debt Yield(1):	9.9%
TI/LC Reserve	$0	$41,175	$988,194	As-Is Appraised Value:	$130,000,000
Outstanding TI/LC Reserve	$2,907,450	$0	NAP	As-Is Appraisal Valuation Date:	April 5, 2016
Free Rent Reserve	$151,667	$0	NAP	Cut-off Date LTV Ratio(1):	55.2%
Bed, Bath & Beyond Reserve	$2,900,000	$0	NAP	LTV Ratio at Maturity or ARD(1):	45.1%

(1)	The Mall at Turtle Creek Whole Loan (as defined below), with an original principal balance of $71,860,000, is comprised of two pari passu notes (Notes A-1 and A-2). The controlling Note A-1 had an original principal balance of $42,000,000, has an outstanding principal balance of $41,947,448 as of the Cut-off Date and will be contributed to the WFCM 2016-C35 Trust. The non-controlling Note A-2 had an original principal balance of $29,860,000 and is expected to be contributed to one or more future trusts. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Mall at Turtle Creek Whole Loan.

(2)	See “Escrows” section.

(3)	See “Historical Occupancy” section.

(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Mall at Turtle Creek Mortgage Loan”) is part of a whole loan (the “Mall at Turtle Creek Whole Loan”) that is evidenced by two promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering a regional mall located in Jonesboro, Arkansas (the “Mall at Turtle Creek Property”). The Mall at Turtle Creek Whole Loan was originated on June 2, 2016 by Barclays Bank PLC. The Mall at Turtle Creek Whole Loan had an original principal balance of $71,860,000, has an outstanding principal balance as of the Cut-off Date of $71,770,086 and accrues interest at an interest rate of 4.780% per annum. The Mall at Turtle Creek Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule through the term of the Mall at Turtle Creek Whole Loan. The Mall at Turtle Creek Whole Loan matures on June 6, 2026.

The Mall at Turtle Creek Mortgage Loan, evidenced by the controlling Note A-1, will be contributed to the WFCM 2016-C35 Trust, had an original principal balance of $42,000,000 and has an outstanding principal balance as of the Cut-off Date of $41,947,448. The non-controlling Note A-2 had an original principal balance of $29,860,000, is currently held by Barclays Bank PLC and is expected to be contributed to one or more future trusts. The lender provides no assurances that any non-securitized pari passu note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—The Mall at Turtle Creek Whole Loan” in the Prospectus.

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MALL AT TURTLE CREEK

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$42,000,000	WFCM 2016-C35 Trust	Yes
A-2	$29,860,000	Barclays Bank PLC	No
Total	$71,860,000

Following the lockout period, the borrower has the right to defease the Mall at Turtle Creek Whole Loan in whole, but not in part, on any date before March 6, 2026. In addition, the Mall at Turtle Creek Whole Loan is prepayable without penalty on or after March 6, 2026.

Sources and Uses

Sources			Uses
Original whole loan amount	$71,860,000	89.1%	Loan payoff(1)	$73,699,346	91.4%
Sponsor’s new cash contribution(2)	8,784,412	10.9	Reserves(2)	6,402,927	7.9
			Closing costs	542,139	0.7
Total Sources	$80,644,412	100.0%	Total Uses	$80,644,412	100.0%

(1)	The Mall at Turtle Creek Mortgaged Property was previously securitized in the GCCFC 2006-GG7 transaction.

(2)	Subsequent to the Mall at Turtle Creek Whole Loan funding, $2.9 million initially held in escrow was released to the borrower after Bed, Bath & Beyond exercised its renewal option.

The Property. The Mall at Turtle Creek Property is a single-story regional mall totaling 693,597 square feet, of which 329,398 square feet serves as collateral (the “Mall at Turtle Creek Mortgaged Property”) for the Mall at Turtle Creek Whole Loan, located in Jonesboro, Arkansas. Constructed in 2006, the Mall at Turtle Creek Property is anchored by Dillard’s, JCPenney and Target, all of which are not collateral for the Mall at Turtle Creek Whole Loan. Junior anchors at the property include Bed, Bath & Beyond, Best Buy, Barnes & Noble, Shoe Department Encore and H&M (which recently executed a new lease). Some other notable inline tenants at the Mall at Turtle Creek Property include Forever 21, Express, Victoria’s Secret and Charlotte Russe. There are also three tenants, Chuck E. Cheese’s, Chili’s Grill & Bar and Chick-Fil-A, that are located on outparcels which pay ground rent.

In 2012, an affiliate of the sponsor purchased the Mall at Turtle Creek Mortgaged Property and an adjacent strip center for a total purchase price of approximately $96.3 million. The estimated allocated purchase price to the Mall at Turtle Creek Mortgaged Property is approximately $89.9 million. Since acquisition, the sponsor has invested approximately $2.3 million in tenant improvements at the Mall at Turtle Creek Mortgaged Property. The sponsor will invest an additional $2.9 million at the Mall at Turtle Creek Mortgaged Property for outstanding tenant improvements and leasing commissions, which have been reserved. In addition to the approximately $8.8 million of fresh equity contributed by the sponsor to refinance the prior the loan, the sponsor had an estimated all-in equity contribution of approximately $26.8 million at the time of funding the Mall at Turtle Creek Whole Loan. Subsequent to the Mall at Turtle Creek Whole Loan funding, $2.9 million initially held in escrow, was released to the borrower after the tenant, Bed, Bath & Beyond, exercised its renewal option. According to the appraisal, the Mall at Turtle Creek Property is the only enclosed mall within a 75.0 mile radius. The closest mall to the north is located in Cape Girardeau, Missouri, approximately 150 miles away. The next closest Dillard’s and Target are located approximately 75.0 miles from the property and the next closest JCPenney is located 44 miles from the property. Additionally, the Mall at Turtle Creek Property is located near local and regional arteries as a result of being located on East Highland Drive, a main thorough-fare in Jonesboro and Route 49. According to the appraisal, within the immediate vicinity of the Mall at Turtle Creek Property, there is an average annual daily traffic count of approximately 43,000 cars.

Including non-collateral anchors, total occupancy at the Mall at Turtle Creek Mortgaged Property has averaged 95.7% since 2012 and has not fallen below 94.9% during that same time period. Since 2015, approximately 89,000 square feet of new leases, relocations and expansions have been signed, in addition to approximately 69,000 square feet of renewals. New tenancies include H&M, Forever 21, Torrid and Foot Locker. The Mall at Turtle Creek Property is home to the first and only H&M in the state of Arkansas. Of the 27 tenants who have lease expirations in 2016, 20 have signed renewals and management is in renewal negotiations with six remaining tenants.

As of the trailing 12-month period ending March 2016 (“TTM March 2016”), the Mall at Turtle Creek Property reported total sales of approximately $160.8 million, which encompasses the tenants who report sales and sponsor estimated sales figures for non-collateral anchor tenants and junior anchors. TTM March 2016 comparable inline sales per square foot at the Mall at Turtle Creek Property were $349, up from $328 per square foot in 2013. According to the appraisal, the Mall at Turtle Creek Property comparable inline sales per square foot figure is in line with southeast mall average of $347 per square foot. Simultaneously, the occupancy cost has decreased from 15.2% in 2013 to 11.7% as of TTM March 2016. Sponsor estimated 2015 anchor tenant sales were $22.0 million ($268 per square foot), $27.0 million ($173 per square foot) and $35.0 million ($277 per square foot) for JCPenney, Dillard’s and Target, respectively. According to the appraisal, JCPenney and Dillard’s are outperforming chain-wide sales PSF averages by approximately 223.4% and 132.4%, respectively. According to the appraisal, Target is considered to be in line with its chain-wide sales per square foot average of $303. As of April 1, 2016, the Mall at Turtle Creek Property was 95.6% leased by 64 tenants. Excluding temporary tenants, the occupancy is 95.3%.

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MALL AT TURTLE CREEK

The following table presents certain information relating to the tenancy at the Mall at Turtle Creek Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenants – Not Part of Collateral
Dillard’s	BBB-/Baa3/BBB-	155,648
Target	A-/A2/A	126,483	ANCHOR OWNED – NOT PART OF THE COLLATERAL
JCPenney	B+/B3/B	82,068

Major Tenants – Collateral
Barnes & Noble	NR/NR/NR	26,080	7.9%	$13.42	$350,000	5.5%	$211	6.4%	1/31/2021(4)
Bed, Bath & Beyond	NR/Baa1/BBB+	25,000	7.6%	$12.00	$300,000	4.7%	$200	6.0%	1/31/2022(5)
H&M	NR/NR/NR	20,000	6.1%	$13.00	$260,000	4.1%	NAV(6)	NAV(6)	10/31/2026(7)
Shoe Department Encore	NR/NR/NR	13,319	4.0%	$14.45	$192,459	3.0%	$141	13.3%	10/31/2023(8)
Best Buy	BBB-/Baa1/BB+	21,500	6.5%	$4.75	$102,125	1.6%	$837	1.0%	1/31/2020(9)
Total Major Tenants – Collateral		105,899	32.1%	$11.37	$1,204,584	18.9%

Non-Major Tenants – Collateral		193,188	58.6%	$26.69	$5,155,414	81.1%

Occupied Collateral Total		299,087	90.8%	$21.26	$6,359,998	100.0%

Vacant Space		30,311	9.2%

Collateral Total		329,398	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2017, totaling $123,839.

(3)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending March 31, 2016 except for Barnes & Noble, Bed, Bath & Beyond and Best Buy which are based on year end 2015 sponsor sales estimates.

(4)	Barnes & Noble has two, 5-year lease renewal options remaining after exercising its first 5-year lease renewal option for a renewal term that commenced May 2016.

(5)	Bed, Bath & Beyond has five, 5-year lease renewal options remaining after exercising its first 5-year lease renewal option for a renewal term that commences February 2017. The renewal rental rate of $12.50 per square foot is greater than the current underwritten rent of $12.00 per square foot.

(6)	H&M Sales PSF and Occupancy Cost are not available as H&M’s lease is expected to commence October 2016.

(7)	H&M has executed its lease, but is not currently in occupancy as it builds out its space. The tenant is expected to take occupancy in October 2016 with an outside date of January 2017 at which point the tenant is expected to begin paying full unabated rent. The amount of $151,667 has been reserved at origination for this gap rent period. H&M has three, 5-year lease renewal options. In addition, H&M may terminate the lease if its gross sales do not equal or exceed $3,000,000 in the fourth full year of the lease term (2020) by providing 180 days’ written notice and payment of 50% of the unamortized amount of the construction allowance actually paid to the tenant as of the termination date, amortized on a straight line basis without interest over 10 years from the lease commencement date.

(8)	Shoe Department Encore may terminate its lease if sales are less than $1,650,000 in the fifth lease year (2018) upon 60 days’ written notice and payment of 65% of the construction allowance which remains unamortized as of the effective date of such termination.

(9)	Best Buy has five, 5-year lease renewal options.

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MALL AT TURTLE CREEK

The following table presents certain information relating to the historical sales and occupancy costs at the Mall at Turtle Creek Mortgaged Property:

Historical Sales (PSF) and Occupancy Costs

Tenant Name	2013	2014	2015	TTM March 2016	Current Occupancy Cost(1)
Barnes & Noble(2)	$211	$211	$211	$211	6.4%
Bed, Bath & Beyond(2)	$200	$200	$200	$200	6.0%
Shoe Department Encore	$29(3)	$139	$143	$141	13.3%
Best Buy(2)	$837	$837	$837	$837	1.0%

Comparable Inline Sales PSF	$328	$320	$351	$349	11.7%

(1)	Current Occupancy Cost is based on TTM March 2016 sales.

(2)	Historical Sales (PSF) and Occupancy Costs are based on sponsor sales estimates.

(3)	Shoe Department Encore’s lease commenced November 2013.

The following table presents certain information relating to the lease rollover schedule at the Mall at Turtle Creek Mortgaged Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	6	13,553	4.1%	13,553	4.1%	$431,636	6.8%	$31.85
2016	0	0	0.0%	13,553	4.1%	$0	0.0%	$0.00
2017	9	33,593	10.2%	47,146	14.3%	$857,449	13.5%	$25.52
2018	3	13,721	4.2%	60,867	18.5%	$296,611	4.7%	$21.62
2019	5	7,702	2.3%	68,569	20.8%	$298,718	4.7%	$38.78
2020	2	23,604	7.2%	92,173	28.0%	$141,008	2.2%	$5.97
2021	9	51,461	15.6%	143,634	43.6%	$943,790	14.8%	$18.34
2022(4)	5	41,911	12.7%	185,545	56.3%	$798,460	12.6%	$19.05
2023	2	19,583	5.9%	205,128	62.3%	$295,940	4.7%	$15.11
2024	1	500	0.2%	205,628	62.4%	$63,654	1.0%	$127.31
2025	5	33,073	10.0%	238,701	72.5%	$678,821	10.7%	$20.52
2026	14	60,386	18.3%	299,087	90.8%	$1,553,910	24.4%	$25.73
Thereafter	0	0	0.0%	299,087	90.8%	$0	0.0%	$0.00
Vacant	0	30,311	9.2%	329,398	100.0%	$0	0.0%	$0.00
Total/Weighted Average	61	329,398	100.0%			$6,359,998	100.0%	$21.26

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	Subsequent to the Mall at Turtle Creek Whole Loan funding, Bed, Bath & Beyond exercised its first 5-year lease renewal option for a renewal term that commences February 2017 and expires January 2022. The original and underwritten lease expiration was January 2017. The Lease Expiration Schedule reflects a January 2022 lease expiration.

The following table presents historical occupancy percentages at the Mall at Turtle Creek Mortgaged Property:

Historical Occupancy(1)

12/31/2012(2)	12/31/2013(2)	12/31/2014(2)	12/31/2015(2)	4/1/2016(3)
91.6%	91.9%	89.3%	91.2%	90.8%

(1)	Historical Occupancy figures represent collateral square footage only and include temporary tenants. Excluding temporary tenants, Historical Occupancy is 91.6%, 90.1%, 87.8%, 89.0% and 90.0% for the trailing 12-month periods ending 12/31/2012, 12/31/2013, 12/31/2014, 12/31/2015 and 4/1/2016, respectively.

(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll. Current occupancy includes H&M (20,000 square feet), Gamble Home Furnishings (5,351 square feet) and Journeys Kidz (1,600 square feet), each of which has an executed lease but is not currently in occupancy as the tenants are building out their respective spaces and Charley’s Grilled Subs (576 square feet) that has a lease out for signature which is expected to be executed in July 2016. H&M is expected to take occupancy in October 2016 with an outside date of January 2017. $151,667 has been reserved at origination that reflects 7 months of gap rent for H&M. Gamble Home Furnishings and Journeys Kidz are expected to open in July 2016. Excluding H&M, Gamble Home Furnishings, Journeys Kidz and Charley’s Grilled Subs, current occupancy is 82.4%.

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MALL AT TURTLE CREEK

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Mall at Turtle Creek Mortgaged Property:

Cash Flow Analysis

	2013	2014	2015	TTM 3/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$5,414,435	$5,403,670	$5,289,753	$5,367,043(1)	$6,297,765(1)(2)	63.0%	$19.12
Grossed Up Vacant Space	0	0	0	0	1,286,999	12.9	3.91
Percentage Rent	100,027	213,161	226,567	264,566	91,514	0.9	0.28
Total Reimbursables	2,301,778	2,411,823	2,406,467	2,417,574	2,448,120	24.5	7.43
% in Lieu	591,541	341,378	238,864	186,422	62,233	0.6	0.19
Specialty Leasing	494,795	589,504	670,928	692,439	692,439	6.9	2.10
Other Income	322,590	413,418	367,370	400,208	400,208	4.0	1.21
Less Vacancy & Credit Loss	(66,964)	(95,861)	3,698	(23,746)	(1,286,999)(3)	(12.9)	(3.91)
Effective Gross Income	$9,158,203	$9,277,093	$9,203,647	$9,304,506	$9,992,279	100.0%	$30.33

Total Operating Expenses	$2,057,152	$2,231,971	$2,056,405	$2,044,191	$2,364,573	23.7%	$7.18

Net Operating Income	$7,101,050	$7,045,122	$7,147,241	$7,260,314	$7,627,706	76.3%	$23.16
TI/LC	0	0	0	0	494,097	4.9	1.50
Capital Expenditures	0	0	0	0	49,410	0.5	0.15
Net Cash Flow	$7,101,050	$7,045,122	$7,147,241	$7,260,314	$7,084,199	70.9%	$21.51

NOI DSCR	1.57x	1.56x	1.58x	1.61x	1.69x
NCF DSCR	1.57x	1.56x	1.58x	1.61x	1.57x
NOI DY	9.9%	9.8%	10.0%	10.1%	10.6%
NCF DY	9.9%	9.8%	10.0%	10.1%	9.9%

(1)	The majority of the increase in Base Rent from TTM 3/31/2016 to U/W is due to recently executed leases with new tenants. Since July 2015 the sponsor executed seven leases with new tenants totaling 46,557 square feet and $938,935 of UW Base Rent.

(2)	U/W Base Rent includes contractual rent increases through May 2017, totaling $123,839.

(3)	The underwritten economic vacancy is 11.4%. The Mall at Turtle Creek Mortgaged Property was 90.8% physically occupied as of April 1, 2016.

Appraisal. As of the appraisal valuation date of April 5, 2016, the Mall at Turtle Creek Mortgaged Property had an “as-is” appraised value of $130,000,000.

Environmental Matters. According to the Phase I environmental assessment dated April 12, 2016, there was no evidence of any recognized environmental conditions at the Mall at Turtle Creek Mortgaged Property.

Market Overview and Competition. The Mall at Turtle Creek Property is located at the corner of East Highland Drive and Route 49. Both thoroughfares provide local access, but Route 49 provides north/south access, running from northern Arkansas all the way down to Gulfport, Mississippi. Route 49 provides access to Interstate 555 and Interstate 55. The Mall at Turtle Creek Property is located approximately 125 miles northeast of the Little Rock central business district and approximately 70.0 miles northwest of the Memphis central business district. The Mall at Turtle Creek Property is located proximate to the intersection of Route 49 and Route 18, and according to the appraisal, has an approximate average annual daily traffic count of 43,000 cars. Further, the Mall at Turtle Creek Property is located approximately two miles away from the Jonesboro Municipal Airport. The area around the Mall at Turtle Creek Property is also served by the Jonesboro Economic Transit System.

Jonesboro is the fifth largest city in Arkansas, and according to the appraisal, is one of the fastest growing cities within the state. The three largest economic drivers in Jonesboro are agriculture, manufacturing and medical facilities. Arkansas State University (“ASU”) is located approximately two miles from the Mall at Turtle Creek Property and has an enrollment of over 13,000 undergraduates and approximately 160 fields of study. There are two medical systems, NEA Baptist Memorial Hospital (“NEA”) and St. Bernard’s Regional Medical Center, located proximate to the Mall at Turtle Creek Property. NEA recently moved to a new 770,000 square foot facility approximately four miles away from the Mall at Turtle Creek Property. St. Bernard’s is the largest employer in Jonesboro. Other top employers in the area are ASU, Wal-Mart Stores Inc., Nestle USA, Frito-Lay Inc., Unilever and Riceland Foods. Additionally, five hotels are either in the planning stage or are being developed within four miles of the Mall at Turtle Creek Property. According to the appraisal, youth sports create a large draw to Jonesboro and hotels are almost always fully occupied during tournaments.

According to the appraisal, the 2015 population within a forty- (the Mall at Turtle Creek Property’s primary trade area) and fifty-mile radius of the Mall at Turtle Creek Property was 254,575 and 356,025, respectively. According to the appraisal, the average household income within the same forty- and fifty-mile radii was $51,324 and $50,977, respectively. According to the appraisal, population has increased at a compound annual rate of approximately 0.5% between 2000 and 2015 for the forty-mile radius.

According to the appraisal, primary competitors include Oak Court Mall and Wolfchase Galleria, the closest of which is approximately 75.0 miles from the Mall at Turtle Creek Property. Highland Square Shopping Center (Kmart anchored), Caraway Mall (Sears Auto Center anchored), Benard Court (Hobby Lobby and Ashley Furniture anchored) and Caraway Shopping Plaza (Hastings, Old Navy, Save-A-Lot and Petco anchored) are considered to be local competitors with typical community center tenancy. There is no anchor overlap among the Mall at Turtle Creek Property and the local competition. According to the appraisal, there are no significant retail development projects underway in Jonesboro. The Mall at Turtle Creek Property is the only enclosed mall within a 75.0 mile radius.

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MALL AT TURTLE CREEK

The following table presents certain information relating to some comparable retail properties for the Mall at Turtle Creek Property:

Competitive Set(1)

	Mall at Turtle Creek (Subject)	Oak Court Mall	Wolfchase Galleria	Highland Square Shopping Center	Caraway Mall(2)	Bernard Court	Caraway Shopping Plaza
Location	Jonesboro, AR	Memphis, TN	Memphis, TN	Jonesboro, AR	Jonesboro, AR	Jonesboro, AR	Jonesboro, AR
Distance from Subject	--	75.0 miles	86.0 miles	1.0 miles	1.0 miles	1.3 miles	1.3 miles
Property Type	Regional Mall	Regional Mall	Super Regional Mall	Community Center	Community Center	Community Center	Community Center
Year Built/Renovated	2006/NAP	1988/1995	1996/NAP	1980/NAP	1967/1989	1993/NAP	1969/2002
Anchors	Dillard’s, Target, JCPenney	Dillard’s, Macy’s	Dillard’s, Macy’s, JCPenney, Sears	Kmart	Sears Appliance Center	Hobby Lobby, Ashley Furniture	Hastings, Old Navy, Save-A-Lot, Petco
Total GLA	693,597 SF(3)	723,010 SF	1,152,196 SF	219,344 SF	371,325 SF	128,134 SF	161,486 SF
Inline Sales PSF	$349(4)	$300	$400	NAV	NAV	NAV	NAV
Total Occupancy	95.6%(5)	99.0%	95.0%	96.0%	100.0%	61.0%	86.0%

(1)	Information obtained from the appraisal and underwritten rent roll.

(2)	Caraway Mall is an anchored retail center whose tenancy includes a small Sears Appliance Center, Buckle, Dollar Tree and Hallmark Gold Crown.

(3)	Total GLA includes non-collateral anchor tenants.

(4)	Represents comparable inline sales per square foot as of trailing 12-month period ending March 2016.

(5)	Total occupancy includes the three non-collateral anchor tenants. Excluding the three non-collateral anchor tenants, occupancy at the Mall at Turtle Creek Property is 90.8% as of April 1, 2016.

The Borrower. The borrower is RPI Turtle Creek Mall, LLC, a Delaware limited liability company, a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Mall at Turtle Creek Whole Loan. Rouse Properties, LP, is the guarantor of certain nonrecourse carveouts under the Mall at Turtle Creek Whole Loan.

The Sponsor. The sponsor is Rouse Properties, LP (“Rouse”). Rouse is a publicly traded real estate investment trust headquartered in New York, New York. Rouse has a portfolio of properties, which includes 35 malls in 21 states encompassing approximately 24 million square feet of retail space. As of December 31, 2015, Rouse had total assets of approximately $2.5 billion and total equity of $534.5 million. Rouse was acquired by an affiliate of Brookfield Asset Management Inc. (“Brookfield”) on July 6, 2016. The indirect owner of the borrower and the sponsor (which is the carve-out guarantor) is a publically traded REIT into which certain properties (not including the mortgaged property) were spun off in connection with the April 2009 bankruptcy filing of General Growth Properties, Inc., which emerged from bankruptcy in November 2010. See also “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Escrows. The loan documents provide for upfront reserves of (i) $443,810 for taxes, (ii) $2,907,450 for outstanding tenant improvement and leasing commission obligations, including those related to H&M ($1,790,000), Victoria’s Secret ($407,450), Bath & Body Works ($225,000), Gearhead Outfitters ($200,000), Torrid ($145,000) and Spencer’s Gifts ($140,000) and (iii) $151,667 for gap rent related to H&M.

Additionally, a $2,900,000 Bed, Bath & Beyond reserve fund has been escrowed which will be disbursed to the borrower, provided no event of default under the loan documents has occurred and is continuing and upon a Bed, Bath & Beyond Renewal Event (defined herein). Among other conditions, a “Bed, Bath & Beyond Renewal Event” will have occurred when the following requirements have been satisfied: (i) Bed, Bath & Beyond has renewed or extended its lease upon terms that are provided under its lease (including a five-year renewal at an annual base rent equal to $312,500); or (ii) the borrower re-leased all or a portion of the Bed, Bath & Beyond lease space (i.e., the space demised pursuant to the Bed, Bath and Beyond lease) with an acceptable replacement lease pursuant to the terms and provisions of the loan documents. Subsequent to the Mall at Turtle Creek Whole Loan funding, the $2,900,000 initially held in escrow was released to the borrower after Bed, Bath & Beyond exercised its renewal option at terms consistent with the loan documents.

Ongoing monthly reserves are required in an amount equal to (i) $49,312 for taxes, (ii) $6,862 (subject to a cap of $82,350) for replacement reserves and (iii) $41,175 (subject to a cap of $988,194) for tenant improvements and leasing commissions. The loan documents do not require monthly escrows for insurance provided (x) no event of default under the loan documents has occurred and is continuing, (y) the Mall at Turtle Creek Mortgaged Property is insured via an acceptable blanket or umbrella insurance policy that meets the requirements set forth in the loan documents and (z) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums when due.

Lockbox and Cash Management. The Mall at Turtle Creek Whole Loan requires a lender-controlled hard lockbox account, which is already in place, and into which the borrower and property manager direct all tenants to directly pay rents. The loan documents also require that the borrower or property manager, if any, to, deposit into the lockbox account no later than three business days after receipt (i) prior to a Trigger Event (as defined below), all rents from permanent leases and all forfeited security deposits received by the borrower and property manager, if any, and (ii) following a Trigger Event, all gross income from operations, all forfeited security deposits and all other revenue of any kind from the Mall at Turtle Creek Mortgaged Property received by the borrower or the property manager, if any. Prior to the occurrence of a Trigger Event, all funds on deposit in the lockbox account are to be disbursed to the borrower. During a Trigger Event, all cash flow is to be swept to a lender-controlled cash management account. During a Low DSCR Period (as defined below), all excess funds in the cash management account are to be swept to a lender controlled sub-account.

A-3-51

MALL AT TURTLE CREEK

However, upon the occurrence and continuance of a Trigger Event caused solely by the debt service coverage ratio being less than 1.30x at the end of any trailing 12-month period, the borrower may (but will not be obligated to), in borrower’s sole discretion, cure such Trigger Event by posting (x) cash and/or (y) an evergreen letter of credit in form and substance reasonably acceptable to the lender, in an aggregate amount equal to the amount by which the Mall at Turtle Creek Whole Loan would have to be partially prepaid in order for the debt service coverage ratio to equal 1.30x, and such deposit of cash or provision of a letter of credit will cure such Trigger Event caused by the existence and continuance of the debt service coverage ratio being less than 1.30x, provided that when the debt service coverage ratio continues to be tested as of the end of each calendar quarter and with respect to such calculations, the borrower will be given credit against the outstanding balance of the Mall at Turtle Creek Whole Loan for any such cash deposited or the face amount of any such letter of credit.

A “Trigger Event” will commence upon the earlier of (i) the occurrence of an event of default; or (ii) the debt service coverage ratio being less than 1.30x at the end of any trailing 12-month period. A Trigger Event will expire, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), the debt service coverage ratio being equal to or greater than 1.30x for two consecutive calendar quarters.

A “Low DSCR Period” will commence on the last day of the second consecutive calendar quarter for which the debt service coverage ratio is less than 1.20x and ends on the last day of any two consecutive calendar quarters thereafter for each of which the debt service coverage ratio is greater than or equal to 1.20x.

Property Management. The Mall at Turtle Creek Mortgaged Property is managed by an affiliate of the borrower.

Assumption. The borrower has right to transfer the Mall at Turtle Creek Mortgaged Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the identity, experience (demonstrated expertise in owning and operating properties in size, class and operation to the Mall at Turtle Creek Mortgaged Property), financial condition and credit worthiness of transferee and guarantor, as evidenced by financial statement and other information is satisfactory to lender, (iii) rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C35 Certificates or similar ratings confirmations from each rating agency rating any securities backed by any Mall at Turtle Creek companion loan with respect to the ratings of such securities.

Partial Release. Not Permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. See “Other Indebtedness” below.

Other Indebtedness. The loan documents permit certain sponsor affiliates to pledge direct or indirect ownership interests to a qualified pledgee (an institution having in excess of $250.0 million in total assets and $60.0 million in capital/statutory surplus, and regularly engaged in business of owning or making commercial real estate loans or commercial loans secured by a pledge of interests in a mortgage borrower or owning and operating commercial properties, or otherwise is party for whom rating agency confirmation has been obtained) subject to certain conditions, including: (i) a pledge is given in connection with an operating debt facility, a corporate facility, a line of credit or other similar financing transaction credit facility secured by multiple properties for which repayment is not primarily dependent upon property cash flow; and (ii) the exercise of any remedies available under the pledge will not result in a change of manager unless the replacement manager is a qualified manager as defined in the loan documents.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” or “special form” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Mall at Turtle Creek Mortgaged Property, as well as business interruption insurance for a period covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. If TRIPRA is no longer in effect, the borrower will be obligated to maintain coverage for such insurance against foreign and domestic acts of terrorism or similar acts of sabotage; however the cost of such coverage may not exceed an amount equal to two times the annual premium for a separate “special form” or “all risks” policy basis.

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A-3-53

IN-REL 8

CHASE

Chase Tower – Lexington, KY

I-Bank Tower – Memphis, TN

50 Penn Place – Oklahoma City, OK

Lab Four

Lynnfield Park – Memphis, TN

A-3-54

IN-REL 8

CANADA
Vancouver
Calgary
Winnipeg
Seattle
Portland
Boise
Québec
Montreal
Ottawa
Toronto
Boston
Lake Superior
Lake Michigan
Lake Huron
Lake Ontario
Lake Erie
Minneapolis
Milwaukee
Detroit
Chicago
Cleveland
New York
Philadelphia
Pittsburgh
Baltimore
Washington, DC
Salt Lake City
San Francisco
Sacramento
San Jose
Omaha
Denver
Indianapolis
Columbus
Kansas City
St. Louis
Louisville
Lexington
Norfolk
Las Vegas
Los Angeles
San Diego
Phoenix
Albuquerque
Nashville
Charlotte
Oklahoma City
Memphis
Center Point
Atlanta
Birmingham
Charleston
Atlantic Ocean
Pacific Ocean
El Paso
Fort Worth
Dallas
Bainbridge
Jacksonville
Austin
San Antonio
Houston
New Orleans
Tampa
Orlando
West Palm Beach
Plantation
Miami
Chihuahua
Gulf of Mexico
MEXICO
Monterrey
BAHAMAS
CUBA
Guadalajara
Mexico City
Caribbean Sea
WA
OR
MT
ID
ND
MN
SD
WY
WI
MI
NY
VT
NH
ME
MA
CT
NJ
PA
MD
DE
NV
CA
UT
CO
NE
IA
IL
IN
OH
WV
VA
KS
MO
KY
AZ
NM
OK
TN
NC
AR
SC
MS
AL
GA
TX
LA
FL
In-Rel 8
1 Lynnfield Park Memphis, TN
2 Chase Tower Lexington, KY
3 50 Penn Place Oklahoma City, OK
4 I-Bank Tower Memphis, TN
5 4100 Okeechobee West Palm Beach, FL
6 Center Point Center Point, AL
7 Bainbridge Mall Bainbridge, GA
8 Plantation Merch. Mart Plantation, FL

A-3-55

No. 6 – In-Rel 8

Loan Information				Property Information
Mortgage Loan Seller:	UBS Real Estate Securities Inc.			Single Asset/Portfolio:	Portfolio
				Property Type:	Various – See Table
Original Principal Balance(1):	$32,500,000			Specific Property Type:	Various – See Table
Cut-off Date Balance(1):	$32,460,442			Location:	Various – See Table
% of Initial Pool Balance:	3.2%			Size:	1,478,687 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$62.48
Borrower Names(2):	Various			Year Built/Renovated:	Various – See Table
Sponsors:	Charles Stein; Dennis Udwin			Title Vesting(4):	Various
Mortgage Rate:	4.930%			Property Manager:	Self-managed
Note Date:	May 9, 2016			4th Most Recent Occupancy (As of)(5):	76.7% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	79.3% (12/31/2013)
Maturity Date:	June 6, 2021			2nd Most Recent Occupancy (As of):	79.7% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of):	81.2% (12/31/2015)
Loan Term (Original):	60 months			Current Occupancy (As of):	83.2% (4/1/2016)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$8,529,918 (12/31/2013)
Call Protection:	L(25),D(31),O(4)			3rd Most Recent NOI (As of):	$8,729,265 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(6):	$9,499,908 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of)(6):	$9,786,472 (TTM 3/31/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$18,900,650
Escrows and Reserves(3):				U/W Expenses:	$7,628,148
				U/W NOI:	$11,272,502
Type:	Initial	Monthly	Cap (If Any)	U/W NCF:	$9,942,409
Taxes	$749,640	$121,769	NAP	U/W NOI DSCR(1):	1.91x
Insurance	$0	Springing	NAP	U/W NCF DSCR(1):	1.68x
Replacement Reserve	$0	$18,487	NAP	U/W NOI Debt Yield(1):	12.2%
TI/LC Reserve	$500,000	$92,418	$1,500,000	U/W NCF Debt Yield(1):	10.8%
Material Tenant Rollover Reserve	$4,000,000	$62,500	(3)	As-Is Appraised Value(7):	$132,985,000
Unfunded Obligations Reserve	$436,926	$0	NAP	As-Is Appraisal Valuation Date:	Various
Ground Rent Reserve	$72,000	Springing	NAP	Cut-off Date LTV Ratio(1):	69.5%
Deferred Maintenance	$834,096	$0	NAP	LTV Ratio at Maturity or ARD(1):	64.1%

(1)	The In-Rel 8 Whole Loan (as defined below), totaling $92,500,000, is comprised of three pari passu notes (Note A-1, Note A-2 and Note A-3). The non-controlling Note A-2 and Note A-3 had an original aggregate balance of $32,500,000, have an outstanding aggregate principal balance as of the Cut-off Date of $32,460,442 and will be contributed to the WFCM 2016-C35 Trust. The controlling Note A-1 had an original principal balance of $60,000,000 and was contributed to the BACM 2016-UBS10 Trust. All presented statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the In-Rel 8 Whole Loan.
(2)	See “The Borrowers” section.
(3)	See “Escrows” section.
(4)	The Center Point property is secured by both a fee and leasehold interest. See “Ground Lease” section.
(5)	See “Historical Occupancy” section.
(6)	See “Cash Flow Analysis” section.
(7)	The Chase Tower property includes 0.46 acres of excess land with a concluded fee-simple interest value of $310,000. Excluding the excess land, the as-is appraised value for the In-Rel 8 Properties (as defined below) is $132,675,000. The excess land is considered part of the collateral. See “The Properties” section.

The Mortgage Loan. The mortgage loan (the “In-Rel 8 Mortgage Loan”) is part of a whole loan (the “In-Rel 8 Whole Loan”) evidenced by three pari passu promissory notes (Note A-1, Note A-2 and Note A-3) secured by a first mortgage encumbering four office properties, three retail shopping centers and one mixed use property located in Tennessee, Oklahoma, Kentucky, Alabama, Georgia and Florida (the “In-Rel 8 Properties”). The In-Rel 8 Whole Loan was originated on May 9, 2016 by UBS Real Estate Securities Inc. The In-Rel 8 Whole Loan had an original principal balance of $92,500,000, has an outstanding principal balance as of the Cut-off Date of $92,387,411 and accrues interest at an interest rate of 4.930% per annum. The In-Rel 8 Whole Loan had an initial term of 60 months, has a remaining term of 59 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The In-Rel 8 Whole Loan matures on June 6, 2021.

Note A-2 and Note A-3, which will be contributed to the WFCM 2016-C35 Trust and represent the non-controlling interests, had an original aggregate principal balance of $32,500,000 and have an outstanding aggregate principal balance as of the Cut-off Date of $32,460,442. The controlling Note A-1 (the “In-Rel 8 Companion Loan”) had an original principal balance of $60,000,000 and was contributed to the BACM 2016-UBS10 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The In-Rel 8 Whole Loan” in the Prospectus.

A-3-56

IN-REL 8

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$60,000,000	BACM 2016-UBS10	Yes
A-2	$20,000,000	WFCM 2016-C35	No
A-3	$12,500,000	WFCM 2016-C35	No
Total	$92,500,000

Following the lockout period, the borrowers have the right to defease the In-Rel 8 Whole Loan in whole or in part (see “Partial Release” section) on any date before March 6, 2021. In addition, the In-Rel 8 Whole Loan is prepayable without penalty on or after March 6, 2021.

Sources and Uses

Sources			Uses
Original whole loan amount	$92,500,000	100.0%	Loan payoff(1)	$60,895,553	65.8%
			Reserves	6,592,662	7.1
			Closing costs	1,491,566	1.6
			Return of equity	23,520,219	25.4
Total Sources	$92,500,000	100.0%	Total Uses	$92,500,000	100.0%

(1)	The Chase Tower property was previously securitized in the MLMT 2005-MKB2 transaction.

The Properties. The In-Rel 8 Properties consist of four office properties, one mixed use office/retail property, and three retail centers located in Tennessee (two properties), Kentucky (one property), Oklahoma (one property), Florida (two properties), Alabama (one property), and Georgia (one property). The In-Rel 8 Properties total 1,478,687 square feet and are leased to 255 tenants pursuant to approximately 286 different leases. The office properties, totaling 844,442 square feet, range in size from 50,155 square feet to 280,829 square feet, with an average of 211,111 square feet. The mixed use property, 50 Penn Place, totaling 320,957 square feet, consists of 178,732 square feet (55.7% of the net rentable area) of office space, 134,555 square feet (41.9% of property net rentable area) of retail space and 7,670 square feet (2.4% of property net rentable area) of storage space. The retail properties, totaling 313,288 square feet, range in size from 35,937 square feet to 148,275 square feet, with an average of 104,429 square feet.

The In-Rel 8 Properties were purchased by the borrowers, or their affiliates, on various dates from January 1998 to December 2015, for a total purchase price of approximately $78.8 million. In addition, the sponsors spent approximately $19.9 million ($13.48 per square foot) in capital expenditures and tenant improvements and leasing commissions for a total cost basis of approximately $98.7 million ($66.77 per square foot). The In-Rel 8 Properties range in occupancy from 75.2% to 100.0%. As of April 1, 2016, the In-Rel 8 Properties were 83.2% occupied by 255 tenants.

The sponsors were involved in a foreclosure at the Center Point property in 2011 due to a major tenant filing for bankruptcy. The sponsors repurchased the Center Point property from the special servicer in 2013. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

The following table presents certain information relating to the In-Rel 8 Properties:

Property Name – Location	Property Type/ Subtype	Allocated Cut-off Date Whole Loan Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	As-Is Appraised Value	Allocated Cut-off Date Whole Loan LTV
Lynnfield Park – Memphis, TN	Office/Suburban	$20,450,078	22.1%	83.5%	1974/2012	280,829	$28,800,000	71.0%
Chase Tower – Lexington, KY	Office/CBD	$20,375,169	22.1%	85.2%	1973/2012	237,892	$27,810,000(1)	73.3%
50 Penn Place – Oklahoma City, OK	Mixed Use/Office/Retail	$18,976,874	20.5%	75.2%	1974/2012	320,957	$26,600,000	71.3%
I-Bank Tower – Memphis, TN	Office/Suburban	$17,878,212	19.4%	79.4%	1967/2012	275,566	$29,575,000	60.5%
4100 Okeechobee – West Palm Beach, FL	Office/Suburban	$5,093,792	5.5%	100.0%	1971/2013	50,155	$6,900,000	73.8%
Center Point – Center Point, AL(2)	Retail/Anchored	$3,595,618	3.9%	94.7%	1990/NAP	148,275	$5,100,000	70.5%
Bainbridge Mall – Bainbridge, GA	Retail/Anchored	$3,221,075	3.5%	82.4%	1975/NAP	129,076	$4,300,000	74.9%
Plantation Merch. Mart – Plantation, FL	Retail/Unanchored	$2,796,592	3.0%	100.0%	1987/NAP	35,937	$3,900,000	71.7%
Total/Weighted Average		$92,387,411	100.0%	83.2%		1,478,687	$132,985,000	69.5%

(1)	The Chase Tower property includes 0.46 acres of excess land with a concluded fee-simple interest value of $310,000. Excluding the excess land, the as-is appraised value for the Chase Tower property is $27,500,000. The excess land is part of the collateral.
(2)	The Center Point property is secured by both a fee and leasehold interest.

A-3-57

IN-REL 8

The following table presents certain information relating to the tenancy at the In-Rel 8 Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
First Tennessee Bank National(3)	BBB-/Baa3/BBB-	138,812	9.4%	$17.00	$2,359,804	13.1%	7/31/2018
JP Morgan Chase Bank(4)	A+/A3/A-	52,197	3.5%	$26.17	$1,366,013	7.6%	11/30/2017
ChildNet, Inc.(5)	NR/NR/NR	50,155	3.4%	$19.27	$966,675	5.4%	6/30/2019
Independent Bank(6)	NR/NR/NR	40,666	2.8%	$16.25	$660,823	3.7%	9/30/2021
Fayette County Attorney(4)	NR/NR/NR	42,120	2.8%	$15.58	$656,247	3.6%	6/30/2023
McBrayer, McGinnis, Leslie & Kirkland, PLLC(4)	NR/NR/NR	37,641	2.5%	$15.75	$592,784	3.3%	4/30/2027(7)
RELX Inc.(8)	NR/NR/NR	24,629	1.7%	$16.00	$394,064	2.2%	7/31/2019
Clear Channel Broadcasting, Inc./IHeartMedia + Entertainment, Inc.(8)	NR/NR/CCC	26,628	1.8%	$14.59	$388,503	2.2%	8/31/2025
Food Giant(9)	NR/NR/NR	54,172	3.7%	$3.74	$202,603	1.1%	8/31/2019
Belk, Inc.(10)	NR/NR/B+	40,800	2.8%	$1.75	$71,400	0.4%	8/22/2018
Total Major Tenants		507,820	34.3%	$15.08	$7,658,915	42.5%

Non-Major Tenants		722,172	48.8%	$14.36	$10,372,650	57.5%

Occupied Collateral Total		1,229,992	83.2%	$14.66	$18,031,565	100.0%

Vacant Space		248,695	16.8%

Collateral Total		1,478,687	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2017 totaling approximately $348,703.
(3)	Located at the Lynnfield Park property, First Tennessee Bank National subleases 36,571 square feet of its space to six separate tenants on subleases expiring July 31, 2018 at a weighted average current rental rate of $14.03 PSF. Annual U/W Base Rent for this space was underwritten to First Tennessee Bank National’s lease of $17.00 PSF.
(4)	Located at the Chase Tower property.
(5)	Located at the 4100 Okeechobee property.
(6)	Located at the I-Bank Tower property.
(7)	McBrayer, McGinnis, Leslie & Kirkland, PLLC has a one-time lease termination option effective April 30, 2023 with notice provided no later than October 31, 2021 and payment of a termination fee of $305,469.
(8)	Located at the 50 Penn Place property.
(9)	Located at the Center Point property.
(10)	Located at the Bainbridge Mall property.

The following table presents certain information relating to the lease rollover schedule at the In-Rel 8 Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	58	58,853	4.0%	58,853	4.0%	$886,866	4.9%	$15.07
2016	23	39,020	2.6%	97,873	6.6%	$668,836	3.7%	$17.14
2017	60	160,640	10.9%	258,513	17.5%	$3,072,267	17.0%	$19.13
2018	48	288,088	19.5%	546,601	37.0%	$4,128,769	22.9%	$14.33
2019	36	238,257	16.1%	784,858	53.1%	$3,169,912	17.6%	$13.30
2020	26	117,523	7.9%	902,381	61.0%	$1,469,713	8.2%	$12.51
2021	17	126,612	8.6%	1,028,993	69.6%	$1,710,514	9.5%	$13.51
2022	6	30,402	2.1%	1,059,395	71.6%	$592,132	3.3%	$19.48
2023	2	42,120	2.8%	1,101,515	74.5%	$656,247	3.6%	$15.58
2024	3	21,841	1.5%	1,123,356	76.0%	$161,314	0.9%	$7.39
2025	2	46,628	3.2%	1,169,984	79.1%	$511,903	2.8%	$10.98
2026	1	20,455	1.4%	1,190,439	80.5%	$355,917	2.0%	$17.40
Thereafter	4	39,553	2.7%	1,229,992	83.2%	$647,174	3.6%	$16.36
Vacant	0	248,695	16.8%	1,478,687	100.0%	$0	0.0%	$0.00
Total/Weighted Average	286	1,478,687	100.0%			$18,031,565	100.0%	$14.66

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

A-3-58

IN-REL 8

The following table presents historical occupancy percentages at the In-Rel 8 Properties:

Historical Occupancy

12/31/2012(1)(2)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	4/1/2016(3)
76.7%	79.3%	79.7%	81.2%	83.2%

(1)	Information obtained from the borrowers.
(2)	2012 occupancy excludes the Chase Tower property and the Center Point property as they were acquired in December 2012 and January 2013, respectively.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the In-Rel 8 Properties:

Cash Flow Analysis

	2013	2014	2015(1)	TTM 3/31/2016(1)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$15,894,802	$16,243,061	$16,417,162(2)	$16,627,475(2)	$18,161,565(2)	96.1%	$12.28
Grossed Up Vacant Space	0	0	0	0	3,779,521	20.0	2.56
Total Reimbursables	351,828	458,112	472,642	463,200	315,069	1.7	0.21
Other Income	172,895	181,899	460,508	432,511	547,268	2.9	0.37
Less Vacancy & Credit Loss	0	0	0	0	(3,902,771)(3)	(20.6)	(2.64)
Effective Gross Income	$16,419,525	$16,883,072	$17,350,312	$17,523,186	$18,900,650	100.0%	$12.78

Total Operating Expenses	$7,889,607	$8,153,807	$7,850,403	$7,736,714	$7,628,148	40.4%	$5.16

Net Operating Income	$8,529,918	$8,729,265	$9,499,908	$9,786,472	$11,272,502	59.6%	$7.62
TI/LC	0	0	0	0	1,059,804	5.6	0.72
Capital Expenditures	52,176	115,494	91,323	91,323	270,290	1.4	0.18
Net Cash Flow	$8,477,742	$8,613,771	$9,408,585	$9,695,149	$9,942,409	52.6%	$6.72

NOI DSCR(4)	1.44x	1.48x	1.61x	1.66x	1.91x
NCF DSCR(4)	1.43x	1.46x	1.59x	1.64x	1.68x
NOI DY(4)	9.2%	9.4%	10.3%	10.6%	12.2%
NCF DY(4)	9.2%	9.3%	10.2%	10.5%	10.8%

(1)	The I-Bank Tower property was acquired in December 2015. Due to the transfer of ownership, both the 2015 and the TTM 3/31/2016 historical cash flows for the I-Bank Tower property are as of 8/31/2015 annualized over a period of eight months.
(2)	U/W Base Rent includes contractual rent steps through May 2017 totaling approximately $348,703 and $130,000 of percentage rent attributed to Belk, Inc. and Variety Wholesalers. U/W Base Rent also includes Cypress Semiconductor leasing 20,455 square feet of space expiring April 30, 2026 with a current annual rent of $355,917 ($17.40 per square foot). Both the 2015 and the TTM 3/31/2016 historical cash flows include a 12-month rent credit of $31,044 per month for First Tennessee Bank National, which expired in December 2015. U/W Base Rent reflects First Tennessee Bank National’s current unabated rent.
(3)	The underwritten economic vacancy is 17.5%. The In-Rel 8 Properties were 83.2% occupied as of April 1, 2016.
(4)	The debt service coverage ratios and debt yields are based on the In-Rel 8 Whole Loan.

Appraisal. As of the appraisal valuation dates ranging from March 19, 2016 to April 5, 2016, the In-Rel 8 Properties had an “as-is” appraised value of $132,985,000. The Chase Tower property includes 0.46 acres of excess land with a concluded fee-simple interest value of $310,000. Excluding the excess land, the as-is appraised value for the In-Rel 8 Properties is $132,675,000. The excess land is considered part of the collateral.

Environmental Matters. According to the Phase I environmental site assessments dated April 8, 2016, there was no evidence of any recognized environmental conditions at the In-Rel 8 Properties.

Market Overview and Competition. The In-Rel 8 Properties are comprised of four office properties, one mixed use office/retail property and three retail centers across six states and seven different markets, listed below by descending allocated principal balance as of the Cut-off Date.

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IN-REL 8

The following table presents certain information relating to the In-Rel 8 Properties:

Property Name – Location	Property Type/ Subtype	Allocated Cut-off Date Whole Loan Balance	Estimated 2016 Population (5-mile Radius)(1)	Estimated 2016 Average Household Income (5-mile Radius)(1)	Average Submarket Vacancy(1)
Lynnfield Park – Memphis, TN	Office/Suburban	$20,450,078	222,280	$70,753	9.8%
Chase Tower – Lexington, KY	Office/CBD	$20,375,169	230,730	$63,846	8.1%
50 Penn Place – Oklahoma City, OK	Mixed Use/Office/Retail	$18,976,874	208,995	$61,146	6.2%/3.7%(2)
I-Bank Tower – Memphis, TN	Office/Suburban	$17,878,212	240,561	$64,606	9.8%
4100 Okeechobee – West Palm Beach, FL	Office/Suburban	$5,093,792	261,968	$58,164	11.1%
Center Point – Center Point, AL	Retail/Anchored	$3,595,618	95,451	$61,762	9.0%
Bainbridge Mall – Bainbridge, GA	Retail/Anchored	$3,221,075	16,517	$49,389	4.1%(3)
Plantation Merch. Mart – Plantation, FL	Retail/Unanchored	$2,796,592	433,674	$60,013	5.0%

(1)	Information obtained from third party market research reports unless otherwise indicated.
(2)	50 Penn Place is a mixed use property with 55.7% of property net rentable area (“NRA”) comprised of office space, 41.9% of property NRA comprised of retail space, and 2.4% of property NRA comprised of storage space. The average submarket office vacancy as of March 31, 2016 is 6.2% and the average submarket retail vacancy as of March 31, 2016 is 3.7%.
(3)	Information obtained from the appraisal.

The Borrowers. The borrowers, Lynnfield Office Project, LLC and White Station Building, LLC (each a Tennessee limited liability company), Bainbridge Mall, LLC and 4100 Okeechobee Building Owner, LLC (each a Florida limited liability company), Chase Tower Building Owner, LLC, 50 Penn Building Owner, LLC, Braswell Building Owner, LLC and Center Point Center Owner, LLC (each a Delaware limited liability company) and Plantation Merchandise Mart, Inc. (a Florida corporation), are each single purpose entities with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the In-Rel 8 Whole Loan. Charles Stein and Dennis Udwin are the guarantors of certain nonrecourse carveouts under the In-Rel 8 Whole Loan.

The Sponsors. The sponsors of the In-Rel 8 Whole Loan are Charles Stein and Dennis Udwin. Mr. Stein is a founding principal of In-Rel Properties, a privately held, vertically integrated real estate investment and management firm founded in 1984. In-Rel Properties currently manages approximately 3.0 million square feet consisting primarily of office and retail properties in Florida, Georgia, Tennessee, Kentucky and Oklahoma. Mr. Stein is responsible for the company’s treasury functions, financial and tax planning and sourcing and underwriting of new transactions, and is a member of the company’s investment committee. Mr. Udwin is also a founding principal of In-Rel Properties and oversees In-Rel Properties’ leasing, property management and construction functions, as well as due diligence on new acquisitions. The sponsors were involved in a foreclosure and loan modification in 2011 and 2014, respectively. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $749,640 for real estate taxes; $500,000 in the form of a letter of credit for tenant improvements and leasing commissions (“TI/LC”); $834,096 for deferred maintenance; $4,000,000 in the form of a letter of credit for material tenant reserves (“Material Tenant Rollover Reserve”); $436,926 for unfunded obligations under the Cypress Semiconductor ($410,234), Pollan Dobbs PLLC ($6,400), Randstad General Partner US ($12,792) and Southern Diversified, Inc. ($7,500) leases; and $72,000 for ground rent payable under the Ground Lease (see “Ground Lease” section). Additionally, the loan documents provide for ongoing monthly escrows in the amount of $121,769 for real estate taxes, $18,487 for replacement reserves, $92,418 for TI/LC (subject to a cap of $1,500,000), and $62,500 for Material Tenant Rollover Reserve provided that such monthly deposits are only required on each monthly payment date commencing in July 2016 and continuing through and including October 2017. During a Material Tenant Trigger Event (as defined below), all excess cash flow is required to be deposited into the Material Tenant Rollover Reserve to be held by the lender as additional security for the In Rel-8 Whole Loan provided that the aggregate amount deposited in the Material Tenant Rollover Reserve solely as the result of a Non-Renewal Event (as defined below) may not exceed with respect to First Tennessee Bank National and/or JP Morgan Chase Bank (“JPM”) an amount equal to (x) $20.00 multiplied by (y) the square footage of the applicable Material Tenant (as defined below) space not subject to an extension, renewal, or re-leasing of its leased premises. So long as no event of default exists, funds held in the Material Tenant Rollover Reserve are required to be used in connection with TI/LC expenses incurred with respect to the Material Tenant space.

The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the In-Rel 8 Properties are insured under an acceptable blanket insurance policy; and (iii) the borrowers provide the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums. The loan documents do not require monthly escrows for ground rent payable under the Ground Lease provided (i) funds on deposit in such ground rent reserve account equal or exceed an amount equal to all rent due under the Ground Lease for the immediately succeeding six months; and (ii) all rent required to be paid pursuant to the Ground Lease has been timely paid in full when due.

A “Material Tenant Trigger Event” will commence upon the earlier of (i) on or prior to the Material Tenant’s earliest lease extension date and the date that is 12 months prior to the then-applicable expiration date of any Material Tenant’s lease, such Material Tenant failing to extend or renew such lease upon terms and conditions set forth in such Material Tenant’s lease (or otherwise as acceptable to the lender); (ii) an event of default under any Material Tenant’s lease occurring; (iii) a Material Tenant or lease guarantor of a Material Tenant’s lease becoming insolvent or a debtor in any bankruptcy action; (iv) any Material Tenant’s lease being terminated or no longer being in full force or effect; (v) a retail Material Tenant “going dark,” or any Material Tenant vacating, ceasing to occupy or discontinuing its operations at all of its Material Tenant space at the In-Rel 8 Properties; or (vi) a Non-Renewal Event. A Material Tenant Trigger Event will end, in regard to clause (i), when the Material Tenant has entered into a renewal of all of its leased premises in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Material Tenant space; in regard to clause (ii), when the applicable event of default has been cured; in regard to clause (iii),

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IN-REL 8

when the Material Tenant’s lease is unconditionally affirmed in the applicable bankruptcy and the Material Tenant is paying full unabated rent or, if applicable, the guarantor’s bankruptcy has been discharged or dismissed with no material adverse effect on guarantor’s ability to perform under the lease guaranty; in regard to clause (iv), when certain re-leasing conditions have been satisfied with respect to the Material Tenant space; in regard to clause (v), when the applicable Material Tenant re-commences its operations at its leased premises, or certain re-leasing conditions have been satisfied with respect to the Material Tenant space; or in regard to clause (vi), when the Non-Renewal Event is cured.

“Material Tenant” means (i) First Tennessee Bank National, (ii) Food Giant, (iii) JPM, (iv) ChildNet, Inc., (v) Belk, Inc. or (vi) any tenant leasing space (a) comprising greater than or equal to 25.0% of (x) the total rentable square footage at the relevant individual property or (y) the total in-place base rent from such individual property and (b) not less than 35,000 aggregate square footage at the relevant individual property.

A “Non-Renewal Event” will commence if (i) First Tennessee Bank National and/or JPM gives written notice of its intention to not extend or renew or its intention to terminate its Material Tenant lease for the entire Material Tenant space; (ii) on or prior to the Material Tenant’s earliest lease extension date and the date that is 12 months prior to the then-applicable expiration date under its Material Tenant’s lease, First Tennessee Bank National and/or JPM fails to extend or renew such lease upon terms and conditions set forth in such Material Tenant’s lease (or otherwise as acceptable to the lender) for the entire Material Tenant space; or (iii) on or prior to the earliest date that First Tennessee Bank National and/or JPM is required to notify the borrowers of its election to extend or renew such Material Tenant lease for the entire Material Tenant space, such Material Tenant fails to provide such notice. A Non-Renewal Event will continue until, with regard to clause (i), the revocation or rescission by First Tennessee Bank National and/or JPM, as applicable, of all termination or cancellation notices with respect to its Material Tenant lease or certain re-leasing conditions have been satisfied with respect to the Material Tenant space, or with regard to clauses (ii) and (iii), the Material Tenant has entered into an extension of all of its leased premises in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Material Tenant space.

Lockbox and Cash Management. The In-Rel 8 Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrowers direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account within two business days of receipt. Prior to the occurrence of a Trigger Period (as defined below), all cash flow is distributed to the borrowers. During a Trigger Period, all cash flow is swept to a lender-controlled cash management account; however if a Trigger Period is in effect due to a Material Tenant Trigger Event, excess funds are swept to the Material Tenant Rollover Reserve.

A “Trigger Period” will commence upon the occurrence or commencement of (i) an event of default; (ii) any bankruptcy action involving the borrowers, the guarantors, or the property manager; (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.15x; (iv) a Material Tenant Trigger Event; or (v) any indictment for fraud or misappropriation of funds by the borrowers, the sole member of the borrowers, the managing member of the borrowers, the guarantors or the property manager or any officer or director thereof. A Trigger Period will end, with regard to clause (i), upon the cure of such event of default and acceptance of such cure by the lender; with regard to clause (ii), upon the filing being discharged, stayed or dismissed within 90 days for the borrowers or the guarantors, or within 120 days for the manager; with regard to clause (iii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters; with regard to clause (iv), upon the Material Tenant Trigger Event being cured; or with regard to clause (v), a cure is only available with respect to the property manager, when the borrowers replace the property manager pursuant to the terms and provisions specified in the In-Rel 8 Whole Loan documents.

A “Cash Sweep Period” will commence upon the occurrence or commencement of (i) an event of default; (ii) any bankruptcy action involving the borrowers, the guarantors, or the property manager; or (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.15x. A Cash Sweep Period will end, in regard to clause (i), upon the cure of such event of default and acceptance of such cure by the lender; in regard to clause (ii), upon the filing being discharged, stayed or dismissed within 90 days for the borrowers or the guarantors, or within 120 days for the manager; or with respect to clause (iii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters.

Property Management. The In-Rel 8 Properties are managed by affiliates of the borrowers.

Assumption. The borrowers have the right to transfer the In-Rel 8 Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to, (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective rating agency assigned to the Series 2016-C35 Certificates and similar confirmations from each rating agency rating any security backed by the In-Rel 8 Companion Loan with respect to the ratings of such securities.

Partial Release. The borrowers may obtain the release of an outparcel (as specified in the In-Rel 8 Whole Loan documents), provided no event of default has occurred, upon (i) the borrowers providing written request at least 30 days’ in advance, (ii) the borrowers satisfying certain outparcel release conditions as set forth in the In-Rel 8 Whole Loan documents within 90 days of such written request, and (iii) the loan-to-value ratio after the release of the applicable outparcel is less than or equal to 125%. No underwritten income was attributed to the outparcel.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

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IN-REL 8

Ground Lease. The Center Point property is leased to Center Point Associates, L.L.C., an Alabama limited liability company, pursuant to a 50-year ground lease with Najwa S. Bateh, expiring on December 10, 2039 with three ten-year renewal options remaining, which will fully extend the lease to December 31, 2069 (the “Ground Lease”). Ground rent is reset every ten years with a current annual rent of $144,000. The next rent adjustment is scheduled to occur in December 2019 at $172,800 per annum. Upon maturity of the In-Rel 8 Whole Loan, there will be approximately 48 years remaining on the Ground Lease based on the fully extended ground lease.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the In Rel-8 Properties. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the In-Rel 8 Properties during the loan term. At the time of closing, the In-Rel 8 Properties have windstorm insurance coverage.

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RIVER PARK SHOPPING CENTER

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RIVER PARK SHOPPING CENTER

WEST IMOLA AVENUE
SOUTH JEFFERSON STREET
CABOT WAY
CABOT WAY
SWEENEY'S
RITE AID
VALENCIA MARKET
cricket
goodwill
SUBWAY
GROCERY OUTLET
bargain market
N
Anchor
Vacant
Outparcel/Pad
Not Part of Collateral
Property Boundary

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RIVER PARK SHOPPING CENTER

NAPA
River Park Shopping Center
1203-1683 West Imola Avenue
Napa, CA 94559
NAPA VALLEY
NAPA COUNTY
DOWNTOWN NAPA
St. Helena Hwy.
Linda Vista Ave.
Dry Creek Rd.
Trower Ave.
Big Ranch Rd.
Silverado Trail
Jefferson St.
Queen of the Valley Medical Hospital
Monticello Rd.
Vichy Ave.
Alston Park
Bel Aire Plaza
Trancas St.
Hagen Rd.
Redwood Rd.
California Blvd.
Soscol Ave.
Pueblo Ave.
Lincoln Ave.
East Ave.
Napa Valley Country Club
Meteor Vineyard
Napa Valley Wine Train
Oxbow Public Market
Browns Valley Rd.
Westwood Hills Park
1st St.
3rd St.
Napa Valley Opera House
Napa County Fairgrounds
Coombsville Rd.
1st Ave.
3rd Ave.
Napa Premium Outlets
The Uptown Theatre Napa
Laurel St.
Buhman Ave.
Truchard Winery
Old Sonoma Rd.
Coombs St.
South Napa Market Place
Shurtleff Ave.
Imola Ave
Napa Valley College Performing Arts Center
Napa Valley College
Skyline County Park
John F. Kennedy Memorial Park
Napa Golf Course at Kennedy Park
Old Sonoma Rd.
Sonoma 8 miles
Vineyard Knolls Golf Club of Napa
Domaine Carneros Winery
Madonna Estate
Jessup Cellars, Agajanian Vineyards, Delectus Winery
Napa Valley Hwy
Falcor Winery, Constellation Wines
Ariel Vineyards
Patz & Hall Wine Co., Polaris Wines
Trinitas Cellars
Napa River
Rocca Family Vineyards
Vinum Cellars, Bourassa Vineyards
Napa Smith Brewery
Napa County Airport
Sacramento 54 miles
Lincoln Hwy.
San Francisco 42 miles
29
121
12
Santa Rosa
Vacaville
Napa
Fairfield
Vallejo
Richmond
Concord
Berkeley
OAKLAND
SAN FRANCISCO
Pacific Ocean
Sonoma
Petaluma
Novato
Hayward
Daly City

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No. 7 – River Park Shopping Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance:	$25,750,000			Specific Property Type:	Anchored
Cut-off Date Balance:	$25,750,000			Location:	Napa, CA
% of Initial Pool Balance:	2.5%			Size:	108,639 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$237.02
Borrower Name:	Imola Cabot Partners, LLC			Year Built/Renovated:	1972/2015
Sponsors:	Carl E. Best; The Carl and Janet Best Trust			Title Vesting:	Fee
Mortgage Rate:	4.240%			Property Manager:	Self-managed
Note Date:	June 22, 2016			4th Most Recent Occupancy (As of)(2):	77.4% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(2):	82.6% (12/31/2013)
Maturity Date:	July 11, 2026			2nd Most Recent Occupancy (As of)(2):	75.6% (12/31/2014)
IO Period:	48 months			Most Recent Occupancy (As of)(2):	93.9% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	86.8% (6/1/2016)
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(3):	$1,042,545 (12/31/2013)
Call Protection:	L(36),GRTR 1% or YM(77),O(7)			3rd Most Recent NOI (As of)(3):	$667,780 (Annualized 5 12/31/2014)
Lockbox Type:	Springing			2nd Most Recent NOI (As of)(3):	$1,216,868 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of)(3):	$1,353,742 (TTM 3/31/2016)
Additional Debt Type:	NAP
				U/W Revenues(3):	$2,989,174
				U/W Expenses:	$755,428
				U/W NOI:	$2,233,746
				U/W NCF:	$2,082,662
Escrows and Reserves(1):				U/W NOI DSCR:	1.47x
				U/W NCF DSCR:	1.37x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	8.7%
Taxes	$147,395	$29,479	NAP	U/W NCF Debt Yield:	8.1%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$40,000,000
Replacement Reserves	$0	$2,716	$65,183	As-Is Appraisal Valuation Date:	May 18, 2016
TI/LC Reserve	$0	$7,242	$250,000	Cut-off Date LTV Ratio:	64.4%
Outstanding TI/LC Reserve	$131,789	$0	NAP	LTV Ratio at Maturity or ARD:	57.4%

(1)	See “Escrows” section.
(2)	See “Historical Occupancy” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “River Park Shopping Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Napa, California (the “River Park Shopping Center Property”). The River Park Shopping Center Mortgage Loan was originated on June 22, 2016 by Wells Fargo Bank, National Association. The River Park Shopping Center Mortgage Loan had an original principal balance of $25,750,000, has an outstanding principal balance as of the Cut-off Date of $25,750,000 and accrues interest at an interest rate of 4.240% per annum. The River Park Shopping Center Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 48 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The River Park Shopping Center Mortgage Loan matures on July 11, 2026.

Following the lockout period, the borrower has the right to prepay the River Park Shopping Center Mortgage Loan in whole, but not in part, on any date before January 11, 2026, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the River Park Shopping Center Mortgage Loan is prepayable without penalty on or after January 11, 2026.

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RIVER PARK SHOPPING CENTER

Sources and Uses

Sources			Uses
Original loan amount	$25,750,000	100.0%	Loan payoff	$24,237,408	94.1%
			Reserves	279,184	1.1
			Closing costs	306,352	1.2
			Return of equity	927,056	3.6
Total Sources	$25,750,000	100.0%	Total Uses	$25,750,000	100.0%

The Property. The River Park Shopping Center Property is an anchored retail property containing 108,639 square feet and located in Napa, California, approximately 1.6 miles south of downtown Napa. Built in 1972, the River Park Shopping Center Property is situated on a 10.4-acre site and is comprised of six retail buildings consisting of two large in-line buildings and four pad buildings. The River Park Shopping Center Property is anchored by Rite Aid and Grocery Outlet and includes a mix of local, regional and national retailers. Founded in 1946, Grocery Outlet is one of the fastest growing “extreme value” grocery retailers in the U.S., according to a regional publication, with more than 240 locations across California, Idaho, Nevada, Oregon, Pennsylvania and Washington. The grocer Fresh & Easy previously occupied a non-collateral pad site within the River Park Shopping Center Property, however the tenant vacated in 2015 following the company filing bankruptcy in September 2013. The sponsors acquired the River Park Shopping Center Property in July 2014 for approximately $22.7 million and performed a significant renovation totaling approximately $7.3 million ($67 per square foot) to lease up and reposition the River Park Shopping Center Property including the relocation of Rite Aid from an in-line location to a new build-to-suit freestanding store (with a drive-thru pharmacy lane), re-tenanting the Rite Aid space with Grocery Outlet, modernizing the building exteriors and signs, raising rooflines and redesigning storefronts. The sponsors have a total cost basis of approximately $30.0 million. The River Park Shopping Center Property features 475 surface parking spaces, resulting in a parking ratio of 4.4 spaces per 1,000 square feet of rentable area. As of June 1, 2016, the River Park Shopping Center Property was 86.8% occupied by 28 tenants.

The following table presents certain information relating to the tenancies at the River Park Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants
Rite Aid	B/B2/B	17,340	16.0%	$29.26	$507,375	20.9%	$356	9.7%	1/31/2036(4)
Grocery Outlet	NR/NR/NR	17,640	16.2%	$19.27	$340,000	14.0%	NAV	NAV	4/30/2026(5)
Total Anchor Tenants		34,980	32.2%	$24.22	$847,375	34.9%

Major Tenants
Goodwill	NR/NR/NR	6,096	5.6%	$30.00	$182,880	7.5%	NAV	NAV	6/30/2025(6)
Sleep Train	NR/NR/NR	4,692	4.3%	$35.00	$164,220	6.8%	NAV	NAV	6/30/2025(7)
Sweeney’s Sports	NR/NR/NR	4,561	4.2%	$33.00	$150,513	6.2%	$413	9.3%	7/31/2024(8)
Total Major Tenants		15,349	14.1%	$32.42	$497,613	20.5%

Non-Major Tenants		43,991	40.5%	$24.57	$1,081,077	44.6%

Occupied Collateral Total		94,320	86.8%	$25.72	$2,426,065	100.0%

Vacant Space		14,319	13.2%

Collateral Total		108,639	100.0%

(1)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(2)	The Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through January 2017 totaling $16,707.
(3)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending December 31, 2015.
(4)	Rite Aid has five, five-year lease renewal options.
(5)	Grocery Outlet has four, five-year lease renewal options.
(6)	Goodwill has two, five-year lease renewal options.
(7)	Sleep Train has two, five-year lease renewal options.
(8)	Sweeney’s Sports has two, five-year lease renewal options.

A-3-69

RIVER PARK SHOPPING CENTER

The following table presents certain information relating to the lease rollover schedule at the River Park Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	980	0.9%	980	0.9%	$19,288	0.8%	$19.68
2016	4	6,287	5.8%	7,267	6.7%	$140,702	5.8%	$22.38
2017	7	7,314	6.7%	14,581	13.4%	$217,597	9.0%	$29.75
2018	1	750	0.7%	15,331	14.1%	$20,858	0.9%	$27.81
2019	1	2,919	2.7%	18,250	16.8%	$89,475	3.7%	$30.65
2020	3	10,767	9.9%	29,017	26.7%	$143,288	5.9%	$13.31
2021	0	0	0.0%	29,017	26.7%	$0	0.0%	$0.00
2022	0	0	0.0%	29,017	26.7%	$0	0.0%	$0.00
2023	0	0	0.0%	29,017	26.7%	$0	0.0%	$0.00
2024	2	5,576	5.1%	34,593	31.8%	$178,771	7.4%	$32.06
2025	4	18,311	16.9%	52,904	48.7%	$577,370	23.8%	$31.53
2026	2	18,516	17.0%	71,420	65.7%	$366,280	15.1%	$19.78
Thereafter	3	22,900	21.1%	94,320	86.8%	$672,436	27.7%	$29.36
Vacant	0	14,319	13.2%	108,639	100.0%	$0	0.0%	$0.00
Total/Weighted Average	28	108,639	100.0%			$2,426,065	100.0%	$25.72

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the River Park Shopping Center Property:

Historical Occupancy

12/31/2012(1)(2)	12/31/2013(1)(2)	12/31/2014(1)(3)	12/31/2015(1)(3)	6/1/2016(4)
77.4%	82.6%	75.6%	93.9%	86.8%

(1)	Information obtained from the borrower.
(2)	Precedes the sponsors’ ownership. Following the sponsors’ acquisition in July 2014, the sponsors commenced a $7.3 million renovation to reposition the River Park Shopping Center Property. .
(3)	The decline in occupancy in 2014 was primarily due to the $7.3 million renovation at the River Park Shopping Center Property. In 2015 the sponsors executed five new leases representing 32.0% of the net rentable area.
(4)	Information obtained from the underwritten rent roll.

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RIVER PARK SHOPPING CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the River Park Shopping Center Property:

Cash Flow Analysis

	2013(1)	Annualized 5 12/31/2014(2)	2015	TTM 3/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,306,535	$1,293,286	$1,389,934	$1,623,435(4)	$2,426,065(4)	81.2%	$22.33
Grossed Up Vacant Space	0	0	0	0	324,432	10.9	2.99
Percentage Rent	109,445	(107,841)	97,501	12,540	0	0.0	0.00
Total Reimbursables	296,792	276,548	428,222	443,594	563,109	18.8	5.18
Other Income	0	0	278	278	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(324,432)(5)	(10.9)	(2.99)
Effective Gross Income	$1,712,772	$1,461,994	$1,915,934	$2,079,847	$2,989,174	100.0%	$27.51

Total Operating Expenses	$670,227	$794,214	$699,066	$726,105	$755,428	25.3%	$6.95

Net Operating Income	$1,042,545	$667,780(3)	$1,216,868	$1,353,742	$2,233,746	74.7%	$20.56
TI/LC	0	0	0	0	118,492	4.0	1.09
Capital Expenditures	0	0	0	0	32,592	1.1	0.30
Net Cash Flow	$1,042,545	$667,780	$1,216,868	$1,353,742	$2,082,662	69.7%	$19.17

NOI DSCR	0.69x	0.44x	0.80x	0.89x	1.47x
NCF DSCR	0.69x	0.44x	0.80x	0.89x	1.37x
NOI DY	4.0%	2.6%	4.7%	5.3%	8.7%
NCF DY	4.0%	2.6%	4.7%	5.3%	8.1%

(1)	Precedes the sponsors’ ownership. Following the sponsors’ acquisition in July 2014, the sponsors commenced a $7.3 million renovation to reposition the River Park Shopping Center Property.
(2)	Financial information was only available for the months following the sponsors’ acquisition of the River Park Shopping Center Property as the prior owner did not provide 2014 financials.
(3)	The Net Operating Income declined in 2014 due to the River Park Shopping Center Property undergoing an approximate $7.3 million renovation.
(4)	U/W Base Rent is higher than TTM 3/31/2016 primarily due to Grocery Outlet’s rent of $340,000 commencing in April 2016, recent leasing activity with only partial year rents being included in the TTM 3/31/2016 period accounting for $408,050 of the increase and contractual rent steps through January 2017 totaling $16,707.
(5)	The underwritten economic vacancy is 11.8%. As of June 1, 2016, the River Park Shopping Center Property was 86.8% physically occupied by 28 tenants.

Appraisal. As of the appraisal valuation date of May 18, 2016, the River Park Shopping Center Property had an “as-is” appraised value of $40,000,000.

Environmental Matters. According to the Phase I environmental assessment dated May 16, 2016, there was no evidence of any recognized environmental conditions at the River Park Shopping Center Property.

Market Overview and Competition. The River Park Shopping Center Property is located in Napa, California, just south of the downtown area. Primary access to the neighborhood is provided by Highway 29, the north-south roadway running through Napa Valley and American Canyon leading to Highway 12 and Interstate 80. The River Park Shopping Center Property is located in a predominantly residential oriented neighborhood with supporting retail uses. Commercial uses in the vicinity include retail, automotive, neighborhood and community shopping centers, fast food and sit down restaurants, a movie theater, a new Hampton Inn hotel, along with scattered lodging and office uses. Downtown Napa, where several city and county offices are located, is located approximately 1.6 miles to the north of the River Park Shopping Center Property. Numerous vineyards and wineries are located along Highway 29 and the Silverado Trail. According to the appraisal, the estimated 2016 population within a one-, three- and five-mile radius of the River Park Shopping Center Property is 13,654, 60,897 and 91,038, respectively, and median household income within the same radii is $62,650, $62,606 and $68,005, respectively.

According to a third party market research report, the River Park Shopping Center Property is located within the Napa County submarket of the North Bay/Santa Rosa retail market. As of the first quarter of 2016, the Napa County submarket reported total inventory of 787 properties totaling approximately 6.2 million square feet with net absorption of approximately 117,000 square feet. During the same period, the Napa County submarket exhibited a 2.8% vacancy rate and average asking rate $33.99 per square foot on a triple net basis.

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RIVER PARK SHOPPING CENTER

The following table presents certain information relating to comparable retail leases for the River Park Shopping Center Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Grape Yard / Napa, CA	1975/NAV	36,296	94%	2.8 miles	Napa Raeset	April 2015/ 5 Yrs	2,413	$25.80	NNN
Coombs Retail / Napa, CA	1950/NAV	7,795	50%	1.0 miles	NAV	June 2016 / 5 Yrs	3,900	$33.00	NNN
Napa Century Center / Napa, CA	2015/NAV	270,000	100%	1.0 miles	Forge	December 2016 / 5 Yrs	3,600	$39.00	NNN
Canyon Plaza / Canyon, CA	2000/NAV	46,288	100%	8.7 miles	Pediatric Dentist	January 2015 / 5 Yrs	1,650	$30.00	MG
Retail Property / Napa, CA	1963/NAV	2,600	100%	1.3 miles	Post Office	July 2015 / 3 Yrs	2,600	$52.80	FSG
Young Building / Napa, CA	1920/NAV	25,000	73%	1.1 miles	Mendelson Vineyard	November 2015 / 10 Yrs	3,200	$30.00	NNN

(1)	Information obtained from the appraisal and a third party market research report.

The Borrower. The borrower is Imola Cabot Partners, LLC, a Delaware limited liability company and single purpose entity. Carl E. Best and The Carl and Janet Best Trust are the guarantors of certain nonrecourse carveouts under the River Park Shopping Center Mortgage Loan.

The Sponsors. The loan sponsors are Carl E. Best and The Carl and Janet Best Trust. Mr. Best is a principal of Best Development Group LLC and a Partner for Pacific Development Group. Mr. Best’s real estate portfolio includes ownership in seven retail properties totaling approximately 509,460 square feet, inclusive of the River Park Shopping Center Property. Mr. Best was involved in a prior bankruptcy and deed in lieu. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Escrows. The loan documents provide for an upfront escrow at closing in the amount of $147,395 for real estate taxes and $131,789 for outstanding tenant improvements and leasing commissions (TI/LCs) related to the Grocery Outlet ($67,154) and Queen of the Valley ($64,635) leases. The loan documents provide for ongoing monthly escrows of $29,479 for real estate taxes, $7,242 for TI/LCs (capped at $250,000) and $2,716 for replacement reserves (capped at $65,183 provided no event of default has occurred and is continuing and the borrower adequately maintains the River Park Shopping Center Property as determined by the lender).

The loan documents do not require monthly deposits for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the River Park Shopping Center Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and direct all tenants to deposit all rents directly into such lockbox account. Additionally, all revenues and other monies received by the borrower or property manager relating to the River Park Shopping Center Property will be deposited into the lockbox account. During a Cash Trap Event Period, all excess funds in the lockbox account are swept to a lender-controlled subaccount.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the occurrence of a Major Tenant Event Period (as defined below); or (iii) the amortizing debt service coverage ratio being less than 1.15x (based on two consecutive calendar quarters annualized) at the end of any calendar quarter. A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon a Major Tenant Event Period Cure (as defined below); or with respect to clause (iii), upon the amortizing debt service coverage ratio being equal to or greater than 1.20x (based on two consecutive calendar quarters annualized) for two consecutive calendar quarters.

A “Major Tenant Event Period” will occur upon the earlier of (a) Grocery Outlet failing to renew its lease at least six months prior to the lease expiration on terms reasonably acceptable to the lender; or (b) Grocery Outlet, Rite Aid or any replacement tenant (I) terminating its lease or its lease failing to be in full force and effect, (II) defaulting under its lease, (III) filing for bankruptcy or becoming insolvent or (IV) going dark, vacating or otherwise failing to be in occupancy.

A “Major Tenant Event Period Cure” will occur with respect to clause (a) above, Grocery Outlet renewing its lease; with respect to clause (b)(I), any applicable default being cured and the applicable lease being in full force and effect for two consecutive calendar quarters; with respect to clause (b)(II) above, the subject default being cured and no other default under the applicable lease occurring for two consecutive quarters following such cure; with respect to clause (b)(III) above, the bankruptcy or insolvency proceedings being terminated and the applicable lease being affirmed; with respect to clause (b)(IV) above, either (y) the applicable tenant resuming normal business operations for two consecutive calendar quarters or (z) $350,000 being swept to a reserve account if the related Major Tenant Event Period is caused by one tenant or $700,000 being swept to a reserve account if the related Major Tenant Event Period is caused by two tenants; and with respect to clauses (a), (b)(I), (b)(II), (b)(III) and (b)(IV) above, upon the lender receiving satisfactory evidence that the Grocery Outlet, Rite Aid or any replacement tenant’s spaces, as applicable, have been

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RIVER PARK SHOPPING CENTER

leased to one or more satisfactory replacement tenants on terms and conditions acceptable to the lender and such replacement tenants are in occupancy, open for business and paying full, unabated rent with all applicable tenant improvement costs and leasing commissions having been paid.

Property Management. The River Park Shopping Center Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the River Park Shopping Center Property, provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C35 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the River Park Shopping Center Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 16.0%.

A-3-73

UNIVERSITY TOWERS OWNERS CORP.

A-3-74

UNIVERSITY TOWERS OWNERS CORP.

University Towers Owners Corp.
100 York Street, 379 George Street
and 390 George Street
New Haven, CT 06511
NEW HAVEN
Downtown
West Haven
NEW HAVEN COUNTY
New Haven Harbor
Long Island Sound
PORT OF NEW HAVEN
Hartford 41 miles
West Rock Ridge State Park
Beaver Pond Park
Beaver Pond
Bowen Field
East Rock Park
Edgewood Park
Long Pond
Yale Bowl
Yale Athletic Fields
Connecticut Tennis Center
Yale Field
New Haven Rugby Club Field
West River Memorial Park
Barnard Nature Center at West River Park
Buley Library
Southern Connecticut State University
John Lyman Ctr. for the Performing Arts
Albertus Magnus College
Cosgrove, Marcus, Messer Athletic Center
Divinity School Library
New Haven Athletic Center
Science Hill
Ingalls Rink
Yale Peabody Museum of Natural History
New Haven Lawn Club
Yale School of Management
Lanman Center
Payne Whitney Gymnasium
Yale Graduate School of Arts and Science
Yale Law School
Yale University
Beinecke Rare Book & Manuscript Library
Woolsey Hall
University Theater
Davenport College
Yale School of Music
CT Children's Museum
Yale - New Haven Hospital St. Raphael Campus
Yale Repertory Theatre
Yale Univ. Art Gallery
Old Campus
Iseman Theater
Yale School of Art
Connecticut Financial Center
College Street Music Hall
FEDERAL PLAZA
Yale Ctr. for British Art
360 State Street
New Haven/ State St.
Wooster Square
Knights of Columbus Museum
Yale - New Haven Hospital
New Haven
IKEA New Haven
Long Wharf Theatre
University of New Haven
Quigley Stadium
Fitch St.
Dyer St.
Willard St.
Osborn Ave.
Goffe Terr.
Sherman Pkwy.
Dixwell Ave.
Division St.
Winchester Ave.
Prospect St.
Whitney Ave.
Canner St.
Munson St.
Willow St.
Orange St.
Norton St.
Goffe St.
Edgewood Ave.
Chapel St.
Ella T. Grasso Blvd.
Sherman Ave.
Whalley Ave.
Elm St.
State St.
Trumbull St.
Grand Ave.
George St.
N. Frontage Rd.
Legion Ave.
York St.
Oak St. Connector
Church St.
Olive St.
Ives Pl.
Marginal Dr.
Forest Rd.
Davenport Ave.
Congress Ave.
Howard Ave.
Columbus Ave.
Forbes Ave.
Kimberly Ave.
Sargent Dr.
METRO NORTH NEW HAVEN LINE
AMTRAK
10
63
243
34
91
5
95
1
MASSACHUSETTS
WORCESTER
SPRINGFIELD
HARTFORD
PROVIDENCE
CONNECTICUT
RHODE ISLAND
NEW YORK
Waterbury
Bridgeport
NEW HAVEN
Danbury
Torrington
Norwalk
Stamford
Meriden
Norwich
New London
Warwick
Long Island Sound
Atlantic Ocean
Block Island

A-3-75

No. 8 – University Towers Owners Corp.

Loan Information	Property Information
Mortgage Loan Seller:	National Cooperative Bank, N.A.	Single Asset/Portfolio:	Single Asset
Property Type:	Multifamily
Original Principal Balance:	$25,600,000	Specific Property Type:	Cooperative
Cut-off Date Balance:	$25,600,000	Location:	New Haven, CT
% of Initial Pool Balance:	2.5%	Size:	238 Units
Loan Purpose:	Refinance	Cut-off Date Balance Per Unit:	$107,563
Borrower Name:	University Towers Owners Corp.	Year Built/Renovated:	1958/2004
Sponsor(1):	NAP	Title Vesting:	Fee
Mortgage Rate:	4.500%	Property Manager:	Owens, Renz & Lee Co., Inc.
Note Date:	June 27, 2016	4th Most Recent Occupancy(4):	NAP
Anticipated Repayment Date:	NAP	3rd Most Recent Occupancy(4):	NAP
Maturity Date:	July 1, 2026	2nd Most Recent Occupancy(4):	NAP
IO Period:	12 months	Most Recent Occupancy(4):	NAP
Loan Term (Original):	120 months	Current Occupancy (As of)(4):	96.6% (3/14/2016)
Seasoning:	0 months
Amortization Term (Original):	360 months	Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360	4th Most Recent NOI(5):	NAP
Call Protection:	GRTR 1% or YM(113),1%(3),O(4)	3rd Most Recent NOI(5):	NAP
Lockbox Type:	None	2nd Most Recent NOI(5):	NAP
Additional Debt(2):	None	Most Recent NOI(5):	NAP
Additional Debt Type(2):	NAP
U/W Revenues(6):	$6,171,234
U/W Expenses(6):	$2,553,701
U/W NOI(6):	$3,617,533
U/W NCF(6):	$3,617,533
U/W NOI DSCR(6):	2.32x
U/W NCF DSCR(6):	2.32x
U/W NOI Debt Yield(6):	14.1%
U/W NCF Debt Yield(6):	14.1%
Escrows and Reserves(3):	As-Is Appraised Value(7):	$57,800,000
As-Is Appraisal Valuation Date(7):	March 14, 2016
Type:	Initial	Monthly	Cap (If Any)	Cut-off Date LTV Ratio(7):	44.3%
Taxes	$51,801	$51,801	NAP	LTV Ratio at Maturity or ARD(7):	36.8%
Insurance	$82,953	$6,913	NAP	Coop-Rental Value(7):	$57,800,000
Deferred Maintenance	$8,450,000	$0	NAP	Coop-LTV as Rental(7):	44.3%

(1)	The University Towers Owners Corp. Property (as defined below) is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loan, including pursuant to any guaranty or environmental indemnity.

(2)	See” Subordinate and Mezzanine Indebtedness” section.

(3)	See “Escrows” section.

(4)	See “Historical Occupancy” section.

(5)	See “Cash Flow Analysis” section.

(6)	The U/W NCF and the U/W NOI for the University Towers Owners Corp. Property is the projected net cash flow reflected in the appraisal and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at the prevailing market rates, reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves – in each case as determined by the appraiser. However, the projected net cash flow used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-shareholders upon which residential cooperatives depend. Accordingly, U/W Revenues, U/W Expenses, U/W NOI and U/W NCF are derived from the appraisal.

(7)	The As-Is Appraised Value, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Coop-LTV as Rental are based on the Coop-Rental Value which assumes the University Towers Owners Corp. Property is operated as a multifamily rental property. The University Towers Owners Corp. Property was not valued as a residential cooperative. The As-Is Appraised Value and the Coop-Rental Value for the University Towers Owners Corp. Property are derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for the property, and making an adjustment to decrease such capitalized value by $7,992,666 to reflect the cost of completing replacement renovations.

The Mortgage Loan. The mortgage loan (the “University Towers Owners Corp. Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a multifamily residential cooperative building located in New Haven, Connecticut (the “University Towers Owners Corp. Property”). The University Towers Owners Corp. Mortgage Loan was originated on June 27, 2016 by National Cooperative Bank, N.A. The University Towers Corp. Mortgage Loan has an original principal balance of $25,600,000, an outstanding principal balance as of the Cut-off Date of $25,600,000, and accrues interest at a rate of 4.500% per annum. The University Towers Owners Corp. Mortgage Loan has an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest-only for the first 12 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The University Towers Owners Corp. Mortgage Loan matures on July 1, 2026.

A-3-76

UNIVERSITY TOWERS OWNERS CORP.

The University Towers Owners Corp. Mortgage Loan is prepayable at any time in whole, but not in part, provided that such prepayment is accompanied by a prepayment premium in an amount equal to (i) if the prepayment occurs prior to December 31, 2025, the greater of (A) 1.0% of the outstanding principal balance of the note at the time of the prepayment or (B) a yield maintenance charge and (ii) if the prepayment occurs between December 31, 2025 and March 30, 2026, 1.0% of the outstanding principal balance of the note at the time of the prepayment. The University Towers Owners Corp. Mortgage Loan is prepayable at par on or after March 31, 2026.

Sources and Uses

Sources			Uses
Original loan amount	$25,600,000	98.3%	Loan Payoff	$16,963,014	65.1%
Sponsor’s new cash contribution	445,158	1.7	Reserves	8,584,754	33.0
			Closing costs	497,390	1.9
Total Sources	$26,045,158	100.0%	Total Uses	$26,045,158	100.0%

The Property. The University Towers Owners Corp. Property consists of a high-rise residential cooperative apartment building and a two-story garage located in New Haven, Connecticut. The residential portion of the University Towers Owners Corp. Property, which was constructed in 1958 and converted to cooperative ownership in 1981, consists of a 16-story high-rise elevator apartment building and appurtenant cellar space. There are 238 residential cooperative units (all of which are owned by tenant-shareholders of the borrower) located on floors 3 through 16, comprised of 70 studio apartments, 92 one-bedroom apartments, 54 two-bedroom apartments and 22 three-bedroom apartments. The University Towers Owners Corp. Property also contains 13 medical office tenants located on floors 1 and 2. The medical offices, which are used for professional office and clinical-type medical office space, are owned by the borrower and 100.0% leased to third-parties.

The residential apartment building that comprises a portion of the University Towers Owners Corp. Property is located on the northwest corner of the intersection of York Street and George Street, and the two-story parking garage that comprises a portion of the University Towers Owners Corp. Property is located on the southeast corner of the intersection of George Street and Park Street (diagonally across the street from the residential apartment building) in New Haven, Connecticut. The Yale/New Haven Children’s Hospital is located approximately 2 blocks south of the University Towers Owners Corp. Property and the main Yale University Campus is located approximately 1.1 mile northeast of the University Towers Owners Corp. Property.

The University Towers Owners Corp. Property features an outdoor in-ground pool, storage units for use by the residential cooperative shareholders, management office, laundry room, community room and janitorial room. Parking is provided via 91 on-site striped surface parking spaces and a covered parking garage (owned by the borrower and part of the University Towers Owners Corp. Property) that provides an additional 151 parking spaces for a total of 242 parking spaces resulting in a parking ratio of approximately 1.0 space per unit.

The borrower implemented a major façade restoration project that includes window/door and curtain wall replacement in two phases, Phase I and Phase II. Phase I renovations were completed in 2015. Phase II of the renovations, which will be conducted by the same company that completed the work for Phase I, is funded in part with the proceeds from the University Towers Owners Corp. Mortgage Loan (see “Escrows” section).

The following table presents certain information relating to the residential unit mix of the University Towers Owners Corp. Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Unit Size (SF)(2)	Total Net SF
Studio	70	29.4%	416	29,148
1 Bedroom	92	38.7%	773	71,114
2 Bedroom	54	22.7%	974	52,578
3 Bedroom	22	9.2%	1,270	27,940
Total/Weighted Average	238	100.0%	760	180,780

(1)	Information obtained from the appraisal and legally required offering materials related to the sale of the cooperative units.

(2)	Unit sizes are reflective of average sizes for each of the respective unit types.

A-3-77

UNIVERSITY TOWERS OWNERS CORP.

The following table presents historical occupancy percentages at the University Towers Owners Corp. Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	3/14/2016(2)
NAP	NAP	NAP	NAP	96.6%

(1)	Historical occupancy is not reported as all units are owned by tenant-shareholders.
(2)	Occupancy reported as of March 14, 2016 reflects the vacancy assumption in the related appraisal for purposes of determining the appraised value of the University Towers Owners Corp. Property as a multifamily rental property (i.e., the Coop - Rental Value) as of the appraisal valuation date.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to underwritten net cash flow at the University Towers Owners Corp. Property:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Gross Rental Income	$5,673,600	91.9%	$23,839
Commercial Office Income	552,465	9.0	2,321
Parking Income	150,000	2.4	630
Laundry Income	15,000	0.2	63
Less Vacancy & Credit Loss(2)	(219,831)	(3.6)	(924)
Effective Gross Income	$6,171,234	100.0%	$25,930

Total Operating Expenses	$2,553,701	41.4%	$10,730

Net Operating Income	$3,617,533	58.6%	$15,200

Net Cash Flow	$3,617,533	58.6%	$15,200

NOI DSCR	2.32x
NCF DSCR	2.32x
NOI DY	14.1%
NCF DY	14.1%

(1)	Residential cooperatives are generally organized and operated as not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. The U/W Net Cash Flow and the U/W Net Operating Income for the University Towers Owners Corp. Property is the projected net cash flow reflected in the appraisal and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at the prevailing market rates, reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves – in each case as determined by the appraiser. However, the projected net cash flow used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-shareholders upon which residential cooperatives depend.
(2)	The vacancy reported reflects the vacancy assumption in the related appraisal for purposes of determining the appraised value of the University Towers Owners Corp. Property as a multifamily rental property.

Appraisal. As of the appraisal valuation date of September 1, 2016, the University Towers Owners Corp. Property had a “prospective as complete” appraised value of $65,800,000 and as of March 14, 2016 an “as-is” appraised value of $57,800,000. The “as-is” appraised value is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow, and reflecting appropriate adjustments to decrease such capitalized value by approximately $8.0 million to reflect the cost of completing the replacement renovations.

Environmental Matters. The University Towers Owners Corp. Property is currently undergoing a facade restoration project that includes window/door and curtain wall replacement. Prior to the commencement of the facade restoration project, the borrower engaged Hygenix, Inc. (“Hygenix”), to investigate the presence of Polychlorinated Biphenyls (“PCBs”) at the exterior building surfaces. Samplings conducted by Hygenix in 2009, 2013, and 2014 identified PCBs in the window/door caulk, glazing, and exterior curtain wall with some results indicating PCBs in excess of the United States Environmental Protection Agency (“USEPA”) limit of 50 parts per million (“PPM”). The soils surrounding the University Towers Owners Corp. Property were also tested and found to have elevated levels of PCBs. The source of the PCBs in the soil were likely from runoff of rainwater coming into contact with building materials containing PCBs. Based on sample results, the location and extent of the PCB contamination is limited to caulk, glazing, exterior stucco/concrete, and surficial soil at the base of the residential apartment building.

PCB remediation has been underway pursuant to a clean-up plan approved by USEPA. A Post Remediation Indoor Air Sampling Plan recently was submitted to the USEPA and is pending approval. The Phase I environmental site assessment recommended no further actions in this matter other than to continue the PCB remediation including the daily continuous air monitoring as part of the on-going facade restoration capital improvement project. Abatement Industries Group (“AIG”) is currently completing the remediation work required by the cleanup plan, under the supervision of Hygenix.

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UNIVERSITY TOWERS OWNERS CORP.

At loan closing the lender obtained an Environmental Liability insurance policy with Great American E & S Insurance Company (rated “A+” by S&P, “A1” by Moody’s and “A+:IX” by A.M. Best Company), naming the lender as an additional named insured, with a policy limit of $10.0 million per incident and in the aggregate, a self-insured retention of $250,000 and a policy coverage period that extends coverage for 3 years following the maturity date of the University Towers Owners Corp. Mortgage Loan. The policy premium has been paid in full. See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus.

Market Overview and Competition. The University Towers Owners Corp. Property is located in New Haven, Connecticut, and is situated in the southern portion of New Haven County. The City of New Haven has access to Interstate 95, which provides access to the Connecticut coastline, Rhode Island, eastern Massachusetts, New York City and Interstate 91 (which leads northward into Massachusetts, Vermont and the Canadian border). Interstate 95 is a north/south artery that provides access to all major roadways, bridges and tunnels serving the New York metropolitan area. Bus and train service is available to provide public transportation throughout New Haven County and Connecticut.

The area immediately surrounding the University Towers Owners Corp. Property is developed with a stable residential community that consists of single and multifamily dwellings, apartment buildings, mixed-use properties and local commercial and office uses. New Haven is home to Yale University, which is located approximately 1.1 miles northeast of the University Towers Owners Corp. Property. Yale University is currently New Haven’s largest employer. Yale University is planning many new developments, including the construction of new undergraduate housing and new academic facilities. Recent Yale University developments include a new sculpture and art building along Howe Street, a new high-rise building on York Street, a parking garage behind Ingalis Park, ongoing renovation of the existing colleges and the renovation of the Yale Art Gallery’s Kahn Building.

Along with Yale University, healthcare (hospitals and biotechnology), professional services (legal, architectural, marketing, and engineering), financial services and retail trade form the base of New Haven’s economy. New Haven is also home to Southern Connecticut State University, Albertus Magnus College and Gateway Community College.

The University Towers Owners Corp. Property is located in the New Haven Harborside submarket of the New Haven market. According to a third-party market research report, the New Haven Harborside submarket reported a 2.2% vacancy rate as of the first quarter of 2016 and the New Haven market reported a 2.1% vacancy rate as of the first quarter of 2016. The submarket has the lowest apartment vacancy rate among the 79 U.S. metro areas tracked by a third-party research agency.

The following table presents certain information relating to comparable multifamily properties for the University Towers Owners Corp. Property:

Competitive Set(1)

	Location	Distance to Subject	Property Type	Number of Units	Studio	1 BR	2 BR	3 BR	Overall Average Rent Per Unit	Total Occupancy
University Towers Owners Corp. (Subject)	New Haven, CT	-	High-Rise	238	$1,400	$1,900	$2,400	$3,200	$2,225	96.6%(2)
New Haven Towers	New Haven, CT	0.04 miles	High-Rise	600	$1,295	$1,795	$2,150	$2,850	$2,023	95.8%
Taft Apartments	New Haven, CT	0.3 miles	High-Rise	194	$1,400	$1,900	$2,400	-	$1,900	NAV
The Novella	New Haven, CT	0.3 miles	Mid-Rise	NAV	$1,450	$1,850	$2,600	-	$1,967	NAV
College & Crown Apartments	New Haven, CT	0.2 miles	Mid-Rise	NAV	$1,475	$2,100	$2,550	-	$2,042	NAV
18 Nash Street	New Haven, CT	1.7 miles	Garden	NAV	-	-	-	$2,850	$2,850	NAV
Cambridge Oxford Apartments	New Haven, CT	0.1 miles	Mid-Rise	84	-	-	-	$3,525	$3,525	100.0%
The Eli Apartments	New Haven, CT	0.6 miles	High-Rise	NAV	-	-	-	$3,695	$3,695	NAV

(1)	Information obtained from the appraisal and a third party report.

(2)	See “Historical Occupancy” section.

The Borrower. The borrower is University Towers Owners Corp., which is a cooperative housing corporation organized under the laws of the State of Connecticut. The borrower filed bankruptcy in 1999 for the limited purpose of effectuating a renegotiation of a financially burdensome master lease between the borrower, as lessor, and the cooperative sponsor, as lessee. In April 2002, The United States Bankruptcy Court for the District of Connecticut found in favor of the borrower. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

The Sponsor. The University Towers Owners Corp. Property is owned in fee simple by the borrower. No individual or entity (other than the borrower) has recourse obligations with respect to the University Towers Owners Corp. Mortgage Loan, including pursuant to any guaranty or environmental indemnity.

Escrows. The loan documents provide for upfront escrows in the amount of $82,953 for insurance premiums and $51,801 for real estate taxes. The lender will be collecting monthly deposits of $51,801 for real estate taxes and $6,913 for insurance premium for the term of the loan. The collateral security agreement for capital improvements (the “CSA”) establishes a collateral security account

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UNIVERSITY TOWERS OWNERS CORP.

in the total amount of $8,838,537, consisting of three components: (i) a deposit at closing in the amount of $8,020,342; (ii) 12 monthly deposits commencing on August 1,, 2016 each in the amount of $32,378; and (iii) a post-closing deposit received on June 29, 2016, in the amount of $429,658. Pursuant to the terms of the CSA, funds on account in the collateral security account are available for disbursement to the borrower in connection with the performance of certain specified capital improvement work at the University Towers Owners Corp. Property. Upon completion of the specified capital improvement work, any funds remaining in the collateral security account are disbursed to the borrower for deposit into the borrower’s general operating and reserve account, which is not controlled by the lender.

Lockbox and Cash Management. None.

Property Management. The University Towers Owners Corp. Property is managed by Owens, Renz & Lee Co., Inc.

Assumption. Not permitted.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. See “Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in the Prospectus. In addition, National Cooperative Bank, N.A., the applicable master servicer of the University Towers Owners Corp. Loan, will be permitted to waive the enforcement of the “due-on-encumbrance” clause in the related mortgage instrument to permit subordinate debt secured by the University Towers Owners Corp. Property, subject to the satisfaction of various conditions and subject to certain parameters set forth in the Pooling and Servicing Agreement.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the University Towers Owners Corp. Property, as well as business income insurance covering no less than the 12-month period following the occurrence of a casualty event.

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DoubleTree Overland Park

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DoubleTree Overland Park

DoubleTree Overland Park
10100 College Boulevard
Overland Park, KS 66210
Kansas City
KANSAS CITY
Downtown
Overland Park
Shawnee
Lenexa
Olathe
Leawood
Merriam
Mission
Roeland Park
Mission Hills
Prairie Village
WYANDOTTE COUNTY
JOHNSON COUNTY
JACKSON COUNTY
CASS COUNTY
KANSAS
MISSOURI
Kansas City Intl. Airport 17 miles
Charles B. Wheeler Downtown Airport
Johnson County Executive Airport
New Century AirCenter
Kansas River
MO River
Lake Quivira
Shawnee Mission Park
Pierson Park
Ernie Miller Park
Heritage Park
Tomahawk Creek Park
Olathe Lake
Corporate Woods Office Park
Overland Park Convention Center
Overland Park Regional Medical Center
Shawnee Mission Medical Center
Johnson County Comm. College
Oak Park Mall
Metcalf South Shopping Ctr.
Sprint World Headquarters
Town Center Plaza
Menorah Medical Center
St. Joseph Medical Center
Overland Pointe Marketplace
Deanna Rose Children's Farmstead
Great Mall of the Great Plains
Garmin
Olathe Medical Center
Blue Valley Recreation Activity Center
Univ. of Kansas Medical Center
Country Club Plaza
KC Power & Light District Sprint Center
College Blvd
W 119th St
W 135th St
W 151st St
State Ave
Parallel Pkwy
Shawnee Mission Pkwy
Metropolitan Ave

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No. 9 – DoubleTree Overland Park

Loan Information				Property Information
Mortgage Loan Seller:	UBS Real Estate Securities Inc.			Single Asset/Portfolio:	Single Asset
				Property Type:	Hospitality
Original Principal Balance:	$25,000,000			Specific Property Type:	Full Service
Cut-off Date Balance:	$25,000,000			Location:	Overland Park, KS
% of Initial Pool Balance:	2.4%			Size:	356 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room:	$70,225
Borrower Names:	Overland Park Golf, LLC; Overland Park Hotel, LLC			Year Built/Renovated:	1982/2016
Sponsor:	Hotel Resort Properties, LLLP			Title Vesting:	Fee
Mortgage Rate:	4.731%			Property Manager:	DT Management LLC
Note Date:	June 16, 2016			4th Most Recent Occupancy (As of):	62.9% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	63.2% (12/31/2013)
Maturity Date:	July 6, 2026			2nd Most Recent Occupancy (As of):	66.8% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of):	67.2% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	66.4% (4/30/2016)
Seasoning:	0 months
Amortization Term (Original):	300 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$3,033,665 (12/31/2013)
Call Protection:	L(24),D(93),O(3)			3rd Most Recent NOI (As of):	$3,182,500 (12/31/2014)
Lockbox Type:	Soft/Springing Cash Management			2nd Most Recent NOI (As of):	$3,428,270 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of):	$3,378,286 (TTM 4/30/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$13,974,006
				U/W Expenses:	$10,582,740
				U/W NOI:	$3,391,266
				U/W NCF:	$2,832,306
Escrows and Reserves(1):				U/W NOI DSCR:	1.99x
				U/W NCF DSCR:	1.66x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	13.6%
Taxes	$219,155	$65,225	NAP	U/W NCF Debt Yield:	11.3%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$40,000,000
FF&E Reserve	$0	$46,580	NAP	As-Is Appraisal Valuation Date:	May 18, 2016
PIP Reserve	$5,634,893	$0	NAP	Cut-off Date LTV Ratio:	62.5%
Seasonality Reserve	$159,000	$53,000	NAP	LTV Ratio at Maturity or ARD:	46.3%

(1)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “DoubleTree Overland Park Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a full service hotel located in Overland Park, Kansas (the “DoubleTree Overland Park Property”). The DoubleTree Overland Park Mortgage Loan was originated on June 16, 2016 by UBS Real Estate Securities Inc. The DoubleTree Overland Park Mortgage Loan had an original principal balance of $25,000,000, has an outstanding principal balance as of the Cut-off Date of $25,000,000 and accrues interest at an interest rate of 4.731% per annum. The DoubleTree Overland Park Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 25-year amortization schedule. The DoubleTree Overland Park Mortgage Loan matures on July 6, 2026.

Following the lockout period, the borrowers have the right to defease the DoubleTree Overland Park Mortgage Loan in whole, but not in part, on any date before April 7, 2026. In addition, the DoubleTree Overland Park Mortgage Loan is prepayable without penalty on or after April 7, 2026.

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DoubleTree Overland Park

Sources and Uses

Sources			Uses
Original loan amount	$25,000,000	87.3%	Loan payoff	$22,324,266	77.9%
Sponsor’s new cash contribution	3,652,778	12.7	Reserves	6,013,048	21.0
			Closing costs	315,464	1.1
Total Sources	$28,652,778	100.0%	Total Uses	$28,652,778	100.0%

The Property. The DoubleTree Overland Park Property is a 19-story, 356-room, full service hotel located in Overland Park, Kansas. Built in 1982 and situated on a 14.9-acre site, the DoubleTree Overland Park Property features 181 king guestrooms, 158 double guestrooms, and 17 suites including seven conference suites. Each guestroom features a 42-inch flat-screen HDTV, Sweet Dreams mattress and luxury bedding, an executive work area with high-speed internet access, mini-bar, coffee maker and in-room safe. Suites also contain a separate seating area with sofa bed, mini-fridge and wet bar. The DoubleTree Overland Park Property offers 25,094 square feet of indoor and outdoor meeting space with room for up to 1,000 guests, 9,000 square feet of ballroom space, an indoor pool, whirlpool, sauna, fitness center, racquetball court, business center, room service, a full service restaurant, and a lounge. The DoubleTree Overland Park Property features 620 surface level parking spaces, resulting in a parking ratio of 1.7 spaces per room.

Since 2014, the sponsor has completed approximately $485,531 of an approximately $6.1 million ($17,192 per room) property improvement plan (“PIP”), for which approximately $5.6 million was reserved at origination in the form of a letter of credit. The sponsor expects to use approximately $3.1 million of the reserved funds for PIP work related to public spaces and common areas during the remainder of 2016 and approximately $2.5 million of the reserved funds for PIP work related to guestrooms and guestroom corridors in phases throughout 2017 and early 2018. The franchise agreement with Hilton Hotels Corp. expires on August 31, 2032.

The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the DoubleTree Overland Park Property:

Cash Flow Analysis

	2013	2014	2015	TTM 4/30/2016	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	63.2%	66.8%	67.2%	66.4%	66.4%
ADR	$101.89	$107.24	$114.98	$116.97	$116.97
RevPAR	$65.17	$71.68	$77.27	$77.72	$77.72

Room Revenue	$8,468,006	$9,314,562	$10,040,645	$10,126,878	$10,126,878	72.5%	$28,446
F&B Revenue	3,772,713	3,592,084	3,684,581	3,593,346	3,593,346	25.7	10,094
Other Revenue	230,832	233,985	259,604	253,782	253,782	1.8	713
Total Revenue	$12,471,551	$13,140,631	$13,984,830	$13,974,006	$13,974,006	100.0%	$39,253

Total Department Expenses	4,435,052	4,543,553	4,498,136	4,470,465	4,349,981	31.1	12,219
Gross Operating Profit	$8,036,499	$8,597,078	$9,486,694	$9,503,541	$9,624,025	68.9%	$27,034

Total Undistributed Expenses	4,384,386	4,687,553	5,118,730	5,175,473	5,274,229	37.7	14,815
Profit Before Fixed Charges	$3,652,113	$3,909,525	$4,367,964	$4,328,068	$4,349,796	31.1%	$12,219

Total Fixed Charges	618,448	727,025	939,694	949,782	958,530	6.9	2,693

Net Operating Income	$3,033,665	$3,182,500	$3,428,270	$3,378,286	$3,391,266	24.3%	$9,526
FF&E	498,862	525,625	559,392	558,959	558,959	4.0	1,570
Net Cash Flow	$2,534,803	$2,656,875	$2,868,878	$2,819,326	$2,832,306	20.3%	$7,956

NOI DSCR	1.78x	1.86x	2.01x	1.98x	1.99x
NCF DSCR	1.48x	1.56x	1.68x	1.65x	1.66x
NOI DY	12.1%	12.7%	13.7%	13.5%	13.6%
NCF DY	10.1%	10.6%	11.5%	11.3%	11.3%

The Appraisal. As of the appraisal valuation date of May 18, 2016, the DoubleTree Overland Park Property had an “as-is” appraised value of $40,000,000.

Environmental Matters. According to a Phase I environmental assessment dated May 31, 2016, there was no evidence of any recognized environmental conditions at the DoubleTree Overland Park Property.

Market Overview and Competition. The DoubleTree Overland Park Property is located in Overland Park, the second largest city in Kansas, approximately 17.0 miles southwest of the Kansas City central business district. The DoubleTree Overland Park Property is situated along College Boulevard, one of the primary east-west thoroughfares in the area, providing access to major retail and other commercial development and less than one mile from major access highways. The DoubleTree Overland Park Property is located at the entrance to Corporate Woods Office Park, a 29-building, 2.1 million square foot institutional-quality office park. Other major office developments include Black and Veatch (600,000 square feet) and the world headquarters for Sprint (380,202 square feet). In

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DoubleTree Overland Park

addition, the neighborhood has approximately 10.0 million square feet of retail space including Oak Park Mall (3.5 miles northwest; 1,542,679 square feet), Metcalf South Shopping Center (4.4 miles northeast; 597,700 square feet) and Regency Park Shopping Center (4.0 miles northeast; 201,974 square feet).

Regional demand is generated by a variety of sources and industries, including health care, retail trade, professional and technical services, finance/insurance and information technology. Overland Park is the headquarters for companies such as Sprint, YRC Worldwide, Black & Veatch, Waddell & Reed, Ferrellgas, Ash Grove Cement Company, and Compass Minerals. The largest employers in the Kansas City metropolitan statistical area are Cerner Corp. (9,850 employees), HCA Midwest Health System (9,394 employees), Saint Luke’s Health System (8,914 employees), and Sprint (7,500 employees). According to the appraisal, the 2015 market mix of the DoubleTree Overland Park Property was 63% commercial, 27% meeting and group, and 10% leisure. The DoubleTree Overland Park Property also serves as an overflow hotel for the Overland Park Convention Center (2.7 miles east), a 60,000 square foot exhibition hall that hosts 330 events each year on average. A third party hospitality research report identified seven competitive hospitality properties, containing 1,649 rooms, which exhibited average occupancy, ADR, and RevPAR of 65.1%, $120.29, and $78.28, respectively, for the trailing 12-month period ending April 30, 2016.

The following table presents certain information relating to the DoubleTree Overland Park Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			DoubleTree Overland Park			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
4/30/2016 TTM	65.1%	$120.29	$78.28	66.4%	$116.97	$77.72	102.1%	97.2%	99.3%
4/30/2015 TTM	66.6%	$112.64	$74.97	68.0%	$108.94	$74.04	102.1%	96.7%	98.8%
12/31/2014	65.0%	$111.62	$72.53	66.8%	$107.24	$71.68	102.9%	96.1%	98.8%

(1)	Information obtained from a third party hospitality research report dated May 17, 2016. The competitive set includes: Crown Plaza Kansas City Overland Park, Marriott Overland Park, Holiday Inn & Suites Overland Park West, Courtyard Kansas City Overland Park, Hyatt Place Kansas City Overland Park Metcalf, Holiday Inn & Suites Overland Park Convention Center, and Sheraton Hotel Overland Park & Conference Center.

The Borrowers. The borrowers are Overland Park Golf, LLC and Overland Park Hotel, LLC, each a Delaware limited liability company structured as tenants-in-common, each with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the DoubleTree Overland Park Mortgage Loan. Hotel Resort Properties, LLLP is the guarantor of certain nonrecourse carveouts under the DoubleTree Overland Park Mortgage Loan.

The Sponsor. The sponsor is Hotel Resort Properties, LLLP, a Florida limited liability limited partnership wholly owned by Edwin Llwyd Ecclestone, Jr. and Diana Lynn Ecclestone. Mr. Ecclestone developed the PGA National Resort in Palm Beach Gardens, a community with over 5,300 homes, four PGA National Golf Courses, and a 339-room PGA National Resort and Spa in a 140,000 square foot shopping center.

Escrows. The loan documents provide for upfront escrows in the amount of $219,155 for real estate taxes, $5,634,893 for PIP renovations, and $159,000 for a seasonality reserve. The loan documents also provide for ongoing monthly reserves in the amount of $65,225 for real estate taxes, $46,580 for FF&E reserves, and the applicable Seasonality Reserve Monthly Deposit (as defined below). In addition, on each payment date during the continuance of a Future PIP Trigger Event (as defined below), the borrowers will be required to deposit with the lender all excess cash flow up to an amount equal to 125.0% of the estimated cost of any future additional PIP work as required by the manager pursuant to the management agreement or by the franchisor pursuant to any franchise agreement. The loan documents do not require monthly deposits for insurance premiums as long as (i) no event of default has occurred or is continuing; (ii) the DoubleTree Overland Park Property is insured via an acceptable blanket insurance policy; and (iii) the borrowers provide the lender with timely proof of payment of insurance premiums.

The “Seasonality Reserve Monthly Deposit” is equal to $53,000 on each payment date occurring in August, September and October during 2016 followed by (i) an amount equal to the aggregate amount of monthly net cash flow shortfall of the most recent March trailing 12-month period through February, less (ii) funds currently in the seasonality reserve, divided by (iii) six, on each payment date occurring in May, June, July, August, September and October. Each year, the seasonality reserve will be recalculated in March based on the most recent trailing 12-month period through February.

A “Future PIP Trigger Event” will commence upon (i) if a franchise agreement is in effect, (a) the franchisor’s notice of nonrenewal of the franchise agreement; (b) the date that is two months prior to the then applicable expiration date under the franchise agreement; (c) the occurrence and continuance of an event of default by the borrowers or franchisor under the franchise agreement; or (d) any bankruptcy action involving the franchisor; or (ii) if a franchise agreement is not in effect, (a) the manager’s notice of nonrenewal of the management agreement; (b) the occurrence and continuance of an event of default by the borrowers or manager under the management agreement; or (c) any bankruptcy action involving the manager. A Future PIP Trigger Event will end upon (i) the borrowers having entered into a renewal of the management or franchise agreement extending five years or more beyond July 6, 2026 or a replacement management agreement or franchise agreement acceptable to the lender; and (ii) the borrowers having completed all future PIP work under any future PIP or deposited funds into the future PIP reserve such that the balance exceeds an amount equal to 125.0% of the estimated cost of any future PIP work.

Lockbox and Cash Management. The DoubleTree Overland Park Mortgage Loan is structured with a soft lockbox and springing cash management. The borrowers are required to cause all amounts payable to be paid directly into such lockbox account where the funds will be distributed to the borrowers on each business day prior to a Cash Sweep Event (as defined below). Upon the

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DoubleTree Overland Park

termination of the management agreement and the failure to enter into a replacement full service management agreement in accordance with the provisions of the loan documents, the borrowers will be required to cause all revenues from the DoubleTree Overland Park Property to be paid directly into the lockbox account. During a Cash Sweep Event, all funds in the lockbox account will be swept to a lender-controlled cash management account. Notwithstanding the foregoing, for so long as the management agreement remains in effect (or a replacement thereof is entered into in accordance with provisions of the DoubleTree Overland Park Mortgage Loan documents), the amounts required to be deposited into the lockbox account by the borrowers and the manager will be equal to all amounts payable or distributable to the borrowers pursuant to the management agreement and the borrowers are required to cause the manager to deposit such amounts directly into the lockbox account.

A “Cash Sweep Event” will commence upon (i) the occurrence and continuance of an event of default; (ii) any bankruptcy action involving the borrowers, the guarantor, or the manager; (iii) the debt service coverage ratio falling below 1.20x for the 12 months immediately preceding the date of determination; (iv) any indictment for fraud or misappropriation of funds by any affiliated manager or any officer or director thereof; (v) the occurrence and continuance of an event of default under the management agreement or the DoubleTree Overland Park Property is self-managed and the borrowers have not engaged an independent third party manager acceptable to the lender; or (vi) the occurrence of a Future PIP Trigger Event. A Cash Sweep Event will end with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the filing being discharged, stayed or dismissed within 90 days for the borrowers or the guarantor, or within 180 days for the manager; with respect to clause (iii), upon the debt service coverage ratio being at least 1.25x for two consecutive calendar quarters; with respect to clauses (iv) and (v), upon the borrowers engaging a qualified manager pursuant to a management agreement or the borrowers replacing the manager with a qualified manager pursuant to a replacement management agreement; and with respect to clause (vi), upon the Future PIP Trigger Event being cured.

Property Management. The DoubleTree Overland Park Property is managed by DT Management LLC, a DoubleTree by Hilton entity.

Assumption. The borrowers have a right to transfer the DoubleTree Overland Park Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C35 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The DoubleTree Overland Park Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the DoubleTree Overland Park Property. The DoubleTree Overland Park Mortgage Loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

A-3-87

EXCHANGERIGHT NET LEASED PORTFOLIO 12

DOLLAR GENERAL

Pharmacy
Kroger

TRACTOR SUPPLY CO

DOLLAR GENERAL
DOLLAR GENERAL

AUTO PARTS

1-HR PHOTO
Walgreens
PHARMACY

DOLLAR GENERAL

A-3-88

EXCHANGERIGHT NET LEASED PORTFOLIO 12

WISCONSIN
Lake Michigan
Waterloo
Dubuque
Cedar Rapids
Rockford
Belvidere
Freeport
CHICAGO
Davenport
Aurora
Joliet
Gary
South Bend
IOWA
Iowa City
ILLINOIS
INDIANA
Peoria
Bloomington
Champaign
Lafayette
Springfield
Decatur
INDIANAPOLIS
Terre Haute
MISSOURI
Columbia
Jefferson City
ST. LOUIS
Alorton
Dupo
Effingham
Bloomington
Mount Vernon
Evansville
Carbondale
Owensboro
Springfield
Bowling Green

DETROIT
Ann Arbor
WINDSOR
ONTARIO
MICHIGAN
Lake Erie
TOLEDO
Erie
CLEVELAND
FORT WAYNE
Findlay
Lima
Mansfield
Massillon
AKRON
Canton
Youngstown
OHIO
INDIANA
PITTSBURGH
Marysville
Newark
Heath
Cambridge
Steubenville
DAYTON
COLUMBUS
Zanesville
Wheeling
Lancaster
Middletown
Hamilton
Chillicothe
Marietta
Morgantown
CINCINNATI
Athens
Parkersburg
Covington
WEST VIRGINIA
Portsmouth
KENTUCKY
Frankfort
Huntington
Charleston

ExchangeRight Net Leased Portfolio 12	
1 Kroger - Hamilton	Hamilton, OH
2 Walgreens - Fort Worth	Fort Worth, TX
3 Tractor Supply - Woods Cross	Woods Cross, UT
4 Fresenius Dialysis Center - Nashville	Nashville, TN
5 Advance Auto Parts - Steubenville	Steubenville, OH
6 Dollar General - Hamilton	Hamilton, OH
7 Dollar General - Cincinnati	Cincinnati, OH
8 Dollar General - Denham Springs	Denham Springs, LA
9 Dollar General - Hickory (US Highway 70)	Hickory, NC
10 Dollar General - Hammond	Hammond, LA
11 Family Dollar - Baton Rouge	Baton Rouge, LA
12 Dollar General - Hickory (Lenoir Rhyne Boulevard)	Hickory, NC
13 Advance Auto Parts - Greenville	Greenville, SC
14 Dollar General - Gastonia	Gastonia, NC
15 Napa Auto Parts - Freeport	Freeport, IL
16 Napa Auto Parts - Belvidere	Belvidere, IL
17 Dollar General - Alorton	Alorton, IL
18 Dollar General - Dupo	Dupo, IL
19 Advance Auto Parts - Heath	Heath, OH

SOUTH DAKOTA
WYOMING
Woods Cross
Salt Lake City
Cheyenne
NEBRASKA
North Platte
OMAHA
IOWA
Ft. Collins
UTAH
Boulder
DENVER
Aurora
Lincoln
St. Joseph
Grand Jct.
Colorado Springs
Topeka
Salina
KANSAS CITY
COLORADO
Pueblo
KANSAS
Dodge City
Wichita
Guymon
Tulsa
Flagstaff
Santa Fe
OKLAHOMA CITY
Amarillo
Norman
ARIZONA
ALBUQUERQUE
OKLAHOMA
PHOENIX
Mesa
NEW MEXICO
Lubbock
TUCSON
Las Cruces
FT. WORTH
DALLAS
EL PASO
Arlington
CIUDAD JUAREZ
TEXAS
Waco
MEXICO
AUSTIN
HOUSTON
SAN ANTONIO
CHIHUAHUA

NASHVILLE
Murfreesboro
Knoxville
MEMPHIS
TENNESSEE
Hickory
Gastonia
Chattanooga
CHARLOTTE
Huntsville
Greenville
Decatur
Tupelo
Athens
Columbia
Columbus
BIRMINGHAM
ATLANTA
MISSISSIPPI
Tuscaloosa
Augusta
ALABAMA
Macon
Jackson
Meridian
Montgomery
Columbus
GEORGIA
Savannah
Albany
Baton Rouge
Hattiesburg
Dothan
Mobile
Valdosta
Tallahassee
JACKSONVILLE
NEW ORLEANS
Pensacola
Panama City
FLORIDA
Gainesville
Ocala
ORLANDO
Gulf of Mexico
TAMPA
ST. PETERSBURG
Clearwater
Lakeland

A-3-89

No. 10 – ExchangeRight Net Leased Portfolio 12

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Portfolio
				Property Type(3):	Various
Original Principal Balance:	$24,850,000			Specific Property Type(3):	Various
Cut-off Date Balance:	$24,850,000			Location(3):	Various
% of Initial Pool Balance:	2.4%			Size:	243,830 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$101.92
Borrower Name(1):	ExchangeRight Net Leased Portfolio 12 DST			Year Built/Renovated(3):	Various
Sponsors:	David Fisher; Joshua Ungerecht; Warren Thomas			Title Vesting:	Fee
Mortgage Rate:	4.659%			Property Manager:	Self-managed
Note Date:	May 10, 2016			4th Most Recent Occupancy(4):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy(4):	NAV
Maturity Date:	May 6, 2026			2nd Most Recent Occupancy(4):	NAV
IO Period:	120 months			Most Recent Occupancy(4):	NAV
Loan Term (Original):	120 months			Current Occupancy (As of)(4):	100.0% (7/1/2016)
Seasoning:	2 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(5):	NAV
Call Protection:	L(26),D(90),O(4)			3rd Most Recent NOI(5):	NAV
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI(5):	NAV
Additional Debt:	None			Most Recent NOI(5):	NAV
Additional Debt Type:	NAP
				U/W Revenues:	$3,432,150
				U/W Expenses:	$635,601
				U/W NOI:	$2,796,549
Escrows and Reserves(2):				U/W NCF:	$2,677,969
				U/W NOI DSCR:	2.38x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	2.28x
Taxes	$36,332	$21,494	NAP	U/W NOI Debt Yield:	11.3%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	10.8%
Replacement Reserves	$0	$1,762	NAP	As-Is Appraised Value:	$47,040,000
TI/LC Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	Various
Deferred Maintenance	$91,028	$0	NAP	Cut-off Date LTV Ratio(6):	52.8%
Declaration Deposit Reserve	$95,106	$0	NAP	LTV Ratio at Maturity or ARD(6):	52.8%

(1)   See “The Borrowers” section.

(2)	See “Escrows” section.

(3)	See “The Mortgage Loan” section.

(4)	See “Historical Occupancy” section.

(5)	See “Cash Flow Analysis” section.

(6)	See “Appraisal” section. The appraisals were dated from January 28, 2016 to May 3, 2016.

The Mortgage Loan. The mortgage loan (the “ExchangeRight Net Leased Portfolio 12 Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering 18 single-tenant retail properties and one medical office property located in Illinois, Louisiana, North Carolina, Ohio, South Carolina, Tennessee, Texas and Utah (the “ExchangeRight Net Leased Portfolio 12 Properties”). The ExchangeRight Net Leased Portfolio 12 Mortgage Loan was originated on May 10, 2016 by Barclays Bank PLC. The ExchangeRight Net Leased Portfolio 12 Mortgage Loan had an original principal balance of $24,850,000, has an outstanding principal balance as of the Cut-off Date of $24,850,000 and accrues interest at an interest rate of 4.659% per annum. The ExchangeRight Net Leased Portfolio 12 Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires interest-only payments through the term of the ExchangeRight Net Leased Portfolio 12 Mortgage Loan. The ExchangeRight Net Leased Portfolio 12 Mortgage Loan matures on May 6, 2026.

Following the lockout period, the borrower has the right to defease the ExchangeRight Net Leased Portfolio 12 Mortgage Loan in whole, but not in part, on any date before February 6, 2026. In addition, the ExchangeRight Net Leased Portfolio 12 Mortgage Loan is prepayable without penalty on or after February 6, 2026.

A-3-90

EXCHANGERIGHT NET LEASED PORTFOLIO 12

Sources and Uses

Sources			Uses
Original loan amount	$24,850,000	52.3%	Purchase price(1)	$46,457,381	97.8%
Sponsor’s new cash contribution	22,673,619	47.7	Closing costs	843,773	1.8
			Reserves	222,465	0.5
Total Sources	$47,523,619	100.0%	Total Uses	$47,523,619	100.0%

(1)	A portion of the ExchangeRight Net Leased Portfolio 12 Mortgage Loan proceeds were used to unencumber 11 of the 19 properties that served as collateral under the Sponsor’s line of credit facilities and were purchased between January 2016 and May 2016.

The Properties. The ExchangeRight Net Leased Portfolio 12 Properties comprise 18 single-tenant retail properties and one single-tenant medical office property totaling 243,830 square feet located in Illinois (4 properties), Louisiana (3 properties), North Carolina (3 properties), Ohio (5 properties), South Carolina (1 property), Tennessee (1 property), Texas (1 property) and Utah (1 property). Built between 1966 and 2016, the ExchangeRight Net Leased Portfolio 12 Properties range in size from 4,904 square feet to 77,154 square feet. The sponsor acquired the ExchangeRight Net Leased Portfolio 12 Properties between January 2016 and May 2016 for a combined purchase price of approximately $46.5 million. As of July 1, 2016, the ExchangeRight Net Leased Portfolio 12 Properties were 100.0% occupied.

The ExchangeRight Net Leased Portfolio 12 Properties are comprised of nationally recognized credit-tenants, such as Dollar General, Kroger, Tractor Supply, Walgreens, Advance Auto Parts and Fresenius Dialysis Center. Of the 19 ExchangeRight Net Leased Portfolio 12 Properties, 15 are occupied by investment-grade tenants accounting for approximately 79.2% of the underwritten rent. All of the leases within the ExchangeRight Net Leased Portfolio 12 are either directly signed with the tenant’s parent company or are guaranteed by the tenant’s parent company. The ExchangeRight Net Leased Portfolio 12 Properties have an average remaining lease term of approximately 12.7 years and if utilizing the fully extended lease maturity dates, the average remaining lease term for the ExhangeRight Net Leased Portfolio 12 Properties is approximately 33.7 years. Leases representing approximately 90.5% of the net rentable area and 91.3% of the underwritten base rent expire after the ExchangeRight Net Leased Portfolio 12 Mortgage Loan maturity date. Excluding the Kroger – Hamilton property, no single property within the ExchangeRight Net Leased Portfolio 12 accounts for more than 12.2% of the underwritten rent or 9.0% of the net rentable area.

The largest property, Kroger – Hamilton, comprises approximately 77,154 square feet (31.6% of the total net rentable area) and $630,620 of the underwritten base rent (21.2% of total underwritten net rental income). The Kroger – Hamilton property is 100.0% occupied by, Kroger, which anchors a shopping center in Hamilton, Ohio, a suburb of Cincinnati. As of the fiscal year ending in October 2015, Kroger achieved sales of approximately $38.1 million (approximately $494 PSF), which figure excludes fuel sales, resulting in a 2.5% occupancy cost. The store is expected to undergo a tenant funded renovation. The renovations will add online ordering capabilities (ClickList), a health clinic and a liquor store. The Kroger store is expected to be fully operational while undergoing the renovations, which are expected to be completed in 2017.

The following table presents certain information relating to the ExchangeRight Net Leased Portfolio 12 Properties:

Tenant Name	City, State	Specific Property Type	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value(1)
Kroger	Hamilton, Ohio	Single Tenant	$5,100,000	20.5%	100.0%	2006/NAP	77,154	$10,320,000
Walgreens	Fort Worth, Texas	Single Tenant	$3,295,000	13.3%	100.0%	2003/NAP	14,490	$6,000,000
Tractor Supply	Woods Cross, Utah	Single Tenant	$2,450,000	9.9%	100.0%	2015/NAP	21,930	$4,730,000
Fresenius Dialysis Center	Nashville, Tennessee	Medical	$2,300,000	9.3%	100.0%	1966/2015	8,790	$4,425,000
Advance Auto Parts	Steubenville, Ohio	Single Tenant	$1,030,000	4.1%	100.0%	2015/NAP	6,889	$1,875,000
Dollar General	Hamilton, Ohio	Single Tenant	$975,000	3.9%	100.0%	2012/NAP	9,100	$1,780,000
Dollar General	Cincinnati, Ohio	Single Tenant	$860,000	3.5%	100.0%	2012/NAP	9,026	$1,570,000
Dollar General	Hickory, North Carolina	Single Tenant	$820,000	3.3%	100.0%	2011/NAP	9,002	$1,575,000
Dollar General	Denham Springs, Louisiana	Single Tenant	$820,000	3.3%	100.0%	2015/NAP	9,026	$1,600,000
Dollar General	Hammond, Louisiana	Single Tenant	$820,000	3.3%	100.0%	2013/NAP	9,026	$1,500,000
Family Dollar	Baton Rouge, Louisiana	Single Tenant	$820,000	3.3%	100.0%	2016/NAP	9,327	$1,500,000
Dollar General	Hickory, North Carolina	Single Tenant	$795,000	3.2%	100.0%	2012/NAP	9,002	$1,450,000
Advance Auto Parts	Greenville, South Carolina	Single Tenant	$790,000	3.2%	100.0%	2011/NAP	7,000	$1,450,000
Dollar General	Gastonia, North Carolina	Single Tenant	$745,000	3.0%	100.0%	2012/NAP	9,100	$1,360,000
Napa Auto Parts	Freeport, Illinois	Single Tenant	$735,000	3.0%	100.0%	2011/NAP	4,938	$1,340,000
Napa Auto Parts	Belvidere, Illinois	Single Tenant	$735,000	3.0%	100.0%	2011/NAP	4,904	$1,340,000
Dollar General	Alorton, Illinois	Single Tenant	$645,000	2.6%	100.0%	2011/NAP	9,026	$1,175,000
Dollar General	Dupo, Illinois	Single Tenant	$560,000	2.3%	100.0%	2010/NAP	9,100	$1,025,000
Advance Auto Parts	Heath, Ohio	Single Tenant	$555,000	2.2%	100.0%	1997/2011	7,000	$1,025,000
Total/Weighted Average			$24,850,000	100.0%	100.0%		243,830	$47,040,000

(1)	In addition, each appraisal provides a “go dark” value for each related ExchangeRight Net Leased Portfolio 12 Property. In the aggregate, the ExchangeRight Net Leased Portfolio Properties have a “go dark” value of $25,520,000.

A-3-91

EXCHANGERIGHT NET LEASED PORTFOLIO 12

The following table presents certain information relating to the tenancies at the ExchangeRight Net Leased Portfolio 12 Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Dollar General	NR/Baa2/BBB	81,408	33.4%	$12.85(3)	$1,045,935(3)	35.2%	Various(4)
Kroger	BBB/Baa1/BBB	77,154	31.6%	$8.17	$630,620	21.2%	12/31/2026
Tractor Supply	NR/NR/NR	21,930	9.0%	$16.52	$362,250	12.2%	10/31/2030
Walgreens	BBB/Baa2/BBB	14,490	5.9%	$19.67	$285,000	9.6%	6/30/2028(5)
Advance Auto Parts	NR/Baa2/BBB-	20,889	8.6%	$13.20	$275,817	9.3%	Various(6)
Total Major Tenants		215,871	88.5%	$12.04	$2,599,622	87.5%

Non-Major Tenants		27,959	11.5%	$13.33	$372,578	12.5%

Occupied Collateral Total		243,830	100.0%	$12.19	$2,972,200	100.0%

Vacant Space		0	0.0%

Collateral Total		243,830	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include average straight-line rent for Dollar General – Cincinnati, Dollar General – Hammond, Dollar General – Hamilton and Fresenius Dialysis Center – Nashville properties.

(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent include average straight-line rent for Dollar General – Cincinnati, Dollar General – Hammond and Dollar General – Hamilton. The current aggregate annual contract rent is $315,023 and $11.60 per square foot. The current underwritten rent is $318,210 and $11.72 per square foot.

(4)	Dollar General is a tenant at nine different properties and leases 9,100 square feet at the Dollar General - Hamilton property under a lease expiring on November 30, 2028; 9,026 square feet at the Dollar General - Cincinnati property under a lease expiring on July 31, 2028; 9,002 square feet at the Dollar General – Hickory (US Highway 70) property under a lease expiring on September 30, 2026; 9,026 square feet at the Dollar General – Denham Springs property under a lease expiring on June 30, 2030; 9,026 square feet at the Dollar General – Hammond property under a lease expiring on April 30, 2028; 9,002 square feet at the Dollar General – Hickory (Lenoir Rhyne Boulevard) under a lease expiring on February 28, 2027; 9,100 square feet at the Dollar General – Gastonia property under a lease expiring on May 31, 2027; 9,026 square feet at the Dollar General – Alorton property under a lease expiring on November 30, 2026 and 9,100 square feet at the Dollar General – Dupo property under a lease expiring on March 31, 2025.

(5)	Walgreens at the Walgreens – Fort Worth property has the right to terminate the lease upon 6 months’ notice to the borrower, effective as of June 30, 2028, which is after the maturity date of the ExchangeRight Net Leased Portfolio 12 Mortgage Loan, and every 5 years thereafter, until the lease expires on June 30, 2073.

(6)	Advance Auto Parts is a tenant at three different properties and leases 6,889 square feet at the Advance Auto Parts – Steubenville property under a lease expiring on July 31, 2030; 7,000 square feet at the Advance Auto Parts – Greenville property under a lease expiring on December 31, 2025 and 7,000 square feet at the Advance Auto Parts – Heath property under a lease expiring on December 31, 2025.

The following table presents certain information relating to the available historical sales at the ExchangeRight Net Leased Portfolio 12 Properties:

Historical Sales(1)

Tenant Name	2013	2014	2015
Kroger – Hamilton(2)(3)	$36,573,799	$36,716,453	$38,083,151
Walgreens – Fort Worth	NAV	NAV	$1,829,529
Advance Auto Parts – Heath	$2,037,946	NAV	NAV

(1)	Available sales were provided by the seller and sponsors.

(2)	Kroger – Hamilton sales are as of each fiscal year ending in October.

(3)	Historical Sales for the Kroger – Hamilton property exclude fuel sales.

A-3-92

EXCHANGERIGHT NET LEASED PORTFOLIO 12

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Net Leased Portfolio 12 Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	3	23,100	9.5%	23,100	9.5%	$259,077	8.7%	$11.22
2026	3	95,182	39.0%	118,282	48.5%	$1,018,994	34.3%	$10.71
Thereafter	13	125,548	51.5%	243,830	100.0%	$1,694,130	57.0%	$13.49
Vacant	0	0	0.0%	243,830	100.0%	$0	0.0%	$0.00
Total/Weighted Average	19	243,830	100.0%			$2,972,200	100.0%	$12.19

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the ExchangeRight Net Leased Portfolio 12 Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	7/1/2016(2)

NAV	NAV	NAV	NAV	100.0%

(1)	The sellers of the ExchangeRight Net Leased Portfolio 12 Properties were unable to provide historical occupancy information to the borrower, the buyer.

(2)	Information obtained from the underwritten rent roll.

A-3-93

EXCHANGERIGHT NET LEASED PORTFOLIO 12

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight Net Leased Portfolio 12 Properties:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,972,200(2)	86.6%	$12.19
Grossed Up Vacant Space	0	0.0	0.00
Total Reimbursables	566,958(3)	16.5	2.33
Other Income	0	0.0	0.00
Less Vacancy & Free Rent	(107,008)(4)	(3.1)	(0.44)
Effective Gross Income	$3,432,150	100.0%	$14.08

Total Operating Expenses	$635,601	18.5%	$2.61

Net Operating Income	$2,796,549	81.5%	$11.47
TI/LC	93,323	2.7	0.38
Capital Expenditures	25,257	0.7	0.10
Net Cash Flow	$2,677,969	78.0%	$10.98

NOI DSCR	2.38x
NCF DSCR	2.28x
NOI DY	11.3%
NCF DY	10.8%

(1)	Historical cash flows are unavailable as the ExchangeRight Net Leased Portfolio 12 Properties were acquired by the sponsors between January 2016 and May 2016, for a combined purchase price of approximately $46.5 million. The sellers of the ExchangeRight Net Leased Portfolio 12 Properties were unable to provide historical operating statements to the borrower, the buyer.

(2)	U/W Base Rent includes the average straight-line rent for Dollar General – Cincinnati, Dollar General – Hammond, Dollar General – Hamilton and Fresenius Dialysis Center – Nashville properties, totalling $603,678.

(3)	Total Reimbursables are underwritten based on tenant leases and discussions with the borrower. Five of the properties have no reimbursements as the tenants pay expenses directly, whereas the remaining 14 properties reimburse either property taxes, insurance or operating expenses or some combination of the three.

(4)	The underwritten economic vacancy is 3.0%. A 5% vacancy factor was underwritten for all properties except for eight properties (Walgreens – Fort Worth, Dollar General – Hamilton, Dollar General – Cincinnati, Dollar General – Hammond, Dollar General – Gastonia, Dollar General – Denham Springs, Advance Auto Parts – Steubenville and Fresenius Dialysis Center – Nashville) that are occupied by an investment grade tenant with approximately 11 years remaining on the initial lease term and a fully extended expiration date of 2041 or later. The ExchangeRight Net Leased Portfolio 12 Properties are 100.0% occupied as of July 1, 2016.

Appraisal. The ExchangeRight Net Leased Portfolio 12 Properties were valued individually, with the individual values reflecting a cumulative “as-is” appraised value of $47,040,000. The appraisals were dated from January 28, 2016 to May 3, 2016. Additionally, since the ExchangeRight Net Leased Portfolio 12 Properties are single tenant, each appraisal had a corresponding dark value. The ExchangeRight Net Leased Portfolio 12 Properties have a cumulative “dark” appraised value of $25,520,000.

Environmental Matters. According to the Phase I environmental site assessment dated as of January 25, 2016, there was evidence of a recognized environmental condition (“REC”) at the Kroger - Hamilton property. Prior to redevelopment in 2006, the Kroger – Hamilton property had been used for safe manufacturing for more than 90 years that generated hazardous waste. The site was sampled, and following remediation pursuant to the Ohio Voluntary Action Program, it was approved for No Further Action status subject to an activity use limitation restricting future development to industrial and commercial purposes and prohibiting use of groundwater for potable and non-potable purposes. The Phase I environmental site assessment ruled out any potential for indoor vapor intrusion and recommended no further action. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Prospectus.

The Borrower. The borrower is ExchangeRight Net Leased Portfolio 12 DST, a Delaware statutory trust. At loan origination, the ExchangeRight Net Leased Portfolio 12 Properties were conveyed and assumed from ExchangeRight Net Leased Portfolio 12, LLC to and by ExchangeRight Net Leased Portfolio 12 DST. There is one independent director for the borrowing entity and one independent director of the master lessee. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio 12 Mortgage Loan. David Fisher, Joshua Ungerecht and Warren Thomas are the guarantors of certain nonrecourse carveouts under the ExchangeRight Net Leased Portfolio 12 Mortgage Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Prospectus.

The ExchangeRight Net Leased Portfolio 12 DST has master leased the ExchangeRight Net Leased Portfolio 12 Properties to a master lessee affiliated with the sponsors. The master lessee is structured as a special purpose entity. The master lessee’s interest in the master lease and all rents are assigned to the lender. The sponsors have a 100% ownership in the master lessee. The master lease is subordinate to the ExchangeRight Net Leased Portfolio 12 Mortgage Loan.

The Sponsors. The sponsors are David Fisher, Joshua Ungerecht and Warren Thomas, all of whom are managing members of ExchangeRight Real Estate LLC (“ExchangeRight”). ExchangeRight has more than $400.0 million of assets and more than 2.0 million

A-3-94

EXCHANGERIGHT NET LEASED PORTFOLIO 12

square feet under management. ExchangeRight has more than 156 investment-grade retail and Class B/B+ multifamily properties located across 27 states. Mr. Thomas was involved in a foreclosure in 2013. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $36,332 for real estate taxes; $91,028 for deferred maintenance and $95,106 for a declaration deposit, which amount can be used to cover the cost of obligations under a reciprocal easement agreement relating to the Kroger – Hamilton property. Additionally, the loan documents require monthly deposits of an amount equal to one-twelfth of the estimated annual real estate taxes (currently equates to $21,494), one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afford by the policies upon the expiration thereof (insurance is currently being maintained under a blanket policy) and $1,762 for replacement reserves. If an event of default has occurred and is continuing, the borrower is required to deposit $14,475 and any sum or termination fee payable to the borrower on a monthly basis into the TI/LC reserve.

Lockbox and Cash Management. The ExchangeRight Net Leased Portfolio 12 Mortgage Loan requires a lender-controlled hard lockbox account, which is already in place. The borrower and property manager are required to direct all tenants to pay rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within two business day of receipt. During a Cash Sweep Period (as defined below), funds deposited into the lockbox account are required to be swept on a daily basis into a cash management account controlled by the lender.

A “Cash Sweep Period” will mean each period commencing on the occurrence of a Cash Sweep Event (as defined below) and continuing upon the earlier of (i) the next occurring payment date following the related Cash Sweep Event Cure (as defined below) or (ii) payment in full of all principal and interest on the ExchangeRight Net Leased Portfolio 12 Mortgage Loan and all other amounts due payable under the loan documents or defeasance of the ExchangeRight Net Leased Portfolio 12 Mortgage Loan.

A “Cash Sweep Event” will mean the occurrence of: (i) an event of default; (ii) a debt service coverage ratio for the ExchangeRight Net Leased Portfolio 12 Mortgage Loan of less than 1.45x as of the date of determination; (iii) a Kroger Trigger Event (as defined below); (iv) a Kroger Renewal Trigger Event (as defined below); or (v) a Qualified Transfer Trigger Event (as defined below).

A “Cash Sweep Event Cure” will mean with respect to clause: (i) above, the acceptance by the lender of a cure of such event of default; with respect to clause (ii) above, the achievement of a debt service coverage ratio greater than or equal to 1.45x for two consecutive calendar quarters; with respect to clause (iii) above, if the occurrence of Kroger Trigger Event Cure (as defined below) or the achievement of amounts on deposit in the excess cash reserve account as a result of a Kroger Trigger Event equaling or exceeding $1,543,080 (“Kroger Cap”); with respect to clause (iv) above, the occurrence of a Kroger Renewal Trigger Event Cure (as defined below) or the achievement of the amounts on deposit in the excess cash reserve account solely as a result of a Kroger Renewal Trigger Event equaling or exceeding $771,540 (“Kroger Renewal Trigger Event Cap”); or with respect to clause (v) above, the occurrence of a Qualified Transfer Trigger Event Cure (as defined below); provided, however, that such cure is subject to, (i) the absence of a continuing event of default and (ii) the borrower’s payment of all of lender’s reasonable expenses incurred in connection with such Cash Sweep Event Cure, including attorney’s fees and expenses.

A “Kroger Trigger Event” will mean the occurrence of (i) Kroger goes dark, vacates or gives notice to vacate its space; (ii) Kroger is delinquent on its rent payments by more than 90 days; or (iii) Kroger goes bankrupt.

A “Kroger Trigger Event Cure” will mean the occurrence of (i) the borrower providing evidence satisfactory to the lender that Kroger has resumed occupancy and is operating out of all its space; (ii) the borrower providing evidence satisfactory to the lender that Kroger is current in all of its monetary obligations under its lease; (iii) the borrower providing evidence satisfactory to the lender that the Kroger lease has been assumed without alteration of its material terms or that Kroger is no longer the subject to the jurisdiction of the bankruptcy court; or (iv) the borrower entering into a replacement lease approved by the lender satisfying the requirements as set in the loan documents.

A “Kroger Renewal Trigger Event” will mean the occurrence of the date 12 months prior to the earlier of: (i) the maturity date or (ii) the expiration date of the Kroger lease.

A “Kroger Renewal Trigger Event Cure” will mean the occurrence of: (i)(a) Kroger renewing for a term of not less than five years at economic terms materially similar to the current economic terms, but in no event less than 90.0% of the current economic terms and (b) the lender receiving an updated tenant estoppels certificate confirming the renewal and renewal terms, the Kroger lease is in full effect, Kroger is in physical occupancy and that there is no default by borrower under the Kroger lease; or (ii) the borrower entering into a replacement lease approved by the lender satisfying the requirements as set in the loan documents.

A “Qualified Transfer Trigger Event” will mean the date that is 36 months prior to the maturity date.

A “Qualified Transfer Trigger Event Cure” will mean the occurrence of a Qualified Transfer (as defined below), provided that the Approved Transferee (as defined below) (i) maintains a minimum net worth of at least $200.0 million and total assets of at least $400.0 million; (ii) executes and delivers to lender a full recourse guaranty guaranteeing payment of the entire amount of the ExchangeRight Net Leased Portfolio 12 Mortgage Loan; (iii) owns no less than 100.0% of the legal and beneficial ownership interests in the borrower and master lessee; (iv) is not a Delaware statutory trust; and (v) causes the borrower to convert to a limited liability company.

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EXCHANGERIGHT NET LEASED PORTFOLIO 12

A “Qualified Transfer” will mean, at any time following the date six months from the origination date, the transfer of all outstanding ownership interests in the borrower in one or a series of transactions to an Approved Transferee and the replacement of the guarantor as the person who controls the borrower, provided the terms and conditions set forth in the loan documents are satisfied.

An “Approved Transferee” will mean (i) an eligible financial institution or (ii) any person who meets the requirements as set in the loan documents, is regularly engaged in the business of owning or operating commercial properties, owns interests in or operates at least five properties with a minimum of 750,000 square feet and has a total assets of at least $100.0 million.

Property Management. The ExchangeRight Net Leased Portfolio 12 Properties are managed by an affiliate of the borrower.

Assumption. The borrower is permitted to transfer the ExchangeRight Net Leased Portfolio 12 Properties, provided that certain conditions are satisfied, including (i) that no event of default has occurred and is continuing; (ii) that the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (iii) the delivery of a REMIC opinion, an insolvency opinion and other opinions required by the lender; and (iv) that the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C35 Certificates. If such transfer is a permitted transfer as set forth in the loan documents, the borrower is not required to receive lender consent and fulfill the aforementioned provisions.

Right of First Refusal. The sole tenants at the Walgreens – Fort Worth property and the Tractor Supply – Woods Cross property each have a right of first refusal (“ROFR”) with respect to offers to purchase their respective properties. The tenants, Walgreens and Tractor Supply, agreed in a subordination, nondisturbance and attornment agreement that such right of first refusal is waived in the case of foreclosure or deed in lieu. The sole tenant at Family Dollar – Baton Rouge property has a ROFR with respect to offers to purchase its property, which right does not apply to a foreclosure, deed in lieu or a similar conveyance resulting from a lender exercising its remedies under a mortgage encumbering the Family Dollar – Baton Rouge property.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the ExchangeRight Net Leased Portfolio 12 Properties. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a three-month extended period of indemnity.

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A-3-97

No. 11 – Barber Self Storage

Loan Information	Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC	Single Asset/Portfolio:	Single Asset
Property Type:	Self Storage
Original Principal Balance:	$24,460,000	Specific Property Type:	Self Storage
Cut-off Date Balance:	$24,460,000	Location:	Virginia Beach, VA
% of Initial Pool Balance:	2.4%	Size:	390,380 SF
Loan Purpose:	Acquisition	Cut-off Date Balance Per SF:	$62.66
Borrower Name:	Prime Group Virginia Beach, LLC	Year Built/Renovated:	2008/NAP
Sponsors(1):	Robert Morgan; Robert Moser	Title Vesting:	Fee
Mortgage Rate:	4.810%	Property Manager:	Self-managed
Note Date:	June 17, 2016	4th Most Recent Occupancy:	NAV
Anticipated Repayment Date:	NAP	3rd Most Recent Occupancy (As of):	96.4% (12/31/2013)
Maturity Date:	July 6, 2026	2nd Most Recent Occupancy (As of):	91.1% (12/31/2014)
IO Period:	36 months	Most Recent Occupancy (As of):	96.9% (12/31/2015)
Loan Term (Original):	120 Months	Current Occupancy (As of):	99.6% (6/7/2016)
Seasoning:	0 months
Amortization Term (Original):	360 months	Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon	4th Most Recent NOI (As of)(4):	$1,520,938 (12/31/2013)
Interest Accrual Method:	Actual/360	3rd Most Recent NOI (As of)(4):	$1,756,103 (12/31/2014)
Call Protection(2):	L(24),D(92),O(4)	2nd Most Recent NOI (As of)(4):	$2,282,865 (12/31/2015)
Lockbox Type:	Springing	Most Recent NOI (As of):	$2,345,267 (TTM 4/30/2016)
Additional Debt(2):	Yes
Additional Debt Type(2):	Future Mezzanine	U/W Revenues:	$2,727,799
U/W Expenses:	$647,112
U/W NOI:	$2,080,687
U/W NCF:	$2,061,168
U/W NOI DSCR:	1.35x
U/W NCF DSCR:	1.34x
Escrows and Reserves:	U/W NOI Debt Yield:	8.5%
U/W NCF Debt Yield:	8.4%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$35,120,000
Taxes	$31,082	$14,801	NAP	As-Is Appraisal Valuation Date:	May 10, 2016
Insurance	$24,372	$2,579	NAP	Cut-off Date LTV Ratio:	69.6%
Replacement Reserves(3)	$0	$1,627	NAP	LTV Ratio at Maturity or ARD:	61.4%

(1)	Affiliates of Robert Morgan and Robert Moser were involved in prior foreclosures and one deed-in-lieu of foreclosure. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus.

(2)	Future mezzanine debt is permitted subject to the satisfaction of certain conditions, including (i) the execution of an intercreditor agreement in form and substance acceptable to the lender; (ii) the combined loan-to-value ratio is not greater than 70.0%; (iii) the combined amortizing debt service coverage ratio is not less than 1.35x; and (iv) receipt of rating agency confirmations from Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-C35 Certificates.

(3)	The Barber Self Storage mortgage loan documents provide for the release of a portion of the Retention Pond Parcel (as defined below) in connection with a sale of such parcel, provided that any proceeds from such sale are required to be deposited into the Replacement Reserve account. In connection with a transfer of such parcel to an affiliate, an amount equal to the value attributed to such parcel pursuant to an updated appraisal is required to be deposited into the Replacement Reserve account. No value was attributed to this parcel in the appraisal and the lender did not consider this parcel in underwriting the loan.

(4)	See “Cash Flow Analysis” section.

The Barber Self Storage mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 809-unit, 390,380 square feet self-storage facility comprised of 18 one-story buildings located in Virginia Beach, Virginia (the “Barber Self Storage Property”), approximately eight miles southeast of the Virginia Beach central business district. The improvements were constructed in phases between 2008 and 2014, and are situated on a 51.1-acre site, which includes an unimproved 21.7-acre parcel that is currently zoned for residential use (the “Retention Pond Parcel”), a portion of which is used as a retention pond for the storm water runoff generated by the improvements on the 29.4 acre parcel. Amenities at the Barber Self Storage Property include a leasing office and on-site management team, electronic security gate with keypad entry, perimeter fencing, and 24-hour video surveillance. The Barber Self Storage Property consists of 195 climate controlled units (24.1% of units), 214 standard non-climate controlled units (26.5% of units), and 400 large non-climate controlled units (49.4% of units). The large non-climate controlled units range in size from 495 square feet to 2,200 square feet and are typically utilized by contractors and small businesses for equipment storage. The Barber Self Storage Property also generates revenue from 154 outside RV/boat parking spaces. As of the June 7, 2016 rent roll, the Barber Self Storage Property was 99.6% occupied.

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BARBER SELF STORAGE

Sources and Uses

Sources			Uses
Original loan amount	$24,460,000	77.8%	Purchase price	$30,600,000	97.3%
Sponsor’s new cash contribution	6,989,689	22.2	Reserves	55,455	0.2
			Closing costs	794,234	2.5
Total Sources	$31,449,689	100.0%	Total Uses	$31,449,689	100.0%

The following table presents historical occupancy percentages at the Barber Self Storage Property:

Historical Occupancy

12/31/2012	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	6/7/2016(2)
NAV	96.4%	91.1%	96.9%	99.6%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Barber Self Storage Property:

Cash Flow Analysis

	2013(1)	2014(1)	2015(1)	TTM 4/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,694,330	$1,955,072	$2,509,570	$2,583,987	$2,599,236	95.3%	$6.66
Grossed Up Vacant Space	0	0	0	0	16,740	0.6	0.04
Concessions	0	0	0	0	0	0.0	0.00
Other Income(2)	207,817	210,617	235,997	243,666	243,666	8.9	0.62
Less Vacancy & Credit Loss	0	0	0	0	(131,843)(3)	(4.8)	(0.34)
Effective Gross Income	$1,902,147	$2,165,689	$2,745,567	$2,827,653	$2,727,799	100.0%	$6.99

Total Operating Expenses(4)	$381,210	$409,586	$462,702	$482,386	$647,112	23.7%	$1.66

Net Operating Income	$1,520,938	$1,756,103	$2,282,865	$2,345,267	$2,080,687	76.3%	$5.33
Capital Expenditures	0	0	0	0	19,519	0.7	0.05
Net Cash Flow	$1,520,938	$1,756,103	$2,282,865	$2,345,267	$2,061,168	75.6%	$5.28

NOI DSCR	0.99x	1.14x	1.48x	1.52x	1.35x
NCF DSCR	0.99x	1.14x	1.48x	1.52x	1.34x
NOI DY	6.2%	7.2%	9.3%	9.6%	8.5%
NCF DY	6.2%	7.2%	9.3%	9.6%	8.4%

(1)	The Barber Self Storage Property was built in phases between 2008 and 2014, resulting in increased rental collections.

(2)	Other Income includes administrative fees, late fees, vehicle rental income, retail sales, and parking income from 154 outdoor parking spaces used for RVs and automobiles.

(3)	The underwritten economic vacancy is 5.0%. The Barber Self Storage Property was 99.6% physically occupied as of June 7, 2016.

(4)	The Barber Self Storage Property benefits from a 50% reduction of the property’s storm water bill because the property maintains a retention pond. The underwritten operating expenses consider this reduction.

The following table presents certain information relating to some comparable self storage properties for the Barber Self Storage Property:

Competitive Set(1)

	Barber Self Storage (Subject)	My Storage	Allsafe Self Storage	Harpers Road Storage Center	Security Plus Self Storage	AAAA Self Storage
Location	Virginia Beach, VA	Virginia Beach, VA	Virginia Beach, VA	Virginia Beach, VA	Virginia Beach, VA	Virginia Beach, VA
Distance from Subject	--	0.2 miles	1.9 miles	2.4 miles	3.0 miles	2.7 miles
Property Type	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage
Year Built/Renovated	2008/NAP	2007/NAV	2001/NAV	2003/NAV	1988/NAV	2001/NAV
Total Units	809	814	500	239	706	889
Total Occupancy	99.0%	NAV	96.0%	91.0%	87.0%	83.0%

(1)	Information obtained from the appraisal.

A-3-99

No. 12 – San Fernando Value Square

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance:	$23,600,000			Specific Property Type:	Anchored
Cut-off Date Balance:	$23,600,000			Location:	Sylmar, CA
% of Initial Pool Balance:	2.3%			Size:	118,611 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$198.97
Borrower Name:	The SFVS Company LLC			Year Built/Renovated:	1987/NAP
Sponsors:	Dorian Bilak; Sara V. Dumont			Title Vesting:	Fee
Mortgage Rate:	4.100%			Property Manager:	Self-managed
Note Date:	June 13, 2016			4th Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	July 11, 2026			2nd Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	24 months			Most Recent Occupancy (As of):	100.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (4/30/2016)
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$2,168,829 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			3rd Most Recent NOI (As of):	$2,325,155 (12/31/2014)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$2,521,449 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of):	$2,456,883 (TTM 4/30/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$3,433,145
				U/W Expenses:	$1,184,500
				U/W NOI:	$2,248,645
				U/W NCF:	$2,096,935
Escrows and Reserves:				U/W NOI DSCR:	1.64x
				U/W NCF DSCR:	1.53x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.5%
Taxes	$109,646	$27,412	NAP	U/W NCF Debt Yield:	8.9%
Insurance(1)	$0	Springing	NAP	As-Is Appraised Value:	$42,600,000
Replacement Reserve	$0	$2,184	NAP	As-Is Appraisal Valuation Date:	April 24, 2016
TI/LC Reserve	$0	$0	NAP	Cut-off Date LTV Ratio:	55.4%
Sam’s Club Reserve(2)	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	46.8%

(1)	Ongoing reserves for insurance premiums are not required as long as (i) no event of default has occurred and is continuing; (ii) the San Fernando Value Square Property (as defined below) is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

(2)	Upon the occurrence of the lender not receiving evidence that the Sam’s Club space has been leased to either Sam’s Club or satisfactory replacement tenants on terms and conditions acceptable to the lender by July 11, 2021, the borrower is required to deposit $750,000 in the Sam’s Club Reserve on August 11, 2021 or deposit monthly payments of $12,500 for 60 months beginning on August 11, 2021.

The San Fernando Value Square mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering an 118,611 square foot anchored retail center (the “San Fernando Value Square Property”) located in Sylmar, California, approximately 21.6 miles northwest of the Los Angeles central business district. Built in 1987, the San Fernando Value Square Property is anchored by Sam’s Club (representing 90.1% of the net rentable area and 70.3% of the underwritten base rent) and consists of seven one-story buildings located on a 10.2-acre site. Additionally, the San Fernando Value Square Property is shadow anchored by an 114,423 square foot Home Depot. The San Fernando Value Square Property includes 700 surface parking spaces resulting in a parking ratio of 5.9 spaces per 1,000 square feet of rentable area. As of April 30, 2016, the San Fernando Value Square Property was 100.0% occupied by 12 tenants.

The San Fernando Value Square Property is situated at the intersection of Ronald Reagan Freeway (Route 118) and Foothills Freeway (I-210), which provide primary access to the neighborhood. According to the appraisal, the estimated 2015 population within a three- and five-mile radius of the San Fernando Value Square Property was 185,292 and 347,599, respectively, while the estimated 2015 average household income within the same radii was $65,260 and $70,272, respectively. According to a third party market research report, the San Fernando Value Square Property is located within the Eastern San Fernando Valley (“ESFV”) submarket of the Los Angeles retail market. As of the first quarter of 2016, the ESFV submarket reported total inventory of 1,660 properties totaling approximately 17.0 million square feet. During the same period, the ESFV submarket exhibited a 7.1% vacancy rate and average asking rate $23.94 per square foot on a triple net basis.

A-3-100

SAN FERNANDO VALUE SQUARE

Sources and Uses

Sources			Uses
Original loan amount	$23,600,000	100.0%	Loan payoff(1)	$20,613,484	87.3%
			Closing costs	364,562	1.5
			Reserves	109,646	0.5
			Return of equity	2,512,308	10.6
Total Sources	$23,600,000	100.0%	Total Uses	$23,600,000	100.0%

(1)	The San Fernando Value Square Property was previously securitized in the WBCMT 2006-C28 transaction.

The following table presents certain information relating to the tenancies at the San Fernando Value Square Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants
Sam’s Club	AA/Aa2/AA	106,911	90.1%	$15.99	$1,709,892	70.3%	$1,040	2.4%	11/1/2026(4)
Total Anchor Tenants		106,911	90.1%	$15.99	$1,709,892	70.3%

Major Tenants
McDonald’s	BBB+/Baa1/BBB+	(5)	0.0%	(5)	$89,588	3.7%	NAV	NAV	11/20/2018(6)
General Wireless	NR/NR/NR	2,500	2.1%	$29.77	$74,415	3.1%	NAV	NAV	6/30/2017(7)(8)
EZ-Dental	NR/NR/NR	1,955	1.6%	$37.80	$73,899	3.0%	NAV	NAV	8/15/2021(9)
El Pollo Loco	NR/NR/NR	(10)	0.0%	(10)	$72,000	3.0%	(10)	2.3%	1/24/2024(11)
Total Major Tenants		4,455	3.8%	$69.56(12)	$309,902	12.7%

Non-Major Tenants		7,245(13)	6.1%	$56.89(13)	$412,154	16.9%

Occupied Collateral Total		118,611	100.0%	$20.50(14)	$2,431,948	100.0%

Vacant Space		0	0.0%

Collateral Total		118,611	100.0%

(1)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through December 2016 totaling $3,519.

(3)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending December 31, 2015.

(4)	Sam’s Club has four, 5-year lease renewal options.

(5)	McDonald’s is subject to a ground lease. The net rentable area of McDonald’s improvements is 5,400 square feet, which results in an Annual U/W Base Rent PSF of $16.59.

(6)	McDonald’s has two, 5-year lease renewal options.

(7)	General Wireless has the right to terminate its lease with 60 days’ notice if annual sales are less than $400,000.

(8)	General Wireless has one, 5-year lease renewal option.

(9)	EZ-Dental has two, 5-year lease renewal options.

(10)	El Pollo Loco is subject to a ground lease. The net rentable area of El Pollo Loco’s improvements is 2,250 square feet, which results in an Annual U/W Base Rent PSF of $32.00. Additionally, El Pollo Loco’s sales for the trailing 12-month period ending December 31, 2015 were $3,177,513 or $1,412 per square foot of improved space.

(11)	El Pollo Loco has two, 10-year lease renewal options.

(12)	McDonald’s and El Pollo Loco are subject to ground leases and have no attributable square footage. Excluding the Annual U/W Base Rent associated with these two ground leased spaces, the Total Major Tenants’ Annual U/W Base Rent PSF is $33.29.

(13)	There are two ground leased spaces included in the Non-Major Tenants’ annual underwritten base rent to which there is no attributable square footage, representing a combined $120,783 in Annual U/W Base Rent. Excluding the Annual U/W Base Rent associated with these two ground leases spaces, the Non-Major Tenants’ Annual U/W Base Rent PSF is $40.22.

(14)	The Occupied Collateral Total Annual U/W Base Rent PSF excluding the Annual U/W Base Rent for the four ground leased spaces (McDonald’s, El Pollo Loco, KFC, and Taco Bell) is $18.12.

A-3-101

SAN FERNANDO VALUE SQUARE

The following table presents certain information relating to the lease rollover schedule at the San Fernando Value Square Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	2	3,950	3.3%	3,950	3.3%	$128,271	5.3%	$32.47
2018	2	1,575	1.3%	5,525	4.7%	$141,799	5.8%	$90.03(4)
2019	2	1,450	1.2%	6,975	5.9%	$124,700	5.1%	$86.00(5)
2020	1	0	0.0%	6,975	5.9%	$64,627	2.7%	$0.00(6)
2021	2	3,150	2.7%	10,125	8.5%	$128,743	5.3%	$40.87
2022	0	0	0.0%	10,125	8.5%	$0	0.0%	$0.00
2023	1	1,575	1.3%	11,700	9.9%	$61,916	2.5%	$39.31
2024	1	0	0.0%	11,700	9.9%	$72,000	3.0%	$0.00 (7)
2025	0	0	0.0%	11,700	9.9%	$0	0.0%	$0.00
2026	1	106,911	90.1%	118,611	100.0%	$1,709,892	70.3%	$15.99
Thereafter	0	0	0.0%	118,611	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	118,611	100.0%	$0	0.0%	$0.00
Total/Weighted Average	12	118,611	100.0%			$2,431,948	100.0%	$20.50

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	Two leases expire in 2018, including a McDonald’s that operates subject to a ground lease and has no attributed underwritten square feet. Including the ground leased square footage of the improvements, the Weighted Average Annual U/W Base Rent PSF would be $20.33.

(5)	Two leases expire in 2019, including a Taco Bell that operates subject to a ground lease and has no attributed underwritten square feet. Including the ground leased square footage of the improvements, the Weighted Average Annual U/W Base Rent PSF would be $32.39.

(6)	The KFC, subject to a ground lease, is the only tenant with a lease expiring in 2020 and has no has no attributed underwritten square feet. Including the ground leased square footage of the improvements, the Weighted Average Annual U/W Base Rent PSF would be $26.93.

(7)	The El Pollo Loco, subject to a ground lease, is the only tenant with a lease expiring in 2024 and has no has no attributed underwritten square feet. Including the ground leased square footage of the improvements, the Weighted Average Annual U/W Base Rent PSF would be $32.00.

The following table presents historical occupancy percentages at the San Fernando Value Square Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	4/30/2016(2)

100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the San Fernando Value Square Property:

Cash Flow Analysis

	2013	2014	2015	TTM 4/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,295,859	$2,397,256	$2,437,343	$2,460,568	$2,359,990(1)	68.7%	$19.90
Grossed Up Vacant Space	0	0	0	0	71,958	2.1	0.61
Percentage Rent	$53,958	64,302	38,971	23,325	38,971	1.1	0.33
Total Reimbursables	851,155	948,724	1,183,950	1,114,574	1,032,480	30.1	8.70
Other Income	4,440	1,519	1,703	5,760	1,703	0.0	0.01
Less Vacancy and Credit Loss	0	0	0	0	(71,958)(2)	(2.1)	(0.61)
Effective Gross Income	$3,205,413	$3,411,802	$3,661,967	$3,604,227	$3,433,145	100.0%	$28.94

Total Operating Expenses	$1,036,584	$1,086,647	$1,140,518	$1,147,345	$1,184,500	34.5%	$9.99

Net Operating Income	$2,168,829	$2,325,155	$2,521,449	$2,456,883	$2,248,645	65.5%	$18.96
TI/LC	0	0	0	0	127,988	3.7	1.08
Capital Expenditures	0	0	0	0	23,722	0.7	0.20
Net Cash Flow	$2,168,829	$2,325,155	$2,521,449	$2,456,883	$2,096,935	61.1%	$17.68

NOI DSCR	1.58x	1.70x	1.84x	1.80x	1.64x
NCF DSCR	1.58x	1.70x	1.84x	1.80x	1.53x
NOI DY	9.2%	9.9%	10.7%	10.4%	9.5%
NCF DY	9.2%	9.9%	10.7%	10.4%	8.9%

(1)	U/W Base Rent includes contractual rent steps through December 2016 totaling $3,519.
(2)	The underwritten economic vacancy is 3.0%. The San Fernando Value Square Property was 100.0% physically occupied as of April 30, 2016.

A-3-102

SAN FERNANDO VALUE SQUARE

The following table presents certain information relating to some comparable retail leases for the San Fernando Value Square Property:

Comparable Leases(1)

Property Name/ Location	Year Built/ Renovated	Anchor Tenants	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
50-88 E. Orangethorpe Ave. Anaheim, CA	1967/NAP	Walmart	102,812	100%	50.8 miles	Walmart	September 2010 / NAV	100,322	$14.40	NNN
7910 Katella Ave. Stanton, CA	1996/NAP	Food 4 Less	81,000	100%	51.4 miles	Food 4 Less	December 2006 / 20 Yrs	80,500	$15.00	NNN
777-803 Truman St. San Fernando, CA	2014/NAP	NAV	9,000	86%	2.0 miles	Pacific Western Bank	July 2015 / 2 Yrs	3,800	$30.00	NNN
2010-2040 Glenoaks Blvd. San Fernando, CA	1973/NAP	NAV	12,980	92%	1.9 miles	T-Mobile	July 2015 / 5 Yrs	2,100	$28.56	NNN
12900-12902 Foothill Blvd. San Fernando, CA	1961/NAP	NAV	35,634	100%	0.2 miles	Tutti Fruitti	August 2013 / 5 Yrs	1,000	$36.00	NNN

(1)	Information obtained from a third party report.

A-3-103

No. 13 - Eagle Square

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Mixed Use
Original Principal Balance:	$21,750,000			Specific Property Type:	Office/Retail
Cut-off Date Balance:	$21,725,376			Location:	Providence, RI
% of Initial Pool Balance:	2.1%			Size:	105,724 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$205.49
Borrower Names(1):	The New England Expedition - Providence Retail, LLC; Eagle Square Realty Investments, LLC			Year Built/Renovated:	1866/2004
Sponsors(2):	Barry E. Feldman; Gregory M. Feldman			Title Vesting:	Fee
Mortgage Rate:	5.320%			Property Manager:	Self-managed
Note Date:	May 25, 2016			4th Most Recent Occupancy (As of)	71.6% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	77.1% (12/31/2013)
Maturity Date:	June 6, 2026			2nd Most Recent Occupancy (As of):	77.1% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of)(7):	74.8% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(7):	89.5% (5/11/2016)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon			4th Most Recent NOI (As of):	$1,440,893 (12/31/2013)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of):	$1,421,939 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			2nd Most Recent NOI (As of):	$1,481,143 (12/31/2015)
Lockbox Type(3):	Hard/Springing Cash Management			Most Recent NOI (As of)(8):	$1,433,868 (TTM 4/30/2016)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$2,802,492
				U/W Expenses:	$892,756
				U/W NOI(8):	$1,909,737
Escrows and Reserves:				U/W NCF(8):	$1,844,838
				U/W NOI DSCR:	1.31x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.27x
Taxes(4)	$0	Springing	NAP	U/W NOI Debt Yield:	8.8%
Insurance(5)	$0	Springing	NAP	U/W NCF Debt Yield:	8.5%
Replacement Reserves	$0	$1,322	NAP	As-Is Appraised Value:	$29,500,000
TI/LC Reserve	$0	$3,084	$148,014	As-Is Appraisal Valuation Date:	May 9, 2016
Deferred Maintenance	$4,500	$0	NAP	Cut-off Date LTV Ratio:	73.6%
Tenant Specific Reserve(6)	$478,312	$0	NAP	LTV Ratio at Maturity or ARD:	61.2%

(1)	The borrowers, The New England Expedition - Providence Retail, LLC and Eagle Square Realty Investments, LLC, jointly and severally own the Eagle Square Property (as defined below) as tenants-in-common. The tenants-in-common have waived their right to partition during the term of the Eagle Square mortgage loan. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Tenancies in Common” in the Prospectus.
(2)	The Eagle Square mortgage loan is full recourse to Barry E. Feldman in the event of any termination or expiration of one of the four Veteran’s Health Administration leases during the term of the Eagle Square mortgage loan or if the U/W NOI on a trailing 12-month basis or the projected U/W NOI on a 12-month forward looking basis falls below $1.9 million.
(3)	The Eagle Square mortgage loan will be in a cash flow sweep until such time that the VA Eye Clinic and the VA Administration tenants, each with lease expiration dates of October 31, 2016, execute their respective lease extensions.
(4)	Ongoing monthly reserves for taxes are not required as long as no event of default exists and the borrower is paying its portion of taxes to a trustee for the condominium association.
(5)	Ongoing monthly reserves for insurance are not required as long as the Eagle Square Property (as defined below) is insured under an acceptable blanket policy.
(6)	The Tenant Specific Reserve includes a $178,312 rent escrow for the VA Physical Therapy Clinic, which has a lease start date of October 1, 2016 and a $300,000 lease rollover reserve for the VA Eye Clinic and the VA Administration.
(7)	See “Historical Occupancy” section.
(8)	See “Cash Flow Analysis” section.

The Eagle Square mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering 105,724 square feet of a mixed use property located in Providence, Rhode Island (the “Eagle Square Property”), approximately 1.6 miles west of the Providence central business district. The Eagle Square Property was constructed in 1866 and renovated in 2004. The Eagle Square Property is part of a larger development known as the Eagle Square Commons, a 270,000 square foot condominium complex featuring ten buildings ranging from one to four stories, comprised of twelve mixed use office, retail and residential condominium units. The Eagle Square Property consists of ground level retail and office spaces in nine buildings, one second floor office space in one of the nine buildings and a bank kiosk and comprises five of the 12 condominium units in the condominium association. The Eagle Square Property’s voting share in the condominium association is approximately 50.02%, which gives the borrower majority votes and control over the association. The borrower is responsible for the maintenance of its units, payment of its units’ limited common areas expenses, and payment of its share of all of the expenses.

A-3-104

EAGLE SQUARE

The largest tenant at the Eagle Square Property is the Veteran’s Health Administration (the “VA”) with multiple leases totaling 42,098 square feet, representing 39.8% of the net rentable area. In addition to the VA, there are two other U.S. General Services Administration tenants at the Eagle Square Property which are the Armed Services Recruiting Office and the U.S. Coast Guard Recruiting Office. The Eagle Square Property serves as an ancillary location of the Providence VA Medical Center (the “Medical Center”) which is located approximately 0.8 miles north of the of the Eagle Square Property. The Medical Center offers a broad range of services in medicine, surgery, and behavioral sciences. A shuttle service provides transportation Monday through Friday between the Medical Center and the Eagle Square Property. The VA at the Eagle Square Property houses the Medical Center’s Human Resources Department, Eye Clinic, Audiology Clinic, and Physical Therapy Clinic. The VA operates the nation’s largest integrated health care system, with more than 1,700 hospitals, clinics, and other facilities. The Medical Center has a staff of approximately 1,038 full time employees, including 150 board certified physicians and has academic affiliations with Brown University’s Alpert Medical School, The Harvard School of Dental Medicine, and University of Rhode Island’s College of Pharmacy.

Approximately 50.8% of the net rentable area at the Eagle Square Property is occupied by office tenants while the remaining 38.6% are retail tenants. The retail tenants at the Eagle Square Property include national and regional tenants such as Dunkin Donuts, Subway, H&R Block, Verizon, T-Mobile, and Santander Bank. Parking is provided via 418 parking spaces on the Eagle Square Property plus an additional 60 parking spaces pursuant to a parking agreement with a neighboring church for a total of 478 spaces resulting in a combined parking ratio of 4.5 spaces per 1000 square feet of net rentable area. As of May 11, 2016, the Eagle Square Property was 89.5% leased to 19 tenants.

Sources and Uses

Sources			Uses
Original loan amount	$21,750,000	100.0%	Loan payoff	$17,809,306	81.9%
			Reserves	482,812	2.2
			Closing costs	612,570	2.8
			Return of equity	2,845,312	13.1
Total Sources	$21,750,000	100.0%	Total Uses	$21,750,000	100.0%

The following table presents certain information relating to the tenancies at the Eagle Square Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
VA Physical Therapy Clinic(2)	AAA/Aaa/AA+	15,500	14.7%	$32.55	$504,525	22.5%	9/30/2021(3)
VA Eye Clinic	AAA/Aaa/AA+	10,000	9.5%	$24.20	$242,000	10.8%	10/31/2016(4)
VA Audiology Clinic	AAA/Aaa/AA+	6,898	6.5%	$28.10	$193,834	8.6%	3/31/2021(5)
VA Administration	AAA/Aaa/AA+	9,700	9.2%	$19.80	$192,060	8.6%	10/31/2016(6)
Rainbow Shops	NR/NR/NR	7,558	7.1%	$22.00	$166,276	7.4%	1/31/2020
Mad Rag	NR/NR/NR	5,200	4.9%	$17.00	$88,400	3.9%	7/31/2022(7)
Total Major Tenants		54,856	51.9%	$25.29	$1,387,095	61.9%

Non-Major Tenants		39,749	37.6%	$21.48	$853,834	38.1%

Occupied Collateral Total		94,605	89.5%	$23.69	$2,240,928	100.0%

Vacant Space		11,119	10.5%

Collateral Total		105,724	100.0%

(1)	Certain ratings are those of the parent company and the U.S. federal government whether or not the parent or the U.S. federal government, as applicable, guarantees the lease.
(2)	The VA Physical Therapy Clinic has executed a new lease with a lease commencement date of October 1, 2016. The VA Physical Therapy Clinic has taken possession of its space and is in the process of building out improvements. A $178,312 reserve was taken at origination as a rent escrow.
(3)	The VA Physical Therapy Clinic has one, 5-year lease renewal option and may terminate its lease with at least 90 days’ prior written notice following September 30, 2021.
(4)	The VA Eye Clinic has one, 1-year lease renewal option remaining. The tenant has verbally notified borrower of its intent to exercise this option. The tenant has the right to terminate its lease at any time with 60 days’ written notice.
(5)	The VA Audiology Clinic may terminate its lease anytime with at least 90 days’ prior written notice.
(6)	The VA Administration may terminate its lease anytime with at least 60 days’ prior written notice.
(7)	Mad Rag has two, 5-year lease renewal options.

A-3-105

EAGLE SQUARE

The following table presents certain information relating to the lease rollover schedule at the Eagle Square Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.00%	$0	0.0%	$0.00
2016	3	21,268	20.1%	21,268	20.1%	$453,560	20.2%	$21.33
2017	3	6,820	6.5%	28,088	26.6%	$157,750	7.0%	$23.13
2018	4	11,062	10.5%	39,150	37.0%	$204,620	9.1%	$18.50
2019	3	8,500	8.0%	47,650	45.1%	$171,450	7.7%	$20.17
2020	5	16,857	15.9%	64,507	61.0%	$411,790	18.4%	$24.43
2021	2	22,398	21.2%	86,905	82.2%	$698,359	31.2%	$31.18
2022	1	5,200	4.9%	92,105	87.1%	$88,400	3.9%	$17.00
2023	1	2,500	2.4%	94,605	89.5%	$55,000	2.5%	$22.00
2024	0	0	0.0%	94,605	89.5%	$0	0.0%	$0.00
2025	0	0	0.0%	94,605	89.5%	$0	0.0%	$0.00
2026	0	0	0.0%	94,605	89.5%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	94,605	89.5%	$0	0.0%	$0.00
Vacant	0	11,119	10.5%	105,724	100.0%	$0	0.0%	$0.00
Total/Weighted Average	22	105,724	100.0%			$2,240,928	100.0%	$23.69

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Eagle Square Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)(2)	5/11/2016(2)(3)
71.6%	77.1%	77.1%	74.8%	89.5%

(1)	Information obtained from the borrower.
(2)	The increase in occupancy is due to the VA Physical Therapy Clinic (14.7% of the net rentable area) has executed a new lease with a lease commencement date of October 1, 2016. The VA Physical Therapy Clinic has taken possession of its space and is in the process of building out improvements. A $178,312 reserve was taken as a rent escrow at origination.
(3)	Information obtained from underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Eagle Square Property:

Cash Flow Analysis

	2013	2014	2015	TTM 4/30/2016(1)	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,642,191	$1,669,868	$1,736,002	$1,749,560	$2,245,497	80.1%	$21.24
Grossed Up Vacant Space	0	0	0	0	249,103	8.9	2.36
Total Reimbursables	493,282	521,435	541,192	471,351	575,219	20.5	5.44
Other Income	54,863	63,641	64,625	65,313	66,462	2.4	0.63
Less Vacancy & Credit Loss	0	0	0	0	(333,788)(2)	(11.9)	(3.16)
Effective Gross Income	$2,190,336	$2,254,943	$2,341,818	$2,286,223	$2,802,492	100.0%	$26.51

Total Operating Expenses	$749,443	$833,004	$860,675	$852,355	$892,756	31.9%	$8.44

Net Operating Income	$1,440,893	$1,421,939	$1,481,143	$1,433,868	$1,909,737	68.1%	$18.06
TI/LC	0	0	0	0	55,383	2.0	0.52
Capital Expenditures	0	0	0	0	9,515	0.3	0.09
Net Cash Flow	$1,440,893	$1,421,939	$1,481,143	$1,433,868	$1,844,838	65.8%	$17.45

NOI DSCR	0.99x	0.98x	1.02x	0.99x	1.31x
NCF DSCR	0.99x	0.98x	1.02x	0.99x	1.27x
NOI DY	6.6%	6.5%	6.8%	6.6%	8.8%
NCF DY	6.6%	6.5%	6.8%	6.6%	8.5%

(1)	The increase from the trailing twelve month period ending April 30, 2016 figures to the U/W figures is a result of the VA Physical Therapy Clinic signing a new lease with a lease start date of October 1, 2016. The VA Physical Therapy Clinic has taken possession of its space and is in the process of building out improvements. A $178,312 reserve was taken as a rent escrow at closing.
(2)	The underwritten economic vacancy is 10.9%. The Eagle Square Property was 89.5% leased and 74.8% physically occupied as of May 11, 2016. The lease for the VA Physical Therapy Clinic (14.7% pf the net rentable area) commences on October 1, 2016.

A-3-106

EAGLE SQUARE

The following table presents certain information relating to comparable retail and office properties for the Eagle Square Property:

Competitive Set(1)

Property Name/Location	Year Built/ Renovated	Total Occupancy	Distance from Subject	Tenant Name	Lease Term	Lease Area (SF)	Annual Base Rent PSF	NNN/MG/ FSG
8230 Post Rd North Kingstown, RI	1950	100%	20.3 miles	Kingstown Pizza	5 Yrs	1,380	$23.91	NNN
399 Bald Hill Rd Warwick, RI	1985	71%	9.6 miles	Plato’s Closet	5 Yrs	58,089	$20.00	NNN
727 East Ave Pawtucket, RI	1986	100%	4.1 miles	Antonios Pizza	10 Yrs	17,963	$27.72	Mod Gross
6670 Post Rd North Kingstown, RI	2002	100%	18.0 miles	AT&T	3 Yrs	5,120	$22.71	NNN
1800 Post Rd Warwick, RI	1969/2000	85%	7.6 miles	AT&T	5 Yrs	128,051	$22.00	NNN
1 Empire Plz Providence, RI	1981	25%	1.2 miles	GSA	NAV	115,000	$22.95	Mod Gross
260 W. Exchange St Providence, RI	1909/1999	90%	1.1 miles	Matter Communications	5 Yrs	150,000	$23.40	Mod Gross
235 Promenade St Providence, RI	1872/2005	96%	1.3 miles	Caretracker, Inc.	5 Yrs	233,573	$22.90	Mod Gross
40 Westminster St Providence, RI	1970	89%	2.0 miles	Ernst & Young	10 Yrs	330,449	$23.00	Mod Gross
1 Financial Plz Providence, RI	1974	91%	2.0 miles	AJK, LLC	5 Yrs	322,402	$28.00	Mod Gross

(1)	Information obtained from the appraisal.

A-3-107

No. 14 – Pinnacle II

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Property Type:	Office
Original Principal Balance(1):	$20,000,000	Specific Property Type:	CBD
Cut-off Date Balance(1):	$20,000,000	Location:	Burbank, CA
% of Initial Pool Balance:	2.0%	Size:	230,000 SF
Loan Purpose:	Refinance	Cut-off Date Balance Per SF(1):	$378.26
Borrower Name:	P2 Hudson MC Partners, LLC	Year Built/Renovated:	2005/NAP
Sponsors:	Hudson Pacific Properties, L.P.; M. David Paul Development, LLC	Title Vesting:	Fee
Mortgage Rate:	4.300%	Property Manager:	Self-managed
Note Date:	June 7, 2016	4th Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP	3rd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	June 11, 2026	2nd Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	120 months	Most Recent Occupancy (As of):	100.0% (12/31/2015)
Loan Term (Original):	120 months	Current Occupancy (As of):	100.0% (7/1/2016)
Seasoning:	1 month
Amortization Term (Original):	NAP	Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360	4th Most Recent NOI(5):	NAV
Call Protection:	L(36),GRTR 1% or YM(80),O(4)	3rd Most Recent NOI (As of):	$7,882,478 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management	2nd Most Recent NOI (As of):	$7,794,991 (12/31/2015)
Additional Debt(1):	Yes	Most Recent NOI (As of):	$7,572,595 (TTM 3/31/2016)
Additional Debt Type(1):	Pari Passu
U/W Revenues:	$11,664,912
U/W Expenses:	$3,645,672
U/W NOI:	$8,019,240
U/W NCF:	$7,423,010
U/W NOI DSCR(1):	2.11x
Escrows and Reserves:	U/W NCF DSCR(1):	1.96x
U/W NOI Debt Yield(1):	9.2%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	8.5%
Taxes	$370,935	$123,645	NAP	As-Is Appraised Value:	$142,000,000
Insurance(2)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	May 5, 2016
Replacement Reserves(3)	$0	Springing	$138,000	Cut-off Date LTV Ratio(1):	61.3%
Excess Cash Flow (Warner Brothers Springing TI)(4)	$0	(4)	(4)	LTV Ratio at Maturity or ARD(1):	61.3%

(1)	The Pinnacle II Whole Loan (as defined below), which had an original principal balance of $87,000,000, is comprised of three pari passu notes (Notes A-1, A-2 and A-3). The non-controlling Note A-2 had an original principal balance of $20,000,000, has an outstanding principal balance of $20,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2016-C35 Trust. The controlling Note A-1 had an original principal balance of $40,000,000 and the non-controlling A-3 note had an original principal balance of $27,000,000, and both are expected to be contributed to future trusts. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Pinnacle II Whole Loan. The lender provides no assurances that any non-securitized pari passu note will not be split further.

(2)	Ongoing reserves for insurance premiums are not required as long as (i) no event of default has occurred and is continuing; (ii) the Pinnacle II Property (as defined below) is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

(3)	Upon the occurrence of a Cash Trap Event Period (as defined below) or if the lender determines the borrower is not adequately maintaining the Pinnacle II Property, ongoing monthly replacement reserves of $3,833 will be required, subject to a cap of $138,000.

(4)	A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio falling below 1.30x at the end of any calendar month; (iii) Warner Brothers (as defined below) has “Gone Dark” (as defined below); (iv) Warner Brothers vacating or otherwise failing to occupy its premises; (v) Warner Brothers failing to exercise its lease extension option at least 18 months prior to lease expiration or (vi) Warner Brothers filing for bankruptcy or a similar insolvency proceeding. A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.35x for two consecutive calendar quarters; with respect to clause (iii), upon the earlier of (a) Warner Brothers re-occupying more than 65.0% of the net rentable area for 180 consecutive days or (b) the amount on deposit in the excess cash flow reserve equaling $9.2 million; with respect to clause (iv), upon the earliest of (x) the Warner Brothers lease being renewed or extended, (y) the borrower re-leasing the space to an acceptable replacement tenant and the replacement tenant commencing rent payments or (z) the amount on deposit in the excess cash flow reserve equaling $9.2 million; with respect to clause (v), upon the earlier of (a) the Warner Brothers’ lease being renewed or (b) the amount on deposit in the excess cash flow reserve equaling $9.2 million; and with respect to clause (vi), upon the earlier of (x) the bankruptcy or insolvency proceedings being terminated and the Warner Brothers’ lease being affirmed or (y) the amount on deposit in the excess cash flow reserve equaling $9.2 million.

(5)	Historical financial information was not provided prior to 2014, as one of the sponsors purchased a majority interest in the Pinnacle II Property in 2013 and is now managing the Pinnacle II Property through an affiliated company.

The Pinnacle II mortgage loan is part of a whole loan (the “Pinnacle II Whole Loan”) that is evidenced by three promissory notes (Notes A-1, A-2 and A-3) secured by a first mortgage encumbering the fee interest in a 230,000 square foot, six-story, class A, single-tenant office building located in Burbank, California (the “Pinnacle II Property”), approximately 11.3 miles northwest of the Los Angeles, California central business district. Constructed in 2005 by the borrower, the Pinnacle II Property is situated on a 1.5-

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PINNACLE II

acre site and features 683 underground parking spaces, resulting in a parking ratio of 3.0 spaces per 1,000 square feet of rentable area. The Pinnacle II Property is part of an entertainment and media campus in Burbank, situated on a larger 4.3-acre site along with the 393,776 square foot Pinnacle I, a multi-tenant office property also built by the sponsors in 2002. The Pinnacle II Property has been 100.0% leased to Warner Brothers Entertainment Inc. (“Warner Brothers”) since construction and is conveniently located approximately two blocks from the 142-acre Warner Brothers Studios, the company’s headquarters since 1928. Combined with the 32-acre Warner Brothers Ranch located 0.9 miles from the Pinnacle II Property, Warner Brothers offers 35 soundstages (including one of the world’s tallest stages with an in-ground tank capable of holding more than two million gallons of water) and 15 back lot locations. The Pinnacle II Property houses the Warner Brothers’ Technology Solutions staff.

According to the appraisal, the 2015 estimated population within a one-, three- and five-mile radius of the Pinnacle II Property was 18,019, 191,728 and 645,328, respectively, while the 2015 estimated average household income within the same radii was $96,217, $88,976 and $84,324, respectively. As of July 1, 2016 the Pinnacle II Property was 100.0% occupied by Warner Brothers. According to the appraisal, the Pinnacle II Property is located in the Media District micro-market, the Burbank submarket and the “Tri-Cities” (Burbank, Glendale and Pasadena) market. According to a third-party market research report, as of first quarter 2016, the Burbank class A market contained a total inventory of 45 buildings totaling approximately 7.3 million square feet exhibiting a vacancy rate of approximately 12.4% and an average asking rental rate of $38.66 per square foot full service gross. Excluding a 498,386 square foot building (The Tower) that is still in lease-up after the sole tenant vacated, the submarket vacancy rate is 6.6%. According to the appraisal, the Burbank Media District micro-market contained a total inventory of 19 buildings totaling approximately 3.7 million square feet exhibiting a vacancy rate of approximately 14.7% and an average asking rental rate of $40.11 to $42.06 per square foot full service gross as of first quarter of 2016. Excluding The Tower, micro-market vacancy rate is 6.2%.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$40,000,000	Wells Fargo Bank, National Association	Yes
A-2	$20,000,000	WFCM 2016-C35	No
A-3	$27,000,000	Wells Fargo Bank, National Association	No
Total	$87,000,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Sources and Uses

Sources			Uses
Original whole loan	$87,000,000	99.6%	Loan payoff(1)	$86,203,966	98.6%
Sponsor’s new cash contribution	390,399	0.4	Reserves	370,935	0.4
			Closing costs	815,497	0.9
Total Sources	$87,390,399	100.0%	Total Uses	$87,390,399	100.0%

(1)	The Pinnacle II Property was previously securitized in the GSMS 2006-GG8 transaction. The loan payoff amount also includes an approximate $4.9 million B-note.

The following table presents certain information relating to the tenancy at the Pinnacle II Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Warner Brothers Entertainment Inc(3)	BBB+/Baa2/BBB	230,000	100.0%	$42.00	$9,659,219	100.0%	12/31/2021(4)
Total Major Tenant		230,000	100.0%	$42.00	$9,659,219	100.0%

Occupied Collateral Total		230,000	100.0%	$42.00	$9,659,219	100.0%

Vacant Space		0	0.0%

Collateral Total		230,000	100.0%

(1)	Certain ratings are those of the parent company Time Warner Inc. Time Warner Inc. does not guarantee the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent reflect the average rent over the lease term. The current base rent PSF is $39.56 ($9,099,396 annually).

(3)	Warner Brothers subleases 40,165 square feet (17.5% of net rentable area) to the CW Television Network, a 50/50 joint venture between Warner Brothers and CBS Corporation, for $2,094,794 annually ($52.15 per square foot, full-service gross). The sublease expiration is coterminous with the primary lease expiration date of December 31, 2021. Annual U/W Base Rent for this space was underwritten to Warner Brothers’ primary average lease rate of $42.00 per square foot, modified gross.

(4)	Warner Brothers has either one, 10-year or two, 5-year lease renewal options.

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PINNACLE II

The following table presents certain information relating to the lease rollover schedule at the Pinnacle II Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	1	230,000	100.0%	230,000	100.0%	$9,659,219(2)	100.0%	$42.00(2)
2022	0	0	0.0%	230,000	100.0%	$0	0.0%	$0.00
2023	0	0	0.0%	230,000	100.0%	$0	0.0%	$0.00
2024	0	0	0.0%	230,000	100.0%	$0	0.0%	$0.00
2025	0	0	0.0%	230,000	100.0%	$0	0.0%	$0.00
2026	0	0	0.0%	230,000	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	230,000	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	230,000	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	230,000	100.0%			$9,659,219(2)	100.0%	$42.00(2)

(1)	Information obtained from the underwritten rent roll.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent reflect the average rent over the lease term. The current base rent PSF is $39.56 ($9,099,396 annually).

The following table presents historical occupancy percentages at the Pinnacle II Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	7/1/2016(2)

100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the lease.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Pinnacle II Property:

Cash Flow Analysis(1)

	2014	2015	TTM 3/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$8,795,391	$8,949,200	$8,988,325	$9,659,219(2)	82.8%	$42.00
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursables	1,389,367	1,411,333	1,211,984	1,309,053	11.2	5.69
Other Income	1,329,897	1,076,098	1,035,764	1,295,511	11.1	5.63
Less Vacancy & Credit Loss	0	0	0	(598,872)(3)	(5.1)	(2.60)
Effective Gross Income	$11,514,655	$11,436,631	$11,236,073	$11,664,912	100.0%	$50.72

Total Operating Expenses	$3,632,177	$3,641,640	$3,663,478	$3,645,672	31.3%	$15.85

Net Operating Income	$7,882,478	$7,794,991	$7,572,595	$8,019,240	68.7%	$34.87
TI/LC	0	0	0	550,230	4.7	2.39
Capital Expenditures	0	0	0	46,000	0.4	0.20
Net Cash Flow	$7,882,478	$7,794,991	$7,572,595	$7,423,010	63.6%	32.27

NOI DSCR(4)	2.08x	2.06x	2.00x	2.11x
NCF DSCR(4)	2.08x	2.06x	2.00x	1.96x
NOI DY(4)	9.1%	9.0%	8.7%	9.2%
NCF DY(4)	9.1%	9.0%	8.7%	8.5%

(1)	Historical financial information was not provided prior to 2014, as one of the sponsors purchased a majority interest in the Pinnacle II Property in 2013 and is now managing the Pinnacle II Property through an affiliated company.

(2)	U/W Base Rent reflects the average rent over the lease term. The current base rent is $9,099,396 annually ($39.56 per square foot).

(3)	The underwritten economic vacancy is 6.2%. The Pinnacle II Property was 100.0% physically occupied as of July 1, 2016.

(4)	The debt service coverage ratios and debt yields are based on the Pinnacle II Whole Loan.

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PINNACLE II

The following table presents certain information relating to comparable office leases for the Pinnacle II:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Number of Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Burbank Studios Burbank, CA	1956/NAV	3	114,943	37.3%	<0.1 mile	NAV	1st Qtr 2015 / 10.0 Yrs	108,000	$36.00	NNN
The Tower Burbank, CA	1969/NAV	32	498,386	30.4%	0.5 miles	NAV	1st Qtr 2016 / 10.0 Yrs	37,370	$39.00	FSG
Legacy Media Tower Burbank, CA	1986/NAV	10	150,755	96.3%	0.5 miles	NAV	2nd Qtr 2016 / 5.4 Yrs	1,900	$39.00	FSG
The Pinnacle I Burbank, CA	2002/NAV	6	393,776	95.1%	<0.1 mile	NAV	4th Qtr 2015 / 10.8 Yrs	75,214	$42.00	FSG
Central Park at Toluca Lake Burbank, CA	1985/NAV	15	249,000	81.8%	0.2 miles	NAV	1st Qtr 2016 / 5 Yrs	3,898	$42.60	FSG
Business Arts Plaza Burbank, CA	1985/NAV	8	152,469	71.4%	0.4 miles	NAV	2nd Qtr 2016 / 5 Yrs	60,000	$38.40	FSG
The Pointe – Phase I Burbank, CA	2009/NAV	14	480,645	93.2%	0.4 miles	NAV	NAV	NAV	$46.20	FSG

(1)	Information obtained from the appraisal and third-party market research reports.

A-3-111

No. 15 – Berkshire Corporate Center

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Industrial
Original Principal Balance:	$17,750,000			Specific Property Type:	Flex
Cut-off Date Balance:	$17,750,000			Location:	Plymouth, MN
% of Initial Pool Balance:	1.7%			Size(5):	243,993 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$72.75
Borrower Names(1):	Berkshire Promenade LLC; Berkshire Equities LLC			Year Built/Renovated:	1969/2001
Sponsors:	William Felton; Matthew Felton			Title Vesting:	Fee
Mortgage Rate:	4.250%			Property Manager:	Self-managed
Note Date:	June 17, 2016			4th Most Recent Occupancy(6):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy(6):	NAV
Maturity Date:	July 6, 2026			2nd Most Recent Occupancy (As of)(6):	100.0% (12/31/2014)
IO Period:	36 months			Most Recent Occupancy (As of)(6):	100.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(6):	90.8% (6/2/2016)
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(7):	NAV
Call Protection:	L(24),D(92),O(4)			3rd Most Recent NOI (As of)(7):	$1,985,989 (12/31/2014)
Lockbox Type:	Springing			2nd Most Recent NOI (As of)(7):	$2,016,735 (12/31/2015)
Additional Debt(2):	Yes			Most Recent NOI (As of)(7):	$2,081,056 (TTM 3/31/2016)
Additional Debt Type(2):	Future Mezzanine
				U/W Revenues:	$2,984,140
				U/W Expenses:	$936,461
				U/W NOI:	$2,047,679
Escrows and Reserves:				U/W NCF:	$1,797,911
				U/W NOI DSCR:	1.95x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.72x
Taxes	$84,525	$42,263	NAP	U/W NOI Debt Yield:	11.5%
Insurance(3)	$0	Springing	NAP	U/W NCF Debt Yield:	10.1%
Replacement Reserves	$0	$3,064	$183,840	As-Is Appraised Value:	$24,150,000
TI/LC Reserve	$0	$11,533	$830,376	As-Is Appraisal Valuation Date:	April 28, 2016
Immediate Repairs Reserve(4)	$269,664	$0	NAP	Cut-off Date LTV Ratio:	73.5%
Roof Repair Reserve	$5,000	$0	NAP	LTV Ratio at Maturity or ARD:	64.0%

(1)	The borrowers, Berkshire Promenade LLC and Berkshire Equities LLC jointly and severally own the Berkshire Corporate Center Property (as defined below) as tenants-in-common. The tenants-in-common have waived their right to partition during the term of the Berkshire Corporate Center mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies in Common; Crowd Funding” in the Prospectus.

(2)	The borrowers are permitted to incur future mezzanine financing provided that no event of default has occurred or is continuing and upon a sale of the property and assumption of the loan, provided that (i) the mezzanine loan is subordinate to the mortgage loan, (ii) lender approval has been obtained, (iii) the mezzanine loan when combined with the mortgage loan has a maximum LTV of 75.0%, (iv) the mezzanine loan when combined with the mortgage loan has a minimum debt service coverage ratio of 1.45x and (v) the mezzanine loan when combined with the mortgage loan has a minimum debt yield of 10.0%.

(3)	Ongoing monthly reserves for insurance are not required as long as (i) the Berkshire Corporate Center Property is insured by an acceptable blanket insurance policy; (ii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums; and (iii) no event of default has occurred and is continuing.

(4)	The Immediate Repairs Reserve is comprised of $19,664 in minor deferred maintenance and $250,000 in parking lot and sidewalk repairs.

(5)	Size excludes 1,098 square feet of mechanical space.

(6)	See “Historical Occupancy” section.

(7)	See “Cash Flow Analysis” section.

The Berkshire Corporate Center mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrower’s fee interest in a single-story industrial flex building totaling 243,993 square feet located in Plymouth, Minnesota (the “Berkshire Corporate Center Property”), approximately 11.0 miles west of the Minneapolis central business district. The Berkshire Corporate Property is comprised of approximately 59.6% office space, 34.8% tech/lab/clean room space and 5.5% warehouse/storage space. Constructed in 1969 and renovated in 2001, the Berkshire Corporate Center Property is situated on an 18.7-acre site. The Berkshire Corporate Center Property has 913 parking spaces resulting in a parking ratio of 3.7 spaces per 1,000 square feet of rentable area. The Berkshire Corporate Center Property benefits from its frontage on Interstate 494. According to the appraisal, the 2016 estimated population within a one-, three- and five-mile radius of the Berkshire Corporate Center Property was 3,134, 63,840 and 160,544, respectively; while the 2016 estimated median household income within the same radii was $69,338, $80,018 and $76,795, respectively. As of June 2, 2016, the Berkshire Corporate Center Property was 90.8% occupied by four tenants.

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BERKSHIRE CORPORATE CENTER

According to a third-party market research report, the Berkshire Corporate Center Property is located in the Northwest industrial submarket of Minneapolis, which, as of the first quarter of 2016, contained a total inventory of approximately 76.7 million square feet. As of the first quarter of 2016 the Northwest Industrial submarket reported a vacancy rate of 7.0% and an average asking rental rate of $6.34 per square foot exclusive of expense pass through.

Sources and Uses

Sources			Uses
Original loan amount	$17,750,000	72.8%	Purchase price(1)	$23,200,000	95.1%
Sponsor’s new cash contribution	6,645,634	27.2	Closing costs	836,445	3.4
			Reserves	359,189	1.5
Total Sources	$24,395,634	100.0%	Total Uses	$24,395,634	100.0%

(1)	The Purchase Price excludes a $250,000 seller credit for parking lot and sidewalk repairs that were escrowed at closing.

The following table presents certain information relating to the tenancies at the Berkshire Corporate Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Greatbatch, Ltd.	NR/Caa1/B+	122,821	50.3%	$9.23	$1,133,638	51.9%	1/31/2022(3)(4)
Covidien	NR/NR/A	50,159	20.6%	$10.58	$530,682	24.3%	7/31/2020(5)(6)
VAA, LLC	NR/NR/NR	34,352	14.1%	$9.98	$342,864	15.7%	4/30/2022(7)
Zayo Enterprise Networks	NR/NR/NR	14,192	5.8%	$12.33	$174,987	8.0%	1/31/2018(8)
Total Major Tenants		221,524	90.8%	$9.85	$2,182,171	100.0%

Occupied Collateral Total		221,524	90.8%	$9.85	$2,182,171	100.0%

Vacant Space		22,469	9.2%

Collateral Total		243,993	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through April 2017 totaling $54,021.

(3)	Greatbatch, Ltd. has one, 5-year lease renewal option.

(4)	Greatbatch, Ltd. has two termination options. Greatbatch, Ltd. may terminate its lease effective January 31, 2019 provided it has delivered notice on or before February 1, 2018 or effective January 31, 2021 provided it has delivered notice on or before February 1, 2020. Upon such termination, the tenant is required to pay to the landlord a termination fee equal to the unamortized transaction costs, including leasing commissions as of the applicable termination date, using an 8.0% interest factor in addition to an additional two months of base rent and the tenant’s pro-rata share of operating expenses for the two months immediately preceding the applicable termination date. The termination fee is estimated at approximately $463,000 for the first option and $355,000 for the second option. Additionally, If Greatbatch, Ltd. were to exercise its termination options, there would be an excess cash flow sweep commencing upon the earlier of (i) the date that is 12 months prior to the lease expiration date and (ii) the date upon which Greatbatch Ltd. provides notice to terminate the lease until the amount deposited reaches $1,000,000. At the borrower’s option, they may also deposit $1,000,000 into the GreatBatch reserve account in lieu of depositing excess cash flow.

(5)	Covidien has one, 5-year lease renewal option.

(6)	Covidien has the right to terminate its lease on July 31, 2017 provided that, (i) the tenant must provide written notice to landlord no later than October 31, 2016, (ii) the tenant must not be in default of the provisions under its lease and (iii) the tenant must pay a termination fee of $927,907.

(7)	VAA, LLC has one, 3-year lease renewal option.

(8)	Zayo Enterprise Networks has one, 5-year lease renewal option.

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BERKSHIRE CORPORATE CENTER

The following table presents certain information relating to the lease rollover schedule at the Berkshire Corporate Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	1	14,192	5.8%	14,192	5.8%	$174,987	8.0%	$12.33
2019	0	0	0.0%	14,192	5.8%	$0	0.0%	$0.00
2020	1	50,159	20.6%	64,351	26.4%	$530,682	24.3%	$10.58
2021	0	0	0.0%	64,351	26.4%	$0	0.0%	$0.00
2022	2	157,173	64.4%	221,524	90.8%	$1,476,502	67.7%	$9.39
2023	0	0	0.0%	221,524	90.8%	$0	0.0%	$0.00
2024	0	0	0.0%	221,524	90.8%	$0	0.0%	$0.00
2025	0	0	0.0%	221,524	90.8%	$0	0.0%	$0.00
2026	0	0	0.0%	221,524	90.8%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	221,524	90.8%	$0	0.0%	$0.00
Vacant	0	22,469	9.2%	243,993	100.0%	$0	0.0%	$0.00
Total/Weighted Average	4	243,993	100.0%			$2,182,171	100.0%	$9.85

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Berkshire Corporate Center Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(2)	12/31/2015(2)	6/2/2016(3)(4)
NAV	NAV	100.0%	100.0%	90.8%

(1)	Historical occupancy information prior to 2014 is unavailable as the seller did not provide them to the borrower.

(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll.

(4)	The Berkshire Corporate Center Property was 100.0% occupied as of June 2, 2016; however, Open Access Technology International (9.2% of the net rentable area) gave notice of its intention to vacate once their lease expires in June 2017 and was considered vacant for underwriting purposes.

A-3-114

BERKSHIRE CORPORATE CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Berkshire Corporate Center Property:

Cash Flow Analysis(1)

	2014	2015	TTM 3/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,027,730	$2,052,080	$2,107,790	$2,182,171	73.1%	$8.94
Grossed Up Vacant Space	0	0	0	213,457	7.2	0.87
Total Reimbursables	905,972	902,592	898,050	880,414	29.5	3.61
Less Vacancy & Credit Loss	0	0	0	(291,902)(2)	(9.8)	(1.20)
Effective Gross Income	$2,933,702	$2,954,672	$3,005,840	$2,984,140	100.0%	$12.23

Total Operating Expenses	$947,713	$937,937	$924,784	$936,461	31.4%	$3.84

Net Operating Income	$1,985,989	$2,016,735	$2,081,056	$2,047,679	68.6%	$8.39
TI/LC	0	0	0	213,004	7.1	0.87
Capital Expenditures	0	0	0	36,764	1.2	0.15
Net Cash Flow	$1,985,989	$2,016,735	$2,081,056	$1,797,911	60.2%	$7.37

NOI DSCR	1.90x	1.92x	1.99x	1.95x
NCF DSCR	1.90x	1.92x	1.99x	1.72x
NOI DY	11.2%	11.4%	11.7%	11.5%
NCF DY	11.2%	11.4%	11.7%	10.1%

(1)	Historical cash flows prior to 2014 are unavailable as the seller did not provide them to the borrower.

(2)	The underwritten economic vacancy is 8.9%. The Berkshire Corporate Center Property is 100.0% occupied as of June 2, 2016; however, Open Access Technology International (9.2% of the net rentable area) gave notice of its intention to vacate once their lease expires in June 2017 and was considered vacant for underwriting purposes.

The following table presents certain information relating to comparable industrial, flex leases for the Berkshire Corporate Center Property:

Comparable Leases(1)

Property Name/Location	Year Built	Total GLA (SF)	Percent Office	Total Occupancy	Distance from Subject	Tenant Name	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
8701 Brooklyn Blvd Brooklyn Park, MN	2007	103,964	42.0%	100%	9.2 miles	Symmetry Solutions	March 2010 / 7.0 Yrs	11,024	$10.20	Net
Golden Hills Business Park II Golden Valley, MN	1999	80,289	87.0%	100%	6.2 miles	Viertevo	January 2014 / 11.0 Yrs	19,016	$10.00	Net
Plymouth Technology Park Plymouth, MN	1999	205,494	73.4%	96%	3.6 miles	Sterilmed	April 2014 / 5.0 Yrs	37,144	$9.25	Net
Twin Lakes Business Park IV Brooklyn Center, MN	2012	89,997	27.0%	100%	8.4 miles	Confidential	May 2013 / 8.5 Yrs	27,340	$9.69	Net
Shutterfly Facility Shakopee, MN	2013	217,622	26.5%	100%	21.4 miles	Shutterfly	July 2014 / 10.0 Yrs	217,622	$9.50	Net
Bryant Lake Business Center Eden Prairie, MN	1985	171,519	88.0%	100%	10.4 miles	Howmedica	October 2014 / 5.1 Yrs	2,800	$11.00	Net
12400 Whitewater Drive Minnetonka, MN	1984	61,138	100.0%	58%	8.9 miles	Milestone Systems	September 2010 / 6.0 Yrs	12,987	$13.04	Net
Plymouth Corporate Center Plymouth, MN	1974	628,436	82.0%	100%	0.8 miles	Confidential	February 2013 / 5.0 Yrs	44,541	$10.25	Net

(1)	Information obtained from the appraisal.

A-3-115

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

	Wells Fargo Commercial Mortgage Trust 2016-C35 Commercial Mortgage Pass-Through Certificates Series 2016-C35	For Additional Information please contact
CTSLink Customer Service
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Corporate Trust Services		Payment Date:	8/17/16
8480 Stagecoach Circle		Record Date:	7/29/16
Frederick, MD 21701-4747		Determination Date:	8/11/16

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)

Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7-9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15-16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation Detail	20
Interest Shortfall Reconciliation Detail	21-22
Defeased Loan Detail	23
Supplemental Reporting	24

Operating Advisor/
Depositor	Master Servicer	Special Servicer	Asset Representations Reviewer

Wells Fargo Commercial Mortgage Securities, Inc.	Wells Fargo Bank, National Association	CWCapital Asset Management LLC.	Pentalpha Surveillance LLC
375 Park Avenue	550 S. Tryon Street, 14th Floor	7501 Wisconsin Ave.	375 North French Road
2nd Floor, J0127-23	Charlotte, NC 28202	Suite 500 West	Suite 100
New York, NY 10152		Bethesda, MD 20814	Amherst, NY 14228

Contact:
Anthony.Sfarra@wellsfargo.com	Contact:	Contact: Kathleen Olin	Contact: Don Simon
Phone Number: (212) 214-5613	REAM_InvestorRelations@wellsfargo.com	Phone Number: (202) 715-9500	Phone Number: (203) 660-6100

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	Wells Fargo Commercial Mortgage Trust 2016-C35 Commercial Mortgage Pass-Through Certificates Series 2016-C35	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/17/16
8480 Stagecoach Circle		Record Date:	7/29/16
Frederick, MD 21701-4747		Determination Date:	8/11/16

Certificate Distribution Detail

Class (2)	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4FL		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4FX		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	Wells Fargo Commercial Mortgage Trust 2016-C35 Commercial Mortgage Pass-Through Certificates Series 2016-C35	For Additional Information please contact
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Corporate Trust Services		Payment Date:	8/17/16
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Frederick, MD 21701-4747		Determination Date:	8/11/16

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4FL		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4FX		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000

	Wells Fargo Commercial Mortgage Trust 2016-C35 Commercial Mortgage Pass-Through Certificates Series 2016-C35	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/17/16
8480 Stagecoach Circle		Record Date:	7/29/16
Frederick, MD 21701-4747		Determination Date:	8/11/16

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4FL	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4FX	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	Wells Fargo Commercial Mortgage Trust 2016-C35 Commercial Mortgage Pass-Through Certificates Series 2016-C35	For Additional Information please contact
CTSLink Customer Service
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Corporate Trust Services		Payment Date:	8/17/16
8480 Stagecoach Circle		Record Date:	7/29/16
Frederick, MD 21701-4747		Determination Date:	8/11/16

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount
Controlling Class Information
		Loan Number	Appraisal	Cumulative	Most Recent
Controlling Class:			Reduction	ASER	App. Red.
Effective as of: mm/dd/yyyy			Effected	Amount	Date

Controlling Class Representative:
Effective as of: mm/dd/yyyy

Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

	Wells Fargo Commercial Mortgage Trust 2016-C35 Commercial Mortgage Pass-Through Certificates Series 2016-C35	For Additional Information please contact
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Corporate Trust Services		Payment Date:	8/17/16
8480 Stagecoach Circle		Record Date:	7/29/16
Frederick, MD 21701-4747		Determination Date:	8/11/16

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Wells Fargo Bank, N.A.	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wilmington Trust National Association	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Excess	0.00		Asset Representations Reviewer Fee - Pentalpha Surveillance LLC	0.00
Extension Interest	0.00		Total Fees		0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

	Wells Fargo Commercial Mortgage Trust 2016-C35 Commercial Mortgage Pass-Through Certificates Series 2016-C35	For Additional Information please contact
CTSLink Customer Service
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Corporate Trust Services		Payment Date:	8/17/16
8480 Stagecoach Circle		Record Date:	7/29/16
Frederick, MD 21701-4747		Determination Date:	8/11/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals
See footnotes on last page of this section.

	Wells Fargo Commercial Mortgage Trust 2016-C35 Commercial Mortgage Pass-Through Certificates Series 2016-C35	For Additional Information please contact
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/17/16
8480 Stagecoach Circle		Record Date:	7/29/16
Frederick, MD 21701-4747		Determination Date:	8/11/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	Wells Fargo Commercial Mortgage Trust 2016-C35 Commercial Mortgage Pass-Through Certificates Series 2016-C35	For Additional Information please contact
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/17/16
8480 Stagecoach Circle		Record Date:	7/29/16
Frederick, MD 21701-4747		Determination Date:	8/11/16

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

	Wells Fargo Commercial Mortgage Trust 2016-C35 Commercial Mortgage Pass-Through Certificates Series 2016-C35	For Additional Information please contact
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Corporate Trust Services		Payment Date:	8/17/16
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Frederick, MD 21701-4747		Determination Date:	8/11/16

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

	Wells Fargo Commercial Mortgage Trust 2016-C35 Commercial Mortgage Pass-Through Certificates Series 2016-C35	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/17/16
8480 Stagecoach Circle		Record Date:	7/29/16
Frederick, MD 21701-4747		Determination Date:	8/11/16

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

	Wells Fargo Commercial Mortgage Trust 2016-C35 Commercial Mortgage Pass-Through Certificates Series 2016-C35	For Additional Information please contact
CTSLink Customer Service
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Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/17/16
8480 Stagecoach Circle		Record Date:	7/29/16
Frederick, MD 21701-4747		Determination Date:	8/11/16

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

	Wells Fargo Commercial Mortgage Trust 2016-C35 Commercial Mortgage Pass-Through Certificates Series 2016-C35	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/17/16
8480 Stagecoach Circle		Record Date:	7/29/16
Frederick, MD 21701-4747		Determination Date:	8/11/16

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	Wells Fargo Commercial Mortgage Trust 2016-C35 Commercial Mortgage Pass-Through Certificates Series 2016-C35	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/17/16
8480 Stagecoach Circle		Record Date:	7/29/16
Frederick, MD 21701-4747		Determination Date:	8/11/16

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	- One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	- Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	- Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent						5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

	Wells Fargo Commercial Mortgage Trust 2016-C35 Commercial Mortgage Pass-Through Certificates Series 2016-C35	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/17/16
8480 Stagecoach Circle		Record Date:	7/29/16
Frederick, MD 21701-4747		Determination Date:	8/11/16

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	- Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	- Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	- Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	- Note Sale			to Master Servicer	13	-	Other or TBD	WH	-	Warehouse	OT	-	Other
								MH	-	Mobile Home Park

	Wells Fargo Commercial Mortgage Trust 2016-C35 Commercial Mortgage Pass-Through Certificates Series 2016-C35	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/17/16
8480 Stagecoach Circle		Record Date:	7/29/16
Frederick, MD 21701-4747		Determination Date:	8/11/16

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13	-	Other or TBD

	Wells Fargo Commercial Mortgage Trust 2016-C35 Commercial Mortgage Pass-Through Certificates Series 2016-C35	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/17/16
8480 Stagecoach Circle		Record Date:	7/29/16
Frederick, MD 21701-4747		Determination Date:	8/11/16

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	Wells Fargo Commercial Mortgage Trust 2016-C35 Commercial Mortgage Pass-Through Certificates Series 2016-C35	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/17/16
8480 Stagecoach Circle		Record Date:	7/29/16
Frederick, MD 21701-4747		Determination Date:	8/11/16

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	Wells Fargo Commercial Mortgage Trust 2016-C35 Commercial Mortgage Pass-Through Certificates Series 2016-C35	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/17/16
8480 Stagecoach Circle		Record Date:	7/29/16
Frederick, MD 21701-4747		Determination Date:	8/11/16

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	Wells Fargo Commercial Mortgage Trust 2016-C35 Commercial Mortgage Pass-Through Certificates Series 2016-C35	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/17/16
8480 Stagecoach Circle		Record Date:	7/29/16
Frederick, MD 21701-4747		Determination Date:	8/11/16

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	Wells Fargo Commercial Mortgage Trust 2016-C35 Commercial Mortgage Pass-Through Certificates Series 2016-C35	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/17/16
8480 Stagecoach Circle		Record Date:	7/29/16
Frederick, MD 21701-4747		Determination Date:	8/11/16

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	Wells Fargo Commercial Mortgage Trust 2016-C35 Commercial Mortgage Pass-Through Certificates Series 2016-C35	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/17/16
8480 Stagecoach Circle		Record Date:	7/29/16
Frederick, MD 21701-4747		Determination Date:	8/11/16

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	Wells Fargo Commercial Mortgage Trust 2016-C35 Commercial Mortgage Pass-Through Certificates Series 2016-C35	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/17/16
8480 Stagecoach Circle		Record Date:	7/29/16
Frederick, MD 21701-4747		Determination Date:	8/11/16

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

	Wells Fargo Commercial Mortgage Trust 2016-C35 Commercial Mortgage Pass-Through Certificates Series 2016-C35	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.
Corporate Trust Services		Payment Date:	8/17/16
8480 Stagecoach Circle		Record Date:	7/29/16
Frederick, MD 21701-4747		Determination Date:	8/11/16

Supplemental Reporting

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of July 1, 2016 (the “Pooling and Servicing Agreement”).
Transaction: Wells Fargo Commercial Mortgage Trust 2016-C35,
Commercial Mortgage Pass-Through Certificates
Series 2016-C35
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer:     [CWCapital Asset Management LLC][National Cooperative Bank, N.A.]
Directing Certificateholder: [______]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Loans in accordance with the Servicing Standard. Based on such limited review, the Operating Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Cumulative Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

1     This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Cumulative Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Cumulative Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Operating Advisor. Such recommendations generally included the following: [LIST].

3.	Cumulative Appraisal Reduction Amount calculations and net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Cumulative Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

(b)	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

C-2

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.	The Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report.

2.	The Special Servicer has the legal authority and responsibility to service the Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein.

3.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of the discussions held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

4.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

C-3

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1. Complete Mortgage File. With respect to each Mortgage Loan, to the extent that the failure to deliver the same would constitute a “Material Defect” in the Pooling and Servicing Agreement and/or MLPA, (i) a copy of the mortgage file for each Mortgage Loan and (ii) originals or copies of all financial statements, appraisals, environmental reports, engineering reports, seismic assessment reports, leases, rent rolls, Insurance Policies and certificates, legal opinions and tenant estoppels in the possession or under the control of such Mortgage Loan Seller that relate to such Mortgage Loan, will be or have been delivered to the applicable master servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or MLPA. For the avoidance of doubt, the Mortgage Loan Seller shall not be required to deliver any attorney-client privileged communication, draft documents or any documents or materials prepared by it or its affiliates for internal uses, including without limitation, credit committee briefs or memoranda and other internal approval documents.

2. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no mortgage note or mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

D-1-1

3. Loan Document Status. Each related mortgage note, mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related mortgage notes, mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other Mortgage Loan documents.

4. Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5. Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee shall provide, or if neither (A) nor (B) is applicable, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

6. Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related mortgage file or as otherwise provided in the related

D-1-2

Mortgage Loan documents (a) the material terms of such mortgage, mortgage note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related mortgage in any manner which materially interferes with the security intended to be provided by such mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the borrower nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the mortgage file, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7. Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances, and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to the Permitted Encumbrances and Title Exceptions, except as such enforcement may be limited by Standard Qualifications, subject to the limitations described in paragraph 11 below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8. Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the mortgage, the first priority lien of the mortgage, which lien is subject only to (a) the lien of current real property taxes,

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water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially interferes with the current marketability or principal use of the Mortgaged Property, the security intended to be provided by such mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9. Junior Liens. It being understood that B notes secured by the same mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on the table relating to existing mezzanine indebtedness under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in this prospectus.

10. Assignment of Leases and Rents. There exists as part of the related mortgage file an Assignment of Leases (either as a separate instrument or incorporated into the related mortgage). Subject to the Permitted Encumbrances and Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the

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related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared by a third party engineering consultant in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon the due diligence customarily performed by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and except as set forth in such engineering report or property condition report or with respect to which repairs were required to be reserved for or made, (a) all major building systems for the improvements of each related Mortgaged Property are in good working order, and (b) each related Mortgaged Property (i) is free of any material damage, and (ii) is in good repair and condition, and (iii) is free of patent and observable structural defects, except, as to all statements in clauses (a) and (b) above, to the extent: (x) any damage or deficiencies would not reasonably be expected to materially and adversely affect the use or operation of the Mortgaged Property or the security intended to be provided by such mortgage, or repairs with respect to such damage or deficiencies are estimated to not exceed 5% of the original principal balance of the Mortgage Loan; (y) such repairs have been completed; or (z) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs.

To the Mortgage Loan Seller’s knowledge, based on the engineering report or property condition assessment and the Sponsor Diligence (as defined in paragraph 42), there are no issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the current marketability or principal use of the Mortgaged Property other than those disclosed in the engineering report or Servicing File and those addressed in sub-clauses (x), (y), and (z) of the preceding sentence.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage

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charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the current marketability of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the lender pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer. Any and all material requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with the Mortgage Loan Seller’s practices with respect to escrow releases or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs,

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occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund.

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance (except where an applicable tenant lease does not permit the tenant to abate rent under any circumstances), which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months), or a specified dollar amount which, in the reasonable judgment of the Mortgage Loan Seller, will cover no less than 12-months (18 months for Mortgage Loans with a principal balance of $35 million or more) of rental income; (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180 day “extended period of indemnity”; and (iii) covers the actual loss sustained during the time period, or up to the specified dollar amount, set forth in clause (i) above.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

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The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, which correlates to a 10% probability of exceedance in an exposure period of 50 years. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the

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Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

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23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the mortgage note, each holder of the mortgage note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the mortgage and applicable law or may be substituted in accordance with the mortgage and applicable law by the related mortgagee, and, except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid.

26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, or (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the

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related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) Mortgagor’s fraud or intentional misrepresentation; (iii) criminal acts by the Mortgagor or guarantor resulting in the seizure or forfeiture of all or part of the Mortgaged Property; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) Mortgagor’s commission of material physical waste at the Mortgaged Property.

29. Mortgage Releases. The terms of the related mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release,

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the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms, or as otherwise indicated on Annex D-2.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly

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replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt, in any event as set forth on the applicable tables under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in this prospectus or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on an exhibit to the related MLPA or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal

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balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the mortgage note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a) The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related mortgage file;

(b) The lessor under such Ground Lease has agreed in a writing included in the related mortgage file (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns, provided that the lender has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c) The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the borrower or the mortgagee) that extends not less than 20 years beyond the

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stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d) The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the mortgagee on the lessor’s fee interest is subject;

(e) Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f) The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g) The Ground Lease and Related Documents require the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h) A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i) The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j) Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k) In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the

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condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l) Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection of each Mortgage Loan complied with all applicable laws and regulations and was in all material respects legal, proper and in accordance with customary commercial mortgage servicing practices.

38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Rent Rolls; Operating Histories. The Mortgage Loan Seller has obtained a rent roll (or a maintenance schedule in the case of a Mortgage Loan secured by a residential cooperative property) (the “Certified Rent Roll(s)”) other than with respect to hospitality or single tenant properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject

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of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. The Mortgage Loan Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions in accordance with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis or NCO, or a similar service designed to elicit information about each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions, in accordance with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization. ((1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Controlling Owner or guarantor (i) was in a state or federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state or federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the

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Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

In the case of each Mortgage Loan set forth on an exhibit to the related MLPA, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on such exhibit (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the Trustee will within 60 days following the Closing Date be a named insured under such policy either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust in accordance with the terms of such policy, which the Mortgage Loan Seller or its designee shall provide, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the lender a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least three years beyond the maturity of the Mortgage Loan.

44. Lease Estoppels. With respect to each Mortgage Loan secured by retail, office or industrial properties, the Mortgage Loan Seller requested the related Mortgagor to obtain estoppels from each commercial tenant with respect to the Certified Rent Roll (except for tenants for whom the related lease income was excluded from the Mortgage Loan Seller’s underwriting). With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan (or such longer period as the Mortgage Loan Seller may deem reasonable and appropriate based on the Mortgage Loan Seller’s practices in connection with the origination of similar commercial and multifamily loans intended for securitization), and to the Mortgage Loan Seller’s knowledge, based solely on the related estoppel, (x) the related lease is in full force and effect and (y) there exists no material default under such lease, either by the lessee thereunder or by the lessor subject, in each case, to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

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45. Appraisal. The mortgage file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) was engaged directly by the originator of the Mortgage Loan or the Mortgage Loan Seller, or a correspondent or agent of the originator of the Mortgage Loan or the Mortgage Loan Seller, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Rialto Mortgage Finance, LLC
Rep. No. on Annex D-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
(5) Hospitality Provisions

Marriott Indianapolis North (Loan No. 4)

Holiday Inn & Suites Lima (Loan No. 35)

TownePlace Suites Newark (Loan No. 37)

Hilton Garden Inn W. I65 Airport Blvd. (Loan No. 40)

Comfort Inn Sylva (Loan No. 66)

The Mortgage Loan documents contain an executed comfort letter in favor of Rialto Mortgage Finance, LLC. The comfort letter will be enforceable by the Trust, if, (i) with respect to certain Mortgage Loans, timely notice is provided to the franchisor and (ii) with respect to certain other Mortgage Loans, the franchisor issues a new comfort letter. The comfort letters requiring a new comfort letter in connection with a transfer to the Trust provide that, subject to the satisfaction of certain conditions, the franchisor is required to issue (or, in some cases, will not unreasonably withhold consent to the issuance of) a new comfort letter in connection with the transfer of the Mortgage Loan to a securitization. On or after the Closing Date, the Mortgage Loan Seller or its designee will provide written notice of the transfer to the franchisor, and, if applicable request a new comfort letter. However, there can be no assurance that the franchisor will issue a new comfort letter in favor of the Trust within a reasonable time or at all.

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(8) Permitted Liens; Title Insurance	Kroger (Roundy’s) Distribution Center (Loan No. 3)	The sole tenant, Roundy’s Inc., has a right of first refusal to purchase the entire Mortgaged Property if the Mortgagor elects to sell the Mortgaged Property to a bona fide third party, provided the Mortgagor provides the tenant with notice and the terms of the proposed sale. Such right of first refusal has been subordinated to the Mortgage Loan, and will not apply to a successor mortgagor through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the Mortgage; provided, however, such right of first refusal will apply to subsequent purchasers of the leased premises.
(8) Permitted Liens; Title Insurance	Marriott Indianapolis North (Loan No. 4)	The franchisor has a right of first refusal to purchase the Mortgaged Property, lease the Mortgaged Property and/or terminate the franchise agreement if the franchisee proposes to sell the Mortgaged Property, an ownership interest in the franchisee or a control affiliate to a competitor (i.e., a hotel brand or similar entity). Such right of first refusal has been subordinated to lender’s rights under the mortgage securing the Mortgage Loan for so long as the mortgage is in full force and effect and lender is a bona fide lender and not a competitor or an affiliate to a competitor.
(8) Permitted Liens; Title Insurance	Lakefront Lofts (Loan No. 45)	The largest tenant, Spaghetti Warehouse Restaurants of America, Inc., has a right of first refusal to purchase the entire Mortgaged Property if the Mortgagor receives a bona fide offer to purchase the Mortgaged Property and the Mortgagor proposes to accept the offer. Such right of first refusal has been subordinated to the Mortgage Loan.

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(15) Actions Concerning Mortgage Loan	Lakefront Lofts (Loan No. 45)	In 2012, one of the guarantors (Patrick Dussol) was found joint and severally liable with 2 other defendants for a judgment of $798,779.11 related to a foreclosure proceeding in 2009. Dussol and the other defendants are attempting to negotiate a settlement with the plaintiff bank for a reduced amount.
(18) Insurance	Kroger (Roundy’s) Distribution Center (Loan No. 3)

Under the Mortgage Loan documents, the sole tenant, Roundy’s Inc., is permitted to provide any insurance required to be maintained by the Mortgagor; provided such coverage is acceptable to lender. If the tenant provides such insurance, such insurance will be deemed to satisfy the related provisions in the loan agreement. The sole tenant currently maintains insurance and lender acknowledged in the loan agreement that such insurance is acceptable.

The sole tenant’s lease with the Mortgagor requires that insurance proceeds in respect of a property loss be delivered to an insurance trustee (as defined under the lease) who may not be appointed by the lender.

(18) Insurance	Eagle Square (Loan No. 13)	The Mortgaged Property is subject to a condominium declaration. Under the Mortgage Loan documents, provided the condominium declaration is in full force and effect, insurance proceeds with respect to a property loss that relates to units 2 or 3 or a property loss to any common elements of the condominium are required to be delivered to an insurance trustee appointed by the condominium association.

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(20) No Encroachments	Illini Stor-It Portfolio (Loan No. 28)	The improvements at the Mortgaged Property identified as the North Property encroach upon a utility easement made in favor of a utility company. The Mortgagor covenanted to cooperate with the utility company to vacate the existing easement, provide lender for its approval a survey reflecting the location of the new revised easement and record the revised easement. The Mortgage Loan is recourse to the Mortgagor and the guarantor for any losses incurred by the lender related to the breach and/or failure to comply with the covenant to vacate the existing easement and record the revised easement. The utility company agreed to cooperate with the Mortgagor in the vacation of the existing easement and recording of a revised easement. The title company provided affirmative coverage for losses in connection with the enforced removal of any improvements as a result of the utility company enforcing its rights under the easement.
(26) Local Law Compliance	Center Court Apartments (Loan No. 20)	The Mortgaged Property is deficient by 27 parking spaces. If the Mortgaged Property is damaged to the extent that 50% or more of the existing total floor area is destroyed, the structure must be rebuilt to conform with the existing parking requirements. In addition, there exist violations of regulations enforced by the Fire Prevention Bureau of the City of Columbus which the borrower is required to cure by July 7, 2016.

D-2-4

(26) Local Law Compliance	Solon Place Apartments (Loan No. 42)	The use of the Mortgaged Property as a multifamily apartment complex is not a permitted use under the current zoning laws without a special use permit. In the event of any casualty to the Mortgaged Property that damages 60% or less of its total appraised value as determined by Ellis County Central Appraisal District, the structure may be rebuilt provided the existing square footage or function are not expanded. If the casualty destroys the Mortgaged Property, the structure may not be rebuilt except if it conforms to the current zoning laws.
(26) Local Law Compliance	Storage Plex (Loan No. 73)	The use of the Mortgaged Property for commercial, retail and automobile sales constitutes a legal non-conforming use. In the event of any casualty to the Mortgaged Property that damages more than 50% of the assessed value as determined by the appropriate county property assessor, the structure may be rebuilt and the legal non-conforming use may continue only if the reconstruction is completed within one (1) year of such casualty.
(28) Recourse Obligations	Marriott Indianapolis North (Loan No. 4)	Recourse to the Mortgagor and the guarantor for losses and damages does not cover misappropriation of security deposits, but does cover failure to deliver security deposits to the lender upon a foreclosure. With respect to recourse for waste, the Mortgage Loan provides for recourse for intentional, material physical waste only.
(31) Acts of Terrorism Exclusion	Kroger (Roundy’s) Distribution Center (Loan No. 3)	The Mortgagor is not required to provide terrorism coverage under the commercial general liability insurance coverage.

D-2-5

(42) Organization of Mortgagor	Arizona Storage Company (Loan No. 68)	The guarantor (Michael E. Ransome) filed for Chapter 7 personal bankruptcy on July 29, 2010, which was discharged on November 8, 2010.
(43) Environmental Conditions	Eagle Square (Loan No. 13)	In connection with recognized environmental conditions at the Mortgaged Property, the borrower obtained an Environmental Insurance Policy that requires a deductible of $100,000.
(43) Environmental Conditions	Holiday Inn & Suites Lima (Loan No. 35)	A property adjacent to the Mortgaged Property is listed as a leaking underground storage tank site. The borrower obtained an Environmental Insurance Policy that requires a deductible of $25,000.

D-2-6

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
(2) Whole Loan; Ownership of Mortgage Loans	The Mall at Rockingham Park (Loan No. 2)	The Mortgage Loan is part of a split loan structure consisting of four senior pari passu notes and two subordinate notes, all of which are secured by the Mortgaged Property. The Mortgage Loan is evidenced by one such senior pari passu note (Note A-1-B) with a principal balance of $60,000,000. One of the other senior pari passu notes (Note A-2-B, payable to Société Générale, with a principal balance of $40,000,000) is expected to be contributed to one or more future securitization transactions. The two other senior pari passu notes (Note A-1-A and Note A-2-A, with an aggregate principal balance of $42,500,000) and the two subordinate notes (Note B-1 and Note B-2, with an aggregate principal balance of $119,500,000) are expected to be contributed to a securitization designated as BBSG 2016-MRP. The Mortgage Loan is expected to be serviced pursuant to the trust and servicing agreement relating to the BBSG 2016-MRP securitization.
(2) Whole Loan; Ownership of Mortgage Loans	Mall at Turtle Creek (Loan No. 5)	The Mortgage Loan is part of a split loan structure consisting of two pari passu notes. The Mortgage Loan is evidenced by one of such notes, with a principal balance of $42,000,000. The other of such notes, with a principal balance of $29,860,000 is expected to be contributed to one or more future securitization transactions. The Mortgage Loan is expected to be serviced pursuant to the Pooling and Servicing Agreement.

D-2-7

(8) Permitted Liens; Title Insurance	ExchangeRight Net Leased Portfolio 12-Walgreens – Fort Worth (Loan No. 10)	The sole tenant holds a right of first refusal to purchase the Mortgaged Property if during the term of its lease or any extension thereof the Mortgagor receives a bona fide offer to purchase the Mortgaged Property. The right of first refusal is not extinguished by foreclosure; however, the tenant has agreed that the right of first refusal will not apply to the Mortgagee or other party acquiring title or right of possession of the Mortgaged Property through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the Mortgage.
(8) Permitted Liens; Title Insurance	ExchangeRight Net Leased Portfolio 12-Tractor Supply-Woods Cross (Loan No. 10)	The sole tenant holds a first refusal to purchase the Mortgaged Property (or any portion thereof, as applicable) if during the term of its lease the Mortgagor receives a bona fide offer to purchase or sell the Mortgaged Property (or any portion thereof). The tenant has entered into a subordination non-disturbance and attornment agreement providing that such right of first refusal is subject and subordinate to the Mortgage.
(8) Permitted Liens; Title Insurance	ExchangeRight Net Leased Portfolio 12- Family Dollar-Baton Rouge (Loan No. 10)	The sole tenant holds a right of first refusal under its lease to purchase the Mortgaged Property if the Mortgagor receives a bona fide offer to purchase the Mortgaged Property during the term of the lease. The right of first refusal is not extinguished by foreclosure; however, the lease provides that such right does not apply to a foreclosure sale, deed in lieu of foreclosure or similar conveyance resulting from a lender exercising its remedies under a mortgage encumbering the Mortgaged Property.

D-2-8

(8) Permitted Liens; Title Insurance	Walgreens Columbia (Loan No. 95)	The sole tenant holds a right of first refusal under its lease to purchase the Mortgaged Property if during the term of the lease or any extension thereof the Mortgagor receives a bona fide offer to purchase the Mortgaged Property. The right of first refusal is not extinguished by foreclosure; however, the lease provides that such right does not apply to any voluntary sale by deed in lieu of foreclosure or involuntary sale, conveyance or other involuntary transfer of the Mortgaged Property to the Mortgagor’s first priority mortgagee.
(12) Condition of Property	Hawthorn Suites Dearborn (Loan No. 47)	The Mortgage Loan Seller obtained a property condition report prepared by a third party engineering consultant, dated June 17, 2015, which is more than 12 months prior to the Cut-off Date.

D-2-9

(18) Insurance	The Mall at Rockingham Park (Loan No. 2)

The Mortgage Loan documents require the Mortgaged Property to be insured by a property insurance policy providing for no deductible in excess of $500,000. The property insurance policy covering the Mortgaged Property provides for a deductible in the amount of $250,000.

Pursuant to the Mortgage Loan documents, (i) if the related insurance policies are issued by more than one but fewer than five insurance companies, then at 75% of the insured amount must have a claims paying ability rating of “A” or better with S&P and the remaining amount must have a claims paying ability rating of “BBB” or better with S&P, and (ii) if the related insurance policies are issued by five or more insurance companies, then at least 60% of the insured amount must have a claims paying ability rating of “A” or better with S&P and the remaining amount must have a rating of “BBB” or better with S&P. Each of the insurance companies currently providing the related insurance policies has a rating of at least “A-” from S&P.

D-2-10

(18) Insurance	Mall at Turtle Creek (Loan No. 5)

The Mortgage Loan documents require the Mortgaged Property to be insured by a property insurance policy providing for no deductible in excess of $150,000. The property insurance policy covering the Mortgaged Property provides for a deductible in the amount of $100,000.

Pursuant to the Mortgage Loan documents, the related insurance policies are required to be issued by insurance companies having a rating of at least “A-“ by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A-:III” by A.M. Best), or by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (except that the first layers of coverage must be from insurers rated at least “A-“ by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A-:III” by A.M. Best) and all such insurers must have ratings of not less than “BBB+” by S&P and “Baaa2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A-:III” by A.M. Best). Each of the insurance companies currently providing the related insurance policies has a rating of at least “A:VIII” from A.M. Best.

Business interruption insurance is required for a period continuing until the restoration of the Mortgaged Property is completed or 18 months, whichever occurs first.

D-2-11

(18) Insurance

ExchangeRight Net Leased Portfolio 12 –

Walgreens - Fort Worth, Tractor Supply - Woods Cross, Advance Auto Parts – Steubenville, Dollar General - Hamilton, Dollar General – Cincinnati, Dollar General - Denham Springs, Dollar General - Hickory (US Highway 70), Dollar General - Hammond, Dollar General - Hickory (Lenoir Rhyne Boulevard), Advance Auto Parts - Greenville, Dollar General - Gastonia, Napa Auto Parts – Freeport, Napa Auto Parts – Belvidere, Dollar General - Alorton, Dollar General – Dupo, Advance Auto Parts - Heath (Loan No. 10)

The Mortgagor relies on insurance maintained by the sole tenant, through a program of self-insurance or otherwise, at each Mortgaged Property. The Mortgage Loan documents condition the Mortgagor’s reliance on insurance maintained by tenants Walgreens and Advance Auto Parts on the maintenance by the tenant or guarantor under the related lease of a credit rating of at least “BBB-” from S&P and such tenant or guarantor’s remaining fully liable for the obligations and liabilities under such lease.
(18) Insurance	ExchangeRight Net Leased Portfolio 12– Advance Auto Parts - Steubenville, Advance Auto Parts - Greenville, Advance Auto Parts - Heath (Loan No. 10)

The Mortgaged Properties are insured on a blanket basis by a property insurance policy maintained by the sole tenant that includes a deductible in the amount of $1,500,000 per occurrence, for which the tenant is liable under the related lease. Coverage under such policy is provided in part, to the extent of 10% of such policy’s limit, by The People’s Insurance Company of China (Hong Kong), Limited, which is rated “A-VII” by A.M. Best Company. The Mortgage Loan documents condition the Mortgagor’s reliance on insurance maintained by the sole tenant on the maintenance by such tenant or the guarantor under the related lease of a credit rating of at least “BBB-” from S&P and such tenant or guarantor’s remaining fully liable for the obligations and liabilities under such lease.

D-2-12

(18) Insurance	ExchangeRight Net Leased Portfolio 12-Tractor Supply-Woods Cross (Loan No. 10)	The property insurance policy includes a deductible in the amount of $500,000. The Mortgage Loan documents provide for recourse to the Mortgagor and the guarantor for losses due to the amount of such deductible.
(18) Insurance	Stone Manor (Loan No. 17)	Business interruption insurance is required for a period continuing until the restoration of the Mortgaged Property is completed or 12 months, whichever occurs first.
(18) Insurance	Hilton Garden Inn-Lake Mary, FL (Loan No. 33)	Business interruption insurance is required for a period continuing until the restoration of the Mortgaged Property is completed or 12 months, whichever occurs first.
(18) Insurance	473-479 Sumner Ave / 341 & 345 Amherst St (Loan No. 34)	Business interruption insurance is required for a period continuing until the restoration of the Mortgaged Property is completed.
(18) Insurance	Kenny Centre (Loan No. 58)	Business interruption insurance is required for a period continuing until the restoration of the Mortgaged Property is completed.
(18) Insurance	Walgreens Columbia (Loan No. 95)	The Mortgagor relies on the insurance coverage maintained by the sole tenant, through a program of self-insurance or otherwise. The Mortgage Loan documents condition such reliance on the maintenance by the sole tenant (or its guarantor under the related lease) of a credit rating of at least “BBB” from S&P.

D-2-13

(26) Local Law Compliance	ExchangeRight Net Leased Portfolio 12 – Kroger-Hamilton (Loan No. 10)	The Mortgaged Property’s partial use as a gas station does not conform to current zoning requirements but is permitted as a conditional use if a conditional use permit is in place. The related zoning ordinance provides that if a non-conforming use is discontinued or abandoned or ceases for six months, the related land or structure must thereafter be used only in conformance with existing zoning requirements. The sole tenant, Kroger (rated “Baa1”, “BBB” and “BBB” by Moody’s, S&P and Fitch, respectively), is obligated under its lease, in the event of a change in any applicable laws, rules, ordinances or regulations affecting the operation of fuel suppliers, underground storage tanks or gasoline or other fuel distribution systems, to comply with such revised requirements at its sole cost and expense.
(27) Licenses and Permits	ExchangeRight Net Leased Portfolio 12 – Kroger-Hamilton (Loan No. 10)	The Mortgaged Property’s partial use as a gas station does not conform to current zoning requirements but is permitted as a conditional use if a conditional use permit is in place. The related zoning ordinance provides that if a non-conforming use is discontinued or abandoned or ceases for six months, the related land or structure must thereafter be used only in conformance with existing zoning requirements. The sole tenant, Kroger (rated “Baa1”, “BBB” and “BBB” by Moody’s, S&P and Fitch, respectively), is obligated under its lease, in the event of a change in any applicable laws, rules, ordinances or regulations affecting the operation of fuel suppliers, underground storage tanks or gasoline or other fuel distribution systems, to comply with such revised requirements at its sole cost and expense.

D-2-14

(28) Recourse Obligations	The Mall at Rockingham Park (Loan No. 2)	The guarantor’s recourse liability is capped at $52,400,000 in the aggregate.
(28) Recourse Obligations	ExchangeRight Net Leased Portfolio 12 (Loan No. 10)	The recourse event for commission of material physical waste applies only to such waste caused by intentional acts or omissions when there is sufficient cash flow from the Mortgaged Property’s operation to avoid such waste from occurring.
(28) Recourse Obligations	Berkshire Corporate Center (Loan No. 15)	The recourse event for commission of material physical waste applies to waste to the Mortgaged Property caused by the gross negligence or willful misconduct of the Mortgagor, the guarantor or the Mortgagor’s sponsor.
(28) Recourse Obligations	Arrowhead Creekside Medical Office Loan No. 36)	The recourse event for the commission of material physical waste applies only to an act of material physical waste by the Mortgagor, any of its affiliates or the guarantor when there is sufficient cash flow from the operation of the Mortgaged Property to avoid such waste from occurring.
(28) Recourse Obligations	Rangeline Self-Storage (Loan No. 50)

The Mortgage Loan documents do not provide for recourse for losses arising from criminal acts by the Mortgagor or guarantor resulting in the seizure or forfeiture of all or part of the Mortgaged Property. However, the Mortgage Loan documents provide for recourse for losses arising from willful misconduct by the Mortgagor or guarantor.

The recourse event for misappropriation of rents after an event of default applies to misappropriation of rents during an event of default.

D-2-15

(28) Recourse Obligations	Walgreens Columbia (Loan No. 95)	The Mortgage Loan documents do not provide for recourse for losses arising from criminal acts by the Mortgagor or guarantor resulting in the seizure or forfeiture of all or part of the Mortgaged Property. However, the Mortgage Loan documents provide for recourse for losses arising from gross negligence or willful misconduct by the Mortgagor or guarantor.
(31) Acts of Terrorism Exclusion	The Mall at Rockingham Park (Loan No. 2)	If TRIA is not in effect and the related special-form all-risk insurance policy and business interruption policy contain an exclusion for acts of terrorism, the Mortgagor is not required to pay annual premiums in excess of an amount equal to twice the then-current annual insurance premiums payable by the Mortgagor for the insurance policies required under the Mortgage Loan documents insuring only the Mortgaged Property (excluding the wind, flood and earthquake components of such premiums) on a standalone basis.
(31) Acts of Terrorism Exclusion	Mall at Turtle Creek (Loan No. 5)	If TRIA is not in effect, the Mortgagor is required to obtain only the maximum amount of insurance against terrorism, terrorist acts or similar acts of sabotage as can be obtained by spending an amount equal to twice the annual premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the Mortgaged Property on a stand-alone basis.

D-2-16

(31) Acts of Terrorism Exclusion	Berkshire Corporate Center (Loan No. 15)	If TRIA or a subsequent statute, extension or reauthorization is not in effect, the Mortgagor is not required to pay insurance premiums with respect to stand-alone terrorism coverage in excess of an amount equal to 200% of the then-current aggregate insurance premiums payable under the Mortgage Loan documents with respect to casualty, liability, and rent loss/business interruption at the time terrorism is excluded.
(31) Acts of Terrorism Exclusion	Kenny Centre (Loan No. 58)	If neither TRIA nor a subsequent statute, extension, or reauthorization is in effect, the Mortgagor is not required to pay annual premiums for insurance coverage for Acts of Terrorism in excess of two (2) times the then-current premium for a separate “Special Form” or “All Risks” insurance policy or equivalent policy (including, without limitation, property insurance and business interruption/rent loss insurance) on a stand-alone basis.
(39) Rent Rolls; Operating Histories	ExchangeRight Net Leased Portfolio 12 (Loan No. 10)	The Mortgage Loan Seller has not obtained operating histories with respect to the Mortgaged Properties. Each Mortgaged Property is leased to a single tenant pursuant to a triple-net lease.
(39) Rent Rolls; Operating Histories	Walgreens Columbia (Loan No. 95)	The Mortgage Loan Seller has not obtained operating history with respect to the Mortgaged Property. The Mortgaged Property is leased to a single tenant pursuant to a triple-net lease.

D-2-17

(45) Appraisal	Hawthorne Suites Dearborn (Loan No. 47)	The appraisal in the Mortgage File is dated May 17, 2016, which is more than 6 months from the related origination date of October 9, 2015, and was obtained by the Mortgage Loan Seller as an update to a prior appraisal that had obtained within 6 months of the origination date, which reported the same appraised value as the value reported by the appraisal in the Mortgage File.

D-2-18

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
(2)Whole Loan; Ownership of Mortgage Loans	Pinnacle II (Loan No. 14)	The Whole Loan is secured on a pari passu basis by various notes (Note A-1 in the amount of $40,000,000, Note A-2 in the amount of $20,000,000, and Note A-3 in the amount of $27,000,000). Wells Fargo is contributing Note A-2 to the WFCM 2015-C35 Trust. The loan will be serviced pursuant to the Pooling and Servicing Agreement for the WFCM 2015-C35 Trust until such time as the Note A-1 is securitized, at which time it will be serviced pursuant to the Pooling and Servicing Agreement for the related Note A-1 trust. Each of Note A-1 and Note A-3 are expected to be included in a future securitization; however, the lender makes no assurances that any non-securitized Note will not be further split or otherwise re-combined.
(8) Permitted Liens; Title Insurance	Pinnacle II (Loan No. 14)	Warner Brothers Entertainment, Inc. (single tenant) has Right of First Offer (ROFO) to purchase its building if borrower decides to market the property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.
(8) Permitted Liens; Title Insurance	Omni Business Park (Loan No. 39)	Nationwide Children’s Hospital (#4 tenant) has Right of First Offer (ROFO) to purchase its building (mortgaged property is comprised of 5-building office park) if borrower decides to market the property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof.

D-2-19

(8) Permitted Liens; Title Insurance	Captive Plastics Warehouse (Loan No. 46)	Single tenant (Captive Plastics) has Right of First Refusal (ROFR) to purchase its parcel if offer is received that borrower is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof, or first transfer thereafter.
(8) Permitted Liens; Title Insurance	South Pointe Crossing (Loan No. 72)	Ground lessor (Goodpick, Inc.) has Right of First Refusal (ROFR) to purchase borrower’s leasehold interest at lesser of (i) purchase price offered by bona fide purchaser, or (ii) fair market value (as determined by agreement of two appraisers, or, if they cannot agree, by third appraiser selecting that appraisal closest to third appraiser’s valuation). The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof, or first transfer thereafter.

D-2-20

(8) Permitted Liens; Title Insurance	Spring Haven MHC (Loan No. 89)	The mortgaged property is included within an area known as the “GE/Shepherd Farm Superfund site” which was the site of illegal dumping and the use of unlined waste treatment ponds. General Electric (“GE”) was identified as the responsible party and began EPA-prescribed remediation in the mid-1990’s, including soil excavation of a 2.7 acre property (the “excavation area”) adjacent to the mortgaged property. Since completion of the remedial actions at the excavation area, the EPA has conducted two 5-year reviews to monitor conditions at the site and has permitted the current residential uses at the mortgaged property and adjacent property subject to certain institutional controls, including restrictions on soil disturbance and the use of on-site groundwater, among other things. The borrower is party to a restrictive easement agreement with the affected adjacent landowner that imposes use restrictions consistent with EPA requirements. The loan documents provide that the loan is springing recourse to the borrower and guarantors for failure to satisfy the continuing obligations of the bona fide prospective purchaser provisions of the Comprehensive Environmental, Compensation and Liability Act (CERCLA), as amended. The mortgaged property is connected to public water and sewer systems. As of May 10, 2016, the guarantors (David and Anna Reid) had a stated net worth in excess of $11.5 million.

D-2-21

(18) Insurance	San Fernando Value Square (Loan No. 12)	With respect to the Sam’s Club space only (106,911 sf or 81.5% of net rentable area), the borrower’s obligation to provide required property insurance is suspended so long as Sam’s Club provides property insurance as required by its lease, subject to the lender’s approval in its sole and absolute discretion. At loan origination, the lender approved the following variations from required insurance: (A) property insurance is provided by Wal-Mart’s captive insurer, Broadstreet Insurance Company, which is not rated; (B) the maximum deductible was permitted to be increased to $100,000 as specified in the lease; and (C) rent loss coverage was not required to include an extended period of indemnity. The lease does not afford the tenant the right to abate rent in the event of casualty. The variations were approved by the lender based on Wal-Mart’s credit rating. (ii) Leased Fees. Various pad site tenants (McDonald’s, Taco Bell, KFC and El Pollo Loco) are leased fees, where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee.

D-2-22

(18) Insurance	Captive Plastics Warehouse (Loan No. 46)	The loan documents conditionally permit the lease-provided insurance to satisfy loan requirements so long as (i) the Captive Plastics lease is in full force and effect, (ii) there is no lease default beyond applicable notice and cure periods, and (iii) the tenant maintains insurance for the property that is acceptable to lender that is acceptable to lender in lender’s sole and absolute discretion. If such conditions are not satisfied, the borrower is obligated to provide required insurance. At loan origination, the lender approved tenant-provided, in-place liability coverage with $4 million primary/ $8 million umbrella limits having a $500,000 deductible, based on the tenant’s financial strength (parent Berry Plastics, though not a lease guarantor, has an S&P rating of “B+” and equity market capitalization in excess of $4 billion). The lender-approved, in-place insurance includes rent loss and terrorism coverage, among other things.

D-2-23

(26) Local Law Compliance	Thompson Thrift Building (Loan No. 100)	Improvements are legally nonconforming with respect to current setback requirements (building encroaches approximately 3.5 feet into 5 foot rear setback). The related zoning ordinance requires that improvements be built in accordance with current zoning requirements following a casualty involving 50% or more of the floor area or structural frame of a nonconforming building. Law and ordinance insurance was not required. The loan documents provide for personal liability to the borrower and guarantors for losses (after application of available insurance proceeds) related to the borrower’s being unable to rebuild the improvements following casualty to their pre-casualty condition. The guarantors (Paul M. Thrift individually and the Paul M. Thrift Revocable Trust, and John G. Thompson individually and the John G. Thompson Revocable Trust) have an aggregate stated net worth in excess of $73 million as of April 29, 2016.
(31) Acts of Terrorism Exclusion	Courtyard Orlando East – UCF (Loan No. 52)	Loan documents provide that if TRIPRA or a successor statute is not in effect, borrower shall not be required to spend on terrorism insurance more than 2 times the cost of the property and rent loss coverage (excluding terrorism coverage) required by the loan documents.

D-2-24

(42) Organization of Mortgagor	River Park Shopping Center (Loan No. 7)	An affiliate of Carl Best (sponsor/ guarantor) declared bankruptcy in 2009 in connection with a multi-phase retail project in Rohnert City, CA that failed when pre-leasing on Phase II did not materialize and the construction loan could not be extended. After the bankruptcy filing the borrower and construction lender agreed to an extension with a pay-down, and the buildings were sold in 2012 to reduce the outstanding loan balance. The loan was fully paid in 2013.
(43) Environmental Conditions	Various	In lieu of obtaining a Phase I environmental site assessment, the lender obtained a $3,467,296 group lender environmental collateral protection and liability-type environmental insurance policy with $3,467,296 sublimit per claim with an approximate 10 year term (equal to the remaining loan term) and a 3 year policy tail and having no deductible. The policy premium was pre-paid at closing. The policy will be issued by an affiliate of Zurich Insurance Group Ltd. that has an S&P rating of at least “AA-”.
(43) Environmental Conditions	East Street Trading Center (Loan No. 41)	The Phase I environmental site assessment obtained at loan origination identified a recognized environmental condition associated with two underground storage tanks (UST’s) that were removed in 1990 without confirmatory soil sampling. In lieu of a Phase II ESA, the lender obtained a $1 million lender environmental collateral protection and liability-type environmental insurance policy with a 10-year term and a 3 year policy tail and having a $25,000 deductible. The policy premium was pre-paid at closing. The policy will be issued by an affiliate of Zurich Insurance Group Ltd. that has an S&P rating of at least “AA-”.

D-2-25

UBS Real Estate Securities Inc.
Rep. No. on Annex D-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
(2) Whole Loan; Ownership of Mortgage Loans	In-Rel 8 (Loan No. 6)	The Mortgage Loan is evidenced by a $20,000,000 A-2 Note and a $12,500,000 A-3 Note. The Mortgaged Property is also security for the pari passu A-1 Note, which has an original principal balance of $60,000,000 and which was included in BACM 2016-UBS10 transaction.
(5) Hospitality Provisions

Fairfield Inn & Suites - Carlsbad (Loan No. 30)

Fairfield Inn & Suites - Norco (Loan No. 31)

Comfort Suites at Kennesaw State University (Loan No. 44)

Holiday Inn Express Rochester / Greece (Loan No. 54)

Quality Inn Olympic National Park (Loan No. 65)

The Mortgage Loan documents contain an executed comfort letter in favor of the Mortgage Loan Seller, under which the franchisor, subject to the satisfaction of certain conditions, is required to issue a new comfort letter in connection with the transfer of the Mortgage Loan to a securitization. The Mortgage Loan Seller or its designee will provide written notice of the transfer to the franchisor. However, there can be no assurance that the franchisor will issue a new comfort letter in favor of the Trust within a reasonable time.
(16) Insurance	DoubleTree Overland Park (Loan No. 9)	The Mortgaged Property is required to be covered by a commercial general liability insurance policy not less than $1,500,000 in the aggregate, including a self-insured retention of not greater than $500,000.
(17) No Holdbacks	All Loans	The clause “any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund” is limited to prior disbursements by the lender.

D-2-26

(28) Recourse Obligations	Various	The obligations and liabilities of the environmental indemnitor with respect to environmental issues will not apply to the introduction and initial release of hazardous substances on the Mortgaged Property from and after the date that the lender acquires title and assumes control of the Mortgaged Property through power of sale, foreclosure or deed in lieu of foreclosure. The indemnitor bears the burden of proof that the introduction and initial release of such hazardous substances (i) occurred subsequent to the transfer date, (ii) did not occur as a result of any act or omission of the indemnitor or its affiliates in, or under or near the Mortgaged Property and (iii) did not occur as a result of a breach of environmental laws which occurred prior to the transfer.
(28) Recourse Obligations	Various	The obligations and liabilities of the environmental indemnitor with respect to environmental issues will terminate and be of no further force and effect after the date that is two or three years, as applicable, after payment in full of the related Mortgage Loan, provided that such indemnitor shall deliver to the indemnified parties, following the full repayment of the obligations, a Phase I environmental assessment which does not indicate any environmental conditions relating to hazardous substances on the Mortgaged Property.
(28) Recourse Obligations	DoubleTree Overland Park (Loan No. 9)	Recourse for losses resulting from the Mortgagor’s misappropriation of rents after an event of default is limited to the extent that such rents are received by the Mortgagor.

D-2-27

(28) Recourse Obligations

Fairfield Inn & Suites - Carlsbad (Loan No. 30)

Fairfield Inn & Suites - Norco (Loan No. 31)

Comfort Suites at Kennesaw State University (Loan No. 44)

Holiday Inn Express Rochester / Greece (Loan No. 54)

With respect to subclause (b)(iii), the Mortgage Loan is recourse for losses resulting from Mortgagor’s commission of a criminal act.
(28) Recourse Obligations	Quality Inn Olympic National Park (Loan No. 65)	With respect to subclause (b)(iii), the Mortgage Loan is recourse for losses resulting from Mortgagor’s conviction of a criminal act which results in the forfeiture of the Mortgaged Property or any portion thereof.
(33) Single-Purpose Entity	Fairfield Inn & Suites - Carlsbad (Loan No. 30)	One of the two Mortgagors previously owned a hotel located at 13845 Poway Road, Poway, California 92064. The property was sold on May 11, 2015 and a clean environmental Phase I was obtained in connection with the sale.
(33) Single-Purpose Entity	Comfort Suites at Kennesaw State University (Loan No. 44)	The Mortgagor is a recycled entity which, prior to origination, owned an undeveloped adjacent parcel. That parcel was deeded to an affiliate of the Mortgagor at origination. The Mortgage Loan is recourse for losses arising in connection with the previously owned property, the Mortgagor’s ownership of the previously owned property, any claims and/or liabilities arising in connection with the previously owned property, or any breach or violation of the related representations contained in the Mortgage Loan documents.

D-2-28

(43) Environmental Conditions	Shellmound Office Building (Loan No. 24)	In connection with recognized environmental conditions at the Mortgaged Property, the borrower obtained an Environmental Insurance Policy from Lloyd’s Syndicates 623/2623 (provided through Beazley Insurance Services) (rated A: XV by A.M. Best) with policy limits of $1 million in the aggregate and $1 million per claim, a $50,000 deductible per claim and a policy term of 10 years.

D-2-29

C-III Commercial Mortgage LLC
Rep. No. on Annex D-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
(5) Hospitality Provisions	Courtyard Marriott Madeira Beach (Loan No. 23)	With respect to each of the subject Mortgage Loans, the related mortgage loan documents contain an executed comfort letter in favor of C-III Commercial Mortgage LLC. The Mortgage Loan Seller or its designee will provide written notice of the transfer and request to the franchisor for the issuance of a replacement comfort letter in favor of the Trust in the form and within the applicable time period as required by such comfort letter. However, there can be no assurances that the franchisor will issue a new comfort letter in favor of the Trust.
(20) No Encroachments	Trinity Colonial Hills MHP (Loan No. 93)	Several mobile home pads encroach upon a pipeline easement bisecting the related Mortgaged Property.
(26) Local Law Compliance

Tharp Portfolio II (Loan No. 26)

Maplewood MHC (Loan No. 76)

Blue Grass MHC (Loan No. 77)

Out O’Space Storage Tavares (Loan No. 82)

Trinity Colonial Hills MHP (Loan No. 93)

Trinity Windfern MHP (Loan No. 94)

J & J MHP (Loan No. 96)

Glenwillow MHP (Loan No. 97)

For each of the subject Mortgage Loans, the related Mortgaged Property constitutes (or, if applicable, one or more of the related Mortgaged Properties constitute) a legal nonconforming use and/or structure which, following a casualty or destruction, may not be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property if the replacement cost exceeds a specified threshold and/or the restoration or repair is not completed or the prior use is not resumed (or certain key steps in connection therewith are not taken) within a specified time frame. In each case, law and ordinance insurance coverage was obtained, but such insurance only covers (i) the loss to the subject structure

D-2-30

when it must be demolished to comply with code requirements, (ii) the cost to demolish and clear the site of the undamaged portions of the covered structure, where the law requires its demolition, and (iii) increased cost of construction, to the extent such cost is a consequence of the enforcement of an ordinance or law.
(26) Local Law Compliance	J & J MHP (Loan No. 96)	A shed was added to the related Mortgaged Property without a permit, constituting a building and/or zoning code violation.
(34) Defeasance

CubeSmart Portfolio III (Loan No. 22)

Courtyard Marriott Madeira Beach (Loan No. 23)

Tharp Portfolio II (Loan No. 26)

Maplewood MHC (Loan No. 76)

Blue Grass MHC (Loan No. 77)

Westwood Village Apartments (Loan No. 81)

White Oak MHC (Loan No. 86)

Kimberly Pines MHP (Loan No. 91)

Trinity Colonial Hills MHP (Loan No. 93)

Trinity Windfern MHP (Loan No. 94)

J & J MHP (Loan No. 96)

Glenwillow MHP (Loan No. 97)

The related loan documents may not require that the defeased note be assumed by, or that the defeasance collateral be transferred to, a Single-Purpose Entity. However, in such cases, the successor borrower must be an entity established or designated by the lender or its designee.
(42) Organization of Mortgagor	Westwood Village Apartments (Loan No. 81)	In September 1996, a Controlling Owner/guarantor filed voluntary bankruptcy, and the bankruptcy filing was discharged in December 1996.
(43) Environmental	Tharp Portfolio II (Loan No. 26)	A dry cleaner currently operates onsite at the related Mortgaged Property identified as Oaklandon

D-2-31

Conditions

Center.  Groundwater sample results related to dry cleaning operations indicated that volatile organic compound (“VOC”) concentrations were above the Indiana Department of Environmental Management (“IDEM”) Remediation Closure Guide (“RCG”) Screening Levels for vinyl chloride.  Vapor sample results indicated that VOC concentrations in sub-slab vapor samples were above IDEM Vapor Exposure Indoor Air Commercial RCG Screening Levels in the samples collected at three tenants, including the dry cleaner, for dichlorodifluoromethane, tetrachloroethene, trichlorethene and chloroform. VOC concentrations in indoor air vapor samples were above IDEM Vapor Exposure Indoor Air Residential RCG Screening Levels in the samples collected at two other tenants for tetrachloroethene, trichlorethene and chloroform. The known release from dry cleaning operations is considered a recognized environmental condition with respect to the Oaklandon Center Mortgaged Property.  As a result of the foregoing and the presence of gas stations at certain of the Tharp Portfolio II Mortgaged Properties, the related borrower obtained for the benefit of the lender environmental insurance from Lloyd’s Syndicates 623/2623 (provided through Beazley Insurance Services) with policy limits of $3 million in the aggregate and $1 million per claim, a $25,000 deductible per claim and a policy term of 10 years with a 36-month extended period of reporting, which insurance policy covers the Mortgaged Properties identified as Oaklandon Center, Belter Shopping Center and South East Street Center.  According to the conditional insurance binder, Lloyd’s Syndicates 623/2623 has an

D-2-32

A.M. Best’s Rating A (Excellent), Class XV, but may not have the rating required under representation and warranty no. 43 from Moody’s, S&P and/or Fitch.
(43) Environmental Conditions	Glenwillow MHP (Loan No. 97)

The release of approximately 80 gallons of fuel oil at the related Mortgaged Property caused soil contamination onsite. As a result, the related Mortgaged Property is listed on the Ohio Environmental Protection Agency State Emergency Response Spills Data List. The status of remediation of the contaminated soil is currently unknown. The spill incident is therefore considered a recognized environmental condition.

In addition, the Cuyahoga Regional Sanitary Landfill is located approximately 450 feet to the north of the related Mortgaged Property. According to the related Phase I environmental site assessment report, given the historic landfill uses on the adjacent site, there is a potential for the migration of impacted groundwater onto the related Mortgaged Property. The historic landfill uses are therefore considered a recognized environmental condition.

The related borrower obtained for the benefit of the lender a lender environmental collateral protection and liability insurance policy from Steadfast Insurance Company, with policy limits of $1,500,000 per claim and in the aggregate, a $50,000 self-insured retention and a policy term of 10 years with a 3-year tail.

D-2-33

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
(9) Junior Liens	Fairfield Views Inc. a/k/a Fairfield Views, Inc. (Loan No. 53) Interlaken Owners, Inc. (Loan No. 57) Port Chester Apartments, Inc. (Loan No. 98) Gramercy-Rutherford Townhouses Corp. (Loan No. 102)	Each of the referenced Mortgaged Properties are encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
(9) Junior Liens	Ipswich House, Inc. (Loan No. 92)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
(9) Junior Liens	Ridge Apartments Owners Corp. (Loan No. 87)	The Mortgaged Property is encumbered by a subordinate wraparound mortgage with a stated principal balance of $1,920,000.00. The subordinate wraparound mortgagee’s “equity” (i.e., the principal amount of the wraparound mortgage as to which the wraparound mortgagee is entitled to payments) is $20,000.00.

D-2-34

(9) Junior Liens	Madison Court Apartment Corp. (Loan No. 56)

I. The Mortgaged Property is encumbered by a subordinate second priority credit line mortgage in the original principal amount of $500,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

II. The Mortgaged Property is encumbered by a subordinate third priority mortgage in the original principal amount of $3,318,000.00 that is currently held by The City of New York, acting by and through its Department of Housing Preservation and Development; as of the Cut-off Date, the outstanding principal balance of said third priority mortgage is $3,318,000.00.

III. The Mortgaged Property is encumbered by a subordinate fourth priority mortgage in the original principal amount of $833,039.00 that is currently held by The City of New York, acting by and through its Department of Housing Preservation and Development; as of the Cut-off Date, the outstanding principal balance of said third priority mortgage is $833,039.00.

(12) Condition of Property	Madison Court Apartment Corp. (Loan No. 56)	The inspections for the referenced Mortgaged Properties were conducted more than 6 months prior to the origination of the related Mortgage Loans.
(28) Recourse Obligations	All of the Mortgage Loans secured by residential cooperative properties.	All of the Mortgage Loans secured by residential cooperative properties are fully recourse to the related Mortgagors. There are no guarantors for any of the Mortgage Loans secured by residential cooperative properties.

D-2-35

(30) Financial Reporting and Rent Rolls	All of the Mortgage Loans secured by residential cooperative properties.	The Mortgage Loans secured by residential cooperative properties do not require the Mortgagor to provide the owner or holder of such Mortgage Loans with quarterly operating statements.
(32) Due on Sale or Encumbrance	All of the Mortgage Loans secured by residential cooperative properties.	All of the Mortgage Loans secured by residential cooperative properties permit, without the prior written consent of the holder of the related Mortgage, transfers of stock of the related Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant-shareholder of the related Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the related Mortgagor.
(33) Single-Purpose Entity	All of the Mortgage Loans secured by residential cooperative properties.	The Mortgagors under the Mortgage Loans secured by residential cooperative properties are not Single-Purpose Entities.
(39) Rent Rolls; Operating Histories	All of the Mortgage Loans secured by residential cooperative properties.	“Certified Operating Histories” with respect to the Mortgage Loans secured by residential cooperative properties shall mean (i) historical annual financial statements prepared by an independent accountant and (ii) year-to-date financial statements certified by the related Mortgagor as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.

D-2-36

(42) Organization of Mortgagor	All of the Mortgage Loans secured by residential cooperative properties.	For purposes of Representation 42 with respect to Mortgage Loans secured by residential cooperative properties, the term “Controlling Owner” shall mean any single shareholder of a Mortgagor that owns shares appurtenant to 50% or more of the residential cooperative units at the related Mortgaged Property and holds a majority of the seats of the cooperative corporation’s board of directors. For purposes of this exception to Representation 42, there are no Mortgage Loans that have a Controlling Owner, as defined above.
(43) Environmental Conditions	University Towers Owners Corp. (Loan No. 8)	The borrower on the referenced Mortgage Loan obtained an Environmental Liability Insurance Policy with Great American E & S Insurance Company (rated “A+” by S&P, “A1” by Moody’s and “A+:IX” by A.M. Best Company), naming the lender as an additional named insured, with a policy limit of $10 million per incident and in the aggregate, a self-insured retention of $250,000 and a policy coverage period that extends coverage for 3 years following the maturity date of the Mortgage Loan.
(47) Cross-Collateralization	Fairfield Views Inc. a/k/a Fairfield Views, Inc. (Loan No. 53) Interlaken Owners, Inc. (Loan No. 57) Port Chester Apartments, Inc. (Loan No. 98) Gramercy-Rutherford Townhouses Corp. (Loan No. 102)	Each of the referenced Mortgaged Properties are encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
(47) Cross-Collateralization	Ipswich House, Inc. (Loan No. 92)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage

D-2-37

(47) Cross-Collateralization	Ridge Apartments Owners Corp. (Loan No. 87)	The Mortgaged Property is encumbered by a subordinate wraparound mortgage with a stated principal balance of $1,920,000.00. The subordinate wraparound mortgagee’s “equity” (i.e., the principal amount of the wraparound mortgage as to which the wraparound mortgagee is entitled to payments) is $20,000.00.
(47) Cross-Collateralization	Madison Court Apartment Corp. (Loan No. 56)

I. The Mortgaged Property is encumbered by a subordinate second priority credit line mortgage in the original principal amount of $500,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

II. The Mortgaged Property is encumbered by a subordinate third priority mortgage in the original principal amount of $3,318,000.00 that is currently held by The City of New York, acting by and through its Department of Housing Preservation and Development; as of the Cut-off Date, the outstanding principal balance of said third priority mortgage is $3,318,000.00.

III. The Mortgaged Property is encumbered by a subordinate fourth priority mortgage in the original principal amount of $833,039.00 that is currently held by The City of New York, acting by and through its Department of Housing Preservation and Development; as of the Cut-off Date, the outstanding principal balance of said third priority mortgage is $833,039.00.

D-2-38

Basis Real Estate Capital II, LLC
Rep. No. on Annex D-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
(12) Condition of Property	Quality Inn & Suites - Sulphur (Loan No. 59)	The Mortgaged Property inspection was carried out on November 19, 2015, which is more than six months prior to origination of the Mortgage Loan (June 17, 2016).
(16) Escrow Deposits	Rivercrest Apartments (Loan No. 83)	The ongoing monthly reserve for insurance has been waived for so long as the borrower timely pays the insurance premiums in connection with coverages required for the insurance policies.
(18) Insurance	North Park Shopping Center (Loan No. 19)	The Mortgage Loan documents provide that the threshold at which the related lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is less than $1,000,000, instead of 5% of the outstanding principal balance of the Mortgage Loan.
(18) Insurance	Quality Inn & Suites - Sulphur (Loan No. 59) Rivercrest Apartments (Loan No. 83)	The Mortgage Loan documents provide that the threshold at which the related lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is the lesser of (x) $150,000 and (y) 10% of the outstanding principal balance of the Mortgage Loan, instead of 5% of the outstanding principal balance of the Mortgage Loan.
(18) Insurance	Comfort Inn & Suites – Smyrna (Loan No. 71)	The Mortgage Loan documents provide that the threshold at which the related lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is: (a) in the case of casualty, the lesser of (x) $200,000 and (y) 10% of the outstanding principal balance of the Mortgage Loan and (b) in the case of condemnation, the lesser of (x) $150,000 and (y) 10% of the outstanding principal balance of the Mortgage Loan, instead of 5% of the outstanding principal balance of the Mortgage Loan.

D-2-39

(18) Insurance	All Basis Mortgage Loans	The insurance companies are required to have claims paying ability/financial strength rating of “A” (or its equivalent) or better by at least two rating agencies (S&P and Moody’s), or if only one rating agency is rating the securities, then only by such rating agency.
(26) Local Law Compliance	Quality Inn & Suites – Sulphur (Loan No. 59)	The Mortgaged Property is legal non-conforming as to use because hotels are not a permitted use in the related zoning district.
(28) Recourse Obligations	All Basis Mortgage Loans	The provisions in the Mortgage Loan documents provide for recourse in connection with material misrepresentation rather than intentional misrepresentation.
(28) Recourse Obligations	North Park Shopping Center (Loan No. 19)	The provisions in the Mortgage Loan documents providing for recourse in connection with waste at the related Mortgaged Properties provide recourse for intentional, material, physical waste, instead of material physical waste.
(28) Recourse Obligations	Quality Inn & Suites – Sulphur (Loan No. 59) Comfort Inn & Suites – Smyrna (Loan No. 71) Rivercrest Apartments (Loan No. 83)	The provisions in the Mortgage Loan documents providing for recourse in connection with waste at the related Mortgaged Properties provide recourse for intentional waste only, instead of material physical waste.
(42) Organization of Mortgagor	North Park Shopping Center (Loan No. 19)	William Hutchinson, a Controlling Owner or guarantor had a prior record of having been in a state or federal bankruptcy or insolvency in 1987.
(45) Appraisal	Quality Inn & Suites - Sulphur (Loan No. 59)	The appraisal is dated December 3, 2015, which is more than six months prior to the date of origination of the Mortgage Loan (June 17, 2016).

D-2-40

Annex E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
August 2016	$67,132,000.00
September 2016	$67,132,000.00
October 2016	$67,132,000.00
November 2016	$67,132,000.00
December 2016	$67,132,000.00
January 2017	$67,132,000.00
February 2017	$67,132,000.00
March 2017	$67,132,000.00
April 2017	$67,132,000.00
May 2017	$67,132,000.00
June 2017	$67,132,000.00
July 2017	$67,132,000.00
August 2017	$67,132,000.00
September 2017	$67,132,000.00
October 2017	$67,132,000.00
November 2017	$67,132,000.00
December 2017	$67,132,000.00
January 2018	$67,132,000.00
February 2018	$67,132,000.00
March 2018	$67,132,000.00
April 2018	$67,132,000.00
May 2018	$67,132,000.00
June 2018	$67,132,000.00
July 2018	$67,132,000.00
August 2018	$67,132,000.00
September 2018	$67,132,000.00
October 2018	$67,132,000.00
November 2018	$67,132,000.00
December 2018	$67,132,000.00
January 2019	$67,132,000.00
February 2019	$67,132,000.00
March 2019	$67,132,000.00
April 2019	$67,132,000.00
May 2019	$67,132,000.00
June 2019	$67,132,000.00
July 2019	$67,132,000.00
August 2019	$67,132,000.00
September 2019	$67,132,000.00
October 2019	$67,132,000.00
November 2019	$67,132,000.00
December 2019	$67,132,000.00
January 2020	$67,132,000.00
February 2020	$67,132,000.00
March 2020	$67,132,000.00
April 2020	$67,132,000.00
May 2020	$67,132,000.00
June 2020	$67,132,000.00
July 2020	$67,132,000.00
August 2020	$67,132,000.00
September 2020	$67,132,000.00
October 2020	$67,132,000.00
November 2020	$67,132,000.00
December 2020	$67,132,000.00
January 2021	$67,132,000.00
February 2021	$67,132,000.00
March 2021	$67,132,000.00

Distribution Date	Class A-SB Planned Principal Balance ($)
April 2021	$67,132,000.00
May 2021	$67,132,000.00
June 2021	$67,131,938.20
July 2021	$65,921,906.10
August 2021	$64,783,993.83
September 2021	$63,641,335.36
October 2021	$62,396,754.14
November 2021	$61,244,135.64
December 2021	$59,989,875.14
January 2022	$58,827,214.01
February 2022	$57,659,702.59
March 2022	$56,198,265.96
April 2022	$55,019,779.84
May 2022	$53,740,380.86
June 2022	$52,551,637.53
July 2022	$51,262,270.47
August 2022	$50,063,184.85
September 2022	$48,859,095.71
October 2022	$47,554,815.37
November 2022	$46,340,256.64
December 2022	$45,025,801.81
January 2023	$43,800,686.63
February 2023	$42,570,458.40
March 2023	$41,052,136.00
April 2023	$39,810,429.86
May 2023	$38,469,592.79
June 2023	$37,217,104.94
July 2023	$35,865,790.03
August 2023	$34,602,430.99
September 2023	$33,333,797.94
October 2023	$31,966,792.91
November 2023	$30,687,154.69
December 2023	$29,309,454.67
January 2024	$28,018,719.94
February 2024	$26,722,595.99
March 2024	$25,236,689.63
April 2024	$23,928,945.60
May 2024	$22,523,931.91
June 2024	$21,204,858.08
July 2024	$19,788,833.91
August 2024	$18,458,336.22
September 2024	$17,122,281.92
October 2024	$15,689,755.84
November 2024	$14,342,136.71
December 2024	$12,898,371.75
January 2025	$11,539,091.78
February 2025	$10,174,134.01
March 2025	$8,533,608.13
April 2025	$7,156,090.85
May 2025	$5,683,270.33
June 2025	$4,293,843.94
July 2025	$2,809,449.94
August 2025	$1,408,015.53
September 2025	$725.78
October 2025 and thereafter	$0.00

E-1

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	15
Important Notice About Information Presented in this Prospectus	15
Summary of Terms	23
Risk Factors	61
Description of the Mortgage Pool	158
Transaction Parties	264
Description of the Certificates	354
Description of the Mortgage Loan Purchase Agreements	393
Pooling and Servicing Agreement	403
Certain Legal Aspects of Mortgage Loans	516
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	534
Pending Legal Proceedings Involving Transaction Parties	538
Use of Proceeds	538
Yield and Maturity Considerations	538
Material Federal Income Tax Considerations	550
Certain State and Local Tax Considerations	564
Method of Distribution (Underwriter)	565
Incorporation of Certain Information by Reference	567
Where You Can Find More Information	568
Financial Information	568
Certain ERISA Considerations	568
Legal Investment	573
Legal Matters	574
Ratings	574
Index of Defined Terms	577

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$833,512,000
(Approximate)

Wells Fargo
Commercial Mortgage
Securities, Inc.

Depositor

WELLS FARGO
COMMERCIAL
MORTGAGE
TRUST 2016-C35
Issuing Entity

Commercial Mortgage
Pass-Through Certificates,
Series 2016-C35

Class A-1	$47,834,000
Class A-2	$58,672,000
Class A-3	$265,000,000
Class A-4	$227,377,000
Class A-SB	$67,132,000
Class A-S	$69,045,000
Class X-A	$785,060,000
Class X-B	$98,452,000
Class B	$49,865,000
Class C	$48,587,000

PROSPECTUS

Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner

Barclays
Co-Lead Manager and Joint Bookrunner

UBS Securities LLC
Co-Lead Manager and Joint Bookrunner

Academy Securities
Co-Manager

Societe Generale
Co-Manager

July 18, 2016